As filed with the Securities and Exchange Commission on September 8, 2006

Registration No. 333-122743

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO

FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in governing instruments)

2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000

(Address, including zip code, and telephone number, including, area code of principal executive offices)

The Corporation Trust, Inc.
300 East Lombard Street
Baltimore, Maryland  21202
(410) 539-2837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Robert H. Baum	Michael J. Choate, Esq.
Vice Chairman,	Shefsky & Froelich Ltd.
Executive Vice President and	111 East Wacker Drive
General Counsel	Suite 2800
The Inland Group, Inc.	Chicago, Illinois 60601
2901 Butterfield Road	(312) 836-4066
Oak Brook, Illinois 60523
(630) 218-8000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 4 consists of the following:

1. The Registrant’s final form of Prospectus dated August 31, 2005, previously filed pursuant to Rule 424(b)(3) on September 1, 2005 and refiled herewith;

2. Supplement No. 13 dated January 11, 2006 to the Prospectus dated August 31, 2005, previously filed as part of Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 1, which will be delivered as an unattached document along with the Prospectus and is refiled herewith;

3. Supplement No. 21 dated April 11, 2006 to the Prospectus dated August 31, 2005, previously filed as part of Post-Effective Amendment No. 2, which will be delivered as an unattached document along with the Prospectus and is refiled herewith;

4. Supplement No. 25 dated June 13, 2006 to the Prospectus dated August 31, 2005, previously filed as part of Post-Effective Amendment No. 3, which will be delivered as an unattached document along with the Prospectus and is refiled herewith;

5. Supplement No. 37 dated September 8, 2006, included herewith, which will be delivered as an unattached document along with the Prospectus, Supplement No. 13 dated January 11, 2006, Supplement No. 21 dated April 11, 2006 and Supplement No. 25 dated June 13, 2006. Supplement No. 37 supercedes and replaces the following prior supplements to the Prospectus:  Supplement No. 26 dated June 23, 2006; Supplement No. 27 dated June 27, 2006; Supplement No. 28 dated July 6, 2006; Supplement No. 29 dated July 14, 2006; Supplement No. 30 dated July 28, 2006; Supplement No. 31 dated July 31, 2006; Supplement No. 32 dated August 10, 2006; Supplement No. 33 dated August 21, 2006; Supplement No. 34 dated August 18, 2006; Supplement No. 35 dated August 24, 2006; and Supplement No. 36 dated September 1, 2006.

6. Part II, included herewith; and

7. Signatures, included herewith.

PROSPECTUS

INLAND AMERICAN REAL ESTATE TRUST, INC.

540,000,000 200,000	shares of common stock – maximum offering shares of common stock – minimum offering

We are a newly organized Maryland corporation sponsored by our affiliate Inland Real Estate Investment Corporation, or IREIC, formed to acquire primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada, either directly or by acquiring REITs or other “real estate operating companies.”  We are offering 500,000,000 shares of our common stock at a price of $10.00 per share on a “best efforts” basis through our affiliate, Inland Securities Corporation.  “Best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares.  We also are offering up to 40,000,000 shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.  In each case, the offering price was arbitrarily determined by our board of directors.  We intend to be taxed as a real estate investment trust, or REIT, beginning with the tax year ending December 31, 2005.  We expect that all shares of our common stock will be issued in book entry form only.

Investing in our common stock involves a high degree of risk.  You should purchase our common stock only if you can afford a complete loss of your investment.  See “Risk Factors” beginning on page 17.  Material risks of an investment in our common stock include:

•      our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate

•      our business manager could recommend investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets

•      we have no prior operating history

•      the number and value of real estate assets we can initially acquire will depend on the proceeds raised in this offering

•      employees of our business manager, property managers and two of our directors are also employed by IREIC or its affiliates and will face competing demands for their time and service and may have conflicts in allocating their time to our business

•      we may borrow up to 300.0% of our net assets, and principal and interest payments will reduce the funds available for distribution

•      we will pay significant fees to our business manager, property managers and other affiliates of IREIC

•      there is no market for our shares and we do not expect to list our shares in the near future

•      this is a “blind pool” offering because we have not yet acquired any properties

•      we do not have any employees and will rely entirely on our business manager and property managers to manage our business and assets

•      our articles limit a person from owning more than 9.8% of our common stock without prior approval of our board

•      we may fail to qualify as a REIT

Inland Securities, our dealer manager, is a member of the National Association of Securities Dealers, Inc.  The dealer manager must sell at least 200,000 shares, if any are sold, and will use its best efforts to sell the remaining 539,800,000 shares.  This offering will end no later than August 31, 2006, unless we elect to extend it to a date no later than August 31, 2007, in any jurisdiction that allows us to extend.  The minimum purchase requirement generally is 300 shares at a price of $10.00 per share ($3,000) for individuals and 100 shares at a price of $10.00 per share ($1,000) for tax-exempt entities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.  The use of forecasts in this offering is prohibited.  Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or the future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

No one is authorized to make any statements about this offering different from those that appear in this prospectus.  We will accept subscriptions only from people who meet the suitability standards described in this prospectus.  The description of our Company contained in this prospectus was accurate as of August 31, 2005.  We will amend or supplement this prospectus if there is a material change in our affairs.

Prior to the time we sell at least 200,000 of shares of our common stock, your subscription payments will be placed in an account held by LaSalle Bank, N.A. as escrow agent.  If we are not able to sell at least 200,000 shares by August 31, 2006, we will terminate this offering and your funds in the escrow account, including any interest earned on your funds, will be returned to you within ten (10) business days.

	Per Share	Minimum Offering	Maximum Offering
Public offering price, primary shares	$10.00	$2,000,000	$5,000,000,000
Public offering price, distribution reinvestment plan	$9.50		$380,000,000
Commissions(1)	$1.05	$210,000	$525,000,000
Proceeds, before expenses(2), to us	$8.95	$1,790,000	$4,855,000,000

(1) Commissions are paid only for primary shares offered on a “best efforts” basis and are composed of a 7.5% selling commission, a 2.5% marketing contribution and a 0.5% due diligence expense allowance.

(2) Organization and offering expenses, excluding commissions, may not exceed 4.5% of the gross offering proceeds.  These expenses include registration and filing fees, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses.  Total organization and offering expenses, including commissions, may not exceed 15.0% of the gross offering proceeds.

The date of this prospectus is August 31, 2005.

FOR RESIDENTS OF MICHIGAN ONLY

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE OFFICE OF FINANCIAL AND INSURANCE SERVICES, SECURITIES SECTION, MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH.  THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED HEREIN ARE TRUE AND CAN BE SUBSTANTIATED.  THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION.  THERE IS NO ASSURANCE AS TO HOW MANY SHARES WE WILL SELL.

WE HAVE NOT YET ENGAGED IN BUSINESS.  THE SECURITIES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK.  THE OFFERING PRICE HAS BEEN ARBITRARILY SELECTED BY US.  NO MARKET EXISTS FOR THESE SECURITIES, AND UNLESS A MARKET IS ESTABLISHED, YOU MIGHT NOT BE ABLE TO SELL THEM.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE DEPARTMENT AT 611 WEST OTTAWA, P.O. BOX 30701, LANSING, MICHIGAN 48909-8201, OR BY TELEPHONE AT (877) 999-6442.

FOR RESIDENTS OF NEW YORK ONLY

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.  SUBJECT TO THE CONDITIONS SPECIFIED IN THIS PROSPECTUS, THE COMPANY WILL PLACE INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE TIME THE COMPANY SELLS AT LEAST 200,000 SHARES OF ITS COMMON STOCK.

FOR RESIDENTS OF PENNSYLVANIA ONLY

BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $250,000,000, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY

ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

WE WILL PLACE ALL PENNSYLVANIA INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE COMPANY HAS RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $250,000,000, OR FOR AN ESCROW PERIOD OF 120 DAYS, WHICHEVER IS SHORTER.

IF THE COMPANY HAS NOT RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $250,000,000 BY THE END OF THE ESCROW PERIOD, THE COMPANY MUST:

A.  RETURN THE PENNSYLVANIA INVESTORS’ FUNDS WITHIN 15 CALENDAR DAYS OF THE END OF THE ESCROW PERIOD; OR

B.  NOTIFY THE PENNSYLVANIA INVESTORS IN WRITING BY CERTIFIED MAIL OR ANY OTHER MEANS WHEREBY RECEIPT OF DELIVERY IS OBTAINED WITHIN 10 CALENDAR DAYS AFTER THE END OF THE ESCROW PERIOD, THAT THE PENNSYLVANIA INVESTORS HAVE A RIGHT TO HAVE THEIR INVESTMENT RETURNED TO THEM.  IF AN INVESTOR REQUESTS THE RETURN OF SUCH FUNDS WITHIN 10 CALENDAR DAYS AFTER RECEIPT OF NOTIFICATION, THE COMPANY MUST RETURN SUCH FUNDS WITHIN 15 CALENDAR DAYS AFTER RECEIPT OF THE INVESTOR’S REQUEST.

NO INTEREST IS PAYABLE TO AN INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF THE INITIAL 120-DAY ESCROW PERIOD.  ANY PENNSYLVANIA INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF ANY SUBSEQUENT 120-DAY ESCROW PERIOD WILL BE ENTITLED TO RECEIVE INTEREST EARNED, IF ANY, FOR THE TIME THAT THE INVESTOR’S FUNDS REMAIN IN ESCROW COMMENCING WITH THE FIRST DAY AFTER THE INITIAL 120-DAY ESCROW PERIOD.

WHO MAY INVEST

In order to purchase shares of our common stock, you must:

•                                          satisfy the minimum suitability standards for investors; and

•                                          offer to purchase the minimum required number of shares at a price of $10.00 per share.

SUITABILITY STANDARDS

Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means, you have no immediate need for liquidity in your investment and you can bear the complete loss of your investment.

We have established financial suitability standards for investors interested in purchasing shares of our common stock.  In addition, residents of some states must meet higher suitability standards.  These standards require you to meet the applicable criteria below.  In determining your net worth, do not include your home, home furnishings or automobile.

Investors with investment discretion over the assets of an employee benefit plan covered by ERISA should carefully review the information in the section entitled “ERISA Considerations.”

MINIMUM SUITABILITY STANDARDS FOR INVESTORS

•                                          Minimum net worth of at least $150,000; or

•                                          Minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

Standards for South Carolina Residents:

•                                          Minimum net worth of at least $150,000; or

•                                          Minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

Standards for Maine Residents:

•                                          Minimum net worth of at least $200,000; or

•                                          Minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

Standards for Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee Residents:

•                                          Minimum net worth of at least $225,000; or

•                                          Minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

Standards for Massachusetts or Ohio Residents:

•                                          Minimum net worth of at least $250,000; or

•                                          Minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Standards for New Hampshire Residents:

•                                          Minimum net worth of at least $250,000; or

•                                          Minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

Standards for California, Kansas, Massachusetts, Missouri, Nebraska, Ohio or Pennsylvania Residents:

•                                          In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed ten percent (10.0%) of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

MINIMUM PURCHASE

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of three hundred (300) shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of one hundred (100) shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Internal Revenue Code;

•                                          trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•                                          a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•                                          an IRA that meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten (10) shares of common stock at a price of $10.00 per share for a total purchase price of $100.  This minimum investment amount for future purchases will not apply to purchases of shares through our distribution reinvestment plan.

DISTRIBUTION IN CANADA

Shares of our common stock also may be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

Page

PROSPECTUS SUMMARY	1
Inland American Real Estate Trust, Inc.	1
Risk Factors	1
Our Sponsor, Business Manager, Dealer Manager, Property Managers and The Inland Group, Inc.	2
Description of Real Estate Investments	4
We May Borrow Money	4
Estimated Use of Proceeds of Offering	4
Conflicts of Interest	4
Compensation To Be Paid To Our Affiliates	6
Investment Objectives	9
Distribution Policy	9
ERISA Considerations	9
Shares Sold Before the Offering	9
Stockholder Voting Rights and Limitations	9
Restriction on Share Ownership	10
Terms of the Offering	10
Appropriateness of Investment	10
Distribution Reinvestment Plan	10
Estimated Use of Proceeds	12

QUESTIONS AND ANSWERS ABOUT THE OFFERING	13

RISK FACTORS	17
Risks Related to the Offering	17
We have no prior operating history and the prior performance of programs sponsored by IREIC may not be an accurate barometer of our future results.	17
There is no public market for our shares, the offering price was arbitrarily established and you may not be able to sell your shares at a price that equals or exceeds the offering price.	17
This is a “blind pool” offering and you will not have the opportunity to evaluate our investments before we make them.	17
This is a “best efforts” offering and if we are unable to raise substantially more than the minimum offering, the number and type of investments will be limited.	18
Our share repurchase program may be amended, suspended or terminated by our board of directors at any time without stockholder approval, reducing the potential liquidity of your investment.	18
Risks Related to Our Business	18
We compete with numerous other parties or entities for real estate assets and tenants.	18
Delays in locating suitable investments could adversely affect the return on your investment.	19
Your interest in us will be diluted if we issue additional shares.	19
Your investment will be directly affected by general economic and regulatory factors that impact real estate investments.	20

v

We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets and, therefore, may be subject to the risks associated with mortgage-related securities.	20
Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.	21
We will compete with real estate investment programs sponsored by IREIC for the time and services of personnel.	21
There are conflicts of interest between us and affiliates of our sponsor that may affect our acquisition of properties and financial performance.	21
If we are unable to borrow at favorable rates, we may not be able to acquire new properties, REITs or other real estate operating companies, which could reduce our income and the amount of distributions that we can make to you.	22
Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.	22
If we do not have sufficient working capital, we will have to obtain financing from other sources.	22
We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.	22
To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.	23
The total amount we may borrow is limited by our articles of incorporation.	24
We may lend money to affiliates of, or entities sponsored by, IREIC.	24
There are inherent risks with real estate investments.	24
We will depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect.	24
We may incur additional costs in acquiring or re-leasing properties.	25
We may be restricted from re-leasing space.	25
We may be unable to sell assets if or when we decide to do so.	25
We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.	25
The availability and timing of cash distributions is uncertain and there is no assurance that sufficient cash will be available to pay distributions.	26
Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to forgo or defer its business management fee.	26
Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.	26
An increase in real estate taxes may decrease our income from properties.	27
Uninsured losses or premiums for insurance coverage may adversely affect your returns.	27
Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks.	27
The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us.	27

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.	28
Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.	28
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.	29
The costs associated with complying with the Americans With Disabilities Act may reduce the amount of cash available to distribute to you.	29
Sale leaseback transactions may be recharacterized in a manner unfavorable to us.	30
We may have increased exposure to liabilities as a result of any participation by us in Section 1031 Exchange Transactions.	30
Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.	30
There is no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time.	31
If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.	31
Maryland law and our organizational documents limit your right to bring claims against our officers and directors.	31
Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a “control premium” for your shares.	31
Our articles place limits on the amount of common stock that any person may own without the prior approval of our board of directors.	32
Our articles permit our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.	33
Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”	33
Risks Related to Our Business Manager, Property Managers and their Affiliates	33
We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC.	33
Our Business Manager will receive fees based upon our invested assets and, in certain cases, the purchase price for these assets, and may recommend that we make investments in an attempt to increase its fees.	34
We will pay significant fees to our Business Manager, Property Managers and other affiliates of our sponsor, IREIC, and cannot predict the amount of fees to be paid.	34
IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Property Managers.	34
We may acquire real estate assets from affiliates of IREIC in transactions in which the price will not be the result of arm’s length negotiations.	35
We may purchase real estate assets from persons who have prior business relationships with affiliates of IREIC. Our interests in these transactions may be different from the interests of affiliates in these transactions.	35
We have the same legal counsel as our dealer manager and certain of its affiliates.	35
Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.	35

Federal Income Tax Risks	35
If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected.	35
Distributions to tax-exempt investors may be classified as unrelated business tax income.	36
Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.	36
If our assets are deemed to be ERISA plan assets, our Business Manager and we may be exposed to liability under Title I of ERISA and the Internal Revenue Code.	36
There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.	37
The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares.	37
You may have tax liability on distributions that you elect to reinvest in our common stock.	38
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available to pay distributions to you.	38
Equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.	38

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	39

SELECTED FINANCIAL DATA	40

CAPITALIZATION	40

COMPENSATION TABLE	40
Nonsubordinated Payments	41
Subordinated Payments	48

ESTIMATED USE OF PROCEEDS	51

PRIOR PERFORMANCE OF IREIC AFFILIATES	52
Prior Investment Programs	52
Summary Information	53
Publicly Registered REITs	55
Private Partnerships	60
1031 Exchange Private Placement Offering Program	61

MANAGEMENT	79
Board of Directors	79
Inland Affiliated Companies	79
Our Directors and Executive Officers	82
Committees of Our Board of Directors	86
Compensation of Directors and Officers	86
Compensation of Executive Officers	87
Our Business Manager	88
Our Property Managers	88
The Business Management Agreement	90
Property Management Agreements	95

Property Acquisition Agreement	96
Business Combinations	97
Inland Securities Corporation	98

CONFLICTS OF INTEREST	103
Our Business Manager and Property Managers will share employees with IREIC, its affiliates and other REITs sponsored by IREIC.	103
We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC.	103
Our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based upon our invested assets and, in certain cases, the purchase price paid to acquire these assets.	103
We compete with other REITs sponsored by IREIC for shopping centers and single tenant net-leased properties.	104
We may acquire real estate assets from affiliates of IREIC.	104
We may purchase real estate assets from persons who have prior business relationships with affiliates of IREIC. Our interests in these transactions may be different from the interests of affiliates in these transactions.	104
Our Business Manager may have conflicting fiduciary obligations if we acquire real estate assets from affiliates of IREIC.	105
Inland Securities, the dealer manager of this offering, is an affiliate of IREIC.	105

PRINCIPAL STOCKHOLDERS	106

BUSINESS AND POLICIES	107
Investment Strategy	107
Acquisition Standards	108
Borrowing	109
Joint Ventures and Other Co-Ownership Arrangements	109
Change in Investment Objectives and Policies	109
Appropriateness of Investment	110
Investment Limitations	110
Appraisals	111
Return of Uninvested Proceeds	111
Exchange Listing and Liquidity Events	111
Construction and Development Activities	112
Competition	112
Insurance	112
Government Regulations	113
Other Policies	113

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION and results of operations	115
General	115
Liquidity and Capital Resources	116
Results of Operations	116
Inflation	116
Critical Accounting Policies	116
Distributions	119
Offering and Operational Fees and Expenses	119
Funds from Operations	119
Quantitative and Qualitative Disclosures about Market Risk	119

x

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus.  Because this is a summary, it does not contain all information that may be important to you.  You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock.

Inland American Real Estate Trust, Inc.

We are a newly-organized Maryland corporation.  We will elect to be taxed as a REIT for federal and state income tax purposes beginning with the tax year ending December 31, 2005.  In general, a REIT is an entity that:

•                                          combines the capital of many investors to, among other things, acquire or invest in commercial real estate;

•                                          allows individual investors to invest in a real estate portfolio under professional management through the purchase of interests, typically shares;

•                                          must pay distributions to its stockholders equal to at least ninety percent (90.0%) of its “REIT taxable income;” and

•                                          is not typically subject to federal corporate income taxes, thus eliminating the “double taxation” (both corporate and stockholder level taxes) generally applicable to a corporation.

For additional discussion regarding REITs and REIT qualification, see “Federal Income Tax Considerations” below.

Risk Factors

An investment in our shares involves significant risks.  If we are unable to effectively manage these risks, we may not meet our investment objectives and you may lose some or all of your investment.  See “Risk Factors” beginning on page 17 below.  The following is a summary of the material risks that we believe are most relevant to an investment in shares of our common stock.  These risks are generally listed in order of priority.

•                                          Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed or undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type.

•                                          We may borrow up to 300.0% of our net assets, and principal and interest payments will reduce the funds available for distribution to our stockholders.

•                                          Our Business Manager could recommend that we make investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets.  Further, because we will pay our Business Manager a fee when we acquire a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs and real estate operating companies even if fee interests in real estate assets generate better returns.

•                                          We will pay significant fees to affiliates of our sponsor including our Business Manager and Property Managers.

•                                          We have no prior operating history and there is no assurance that we will be able to successfully implement our strategies.

•                                          There is no market for our shares and no assurance that one will develop.  We do not expect that our shares will be listed for trading on a national securities exchange or included for quotation on a national market system in the near future.  You will not, therefore, be able to easily resell any shares that you may purchase in this offering.  Any shares that you are able to resell may be sold at prices less than the amount you paid for them.

•                                          This is a “blind pool” offering because we have not acquired, or entered into any agreements to acquire, any real estate assets.

•                                          The number and value of properties, entities or other real estate assets we can initially acquire will depend on the proceeds raised in this offering.

•                                          We do not have any employees and will rely entirely on our Business Manager and Property Managers to manage our business and assets.

•                                          Employees of our Business Manager, Property Managers and two of our directors, Ms. Gujral and Mr. Parks, are also employed by IREIC or its affiliates and will face competing demands for their time and service and may have conflicts in allocating their time to our business.  Ms. Gujral and Mr. Parks also serve as our president and chairman of the board, respectively.

•                                          Our articles limit a person from owning more than 9.8% of our common stock without the prior approval of our board of directors.

•                                          We may fail to qualify as a REIT.

Our Sponsor, Business Manager, Dealer Manager, Property Managers and The Inland Group, Inc.

Our sponsor and affiliate, Inland Real Estate Investment Corporation, or IREIC, is a subsidiary of The Inland Group, Inc.  The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate such as property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over thirty-five years.  Various affiliates of IREIC will be involved in our operations.  Our Business Manager, Inland American Business Manager & Advisor, Inc., referred to herein as our Business Manager, is a wholly owned subsidiary of IREIC.  The dealer manager of this offering is Inland Securities Corporation, which also is a wholly owned subsidiary of IREIC.  Our four property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, which we refer to collectively herein as our Property Managers, are indirect wholly owned subsidiaries of corporations currently owned by the four individuals owning substantially all of the outstanding voting stock of The Inland Group.  Inland Real Estate Acquisitions, Inc., an indirect wholly owned subsidiary of The Inland Group, will provide acquisition services to us from time to time.  Our office, as well as the executive offices of The Inland Group, our Business Manager, our Property Managers and Inland Real Estate Acquisitions, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

Our board of directors is responsible for overseeing our business.  Our board, including a majority of our independent directors, must approve certain actions.  Those matters are set forth in our Third Articles of Amendment and Restatement referred to herein as the “articles” or the “articles of incorporation.”  We have seven members on our board of directors, four of whom are independent of IREIC and its affiliates.  These independent directors are responsible for reviewing the performance of our Business Manager and Property Managers.  All of our directors are elected annually by our stockholders.  Although we have executive officers, we do not have any paid employees.  We will reimburse our Business Manager and Property Managers for certain expenses, described herein.

The following chart depicts the services that affiliates of our sponsor will render to us and our organizational structure:

Description of Real Estate Investments

We expect to use substantially all of the net proceeds from this offering to acquire commercial real estate located in the United States and Canada, including REITs or other real estate operating companies.  We will focus on properties or entities owning properties such as:

•                                          shopping or retail centers;

•                                          malls;

•                                          multi-family apartment buildings; and

•                                          office and industrial buildings.

Our investment policies and strategies do not require us to invest any specific amount or percentage of assets in any one type of investment.  Further, we do not expect to adopt any policies as to the amount or percentage of assets that will be invested in commercial real estate, entities owning commercial real estate or other real estate assets such as collateralized mortgage-backed securities.  Because we do not identify, and have not yet identified, any specific real estate assets to purchase, this is considered to be a “blind pool” offering.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding “blind pool” offerings.  After we commence this offering, we will supplement this prospectus to describe any material acquisitions.

We May Borrow Money

We expect to finance a portion of the purchase price of any asset including a REIT or other real estate operating company that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other lenders, including lenders affiliated with our sponsor.  We expect that any money we borrow will be the subject of a written loan agreement and secured by a mortgage or other interest in the real estate.  The interest we pay on our loans may be fixed or variable.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.  Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan.  As a matter of policy, the aggregate borrowings secured by all of our assets will not exceed fifty-five percent (55.0%) of their combined fair market value.  For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  Our articles limit the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed three hundred percent (300.0%) of our net assets unless the board determines that a higher level is appropriate.  The loan agreements with our lenders may impose additional restrictions on the amount we may borrow.  See “Risk Factors – Risks Related to Our Business” for additional discussion of our borrowings.

Estimated Use of Proceeds of Offering

We anticipate investing approximately 87.0% of the gross proceeds of this offering, assuming the maximum amount is sold, in real estate assets.  The remaining offering proceeds will be used to pay selling commissions, fees and the costs of this offering and to fund a working capital reserve.

Conflicts of Interest

Conflicts of interest exist between us and other entities including REITs sponsored by IREIC, including Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc., and Inland

Real Estate Corporation with respect to certain properties.  Inland Retail Real Estate Trust, Inc. purchases neighborhood and community shopping centers located generally east of the Mississippi River.  Inland Western Retail Real Estate Trust, Inc. purchases the same type of shopping centers located generally west of the Mississippi River.  Inland Real Estate Corporation is in the business of purchasing this type of shopping center located within 400 miles of Oak Brook, Illinois.  Each of these entities also may purchase single tenant net-leased properties located anywhere in the United States.  Although we too may purchase shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area.  In addition, we may purchase REITs or other real estate operating companies.

Other conflicts of interest include:

•                                          the fact that our Business Manager and Property Managers will share employees with IREIC, its affiliates and other REITs sponsored by IREIC.  These individuals will face competing demands for their time and services and may have conflicts in allocating their time between our business and the business of these other entities.  IREIC also may face a conflict of interest in allocating personnel and resources between its affiliates and our Business Manager and Property Managers;

•                                          the fact that we do not have arm’s length agreements with our Business Manager, Property Managers or any other affiliates of IREIC;

•                                          the fact that our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based on our investments and, therefore, may benefit from us retaining our assets or leveraging our assets while our stockholders may be better served by sale or disposition of, or not leveraging, the assets.  Our Business Manager also could recommend investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets, or recommend the purchase of one type of investment if the fees paid on that investment are greater than the fees paid on another type of investment;

•                                          the fact that we compete with other REITs sponsored by IREIC for shopping centers and single tenant net-leased properties.  We, along with each of these REITs, rely to some degree on Inland Real Estate Acquisitions, or IREA, to identify and assist in acquiring real estate assets.  Under the property acquisition agreement we have entered into with IREA, we have been granted a right of first refusal to acquire all properties, REITs or other real estate operating companies that it identifies, acquires or obtains the right to acquire, subject to the prior rights granted by IREA to the other REITs sponsored by IREIC to acquire shopping centers and single tenant net-leased properties.  See “Management – Property Acquisition Agreement” for a more detailed discussion of the property acquisition agreement;

•                                          the possibility that we may acquire real estate assets from companies that are owned, managed or advised by affiliates of IREIC or that compete with these affiliates for properties or that have a pre-existing relationship with these affiliates, any of which may result in a conflict of interest between our business and that of these affiliates; and

•                                          the fact that Inland Securities, our dealer manager, is an affiliate of IREIC and is not, therefore, independent.

Compensation To Be Paid To Our Affiliates

We intend to pay fees to Inland Securities, our Business Manager, our Property Managers, The Inland Group and their affiliates.  We also will reimburse these entities for expenses incurred in performing services on our behalf.

Set forth below is a summary of the most significant fees and expenses we expect to pay these entities.  For purposes of illustrating offering stage fees and expenses, we have assumed that we sell the maximum of 500,000,000 shares in the “best efforts” portion of this offering at $10.00 per share.  We have not given effect to any special sales or volume discounts that could reduce selling commissions.  We will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

Type of Compensation

Offering Stage

Selling Commission	7.5% of the sale price for each share

Estimated maximum: $375,000,000

Marketing Contribution	2.5% of the gross offering proceeds

Estimated maximum: $125,000,000

Due Diligence Expense Allowance	0.5% of the gross offering proceeds

Estimated maximum:$25,000,000

Reimbursable Expenses and Other Expenses of Issuance

We will reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering. If we sell at least the minimum offering, our Business Manager has agreed to pay any organization and offering expenses that exceed fifteen percent (15.0%) of the gross offering proceeds.

Operational Stage

Acquisition Expenses

We will reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the assets; provided that we may not reimburse expenses, when combined with any acquisition fees that may be paid, greater than six percent (6.0%) of the contract price of any real estate asset acquired or, in the case of a loan, six percent (6.0%) of the funds advanced. The actual amount depends on each asset and cannot be determined at this time.

Acquisition Fee

We will pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee will be equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest. The actual amount depends on the amount invested in each asset and cannot be determined at this time.

Property Management Fee

For each property managed directly by any of our Property Managers, their affiliates or agents, we will pay the applicable Property Manager a monthly fee equal to a total of four and one-half percent (4.5%) of the gross income from each property. The actual amount depends on the gross income generated and cannot be determined at the present time.

Oversight Fee

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we will pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property. In no event will our Property Managers receive both a property management fee and an oversight fee with respect to a particular property. The actual amount depends on the gross income generated and cannot be determined at the present time.

Business Management Fee

After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” we will pay our Business Manager an annual business management fee of up to one percent (1.0%) of our “average invested assets.” Separate and distinct from any business management fee, we also will reimburse our Business Manager or its affiliates for all expenses paid or incurred on our behalf including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager. The actual amount depends on the amount of our assets and distributions paid to our stockholders and cannot be determined at the present time.

Incentive Fee

After our stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets. The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at the present time.

Interest Expense

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates. The actual amount of interest paid will depend on the amount borrowed and the interest rate prevailing at the time. We cannot determine the amount at this time.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages

We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we will pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation. The actual amount depends on results of operations and cannot be determined at the present time.

Ancillary Services Reimbursements

We will reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. The actual amount depends on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

Liquidation Stage

Property Disposition Fee

We may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. in an amount equal to the lesser of: (1) three percent (3.0%) of the contract sales price of the property; or (2) fifty percent (50.0%) of the customary commission which would be paid to a third party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to six percent (6.0%) of the contract sales price. The actual amounts to be received depend upon the sale price of our properties and, therefore, cannot be determined at the present time.

Investment Objectives

Our investment objectives are:

•                                          to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

•                                          to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.

To achieve these objectives, we intend to selectively acquire and actively manage investments in commercial real estate.  To the extent we sell assets, we intend to reinvest the sale proceeds.  See the “Business and Policies” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

We intend to make regular cash distributions to our stockholders, typically on a monthly basis.  The actual amount and timing of distributions will be determined by our board of directors in its discretion and will depend typically on the amount of funds available for distribution after reserves and capital expenditures, current and projected cash requirements, and tax considerations.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the amount and timing of distributions.  Although our distribution rate and payment frequency may vary from time to time, to remain qualified as a REIT, we must distribute at least ninety percent (90.0%) of our “REIT taxable income” each year.  See the “Description of Securities” and the “Federal Income Tax Considerations – Annual Distribution Requirements” herein for a more complete description of our distribution policy.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code.  ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans.  Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus carefully.

Shares Sold Before the Offering

This is our initial public offering.  We previously issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to IREIC, our sponsor, in connection with our formation.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders to elect directors or conduct other business matters that may be presented at these meetings.  We also may call special meetings of stockholders from time to time.  The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including electing our directors.

Restriction on Share Ownership

Our articles contain restrictions on the number of shares any one person or group may own.  Specifically, no person or group may own or control more than 9.8% of our outstanding shares.  These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding restrictions on share ownership.

Terms of the Offering

We are offering a minimum of 200,000 shares and a maximum of 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis.  We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.  We also may issue up to 75,000 shares pursuant to the exercise of options which may be granted under our independent director stock option plan.  A “best efforts” offering is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered.  No specified number of securities are, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

The offering price of our shares was arbitrarily determined by our board of directors in its sole discretion.  Our board of directors determined the offering price based upon the offering price of other REITs organized by our sponsor, the offering price of other REITs that do not have a public trading market and the recommendation of Inland Securities, our dealer manager.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the offering price of our shares.

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You seek regular distributions because we intend to make regular cash distributions to our stockholders, typically on a monthly basis.

•                                          You seek a hedge against inflation because we intend to enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

•                                          You seek to preserve your capital with appreciation because we intend to acquire a portfolio of diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.

Distribution Reinvestment Plan

We also are offering up to 40,000,000 shares to be sold to stockholders who participate in our distribution reinvestment plan.  You may participate in the plan by reinvesting distributions in additional shares of our common stock at a purchase price per share equal to $9.50.  Distributions may be fully reinvested because the distribution reinvestment plan permits fractional shares to be purchased and credited to participant accounts.  If you participate, you will be taxed on income attributable to the reinvested distributions.  Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions.  As a result, you may have a tax liability without receiving cash distributions to pay the tax liability.  Our board may terminate or amend the plan, including increasing the per share purchase price, in its sole discretion at any time on ten (10) days notice to plan participants.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our distribution reinvestment plan.

Estimated Use of Proceeds

The amounts listed in the table below represent our best good faith estimate of the use of offering proceeds.  The organization and offering expenses may not be greater than fifteen percent (15.0%) of the “Gross Offering Proceeds.”  The estimates may not accurately reflect the actual receipt or application of the offering proceeds.  Although we estimate total organization and offering expenses will be less than the total permitted in the case of the “maximum offering,” actual organization and offering expenses may total fifteen percent (15.0%) of the gross offering proceeds.  The first scenario assumes we sell the minimum of 200,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The second scenario assumes we sell the maximum of 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario.  In addition, we will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100.00%	$5,000,000,000	100.00%
Less Expenses:
Selling Commissions	$150,000	7.50%	$375,000,000	7.50%
Marketing Contribution	$50,000	2.50%	$125,000,000	2.50%
Due Diligence Expense Allowance	$10,000	0.50%	$25,000,000	0.50%
Organization and Offering Expenses(1)	$90,000	4.50%	$50,500,000	1.01%
TOTAL EXPENSES:	$300,000	15.00%	$575,500,000	11.51%
Gross Amount Available	$1,700,000	85.00%	$4,424,500,000	88.49%
Less:
Working Capital Reserve	$20,000	1.00%	$50,000,000	1.00%
Estimated Acquisition Fees and Expenses(2)	$10,000	0.50%	$25,000,000	0.50%
NET CASH AVAILABLE FOR INVESTMENT:	$1,670,000	83.50%	$4,349,500,000	86.99%

(1)          Organization and offering expenses were estimated by us in reliance on the prior experience of IREIC, our sponsor, in sponsoring three other REIT programs.  Organization and offering expenses include amounts for Securities and Exchange Commission registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses.

(2)          Acquisition fees and expenses are estimated for illustrative purposes only.  The actual amount of acquisition fees and expenses cannot be determined at the present time and will depend on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the aggregate amount borrowed, if any, to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

As of August 31, 2005, IREIC was our only stockholder.  On October 20, 2004, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to IREIC in connection with our formation.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

Q:  What is Inland American Real Estate Trust, Inc.?

A:  Inland American Real Estate Trust, Inc., which we sometimes refer to as the Company, was formed on October 4, 2004 to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  We may acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  See “Management — Property Acquisition Agreement” for a more complete definition of “real estate operating company.”  We also may invest in other real estate assets such as collateralized mortgage-backed securities.  Investments in collateralized mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk.  See “Risk Factors — Risks Related to Our Business” for a more detailed discussion of these risks.  In addition, we may make loans to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to eighty-five percent (85.0%) of the appraised value of the property or the entity securing the loan.  We will not have any employees but instead will be managed by our Business Manager, Inland American Business Manager & Advisor, Inc.  We intend to be taxed as a REIT for federal and state income tax purposes.

Q:  What kind of offering is this?

A:  We are offering a minimum of 200,000 shares and a maximum of 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis.  We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.

Q:  How does a “best efforts” offering work?

A:  A “best efforts” offering means that an underwriter, broker-dealer, including our dealer manager or any soliciting dealer, or other person may, but is not obligated to, purchase any specific number or dollar amount of shares provided that the purchases comply with NASD regulations.  Therefore, we cannot guarantee the sale of any minimum number of shares.  Prior to the time we sell at least 200,000 shares, subscription payments will be placed in an escrow account with our escrow agent, LaSalle Bank, N.A.  If we are not able to sell at least 200,000 shares by August 31, 2006, which is one year from the original effective date of this prospectus, we will terminate this offering and all funds in the escrow account, including any interest earned on the funds, will be returned to subscribers within ten (10) business days following the termination date.  Common stock purchased by any of our officers, directors or affiliates, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering.  If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, in the form attached to this prospectus as Appendix C-1 and pay for the shares at the time you subscribe.  If you purchase shares after the minimum offering amount is sold, the escrow agent will hold your funds, along with those of other similar subscribers, until we accept your subscription.  Generally, we accept or reject subscriptions within ten (10) days of receipt.

Q:  How long will the offering last?

A:  This offering will not last beyond August 31, 2006 unless we decide to extend the offering until not later than August 31, 2007, in any jurisdiction that allows us to extend the offering.  All jurisdictions, except California, Florida, Maine, Ohio, Guam and Puerto Rico, allow us to extend the offering for an additional year either automatically or by paying a renewal fee.  We will notify investors of any extension via a supplement to this prospectus.

Q:  Who can buy shares?

A:  Anyone who receives this prospectus can buy shares provided that they satisfy the minimum suitability standards described elsewhere in this prospectus and offer to purchase the minimum required number of shares at a price of $10.00 per share.

Q:  Will I receive a stock certificate?

A:  No, unless expressly authorized by our board of directors.  In this offering, we anticipate that all common stock will be issued in book entry form only.  The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q:  Will fractional shares be issued?

A:  We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.  Otherwise, only whole shares of common stock will be sold in this offering.

Q:  Is there any minimum required investment?

A:  Yes.  Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000.  The minimum amount of any subsequent investments will be $100.

Q:  After I subscribe for shares, can I change my mind and withdraw my money?

A:  Prior to the time we sell at least 200,000 shares or terminate the offering, you may rescind your subscription.  If you choose to rescind your subscription, all subscription payments held in escrow for your benefit will be returned to you by the escrow agent within ten (10) business days of being notified by us of your election to rescind.  You will not be able to rescind your subscription after we sell at least 200,000 shares.  Purchases of common stock by any of our officers, directors and affiliates, or by our managing dealer or any soliciting dealer, will not count toward satisfying the minimum offering.

Q:  If I buy shares in the offering, how can I sell them?

A:  We are not listing the shares for trading on any national securities exchange or quotation on a national market system and do not expect to do so in the near future.  A public market may never develop.  You may not be able to sell your shares when you desire or at a price equal to or greater than the offering price.

Our share repurchase program is designed to provide stockholders with limited, interim liquidity by enabling them to sell their shares back to us.  We may repurchase shares through the program, from time to time, at prices ranging from $9.25 per share for stockholders who have owned shares for at least one year to $10.00 per share for stockholders who have owned shares for at least four years.  Stockholders who have held their shares for at least one year may request that we repurchase any whole number of shares by submitting a written repurchase request to Ms. Roberta S. Matlin, Vice President of Administration, Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.  We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors.

Our obligation to repurchase shares under the share repurchase program is conditioned upon our having sufficient funds available to complete the repurchase.  We will use offering proceeds from our public offerings, as well as proceeds from our distribution reinvestment plan and other operating funds, if any, as the board, in its sole discretion, may reserve for the purpose of funding the share repurchase program.  In addition, we will limit the number of shares repurchased during any consecutive twelve (12) month period to five percent (5.0%) of the number of outstanding shares of common stock at the beginning of that twelve (12) month period.  The share repurchase program will be terminated if our shares become listed for trading on a national securities exchange or included for quotation on a national market system or if our board determines that it is in our best interest to terminate the share repurchase program.  We may amend or modify any provision of the program at any time in our board’s discretion.

Q:  What will you do with the proceeds from this offering?

A:  Our use of proceeds will depend on the number of shares sold in the offering.  After paying the fees and expenses of the offering, we plan to use the remaining proceeds to acquire interests in commercial real estate, including acquiring REITs or other “real estate operating companies,” and other real estate assets such as collateralized mortgage-backed securities.  In addition, we may make loans to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to eighty-five percent (85.0%) of the appraised value of the property or the entity securing the loan.  Aside from these requirements, we do not have, and do not expect to adopt, any policies as to the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC.  Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment.  Further, we do not expect to adopt any policies as to the amount or percentage of assets that will be invested in commercial real estate, entities owning commercial real estate or other real estate assets.  Prior to investing in commercial real estate, we will invest proceeds received from this offering in short-term, highly liquid investments.  These short-term investments typically yield less than investments in commercial real estate.  Assuming all 500,000,000 shares are sold at a price of $10.00 per share in the “best efforts” portion of the offering, we expect to have approximately $4,349,500,000 of net offering proceeds available for investment.  If the minimum of 200,000 shares is sold in the “best efforts” portion of the offering, we expect to have approximately $1,670,000 of net offering proceeds available for investment.

Q:  What is the experience of the officers and directors?

A:  Our management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse property types, as well as a broad range of experience in financing real estate assets.

Q:  How will you select investments and make investment decisions?

A:  Our Business Manager will have the authority, subject to the direction and oversight of our board of directors, to make all of our investment decisions.

Q:  If I buy shares, will I receive distributions and, if so, how often?

A:  We intend to make regular cash distributions to our stockholders, typically on a monthly basis.  The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of distributable funds, which will depend on items such as current and projected cash requirements and tax considerations.  As a result, our distribution rate and payment frequency may vary from time to time.  However, in order to remain qualified as a REIT, we must make distributions equal to at least ninety percent (90.0%) of our “REIT taxable income” each year.  We anticipate that distributions will commence no later than forty-five (45) days after the sale of the minimum offering.  During the early stages of our operations, we may not have sufficient cash on-hand to pay distributions.  Therefore, we may need to borrow funds to make cash distributions to you.  If the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital.

Q:  Are distributions I receive taxable?

A:  Yes, distributions that you receive will be considered ordinary income to the extent they come from current and accumulated earnings and profits.  However, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes.  These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment in effect deferring a portion of your tax until you sell your shares or we liquidate.  Because each investor’s tax implications are different, you should consult with your tax advisor.

Q:  When will I get my tax information?

A:  Your Form 1099 tax information will be mailed by January 31st of each year.

Q:  Do you have a reinvestment program through which I can reinvest my distributions in additional shares?

A:  Yes, our distribution reinvestment plan allows investors to reinvest distributions in additional shares at $9.50 per share.  The terms of this plan may, however, be amended or the plan terminated in the sole discretion of our board.

Q:  Who can help answer questions?

A:  If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

Inland Securities Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
Attention:  Ms. Roberta S. Matlin

RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following material risks and who are able to bear the risk of losing their entire investment.  You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to the Offering

We have no prior operating history and the prior performance of programs sponsored by IREIC may not be an accurate barometer of our future results.

We have no operating history.  You should not rely on the past performance of other real estate investment programs sponsored by IREIC to predict our future results.

There is no public market for our shares, the offering price was arbitrarily established and you may not be able to sell your shares at a price that equals or exceeds the offering price.

There is no public market for our shares and no assurance that one may develop.  We do not expect that our shares will be listed for trading on a national securities exchange or included for quotation on a national market system in the near future.  Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, subject to satisfying existing listing requirements.  Our board does not anticipate evaluating a listing until at least 2010.  Further, our articles limit a person or group from owning more than 9.8% of our common stock without prior approval of our board.  These restrictions may inhibit your ability to sell your shares.  Our board of directors arbitrarily determined the offering price in its sole discretion based on:

•                                          the offering price of other REITs organized by IREIC;

•                                          the range of offering prices of other REITs that do not have a public trading market; and

•                                          the recommendation of Inland Securities Corporation.

The offering price of our shares may be higher or lower than the price at which the shares would trade if they were listed on a national securities exchange or actively traded by dealers or marketmakers.  Further, there is no assurance that you will be able to sell any shares that you purchase in the offering at prices that equal or exceed the offering price, if at all.  You may lose money on any sale.  See “Plan of Distribution – General” for additional discussion regarding the offering price of our shares.

This is a “blind pool” offering and you will not have the opportunity to evaluate our investments before we make them.

Because we have not yet acquired or identified any real estate assets that we may acquire, we are not able to provide you with information that you may want to evaluate before deciding to invest in our shares.  Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed and undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type.  Our board has absolute discretion in implementing these policies and strategies, subject to the restrictions on investment objectives and policies set forth in our articles of incorporation.  See “Business and Policies – Investment Strategy” for additional discussion regarding our investment policies and strategies.

This is a “best efforts” offering and if we are unable to raise substantially more than the minimum offering, the number and type of investments will be limited.

If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in a less diversified portfolio in terms of the number and type of investments owned and the geographic regions in which our investments are located.  A total of 500,000,000 shares are being offered on a “best efforts” basis, meaning the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares.  As a result, we cannot assure you that we will sell anything more than the minimum offering amount.  Thus, the potential that our profitability will be affected by the performance of any one of our investments will increase.  Additionally, we are generally not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher, and our financial condition, results of operations and ability to pay distributions to you could be adversely affected.  In the event we sell only the minimum offering, we may not have sufficient funds to acquire any properties.

Prior to the time we sell the minimum offering, all subscription payments will be placed into an escrow account.  If we are not able to sell the minimum offering by August 31, 2006, we will terminate the offering and all funds in the escrow account, including any interest earned on these funds, will be returned to subscribers within ten (10) business days.  If we sell more than the minimum offering, subscription payments will be released to us only after we accept a subscriber’s subscription agreement.  Thus, subscription payments will not be immediately available to us for investment, which could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.  See “Distribution Reinvestment Plan and Share Repurchase Program – Share Repurchase Program” for additional discussion regarding amendments to, or suspension or termination of, our share repurchase program.

Our share repurchase program may be amended, suspended or terminated by our board of directors at any time without stockholder approval, reducing the potential liquidity of your investment.

Our share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us.  Our board of directors, however, may amend, suspend or terminate the share repurchase program at any time in its sole discretion without stockholder approval.  Any amendments to, or suspension or termination of, the share repurchase program may restrict or eliminate your ability to have us repurchase your shares and otherwise prevent you from liquidating your investment.

Risks Related to Our Business

We compete with numerous other parties or entities for real estate assets and tenants.

We will compete with numerous other persons or entities seeking to buy real estate assets including REITs or other real estate operating companies or to attract tenants to properties already owned.  These persons or entities may have greater experience and financial strength.  There is no assurance that we will be able to acquire real estate assets or attract tenants on favorable terms, if at all.  For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties.  All of these factors could adversely affect our results of operations, financial condition and ability to pay distributions to you.

Delays in locating suitable investments could adversely affect the return on your investment.

We could suffer from delays in locating suitable investments.  Delays may occur, for example, as a result of our relying on our Business Manager and its affiliates including Inland Real Estate Acquisitions at times when their employees are simultaneously seeking to locate suitable investments for other programs sponsored by IREIC.  Delays in selecting, acquiring and developing real estate assets could adversely affect your returns.  In addition, when we acquire a property prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space.  Therefore, cash flow attributable to those particular properties could be delayed.  If we are unable to invest our offering proceeds in income-producing real estate assets in a timely manner, our ability to pay distributions to you will be adversely affected.  As of the date of this prospectus, we have not identified specific real estate assets that we will purchase with the proceeds of this offering.  Because we are conducting this offering on a “best efforts” basis over several months, our ability to commit to purchase specific real estate assets will depend partially on the amount of net proceeds realized from this offering.  We also may experience delays as a result of selling shares or negotiating or obtaining the necessary purchase documentation to close an acquisition.  We will invest all proceeds we receive from this offering in short-term, highly-liquid investments until invested in real estate assets.  These short-term investments typically yield less than investments in commercial real estate.  We intend to use the principal amount of these investments, and any returns generated on these investments, to pay fees in connection with this offering and the expenses of our Business Manager, Property Managers and other affiliates of IREIC in connection with acquiring real estate assets for us.  Because cash generated by our short term investments may not be reinvested in additional short-term investments, our percentage return on short-term investments may, therefore, be less than the return an investor may otherwise realize by directly investing in similar types of short-term investments.

Your interest in us will be diluted if we issue additional shares.

Stockholders will not have preemptive rights to any shares issued by us in the future.  Our articles authorize us to issue 1.5 billion shares of capital stock, of which 1.46 billion shares will be designated as common stock and forty million (40,000,000) will be designated as preferred stock.  We may, in the sole discretion of our board:

•                                          sell additional shares in this or future offerings;

•                                          issue equity interests in a private offering of securities;

•                                          issue shares of our capital stock on the exercise of options granted to our independent directors or employees of our Business Manager, Property Managers, Inland Real Estate Acquisitions or its or their affiliates;

•                                          issue shares of our capital stock in exchange for real estate assets; or

•                                          issue shares of our capital stock to our Business Manager or Property Managers in connection with any business combination between us and either of them.

In addition, we may issue shares to our Business Manager or its designee to pay certain acquisition fees.  See “Description of Securities – Issuance of Additional Securities and Debt Instruments” for additional discussion regarding the issuance of additional shares.

Your investment will be directly affected by general economic and regulatory factors that impact real estate investments.

Because we will invest primarily in commercial real estate, our financial condition, results of operations and our ability to pay distributions to you will be directly affected by general economic and regulatory factors impacting real estate investments.  These factors are generally outside of our control.  Among the factors that could impact our real estate assets and the value of your investment are:

•                                          local oversupply, increased competition or reduced demand for real estate assets of the type that we will own;

•                                          financial market conditions;

•                                          inability to collect rent from tenants;

•                                          vacancies or inability to rent space on favorable terms;

•                                          inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•                                          adverse changes in the laws and regulations applicable to us;

•                                          the relative illiquidity of real estate investments;

•                                          changing market demographics;

•                                          an inability to acquire and finance properties on favorable terms;

•                                          acts of God, such as earthquakes, floods or other uninsured losses; and

•                                          changes or increases in interest rates and availability of permanent mortgage funds.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases, which could adversely affect our financial condition, results of operations and ability to pay distributions to you.

We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets and, therefore, may be subject to the risks associated with mortgage-related securities.

We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets.  There are various risks associated with mortgage-related assets including:

•                                          fluctuations in value due to changes in interest rates;

•                                          interest rate caps on adjustable mortgage-backed securities;

•                                          increases in levels of prepayments;

•                                          fluctuations in the market value of mortgage-backed securities;

•                                          increases in borrower defaults;

•                                          decreases in the value of property underlying mortgage-backed securities; and

•                                          conflicts between the debt structure used to acquire a mortgage and the debt structure of the mortgages.

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.

We may, in some instances, acquire real estate assets by using either existing financing or borrowing new monies.  Our articles generally limit the total amount we may borrow to three hundred percent (300.0%) of our net assets.  See “Summary of Our Organizational Documents – Restrictions on Borrowing” for additional discussion regarding these restrictions.  In addition, we may obtain loans secured by some or all of our properties or other assets to fund additional acquisitions or operations including to satisfy the requirement that we distribute at least ninety percent (90.0%) of our annual “REIT taxable income” to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes.  Payments required on any amounts we borrow will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with amounts we borrow.

Defaults on loans secured by a property we own may result in foreclosure actions initiated by lenders and our loss of the property or properties securing the loan that is in default.  For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the property.  If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable income on the foreclosure but would not receive any cash proceeds.  We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate real estate assets.  In these cases, we will be responsible to the lender for repaying the loans if the subsidiary is unable to do so.  If any mortgages contain cross collateralization or cross default provisions, more than one property may be affected by a default.  If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions to you will be adversely affected.

We will compete with real estate investment programs sponsored by IREIC for the time and services of personnel.

IREIC has sponsored other REITs, private real estate equity programs, exchange programs and private placement mortgage and note programs, and may in the future sponsor other real estate investment programs.  These programs may compete with us for the time and attention of persons employed by our Business Manager, Inland Real Estate Acquisitions or our Property Managers and any of these other programs.  In addition, two of our directors, Ms. Gujral and Mr. Parks, who also serve as our president and chairman of the board, respectively, are employed by IREIC or its affiliates.  These persons may have conflicts in allocating their time and attention between us and these other programs or in acquiring properties or negotiating with tenants.  For example, a real estate asset or tenant may be directed to a competing program even though we may desire to acquire the property or to enter into, or retain, a lease with the tenant in question.  See “Conflicts of Interest” generally for additional discussion regarding competition with real estate investment programs sponsored by IREIC.

There are conflicts of interest between us and affiliates of our sponsor that may affect our acquisition of properties and financial performance.

Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with entities previously sponsored by IREIC.  These entities include Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and other entities formed or to be formed by The Inland Group, Inc.  The business plan of Inland Retail Real Estate

Trust, Inc. focuses on purchasing shopping centers located generally east of the Mississippi River.  The business plan of Inland Western Retail Real Estate Trust, Inc. focuses on purchasing the same type of shopping centers located generally west of the Mississippi River.  The business plan of Inland Real Estate Corporation focuses on purchasing this type of shopping center within 400 miles of Oak Brook, Illinois.  Each of these entities also may purchase single tenant net-leased properties located anywhere in the United States.  We will compete with these entities to the extent we seek to acquire shopping centers and single tenant net-leased properties.  The resolution of conflicts in favor of other entities would result in our losing investment opportunities.  See “Conflicts of Interest” generally for additional discussion regarding conflicts that may affect our acquisition of properties and financial performance.

If we are unable to borrow at favorable rates, we may not be able to acquire new properties, REITs or other real estate operating companies, which could reduce our income and the amount of distributions that we can make to you.

If we are unable to borrow money at favorable rates, we may be unable to acquire additional real estate assets or refinance existing loans at maturity.  Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or “adjustable” rates.  Increases in interest rates would increase our interest costs.  If interest rates are higher when we refinance our loans, our expenses will increase and we may not be able to pass on this added cost in the form of increased rents, thereby reducing our cash flow and the amount available for distribution to you.  Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.

Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors.  In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss.  Any restrictions on us or our operations also could limit our ability to pay distributions to you.

If we do not have sufficient working capital, we will have to obtain financing from other sources.

If we do not have sufficient working capital, we will have to obtain financing from sources affiliated with our sponsor or from unaffiliated third parties to fund our cash requirements.  We cannot assure you that sufficient financing will be available or, if available, will be available on acceptable terms.  Additional borrowing for working capital purposes will increase our interest expense and could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.  We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in collateralized mortgage-backed securities.  In this context, credit risk is the risk that borrowers will default on the mortgages underlying the collateralized mortgage-backed securities.  We intend to manage this risk by investing in collateralized mortgage-backed securities guaranteed by U.S. government agencies, such as the Government National Mortgage Association (GNMA), or U.S. government sponsored enterprises, such as the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC).  Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the collateralized mortgage-backed securities.  For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing.  As prepayments occur, principal is returned to the holders of the collateralized mortgage-backed securities sooner than expected, thereby lowering the effective yield on the investment.  On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages.  As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the collateralized mortgage-backed securities.  We intend to manage interest rate risk by purchasing collateralized mortgage-backed securities offered in tranches, or with sinking fund features, that are designed to match our investment objectives.  If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.  See “Business and Policies” for additional discussion regarding collateralized mortgage-backed securities.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities.  Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements.  Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy.

 To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks; however, we have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with the use of derivative financial instruments.  In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings.  Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective.  We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based.  Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract.  We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract.  If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

The use of derivative financial instruments may reduce the overall returns on your investments.  We have limited experience with derivative financial instruments and may recognize losses in our use of derivative financial instruments.  Any loss will adversely affect our results of operations, financial condition and ability to pay distributions to you.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk” for additional discussion regarding derivative financial instruments.

The total amount we may borrow is limited by our articles of incorporation.

Our articles generally limit the total amount we may borrow to three hundred percent (300.0%) of our net assets.  This limit could adversely affect our business, including:

•                                          limiting our ability to purchase real estate assets;

•                                          causing us to lose our REIT status if we cannot borrow to fund the monies needed to satisfy the REIT distribution requirements;

•                                          causing operational problems if there are cash flow shortfalls for working capital purposes; and

•                                          causing the loss of a property if, for example, financing is necessary to cure a default on a mortgage.

See “Summary of Our Organizational Documents – Restrictions on Borrowing” for additional discussion regarding restrictions on borrowing.

We may lend money to affiliates of, or entities sponsored by, IREIC.

If we have excess working capital, we may, from time to time, lend money to affiliates of, or entities sponsored by, IREIC in accordance with our investment policies.  These loan arrangements will not be negotiated at arm’s length and may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length arrangements with a third-party borrower.  Defaults on any of these loans could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk.  For example, an investment in real estate cannot generally be quickly converted to cash, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions.  Investments in real estate assets also are subject to adverse changes in general economic conditions which reduce the demand for rental space.  Other factors also affect the value of real estate assets, including:

•                                          federal, state or local regulations and controls affecting rents, zoning, prices of goods, fuel and energy consumption, water and environmental restrictions;

•                                          labor and material costs; and

•                                          the attractiveness of a property to tenants.

Further, if our investments do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions will be adversely affected.

We will depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect.

Defaults on lease payment obligations by our tenants would cause us to lose the revenue associated with that lease and require us to find an alternative source of revenue to pay our mortgage indebtedness and prevent a foreclosure action.  If a tenant defaults or declares bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment.  Termination of significant leases also would have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Further, we may enter into leases containing co-tenancy provisions.  Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate after being open, or if a percentage of the property’s gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant.  A tenant exercising co-tenancy rights may be able to abate minimum rent, reduce its share or the amount of its payments of common area operating expenses and property taxes or cancel its lease.  The exercise of any co-tenancy rights by tenants could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may incur additional costs in acquiring or re-leasing properties.

We may invest in properties designed or built primarily for a particular tenant or a specific type of use known as a “single-user facility.”  If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs.  We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant.  These consequences would adversely affect our revenues and reduce the cash available for distribution to our stockholders.

We may be restricted from re-leasing space.

In the case of leases with retail tenants, the majority of the leases will contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center.  These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

We may be unable to sell assets if or when we decide to do so.

Our ability to sell real estate assets will be affected by many factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type.  These factors are beyond our control.  We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We expect to finance a portion of the purchase price for each property that we acquire.  However, to ensure that our offers are as competitive as possible, we do not expect to enter into contracts to purchase property that include financing contingencies.  Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition.  In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders.  Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract.  If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.  These consequences would adversely affect our revenues, diminish our portfolio and reduce the cash available for distribution to our stockholders.

The availability and timing of cash distributions is uncertain and there is no assurance that sufficient cash will be available to pay distributions.

We intend to pay regular cash distributions to our stockholders, typically on a monthly basis.  The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations.  As a result, our distribution rate and payment frequency may vary from time to time.  During the early stages of our operations, we may not have sufficient cash available to pay distributions.  Therefore, we may need to borrow funds to make cash distributions in order to maintain our status as a REIT, which may adversely affect our results of operations and financial condition.  Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Distributions” for additional discussion regarding distributions.

Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to forgo or defer its business management fee.

From time to time, IREIC or its affiliates agreed to either forgo or defer a portion of the business management and advisory fee due them from the other REITs sponsored by IREIC to ensure that each REIT generated sufficient cash from operating, investing and financing activities to pay distributions while continuing to raise capital and acquire properties.  In each case, IREIC or its affiliates determined the amounts that would be forgone or deferred in their sole discretion and, in some cases, were paid the deferred amounts in later periods.  In the case of Inland Western, IREIC also advanced monies to Inland Western to pay distributions.  See “Prior Performance of IREIC Affiliates – Publicly Registered REITs” for a greater discussion of the amounts forgone, deferred or advanced.  As described herein, our Business Manager is entitled to receive a business management fee of up to one percent (1.0%) of our “average invested assets.”  There is no assurance that our Business Manager will agree to forgo, defer or advance monies to enable us to pay distributions while we are raising capital and acquiring real estate assets.

Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment.  We may acquire real estate assets located in areas that are susceptible to attack.  These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs.  Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur.  Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims.  Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

An increase in real estate taxes may decrease our income from properties.

From time to time the amount we pay for property taxes will increase as either property values increase or assessment rates are adjusted.  Increases in a property’s value or in the assessment rate will result in an increase in the real estate taxes due on that property.  If we are unable to pass the increase in taxes through to our tenants, our net operating income for the property will decrease, which could have a material adverse effect on our financial condition, results of operation and ability to pay distributions to you.

Uninsured losses or premiums for insurance coverage may adversely affect your returns.

We will attempt to adequately insure all of our properties against casualty losses.  There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.  Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims.  Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans.  These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties.  In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  If we incur any casualty losses not fully covered by insurance, the value of our assets will be reduced by the amount of the uninsured loss.  In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any of these sources of funding will be available to us in the future.  See “Business and Policies — Insurance” for additional discussion regarding uninsured losses.

Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks.

Investing in properties under development will subject us to uncertainties such as the ability to achieve desired zoning for development, environmental concerns of governmental entities or community groups, ability to control construction costs or to build in conformity with plans, specifications and timetables.  Delays in completing construction also could give tenants the right to terminate preconstruction leases for space at a newly-developed project.  We may incur additional risks when we make periodic progress payments or advance other costs to third parties prior to completing construction.  These and other factors can increase the costs of a project or cause us to lose our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of fair market value upon completing construction when agreeing upon a price to be paid for the property at the time we acquire the property.  If our projections are inaccurate, we may pay too much for a property, and our return on investment could suffer, thus impacting our ability to pay distributions to you.  See “Business and Policies — Construction and Development Activities” for additional discussion regarding potential development and construction delays.

The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety.  These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigating or remediating contaminated properties, regardless of fault or whether the original disposal was legal.  In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing.

Some of these laws and regulations have been amended to require compliance with new or more stringent standards as of future dates.  Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to spend material amounts of money.  Future laws, ordinances or regulations may impose material environmental liability.  Further, the existing condition of our properties may be affected by tenants, the existing condition of the land, operations in the vicinity of the properties, such as the presence of underground or above-ground storage tanks, or the activities of unrelated third parties. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations.  The cost of complying or failing to comply with all of the environmental laws and other governmental laws and regulations may have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.  See “Business and Policies – Government Regulations” for additional discussion regarding environmental laws and regulations.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in a property.  The costs of removing or remediating could be substantial.  These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous or toxic substances.  Environmental laws also may impose restrictions on the manner in which property may be used or businesses that may be operated.  These restrictions may require us to spend substantial amounts of money.  Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Certain environmental laws and common law principles could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to hazardous substances.  The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our financial condition, results of operations and ability to pay distributions to you.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold.  Mold growth may occur when moisture accumulates in buildings or on building materials.  Some molds may produce airborne toxins or irritants.  Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940.  If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company or (b) to register as an investment company.  If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•                                          place limits on our capital structure;

•                                          impose restrictions on specified investments;

•                                          prohibit transactions with affiliates; and

•                                          require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

To maintain the exemption, we must engage primarily in the business of buying or investing in real estate.  These investments must be made within a year after the offering ends.  If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of terminating the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns.  Doing so would likely reduce the cash available for distribution to you.

To comply with the exemptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise want to retain.  In addition, we may have to acquire assets that generate additional income or loss that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire consistent with our strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  In addition, our contracts would be unenforceable unless a court was to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

The costs associated with complying with the Americans With Disabilities Act may reduce the amount of cash available to distribute to you.

Investment in real estate assets may also be subject to the Americans With Disabilities Act of 1990, as amended.  Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons.  The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.  The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.  We will attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act.  We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner.  Any monies we use to comply with the act will reduce the amount of cash available to distribute to you.  See “Business and Policies – Government Regulations” for additional discussion regarding the Americans with Disabilities Act of 1990.

Sale leaseback transactions may be recharacterized in a manner unfavorable to us.

We may from time to time enter into a sale leaseback transaction where we purchase a property and then lease the property to the seller.  The transaction may, however, be characterized as a financing instead of a sale in the case of the seller’s bankruptcy.  In this case, we would not be treated as the owner of the property but rather as a creditor with no interest in the property itself.  The seller may have the ability in a bankruptcy proceeding to restructure the financing by imposing new terms and conditions.  The transaction also may be recharacterized as a joint venture.  In this case, we would be treated as a joint venturer with liability, under some circumstances, for debts incurred by the seller relating to the property.  Thus, recharacterization of a sale leaseback transaction could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may have increased exposure to liabilities as a result of any participation by us in Section 1031 Exchange Transactions.

We may enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (a “1031 Exchange Transaction”).  Real estate acquired through a 1031 Exchange Transaction is commonly structured as the acquisition of real estate owned in co-tenancy arrangements with persons (1031 Participants) in tax pass-through entities, including single member limited liability companies or similar entities.  Changes in tax laws may adversely affect 1031 Exchange Transactions.  Owning co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as:

•                                          the risk that a co-tenant may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•                                          the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•                                          the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow a bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

If our interests become adverse to those of the other co-tenants in a 1031 Exchange Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants.  Even if we are given the opportunity to purchase the co-tenancy interests, we cannot guarantee that we will have sufficient funds available to complete a purchase.

In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants do not desire to sell their interests.  Therefore, we may not be able to sell our interest in a property at the time we would like to sell.  In addition, it will likely be more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.  Further, agreements that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, limiting our ability to borrow funds in the future.  See “Business and Policies – Joint Ventures and Other Co-Ownership Arrangements” for additional discussion regarding co-tenancies.

There is no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders such as our ability to buy, and earn positive yields on, real estate assets, the yields on securities of other entities in which we invest, our operating expense levels, as well as many other variables.  Actual cash available for distributions may vary substantially from estimates.  There is no assurance that we will be able to pay or maintain distributions or that the amount of distributions will increase over time.  See “Description of Securities – Distributions” for additional discussion regarding distributions.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

We may, from time to time, sell a property by providing financing to the purchaser.  There are no limits or restrictions on our ability to accept purchase money obligations secured by a mortgage as payment for the purchase price.  The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions.  If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed.  In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.  We will bear the risk of default by the purchaser and may incur significant litigation costs in enforcing our rights against the purchaser.  Defaults by any purchaser under any financing arrangement with us could, therefore, adversely affect our financial condition, results of operations and our ability to pay distributions to you.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Subject to the limitations set forth in our articles, a director will not have any liability for monetary damages under Maryland law so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinary prudent person in a like position would use under similar circumstances.  In addition, our articles, in the case of our directors, officers, employees and agents, and the business management agreement and the property management agreements, with our Business Manager and Property Managers, respectively, require us to indemnify these persons for actions taken by them in good faith and without negligence or misconduct.  Moreover, we may enter into separate indemnification agreements with each of our directors and some of our executive officers.  As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law.  In addition, we may be obligated to fund the defense costs incurred by these persons in some cases.  See “Limitation of Liability and Indemnification of Directors and Officers” for additional discussion regarding claims against our officers and directors.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a “control premium” for your shares.

Corporations organized under Maryland law are permitted to protect themselves from unsolicited proposals or offers to acquire the company.  Although our articles currently provide that we are not subject to these provisions, our stockholders could approve an amendment to our articles eliminating this restriction.  If we do become subject to these provisions in the future, our board of directors would have the power under Maryland law to, among other things, amend our articles without stockholder approval to:

•                                          stagger our board of directors into three classes;

•                                          require a two-thirds vote of stockholders to remove directors;

•                                          empower only remaining directors to fill any vacancies on the board;

•                                          provide that only the board can fix the size of the board;

•                                          provide that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•                                          require that special stockholders meetings be called only by holders of a majority of the voting shares entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for your shares.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” or any affiliate of that interested stockholder for a period of five years after the most recent purchase of stock by the interested stockholder.  After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•                                          eighty percent (80.0%) of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•                                          two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our articles exempt any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Property Managers, from the provisions of this law.  See “Description of Securities — Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws” for additional discussion regarding business combinations under the Maryland Business Combination Act and our articles.

Our articles place limits on the amount of common stock that any person may own without the prior approval of our board of directors.

To qualify as a REIT, no more than fifty percent (50.0%) of our outstanding shares of our common stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year.  Our articles prohibit any persons or groups from owning more than 9.8% of our common stock without the prior approval of our board of directors.  These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common stock.  Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares.  See “Description of Securities — Restrictions on Ownership and Transfer” for additional discussion regarding restrictions on the ownership of common stock.

Our articles permit our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our articles, to issue up to forty million (40,000,000) shares of preferred stock without stockholder approval.  Further, subject to certain restrictions set forth in our articles, our board may classify or reclassify any unissued preferred stock and establish the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms of conditions of redemption of any preferred stock.  Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.  See “Description of Securities — Authorized Stock” for additional discussion regarding the issuance of shares of preferred stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

Under the Maryland Control Share Acquisition Act, persons or entities owning “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the corporation’s disinterested stockholders.  Shares of stock owned by the acquirer or by officers or directors who are employees of the corporation, are not considered disinterested for these purposes.  “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third of all voting power;

•                                          one-third or more but less than a majority of all voting power; or

•                                          a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.  The Control Share Acquisition Act does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by our articles or bylaws.  Our articles exempt transactions between us and The Inland Group and its affiliates, including our Business Manager and Property Managers, from the limits imposed by the Control Share Acquisition Act.  This statute could have the effect of discouraging offers from third parties to acquire us and increase the difficulty of successfully completing this type of offer by anyone other than The Inland Group and its affiliates.  See “Description of Securities – Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws” for additional discussion regarding the Control Share Acquisition Act.

Risks Related to Our Business Manager, Property Managers and their Affiliates

We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, Property Managers and other affiliates of IREIC were negotiated at arm’s length.  These agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s

length agreements with third parties.  See “Management – The Business Management Agreement,”        “– Property Management Agreements” and “– Property Acquisition Agreement” for additional discussion regarding these agreements.

Our Business Manager will receive fees based upon our invested assets and, in certain cases, the purchase price for these assets, and may recommend that we make investments in an attempt to increase its fees.

Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs or other real estate operating companies.  The book value of our assets includes amounts borrowed to acquire these assets.  Also, we will pay our Business Manager a fee each time we acquire a REIT or other real estate operating company.  Our Business Manager may, therefore: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired.  Further, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns.  See “Management – The Business Management Agreement” for additional discussion regarding the fees paid to our Business Manager.

We will pay significant fees to our Business Manager, Property Managers and other affiliates of our sponsor, IREIC, and cannot predict the amount of fees to be paid.

We will pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC for services provided to us.  Because these fees are generally based on the amount of our invested assets, the purchase price for these assets or the revenues generated by our properties, we cannot predict the amounts that we will ultimately pay to these entities.  In addition, because employees of our Business Manager are given broad discretion to determine when to consummate a particular real estate transaction, we rely on these persons to dictate the level of our business activity.  Fees paid to our Business Manager, Property Managers and other affiliates of IREIC will reduce funds available for distribution to our stockholders.  Because we cannot predict the amounts to be paid to these entities, we cannot predict how fees will impact funds available for distribution.  See “Management – The Business Management Agreement,” “– Property Management Agreements” and “– Property Acquisition Agreement” for additional discussion regarding the fees paid to our Business Manager, Property Managers and other affiliates of IREIC.

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Property Managers.

We will rely on persons employed by our Business Manager and Property Managers to manage our day-to-day operations.  Some of these individuals, including two of our directors, Ms. Gujral and Mr. Parks, who serve as our president and chairman of the board, respectively, also are employed by IREIC or its affiliates, and may provide services to one or more of the following investment programs previously sponsored by IREIC:  Inland Western Real Estate Trust, Inc.; Inland Retail Real Estate Trust, Inc.; Inland Real Estate Corporation; Inland Land Appreciation Fund, L.P.; Inland Land Appreciation Fund II, L.P.; InLand Capital Fund, L.P.; Inland’s Monthly Income Fund, L.P.; and Inland Monthly Income Fund II, L.P.  These individuals will face competing demands for their time and service and may have conflicts in allocating their time between our business and the business of IREIC and its affiliates.  During times of intense activity, these individuals may not be able to devote all of their time and resources to our business, which could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may acquire real estate assets from affiliates of IREIC in transactions in which the price will not be the result of arm’s length negotiations.

We may, from time to time, acquire real estate assets from affiliates of IREIC.  Although the purchase price we pay will be equal to the price paid for the properties or other assets by the affiliate plus any costs incurred by the affiliate in acquiring or financing the property or asset, it is possible that we would have negotiated a better price if we had negotiated directly with the seller.

We may purchase real estate assets from persons who have prior business relationships with affiliates of IREIC.  Our interests in these transactions may be different from the interests of affiliates in these transactions.

We may purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC.  The officers, directors or employees of our Business Manager, Inland Real Estate Acquisitions or our Property Managers who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand.  We may, therefore, end up paying a higher price to acquire the asset or sell the asset for a lower price than we would if these other relationships did not exist.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Shefsky & Froelich Ltd. serves as our general legal counsel as well as legal counsel to Inland Securities, our dealer manager.  Thus, you will not have the benefit of due diligence that might otherwise be performed by independent counsel.  Further, the interests of our dealer manager or its affiliates may become adverse to our interests.  Under applicable legal ethics rules, Shefsky & Froelich Ltd. may be precluded from representing us due to a conflict of interest between us and our dealer manager.  If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.  See “Legal Matters” for additional discussion regarding our legal counsel.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC and is not, therefore, independent.  Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings.  Further, none of the fees and expenses payable to Inland Securities have been negotiated at arm’s length.

Federal Income Tax Risks

If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected.

We intend to operate so as to qualify as a REIT under the Internal Revenue Code.  A REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders.  Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations.  The determination of various factual matters and circumstances is not entirely within our control and may affect our ability to qualify, or continue to qualify, as a REIT.  In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualification.

If we were to fail to qualify as a REIT in any taxable year:

•                                          we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

•                                          we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•                                          we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

•                                          we would have less cash to pay distributions to stockholders; and

•                                          we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.

See “Federal Income Tax Considerations – General – Failure to Qualify as a REIT” for additional discussion regarding the failure to qualify as a REIT.

Distributions to tax-exempt investors may be classified as unrelated business tax income.

The Internal Revenue Code may classify distributions paid to a tax-exempt investor as unrelated business tax income, or UBTI, if the investor borrows money to purchase our shares.  See “Federal Income Tax Considerations – Federal Income Taxation of Stockholders – Taxation of Tax-Exempt Stockholders” for additional discussion regarding distributions to tax-exempt investors.

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” should consider whether investing in our common stock:

•                                          is subject to the “plan assets” rules under ERISA and the Internal Revenue Code;

•                                          satisfies the fiduciary standards of care established under ERISA;

•                                          is subject to the unrelated business taxation rules under Section 511 of the Internal Revenue Code; and

•                                          constitutes a prohibited transaction under ERISA or the Internal Revenue Code.

We intend to satisfy the “real estate operating company” exception to the plan assets regulations promulgated pursuant to ERISA.  Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA.  We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA.  See “ERISA Considerations” generally for additional discussion regarding ERISA.

If our assets are deemed to be ERISA plan assets, our Business Manager and we may be exposed to liability under Title I of ERISA and the Internal Revenue Code.

 In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies.  This is known as the

“look-through rule.”  Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code.  If our Business Manager or we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected.  Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance.  See “ERISA Considerations” generally for additional discussion regarding ERISA plan assets.

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares, you should satisfy yourself that, among other things:

•                                          your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•                                          your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•                                          your investment satisfies the prudence and diversification requirements of ERISA;

•                                          your investment will not impair the liquidity of the plan or IRA;

•                                          your investment will not produce unrelated business taxable income, or UBTI, for the plan or IRA;

•                                          you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•                                          your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

See “ERISA Considerations” for additional discussion regarding investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares.

The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares.

The annual statement of value will report the value of each share of common stock as of the close of our fiscal year.  No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation.  The net asset value of each share of common stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering.  Because this is only an estimate, we may subsequently revise any annual valuation that is provided.  We cannot assure that:

•                                          a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•                                          stockholders could realize that value if they attempted to sell their common stock; or

•                                          an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

We will stop providing annual statements of value if our common stock becomes listed for trading on a national securities exchange or included for quotation on a national market system.  See “ERISA Considerations – Valuation” for additional discussion regarding the annual statement of value.

You may have tax liability on distributions that you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock.  As a result, unless you are a tax-exempt entity, you will have to use funds from other sources to pay your tax liability.  See “Federal Income Tax Considerations – Distribution Reinvestment Plan” for additional discussion regarding tax liability on distributions reinvested in our common stock.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available to pay distributions to you.

Even if we maintain our status as a REIT, we may become subject to federal income taxes and related state taxes.  For example, if we have net income from a “prohibited transaction,” we will incur taxes equal to the full amount of the income from the prohibited transaction.  We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs.  We also may decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on this income.  In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly.  However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of the tax liability.  We also may be subject to state and local taxes on our income or property, either directly or at the level of the other companies through which we indirectly own our assets.  Any federal or state taxes paid by us will reduce our cash available to pay distributions to you.  See “Federal Income Tax Considerations – General” for additional discussion regarding federal and state income taxes.

Equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property.  This could affect our ability to maintain our status as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations.  Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risk will generally constitute income that does not qualify for purposes of the seventy-five percent (75.0%) income requirement applicable to REITs, and also will be treated as nonqualifying income for purposes of the ninety-five percent (95.0%) income test also applicable to REITs unless specified requirements are met.  In addition, any income from foreign currency or other hedging transactions would generally constitute nonqualifying income for purposes of both the seventy-five percent (75.0%) and ninety-five percent (95.0%) income tests.  As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.  See “Federal Income Tax Considerations – General –Derivatives and Hedging Transactions” for additional discussion regarding our ability to hedge effectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities.   We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions.  These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among other things, those discussed above under the heading “Risk Factors” above.  We do not undertake to publicly update or revise any forward-looking statements, whether as a result as new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

SELECTED FINANCIAL DATA

We are a newly-formed entity without any operating history.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes thereto appearing elsewhere in this prospectus.

CAPITALIZATION

The following table sets forth our historical capitalization as of June 30, 2005 and our pro forma capitalization as of that date as adjusted to give effect to the sale of the minimum offering of 200,000 shares of common stock and the application of the estimated net proceeds therefrom as described in “Estimated Use of Proceeds.”  We sold 20,000 shares to IREIC for an aggregate purchase price of $200,000 in connection with our formation.  The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan.  The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

	June 30, 2005
	Historical	Pro Forma
Debt:
Mortgage Notes Payable	$—	$—
Stockholders Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 1,460,000,000 shares authorized, 20,000 shares issued and outstanding historical; 220,000 shares issued and outstanding pro forma	20	220
Additional Paid-in Capital	199,980	1,899,780
Retained Earnings Deficit	(91,886)	(91,886)
Total Stockholders’ Equity:	$108,114	$1,808,114
Total Capitalization:	$108,114	$1,808,114

COMPENSATION TABLE

The following table describes the compensation we contemplate paying to our Business Manager, Property Managers and their respective affiliates.  In those instances in which there are maximum amounts or ceilings on the compensation that may be received, excess amounts may not be recovered by reclassifying them under a different compensation or fee category.

We define “net income” as total revenues less expenses other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves.  When we use the term “net income” for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets.  This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA, but is not in accordance with generally accepted accounting principles, or GAAP, in the United States because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement.  Thus, our net income calculated in accordance with GAAP may be greater or less than our net income calculated under the NASAA REIT Statement.

Nonsubordinated Payments

The following aggregate amounts of compensation, allowances and fees we may pay to our Business Manager and its affiliates are not subordinated to the returns on invested capital paid to our stockholders.

Offering Stage

Selling Commissions

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Selling commissions payable to Inland Securities Corporation and soliciting dealers designated by Inland Securities. Neither Inland Securities, the soliciting dealers nor our officers, directors or affiliates will be permitted to purchase shares of our stock in order to meet the minimum thresholds.

We will pay Inland Securities a selling commission equal to seven and one-half percent (7.5%) (up to seven percent (7.0%) of which may be reallowed to participating dealers) of the sale price for each share, subject to reduction for special sales under the circumstances as described in the “Plan of Distribution - Compensation We Will Pay For the Sale of Our Shares.”

Inland Securities, or any of its directors, officers, employees or affiliates, may initially purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance for $8.95 per share; however, the discount on any subsequent purchases of shares to these entities or individuals may not exceed five percent (5.0%).

Each soliciting dealer and their respective directors, officers, employees or affiliates may initially purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares may not exceed five percent (5.0%).

The actual amount depends on the number of shares sold. We will not pay any selling commissions if the minimum offering is not sold. If we sell only the minimum amount of 200,000 shares, and there are no special sales, we will pay a total of $150,000 in selling commissions. If the maximum amount of 540,000,000 shares (500,000,000 shares offered at a price of $10.00 per share and 40,000,000 shares offered at a price of $9.50 per share through our distribution reinvestment plan) is sold, and there are no special sales, we will pay a total of $375,000,000 in selling commissions. We will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

Marketing and Due Diligence

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Marketing contribution and due diligence expense allowance paid to Inland Securities and the soliciting dealers.

We will pay a marketing contribution equal to two and one-half percent (2.5%) of the gross offering proceeds to Inland Securities, which may reallow up to one and one-half percent (1.5%) to soliciting dealers. We will pay an additional one-half percent (0.5%) of the gross offering proceeds to Inland Securities, which may reallow all or a portion to the soliciting dealers for bona fide due diligence expenses. We will not pay the marketing contribution and due diligence expense allowance in connection with any special sales, except those receiving volume discounts and those described in “Plan of Distribution – Volume Discounts.”

The actual amount depends on the number of shares sold. Assuming in each case no special sales, we will pay $60,000 in the aggregate if we sell the minimum number of 200,000 shares, or $150,000,000 in the aggregate if we sell the maximum number of 540,000,000 shares (500,000,000 shares offered at a price of $10.00 per share and 40,000,000 shares offered at a price of $9.50 per share through our distribution reinvestment plan) for marketing and due diligence. We will not pay these fees in connection with shares of common stock issued through our distribution reinvestment plan.

Expenses of Issuances and Distribution

Type of Compensation and Recipient	Method of Compensation		Estimated Amount

Other expenses of issuances and distribution.	We expect to pay the following expenses in connection with this offering:		All amounts other than the SEC registration fee and the NASD filing
	SEC Filing Fees	$633,226	fee are estimates. The actual amounts
	NASD Filing Fee	$75,500	of these expenses cannot be determined
	Printing & Mailing Exp.	$20,000,000	at the present time. We estimate the
	Blue Sky Fees/Exp.	$1,000,000	total amount for expenses of issuances
	Legal Fees/Exp.	$2,500,000	and distribution will be approximately
	Accounting Fees/Exp.	$2,500,000	$50,500,000.
	Advertising/Sales Lit.	$16,500,000
	Transfer Agent Fees	$3,500,000
	Data Processing Fees	$1,000,000
	Bank Fees and Other Admin. Exp.	$2,791,274

	We will reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this		Expenses of approximately $1,480,967have been advanced by IREIC in connection with this offering.

offering. However, if we sell at least the minimum offering of 200,000 shares, our Business Manager has agreed to pay any organization and offering expenses, including selling commissions and the other fees payable to Inland Securities that exceed fifteen percent (15.0%) of the gross offering proceeds.

We may reimburse IREIC $90,000 if we sell the minimum offering or $225,000,000if we sell the maximum. If we do not sell the minimum number of shares, IREIC will be responsible for all of these expenses.

Operational Stage

Acquisition Expenses

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Acquisition expenses paid to our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates.

We will reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the real estate assets; provided that we may not reimburse expenses, when combined with any acquisition fees that may be paid, greater than six percent (6.0%) of the contract price of any real estate asset acquired or, in the case of a loan, six percent (6.0%) of the funds advanced. Reimbursable expenses include payments for things such as property appraisals, environmental surveys, property audit fees, legal fees, due diligence review and business travel, such as airfare, hotel, meal and phone charges.

The actual amount depends on each asset and cannot be determined at this time.

Acquisition fee paid to our Business Manager or its designee.

We will pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee will be equal to two and one-half percent (2.5%) of the aggregate purchase price paid to

The actual amount depends on the amount invested in each asset and cannot be determined at this time.

Acquisition Expenses

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

acquire the controlling interest. We will pay acquisition fees either in cash or by issuing shares of our common stock, valued per share at the greater of (i) the per share offering price of our common stock in our most recent public offering, (ii) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share. Any shares issued will be subject to restrictions on transfer. If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions contained in our articles to permit the issuance of the additional shares. This fee terminates if we acquire our Business Manager. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” and “Management – Property Acquisition Agreement –Compensation” for additional discussion regarding this fee.

The following table sets forth other fees and expenses that we will pay in operating our business.  Except to the extent that these fees and expenses are calculated pursuant to a formula or based on a percentage of an underlying amount, the billing rates we pay will not exceed ninety percent (90.0%) of the market rate for similar services.

Other Operational Expenses

Compensation and Recipient	Method of Compensation	Estimated Amount

Property management fee paid to our Property Managers.

We will pay the applicable Property Manager a monthly fee equal to a total of four and one-half percent (4.5%) of the gross income of each property managed directly by the Property Manager, its affiliates or agents. We will pay this fee for services in connection with renting, leasing, operating and managing each property. As is customary in the industry, we will reimburse the Property Manager, its affiliates and agents for property-level expenses that they pay or incur on our behalf such as salaries and benefit expenses for on-site employees and other miscellaneous expenses. See “Management – Property Management Agreements” for more information about the services provided or arranged by our Property Managers.

The actual amount depends on the gross income generated by properties managed by our Property Managers, their affiliates and agents and cannot be determined at the present time.

Oversight fee paid to our Property Managers.

We will pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to one percent (1.0%) of the gross income from each property managed directly by entities other than our Property Managers, their affiliates or agents. We will pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of our Property Managers. In no event will any of our Property Managers receive a property management fee and an oversight fee with respect to a particular property. Further, in no event will the aggregate amount of the property management fee paid to entities other than our Property Managers, their affiliates or agents

The actual amount depends on the gross income generated by the properties overseen by our Property Managers, its affiliates and agents and cannot be determined at the present time.

Other Operational Expenses

Compensation and Recipient	Method of Compensation	Estimated Amount

plus the oversight fee paid to any Property Manager exceed a total of four and one-half percent (4.5%) of the gross income of the particular property. Oversight fees may not be paid for more than three years following the acquisition of the property, REIT or real estate operating company, as the case may be. This fee terminates if we acquire our Property Managers.

Interest expense paid to our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC.

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates.

The actual amount of interest paid will depend on the amount borrowed and the interest rate prevailing at the time. We cannot determine the amount at this time.

We will pay Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for purchasing, selling and servicing mortgages.

We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation.In addition, we will pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation. Any such fees must be approved by a majority of our directors and a majority of our independent directors as fair and reasonable to us.

The actual amount depends on results of operations and cannot be determined at the present time.

We will reimburse IREIC, our Business Manager and their respective affiliates for providing ancillary services.

We will reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us, including the costs of salaries and benefits of persons employed by these entities and performing services for us. See “Management – The Business Management Agreement – Ancillary Agreements” for a description of how we may reimburse these service providers.

The actual amount depends on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

Liquidation Stage

Liquidation Stage

Compensation and Recipient	Method of Compensation		Estimated Amount

Property disposition fee to be paid to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp.	We may pay a property disposition fee to Inland Real Estate Sales or Inland Partnership Property Sales in an amount equal to the lesser of:		The actual amounts to be received depend upon the sale price of our properties and, therefore, cannot be determined at the present time.
	•	three percent (3.0%) of the contract sales price of the property; or

	•	fifty percent (50.0%) of the customary commission which would be paid to a third party broker for the sale of a comparable property.

The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to six percent (6.0%) of the contract sales price. We may pay these fees only if these entities provide substantial service in connection with selling a property. This fee terminates if we acquire our Business Manager.

Subordinated Payments

We may pay the following additional fees to our Business Manager after a minimum return on invested capital has been paid to our stockholders.

Operational Stage

Asset Management Fee

Compensation and Recipient	Method of Compensation	Estimated Amount

Business management fee paid to our Business Manager.

After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” we will pay our Business Manager an annual business management fee of up to one percent (1.0%) of our “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of our average invested assets as of the last day of the immediately preceding quarter. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. We will pay this fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our

The actual amount depends on the amount of our assets and distributions paid to our stockholders and cannot be determined at the present time.

Asset Management Fee

Compensation and Recipient	Method of Compensation	Estimated Amount

bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate. This fee terminates if we acquire our Business Manager. Separate and distinct from any business management fee, we also will reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager.

For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of:

• two percent (2.0%) of our average invested assets for that fiscal year; or

• twenty-five percent (25.0%) of our net income for that fiscal year, subject to certain adjustments described herein.

For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.

Asset Management Fee

Compensation and Recipient	Method of Compensation	Estimated Amount

Incentive fee paid to our Business Manager.

After our stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. This fee terminates if we acquire our Business Manager.

The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at the present time.

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our best good faith estimate of the use of offering proceeds.  The organization and offering expenses may not be greater than fifteen percent (15.0%) of the “Gross Offering Proceeds.”  The estimates may not accurately reflect the actual receipt or application of the offering proceeds.  Although we estimate total organization and offering expenses will be less than the total permitted in the case of the “maximum offering,” actual organization and offering expenses may total fifteen percent (15.0%) of the gross offering proceeds.  The first scenario assumes we sell the minimum of 200,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The second scenario assumes we sell the maximum of 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario.  In addition, we will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100.00%	$5,000,000,000	100.00%
Less Expenses:
Selling Commissions	$150,000	7.50%	$375,000,000	7.50%
Marketing Contribution	$50,000	2.50%	$125,000,000	2.50%
Due Diligence Expense Allowance	$10,000	0.50%	$25,000,000	0.50%
Organization and Offering Expenses(1)	$90,000	4.50%	$50,500,000	1.01%
TOTAL EXPENSES:	$300,000	15.00%	$575,500,000	11.51%
Gross Amount Available	$1,700,000	85.00%	$4,424,500,000	88.49%
Less:
Working Capital Reserve	$20,000	1.00%	$50,000,000	1.00%
Estimated Acquisition Fees and Expenses(2)	$10,000	0.50%	$25,000,000	0.50%
NET CASH AVAILABLE FOR INVESTMENT:	$1,670,000	83.50%	$4,349,500,000	86.99%

(1)                                  Organization and offering expenses were estimated by us in reliance on the prior experience of IREIC, our sponsor, in sponsoring three other REIT programs.  Organization and offering expenses include amounts for Securities and Exchange Commission registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses.

(2)                                  Acquisition fees and expenses are estimated for illustrative purposes only.  The actual amount of acquisition fees and expenses cannot be determined at the present time and will depend on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the aggregate amount borrowed, if any, to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

PRIOR PERFORMANCE OF IREIC AFFILIATES

Prior Investment Programs

During the ten year period ending June 30, 2005, IREIC and its affiliates have sponsored three other REITs and thirty-eight (38) real estate exchange private placements, which altogether have raised more than $6,800,000,000 from over 160,000 investors. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $6,600,000,000 from over 167,000 investors. Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States. Although we too may purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. The real estate exchange private placements offered by Inland Real Estate Exchange Corporation are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately ninety-six percent (96.0%) of the aggregate amount raised by entities sponsored by IREIC, approximately ninety-nine percent (99.0%) of the aggregate number of investors, approximately ninety-four percent (94.0%) of properties purchased and approximately ninety-six percent (96.0%) of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We intend to pay fees to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates. We also will reimburse these entities for expenses incurred in performing services on our behalf. During the offering stage, we will pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of which may be reallowed to its soliciting dealers. In addition, we will reimburse IREIC for costs and other expenses of the offering. During the operational stage, we will reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses. We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital. In addition, we intend to pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we will pay interest on any money that we may borrow from our Business Manager and its affiliates; we will pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively; and we will reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Furthermore, we intend to pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents; the other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we intend to pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees, and property management fees. However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in this prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates for the ten year period ending June 30, 2005, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of June 30, 2005	Inland Retail Real Estate Trust, Inc. REIT Program as of June 30, 2005	Inland Real Estate Corporation REIT Program as of June 30, 2005	Inland Real Estate Exchange Private Placement Offerings as of June 30, 2005

Number of programs sponsored	1	1	1	38
Aggregate amount raised from investors	$3,571,711,000	2,333,750,000	706,865,000	248,921,000
Approximate aggregate number of investors	99,900	59,000	8,100	636
Number of properties purchased	187	284	155	38
Aggregate cost of properties	$5,397,221,000	4,129,160,000	1,443,000,000	490,275,000
Number of mortgages/notes	7	0	0	0
Principal amount of mortgages/notes	$136,000,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	76.00%	90.00%	87.00%	37.00%
Single-user retail net-lease	24.00%	10.00%	13.00%	13.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	35.00%
Industrial	0.00%	0.00%	0.00%	15.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	32.00%	38.00%	40.00%	25.00%
Existing construction	68.00%	62.00%	60.00%	75.00%

Number of properties sold in whole or in part	0	2	12	0

Number of properties exchanged	0	0	0	0

During the three years prior to June 30, 2005, Inland Western Retail Real Estate Trust, Inc. purchased one hundred eighty-seven (187) properties, Inland Real Estate Corporation purchased thirty-two (32) commercial properties and Inland Retail Real Estate Trust, Inc. purchased two hundred nineteen (219) commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four (24) months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51,642,397 shares of common stock. In addition, as of June 30, 2005, IRC had issued 14,664,341 shares of common stock through its distribution reinvestment program. As of June 30, 2005, IRC repurchased 5,256,435 shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $706,865,000 as of June 30, 2005. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On August 30, 2005, the closing price of the stock on the New York Stock Exchange was $15.31 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of June 30, 2005, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, a portion of which is paid monthly.

As of June 30, 2005, IRC owned one hundred forty-three (143) properties for a total investment of approximately $1,443,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of June 30, 2005, IRC had borrowed approximately $619,301,000 secured by its properties and had $140,000,000 outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager, into two wholly owned subsidiaries. As a result of the merger, IREIC, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, received an aggregate of 6,181,818 shares of IRC’s common stock valued at $11.00 per share, or approximately nine percent (9.0%) of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of 213,699,534 shares of its common stock. In addition, as of June 30, 2005, IRRETI had issued approximately 26,859,000 shares through its distribution reinvestment program, and has repurchased a total of approximately 5,679,000 shares through the share reinvestment program. As a result, IRRETI has realized total net offering proceeds of approximately $2,333,705,000 as of June 30, 2005. On December 29, 2004, IRRETI issued 19,700,060 shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focuses on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2005, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which is paid monthly.

As of June 30, 2005, IRRETI owned two hundred eighty-two (282) properties for a total investment of approximately $4,129,160,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of June 30, 2005, IRRETI borrowed approximately $2,292,863,000 on its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager and advisor, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003. On September 15, 2003, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, commenced its initial public offering of 250,000,000 shares of common stock at $10.00 per share. As of June 30, 2005, Inland Western had sold a total of 349,872,101 shares of its common stock. In addition, as of June 30, 2005, Inland Western had issued 7,748,882 shares through its distribution reinvestment program and has repurchased 411,708 shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $3,567,903,000 as of June 30, 2005.

On December 28, 2004, Inland Western’s follow-on registration statement was declared effective by the Securities and Exchange Commission. This second offering is for an additional 250,000,000 shares of common stock at $10.00 per share and an additional 20,000,000 shares of common stock at $9.50 per share, issuable pursuant to Inland Western’s distribution reinvestment program. Inland Western’s initial public offering of 250,000,000 shares commenced on September 17, 2003. Inland Securities Corporation, an affiliate of Inland Western serves as the managing underwriter of the follow-on offering. Inland Western began sales of this follow-on offering in January 2005.

Inland Western focuses on purchasing shopping centers located primarily west of the Mississippi River although it has been purchasing centers located east of the Mississippi River. Inland Western also purchases single-user retail properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2005, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6375 per share, a portion of which is paid monthly.

As of June 30, 2005, Inland Western owned one hundred eighty-seven (187) properties for a total investment of approximately $5,397,221,000. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of June 30, 2005, Inland Western financed approximately $2,867,747,000 on its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western through June 30, 2005. The rate at which each company raised capital, acquired properties and generated cash from all sources determined the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed to either forgo or defer all or a portion of the business management and advisory fee due them, from time to time, to increase the amount of cash available to pay distributions while the REIT continued to raise capital and acquire properties. In the case of Inland Western, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. Specifically, with respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo $10,527,710 in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo $3,211,041 and defer $13,121,256 in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003, IREIC or its affiliates agreed to forgo $4,957,510 in advisor fees. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received $1,202,519 and $4,689,290, respectively, for an aggregate amount of $5,891,809. As of June 30, 2005, IREIC has forgiven $2,369,139 of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements. The remaining $3,522,670 was classified as “advances from sponsor” in

Inland Western’s financial statements. As of July 7, 2005, Inland Western had repaid all funds previously advanced by IREIC.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets. Our Business Manager is not, however, obligated to do so and thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation - Offering Completed 1998

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution		Total Distributions per Share
	$	$*	$**		$***		$
1995	736,627	694,213	42,414		—		.76
1996	3,704,943	3,093,525	611,418		—		.81
1997	13,127,597	9,739,233	3,388,364		—		.86
1998	35,443,213	27,015,143	8,428,070		—		.88
1999	48,379,621	35,640,732	12,738,889		—		.89
2000	52,964,010	40,445,730	12,518,280		—		.89
2001	58,791,604	45,754,604	12,662,414		374,586.93
2002	60,090,685	41,579,944	18,315,640		195,101.94
2003	61,165,608	47,254,096	13,577,679		333,833.94
2004	62,586,577	53,458,760	7,883,026		1,244,791.94
2005	31,909,968	31,909,968		*		*
	428,900,453	336,585,948	90,166,194		2,148,311

*              The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

**           Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***         Represents a capital gain distribution for federal income tax purposes.

Inland Retail Real Estate Trust, Inc. - Offering Completed 2003

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution	Total Distributions per Share
	$	$*	$**		$***	$
1999	1,396,861	318,484	1,078,377		—	.49	****
2000	6,615,454	3,612,577	3,002,877		—	.77
2001	17,491,342	10,538,534	6,952,808		—	.80
2002	58,061,491	36,387,136	21,674,355		—	.82
2003	160,350,811	97,571,099	62,779,712		—	.83
2004	190,630,575	110,922,403	79,708,172		—	.83
2005	104,347,512	104,347,512		*	—
	538,894,046	363,697,745	175,196,301		—

*              The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

**           Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***         Represents a capital gain distribution for federal income tax purposes.

****       IRRETI began paying monthly distributions in May 1999. This amount represents total distributions per share made during the period from May 1999 through December 1999.

Inland Western Retail Real Estate Trust, Inc.

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution	Total Distributions per Share
	$	$*	$**		$***	$
2003	1,285,329	—	1,285,329		—	.13	****
2004	54,544,863	30,020,730	24,524,133		—	.66
2005	89,977,000	89,977,000		*	—
	145,807,192	119,997,730	25,809,462		—

*                                         The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

**                                  Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***                           Represents a capital gain distribution for federal income tax purposes

****                    Inland Western began paying monthly distributions in October 2003. This amount represents total distributions per share made during the period from October 2003 through December 2003.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution. These calculations were repeated for each month of a given year. The cumulative compounded yield on principal as of December 31 of each year was then calculated based on the cumulative number of shares owned at the beginning of December multiplied by the annualized distribution (actual distribution per share paid in December multiplied by twelve) and divided by the dollar amount of the initial principal investment.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)
1994	0.00	%(4)	N/A		N/A
1995	8.45%		N/A		N/A
1996	9.55%		N/A		N/A
1997	11.00%		N/A		N/A
1998	12.14%		N/A		N/A
1999	13.36%		7.79	%(5)	N/A
2000	14.99%		9.00%		N/A
2001	17.88%		9.92%		N/A
2002	18.35%		11.07%		N/A
2003	20.07%		12.08%		5.01	%(6)
2004	21.71%		13.18%		6.98%

(1)                     IRC sold shares for $10.00 per share from October 1994 through March 1998. During this time, the DRP purchase price was $9.05 per share. From April 1998 through December 1998, IRC sold shares for $11.00 per share. During that time and through May 2004, the DRP purchase price was $10.50 per share. In June 2004, IRC became publicly traded. Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution. This price is calculated on a monthly basis. As of December 31, 2004, the DRP purchase price was $15.27 per share.

(2)                     IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share. During that time and through December 31, 2004, the DRP purchase price has been $9.50 per share.

(3)                     Inland Western commenced selling shares in September 2003 at a price of $10.00 per share. During that time and through December 31, 2004, the DRP purchase price has been $9.50 per share.

(4)                     Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994. During 1995, IRC paid three quarterly distributions and, in November 1995, began paying monthly distributions.

(5)                     IRRETI began paying monthly distributions in June 1999. This represents the annualized cumulative compounded yield on principal for the period from June 1999 through December 1999.

(6)                     Inland Western began paying monthly distributions in November 2003. This represents the annualized cumulative compounded yield on principal for the period from November 2003 through December 2003.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to maximize cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. Had this occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through June 30, 2005, affiliates of IREIC have sponsored five hundred fourteen (514) private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the five hundred twenty-two (522) properties purchased, ninety-three percent (93.0%) have been located in Illinois. Approximately ninety percent (90.0%) of the funds were invested in apartment buildings, six percent (6.0%) in shopping centers, two percent (2.0%) in office buildings and two percent (2.0%) in other properties. Including sales to affiliates, four hundred seventy-five (475) partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17,000,000 in these limited partnerships.

From July 1, 1995 through June 30, 2005, investors in these private partnerships have received total distributions in excess of $291 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in three hundred one (301) private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in one hundred one (101) private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six (66) apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately thirty percent (30.0%) of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven (27) private limited partnerships and one public limited partnership that owned interests in fifteen buildings that are net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

•                       Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

•                       Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

•                       Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which is leased by Kohl’s was sold on February 19, 2004. As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

•                       Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. IREX was formed to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2005, IREX has offered the sale of thirty-eight (38) properties with a total property value of $490,275,000.

Landings Of Sarasota DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed one hundred percent (100.0%) of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building

Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

Pets Bowie Delaware Business Trust purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

Lansing Shopping Center, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

Inland 220 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit Delaware Business Trust acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of

$2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002.

Broadway Commons Delaware Business Trust acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed one hundred percent (100.0%) of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002.

Inland 210 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.

CompUSA Retail Building. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a one percent (1.0%) tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville,

L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,500,000, which consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22,900,000, which consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28,200,000, which consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,048,350, which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to

Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,160,000, which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment. The offering was completed in December 2003. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24,400,000, which consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $8,150,000, which consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of one percent (1.0%) of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,935,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $9,635,000, which consisted of $4,700,000 in debt assumption and $4,935,000 in equity investment. The difference between the real estate acquisition price of $8,500,000 and the total price of $9,635,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,793,630 in mortgage financing from Parkway Bank and Trust Co. and $2,106,370 in equity investment. The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $13,605,000, which consisted of $6,905,000 in debt assumption and $6,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised $2,788,000. The total price was $12,078,762, which consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center East Syracuse, New York. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $15,850,000, which consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Barnes & Noble Retail Center Clay, New York. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash. In June 2004, Clay 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,145,000, which consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment. The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store, Hobart, Indiana. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $6,534,000, which consisted of an equity investment, one percent (1.0%) of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Kraft Cold Storage Facility, Mason City, Iowa. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash. In July 2004, Mason City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $5,333,000 in debt assumption and $5,667,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39,200,000, which consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of $24,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses. The offering was completed in June 2005 after $19,093,129 was raised.

Best Buy Store, Reynoldsburg, Ohio. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $4,950,000 and cash. In June 2004, Reynoldsburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,345,000, which consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for $10,973,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,735,000, which consisted of $9,762,000 in debt assumption and $10,973,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of $17,750,000 and the total price of $20,735,000 consists of $1,300,000 acquisition fee and market value adjustment, $100,000 for a property reserve account and $1,585,000 of estimated costs and expenses. The offering was completed in April 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $1,061,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,190,000, which consisted of $1,061,000 in debt assumption and $1,129,000 in equity investment. The difference between the real estate acquisition price of $1,929,316 and the total price of $2,190,000 consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $770,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $1,578,000, which consisted of $770,000 in debt assumption and $808,000 in equity investment. The difference between the real estate acquisition price of $1,400,632 and the total price of $1,578,000 consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $12,063,000 and cash. In October 2004, Stoughton 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for $10,187,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $19,950,000, which consisted of $9,763,000 in debt assumption and $10,187,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of $17,650,000 and the total price of $19,950,000 consists of $775,000 acquisition fee, $100,000 for a property reserve account and $1,425,000 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of $2,450,000 from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for $7,474,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $14,290,000, which consisted of $6,740,000 in debt assumption and $7,550,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of $12,251,621 and the total price of $14,290,000 consists of $700,000 acquisition fee, $320,000 for a property reserve account and $1,018,379 of estimated costs and expenses. The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for one hundred percent (100.0%) of the beneficial interests in the trust. The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for $21,450,000, a junior loan in the amount of $7,800,000 from Bear Stearns Commercial Mortgage, Inc. In December 2004, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust. The property is located at 2200 and 2222 Kensington Court, Oak Brook for $23,382,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $44,950,000, which consisted of $21,450,000 in debt assumption and $23,500,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C. The difference between the real estate acquisition price of $40,204,356 and the total price of $44,950,000 consists of $1,800,000 acquisition fee, $400,000 for a property reserve account, and $2,545,644 of estimated costs and expenses. The offering is currently ongoing.

Bisys, Columbus, Franklin County, Ohio. Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47,800,000 from an unrelated third party, BISYS Crossings I LLC. The L.L.C. financed its acquisition of the property with cash. On May 12, 2005, placed a first mortgage and note for $30,245,000, a junior loan in the amount of $8,000,000 from LaSalle Mortgage, Inc. In June 2005 Columbus 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for $22,997,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $53,475,000, which consisted of $30,245,000 in debt assumption and $23,230,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Columbus 1031, L.L.C. The difference between the real estate acquisition price of $47,800,000 and the total price of $53,475,000 consists of $2,390,000 acquisition fee, $500,000 for a property reserve account, and $2,785,000 of estimated costs and expenses. The offering is currently ongoing.

Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of $2,421,465 from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to $1,845,000. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,765,000, which consisted of $1,845,000 in debt assumption and $1,920,000 in equity investment. The difference between the real estate acquisition price of $3,228,621 and the total price of $3,765,000 consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25% to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

	Fleet Office Building 1031 LLC	Davenport Deere Distribution Facility 1031 LLC	Grand Chute DST	Macon Office DST	White Settlement Road Investment LLC	Plainfield Marketplace 1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

	Fleet Office Building 1031 LLC	Davenport Deere Distribution Facility 1031 LLC	Grand Chute DST	Macon Office DST	White Settlement Road Investment LLC	Plainfield Marketplace 1031 LLC
Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center 1031 LLC	Long Run 1031 LLC	Forestville 1031 LLC	Bed, Bath & Beyond 1031 LLC	Cross Creek Commons 1031 LLC	BJ’s Shopping Center 1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

	Pier 1 Retail Center 1031 LLC	Long Run 1031 LLC	Forestville 1031 LLC	Bed, Bath & Beyond 1031 LLC	Cross Creek Commons 1031 LLC	BJ’s Shopping Center 1031 LLC
Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Barnes & Noble Retail Center 1031 LLC	Port Richey 1031 LLC	Walgreens Store Hobart 1031 LLC	Kraft Cold Storage Facility 1031 LLC	Huntington Square Plaza 1031 LLC	Best Buy Store Reynoldsburg 1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

	Barnes & Noble Retail Center 1031 LLC	Port Richey 1031 LLC	Walgreens Store Hobart 1031 LLC	Kraft Cold Storage Facility 1031 LLC	Huntington Square Plaza 1031 LLC	Best Buy Store Reynoldsburg 1031 LLC
Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City 1031 LLC	Stoughton 1031 LLC	Mobile Entertainment 1031 LLC	Indianapolis Entertainment 1031 LLC	Chenal Commons 1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.88%	Up to 9.07%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.86%	5.82%	6.00%

Due Diligence Fee	0.50%	0.50%	0.49%	0.48%	1.0%

Marketing Expenses	1.00%	1.00%	0.98%	0.97%	1.0%

Offering & Organization	1.13%	1.11%	2.56%	1.80%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	3.00%	4.92%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	12.66%	23.09%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.37%	0.27%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Oak Brook Kensington 1031 LLC	Columbus 1031 LLC	Edmond 1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%

Due Diligence Fee	0.50%	0.50%	0.49%

Marketing Expenses	1.00%	1.00%	0.98%

	Oak Brook Kensington 1031 LLC	Columbus 1031 LLC	Edmond 1031 LLC
Offering & Organization	1.02%	0.78%	1.05%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%

Bridge Financing Fees	0.36%	0.18%	0.28%

Total Load(4)	18.49%	22.28%	27.94%

Asset Management Fees(5)	0.46%	0.22%	0.16%

Property Management Fees(6)	N/A	N/A	4.50%

Backend Sales Commission	N/A	N/A	3.5%

(1)           Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)           The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

(3)           Acquisition Fee & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)           The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5)           Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6)           Property Management Fees are calculated as a percentage of Gross Income from the property.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by one-eighth of one percent (0.125%) then divided by twelve (12). This figure, however, shall never exceed $10,000 nor be less than $1,200 monthly.

Termination Fees:

Master Lease: 8.333% of the last twelve (12) months of net operating income less rent payments for the same twelve (12) months multiplied by the number of months remaining on the then-current term of the Master Lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through June 30, 2005:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2005 Annual Distribution	2004 Annual Distribution	2003 Annual Distribution
		($)		($)	(%)	(%)	(%)
Landings of Sarasota DBT(1)	9	4,000,000	05/2002	1,135,683	8.57	8.39	8.07
Sentry Office Building DBT(2)	7	3,500,000	04/2002	1,009,647	9.79	9.25	8.73
Pets Bowie DBT(3)	7	2,600,000	07/2002	702,733	9.24	9.12	8.89
1031 Chattanooga DBT(4)	9	1,900,000	05/2002	474,601	8.26	8.26	8.26
Lansing Shopping Center DBT(5)	5	5,000,000	09/2002	1,191,363	9.01	8.96	8.29
Inland 220 Celebration Place DBT(6)	35	15,800,000	09/2003	3,164,442	8.89	8.10	8.10
Taunton Circuit DBT(7)	1	3,750,000	09/2002	834,015	8.31	8.31	8.31
Broadway Commons DBT(8)	32	8,400,000	12/2003	1,332,410	8.31	8.26	8.22
Bell Plaza 1031, LLC(9)	1	890,000	11/2003	319,042	12.30	16.05	14.67
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	1,300,616	8.23	8.23	8.23
CompUSA Retail Building, LLC	11	3,950,000	02/2004	548,382	8.28	8.17	8.05
Janesville Deere DistributionFacility 1031, LLC	35	10,050,000	01/2004	1,230,349	7.62	7.35	7.23
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	1,174,890	8.08	7.19	7.19
Davenport Deere DistributionFacility 1031, LLC	35	15,700,000	04/2004	1,635,535	7.36	7.36	7.36
Grand Chute DST	29	6,370,000	03/2004	671,404	8.51	8.49	8.48
Macon Office DST	29	6,600,000	03/2004	786,409	8.20	8.20	8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	174,320	8.34	8.34	—
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	846,445	7.13	7.09	—
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	292,456	7.44	7.20	—
Long Run 1031, LLC	1	4,935,000	05/2004	425,000	8.47	9.42	—
Forestville 1031, LLC	1	2,106,000	05/2004	284,640	12.92	7.55	—
Bed, Bath & Beyond 1031, LLC	20	6,700,000	08/2004	299,317	7.55	7.58	—
Cross Creek Commons 1031, LLC	26	7,000,000	08/2004	375,493	7.31	7.30	—
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	337,898	7.68	7.69	—
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	131,092	6.66	6.65	—
Port Richey 1031, LLC	1	3,075,000	07/2004	190,353	9.30	9.24	—
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	208,606	5.88	5.78	—
Kraft Cold Storage Facility 1031, LLC	19	5,667,000	12/2004	224,680	7.00	7.00	—
Huntington Square Plaza 1031, LLC	39	20,050,000	06/2005	468,445	6.48	—	—
Best Buy Store Reynoldsburg 1031, LLC	19	5,395,000	02/2005	166,742	6.73	—	—
Jefferson City 1031, LLC	28	10,973,000	04/2005	235,009	7.96	—	—
Stoughton 1031, LLC	27	10,187,000	05/2005	236,281	6.66	—	—
Indianapolis Entertainment 1031, LLC	1	1,129,000	11/2004	40,123	7.15	—	—
Mobile Entertainment 1031, LLC	1	808,000	11/2004	28,735	7.16	—	—
Chenal Commons 1031, LLC	19	7,550,000	06/2005	98,884	7.53	—	—
Oak Brook Kensington 1031, LLC	45	23,500,000	*	128,881	7.28	—	—
Columbus 1031, LLC	0	23,230,000	*	—	—	—	—
Edmond 1031, LLC	1	1,920,000	05/2005	16,243	7.73	—	—
		$275,922,000		$22,721,162

*  Offering was not complete as of June 30, 2005.

(1)  The 2002 Annual Distribution for this entity was 8.00% and the 2001 Annual Distribution was 8.00%.

(2)  The 2002 Annual Distribution for this entity was 8.20%.

(3)  The 2002 Annual Distribution for this entity was 8.89%.

(4)  The 2002 Annual Distribution for this entity was 8.19%.

(5)  The 2002 Annual Distribution for this entity was 8.47%.

(6)  The 2002 Annual Distribution for this entity was 8.08%.

(7)  The 2002 Annual Distribution for this entity was 8.22%.

(8)  The 2002 Annual Distribution for this entity was 8.14%.

(9)  The 2002 Annual Distribution for this entity was 13.53%.

MANAGEMENT

Board of Directors

We will operate under the direction of our board of directors, which will be responsible for managing and controlling our business affairs. The board has retained Inland American Business Manager & Advisor, Inc. to serve as our Business Manager and to manage our day-to-day operations. Our articles and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be more than eleven (11). The articles further provide that the majority of our directors must be “independent.”  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our Business Manager, Property Managers or their respective affiliates either currently or at any time in the previous two years. An ownership interest in another program sponsored by IREIC will not, by itself, preclude status as an independent director.

Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. A director may resign at any time and be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting must indicate that the purpose of the meeting is to determine if the director is to be removed. Unless filled by a vote of the stockholders, a vacancy created by an increase in the number of the directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors.

Our directors and officers are not required to devote all of their time to our business. Our directors will meet at least quarterly. In the exercise of their duties, our directors will rely heavily on our Business Manager, Property Managers and their affiliates. Our board has the power to set the compensation of all officers that it selects and to negotiate the terms and conditions of the agreements with all third parties including our Business Manager and Property Managers.

Our directors may establish further written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We will follow the policies on investments and borrowing set forth in this prospectus and our organizational documents until and unless they are modified by our directors or amended in the manner described in “Summary of our Organizational Documents - Amendment of the Organizational Documents.”

Inland Affiliated Companies

Our sponsor, Inland Real Estate Investment Corporation or IREIC, is an affiliate of The Inland Group, Inc. The Inland Group was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year. The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past thirty-seven (37) years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services. The Inland Real Estate Group of Companies, sometimes referred to as “Inland,” represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by IREIC. Inland, in the aggregate, was ranked by Crain’s

Chicago Business in April 2005 as the twenty-first largest privately held company headquartered in the Chicago area. In the November 2004 issue of the International Council of Shopping Centers’ publication, Shopping Centers Today, The Inland Real Estate Group of Companies was ranked the fifth top shopping center owner in North America. Also, in the April 6, 2005 issue of Retail Traffic, The Inland Real Estate Group of Companies was ranked as the fifth top owner and manager. An affiliate of Inland is one of the largest property management firms in Illinois and another is one of the largest commercial real estate and mortgage banking firms in the Midwest. As of June 30, 2005, The Inland Group and its affiliates have raised more than $10 billion from investment product sales to over 200,000 investors. Inland has completed more than two hundred forty-two (242) investment programs; in each case no investor has received less than his or her contributed capital.

As of June 30, 2005, Inland and its affiliates had more than 1,100 employees, owned properties in forty-five (45) states and managed assets with a value exceeding $10 billion. Our senior management includes executives of The Inland Group and its affiliates. As of June 30, 2005, IREIC was the general partner of limited partnerships which owned in excess of 2,984 acres of pre-development land in the Chicago area, as well as over 16.9 million square feet of real property. As of June 30, 2005, another affiliate, Inland Mortgage Corporation had originated more than $10 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $175 million. Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $6.5 billion.

A group of Inland affiliated companies responsible for managing investment properties managed approximately 100 million square feet of commercial properties in forty-five (45) states as of June 30, 2005. A substantial portion of the portfolio, approximately 23.2 million square feet, consists of properties leased on a triple-net lease basis. A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses. This group also manages more than 11,500 multi-family units that are principally located in the Chicago area. Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment. Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 1,797 properties.

Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 10,900 residential units, 11.8 million square feet of retail land and 7.6 million square feet of industrial land. Inland Real Estate Development has been responsible for the land development of over 3,300 of those residential units, 6.7 million square feet of the retail land and all 7.6 million square feet of the industrial land. Inland Real Estate Development currently manages an inventory of over 3,000 acres of land for development of which approximately 1,000 acres it or its affiliates own. Another affiliate, Inland Real Estate Sales, Inc., is one of the largest “mid-market” commercial brokerage specialists in the Midwest. In the last three years it has completed more than $415 million in commercial real estate sales and has been involved in the sale of more than 2,780 multi-family units and over 15.4 million square feet of commercial property. See also “Prior Performance of IREIC Affiliates” in this prospectus and Appendix A, “Prior Performance Tables,” for additional information.

The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

Name	Age*	Position
Daniel L. Goodwin	61	Chairman and President
Robert H. Baum	61	Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza	61	Vice Chairman
Robert D. Parks	61	Director

*As of January 1, 2005

Messrs. Goodwin, Baum, Cosenza and Parks are the founders of The Inland Group.

Daniel L. Goodwin is a founding and controlling stockholder of, and the chairman of the board and chief executive officer of, The Inland Group. Mr. Goodwin, who has been with The Inland Group and its affiliates since 1968, also serves as a director or officer of entities wholly owned or controlled by The Inland Group. In addition, Mr. Goodwin is the chairman of the board of Inland Real Estate Corporation, chairman of the board and chief executive officer of Inland Mortgage Investment Corporation and chairman and chief executive officer of Inland Bancorp Holding Company, a bank holding company. Mr. Goodwin also serves on the management committee of Inland Real Estate Corporation.

Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors. He also is the author of a nationally recognized real estate reference book for managing residential properties. Mr. Goodwin serves on the board of the Illinois State Affordable Housing Trust Fund. He has served as an advisor for the Office of Housing Coordination Services of the State of Illinois and as a member of the Seniors Housing Committee of the National Multi-Housing Council. He has served as chairman of the DuPage County Affordable Housing Task Force and presently serves as chairman of New Directions Affordable Housing Corporation.

Mr. Goodwin obtained his bachelor and master degrees from Illinois State Universities. Following graduation, he taught for five years in the Chicago public school system. More recently, Mr. Goodwin has served as a member of the board of governors of Illinois State Colleges and Universities. He is vice chairman of the board of trustees of Benedictine University, vice chairman of the board of trustees of Springfield College and chairman of the board of trustees of Northeastern Illinois University.

Robert H. Baum has been with The Inland Group and its affiliates since 1968 and is one of the founding stockholders. Mr. Baum is vice chairman, executive vice president and general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for supervising the legal activities of The Inland Group and its affiliates including supervising The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and also has been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He also is an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently serves as a director of Inland Bancorp Holding Company and of Westbank, a state chartered bank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

G. Joseph Cosenza has been with The Inland Group and its affiliates since 1968 and is one of the founding stockholders. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs Inland’s many enterprises. In addition, Mr. Cosenza immediately supervises a staff of nineteen persons who engaged in property acquisition and due diligence. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. He has directly overseen the purchase of close to $10.5 billion of income-producing real estate from 1968 to present.

Mr. Cosenza received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master’s degree from Northern Illinois University, DeKalb, Illinois. From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts and he served as assistant principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

Mr. Cosenza also has been chairman of the board of American Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace. He was the chairman and is presently a director on the board of Inland Bancorp Holding Company. Mr. Cosenza also serves on the management committee of Inland Real Estate Corporation.

Robert D. Parks is a director of The Inland Group, Inc. and is one of the founding stockholders. Mr. Parks, who has been with The Inland Group and its affiliates since 1968, is chairman of IREIC, director of Inland Securities Corporation and a director of Inland Investment Advisors, Inc. He also is president, chief executive officer and a director of Inland Real Estate Corporation, and serves on its management committee. In addition, he is chairman, chief executive officer, a director and a member of the management committee of Inland Retail Real Estate Trust, Inc., and is chairman and a director of Inland Western Retail Real Estate Trust, Inc. Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all investments and investor relations.

Prior to joining Inland, Mr. Parks taught in Chicago’s public schools. He received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers. He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts.

Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers. The biography of Mr. Parks is set forth above.

Name	Age*	Position
Robert D. Parks	61	Director and Chairman of the Board
Brenda G. Gujral	62	Director and President
Barry L. Lazarus	58	Director
J. Michael Borden	68	Independent Director
David Mahon	42	Independent Director
Thomas F. Meagher	74	Independent Director
Paula Saban	52	Independent Director
Roberta S. Matlin	60	Vice President, Administration

Name	Age*	Position
Kelly E. Tucek	42	Treasurer
Scott W. Wilton	44	Secretary

*As of January 1, 2005

Brenda G. Gujral, president and director, is also the president, chief operating officer and a director of IREIC, the parent company of our Business Manager. She also is president, chief operating officer and a director of Inland Securities Corporation, chief executive officer and a director of Inland Western Retail Real Estate Trust, Inc. and a director of Inland Investment Advisors, Inc., an investment advisor, and Inland Retail Real Estate Trust, Inc. Ms. Gujral also is chairperson of the board of Inland Real Estate Exchange Corporation.

Ms. Gujral has overall responsibility for IREIC’s operations, including distributing checks to over 50,000 investors, reviewing periodic communications to those investors, filing quarterly and annual reports with the Securities and Exchange Commission for IREIC-sponsored publicly registered investment programs, complying with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for IREIC and Inland Securities Corporation, reviewing asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior IREIC-sponsored investment programs. She works with internal and outside legal counsel in structuring IREIC’s investment programs and in connection with preparing its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

Ms. Gujral has been with the Inland organization for twenty years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon to implement land use legislation for that state. She is a graduate of California State University, Sacramento, California. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts. Ms. Gujral also is a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

Barry L. Lazarus, a director, was appointed to our board of directors in June 2005. Mr. Lazarus is the chief executive officer, president and a director of Inland Retail Real Estate Trust, Inc., or IRRETI. Mr. Lazarus first began working for The Inland Group in 1973 after a brief career in public accounting. From 1973 to 1979, he supervised all corporate and partnership accounting and tax matters for The Inland Group and managed its corporate financial affairs. In 1979, Mr. Lazarus formed The Butterfield Company, a real estate development and contracting firm located in Phoenix, Arizona. Between 1979 and 1987, The Butterfield Company completed several development projects in conjunction with several national real estate firms. From 1988 to 1990, Mr. Lazarus served as vice president of finance for UDC Homes, Inc., at the time one of the largest home builders in the United States and a New York Stock Exchange listed company. His duties included obtaining financing for numerous real estate development and construction projects in the southeastern and southwestern United States, as well as maintaining investor relations. Mr. Lazarus rejoined the Inland organization in 1990 as president of Intervest Midwest Real Estate Corporation, a real estate company that actively acquired, developed, financed and sold real estate assets in the Midwest and Southeast. In 1994, Mr. Lazarus became president of Inland Shelter Group, LLC, which at the time was engaged in the development of apartment properties in the Georgia. Mr. Lazarus served as IRRETI’s president and chief operating officer since its formation in 1998 and became its chief executive officer in 2004. He received his bachelor degree in business administration from the University of Wisconsin, Madison, Wisconsin, is a certified public accountant and holds real estate broker licenses in the states of Wisconsin and Georgia.

J. Michael Borden, an independent director, was appointed to our board of directors in October 2004. Mr. Borden is president and chief executive officer of Freedom Plastics, Inc., World of Plastics of Florida, Rock Valley Trucking Co., Inc., Eagle Trucking, Inc., Total Quality Plastics, Inc., Rock Valley Leasing, Inc., Hufcor Inc., Airwall, Inc., Soft Heat and Flambeau Forest Resort. Over the last twenty-five years, Mr. Borden’s various businesses have routinely entered into real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets. Mr. Borden is also chairman of Perkins Wildlife Area and the Council for Workforce Excellence. He currently serves on the board of directors of SSI Technologies, Inc., Dowco, Inc., M&I Bank, Employers Health Cooperative, Competitive Wisconsin and St. Anthony of Padua Charitable Trust, is a trustee of The Nature Conservancy and the Income Realty Fund, and is a regent of the Milwaukee School of Engineering. Mr. Borden also is a member of the National Governor’s Association Workforce Investment Act, the Federal Reserve Bank Advisory Board and many industry trade associations. He was named Wisconsin entrepreneur of the year in 1998. Mr. Borden graduated from Marquette University, Milwaukee, Wisconsin, where he studied accounting, finance and philosophy. He also attended an MBA program in finance at Marquette University.

David Mahon, an independent director, was appointed to our board of directors in October 2004. He currently serves as a director of Antares Capital Corporation where he is responsible for structuring and syndicating capital market transactions. Mr. Mahon also is responsible for purchasing and trading investments for Antares Capital’s securitized investment funds. Prior to joining Antares Capital, Mr. Mahon spent six years at Heller Financial, the last three within its capital markets and corporate finance groups. Mr. Mahon started his career at Arthur Andersen and subsequently worked for three years in Citicorp’s leveraged capital group. Mr. Mahon is currently a member of the board of directors for Noodles & Company, an operator of approximately one hundred (100) casual dining restaurants based in Boulder, Colorado. Mr. Mahon is a CPA and a graduate of Augustana College, Rock Island, Illinois.

Thomas F. Meagher, an independent director, was appointed to our board of directors in October 2004. He currently serves on the board of directors of The Private Bank of Chicago, DuPage Airport Authority, the TWA Plan Oversight Committee and Festival Airlines. He also is a member of the board of trustees of Edward Lowe Foundation. Mr. Meagher has previously served on the board of directors of UNR Industries, Rohn Towers, Greyhound Lines Inc. and Trans World Airlines, where he served as chairman of the board for two years and participated in the sale of the company to American Airlines.

Mr. Meagher began his business career in 1958 when he was selected by American Airlines for their management training program. He subsequently joined Continental Air Transport of Chicago as Executive Vice-President in 1964. In 1970, Mr. Meagher was appointed the first president and chief executive officer of the Chicago Convention and Tourism Bureau, returning to Continental Air Transport as president and chief executive officer in 1972. In 1980, Mr. Meagher purchased Howell Tractor and Equipment Company. He is the principal shareholder of Howell Tractor and serves as the company’s chairman and chief executive officer. He is also the principal shareholder and chairman of Professional Golf Cars of Florida.

Mr. Meagher is a native of Chicago, Illinois. He received his bachelor degree from St. Mary’s University of Minnesota, Minneapolis, Minnesota. Upon graduation, he entered the U.S. Marine Corps Officer Candidate Program, serving with the 2nd Marine Air Wing and achieving the rank of Captain. Mr. Meagher also attended graduate business school at the University of Chicago.

Paula Saban, an independent director, was appointed to our board of directors in October 2004. Mrs. Saban has worked in the financial services and banking industry for over twenty-five years. She began her career in 1978 with Continental Bank, which later merged into Bank of America. From 1978 to 1990, Mrs. Saban held various consultative sales roles in treasury management and in traditional lending areas. She also managed client service teams and developed numerous client satisfaction programs. In 1990, Mrs. Saban began designing and implementing various financial solutions for clients with Bank of America’s Private Bank and Banc of America Investment Services, Inc. Her clients included top management of publicly-held companies and entrepreneurs. In addition to managing a diverse client portfolio, she was responsible for client management and overall client satisfaction. She recently retired from Bank of America as a senior vice president/private client manager. In 1994, Mrs. Saban and her husband started a construction products company, Newport Door, Inc., of which she is president and a principal stockholder.

Mrs. Saban received her bachelor degree from MacMurray College, Jacksonville, Illinois, and her master of business administration from DePaul University, Chicago, Illinois. She holds Series 7 and 66 licenses from the NASD. She is president of the Fairview Elementary School PTA and is a former trustee of both the Goodman Theatre and Urban Gateways.

Roberta S. Matlin has been our vice president, administration since our formation. Ms. Matlin joined Inland Real Estate Investment Corporation in 1984 as director of investor administration and currently serves as senior vice president of IREIC, directing its day-to-day internal operations. Ms. Matlin is a director of IREIC, a director and president of Inland Investment Advisors, Inc., and Intervest Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation. She is the president of Inland American Business Manager & Advisor, Inc. She has been vice president of administration of Inland Western Retail Real Estate Trust, Inc. since its formation. From 1998 until 2004, she was vice president of administration of Inland Retail Real Estate Trust, Inc. She was vice president of administration of Inland Real Estate Corporation from 1995 until 2000. From June 2001 until April 2004 she was a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois, Champaign, Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers, Inc.

Kelly E. Tucek has been our treasurer since our formation. Ms. Tucek joined The Inland Group in 1989 and is a vice president of IREIC. Since 1996 she has been responsible for the Investment Accounting Department, which includes all public partnership accounting functions along with quarterly and annual SEC filings. She was the treasurer of Inland Western Retail Real Estate Trust, Inc. from March 2003 through March 2004. Prior to joining Inland, Ms. Tucek was a member of the audit staff of Coopers and Lybrand for five years. She received her bachelor degree in accounting and computer science from North Central College, Naperville, Illinois.

Scott W. Wilton has been our secretary since our formation. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the secretary of Inland Real Estate Exchange Corporation. In 2003, he became secretary of Inland Western Retail Real Estate Trust, Inc. Mr. Wilton is involved in all aspects of The Inland Group’s business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received bachelor degrees in economics and history from the University of Illinois, Champaign, Illinois, in 1982 and his law degree from Loyola University, Chicago, Illinois, in 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate, corporate transactions and litigation.

Committees of Our Board of Directors

Under our bylaws, our board may establish any committee the board believes appropriate and appoint all committee members in its discretion. Our bylaws require, however, that a majority of the members of each committee must be independent directors.

Audit Committee

Our board has formed an audit committee consisting of three independent directors:  J. Michael Borden, David Mahon and Thomas F. Meagher. Mr. Mahon serves as chairperson of the committee. The audit committee is responsible for engaging our independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by, and the independence of, the independent public accountants, considering the range of audit and non-audit fees and consulting with the independent public accountants regarding the adequacy of our internal accounting controls.

Compensation of Directors and Officers

We will pay our independent directors an annual fee of $10,000 plus $500 for each in-person meeting of the board or a committee of the board (other than the audit committee) and $350 for each meeting of the board or a committee of the board (other than the audit committee) attended by telephone. Members of the audit committee receive $750 for each in-person meeting and $500 for each meeting attended by telephone. We will reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.

Independent Director Stock Option Plan

We will have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate. We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares that could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if we split our stock, are consolidated or are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder’s meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 9.8% of our issued and outstanding shares. We will issue, in the aggregate, options to purchase 3,000 shares at $8.95 per share to each of our independent directors when, and if, we have 1,000,000 shares of common stock issued and outstanding. The option price for subsequent options will be fixed at $8.95 per share prior to the time that there is a public market for our shares.

One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

Options granted under the independent director stock option plan are exercisable until the first to occur of:

•                                          the tenth anniversary of the date of grant;

•                                          the removal for cause of the person as an independent director; or

•                                          three months following the date the person ceases to be an independent director for any other reason except death or disability.

All options generally are exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if exercise would jeopardize our status as a REIT under the Internal Revenue Code.

No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

•                                          for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

•                                          for the continuance of the independent director stock option plan by the successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

•                                          for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

Compensation of Executive Officers

All of our executive officers are officers of one or more of our affiliates and compensated by those entities, in part, for their service rendered to us. We do not separately compensate our executive officers for their service as officers, nor will we reimburse either our Business Manager or Property Managers for any compensation paid to their employees who also serve as our executive officers, other than through the general fees we pay to them under the business management agreement or the property management agreements. In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers. We may also, from time to time, grant restricted shares of our common stock to one or more of our officers.

Our Business Manager

Our Business Manager, Inland American Business Manager & Advisor, Inc., is a newly-formed Illinois corporation and a wholly owned subsidiary of IREIC. The following table sets forth information regarding its executive officers and directors. The biographies of Messrs. Parks, Cosenza and Goodwin are set forth above under “– Inland Affiliated Companies” and the biography of Ms. Matlin and Mr. Wilton is set forth above under “– Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	61	Director
Robert D. Parks	61	Director
G. Joseph Cosenza	61	Director
Roberta S. Matlin	60	President
Catherine L. Lynch	46	Treasurer
Scott W. Wilton	44	Secretary

*As of January 1, 2005

Catherine L. Lynch joined the Inland organization in 1989 and is the treasurer and secretary of IREIC, responsible for managing the corporate accounting department. Ms. Lynch also is the treasurer and secretary and a director of Inland Securities and treasurer of Inland Investment Advisors, Inc. From 1980 until joining the Inland organization, Ms. Lynch was employed by KPMG Peat Marwick LLP. Ms. Lynch received her bachelor degree in accounting from Illinois State University, Normal, Illinois, is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Ms. Lynch also is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

Our Property Managers

Our four property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, which we refer to collectively herein as our Property Managers, are newly formed Delaware limited liability companies. The Property Managers are indirect wholly owned subsidiaries of corporations currently owned by the four individuals owning substantially all of the outstanding voting stock of The Inland Group, Messrs. Goodwin, Baum, Cosenza and Parks. Each Property Manager was formed to manage the specific type of property indicated by its name. For example, Inland American Retail Management LLC will manage any retail properties we acquire and Inland American Office Management LLC will manage any office buildings we acquire. Each Property Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

The ultimate parent corporations of our Property Mangers are Inland North American Property Management Corp., Inland North American Retail Management Corp. and Inland North American Office Management Corp., each a Delaware corporation. Employees of these corporations will oversee and manage the day-to-day operations of our Property Managers. The following table sets forth information regarding the executive officers and directors of these corporations.

Name	Age*	Position
Thomas P. McGuinness	49	Chairman, Director and Chief Executive Officer
Robert M. Barg	51	Director, Senior Vice President, Treasurer and Secretary
Elizabeth D. McNeeley	50	Director and Vice President
Alan F. Kremin	58	Director
Ulana Horalewskyj	58	Director
Thomas Lithgow	42	Vice President

*As of January 1, 2005

Thomas P. McGuinness joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He also is president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. Mr. McGuinness is a licensed real estate broker and is past president of the Chicagoland Apartment Association and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees’ Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

Robert M. Barg joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc. Since 2003 he has been a senior vice president, secretary and treasurer of Inland Western Management Corp. In July 2004 he became a director of Inland Western Management Corp. as well as a senior vice president, secretary, treasurer, and a director of Inland Northwest Management Corp., Inland Pacific Management Corp. and Inland Southwest Management Corp. He is also a director, senior vice president, and treasurer of Mid-America Management Corp. He was secretary and treasurer of Inland Southeast Property Management Corp. from 1998 to 2001. Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co. He received his bachelor degree in business administration from the University of Illinois at Chicago and a master degree in accounting from Western Illinois University, Macomb, Illinois. Mr. Barg is a certified public accountant and is a member of the Illinois CPA Society, and is a licensed real estate broker.

Elizabeth D. McNeeley joined Inland Southeast Property Management as a property accountant in January 2002. In January 2003, she was promoted to senior property accountant for Inland Western Management Corp., and in July 2003, was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp. and Inland Western Management Corp. Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices. She also taught mathematics at both the middle school and junior college level. Ms. McNeeley holds a bachelor degree from North Central College, Naperville, Illinois, and a master degree from DePaul University, Chicago, Illinois. She is a licensed real estate sales agent.

Alan F. Kremin joined The Inland Group in 1982 and became treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other subsidiaries of The Inland Group in March 1991. He also became the chief financial officer of The Inland Group in 1991, responsible for financial management, cash budgeting and corporate taxes for the consolidated group. He also serves as a director for various subsidiaries of The Inland Group and affiliated entities. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior thereto, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his bachelor degree in accounting from Loyola University, Chicago, Illinois. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

Ulana Horalewskyj joined The Inland Group in 1990 and is treasurer of Inland Real Estate Exchange Corporation, vice president of IREIC and president of Partnership Ownership Corporation. In her capacity as vice president of IREIC, Ms. Horalewskyj oversees the cash management and accounting for over 250 Inland private limited partnerships. Prior to joining The Inland Group, she spent four years working for an accounting firm and ten years in the banking industry. Ms. Horalewskyj received her bachelor degree from Roosevelt University, Chicago, Illinois.

Thomas Lithgow joined Inland in 2004 and was promoted to vice president. Mr. Lithgow is the chief due diligence director responsible for all due diligence, and he also oversees thirteen million square feet of commercial property throughout the United States. Prior to joining Inland, Mr. Lithgow was the due diligence director for Heritage Realty. Mr. Lithgow has twenty years of real estate experience in the areas of accounting, finance, asset management, due diligence, acquisitions and dispositions. Mr. Lithgow received his bachelor degree from Eastern Illinois University, Charleston, Illinois, and is a certified public accountant.

The Business Management Agreement

Duties of Our Business Manager. As a newly formed entity, we do not believe our asset base or the income generated by these assets will initially be large enough to support a fully integrated staff of employees. Thus, we would either have to incur operating losses until our assets and income grew to the size needed to support a fully integrated staff, do without certain services or retain a third party to provide these services. Our board has chosen the third option. We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations including:

•                                          identifying potential investment opportunities in real estate assets and assisting our board of directors in evaluating those opportunities;

•                                          preparing, on our behalf, all reports and regulatory filings including those required by federal and state securities law;

•                                          administering our bookkeeping and accounting functions; and

•                                          undertaking and performing all services or other activities necessary and proper to carry out our investment objectives.

See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the business management agreement. To assist the Business Manager in handling its responsibilities, the Business Manager may establish a management and disclosure committee to review and critique our periodic reports and other public disclosures, as well as our day-to-day business practices, controls and procedures. The committee may include our officers and directors, officers and directors of our Business Manager and the ultimate parent corporations owning our Property Managers, and officers and directors of The Inland Group or its affiliates. If established, the responsibilities and powers of the management and disclosure committee will be set forth in a written charter approved by our board. Regardless of whether a management and disclosure committee is formed, the business management agreement provides that the Business Manager is deemed to be in a fiduciary relationship with us and our stockholders.

Ancillary Agreements. Under the business management agreement, the Business Manager is obligated to provide, either directly or indirectly through affiliates, various services and licenses needed to operate our business. To do so, the Business Manager, or we, in the case of the trademark license agreement, will enter into various agreements with IREIC and its affiliates. We have agreed to reimburse the Business Manager, IREIC and its affiliates, each referred to as a “service provider” or, collectively, the “service providers,” for the expenses paid or incurred to provide these services including all direct expenses and the costs of salaries and benefits of persons employed by these entities and performing services for us. Direct expenses include, but are not limited to:

•                                          taxes and assessments on income or real property and taxes;

•                                          premiums and other associated fees for insurance policies including director and officer liability insurance;

•                                          all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•                                          administrative service expenses;

•                                          audit, accounting and legal fees paid to third parties;

•                                          transfer agent and registrar’s fees and charges paid to third parties; and

•                                          expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from the Company’s executive offices.

We will also reimburse the service providers for salaries and benefits of persons employed by these entities and performing services for us. In the case of IREIC, whose employees also provide services for other entities sponsored by, or affiliated with, IREIC, we will reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by that person on matters for us compared to the time spent by that same person on all matters including our matters. Except in the case of computer services provided by Inland Computer Services, Inc., which is described below, the salary and benefit costs for each service provider other than IREIC will be determined by multiplying (i) the number of hours spent by all employees of the service provider in providing services for us by (ii) that service provider’s “hourly billing rate.”  For these purposes, the “hourly billing rate” will approximate the hourly cost to the service provider to provide services to us based on:

•                                          the average amount of all salaries and bonuses paid to the employees of the service provider; and

•                                          an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider, as described above.

All billing rates are subject to change, but in all cases will not exceed ninety percent (90.0%) of the market rates for similar services. These ancillary agreements will terminate upon the termination of the business management agreement unless the Business Manager or the service provider agrees otherwise.

•                                          Communications Services. Inland Communications, Inc. will provide marketing, communications and media relations services, including designing and placing advertisements; editing marketing materials; preparing and reviewing press releases; distributing certain stockholder communications; and maintaining branding standards.

•                                          Computer Services. Inland Computer Services, Inc., or ICS, will provide data processing, computer equipment and support services and other information technology services, including custom application, development and programming; support and troubleshooting; data storage and backup; email services; printing services; and networking services, including Internet access. ICS will be compensated for all direct costs incurred and reasonable expenses paid in providing computer services, including programming and consulting time, printing costs and usage charges, equipment rentals and computer usage.

•                                          Insurance and Risk Management Services. Inland Risk and Insurance Management Services, Inc. will provide insurance and risk management services, including negotiating and obtaining insurance policies; managing and settling claims; and reviewing and monitoring our insurance policies.

•                                          Legal Services. The Inland Real Estate Group, Inc. will provide legal services, including drafting and negotiating real estate purchase and sales contracts, leases and other real estate or corporate agreements and documents; performing due diligence; and rendering legal opinions.

•                                          Office and Facilities Management Services. Inland Office Services, Inc. and Inland Facilities Management, Inc. will provide office and facilities management services, including purchasing and maintaining office supplies and furniture; installing telephones; maintaining security; providing mailroom, courier and switchboard services; and contracting with and supervising housekeeping and other facilities maintenance service providers.

•                                          Personnel Services. Inland Human Resource Services, Inc. will provide personnel services, including pre-employment services; new hire services; human resources; benefit administration; and payroll and tax administration.

•                                          Property Tax Services. Investors Property Tax Services, Inc. will provide property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•                                          Software License. ICS will grant the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the business management agreement. ICS will provide the Business Manager with all upgrades to the licensed software, as well as any necessary support and maintenance.

•                                          Trademark License. We will enter into a trademark license agreement with The Inland Real Estate Group, Inc., or TIREG, granting us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business. TIREG will retain exclusive ownership of all trademarks and, except for permitted sublicenses, we will not be able to transfer, sell, assign or modify any right granted to us under the trademark license agreement. We anticipate that the trademark license agreement will contain customary and usual representations, warranties and covenants for agreements of this type, and will require each party to indemnify the other party for any damages resulting from a breach of its obligations under the trademark license agreement. Upon termination of the business management agreement, TIREG may terminate the trademark license agreement following delivery of written notice to us and the completion of a reasonable transition period.

Term. The business management agreement has an initial term of one year and is renewable for successive one year terms upon the mutual consent of the parties, including an affirmative vote of a majority of our independent directors. The agreement may be terminated by mutual consent of the parties. We may terminate the agreement without cause or penalty upon a vote by a majority of the independent directors on sixty (60) days written notice to our Business Manager. The agreement also will terminate upon a business combination with our Business Manager, as described below. If the business management agreement is terminated, our Business Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

Compensation. After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” we will pay our Business Manager a fee of up to one percent (1.0%) of our “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of our average invested assets as of the last day of the immediately preceding quarter. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other “real estate operating companies,” before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during the period.

In addition, any time we acquire a controlling interest in a REIT or other “real estate operating company,” we will pay our Business Manager or its designee a fee equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest. See “- Property Acquisition Agreement” below for a discussion of what constitutes a “real estate operating company.”  We will pay acquisition fees either in cash or by issuing shares of our common stock valued per share at the greater of (i) the per share offering price of our common stock in our most recent public offering, (ii) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share. If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares. If our board does not waive the limit, any excess fee will be paid in cash. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the acquisition fee.

Further, after our stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their invested capital, as defined above, we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.

If our Business Manager or its affiliates perform services that are outside of the scope of those required under the business management agreement, we will compensate our Business Manager at rates and in amounts approved by our board of directors. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding fees paid to the Business Manager.

Reimbursement. Notwithstanding the above, our Business Manager is required to reimburse us for the amounts, if any, that our total operating expenses paid during the previous fiscal year exceed the greater of:

•                                          two percent (2.0%) of our average invested assets for that fiscal year; or

•                                          twenty-five percent (25.0%) of our net income, before any additions to, or allowance for, reserves for depreciation, amortization or bad debts or other similar reserves before any gain from the sale of our assets, for that fiscal year.

Items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges and acquisition fees and expenses are excluded from the definition of total operating expenses. Our Business Manager also is obligated to pay organization and offering expenses exceeding specified levels. See “Compensation Table” for a description of the fees and reimbursements to which our Business Manager is entitled.

Business Combination. We will consider internalizing the functions of the Business Manager once our assets and income are of sufficient size such that internalizing these functions is, in our board’s view, in the best interests of our stockholders. For a detailed discussion of a potential business combination with our Business Manager, see “- Business Combinations” below.

Liability and Indemnification. Under the business management agreement, and the property management agreements described below, we are required to indemnify our Business Manager, Property Managers and each of their officers, directors, employees and agents and to pay or reimburse its or their reasonable expenses in advance of the final disposition of a proceeding so long as:

•                                          the person seeking indemnity determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest;

•                                          the person seeking indemnity was acting on behalf of, or performing services for, us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnity; and

•                                          the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by any party seeking indemnity unless one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person or entity;

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

•                                          a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

We will advance amounts to any person seeking indemnity for legal and other expenses only if:

•                                          the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

•                                          the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and

•                                          the person receiving the advance undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

Property Management Agreements

Duties of our Property Managers. Our Property Managers, their affiliates or agents will manage each of our real properties that is not internally managed by persons employed by companies that we acquire. When we acquire a property that we would like any of our Property Managers to manage, we will enter into a separate agreement specific to that property with the applicable Property Manager. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the property management agreements.

Compensation. For each property managed directly by any of our Property Managers, their affiliates or agents, we will pay the applicable Property Managers a monthly fee equal to four and one-half percent (4.5%) of the gross income from each such property. We will pay this fee for services in connection with renting, leasing, operating and managing each property. As is customary in the industry, we will reimburse the Property Manager, its affiliates and agents for property-level expenses that it or they pay such as salaries and benefit expenses for on-site employees and other miscellaneous expenses.

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we will pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property. We will pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of our Property Managers. In no event will any of our Property Managers receive a property management fee and an oversight fee with respect to a particular property. Further, in no event will the aggregate amount of the property management fee paid to entities other than our Property Managers, their affiliates or agents plus the oversight fee paid to any Property Manager exceed a total of four and one-half percent (4.5%) of the gross income of the particular property. Oversight fees may not be paid for more than three years following the acquisition of the property, REIT or real estate operating company, as the case may be. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding fees paid to our Property Managers.

Term. Each property will be managed pursuant to a separate agreement with a term ending on December 31 of the year in which the property is acquired. Each management agreement will provide for successive one-year renewals, unless either party notifies the other in writing of its intent to terminate between sixty (60) and ninety (90) days prior to the expiration of the initial or renewal term. We also may terminate the agreement without cause or penalty upon a vote by a majority of the independent directors on sixty (60) days written notice to the applicable Property Manager. The Property Manager may subcontract with an affiliate or a third party agent to provide the required property management services for less than the management fee provided in the management agreement. Our Property Managers or their ultimate parent corporations may form additional subsidiary property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

Business Combination. We will consider internalizing the functions of our Property Managers once our assets and income are of sufficient size such that internalizing these functions is, in our board’s view, in the best interests of our stockholders. For a detailed discussion of a potential business combination with our Property Managers, see “– Business Combinations” below.

Property Acquisition Agreement

We have entered into an agreement with Inland Real Estate Acquisitions, Inc. under which Inland Real Estate Acquisitions will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets. This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, Inland Real Estate Acquisitions or our Business Manager or their affiliates are then serving as our officers and directors. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the property acquisition agreement.

Duties of Inland Real Estate Acquisitions. Under the terms of this agreement, Inland Real Estate Acquisitions, or IREA, has granted us a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire. This right is subject to prior rights granted by IREA to certain entities sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. A neighborhood retail facility is real estate improved for use as a shopping center with a gross leasable area ranging in size from 5,000 to 150,000 square feet. A community center is real estate improved for use as a shopping center with gross leasable retail area exceeding 150,000 square feet but less than 300,000 square feet. A single user property is real estate improved for use as a single tenant or commercial property. If these entities do not exercise their respective rights, we have been granted a subsequent right of first refusal to acquire these properties.

Compensation. At any time we acquire a controlling interest in a REIT or other “real estate operating company,” we will pay our Business Manager or its designee a fee equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest. This fee will not be paid when we acquire only a property but not the REIT or other real estate operating company owning the property. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding this fee paid to the Business Manager. For these purposes, “control” means owning fifty and one-tenths percent (50.1%) or more of the voting securities of the entity in question. For these purposes “real estate operating company” means:

•                                          any entity that has equity securities registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•                                          any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or

•                                          any entity that, either itself or through its subsidiaries:

•                                          owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

•                                          has a policy or purpose of reinvesting sale, financing or refinancing proceeds or cash from operations;

•                                          has its own directors, managers or managing general partners, as applicable; and

•                                          either:

•                                          has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses; or

•                                          has retained the services of an affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.

We will pay acquisition fees either in cash or by issuing shares of our common stock valued per share at the greater of (i) the per share offering price of our common stock in our most recent public offering, (ii) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share. If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares. If our board does not waive the limit, any excess fee will be paid in cash. See “Federal Income Tax Considerations – General Share Ownership Tests” and “Description of Securities – Restrictions on Ownership and Transfer.”

Business Combinations

Many REITs that are listed on a national securities exchange or included for quotation on a national market system are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized” rather than external and no third-party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board’s view, of sufficient size such that internalizing the management functions performed by our Business Manager and Property Managers is in the best interests of our stockholders.

If our board should make this determination in the future, we have agreed to pay one-half of the costs, and our Business Manager and Property Managers have agreed to pay the other half, of an independent investment banking firm. This firm would jointly advise us and IREIC on the value of our Business Manager and Property Managers. After the investment banking firm completes its analyses, we will require it to prepare a written report and make a formal presentation to our board.

Following the presentation by the investment banking firm, our board would form a special committee comprised entirely of independent directors to consider a possible business combination with our Business Manager and Property Managers. The board will, subject to applicable law, delegate all of its decision-making power and authority to the special committee with respect to these matters. The special committee also will be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Business Manager and Property Managers regarding a possible business combination. In any event, before we can complete any business combination with either our Business Manager or Property Managers, our articles require that the following two conditions be satisfied:

•                                          the special committee receives an opinion from a recognized investment banking firm, separate and distinct from the firm jointly retained to provide a valuation analysis, concluding that the consideration to be paid to acquire our Business Manager or Property Managers, as the case may be, is fair to our stockholders from a financial point of view; and

•                                          the holders of a majority of the votes cast at a meeting of our stockholders called for such purpose (if a quorum is present at the meeting) approves the acquisition; provided that, for these purposes only, any shares held by The Inland Group, Inc., Inland Real Estate Investment Corporation or any of their affiliates will be counted for purposes of determining the presence of quorum. The shares will not, however, initially constitute a vote cast for purposes of determining the number of votes necessary to approve the acquisition. If the proposal receives the necessary votes to approve the acquisition, these shares may then be voted in favor of the transaction.

                We anticipate that any consideration we may offer in connection with a business combination with our Business Manager and Property Managers will be payable solely in shares of our common stock. Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Business Manager or Property Managers.

Inland Securities Corporation

Inland Securities Corporation, our dealer manager, was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States. Inland Securities also recently became licensed to sell securities in the province of Ontario, Canada as an international dealer. Since being formed, Inland Securities has served as the dealer manager in connection with the offering of investment products sponsored by IREIC. Inland Securities has not rendered these services to anyone other than affiliates of The Inland Group. Inland Securities is a member firm of the National Association of Securities Dealers, Inc. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding Inland Securities.

The following table sets forth information about the directors, officers and principal employees of Inland Securities. Mr. Parks’ biography is set forth above under “– Inland Affiliated Companies” in this section. The biographies of Ms. Gujral and Ms. Matlin are set forth above under “– Our Directors and Executive Officers” in this section. Ms. Lynch’s biography is set forth above under “– Our Business Manager” in this section.

Name	Age*	Position
Brenda G. Gujral	62	Director, President and Chief Operating Officer
Roberta S. Matlin	60	Director and Vice President
Catherine L. Lynch	46	Director, Treasurer and Secretary
Robert D. Parks	61	Director
Brian M. Conlon	46	Executive Vice President - National Sales Director
R. Martel Day	55	Executive Vice President - Director of Business Development

Name	Age*	Position
Fred C. Fisher	60	Senior Vice President
David Bassitt	62	Senior Vice President
John Cunningham	46	Senior Vice President
Tomas Giardino	30	Vice President
Curtis Shoch	32	Vice President
Shawn Vaughan	33	Vice President
Mark Lavery	29	Vice President
Ralph Rudolph	41	Vice President
Robert J. Babcock	29	Vice President
Frank V. Pinelli	58	Vice President
Matthew Podolsky	33	Vice President
Darrell Rau	49	Vice President
Andrew Dornbusch	28	Vice President
Jeffrey S. Hertz	31	Vice President
Carl Pikus	38	Vice President
Nathan Rachels	30	Vice President
Michele Sorce	40	Assistant Vice President and Controller
Sandra L. Perion	48	Assistant Vice President

*As of January 1, 2005

Brian M. Conlon joined Inland Securities Corporation as executive vice president – national sales director in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day-to-day operations of the company’s real estate investment and capital raising initiatives. Mr. Conlon is a general securities principal, is licensed as a real estate broker in Georgia, and has earned the certified financial planner and certified commercial investment member designations. Mr. Conlon currently serves on the national board of directors for the Financial Planning Association. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

R. Martel Day is executive vice president – director of business development for Inland Securities Corporation. He joined Inland Securities Corporation in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president and national marketing director. Mr. Day is currently responsible for expanding Inland Securities Corporation’s selling group and working closely with broker-dealers in the selling group.

Mr. Day has developed and presented numerous motivational and sales training workshops over the past twenty years. He graduated with an engineering degree from the Georgia Institute of Technology, Atlanta, Georgia. Mr. Day holds general securities and registered investment advisor licenses from the National Association of Securities Dealers, and is an associate member of The National Association of Real Estate Investment Trusts. He is a director of Inland Investment Advisors, Inc., an affiliate of the Inland Group.

Fred C. Fisher is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor degree from John Carroll University, University Heights, Ohio. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

David Bassitt joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt received a bachelor degree from Ferris State University, Big Rapids, Minnesota, and a master degree from St. Cloud University, St. Cloud, Minnesota. Mr. Bassitt holds Series 6, 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

John Cunningham is a senior vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker and joined Inland Securities Corporation as a regional representative for the western region in March 1997. He became a vice president in 1999. In 2002, he became senior vice president of the western region. Mr. Cunningham graduated from Governors State University, University Park, Illinois, with a bachelor degree in business administration, concentrating in marketing. Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

Tomas Giardino joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities. Prior thereto, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his bachelor degree in political science from Arizona State University, Tempe, Arizona, in May 1998. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

Curtis Shoch joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College, Lynchburg, Virginia, in 1994 with a major in marketing and an emphasis in finance. He is a registered representative as well as a registered investment advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

Shawn Vaughan joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region. Mr. Vaughan started his career in financial services in 1994. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

Mark Lavery joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery worked for Charles Schwab. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University, Decatur, Illinois, in 1997 with a bachelor degree in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.

Ralph Rudolph joined Inland Securities Corporation in 1995 as a regional representative for the Midwest team and was promoted to a vice president in 2000. Prior to joining Inland, Mr. Rudolph served in the United States Marine Corps and worked for a broker-dealer firm. He is a graduate of Elmhurst College, Elmhurst, Illinois, with a degree in business administration. Mr. Rudolph holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

Robert J. Babcock joined Inland Securities Corporation as vice president in March 2004. Prior to joining Inland, Mr. Babcock was an external wholesaler with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Babcock began his career as a financial advisor with American

Express Financial Advisors in 1999. He received his bachelor degree from Gustavus Adolphus College, St. Peter, Minnesota. Mr. Babcock holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

Frank V. Pinelli joined Inland Securities Corporation in 2004 as a vice president. He was previously employed with The Inland Group from 1973 to 1983 where he worked in property management, real estate sales and real estate acquisitions. Prior to rejoining Inland, from 1984 to 2003, Mr. Pinelli was a principal in his own real estate firm and developed an international marketing organization. Mr. Pinelli is a graduate of Southern Illinois University, Carbondale, Illinois. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc. and also is licensed as a real estate broker in Illinois and Oregon.

Matthew Podolsky joined Inland Securities Corporation as a vice president in April 2003. In 1994, Mr. Podolsky started his real estate career with Cushman and Wakefield of California, Inc. in the area of commercial sales and leasing. Prior to joining Inland Securities Corporation, he was a vice president at CB Richard Ellis, Inc. Mr. Podolsky graduated from the University of Arizona, Tucson, Arizona, with a bachelor degree in regional development/urban planning. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc. and a real estate license in the State of California.

Darrell Rau joined Inland Securities Corporation in 2004 as a vice president of the Midwest region. Prior to joining Inland, Mr. Rau was vice president of developing markets at CTE Pension Advisors. Mr. Rau graduated from Northwood University, Midland, Michigan, with a degree in business administration. He holds Series 6, 7, 62 and 63 licenses with the National Association of Securities Dealers, Inc.

Andrew Dornbusch joined Inland Securities Corporation as a vice president in September 2004. Previously, Mr. Dornbusch was an attorney at Dorsey & Whitney LLP in Minneapolis, Minnesota. Mr. Dornbusch graduated from the University of Minnesota, Minneapolis, Minnesota, with a bachelor degree in International Relations. He obtained his law degree from Cornell Law School, Itasca, New York. Mr. Dornbusch holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

Jeffrey S. Hertz joined Inland Securities Corporation as a vice president in September 2004. Mr. Hertz started his career in the securities industry in 2000 with Nuveen Investments as a trader, working with unit investment trusts and exchange traded funds. Prior to joining Inland Securities Corporation, he was an advisor services representative for Nuveen. Mr. Hertz graduated from the University of Oregon, Eugene, Oregon, with a bachelor degree in psychology. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

Carl Pikus joined Inland Securities Corporation as a vice president in September 2004. His responsibilities include development of new broker/dealer relationships for Inland in the Midwest. Prior to joining Inland Securities Corporation, Mr. Pikus was a Midwest sales manager for Ultimus, a software company, managing existing clients and establishing new accounts. Mr. Pikus is a graduate of the University of Wisconsin, Madison, Wisconsin.

Nathan Rachels joined Inland Securities Corporation as vice president in September 2004. Prior to joining Inland Securities Corporation, Mr. Rachels was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the southeast region of the United States. Mr. Rachels began his career in financial services in 1997 on the retail side of the business with a planning firm and then as an account manager at Deutsche Bank. He graduated from the

University of Alabama, Tuscaloosa, Alabama, with degrees in public relations and business. Mr. Rachels holds Series 7 and 63 licenses with National Association of Securities Dealers, Inc.

Michele Sorce joined Inland Securities as assistant vice president and controller in November 2003. However, Ms. Sorce started her career with Inland almost nineteen years ago. She previously served as controller for Inland commercial, residential and real estate auction companies. She received a bachelor degree in accounting from Elmhurst College, Elmhurst, Illinois. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal and also holds an Illinois real estate broker’s license.

Sandra L. Perion joined Inland in 1994 as an administrative assistant to the senior vice president of Inland Real Estate Investment Corporation. In 2002, Ms. Perion was promoted to administrator of Inland Securities Corporation, where she became responsible for securities industry registration, compliance procedures and maintaining corporation and shareholder records. In 2003, she was promoted to assistant vice president of Inland Securities Corporation. Ms. Perion holds Series 7, 24 and 63 licenses from the National Association of Securities Dealers, Inc.

CONFLICTS OF INTEREST

Conflicts of interest exist between us and other entities sponsored by, or affiliated with, IREIC. The most significant conflicts of interest we may face in operating our business are described below.

Our Business Manager and Property Managers will share employees with IREIC, its affiliates and other REITs sponsored by IREIC.

Our Business Manager and Property Managers will share employees with IREIC, its affiliates and other REITs sponsored by IREIC. These individuals will face competing demands for their time and services and may have conflicts in allocating their time between our business and the business of these other entities. IREIC also may face a conflict of interest in allocating personnel and resources between its affiliates and our Business Manager and Property Managers. During times of intense activity, these individuals may not be able to devote all of their time and resources to our business.

We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, Property Managers or any other affiliates of IREIC were negotiated at arm’s-length. Although these agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length agreements with third parties, we believe that these agreements and arrangements are no less favorable to us than those available from an unaffiliated party under the same circumstances. Further, a majority of our independent directors will make all decisions regarding enforcing these agreements or arrangements with our Business Manager, Property Managers and other affiliates of IREIC.

Our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based upon our invested assets and, in certain cases, the purchase price paid to acquire these assets.

Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs and other real estate operating companies. Further, our Property Managers receive fees based on the gross income from properties under management and Inland Mortgage Brokerage Corporation receives a service fee when it places a loan for us. The book value of our assets includes amounts borrowed to acquire these assets. These compensation arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets, even if our stockholders may be better served by sale or disposition of the assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired. In addition, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns.

Our Business Manager, Property Managers and Inland Mortgage Brokerage Corporation may, therefore, recommend that we make investments, or take actions, that generate fees, but are not necessarily the most suitable investment for our portfolio. The interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We compete with other REITs sponsored by IREIC for shopping centers and single tenant net-leased properties.

The other REITs sponsored by IREIC all focus on acquiring and operating neighborhood and community shopping centers located throughout the United States. Each of these REITs also may purchase single tenant net-leased properties located anywhere in the United States. A neighborhood retail facility is real estate improved for use as a shopping center with a gross leasable area ranging in size from 5,000 to 150,000 square feet. A community center is real estate improved for use as a shopping center with gross leasable retail area exceeding 150,000 square feet but less than 300,000 square feet. A single user property is real estate improved for use as a single tenant or commercial property. We, along with each of these REITs, rely to some degree on Inland Real Estate Acquisitions, or IREA, to identify and assist in acquiring real estate assets. IREA is a wholly-owned indirect subsidiary of The Inland Group, Inc. Mr. Parks is a director of The Inland Group and each of the other REITs. Ms. Gujral is a director of two of the other REITs. See “Management” above for additional discussion on the positions held by Mr. Parks and Ms. Gujral with these entities.

Under the property acquisition agreement we have entered into with IREA, we have been granted a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire. This right is subject to prior rights granted by IREA to the other three REITs to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. If these entities do not exercise their respective rights, we have been granted a subsequent right of first refusal to acquire these properties. Under principles of corporate law known as the “corporate opportunity doctrine,” a director may not take for him or herself, either directly or through a controlled entity, any opportunity that the corporation has a reasonable expectancy because it falls within the corporation’s line of business. In our case, the agreement with IREA may result in a property being offered to another entity sponsored or affiliated with IREIC, even though we may also be interested in, and have the ability to acquire, the subject property.

We may acquire real estate assets from affiliates of IREIC.

We may, from time to time, acquire real estate assets from affiliates of IREIC. Although the purchase price we pay may not exceed the appraised value of the real estate at the time of its acquisition, it is possible that we would have negotiated a better price if we had negotiated directly with the seller. Our articles of incorporation require a majority of our directors who have no financial interest in the transaction to approve the transaction and conclude that it is fair and reasonable to us. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

We may purchase real estate assets from persons who have prior business relationships with affiliates of IREIC. Our interests in these transactions may be different from the interests of affiliates in these transactions.

We may purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC. The officers, directors or employees of our Business Manager, IREA or our Property Managers who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand.

Our Business Manager may have conflicting fiduciary obligations if we acquire real estate assets from affiliates of IREIC.

Our Business Manager may seek to acquire an interest in a real estate asset through a joint venture with affiliates of IREIC. In these circumstances, persons employed by our Business Manager who are also employed by IREIC or its affiliates may have a fiduciary duty to both us and the affiliates of IREIC participating in the joint venture. In order to minimize the conflict between these fiduciary duties, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the joint venture.

Inland Securities, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation, our dealer manager, is an affiliate of IREIC and is not, therefore, independent. Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of August 31, 2005 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than five percent (5.0%) of our outstanding shares of common stock. As of August 31, 2005, we had one stockholder of record. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty (60) days after the date of this table. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

J. Michael Borden, Director	—		*

Brenda G. Gujral, Director and President	—		*

Barry L. Lazarus, Director	—		*

David Mahon, Director	—		*

Thomas F. Meagher, Director	—		*

Robert D. Parks, Director and Chairman of the Board	—		*

Paula Saban, Director	—		*

Roberta S. Matlin, Vice President	—		*

Kelly E. Tucek, Treasurer	—		*

Scott W. Wilton, Secretary	—		*

All Directors and Officers as a group (ten persons)	—		*

Inland Real Estate Investment Corp.	20,000	100.0%

*Less than one percent (1.0%)

BUSINESS AND POLICIES

We were formed on October 4, 2004 to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States or Canada. We may acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in REITs or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies. See “Management – Property Acquisition Agreement” above for a more complete definition of “real estate operating company.”  We also may invest in other real estate assets such as collateralized mortgage-backed securities. Investments in collateralized mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk. See “Risk Factors – Risks Related to Our Business” for a more detailed discussion of these risks. In addition, we may make loans to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate. In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to eighty-five percent (85.0%) of the appraised value of the property or the entity securing the loan. Aside from these requirements, we do not have, and do not expect to adopt, any policies as to the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC. Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment. Further, we do not expect to adopt any policies as to the amount or percentage of assets that will be invested in commercial real estate, entities owning commercial real estate or other real estate assets such as collateralized mortgage-backed securities. We do not intend to acquire real estate assets located outside of the United States and Canada.

We intend to qualify to be taxed as a real estate investment trust or REIT beginning with the tax year ending December 31, 2005. A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties. To qualify as a REIT, a company must generally distribute at least ninety percent (90.0%) of its “REIT taxable income” to its stockholders on an annual basis.

Investment Strategy

We expect to use substantially all of the net proceeds from this offering primarily to acquire:

•                                          shopping or retail centers;

•                                          malls;

•                                          multi-family buildings; and

•                                          office and industrial buildings.

We do not intend to initially focus our property acquisitions in any one particular geographic location within the United States or Canada. However, once we begin to acquire properties, we will generally endeavor to acquire multiple properties within the same major metropolitan market so that we can efficiently manage each property. We will also seek properties with existing “net” leases. “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments. We also may enter into sale and leaseback transactions in which we will purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we will generally not condition any acquisition on our ability to secure financing. See “Risk Factors – Risks Related to Our Business” beginning on page 18 for additional discussion regarding our ability to secure financing. We also may agree to acquire a property once construction is completed. In this case, we would be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us. We also may require the developer to have entered into leases for a certain percentage of the property. We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services does not cause us to lose our qualification to be taxed as a REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets. These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies. We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset. In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property. Each acquired entity would be operated as either a wholly-owned or controlled subsidiary. As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor, that, in our view, would not be consistent with the remaining properties in our portfolio. We may acquire these entities in negotiated transactions or through tender offers. Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the acquisition of REITs and other real estate operating companies.

Acquisition Standards

We will consider a number of factors in evaluating whether to acquire any particular asset, including:

•                                          geographic location and property type;

•                                          condition and use of the assets;

•                                          historical performance;

•                                          current and projected cash flow;

•                                          potential for capital appreciation;

•                                          potential for economic growth in the area where the assets are located;

•                                          presence of existing and potential competition;

•                                          prospects for liquidity through sale, financing or refinancing of the assets; and

•                                          tax considerations.

Borrowing

We may borrow money to acquire real estate assets either at closing or at sometime thereafter. These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with IREIC or us. These borrowings generally will be secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings. We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our borrowings.

As a matter of policy, the aggregate borrowings secured by all of our assets will not exceed fifty-five percent (55.0%) of their combined fair market value. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later. In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet. Our articles limit the amount we may borrow, in the aggregate, to three hundred percent (300.0%) of our net assets which are defined as total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit. In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed three hundred percent (300.0%) of our net assets.

Joint Ventures and Other Co-Ownership Arrangements

We also may acquire, develop or improve properties through joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or unaffiliated third parties. As a matter of policy, we will generally invest in joint ventures only where we have a right of first refusal to purchase the co-venturer’s interest in the venture. Nevertheless, our interests may not be totally aligned. For example, if the co-venturer elects to sell a property, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property. We may only enter into joint ventures with affiliates if a majority of our independent directors determine that the transaction is fair and reasonable to us.

Disposition of Properties and other Real Estate Assets

We intend to hold acquired assets for an extended period. Circumstances may arise, however, that could result in the early sale of any asset. We may sell an asset or assets if we believe the sale would be in the best interests of our stockholders. We will consider all relevant factors in determining to sell an asset including prevailing economic conditions and current tenant creditworthiness. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the sale of assets.

Change in Investment Objectives and Policies

Our board of directors is responsible for implementing our investment objectives and policies. Our investment objectives are:

•                                          to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

•                                          to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.

Our board may make material changes to the restrictions on investment objectives and policies set forth in our articles only by amending the articles. Any amendment requires the affirmative vote of a majority of our then outstanding shares of common stock. For these purposes, shares held by IREIC and its affiliates will be counted toward the majority vote required to amend the articles and change the restrictions on our investment objectives and policies. See “Summary of Our Organizational Documents – Restrictions on Investments.”

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You seek regular distributions because we intend to make regular cash distributions to our stockholders, typically on a monthly basis.

•                                          You seek a hedge against inflation because we intend to enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

•                                          You seek to preserve your capital with appreciation because we intend to acquire a portfolio of diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives. For example, although we intend to enter into leases that contain scheduled rent escalation provisions, our operating expenses also may increase with inflation and may not be offset by increases in scheduled rent payments. Further, our board does not anticipate evaluating a listing of our shares until at least 2010. There is no assurance that we will list our shares or that a public market will develop if we list our shares. See “Risk Factors – Risks Related to the Offering” and “—Risks Related to Our Business” for additional discussion of these risks.

Investment Limitations

We do not intend to:

•                                          invest in commodities or commodity future contracts;

•                                          issue redeemable shares of common stock;

•                                          issue shares on a deferred payment basis or other similar arrangement; or

•                                          operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act.

See “Summary of Our Organizational Documents - Restrictions on Investments” for additional investment limitations. We do not intend to engage in hedging or similar activities for speculative purposes. We may invest proceeds from this offering or other funds for the purpose of exercising control over REITs or other real estate operating companies. Subject to the limits set forth above, we also may invest in the securities of other entities regardless of whether they own commercial real estate or other developed or undeveloped properties and we may make loans to third parties owning commercial real estate or other developed or undeveloped properties.

Appraisals

Prior to acquiring a property, we will obtain an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute. As a matter of policy, the purchase price that we pay will not exceed the appraised value. Appraisals are, however, only estimates of value and may not reflect true worth of realizable value. We will not, however, necessarily obtain appraisals to acquire a REIT or other real estate operating company. We may, however, obtain a fairness opinion prepared by an independent third party regarding the fairness, to our stockholders, of the consideration paid and received by us in the transaction. We will maintain copies of all appraisals and fairness opinions on our records for at least five years. These copies will be available for review by our stockholders.

Return of Uninvested Proceeds

If at least 200,000 shares are not sold within one year from the original effective date of this prospectus, all funds received from subscribers will be returned to them within ten business days, together with any interest earned on the funds. We also will return any of the proceeds of this offering that are not invested in real estate assets within the later of twenty-four (24) months from the original effective date of this prospectus or twelve months from the termination of the offering. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. We may use these funds to:

•                                          pay expenses incurred to acquire real estate assets;

•                                          make capital contributions or additional investments in real estate assets;

•                                          reimburse IREIC for expenses it has paid;

•                                          pay property management fees or other acquisition fees; and

•                                          pay day-to-day operating expenses.

See “Estimated Use of Proceeds” and “Plan of Distribution – Escrow Conditions.”  We will not segregate funds separate from our other funds pending investment. Interest earned on funds in the escrow account, if any, will be payable to the stockholders if uninvested funds are returned to them.

Exchange Listing and Liquidity Events

Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, subject to satisfying existing listing requirements. Our board does not anticipate evaluating a listing until at least 2010. A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital. There is no assurance however that we will list our shares or that a public market will develop if we list our shares. Our board may decide to sell our assets individually, liquidate or seek listing at a later date. The sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock. We will not pay a listing fee to IREIC or any of its affiliates in the event of a listing.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See “Risk Factors – Risks Related to Our Business” for additional discussion of these risks. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations; negotiating contracts; overseeing construction; and obtaining financing. In addition, we may use “taxable REIT subsidiaries” or retain independent contractors to carry out these oversights and review functions. See “Federal Future Tax Considerations – Federal Income Taxation as a REIT” for a discussion of a “taxable REIT subsidiary.”  We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Competition

We are subject to significant competition in seeking real estate investments. We compete with many third parties engaged in real estate investment activities including other REITs, including other REITs sponsored by IREIC, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. We also face competition from real estate investment programs, including three REITs, sponsored by IREIC and its affiliates for retail shopping centers and single tenant net-leased properties that may be suitable for our investment. See “Risk Factors – Risks Related to Our Business” for additional discussion. Some of these competitors, including larger REITs, have substantially greater financial resources than we do and generally may be able to accept more risk. They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our funds from operations and negatively affect our ability to make or maintain distributions.

Insurance

We anticipate purchasing comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding insurance.

Government Regulations

Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans With Disabilities Act. Under the Americans With Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters. Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See “Risk Factors – Risk Related to Our Business” for additional discussion regarding environmental matters.

Other Regulations. The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Other Policies

Pending investment in real estate assets, we will invest monies so as to allow us to continue to qualify as a REIT. We will seek highly liquid investments that provide for safety of principal and may include, but are not limited to, collateralized mortgage-backed securities such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See “Federal Income Tax Considerations – Federal Income Taxation as a REIT.”  We will not make distributions-in-kind, except for:

•                                          distributions of readily marketable securities;

•                                          distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles; or

•                                          distributions of in-kind property which meet all of the following conditions:

•                                          our board advises each stockholder of the risks associated with direct ownership of the in-kind property;

•                                          our board offers each stockholder the election of receiving in-kind property distributions; and

•                                          we distribute in-kind property only to those stockholders who accept our offer.

We have no current plans to invest the proceeds of the offering, other than on a temporary basis, in non real estate related investments. Although we are authorized to issue senior securities, we have no current plans to do so. See “Description of Securities – Preferred Stock,” “– Issuance of Additional Securities and Debt Instruments” and “– Restrictions on Issuance of Securities.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

As of the date of this prospectus, we have not identified any real estate assets to acquire. We will file an amendment to our registration statement to update our prospectus, including this Management’s Discussion and Analysis section, after identifying any to be acquired real estate assets.

General

The gross proceeds from this offering will be used to make investments in real estate assets and to pay or reimburse selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.”  We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are used to acquire, develop and operate real estate assets.

We have not entered into any arrangements to acquire any specific assets with the net proceeds from this offering. The number and type of real estate assets we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating real estate assets, other than those referred to in this prospectus.

Our Business Manager will establish working capital reserves from net offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase real estate assets. We may acquire these assets free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets. The proceeds from any loans will be used to acquire additional real estate assets, increase cash flow and further diversify our portfolio.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT beginning with the tax year ending December 31, 2005. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income. We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 2005, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than fifty percent (50.0%) in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time. We also will determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—REIT Qualification Tests” are satisfied.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire real estate assets to pay operating expenses, interest on our outstanding indebtedness and to make distributions to our stockholders. We will generally fund our cash needs for items other than asset acquisitions from operations. Our cash needs for acquisitions will be funded primarily from the sale of our shares, including those offered for sale through our distribution reinvestment plan. There may be a delay between the sale of our shares and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our Business Manager and Inland Real Estate Acquisitions will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. Pending investment in real estate assets, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets. These lower returns may affect our ability to make distributions to you.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Results of Operations

As of the date of this prospectus, we are in our organizational and development state and have not commenced significant operations.

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. With the exception of leases with tenants in multi-family properties, we expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. Due to the long-term nature of the leases, the leases may not reset frequently enough to cover inflation. Leases in multi-family properties typically turn-over once a year and do not present the same issue regarding inflation protection. See “Risk Factors - Risks Related to Our Business” for additional discussion on inflation and other economic conditions that could affect your investment.

Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Below is a discussion of the accounting policies that management considers to be critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Acquisition of Investment Property

We will be required to allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we will be required to allocate a portion of the purchase price to the value of customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. We will use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculation as if vacant. We will determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also will allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We also will evaluate each acquired lease based upon current market rates at the acquisition date and we will consider various factors including geographical location, size and location of leased space within the investment property, tenant profile and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, we will allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the “risk free rate.”  This discount rate is a significant factor in determining the market valuation which will require our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

We will conduct an impairment analysis on a quarterly basis in accordance with Statement of Financial Accounting Standards No. 144 or SFAS 144 to ensure that a property’s carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

We will review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs will be capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of thirty (30) years for buildings and improvements, and fifteen (15) years for site improvements. The portion of the purchase price allocated to acquired above market costs and acquired below market costs will be amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, other leasing costs, and tenant improvements will be amortized on a straight-line basis over the life of the related lease as a component of amortization expense. The portion of the purchase price allocated to acquired in-place lease costs will be amortized on a straight line basis over the life of the related lease.

Cost capitalization and the estimate of useful lives require judgment and include significant estimates that can and do change.

Revenue Recognition

We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash will include funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Valuation of Accounts and Rents Receivable

We will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

REIT Status

In order to maintain our status as a REIT, we are required to distribute at least ninety percent (90.0%) of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to remain qualified as a REIT, we must make distributions equal to at least ninety percent (90.0%) of our “REIT taxable income” each year. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the amount and timing of distributions.

Offering and Operational Fees and Expenses

If we sell at least the minimum offering of 200,000 shares, our Business Manager has agreed to pay any organization and offering expenses, including selling commissions and the other fees payable to Inland Securities that exceed fifteen percent (15.0%) of the gross offering proceeds.

Certain fees and expenses payable to IREIC or its affiliates for services to be provided to us are limited to maximum amounts. See “Compensation Table” above for a more detailed discussion regarding the fees and expenses that we may pay our Business Manager and its affiliates.

Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net operating income as determined under generally accepted accounting principles in the United States of America, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of REITs, also known as “NAREIT,” an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We will adopt the NAREIT definition for computing FFO because, in our view, subject to the following limitations, FFO provides a better basis for measuring our operating performance and comparing our performance and operations to those of other REITs. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expand our real estate investment portfolio and operations. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. If we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our use of derivative financial instruments.

With regard to variable rate financing, our Business Manager will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our Business Manager will maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

DESCRIPTION OF SECURITIES

We were formed under the laws of the State of Maryland. Your rights as a stockholder are governed by Maryland law, our articles of incorporation and our bylaws. The following summarizes the material terms of our common stock as described in our articles and bylaws which you should refer to for a full description. Copies of these documents are filed as exhibits to the registration statement of which this prospectus is a part. You also can obtain copies of these documents if you desire. See “Where You Can Find More Information” below.

Authorized Stock

Our articles authorize us to issue up to 1,460,000,000 shares of common stock and 40,000,000 shares of preferred stock. Upon completing this offering, if the maximum number of 540,000,000 shares is sold, there will be 540,020,000 shares of common stock outstanding and no preferred stock outstanding. Subject to certain restrictions, our articles contain a provision permitting the board, without any action by the stockholders, to classify or reclassify any unissued preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock. We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the issuance of shares.

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable. We expect that all shares of our common stock will be issued in book entry form only. Subject to the preferential rights of any class or series of preferred stock and to the provisions of our articles regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up. We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities we may offer or issue in the future.

Under Maryland law and our articles, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:

•                                          share exchanges in which we are the acquirer;

•                                          mergers with or into a ninety percent (90.0%) or more owned subsidiary;

•                                          mergers in which we do not:

•                                          reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

•                                          amend our articles; and

•                                          issue more than twenty percent (20.0%) of the number of shares of any class or series of stock outstanding immediately before the merger; and

•                                          transfers of less than substantially all of our assets. Under our articles the sale of two-thirds or more of our assets in number or by the then current fair market value of our properties, other than in the ordinary course of our business, will be considered the sale of substantially all of our assets.

Under our bylaws, the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders. Under our articles, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Stockholders may also, upon the affirmative vote of the holders of a majority of our outstanding shares of common stock, remove any director with or without cause.

Distributions

We intend to pay regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and depend on the amount of funds available for distribution. The distribution rate and payment frequency may vary from time to time. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the amount and timing of distributions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Book Entry System

Our articles of incorporation provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board. As a result, we anticipate that all shares of our common stock will be issued in book entry form only. This means that, except to the extent expressly authorized by our board, we will not issue actual share certificates to any holder of our common stock. The use of book entry only registration protects stockholders against loss, theft or destruction of stock certificates and reduces offering costs. Once we accept a subscription to purchase shares of our common stock, we will create an account in our book entry registration system and credit the principal amount of the subscription to the individual’s account. We will send each stockholder a book entry receipt indicating acceptance of his or her subscription. All issuances of common stock through our distribution reinvestment plan also will be made in book entry form only.

Preferred Stock

Subject to certain restrictions set forth in our articles, we may issue shares of our preferred stock in the future in one or more series as authorized by our board. Prior to issuing the shares of any series, our board is required by Maryland law and our articles to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock, in each case subject to the certain restrictions contained in our articles. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction such as merger, tender offer or sale of all or substantially all of our assets that might provide a premium price for holders of our common stock. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding change of control restrictions. We have no current plans to issue any preferred stock.

Issuance of Additional Securities and Debt Instruments

We may issue additional stock or other convertible securities for cash, property or other consideration on such terms as our board deems advisable. Subject to certain restrictions set forth in our articles, our directors also are authorized to classify, or reclassify, any unissued shares of our preferred stock without approval of the holders of our outstanding securities. Subject to some restrictions, we may issue debt obligations, including debt with conversion privileges into more than one class of our capital stock on such terms and conditions as determined by our board in its discretion, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock. Subject to some restrictions, we also may issue warrants, options and rights to buy our common stock on such terms as determined by our board in its discretion, as part of a financing arrangement, or pursuant to stock option plans. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding issuances of additional securities and debt instruments.

Restrictions on Issuance of Securities

We may not issue:

•                                          common stock which is redeemable;

•                                          debt securities unless the debt service coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of our most recently completed fiscal quarter or such shorter period if we have not yet completed our first fiscal quarter, is equal to or greater than 1.0. For these purposes, debt service coverage means the ratio equal to annualized net income for the latest quarterly period divided by aggregate debt service. Aggregate debt service means, for these purposes, the aggregate amount of interest expense, principal amortization and other charges payable with respect to our outstanding borrowings and indebtedness, whether secured or unsecured, including all loans, senior debt and junior debt;

•                                          options or warrants to purchase stock to IREIC, director(s) or any affiliates, including our Business Manager and Property Managers, except on the same terms as sold to the general public (excluding for these purposes underwriting fees, commissions and discounts) and in an amount not to exceed 9.8% of our outstanding common or preferred stock on the date of grant of any options or warrants unless waived by the board; or

•                                          stock on a deferred payment basis or similar arrangement.

We may not issue nonvoting or assessable common stock or options, warrants or similar evidences of rights to buy nonvoting or assessable common stock unless issued ratably to all holders of common stock, as part of a financing arrangement or as part of a stock plan involving our directors, officers or employees.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our common stock must be beneficially owned by one hundred (100) or more persons during at least 335 days of a taxable year of twelve (12) months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than fifty percent (50.0%) of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our articles, subject to some exceptions, prohibit any person from acquiring or holding, directly or indirectly, more than 9.8% in value or number of the aggregate outstanding shares of common stock. Our board of directors, in its sole discretion, may exempt a person from these ownership limits, unless granting the exemption would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT or if the person seeking the exemptions owns, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

In addition, our articles prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code. Our articles further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than one hundred (100) persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our common stock occurs that, if effective, would result in any person violating above transfer or ownership limitations, then the number of shares of our common stock causing the person to violate the limitations will be automatically transferred under the provisions of our articles to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The proposed transferee that exceeds the ownership limits will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day prior to the date of the transfer violating these restrictions. Shares of stock held in the trust will continue to be treated as issued and outstanding. The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends or distributions and will not have any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends or distributions will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority in its sole discretion:  (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within twenty (20) days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person or group, designated by the trustee, whose ownership of the shares will not violate the ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of:  (1) the price paid for the shares by the proposed transferee or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our articles, of the shares on the day of the event causing the shares to beheld in the trust; and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Sale proceeds exceeding the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust; and if to the extent that the proposed transferee received an amount for the shares exceeding the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of: (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift; and (2) the market price on the date we, or our designate, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Our articles require all persons who own more than five percent (5.0%), or any lower percentage required by the Internal Revenue Code or the regulations thereunder, of our outstanding common and preferred stock, within thirty (30) days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide us with any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws

The following paragraphs summarize provisions of Maryland corporate law and the material terms of our articles of incorporation and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland corporate law and our articles and bylaws. See “Where You Can Find More Information.”

Business Combinations. Under the Maryland Business Combination Act, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns ten percent (10.0%) or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent (10.0%) or more of the voting power of the then outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may condition its approval on the person complying with terms and conditions determined by the board. Following the five-year period, any business combination with that interested stockholder must be recommended by the board of directors and approved by the affirmative vote of at least:

•                                          eighty percent (80.0%) of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                                          two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, business combinations involving us and The Inland Group or any of its affiliates including our Business Manager and Property Managers are exempt from the Maryland business combinations statute. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding these provisions of Maryland law.

Control Share Acquisition. The Maryland Control Share Acquisition Act prohibits “interested stockholders” from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation’s disinterested stockholders. Maryland law provides that shares of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation’s disinterested stockholders, whom the statute defines as: (1) the acquiring person; (2) the corporation’s officers; and (3) employees of the corporation who are also directors. “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person, or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third of all voting power;

•                                          one-third or more but less than a majority of all voting power; or

•                                          a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within fifty (50) days after that person’s demand upon the corporation to consider the voting rights to be accorded to the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of stock. The fair value of the shares as determined for these purposes may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisition is approved or exempted by the articles of incorporation or bylaws of the corporation. Our articles contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by The Inland Group or any affiliate of The Inland Group, including our Business Manager or Property Managers, of our shares of common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Securities

Outstanding Securities. Upon the completion of the offering, we expect to have 540,020,000 shares of common stock issued and outstanding including:

•                                          the 20,000 shares purchased by IREIC;

and assuming that:

•                                          we sell all 500,000,000 shares of common stock offered in the “best efforts” portion of this offering;

•                                          we sell all 40,000,000 shares to be issued under our distribution reinvestment plan described in this prospectus; and

•                                          no options are exercised.

All of the common stock we are offering by this prospectus will be free of any restrictions on transfer by any person not otherwise affiliated with the Company, which, in this offering, is deemed an underwriter. All common stock issued by us in this offering or otherwise will be subject to the restrictions explained under “Description Of Securities – Restrictions on Ownership and Transfer.”

Securities Act Restrictions

Shares of common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, is entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of: (1) one percent (1.0%) of the then outstanding number of shares; or (2) the average weekly reported trading volume of the common stock on a national securities exchange or national market system during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who: (1) is not deemed to have been an affiliate at any time during the three months preceding a sale; and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

Independent Director Stock Option Plan

To attract and retain qualified persons to serve as independent directors, we have established an independent director stock option plan. See “Management – Compensation of Directors and Officers.”  Under the plan, we have the authority to issue options to purchase up to 3,000 shares at $8.95 per share to each person first becoming an independent director, provided that we must have at least 1,000,000 shares of common stock issued and outstanding. The plan also provides us with authority to issue subsequent grants of options to purchase up to five hundred (500) additional shares on the date of each annual stockholder’s meeting to each independent director then in office. We have authorized and reserved a total of 75,000 shares of our common stock for issuance under this plan. See “Management – Compensation of Directors and Officers” for additional information regarding the independent director stock option plan. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on Form S-8 or other appropriate SEC form.

Effect of Availability of Shares on Market Price of Shares

There is no public market for our common stock and no assurance that a public market will develop. See “Risk Factors – Risks Related to This Offering.”  If a market develops, we cannot predict the effect that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities.

Registration Rights

In the future we may grant “demand” or “piggyback” registration rights to persons receiving our common stock in exchange for their equity interests in assets we acquire or properties we acquire. “Piggyback” registration rights allow the holder to have his, her or its shares registered at such time(s) in the future when we would choose to register shares. “Demand” registration rights permit the holder of the rights to require us to register his, her or its shares at such time(s) in the future as the holder requests. The terms and conditions of any registration rights agreement will be negotiated and determined in the future. We could incur substantial expense in connection with filing the necessary registration statements.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF
DIRECTORS AND OFFICERS

Under Maryland law and our articles and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders. However, subject to the limitations contained in our articles, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances. Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care. We have included this limit on monetary damages in our articles and bylaws. Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•                                          the person actually received an improper benefit or profit in money, property or services; and

•                                          the person is held liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court.

Notwithstanding the above, our articles provide that no director or officer may be held harmless for any loss or liability suffered by us unless:

•                                          the director or officer has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•              the director or officer was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•                                          the agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

See “Risk Factors – Risks Related to Our Business” for additional discussion regarding claims against our officers and directors.

Except as described below, our articles authorize and direct us to indemnify and pay or reimburse reasonable expenses to any director, officer, employee or agent we employ so long as:

•                                          the directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•                                          the person seeking indemnification was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification; provided that if the person seeking indemnification is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•                                          any indemnification or agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

Notwithstanding the above, we will not indemnify any director, officer, employee or agent for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

•                                          there has been a successful defense on the merits of each count involving alleged securities law violations;

•                                          the claims have been dismissed with prejudice by a court of competent jurisdiction; or

•                                          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission’s position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

In accordance with Maryland law, we will advance amounts to any person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•                                          the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

•                                          the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf. We may not, however, pay the costs of any liability insurance that insures any person against liability for which he, she or it could not be indemnified under our articles. We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our articles.

We anticipate entering into separate indemnification agreements with each of our directors and officers. These agreements will require us to indemnify our directors and officers to the fullest extent permitted by our articles and to advance all related expenses including expenses of enforcing the agreement, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although indemnification agreements offer the same scope of coverage afforded by our articles and the bylaws, these agreements provide the directors and officers with greater assurance that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company. Our organizational documents consist of our articles of incorporation and bylaws. Our directors have reviewed and ratified these documents. The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We were formed on October 4, 2004. Our current articles of incorporation were filed with the State Department of Assessments and Taxation of Maryland and became operative on August 29, 2005. Our current bylaws were adopted by our board on August 29, 2005. Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

Articles of Incorporation and Bylaw Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors – Risks Related to Our Business.”

Stockholders’ Meetings and Voting Rights

Our bylaws require us to hold an annual meeting of stockholders not less than thirty (30) days after delivering our annual report to stockholders. The purpose of each annual meeting will be to elect directors and to transact any other business. The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors may also call a special meeting of the stockholders. The secretary must call a special meeting when stockholders holding in the aggregate not less than ten percent (10.0%) of our outstanding shares entitled to vote make a written request. The written request must state the purpose(s) of the meeting and the matters to be acted upon. The secretary will inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of the special meeting. Once the stockholders making the request pay these costs, the secretary will prepare and mail a notice announcing the date of and purpose for the special meeting. The meeting will be held on a date not less than fifteen (15) nor more than sixty (60) days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten (10) nor more than ninety (90) days before the meeting. The notice must state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present, will be sufficient to take action at the meeting such as electing directors and taking any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our articles. Any action permitted or required to be taken at a meeting of stockholders may also be taken by written consent of the requisite holders.

Board of Directors

Under our organizational documents, we must have at least three but not more than eleven directors. Our articles currently fix the number of directors at seven. A majority of these directors must be “independent.”  A person will be “independent” if the person is not and has not been affiliated with us or IREIC and its affiliates, and has not within the two years prior to becoming a director performed any other services on our behalf. A director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Vacancies resulting from the removal of a director by our stockholders must be filled by a majority vote of our stockholders. Our bylaws require our audit committee to be comprised entirely of independent directors.

Persons must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our articles provide that at least one of our independent directors must have three years of relevant real estate experience.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

•                                          amend our articles of incorporation;

•                                          transfer all or substantially all of our assets other than in the ordinary course of business;

•                                          engage in mergers, consolidations or share exchanges, except in certain circumstances; or

•                                          dissolve or liquidate.

A sale of two-thirds or more of our assets, based on the total number of assets or the current fair market value of the assets, will constitute a sale of substantially all of our assets. See “Description of Securities – Common Stock” for an explanation of instances where stockholder approval is not required.

Under the articles, IREIC, the Business Manager and any affiliates including directors employed by IREIC are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove IREIC, the Business Manager, the directors or any affiliates or to vote on any transaction between us and any of them. For these purposes, shares owned by IREIC, the Business Manager, the directors or any affiliates will not be included in the denominator to determine the number of votes needed to approve the matter. In the case of a business combination with our Business Manager or Property Managers, IREIC and its affiliates will be permitted to vote their shares but only if the proposal would otherwise be approved by a vote of the other stockholders.

Rights of Objecting Stockholders

As permitted by Maryland law, dissenting holders are typically granted, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of common stock in lieu of receiving securities. Our articles, however, do not grant stockholders the ability to exercise the rights of an “objecting stockholder.”  As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, upon reasonable notice and during normal business hours, to inspect and obtain copies of our records, subject to the limits contained in our articles. Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger. Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses of our stockholders along with the number of shares of equity stock held by each of them. Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size. A copy of the stockholder list will be mailed to the stockholder within ten (10) days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records. If our Business Manager or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our articles, our Business Manager and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect. As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial or other purposes, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Amendment of the Organizational Documents

Our articles may be amended, after approval by our board, by the affirmative vote of a majority of the then outstanding shares of common stock. Our bylaws may be amended in any manner not inconsistent with the articles by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time upon the approval of a majority of the then outstanding shares of common stock. Our board will determine when, and if, to:

•                                          apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, subject to satisfying existing listing requirements; and

•                                          commence subsequent offerings of common stock after completing this offering.

Our board does not anticipate evaluating a listing until at least 2010. If listing our shares of common stock is not feasible, our board may decide to:

•                                          sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;

•                                          continue our business and evaluate a listing of our shares of common stock at a future date; or

•                                          adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of persons for election to the board may be made at an annual meeting or a special meeting, but only:

•                                          in accordance with the notice of the meeting;

•                                          by or at the direction of our board; or

•                                          provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the time of the giving of notice, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A notice of a stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•                                          not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary of the date of mailing of the notice of the previous year’s annual meeting; or

•                                          if the date of the meeting is advanced by more than thirty (30) or delayed by more than sixty (60) days from the anniversary date or if an annual meeting has not yet been held, not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the annual meeting or not later than the ninetieth (90th) day prior to the annual meeting or the tenth (10th) day following our first public announcement.

A notice of a stockholder proposal to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•                                          not earlier than one hundred twenty (120) days prior to the special meeting; and

•                                          not later than the close of business on the later of either:

•                  ninety (90) days prior to the special meeting; or

•                  ten (10) days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-ups

Our articles require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the articles as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock. Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other entity created or surviving a roll-up transaction. A roll-up transaction does not include: (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market – Nasdaq National Market for at least twelve months; or (2) a transaction involving conversion of an entity to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•                                          stockholders’ voting rights;

•                                          our term and existence;

•                                          sponsor or business manager compensation; or

•                                          investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our Business Manager or our directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

•                                          be based on an evaluation of all relevant information;

•                                          indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•                                          assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for the benefit of the company and its stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•                                          result in the stockholders of the roll-up entity having rights that are more restrictive to stockholders than those provided in our articles, including any restriction on the frequency of meetings;

•                                          result in the stockholders having less comprehensive voting rights than are provided in our articles;

•                                          result in the stockholders having greater liability than provided in our articles;

•                                          result in the stockholders having fewer rights to receive reports than those provided in our articles;

•                                          result in the stockholders having access to records that are more limited than those provided for in our articles;

•                                          include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•                                          limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•                                          place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of the holders of a majority of our then outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles.

Stockholders who vote “no” on the proposed roll-up must have the choice of:

•                                          accepting the securities of the roll-up entity offered; or

•                                          one of either:

•        remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or

•        receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our articles, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors – Risks Related to Our Business.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of two percent (2.0%) of our average assets or twenty-five percent (25.0%) of our net income for that year. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses. Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within sixty (60) days of the end of the fiscal quarter and explain the reason for exceeding the limit. If our board does not believe that exceeding the limit was justified, our Business Manager must, within sixty (60) days, reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions with Affiliates

Our articles also restrict certain transactions between us and IREIC, and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions and our directors as follows:

•                                          Sales and Leases. We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable and the price for the real estate assets is no greater than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset. We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

•                                          Loans. We may not make loans to any of these parties except as provided in clauses (3) and (6) under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. For these purposes, amounts owed but not yet paid by us under the business management agreement, or any property management agreements, shall not constitute amounts advanced pursuant to a loan.

•                                          Investments. We may not invest in joint ventures with any of these parties as a partner, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. We may, however, purchase interests in “publicly-traded entities.”  For these purposes, a “publicly-traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on a national market system.

•                                          Other Transactions. All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Restrictions on Borrowing

We may not borrow money to pay distributions except as necessary to satisfy the requirement to distribute at least ninety percent (90.0%) of our “REIT taxable income.”  Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets. In general, the aggregate borrowings secured by all our assets will not exceed three hundred percent (300.0%) of their combined fair market value. Any borrowings exceeding this limit must be:

•                                          approved by a majority of our independent directors; and

•                                          disclosed to our stockholders in our next quarterly report to stockholders, along with justification for the excess.

See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our borrowings.

Restrictions on Investments

The investment policies set forth in our articles have been approved by a majority of our independent directors. Our articles prohibit our investments in:

•                                          any foreign currency or bullion;

•                                          short sales of securities; and

•                                          any security in any entity holding investments or engaging in activities prohibited by our articles.

In addition, we will observe the following restrictions on our investments as set forth in our articles:

(1)                                  Not more than ten percent (10.0%) of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one (1) year.

(2)                                  We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

(3)                                  We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property and the mortgage indebtedness on any property would in no event exceed the property’s appraised value. This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans. For these purposes, a “publicly-traded entity” means any entity having securities listed on a national securities exchange or included for quotation on a national market system. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves IREIC, its affiliates, our Business Manager, Property Managers, directors or their respective affiliates, we must obtain the appraisal from an independent third party. We will keep the appraisal in our records for at least five years, where it will be available to be inspected and copied by any stockholder. In addition, we also will obtain a mortgagee’s or owner’s title insurance policy or commitment insuring the priority of the mortgage or condition of the title.

(4)                                  We will not invest in invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title.

(5)                                  We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to eight-five percent (85.0%) of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the loans do not exceed the appraised value of the property at the date of the loans. The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, must include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5.0%) per annum of the principal balance of the loan. This restriction will not apply to an investment in a “publicly-traded entity,” as defined in clause (3) above, which owns, invests in or makes mortgage loans.

(6)                                  We will not make or invest in any mortgage loans that are subordinated to any mortgage or equity interest of IREIC or its affiliates.

(7)                                  We will not invest in equity securities unless a majority of our disinterested directors approves the transaction as being fair, competitive and commercially reasonable. This restriction will not apply, however, to purchases by us of: (i) our own securities through our share repurchase program or when traded on a secondary market or national securities exchange or national market system if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our best interests; (ii) the securities of a “publicly-traded entity,” as defined in clause (3) above, if the purchases are otherwise approved by a majority of our disinterested directors and are effected in a reorganized securities market; or (iii) the securities of a REIT or other “real estate operating company” as defined herein.

(8)                                  We will not invest in joint ventures with IREIC, our Business Manager, a director or any affiliate thereof as a partner, unless a majority of disinterested directors approves the investment as being fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers.

(9)                                  We will neither engage in any short sale of securities nor will we borrow on an unsecured basis if the borrowing will result in asset coverage of less than three hundred percent (300.0%).

(10)                            A majority of the directors, including a majority of the independent directors, must approve all of our investments in real estate assets.

(11)                            We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed ninety percent (90.0%) of the appraised value of the property. The value of all of these investments may not exceed twenty-five percent (25.0%) of our tangible assets. The value of all investments in subordinated debt that does not meet these requirements will be limited to ten percent (10.0%) of our tangible assets, which would be included within the twenty-five percent (25.0%) limit. This restriction will not apply to an investment in a “publicly-traded entity,” as defined in clause (3) above, owning this type of debt.

(12)                            We will not engage in trading, as compared with investment, activities.

(13)                            We will not engage in underwriting activities, or distribute as agent, securities issued by others.

(14)                            We will not invest or acquire interests or securities in any entity or trust formed to complete any Section 1031 Exchange Transaction if the entity or trust was sponsored by Inland Real Estate Exchange Corporation or any of its affiliates.

(15)                            We will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (14) except for cash which may be invested on a temporary basis in these entities.

Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders. The board may make material changes to our investment policies only by amending our articles of incorporation. Any amendment to our articles or incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax consequences relating to the acquisition, holding and disposition of our common stock. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “we,” “our” and “us” mean only Inland American Real Estate Trust, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with the applicable organizational documents or partnership agreement. This summary of the material federal income tax consequences of an investment in our common stock does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of the investor’s investment or tax circumstances, or to investors subject to special tax rules, such as:

•                                          financial institutions;

•                                          insurance companies;

•                                          broker-dealers;

•                                          regulated investment companies;

•                                          holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•                                          holders of our common stock who hold as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•                                          tax-exempt organizations; and

•                                          foreign investors.

See “Risk Factors – Federal Income Tax Risks” for additional discussion.

This summary assumes that investors will hold our common stock as capital assets, which generally means as property held for investment.

THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR INVESTOR

WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF OUR COMMON STOCK.

Federal Income Taxation as a REIT

We intend to qualify as a REIT under the applicable provisions of the Code and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you. Shefsky & Froelich Ltd. has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the “– Federal Income Taxation of Stockholders” section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common stock which may be particular to your tax situation.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Code, qualify as a REIT and claim federal income tax deductions for dividends it pays to its stockholders. Such a corporation generally is not taxed on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. We intend to operate in a manner that permits us to elect REIT status for the taxable year ending December 31, 2005, and to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

Shefsky & Froelich Ltd. is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely file the requisite elections, that we will be organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 2005, and our proposed method of operation (as described in this prospectus) will enable us to satisfy the applicable requirements under federal income tax laws for qualification as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Shefsky & Froelich Ltd. and representations made to Shefsky & Froelich Ltd. by us as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Shefsky & Froelich Ltd. has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Shefsky & Froelich Ltd.’s legal judgment and is not binding on the Internal Revenue Service.

General

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income as defined Section 857(b)(2) of the Code or REIT capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income. If we fail to satisfy either the 95.0% Gross Income Test or the 75.0% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income that caused us to fail these tests, as described below. We also will be subject to a one hundred percent (100.0%) federal income tax on the net income from any “prohibited transaction,” as described below. In addition, in order to retain our REIT status, we generally must distribute annually at least ninety percent (90.0%) of our REIT Taxable Income for such year. While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on our REIT net capital gain income to the extent we do not distribute it in the year we recognize the gain. We also may be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on certain “nonqualifying” income from foreclosure property. In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

REIT Qualification Tests. The Code defines a REIT as a corporation, trust or association:

•                                          that is managed by one or more trustees or directors;

•                                          the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•                                          that would be taxable as a domestic corporation but for its status as a REIT;

•                                          that is neither a financial institution nor an insurance company;

•                                          the beneficial ownership of which is held by one hundred (100) or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

•                                          generally in which, at any time during the last half of each taxable year, no more than fifty percent (50.0%) in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or certain entities; and

•                                          that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four conditions and the last condition must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

Although the restrictions on assets held by a REIT (as described below) generally prevents a REIT from owning more than ten percent (10.0%) of the stock of an entity by vote or value other than another REIT, the Code provides an exception for ownership of voting stock in a “qualified REIT subsidiary.” A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence. For purposes of the asset and income tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as owned by the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries. A REIT that is a partner in a partnership generally is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income for purposes of the REIT Qualification Tests. We may hold investments through partnership (and other entities, such as limited liability companies, that are treated as partnerships for federal income tax purposes).

We, in satisfying the general tests described above, must meet, among others, the following requirements:

Share Ownership Tests. The common stock and any other stock we issue must be held by a minimum of one hundred (100) persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than fifty percent (50.0%) in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our articles of incorporation contain provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock. Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Code and our articles of incorporation to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See “Description of Securities – Restrictions on Ownership and Transfer.”

Asset Tests. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty (30) days after the close of that quarter. After the thirty (30) day cure period, we may dispose of sufficient assets to cure the violation if it does not exceed the lesser of one percent (1.0%) of our assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which we first identified the assets. For violations due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the thirty (30) day cure period by taking certain steps, including the disposition of sufficient assets within the six-month period described above to meet the applicable requirement, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the IRS that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within thirty (30) days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

75.0% Asset Test. At least seventy-five percent (75.0%) of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include:

•                                          real property (including interests in real property and interests in mortgages on real property);

•                                          shares in other qualifying REITs; and

•                                          any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than ninety-five percent (95.0%) of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

We intend that the purchase contracts for a new property will apportion no more than five percent (5.0%) of the purchase price of any property to property other than “real property,” as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments that will allow us to qualify under the 75.0% Asset Test. Therefore, our investment in real properties will constitute “real estate assets” and should allow us to meet the 75.0% Asset Test.

Other Asset Tests. There are three other asset tests that apply to us. First, the value of any one issuer’s securities owned by us may not exceed five percent (5.0%) of the value of our total assets. Second, we may not own more than ten percent (10.0%) of any one issuer’s outstanding securities, as measured by either voting power or value. The five percent (5.0%) and ten percent (10.0%) asset tests do not apply to securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below), and the ten percent (10.0%) value test does not apply to “straight debt” having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT. Finally, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed twenty percent (20.0%) of the value of our total assets. We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the Other Asset Tests.

A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is thirty-five percent (35.0%) owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75.0% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset tests described above (and the gross income tests applicable to REITs as described below). In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.”  We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

75.0% Gross Income Test. At least seventy-five percent (75.0%) of our gross income for the taxable year must result from:

•                                          rents from real property;

•                                          interest on obligations secured by mortgages on real property or on interests in real property;

•                                          gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•                                          dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

•                                          other specified investments relating to real property or mortgages thereon; and

•                                          for a limited time, qualified temporary investment income, as defined under the 75.0% Asset Test.

We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75.0% Gross Income Test.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, the income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

Among the assets that we and our subsidiaries may hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service recently issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT Asset Tests described above, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75.0% Gross Income Test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. If we or any of our subsidiaries enter into any mezzanine loans, we will determine, after consulting with Shefsky & Froelich Ltd. that, on the basis of relevant Treasury regulations and Internal Revenue Service rulings, the mezzanine loans should qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect our status as a REIT; however, the loans may not meet all of the requirements for reliance on the safe harbor, and in that case, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of the loans.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75.0% Gross Income Test (and the 95.0% Gross Income Test, described below), subject to the rules discussed below:

•                                          Rent from a particular tenant will not qualify if we, or an owner of ten percent (10.0%) or more of our stock, directly or indirectly, owns ten percent (10.0%) or more of the voting stock or the total number of shares of all classes of stock in, or ten percent (10.0%) or more assets or net profits of, the tenant.

•                                          The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is fifteen percent (15.0%) or less of the total rent received under, or in connection with, the lease.

•                                          Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

•                                          Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the “usual or customarily rendered” rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties. Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75.0% Gross Income Test (and the 95.0% Gross Income Test, described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with Shefsky & Froelich Ltd., are not usually or customarily rendered in connection with the rental of space.

The 95.0% Gross Income Test. In addition to deriving seventy-five percent (75.0%) of our gross income from the sources listed above, at least ninety-five percent (95.0%) of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from:

•                                          sources which satisfy the 75.0% Gross Income Test;

•                                          dividends;

•                                          interest; or

•                                          gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95.0% Gross Income Test, but not under the 75.0% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95.0% Gross Income Test.

Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75.0% Gross Income Test and 95.0% Gross Income Test. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75.0% Gross Income Test or the 95.0% Gross Income Test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that the failure was due to reasonable cause and not due to willful neglect, and we file a schedule describing each item of our gross income. If this relief provision is available, we would remain subject to a tax based upon the amount by which we failed the 75.0% Gross Income Test or the 95.0% Gross Income Test.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of:

•                                          the sum of:

•                                          ninety percent (90.0%) of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

•                                          ninety percent (90.0%) of the excess of the net income (after tax) from foreclosure property;

•                                          less the sum of certain types of items of non-cash income.

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

•                                          declare a dividend before the due date of our tax return (including extensions);

•                                          distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

•                                          file an election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the Internal Revenue Service) within a specified period.

If we do not distribute all of our net capital gain or distribute at least ninety percent (90.0%), but less than one hundred percent (100.0%) of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) eighty-five percent (85.0%) of our REIT Taxable Income for such year, (ii) ninety-five percent (95.0%) of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to four percent (4.0%) of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to fully provide the necessary cash flow.

Failure to Qualify as a REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income. Non-corporate taxpayers may be eligible for a reduced fifteen percent (15.0%) maximum federal tax rate, and corporate taxpayers may be eligible for the dividend received deduction. The potential “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

We should not lose our REIT status as the result of a failure to satisfy a REIT requirement (other than the Asset Tests and the Gross Income Tests, which relief provisions have been described above) if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure. We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement. See “Risk Factors – Federal Income Tax Risks” for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions. As discussed above, we will be subject to a one hundred percent (100.0%) federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

•                                          is a real estate asset under the 75.0% Asset Test;

•                                          has been held for at least four years;

•                                          has aggregate expenditures that are includable in the basis of the property not in excess of thirty (30.0%) of the net selling price;

•                                          in certain cases, was held for production of rental income for at least four years;

•                                          when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than ten percent (10.0%) of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

•                                          in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Foreign Investments. To the extent that we and our subsidiaries hold or acquire any investments and, accordingly, pay taxes, in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to or used by, our stockholders, as a foreign tax credit or otherwise. Any foreign investments also may generate foreign currency gains and losses. Foreign currency gains are treated as income that does not qualify under the 75.0% Gross Income Test or the 95.0% Gross Income Test, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by us directly or through pass-through subsidiaries, or that any such gains will not adversely affect our ability to satisfy the REIT qualification requirements.

Derivatives and Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95.0% Gross Income Test, but would be treated as non-qualifying income for purposes of the 75.0% Gross Income Test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•                                          substantially all of its assets consist of debt obligations or interests in debt obligations;

•                                          more than fifty percent (50.0%) of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•                                          the entity has issued debt obligations (liabilities) that have two or more maturities; and

•                                          the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than eighty percent (80.0%) of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.”  The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (thirty percent (30.0%)), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “– Federal Income Taxation of Stockholders” in this section. To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently thirty-five percent (35.0%)). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities (such as the operating partnership), were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter the calculations of our Asset Tests and Gross Income Tests, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Tax Aspects of Investments in Partnerships

General. We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various Gross Income Tests and in the computation of our REIT taxable income. Moreover, for purposes of the Asset Tests, we will include our proportionate share of assets held by subsidiary partnerships.

Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification. Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the Internal Revenue Service were to assert that a subsidiary partnership is a TMP). See “General – Taxable Mortgage Pools” in this section. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the Asset Tests (particularly the tests generally preventing a REIT from owning more than ten percent (10.0%) of the voting securities, or more than ten percent (10.0%) of the securities by value, of a corporation) or the Gross Income Tests as discussed in “General – Asset Tests” and “– Gross Income Tests,” and in turn could prevent us from qualifying as a REIT. See “General – Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the Annual Distribution Requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties. Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the Annual Distribution Requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be ordinary income (subject to limited exceptions that may allow a portion to be treated as dividend income eligible for the reduced fifteen percent (15.0%) maximum federal tax rate to non-corporate taxpayers). Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the tax basis in the stockholder’s common stock by the amount of the distribution, and then to the extent the distribution exceeds the stockholder’s tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder’s tax basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to twenty percent (20.0%) of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate share of the gains in income and receive a credit on their returns for their proportionate share of our tax payments.

In general, the sale of common stock held for more than twelve months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s tax basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is twenty-eight percent (28.0%)) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “– Taxation of Foreign Stockholders” in this section.

Taxation of Tax-Exempt Stockholders. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock is otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than ten percent (10.0%) by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if:

•                                          at least one tax-exempt pension trust owns more than twenty-five percent (25.0%) by value of our shares; or

•                                          one or more tax-exempt pension trusts (each owning more than twenty-five percent (25.0%) by value of our shares) hold in the aggregate more than fifty percent (50.0%) by value of our shares.

The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than five percent (5.0%), however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because shares of our common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is “effectively connected” with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the thirty percent (30.0%) “branch profits tax” under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of thirty percent (30.0%) of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions were gains “effectively connected” with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends also may be subject to a thirty percent (30.0%) branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of thirty percent (30.0%) and thirty-five percent (35.0%) may apply to distributions on common stock to foreign stockholders.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

•                                          thirty-five percent (35.0%) of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder who owns more than five percent (5.0%) of our stock (or to all foreign stockholders if the dividend occurs at a time during which our stock is not regularly traded on an established securities market located in the United States) and remit to the Internal Revenue Service; and

•                                          thirty percent (30.0%) of any other dividends paid out of earnings and profits (including capital gain dividends not subject to thirty-five percent (35.0%) withholding described immediately above) to all foreign stockholders.

In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. The thirty-five percent (35.0%) withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the fifteen percent (15.0%) maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or

Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder’s entitlement to the benefits of any treaty.

Unless the shares of common stock constitute a “U.S. real property interest” under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a thirty percent (30.0%) tax on such gain.

Shares of our common stock will not constitute a “U.S. real property interest” if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than fifty percent (50.0%) in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled REIT, and, therefore, the sale of our shares should not be subject to such taxation for foreign stockholders, except as discussed above. However, because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder’s gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common stock is “regularly traded” on an established securities market and on the size of the selling stockholder’s interest. If the gain on the sale of common stock is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold ten percent (10.0%) of the purchase price and remit this amount to the Internal Revenue Service.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is twenty-eight percent (28.0%)) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

Other Tax Considerations

Distribution Reinvestment Plan. Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends from a REIT. If a stockholder purchases stock through the distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. See “Taxation of Stockholders” in this section. Stock received throughout our distribution reinvestment plan will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State and Local Taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock.

Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT THE FIDUCIARY’S OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY THE BENEFIT PLAN. BENEFIT PLANS ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED “FEDERAL INCOME TAX CONSIDERATIONS,” AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

•                                          will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

•                                          will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

•                                          will result in UBTI to the benefit plan (see “Federal Income Tax Considerations – Taxation of Stockholders – Taxation of Tax-Exempt Stockholders”);

•                                          will be sufficiently liquid for the benefit plan after taking this investment into account; and

•                                          is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Fiduciary Obligations—Prohibited Transactions

Any person identified as a “fiduciary” with respect to a plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. Further, many transactions between plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA or the Internal Revenue Code. ERISA also requires generally that the assets of plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets were deemed to be assets of a plan, referred to herein as “plan assets,” our directors and our business manager would, and other employees of our affiliates might, be deemed fiduciaries of any plans investing as stockholders. If this were to occur, certain contemplated transactions between us, our directors and business manager, and other employees of or affiliates could be deemed to be “prohibited transactions.”  Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and business manager, and possibly to other employees of our affiliates as plan fiduciaries with respect to investments made by us, and the requirement that plan assets be held in trust could be deemed to be violated.

Plan Assets—Definition

A definition of plan assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets. Under the Plan Asset Regulation, the assets of an entity in which a plan makes an equity investment will generally be deemed to be assets of such a plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•                                          securities issued by an investment company registered under the Investment Company Act;

•                                          “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•                                          in which equity participation by “benefit plan investors” is not significant; or

•                                          in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time twenty-five percent (25.0%) or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and includes all plans subject to ERISA, as well as non-ERISA plans such as IRAs, Keogh plans, governmental plans and church plans. We anticipate that we will qualify for this exception since we do not expect to have equity participation by “benefit plan investors” exceeding twenty-five percent (25.0%), which would be deemed to be significant, as defined above. However, if we are deemed to have significant participation by benefit plan investors we believe that we would qualify for the exemptions discussed below.

Publicly Offered Securities Exemption

As noted above, if a plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that the securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determination of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by one hundred (100) or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that the requirement is met by our shares.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that the securities are “freely transferable.”  The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

We believe that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the problems discussed below are not expected to arise.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.”  We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least fifty percent (50.0%) of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than fifty percent (50.0%) of our assets to the management and development of real estate.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as plan assets, our management would be treated as fiduciaries with respect to each plan stockholder, and an investment in our shares might expose the fiduciaries of the plan to co-fiduciary liability under ERISA for any breach by our directors or Business Manager of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by a plan in our shares might be deemed to result in an impermissible commingling of plan assets with other property.

If our Business Manager or affiliates were treated as fiduciaries with respect to plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit plans and IRAs from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Thus, if we are deemed to hold plan assets, our Business Manager and its affiliates could be characterized as fiduciaries with respect to our assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing plans and IRAs. If we or our affiliates are affiliated with a plan or IRA investor, whether or not we are deemed to hold plan assets, we might be a disqualified person or party-in-interest with respect to the plan or IRA investor, resulting in a prohibited transaction merely upon investment by such plan or IRA in our shares.

Prohibited Transactions—Consequences

ERISA forbids plans from engaging in prohibited transactions. Fiduciaries of a plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the plan, as well as civil (and criminal, if the violation was willful) penalties. If the Department of Labor or the Internal Revenue Service determines that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a plan, compensate the plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires a disqualified person involved with a prohibited transaction to pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally fifteen percent (15.0%), but is increased to one hundred percent (100.0%) if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

Valuation

We will send on an annual basis, to all stockholders subject to ERISA and certain other plan stockholders, a statement of value of the shares. This statement will report the value of each share of common stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation. The net asset value of each share of common stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided.

PLAN OF DISTRIBUTION

General

Of the 540,000,000 shares of our common stock offered by this prospectus, we are offering:

•                                          up to 500,000,000 shares to the public at a purchase price of $10.00 per share through Inland Securities Corporation, the dealer manager, on a “best efforts” basis. Our dealer manager is one of our affiliates. A “best efforts” basis means that neither the dealer manager nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

•                                          up to 40,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment plan.

The offering price of our common stock was determined by our board of directors based on the offering price of earlier REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the dealer manager. See “Risk Factors – Risks Related to This Offering.”  The offering will commence as of the effective date of this prospectus. If the minimum offering of 200,000 shares is not sold by August 31, 2006, we will terminate this offering and your investment will be returned to you within ten (10) business days after termination, together with any interest earned on your investment. Common stock purchased by any of our officers, directors or affiliates, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering. If the minimum offering of 200,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before, August 31, 2006, unless we elect to extend it to a date no later than August 31, 2007, in any jurisdiction that allows us to extend. We reserve the right to terminate this offering at any time. Shares of our common stock may also be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

Our dealer manager is a wholly owned subsidiary of IREIC. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding our dealer manager. Our dealer manager also was the dealer manager for the offerings made by Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. Inland Real Estate Corporation has realized total gross offering proceeds of approximately $705 million through a total of four public offerings. Inland Retail Real Estate Trust, Inc. raised approximately has realized total gross offering proceeds of approximately $2.3 billion through a total of three public offerings. As of June 30, 2005, Inland Western Retail Real Estate Trust, Inc. has realized total gross offering proceeds of approximately $3.57 billion.

Escrow Conditions

If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 200,000 shares of common stock for $10.00 within one year from the original effective date of this prospectus. If subscriptions for at least the minimum offering have not been received, accepted and paid for within one year from the original effective date of this prospectus, the escrow agent will promptly refund your investment, together with any interest earned on your investment. If a refund is made, IREIC will pay any escrow fees.

The escrow agreement between us, the dealer manager and the escrow agent requires the escrow agent to invest the escrowed funds in an interest bearing account in short term securities issued or guaranteed by the United States Government that can be readily sold, or other investments permitted under the Securities Exchange Act of 1934. Additionally, as soon as we have received subscription proceeds for at least 200,000 shares of our common stock, we may invest the proceeds in other short term investments which can be readily sold, with appropriate safety of principal. After the minimum offering amount is sold, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten (10) days after we receive a fully completed copy of the subscription agreement and payment for the shares.

The interest, if any, earned on subscription proceeds relating to the minimum offering prior to the release of the subscription proceeds to us from escrow will be distributed to you on a pro rata basis within thirty (30) days after the end of the quarter during which you were admitted as a stockholder. After your initial admission as a stockholder you will not be entitled to interest earned on our funds or to receive interest on your investment.

The escrow agreement appoints the escrow agent as an investment manager by a named fiduciary of any ERISA plan that is providing money to the escrow. The escrow agreement among us, the dealer manager, and the escrow agent also provides that (1) until all the conditions precedent for transferring the monies held in escrow are met, the escrow property may be considered plan assets under ERISA and requires the escrow holder to act as a fiduciary to any benefit plan with respect to those assets and (2) the property will be returned to the benefit plan if the conditions precedent are not met in a reasonable period of time.

Subscription Process

The agreement between our dealer manager and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any supplements. We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the soliciting dealers, as well as to provide them paper copies. As a result, if the dealer manager or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving these documents electronically. In any case, however, you may always receive a paper copy upon request. We will maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described above. We have the unconditional right to accept or reject your subscription within ten (10) days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten (10) days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•                                          your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•                                          you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in “Who May Invest,” which appears earlier in this prospectus;

•                                          you are purchasing our common stock for your own account; and

•                                          you acknowledge that our common stock cannot be readily resold.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Determination of Your Suitability as an Investor

We, our dealer manager, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•                                          you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; and

•                                          you have an apparent understanding of:

•        the fundamental risks and possible financial hazards of this type of investment;

•        that shares of our common stock cannot be readily sold;

•        the role of our Business Manager in directing or managing your investment in us;

•        the tax consequences of your investment; and

•        you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common stock is suitable for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. Our Business Manager will coordinate the processes and procedures used by the dealer manager and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except for the special sales or volume discounts described later in this section, we will pay the dealer manager selling commissions of seven and one-half percent (7.5%) of the selling price of the shares of common stock sold on a “best efforts” basis. The dealer manager may reallow up to seven percent (7.0%) of the selling commissions to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. Except for the special sales or volume discounts described later in this section, we will pay an additional two and one-half percent (2.5%) of the gross proceeds from the offering of shares sold on a “best efforts” basis to the dealer manager as a marketing contribution, and we may reimburse the dealer manager an additional one-half percent (0.5%) of the gross proceeds from the offering of shares sold on a “best efforts” basis for its bona fide due diligence expenses and for those of the soliciting dealers. The dealer manager may, in its discretion, reallow up to one and one-half percent (1.5%) of the marketing contribution and all or any portion of the due diligence expense allowance to soliciting dealers. Marketing and due diligence costs paid by the dealer manager on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers. The following table shows the compensation payable to our dealer manager for sale of shares in the “best efforts” portion of this offering.

Type of Compensation	Amount	Estimated Maximum Amount
Selling Commissions	7.5% of the sale price for each share	$375,000,000
Marketing Contribution	2.5% of the gross offering proceeds	$125,000,000
Due Diligence Expense Allowance	0.5% of the gross offering proceeds	$25,000,000

We will not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

•                                          the sale of common stock as compensation for services by IREIC or any of its directors, officers, employees or affiliates;

•                                          the first purchase of common stock by each of Inland Securities or any of its or our directors, officers, employees or affiliates for $8.95 per share; however, the discount on any subsequent purchases of common stock by these entities or individuals may not exceed five percent (5.0%);

•                                          the purchase of common stock under our distribution reinvestment plan; and

•                                          the issuance of shares in connection with acquiring any entity, property or other real estate asset.

Reallowable seven percent (7.0%) selling commissions will not be paid in connection with the following special sales:

•                                          the first purchase of common stock by each soliciting dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase common stock net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of common stock by these individuals or entities may not exceed five percent (5.0%);

•                                          the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature; and

•                                          the common stock credited to an investor as a result of a volume discount.

All purchases of common stock by our dealer manager or any soliciting dealer must be made in accordance with NASD regulations, including without limitation Rule 2790. We expect that these purchases, if any, will be made for investment purposes only.

We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to our Business Manager to advise you to purchase our common stock. A registered broker dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common stock.

We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See “How to Subscribe.”

Volume Discounts

Investors making an initial purchase of at least $250,000 worth of common stock (25,000 shares) through the same soliciting dealer will receive a reduction in the reallowable seven percent (7.0%) selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

Amount of Selling Commission Volume	Amount of Purchaser’s Investment		Maximum Reallowable Commission
Discount	From	To	Per Share
1.0%	$250,000	$499,999	6.0%
2.0%	$500,000	$999,999	5.0%
3.0%	$1,000,000	$2,499,999	4.0%
4.0%	$2,500,000	$4,999,999	3.0%
5.0%	$5,000,000	$9,999,999	2.0%
6.0%	$10,000,000	and over	1.0%

Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional whole shares. Selling commissions will not be paid on any whole shares issued for a volume discount.

Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commission payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this offering will be combined with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by individuals within a “primary household group” also will be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. For these purposes, a “primary household group” includes you, your spouse or “domestic or life partner” and all of your unmarried children under the age of twenty-one (21). For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests. Purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last purchase made, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a discount greater than five percent (5.0%) on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of combining purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,000 breakpoint, which will entitle you to a lower sales commission on your $50,000 investment.

Indemnification

We have agreed to indemnify the dealer manager and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

•                                          a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our Business Manager against such liabilities.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The dealer manager and each of the soliciting dealers may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See “Who May Invest” and “Plan of Distribution – Determination of Your Suitability as an Investor,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•                                          Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.

•                                          Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C-1.

•                                          Deliver a check for the full purchase price of the shares being subscribed for, payable to “LBNA/Escrow Agent for IARETI”, along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subject to us selling the minimum amount, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten (10) days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

•                                          By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within ten (10) days, and generally within twenty-four (24) hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten (10) days after we received it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana and North Carolina. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E-1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of instruction will be irrevocable and we will continue to pay business management and advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E-2 to this prospectus) of your election to terminate deductions from your account for the purposes of such business management and advisory fees.

SALES LITERATURE

In addition to, and apart from, this prospectus, we may use certain supplemental sales material in this offering. This material may consist of a brochure describing our Business Manager and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those we intend to acquire that entities organized or sponsored by IREIC have acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the National Association of Securities Dealers members designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

Distribution Reinvestment Plan

Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. A participant will not be able to acquire common stock under the program if the purchase would cause him or her to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our articles. Because our articles provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, we anticipate that all shares of our common stock purchased through our distribution reinvestment plan will be issued in book entry form only.

We are able to offer shares through our distribution reinvestment plan at prices below the offering price because of a decrease in costs associated with these issuances. Common stock will be purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock. Distributions, if any, on common stock acquired under the distribution reinvestment plan will be paid at the same time that distributions are paid on common stock purchased outside the plan.

Registrar and Transfer Company will serve as the plan administrator. Registrar and Transfer Company will administer the plan, keep records and, as soon as practicable after each distribution payment date, will provide each participant with a summary statement of his or her reinvestment account.

Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this offering is not a requirement. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan. We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we will distribute copies of this prospectus, as supplemented or amended from time-to-time. Following the termination of the offering, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form. Prospective enrollees will then receive a copy of the prospectus included in that registration statement, once it is declared effective, prior to enrolling in the distribution reinvestment plan.

Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing an enrollment form and returning it to the plan administrator. By signing the enrollment form, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder’s enrollment form is received by the administrator on or prior to a record date for a distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the enrollment form is received after the record date for a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares generally will commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by completing a new enrollment form.

If we declare a distribution, participants will be able to purchase shares at a fixed price of $9.50 per share until the earlier of: (1) the increase of the public offering price per share of common stock in the offering from $10.00 per share, if there is an increase; and (2) termination of the offering. Thereafter, participants may acquire our shares at a price equal to ninety-five percent (95.0%) of the “market price” of a share of our common stock on the date of purchase until the shares become listed for trading on a national securities exchange or included for quotation on a national market system (a “liquidity event”). For these purposes, market price will mean the last price at which shares were offered by us in a public offering of our shares and until a liquidity event occurs. If a liquidity event occurs, participants will be able to purchase shares at a price equal to one hundred percent (100.0%) of the average daily open and close price per share, as reported by the national securities exchange or national market system on which our shares are listed or quoted, whichever is applicable, on the distribution payment date.

The number of shares purchased for each participant depends upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We will not purchase shares of common stock for participants under the plan to the extent that the purchase would cause the participant to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board.

All shares of common stock held under the plan as of a given record date will be entitled to the distributions, if any, that we declare. However, shares acquired after the record date for a given distribution, but before the distribution payment date, will not be entitled to particular distributions until next succeeding record date.

A participant who wishes to transfer whole shares held in the plan must first transfer those shares out of his or her plan account and register the whole shares in his or her name. Distributions on shares remaining in the plan after a partial transfer will continue to be invested under the plan. However, if any partial transfer would result in less than twenty-five (25) shares remaining in a participant’s plan account, the request to transfer shares will be considered a request to terminate participation in the plan. Further, if a participant wishes to pledge, assign or otherwise encumber his or her shares, he or she must first remove those shares from the plan and register the shares in his or her name.

Participants may terminate their participation in the plan at any time. With the exception of instances where participation is automatically terminated because a participant has less than twenty-five (25) shares remaining in his or her account, as described above, a participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. Upon termination, a participant’s fractional shares will be converted to cash at a price, calculated in the same manner as though shares were being purchased for the participant on a distribution payment date. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

We may amend or terminate the distribution reinvestment plan at any time without prior notice to participants, but notice will be mailed to participants following the date of the amendment or termination. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

Stockholders who participate in the distribution reinvestment plan will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the five percent (5.0%) discount applicable to shares purchased under the distribution reinvestment plan will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Federal Income Tax Considerations – Federal Income Taxation of Stockholders” for a full discussion of the tax effects of dividend distributions.

Share Repurchase Program

The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. Subject to certain restrictions discussed below, we may repurchase whole shares only, from time to time, at the following prices:

•                                          $9.25 per share for stockholders who have owned their shares for at least one year;

•                                          $9.50 per share for stockholders who have owned their shares for at least two years;

•                                          $9.75 per share for stockholders who have owned their shares for at least three years; and

•                                          for stockholders who have owned their shares for at least four years, a price determined by our board of directors but in no event less than $10.00 per share.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in any offering.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Following the repurchase, we will send the stockholder the cash proceeds of the repurchase.

Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available to complete the repurchase. We will use offering proceeds from our public offerings, as well as proceeds from our distribution reinvestment plan and other operating funds, if any, as the board, in its sole discretion, may reserve for the purpose of funding the share repurchase program. In the event that our funds exceed the amount necessary to repurchase shares, we may carry over the excess amount to the subsequent calendar month to repurchase shares during that month. In the event that our funds are insufficient to repurchase all of the shares for which repurchase requests have been submitted in a particular month, shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held until next month unless withdrawn. Subject to funds being available, we will limit the number of shares repurchased during any consecutive twelve (12) month period to five percent (5.0%) of the number of outstanding shares of common stock at the beginning of that twelve (12) month period.

Any stockholder that has beneficially owned the shares for at least one year may participate in the share repurchase program with respect to his or her whole shares only. However, if a stockholder dies prior to owning the shares for one year, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate. To request repurchase, the stockholder should direct a written request for repurchase to Ms. Roberta S. Matlin, Vice President of Administration, Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. The request must state the name of the person who owns the shares, the date that the subject shares were purchased and the number of shares to be repurchased. Once we receive this request, we will forward an assignment form to the applicable stockholder. The requesting stockholder must properly execute the form and return it to us. All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien. The stockholder must notify us in writing if a stockholder wishes to withdraw his or her request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw prior to the time we send payment to the applicable stockholder.

The share repurchase program may be suspended or terminated if:

•                                          our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

•                                          our board of directors determines that it is in our best interest to suspend or terminate the share repurchase program.

We may amend or modify any provision of the program at any time in our board’s discretion. In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change(s) at least thirty (30) days prior to the change(s), and we will disclose the change(s) in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the amendment of our share repurchase program.

The Company may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent shall perform all recordkeeping and administrative functions involved in the program, and the Company shall bear all costs involved in organizing, administering and maintaining the program.

REPORTS TO STOCKHOLDERS

Our Business Manager will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We send an annual report to each stockholder within one hundred and twenty (120) days following the close of each fiscal year. Each annual report will contain:

•                                          audited income statements and balance sheets for the previous three and two years, respectively or, the period of time we have been operating if less, all prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

•                                          if applicable, the ratio of the costs of raising capital during the period to the capital raised;

•                                          the aggregate amount of fees paid to IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions, including fees or charges paid to IREIC and its affiliates by third parties doing business with us;

•                                          our total operating expenses, stated as a percentage of the average assets and as a percentage of net income for the most recently completed fiscal year;

•                                          a report from the independent directors that the policies we follow are in the best interests of our stockholders in the aggregate and the basis for their determination; and

•                                          separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions, occurring in the most recently completed fiscal year.

In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within sixty (60) days after the end of the first three fiscal quarters.

At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the Securities and Exchange Commission or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than sixty (60) days after we make the distribution.

Within sixty (60) days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a real estate asset, we will submit a report to each stockholder containing:

•                                          a description of the asset;

•                                          the terms of any material leases affecting the property; and

•                                          the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan.

In addition, we will send a report to each stockholder and submit to prospective investors when our Business Manager believes a real estate asset will “probably” be acquired.

After completing our last acquisition, our Business Manager will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, will reflect:  each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our articles or any applicable law or regulation.

We will submit appropriate tax information to the stockholders within thirty-one (31) days following the end of each fiscal year but we will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. At the same time we send the appropriate tax information to stockholders, we will provide each stockholder with an individual report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. This individual statement will include any purchases of shares under the distribution reinvestment plan. Stockholders requiring reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix G to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. Set forth below is a brief summary of the material terms of our agreements with our Business Manager, Property Managers and other affiliates of IREIC. For a more detailed discussion of these agreements, see “Management” above.

Business Management Agreement. We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations, including entering into agreements with IREIC and its affiliates to provide the services and licenses needed to operate our business. This agreement has an initial term of one year, renewable for successive one year terms, but will terminate upon the mutual consent of the parties. We may terminate the agreement without cause or penalty upon a vote by a majority of our independent directors on sixty (60) days written notice to our Business Manager. The agreement will also terminate upon a business combination with our Business Manager. We will compensate and reimburse the Business Manager in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Ancillary Agreements. Pursuant to the business management agreement, the Business Manager, or we, in the case of the trademark license agreement, will enter into the following service and license agreements. We will reimburse the Business Manager, IREIC and its affiliates for the expenses paid or incurred to provide these services, including direct expenses and the costs of the salaries and benefits of the persons employed by these entities that perform services for us.

•                                          Communications Services Agreement with Inland Communications, Inc., to provide us with marketing, communications and media relations services.

•                                          Computer Services Agreement with Inland Computer Services, Inc., to provide us with data processing, computer equipment and support services and other information technology services.

•                                          Insurance and Risk Management Services Agreement with Inland Risk and Insurance Management Services, Inc., to provide us with insurance and risk management services.

•                                          Legal Services Agreement with the Inland Real Estate Group, Inc., to provide us with legal services.

•                                          Office and Facilities Management Services Agreement with Inland Office Services, Inc. and Inland Facilities Management, Inc., to provide us with office and facilities management services.

•                                          Personnel Services Agreement with Inland Human Resource Services, Inc., to provide us with personnel services.

•                                          Property Tax Service Agreement with Investors Property Tax Services, Inc., to provide us with property tax services.

•                                          Software License Agreement with Inland Computer Services, Inc., to provide the Business Manager a right and license to use and copy certain software in connection with the Business Manager ‘s obligations under the business management agreement.

•                                          Trademark License Agreement with The Inland Real Estate Group, Inc., or TIREG, to provide us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.

Property Management Agreements. We have entered into property management agreements with each of our Property Managers under which each Property Manager, its affiliates or agents will manage each of our real properties that is not managed internally or by an unaffiliated third party. Each property will be managed pursuant to a separate agreement with a term ending on December 31 of the year in which the property was acquired, renewable for successive one-year terms, unless either party notifies the other in writing of its intent to terminate between sixty (60) and ninety (90) days prior to the expiration of the initial or renewal term. We also may terminate the agreement without cause or penalty upon a vote by a majority of our independent directors on sixty (60) days written notice to the Property Manager. We will compensate and reimburse the Property Manager in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Property Acquisition Agreement. We have entered into an agreement with Inland Real Estate Acquisitions, Inc., or IREA, under which IREA will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets. Under the terms of this agreement, IREA has granted us a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire, subject to prior rights granted to certain entities sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, IREA or our Business Manager or their affiliates are then serving as our officers and directors. We will reimburse IREA in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Compensation To Be Paid To Our Affiliates

Set forth below is a summary of the most significant fees and expenses we expect to pay these entities. For purposes of illustrating offering stage fees and expenses, we have assumed that we sell the maximum of 500,000,000 shares in the “best efforts” portion of this offering at $10.00 per share. We have not given effect to any special sales or volume discounts that could reduce selling commissions. We will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

Type of Compensation

Offering Stage

Selling Commission	7.5% of the sale price for each share

Estimated maximum: $375,000,000

Marketing Contribution	2.5% of the gross offering proceeds

Estimated maximum: $125,000,000

Due Diligence Expense Allowance	0.5% of the gross offering proceeds

Estimated maximum: $25,000,000

Reimbursable Expenses and Other Expenses of Issuance

We will reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering. If we sell at least the minimum offering, our Business Manager has agreed to pay any organization and offering expenses that exceed fifteen percent (15.0%) of the gross offering proceeds.

Operational Stage

Acquisition Expenses

We will reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the assets; provided that we may not reimburse expenses, when combined with any acquisition fees that may be paid, greater than six percent (6.0%) of the contract price of any real estate asset acquired or, in the case of a loan, six percent (6.0%) of the funds advanced. The actual amount depends on each asset and cannot be determined at this time.

Acquisition Fee

We will pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee will be equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest. The actual amount depends on the amount invested in each asset and cannot be determined at this time.

Property Management Fee

For each property managed directly by any of our Property Managers, their affiliates or agents, we will pay the applicable Property Manager a monthly fee equal to a total of four and one-half percent (4.5%) of the gross income from each property. The actual amount depends on the gross income generated and cannot be determined at the present time.

Oversight Fee

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we will pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property. In no event will our Property Managers receive both a property management fee and an oversight fee with respect to a particular property. The actual amount depends on the gross income generated and cannot be determined at the present time.

Business Management Fee

After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” we will pay our Business Manager an annual business management fee of up to one percent (1.0%) of our “average invested assets.” Separate and distinct from any business management fee, we also will reimburse our Business Manager or its affiliates for all expenses paid or incurred on our behalf including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager. The actual amount depends on the amount of our assets and distributions paid to our stockholders and cannot be determined at the present time.

Incentive Fee

After our stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets. The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at the present time.

Interest Expense

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates. The actual amount of interest paid will depend on the amount borrowed and the interest rate prevailing at the time. We cannot determine the amount at this time.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages

We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we will pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation. The actual amount depends on results of operations and cannot be determined at the present time.

Ancillary Services Reimbursements

We will reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. The actual amount depends on the services provided and the methods by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

Liquidation Stage

Property Disposition Fee

We may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. in an amount equal to the lesser of: (1) three percent (3.0%) of the contract sales price of the property; or (2) fifty percent (50.0%) of the customary commission which would be paid to a third party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to six percent (6.0%) of the contract sales price. The actual amounts to be received depend upon the sale price of our properties and, therefore, cannot be determined at the present time.

LEGAL MATTERS

Shefsky & Froelich Ltd., Chicago, Illinois, has passed upon certain legal matters in connection with this offering including our status as a REIT for federal income tax purposes. Shefsky & Froelich Ltd. has also served as counsel for the dealer manager. Shapiro Sher Guinot & Sandler P.A., Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of Inland American Real Estate Trust, Inc. as of December 31, 2004, and for the period then ended, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are filing a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

F-i

Report of Independent Registered Public Accounting Firm

Board of Directors

Inland American Real Estate Trust, Inc.

We have audited the accompanying balance sheet of Inland American Real Estate Trust, Inc. (the “Company”) as of December 31, 2004 and the related statements of operations, stockholder’s equity and cash flows for the period from October 4, 2004 (inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inland American Real Estate Trust, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the period from October 4, 2004 (inception) through December 31, 2004, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois

January 21, 2005

F-1

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

BALANCE SHEET

December 31, 2004

ASSETS

Cash	$200,000
Deferred offering costs	531,465

Total assets	$731,465

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Accrued offering and organization expenses	$555,465

Commitments and contingencies (Note 3)

Stockholder’s equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 20,000 shares issued and outstanding	20
Additional paid in capital	199,980
Retained earnings (deficit)	(24,000)

Total stockholder’s equity	176,000

Total liabilities and stockholder’s equity	$731,465

See accompanying notes to financial statements.

F-2

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

STATEMENT OF OPERATIONS

For the period from October 4, 2004 (inception) through December 31, 2004

Expenses
Organization expenses	$14,000
Professional fees	10,000

Net loss	$24,000

See accompanying notes to financial statements.

F-3

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

STATEMENT OF STOCKHOLDER’S EQUITY

For the period from October 4, 2004 (inception) through December 31, 2004

	Number of	Common	Additional Paid in	Retained
	Shares	Stock	Capital	Earnings	Total

Initial capital contribution	20,000	$20	$199,980	$—	$200,000
Net loss for the period from October 4, 2004 (inception) through December 31, 2004	—	—	—	(24,000)	(24,000)

Balance at December 31, 2004	20,000	$20	$199,980	$(24,000)	$176,000

See accompanying notes to financial statements.

F-4

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

STATEMENT OF CASH FLOWS

For the period from October 4, 2004 (inception) through December 31, 2004

Cash flows from operating activities:
Net loss for the period from October 4, 2004 (inception) through December 31, 2004	$(24,000)
Adjustments to reconcile net loss for the period from October 4, 2004 (inception) through December 31, 2004 to net cash from operating activities – change in accrued offering and organization expenses	24,000

—

Cash flows provided by financing activities:
Capital contribution	200,000
Deferred offering costs	(531,465)
Accrued offering and organization expenses	531,465

Net cash flows provided by financing activities	200,000

Net increase in cash	200,000
Cash at beginning of period	—

Cash at end of period	$200,000

See accompanying notes to financial statements.

F-5

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

(1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada, and has not commenced operations. The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the business manager to the Company. The Company contemplates the sale of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each in an initial public offering (the “Offering”) to be registered with the Securities and Exchange Commission and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the Offering.

The Company intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company will provide the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company will allow stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP will not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program (“SRP”), if requested, from time-to-time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company’s public offerings, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company’s Board of Directors, at its sole discretion, may reserve for this purpose.

F-6

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

December 31, 2004

(2)  Summary of Significant Accounting Policies

The preparation of a financial statements in conformity with U.S. generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing. Formation and organizational costs are expensed as incurred. For the period from October 4, 2004 (inception) through December 31, 2004, $14,000 of organizational costs were expensed.

The Company will apply the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options to be granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

(3)  Transactions with Affiliates

The Company’s sponsor, Inland Real Estate Investment Corporation (the “Sponsor”), contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of December 31, 2004, the Company had incurred $555,465 of offering and organization costs, all of which has been or will be advanced by the Business Manager. Pursuant to the terms of the Offering, the Business Manager has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the Offering or all organization and offering expenses (including selling commissions) which together exceed 15.0% of gross proceeds. In the event that the minimum offering is not successful, an affiliate of the Business Manager will bear the related costs of the Offering.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing. Formation and organizational costs are expensed as incurred. For the period from October 4, 2004 (inception) through December 31, 2004, $14,000 of organizational costs were expensed.

F-7

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

December 31, 2004

Certain compensation and fees payable to the Business Manager for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

Offering stage:

Selling commissions	7.5% of the sale price for each share

Marketing contribution	2.5% of the gross offering proceeds

Due diligence allowance	0.5% of the gross offering proceeds

Reimbursable expenses and other expenses of issuance

The Company will reimburse the Sponsor for costs incurred, on its behalf, in connection with the Offering. However, if the Company sells at least the minimum offering of 200,000 shares, the Business Manager has agreed to pay any organization and offering expenses, including selling commissions, that exceed 15.0% of the gross offering proceeds. Actual amounts cannot be determined at this time.

Operational stage:

Acquisition expenses

The Company will reimburse The Inland Real Estate Transactions Group, Inc., the Business Manager, Inland Real Estate Acquisitions and their respective affiliates for expenses paid on the Company’s behalf in connection with acquiring real estate assets, regardless of whether the Company acquires the real estate assets; provided that the Company may not reimburse expenses greater than 6.0% of the contract price of any fee interest in property that the Company acquires. This limit will not apply to acquisition of a real estate operating company. Actual amounts cannot be determined at the present time.

F-8

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

December 31, 2004

Acquisition fee

The Company will pay the Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee will be equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest. The Company will pay acquisition fees either in cash or by issuing shares of the Company’s common stock, valued at $10.00 per share for these purposes. The fee terminates if the Company acquires the Business Manager. Actual amounts cannot be determined at the present time.

Property management fee

The Company will pay its property manager, Inland North American Property Management Corp., referred to as Inland Management, a monthly fee equal to a total of 4.5% of the gross income of each property managed directly by Inland Management or its affiliates. The Company will pay this fee for services in connection with renting, leasing, operating and managing each property. As is customary in the industry, the Company will reimburse Inland Management and its affiliates for property-level expenses that they pay or incur on the Company’s behalf such as salaries and benefit expenses for on-site employees and other miscellaneous expenses. Actual amounts cannot be determined at the present time.

Oversight fee

The Company will pay Inland Management a monthly oversight fee of up to 1.0% of the gross income from each property managed directly by entities other than Inland Management or its affiliates. The Company will pay this fee for transition services to coordinate and align the systems and policies of the third party property managers with those of Inland Management. In no event will Inland Management receive a property management fee and an oversight fee with respect to a particular property. Further, in no event will the aggregate amount of the property management fee paid to entities other than Inland Management or its affiliates plus the oversight fee paid to Inland Management exceed a total of 4.5% of the gross income of the particular property. Oversight fees may not be paid for more than three years following the acquisition of the property or the real estate operating company, as the case may be. This fee terminates if the Company acquires Inland Management. Actual amounts cannot be determined at the present time.

F-9

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

December 31, 2004

Mortgage servicing fee

The Company will pay an affiliate of its Business Manager 0.03% per year on the first billion dollars of mortgages serviced and 0.01% thereafter. The Company will pay 0.2% of the principal amount of each loan placed. Any such fees must be approved by a majority of the Company’s directors and a majority of its independent directors as being fair and reasonable to the Company. Actual amounts cannot be determined at the present time.

Ancillary services reimbursements	The Company will reimburse its Business Manager and its affiliates for any expenses they incur or pay on its behalf. Actual amounts cannot be determined at the present time.

Liquidation stage:

Property disposition fee

The Company may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. in an amount equal to the lesser of 3.0% of the contract sales price of the property or 50.0% of the customary commission which would be paid to a third party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6.0% of the contract sales price. The Company may pay these fees only if these entities provide substantial service in connection with selling a property. This fee terminates if the Company acquires the Business Manager. Actual amounts cannot be determined at the present time.

F-10

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

December 31, 2004

Subordinated payments:

Business management fee

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5.0% per annum on their “invested capital,” the Company will pay the Business Manager an annual business management fee of up to 1.0% of its “average invested assets,” payable quarterly in an amount equal to 0.25% of its average invested assets as of the last day of the immediately preceding quarter. For these purposes, “invested capital” means the original issue price paid for the shares of the Company’s common stock reduced by prior distributions from the sale or financing of the Company’s properties. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of the Company’s assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The Company will pay this fee for services provided or arranged by the Business Manager, such as managing the Company’s day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering the bookkeeping and accounting functions, consulting with the Company’s board of directors, overseeing the Company’s real estate assets and providing other services as the Company’s board of directors deems appropriate. This fee terminates if the Company acquires the Business Manager. Actual amounts cannot be determined at the present time.

Incentive fee

After the Company’s stockholders have first received a 10.0% cumulative, non-compounded return on, plus return of, their “invested capital,” as defined above, the Company will pay the Business Manager an incentive fee equal to 15.0% of the net proceeds from the sale of real estate assets, including assets owned by a real estate operating company that the Company acquires and operates as a subsidiary. This fee terminates if the Company acquires the Business Manager. Actual amounts cannot be determined at the present time.

F-11

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

December 31, 2004

(4)  Commitments

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and the sale of a minimum of 1,000,000 shares and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2004, the Company had not issued any options to acquire shares to any of the Company’s Independent Directors.

F-12

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

BALANCE SHEETS

June 30, 2005 and December 31, 2004

	June 30, 2005	December 31, 2004
	(unaudited)

ASSETS

Cash	$218,160	200,000
Deferred offering costs	1,595,256	531,465

Total assets	$1,813,416	731,465

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Accounts payable	$18,850	10,000
Accrued offering costs	205,485	173,246
Advances from sponsor	1,480,967	372,219

Total liabilities	1,705,302	555,465

Commitments and contingencies (Note 3)

Stockholder’s equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 20,000 shares issued and outstanding	20	20
Additional paid in capital	199,980	199,980
Retained earnings (deficit)	(91,866)	(24,000)

Total stockholder’s equity	108,114	176,000

Total liabilities and stockholder’s equity	$1,813,416	731,465

See accompanying notes to financial statements.

F-13

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

STATEMENT OF OPERATIONS

For the six months ended June 30, 2005

(unaudited)

Expenses:
General and Administrative expenses	$67,886

Net loss	$67,886

See accompanying notes to financial statements.

F-14

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

STATEMENT OF STOCKHOLDER’S EQUITY

For the six months ended June 30, 2005

(unaudited)

	Number of	Common	Additional Paid in	Retained
	Shares	Stock	Capital	Earnings	Total

Balance at January 1, 2005	20,000	$20	$199,980	$(24,000)	$176,000

Net loss for the six months ended June 30, 2005	—	—	—	(67,886)	(67,886)

Balance at June 30, 2005	20,000	$20	$199,980	$(91,886)	$108,114

See accompanying notes to financial statements.

F-15

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

STATEMENT OF CASH FLOWS
For the six months ended June 30, 2005

(unaudited)

Cash flows from operating activities -
Net loss	$(67,886)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities:
Accounts payable	8,850

Net cash flows used in operating activities	(59,036)

Cash flows used in financing activities:
Advances from sponsor	1,108,748
Deferred offering costs	(1,063,791)
Accrued offering costs	32,239

Net cash flows provided by financing activities	77,196

Net increase in cash and equivalents	18,160
Cash at beginning of period	200,000

Cash at end of period	$218,160

See accompanying notes to financial statements.

F-16

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

June 30, 2005
(unaudited)

(1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada, and has not commenced operations. The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the business manager to the Company. The Company contemplates the sale of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each in an initial public offering (the “Offering”) to be registered with the Securities and Exchange Commission and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the Offering.

The Company intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

In the opinion of management, the financial statements contain all the adjustments necessary to present fairly the financial positions and results of operations for the period presented herein. Results of the interim period are not necessarily indicative of the results to be expected for the year. Certain reclassifications were made to the December 31, 2004 balance sheet to conform to the 2005 presentation.

The Company will provide the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company will allow stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP will not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program (“SRP”), if requested, from time-to-time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company’s public offerings, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company’s Board of Directors, at its sole discretion, may reserve for this purpose.

F-17

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

June 30, 2005

(unaudited)

(2)  Summary of Significant Accounting Policies

The preparation of a financial statements in conformity with U.S. generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing. Formation and organizational costs are expensed as incurred. As of June 30, 2005, $14,000 of organizational costs were expensed.

The Company will apply the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options to be granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

(3)  Transactions with Affiliates

The Company’s sponsor, Inland Real Estate Investment Corporation (the “Sponsor”) contributed $200,000 in 2004 to the capital of the Company for which it received 20,000 shares of common stock.

As of June 30, 2005, the Company had incurred $1,609,256 of offering and organization costs, all of which has been or will be advanced by the Business Manager. Pursuant to the terms of the Offering, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the Offering or all organization and offering expenses (including selling commissions) which together exceed 15.0% of gross proceeds. In the event that the minimum offering is not successful, an affiliate of the Business Manager will bear the related costs of the Offering.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing. Formation and organizational costs are expensed as incurred. As of June 30, 2005, $14,000 of organizational costs were expensed.

F-18

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

June 30, 2005

(unaudited)

Certain compensation and fees payable to the Business Manager for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

Offering stage:

Selling commissions	7.5% of the sale price for each share

Marketing contribution	2.5% of the gross offering proceeds

Due diligence allowance	0.5% of the gross offering proceeds

Reimbursable expenses and other expenses of issuance

The Company will reimburse the Sponsor for costs incurred, on its behalf, in connection with the Offering, up to a maximum of 15.0% of the gross offering proceeds. Actual amounts cannot be determined at this time.

Operational stage:

Acquisition expenses

The Company will reimburse the Business Manager or an affiliate for expenses paid, on its behalf, in connection with acquiring real estate assets, regardless of whether the Company acquires the assets, provided the Company may not reimburse expenses greater than 6.0% of the contract price, when combined with any acquisition fees that may be paid, of any real estate asset acquired or, in the case of a loan, 6.0% of the funds advanced. Actual amounts cannot be determined at the present time.

Acquisition fee

The Company will pay its Business Manager or an affiliate a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. The amount of the fee will be equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest. The Company will pay acquisition fees either in cash or by issuing shares of the Company’s common stock, valued per share at the greater of (i) the per share offering price of common stock in the Company’s most recent public offering, (ii) if applicable, the per share price ascribed to shares of common stock used in the Company’s most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share. Acquisition fees will be paid with cash or shares of our common stock. Actual amounts cannot be determined at the present time.

F-19

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

June 30, 2005

(unaudited)

Property management fee	The Company will pay the applicable Property Manager a monthly fee equal to 4.5% of the gross income of each property managed directly by Inland Management, its affiliates or agents.

Oversight fee

The Company will pay the applicable Property Manager a monthly fee of up to 1.0% of the gross income from each property managed by entities other then the Company’s Property Managers, their affiliates or agents. The Company will pay this fee for transition services to coordinate and align the systems and policies of the third party property managers with those of the applicable Property Manager. Oversight fees may not be paid for more than three years following the acquisition of a property, REIT or real estate operating company. This fee terminates upon a business combination with the Property Managers. Actual amounts cannot be determined at the present time.

Mortgage servicing fee

The Company will pay an affiliate of the Business Manager 0.03% per year on the first billion dollars of mortgages serviced and 0.01% thereafter. The Company will pay 0.2% of the principal amount of each loan placed. Actual amounts cannot be determined at the present time.

Ancillary services reimbursements	The Company will reimburse the Business Manager and its affiliates for any expenses they incur or pay on its behalf. Actual amounts cannot be determined at the present time.

Liquidation stage:

Property disposition fee

The Company may pay a property disposition fee to an affiliate of the Business Manager, in an amount equal to the lesser of 3.0% of contract sales price or 50.0% of the customary commission which would be paid to a third party. This fee terminates upon a business combination with the Business Manager. Actual amounts cannot be determined at the present time.

F-20

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

June 30, 2005

(unaudited)

Subordinated payments:

Business management fee

After the stockholders have received a non-cumulative, non-compounded return of 5.0% per annum on their invested capital, the Company will pay the Business Manager or its designee a fee of up to 1.0% of its average invested assets, including acquired lease intangibles, invested directly or indirectly, in the Company’s portfolio. This fee terminates upon a business combination with the Business Manager. Actual amounts cannot be determined at the present time.

Incentive fee

After the Company’s stockholders have first received a 10.0% cumulative, non-compounded return on, plus return of, their invested capital, the Company will pay the Business Manager an incentive fee equal to 15.0% of the net proceeds from the sale of real estate assets. This fee terminates if the Company acquires the Business Manager. Actual amounts cannot be determined at the present time.

F-21

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

(continued)

June 30, 2005

(unaudited)

(4)  Commitments

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and the sale of the minimum 1,000,000 shares and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of June 30, 2005, the Company had not issued any options to acquire shares to any of the Company’s Independent Directors.

F-22

APPENDIX A
PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC. This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of IREIC and its affiliates. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission on August 29, 2005. Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI. See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four (24) months. For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders. The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital. Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IREC, are two REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties. The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these 1031 Exchange Programs do not have investment objectives similar to ours. However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2004. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Retail Real Estate Trust, Inc.			1031 Exchange Programs
Number of programs:	1 Program			27 Programs

Dollar amount offered	$2,500,000	(A)		154,425
Dollar amount raised	2,301,884	(B)	100.00%	154,425	100.00%
Less offering expenses:
Syndication fees (C)	194,194		8.44	11,403	7.38%
Other fees (D)	21,010		0.91	11,910	7.71%
Organizational fees	—		—	1,536	0.99%
Reserves (E)	23,000		1.00	2,598	1.68%

Available for investment	$2,063,680		89.65%	126,978	82.23%

Acquisition costs:
Cash down payments	$1,244,486			126,978
Repayment of indebtedness	738,323			—
Investment in securities	12,390			—
Total acquisition costs	$1,995,199			126,978

Percent leverage	55%			100%
Date offerings commenced		(F)		2001-2004
Length of offering		(F)		1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)		(F)		1-14 months

A-2

TABLE I - (Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)      This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.’s distribution reinvestment program.

(B)        These figures are cumulative and are as of December 31, 2004. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)        Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D)       Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(E)         Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F)         On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003 (approximately fifty-eight (58) months from the commencement of the initial public offering), approximately ninety percent (90.0%) of the proceeds available for investment from the offerings were invested in real properties.

A-3

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2004 in connection with the prior programs. Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Retail Real Estate Trust, Inc.		Inland Real Estate Corporation		Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (27 Programs)

Date offering commenced	02/11/99		10/14/94		08/03/87		08/04/88		2001-2004
Dollar amount raised	$2,301,884		703,764		30,000		25,324		154,425

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	194,194	(C)	49,869	(C)	273	(B)	423	(B)	9,618	(C)
Other offering expenses (D)	2,762		2,350		116		230		1,545
Acquisition cost and expense	10,502		925		2,550	(E)	1,706	(E)	7,712	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	469,205		233,044		2,492		2,855		22,332

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	38,495		0		45		47		2,044
Advisor asset management fee (J)	39,782		0		0		0		1,756
Accounting services	0		0		53		45		0
Data processing service	0		0		23		23		0
Legal services	0		0		11		7		0
Professional services	162		0		0		0		0
Mortgage servicing fees	842		0		0		0		264
Acquisition costs expensed	286		0		0		0		0
Other administrative services	5,491		0		83		45		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		48,285		3,557		0		0
Notes	0		0		0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0		0		0
Participation in cash distributions	0		0		0		0		0

A-4

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)      The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2004 and the figures relating to cash available from operations are for the three years ending December 31, 2004. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B)        The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)        The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)       Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)         Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)         An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded four and one-half percent (4.5%) of the gross receipts from the properties managed.

(G)        See Table V and Notes thereto regarding sales and disposals of properties.

(H)       On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now “self-administered.”  IREC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)            On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. Each of these entities was merged into subsidiaries that are wholly owned by IRRETI. As a result of the merger, IRRETI is now “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks. Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)           With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period. IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

A-5

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2004. The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IRRETI and the twenty-seven (27) 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. – offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•                  Inland Real Estate Corporation – offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

A-6

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc.

	2004	2003	2002	2001	2000	1999

Gross revenues	$466,021	317,828	116,011	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0

Less:
Operating expenses (E)	128,826	78,568	27,614	10,178	6,279	1,872
Interest expense	111,573	62,349	23,508	9,712	8,127	2,368
Program expenses (F)	171,214	22,069	7,998	1,219	905	369
Depreciation & amortization	135,085	85,006	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$(80,677)	69,836	27,496	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0

Cash available (deficiency) from operations	178,470	142,493	53,814	15,748	4,946	2,435

Cash available from investing Payments under master leases (G)	7,337	6,637	1,780	1,679	419	213

Cash available from financing Principal amortization of debt	(4,312)	(1,678)	(344)	(257)	(238)	(110)

Total cash available before distributions and special items	181,495	147,452	55,250	17,170	5,127	2,538

Less distributions to investors:
From operations, financing and investing (excluding sales)	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0
	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	(7,203)	(5,436)	3,094	1,207	(972)	1,473

Special items:	0	0	0	0	0	0
Cash available after distributions and special items (B)	$(7,203)	(5,436)	3,094	1,207	(972)	1,473

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	4,802	0	0	972	0
Cash from financing activities	7,203	634	0	0	0	0

Total available cash used to partially fund distributions	$7,203	5,436	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	.83	.83	.83	.81	.77	.72
Source (on cash basis):
Sales	0	0	0	0	0	0
Operations (D)	.83	.83	.83	.81	.77	.72

Percent of properties remaining unsold	100%

A-7

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(27 Programs)

	2004	2003	2002

Gross revenues	$24,497	13,563	4,171
Profit on sale of properties	—	—	—

Less:
Operating expenses (E)	4,333	1,910	612
Interest expense	8,031	5,049	1,782
Program expenses (F)	1,203	671	174
Depreciation & amortization (C)	—	—	—

Net income (loss)	$10,930	5,933	1,603

Taxable income (loss) (C):	—	—	—

Cash available (deficiency) from operations	10,930	5,933	1,603
Cash available from financing
Principal payment of debt amortization	(84)	(71)	(43)

Total cash available before distributions and special items	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	10,721	5,457	1,404
From sales	0	0	0
	10,721	5,457	1,404

Cash available after distributions before special items	125	404	156

Special items	0	0	0
Cash available after distributions and special items	$125	404	156

Tax data per $1,000 invested (C):	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0
Source (on cash basis):
Sales	0	0	0
Operations	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%

A-8

TABLE III - (Continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)      IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)        In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(C)        For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(D)       Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

Inland Retail Real Estate Trust, Inc.

	2004	2003	2002	2001	2000	1999

% of Distribution representing:
Ordinary income	57.83	60.85	62.65	60.49	54.55	22.23
Return of Capital	42.17	39.15	37.35	39.51	45.45	77.77

	100.00	100.00	100.00	100.00	100.00	100.00

(E)         Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(F)         Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage. In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(G)        From time to time, IRRETI may acquire a property that includes one or more unleased premises. In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

A-9

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the five years ended prior to December 31, 2004 have sold their properties and either hold notes with respect to such sales or have liquidated. There are no programs with investment objectives similar to ours that disposed of all of its properties during the five years ended prior to December 31, 2004.

A-10

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2004. Since January 1, 2002, programs sponsored by IREIC had six sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

A-11

TABLE V - (Continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received, net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IREC - Antioch Plaza	12/95	03/28/02	943	0	875	0	0	1,818	875	753	1,628
IREC - Shorecrest Plaza	07/97	06/12/02	3,107	0	2,978	0	0	6,085	2,978	2,947	5,925
IREC - Popeye’s	06/97	04/08/03	343	0	0	0	0	343	0	346	346
IREC - Summit of Park Ridge	12/96	12/24/03	3,578	0	1,600	0	0	5,178	0	5,181	5,181
IREC - Eagle Country Market	11/97	12/24/03	5,182	0	1,450	0	0	6,632	0	6,635	6,635
IREC - Eagle Ridge Center	04/99	12/30/03	3,185	0	3,000	0	0	6,185	0	6,187	6,187

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IREC - Antioch Plaza	130	0	0	(E)	0	0
IREC - Shorecrest Plaza	1,556	0	0	(E)	0	0
IREC - Popeye’s	241	0	3		0	3
IREC - Summit of Park Ridge	1,399	0	0	(E)	0	0
IREC - Eagle Country Market	1,290	0	0	(E)	0	0
IREC - Eagle Ridge Center	1,441	0	0	(E)	0	0

A-12

TABLE V - (Continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)      The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2004. All sales have been made to parties unaffiliated with the partnerships.

(B)        Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)        Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)       Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)         For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

A-13

APPENDIX B

INLAND AMERICAN REAL ESTATE TRUST, INC.
DISTRIBUTION REINVESTMENT PLAN

Inland American Real Estate Trust, Inc. (“Inland American” or the “Company”), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the “Plan”). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock. Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record. If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock. You do not have to enroll all of your shares of common stock in the Plan.

“Shares held in the Plan” or “Plan Shares” are shares of the Company’s common stock purchased by your reinvested distributions. Shares held in the Plan are registered in the name of the Administrator, or its nominee, but are credited to your individual Plan Account maintained by the Administrator. Distributions on all shares held in the Plan are automatically reinvested in additional shares of the Company’s common stock.

The following question-and-answer statements define the Company’s Distribution Reinvestment Plan, effective as of August 31, 2005.

Purpose

1.                                      What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple, convenient and economical way to invest cash distributions in additional shares of the Company’s common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock and for building your holdings in the Company’s common stock.

Maximum Ownership of Shares. To maintain our qualification as a REIT, no more than 50% of our outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that we meet this test, our articles of incorporation provide that no person may own more than 9.8% of our issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% of our issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.                                      What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock. Cash distributions on all shares held in the Plan for you are automatically reinvested to purchase additional shares of common stock regardless of which investment option is selected:

Full Distribution Reinvestment Option. You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option. You may reinvest distributions on a portion of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only those shares for which you wish to reinvest distributions.

Benefits and Disadvantages

3.                                      What are the benefits and disadvantages of the Plan?

Benefits. Before deciding whether to participate, you should consider the following benefits of the Plan:

•                                          You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

•                                          No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

•                                          Your funds will be fully invested because the Plan permits fractions of shares of common stock to be credited to your account. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and credited to your account.

•                                          You may direct the Administrator to transfer, at any time and at no cost to you, all or a portion of your shares held in the Plan to a new or existing Plan Account for another person.

•                                          Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•                                          You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock credited to your Plan Account as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of our earnings and profits. Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

•                                          You may not know the actual number of shares of common stock credited to your Plan Account until after the applicable Distribution Payment Date, as defined in Question 15.

•                                          Transfers or withdrawal of common stock held in your Plan Account may take up to five business days to process.

•                                          You may incur brokerage commissions, fees and income taxes, as described in Question 23.

•                                          You may not pledge shares of common stock deposited in your Plan Account unless you withdraw the shares from the Plan.

•                                          We may amend, suspend, modify or terminate the Plan at any time, without prior notice to, or the prior consent of, participants in the Plan.

Administration

4.                                      Who administers the Plan for participants?

Registrar and Transfer Company (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in the name of the Administrator, or its nominee, and the Administrator will maintain an individual account for you to record your interests in the Plan.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

The Administrator may be reached as shown below:

INFORMATION ABOUT THE PLAN

For answers to questions regarding the Plan
and to request Plan forms, please contact:

Registrar and Transfer Company
Investor Relations Department
(800) 368-5948
email: info@rtco.com
website: http://www.rtco.com

From outside the continental United States,
call (908) 497-2300

Send enrollment forms or
termination requests to:

Registrar and Transfer Company
Distribution Reinvestment Department
P.O. Box 664
Cranford, New Jersey 07016

Please include your account number or Social Security
number on all correspondence. Also, please include a telephone number where you can be reached during business hours.

Eligibility and Enrollment

5.                                      Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. If not, you should become the owner of record by having your shares of common stock registered directly in your own name. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 29).

6.                                      When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 11.

7.                                      How does an eligible person join the Plan?

You may join the Plan by signing an Enrollment Form and returning it to the Administrator. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the Enrollment Form. You may obtain an Enrollment Form at any time by calling the telephone number for the Administrator set forth in Question 4.

8.                                      Is partial participation possible under the Plan?

Yes. You may elect to enroll in the Plan all, or less than all, of the shares registered in your name. However, distributions on all Plan Shares will be reinvested so long as those shares of common stock are held in the Plan.

9.                                      For what reinvestment options does the Enrollment Form provide?

The Enrollment Form authorizes the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. Cash distributions paid on your shares of common stock held by the Administrator in your Plan Account will be reinvested in accordance with the Plan. The Enrollment Form also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the number of shares of common stock you do wish enrolled.

10.                               How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a new Enrollment Form and returning it to the Administrator at the address set forth in Question 4. Any change in reinvestment option must be received by the Administrator not later than the Record Date for the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 11, 13 and 15).

11.                               When does enrollment in the Plan become effective?

Your signed Enrollment Form will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•                                          If your signed Enrollment Form is received by the Administrator on or prior to the Record Date for a Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

•                                          If your signed Enrollment Form is received by the Administrator after the Record Date for a Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 13 and 15.

Costs

12.                               Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 23).

Purchases

13.                               When are the Record Dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. For a given distribution, the Company will announce the Distribution Payment Date and corresponding Record Date at least ten days prior to the Record Date in question.

The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the Record Dates and Distribution Payment Dates for it will be announced by the Company, and the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

14.                               What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

15.                               When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”). Your Plan Account generally will be credited with purchased shares on the Distribution Payment Date, and your distribution and voting rights as to purchased shares of common stock generally will commence on that date.

16.                               What will be the price of the shares purchased under the Plan?

The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

•                                          the increase of the public offering price per share of common stock in the initial public offering of the Company’s common stock from $10.00 per share, if there is an increase; and

•                                          termination of the initial public offering of the Company’s common stock.

After the termination of the initial public offering of the Company’s common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to ninety-five percent (95.0%) of the “market price” of a share of the Company’s common stock until the shares become listed for trading on a national securities exchange or included for quotation on an inter-dealer quotation system (a “liquidity event”). For these purposes, “market price” means the last price at which shares were offered by the Company in a public offering of its shares and until a liquidity event occurs. If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to one hundred percent (100%) of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Dividend Payment Date.

17.                               How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 16. Your account will be credited with that number of shares of common stock, including fractions computed to four decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 23), divided by the applicable purchase price per share. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. We will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board of directors.

18.                               Will shares purchased through the Plan earn distributions?

Yes. All Plan Shares held for your account under the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company. All cash distributions payable on all shares credited to your account under the Plan will be automatically reinvested in additional shares at a price as described in Question 16.

Only shares of common stock held as of the Record Date for a given distribution are entitled to that distribution. Thus, shares of common stock acquired after the Record Date for a given distribution, but before the Distribution Payment Date for that distribution, will not be entitled to that particular distribution, but will be entitled to any subsequent distribution for which they are shares of record on the Record Date (see also Question 13).

Sales and Transfers of Shares Held in the Plan

19.                               May a participant sell shares held in a Plan Account?

Yes. You may request to have any whole number of shares held in your Plan Account transferred out of your Plan Account and registered in your name. Once the shares are registered in your name and no longer part of the Plan, you can either sell them to a third party through efforts of your own or you can sell them back to the Company by participating in the Company’s Share Repurchase Program. There is no guarantee, however, that you will be able to sell your shares to the Company through the Share Repurchase Program.

If shares are transferred out of your Plan Account on or after an “ex-distribution date” but before the related Distribution Payment Date, the transfer will be processed as described above and you will be entitled to receive the distribution on those shares. This distribution will be reinvested in the Plan unless the transfer is part of a termination (see Question 28). An “ex-distribution date” is generally two business days before the Record Date for the distribution.

Distributions on shares of common stock remaining in your Plan Account after a partial transfer will continue to be reinvested under the Plan. However, a request to transfer shares, the execution of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan. Following such a request, your Plan Account will be closed (see Question 29).

20.                               May a participant assign, transfer or pledge to another person all or part of his or her shares held in the Plan?

You may change the ownership of all or part of your shares held in the Plan through gift, private sale or otherwise. If you wish to transfer ownership, you should contact the Administrator by telephone as set forth in Question 4. The Administrator will provide you with instructions on how to complete the transfer. This transfer generally will be completed at no cost to you.

You may not pledge (e.g., use as security for a loan), assign or otherwise encumber shares held in the Plan. If you wish to pledge, assign or encumber Plan Shares, you must request that your Plan Shares be removed from the Plan and registered in your name (see Question 27).

21.                               If Plan Shares are transferred to another person, how will the Company document the transfer on its books?

The Administrator will remain the registered owner for the shares but the shares will be credited to the transferee’s Plan Account. If the transferee is not already a Plan participant, the transfer will be accomplished as soon as the Administrator receives a signed Enrollment Form (the transferee will be considered a registered stockholder for purposes of enrollment whether or not he or she owned shares of the Company’s common stock prior to the transfer). Distributions on all shares transferred to and held in the transferee’s Plan Account will be reinvested under the terms of the Plan.

22.                               How will a transferee be advised of his or her stock ownership?

The transferee will begin to receive Statements of Account just like other Plan participants.

Taxes

23.                               What are the income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1)                                  Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock.

(2)                                  The tax basis per share of shares of common stock purchased under the Plan is the average purchase price per share of the common stock as described in Question 16.

(3)                                  The holding period for shares of common stock acquired with reinvested distributions will begin on the day following the Distribution Payment Date on which the shares were credited to your Plan Account (see Question 15).

(4)                                  You may realize a gain or loss if you withdraw from the Plan and receive a cash payment for a fraction of a share credited to your Plan Account. The amount of the gain or loss will be the difference between the amount you receive for the fraction of a share and the tax basis attributable to the fraction of a share, as defined in subsection (2) above.

24.                               How are income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and to certify that you are not subject to backup withholding, then the Administrator is required by law to withhold taxes from the amount of distributions and the proceeds from any sale of your shares. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder whose distributions are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of distributions and the remaining amount of distributions will be reinvested.

Reports to Participants

25.                               What kinds of reports will be sent to participants in the Plan?

As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. They also will include the tax consequences of reinvestment, and should be retained for tax purposes. In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 27 and 28 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator prior to the Record Date for the next Distribution Payment Date.

Certificates for Shares

26.                               Will certificates be issued for shares purchased?

No. Shares of our common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of our common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be credited to your Plan Account under your name, but they will not be registered in your name. The number of shares of common stock credited to your Plan Account will be shown on your statement of your account.

Termination of Participation

27.                               How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so. Notice of termination should be sent to the address set forth in Question 4. To expedite your transaction request, please use the tear-off stub and business reply envelope enclosed with your summary statement. Upon termination, you will receive a check for the net proceeds from the sale of all fractional shares of common stock held in your Plan Account.

On the termination date, the Administrator will convert to cash any fractional shares held in your Plan Account at the same price that the shares could be purchased through the Plan, calculated in accordance with Question 16 above, on the termination date.

28.                               When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time. However, you should allow for several weeks from the time you request termination until you receive a check for the net proceeds of any fractional shares converted to cash, as described in Question 27. Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

29.                               May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense. Also, as described in Question 19, a request to transfer shares, the transfer of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan. The Company also reserves the right to terminate the Plan with respect to participants in one or more jurisdictions (see Question 36).

Sales of Shares Registered in your Name

30.                               What happens when a participant sells or transfers all of the shares registered in the participant’s name?

If you sell or transfer all the shares registered in your name, the Administrator will continue to reinvest any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), subject to your right to withdraw from the Plan at any time. Also, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

31.                               What happens when a participant sells or transfers some but not all of the shares registered in the participant’s name?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a portion of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50 shares of the 100 shares registered in your name, and then you transferred or sold 25 shares, the Company would continue to reinvest the distributions on 50 shares. If instead, you transferred or sold 75 shares, the Company would continue to reinvest the distributions on all of the remaining 25 shares. If you later acquire additional shares registered in your name, those shares will automatically be enrolled in the Plan (and their distributions reinvested) so long as your total enrollment is less than your original enrollment request of 50.

In all cases, after a sale or transfer of shares registered in your name, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

Other Information

32.                               If the Company has a rights offering, how will the rights on the Plan Shares be handled?

You will participate in any rights offering, based upon your total holdings of whole shares, including whole shares enrolled in the Plan and whole shares credited to your Plan Account.

33.                               What happens if the Company issues a distribution payable in stock or declares a stock split?

Any distribution payable in stock or split shares distributed by the Company on shares enrolled in the Plan and on shares of common stock held in your Plan Account will be credited to your account.

34.                               How will a participant’s shares held by the Administrator be voted at stockholders’ meetings?

Shares of common stock held by the Administrator for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all whole shares registered in your own name including those enrolled in the Plan, if any, as well as to all whole shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card. If the proxy card is not returned, or if it is returned unsigned by you, none of your shares will be voted.

As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of your whole shares – those shares registered in your name (including those enrolled in the Plan), and those credited to your account under the Plan – will be voted in accordance with the recommendation of the Company’s management.

35.                               What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s articles of incorporation, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or from failure to terminate your Plan Account upon your death or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

36.                               May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

Appendix C-1

Inland American Real Estate Trust, Inc.
2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228
NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS
INSTRUCTIONS TO INVESTORS — For Prospectus Dated August 31, 2005

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” TO:
Inland Securities Corporation
Attn: Investor Services
2901 Butterfield Road
Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:
Item (11)a	Check to mail distributions to the address of record in Section C, Item (4) above.
Item (11)b	Check to participate in the Distribution Reinvestment Plan and complete the included Distribution Reinvestment Plan Form.
Item (11)c

If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS:
Item (12)a	Check to mail distributions to custodian.
Item (12)b	Check to participate in the Distribution Reinvestment Plan and complete the included Distribution Reinvestment Plan Form.

E - SIGNATURE

Item (13)	The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-1

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” SHOULD BE MAILED TO:
Inland Securities Corporation
Attn: Investor Services
2901 Butterfield Road
Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either: (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either: (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of California, Kansas, Missouri, Massachusetts, Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-2

Inland American Real Estate Trust, Inc.
2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228
NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS
INSTRUCTIONS TO INVESTORS – For Prospectus Dated August 31, 2005

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors.
AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a

This subscription is in the amount of $                   or the purchase of                    shares of Inland American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT ; or ☐ ADDITIONAL INVESTMENT
A completed Subscription Agreement/Signature Page is required for each initial and additional investment.

(1)b	☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: LBNA/ESCROW AGENT FOR IARETI

(2)a	☐	Individual Ownership one signature required ☐	Corporate Ownership authorized signature required	☐ Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required

	☐	Joint Tenants with Right of Survivorship all parties must sign ☐	LLC Ownership authorized signature required	☐ Tenants By The Entirety all parties must sign		State of a Custodian for

	☐	Tenants in Common all parties must sign ☐	TOD (Fill out included TOD Form to effect designation)	☐ Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required				☐ Taxable ☐ Exempt under §501A
		☐Taxable ☐ Grantor A or B Date Established			☐	Estate - personal representative signature required

					☐	Other (Specify)

If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator

Custodial Ownership - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian

(2)a	☐	Traditional IRA	(2)b	Name of Custodian
		custodian signature required		or Trustee

	☐	Roth IRA		Mailing Address
custodian signature required

	☐	KEOGH		City		State	Zip
trustee signature required
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
	☐	Simplified Employee
Pension/Trust (S.E.P.)
		custodian signature required	(2)c	Custodian Tax ID #	-

	☐	Pension or Profit Sharing Plan		Custodial Account #
custodian signature required
				Custodian Telephone	- -
☐ Taxable ☐ Exempt under §501A

Name of Custodian or other Administrator

	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐ Mr. ☐ Mrs. ☐ Ms.

(3)	CO-INVESTOR	☐ Mr. ☐ Mrs. ☐ Ms.

(4)	Residence Address (Required)

	City					State	Zip

(5)	Alternate Mailing Address

	City					State	Zip

(6)	Home Telephone	- -		Business Telephone	- -

Email Address

(7)	Birth Date / Date
	of Incorporation	/ /	MM/DD/YYYY	Co-Investor Birth Date	/ /		MM/DD/YYYY

(8)	Social Security #	- -		Co-Investor Social
				Security #	- -
	Tax ID #	-

(9)	Please Indicate Citizenship Status (Required)
☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*.

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make investment.

(10)	☐ Employee or Affiliate

C-1-3

D - DISTRIBUTION OPTIONS

Distribution Options for Non-Custodial Accounts

(11)a	☐ Mail To Address of Record

(11)b	☐ Distribution Reinvestment Plan:			Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
Please complete the Distribution Reinvestment Plan Form.

(11)c	☐ Distributions Directed To:			☐	Via Electronic Deposit (ACH) Complete information below. See ACH language on page 2 of the instructions. (Required)
	☐ Via Mail Complete information below				☐ Checking ☐ Savings

Name of Bank, Brokerage
Firm or Individual

Distribution Mailing Address

City						State	Zip

Bank ABA # (For ACH Only)					Account Number -
MUST enclose voided check					(Required)

Distribution Options for Custodial Accounts

(12)a	☐ Mail To Custodial	(12)b	☐	Distribution Reinvestment Plan: Investor elects to participate in the Distribution
	Account			Reinvestment Plan described in the Prospectus. Please complete the Distribution
Reinvestment Plan Form.

E - SIGNATURE

(13)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

(A)

For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	(D)		Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor					Date

Signature — Co-Investor (If Applicable)					Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered	Mr.	☐Mrs. ☐ Ms. ☐
Representative Name

Mailing Address

City						State	Zip

Broker/Dealer Name

B/D Home Office
Mailing Address

	City					State	Zip

B/D Client
	Account Number		#

	B/D Rep ID Number		#		Registered Representative Telephone	- -

Have you changed
	Broker / Dealers?		Registered Representative E-mail

☐Yes ☐ No

Signature - Registered Representative					Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(15)	REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐  Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-4

Appendix C-1

Inland American Real Estate Trust, Inc.
2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228
FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS
INSTRUCTIONS TO INVESTORS – For Prospectus Dated August 31, 2005

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commisions.

B - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” TO:
Inland Securities Corporation
Attn: Investor Services
2901 Butterfield Road
Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:
Item (11)a	Check to mail distributions to the address of record in Section C, Item (4) above.
Item (11)b	Check to participate in the Distribution Reinvestment Plan and complete the included Distribution Reinvestment Plan Form.
Item (11)c

If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS:
Item (12)a	Check to mail distributions to custodian.
Item (12)b	Check to participate in the Distribution Reinvestment Plan and complete the included Distribution Reinvestment Plan Form.

E - SIGNATURE

Item (13)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-5

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” SHOULD BE MAILED TO:
Inland Securities Corporation
Attn: Investor Services
2901 Butterfield Road
Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either: (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either: (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of California, Kansas, Massachusetts, Missouri, Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-6

Inland American Real Estate Trust, Inc.
2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228
FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS
INSTRUCTIONS TO INVESTORS – For Prospectus Dated August 31, 2005

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors.
AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a

This subscription is in the amount of $                  or the purchase of                    shares of Inland American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT ; or ☐ ADDITIONAL INVESTMENT
A completed Subscription Agreement/Signature Page is required for each initial and additional investment.

(1)b	☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: LBNA/ESCROW AGENT FOR IARETI

(2)a	☐	Individual Ownership one signature required ☐	Corporate Ownership authorized signature required	☐ Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required

	☐	Joint Tenants with Right of Survivorship all parties must sign ☐	LLC Ownership authorized signature required	☐ Tenants By The Entirety all parties must sign		State of a Custodian for

	☐	Tenants in Common all parties must sign ☐	TOD (Fill out included TOD Form to effect designation)	☐ Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required				☐ Taxable ☐ Exempt under §501A
		☐Taxable ☐ Grantor A or B Date Established			☐	Estate - personal representative signature required

					☐	Other (Specify)

If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator

Custodial Ownership - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian

(2)a	☐	Traditional IRA	(2)b	Name of Custodian
		custodian signature required		or Trustee

	☐	Roth IRA		Mailing Address
custodian signature required

	☐	KEOGH		City		State	Zip
trustee signature required
CUSTODIAN INFORMATION To Be Completed
	☐	Simplified Employee			By Custodian Listed Above
		Pension/Trust (S.E.P.)	(2)c	Custodian Tax ID #	-
custodian signature required
Custodial Account #
	☐	Pension or Profit Sharing Plan custodian signature required		Custodian Telephone	- -
☐ Taxable ☐ Exempt under §501A

Name of Custodian or other Administrator

	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐ Mr. ☐ Mrs. ☐ Ms.

(3)	CO-INVESTOR	☐ Mr. ☐ Mrs. ☐ Ms.

(4)	Residence Address (Required)

	City					State	Zip

(5)	Alternate Mailing Address

	City					State	Zip

(6)	Home Telephone	- -		Business Telephone	- -

Email Address

(7)	Birth Date / Date
	of Incorporation	/ /	MM/DD/YYYY	Co-Investor Birth Date	/ /		MM/DD/YYYY

(8)	Social Security #	- -		Co-Investor Social

	Tax ID #	-		Security #	- -

(9)	Please Indicate Citizenship Status (Required)

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*.

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make investment.

(10)	☐ Employee or Affiliate

C-1-7

D - DISTRIBUTION OPTIONS

Distribution Options for Non-Custodial Accounts

(11)a	☐ Mail To Address of Record

(11)b	☐ Distribution Reinvestment Plan:		Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
Please complete the Distribution Reinvestment Plan Form.

(11)c	☐ Distributions Directed To:			☐	Via Electronic Deposit (ACH) Complete information below. See ACH language on page 2 of the instructions. (Required)
	☐ Via Mail Complete information below				☐ Checking ☐ Savings

Name of Bank, Brokerage
Firm or Individual

Distribution Mailing Address

City						State	Zip

Bank ABA # (For ACH Only)					Account Number -
MUST enclose voided check					(Required)

Distribution Options for Custodial Accounts

(12)a	☐ Mail To Custodial Account	(12)b	☐	Distribution Reinvestment Plan: Investor elects to participate in the Distribution
Reinvestment Plan described in the Prospectus. Please complete the Distribution
Reinvestment Plan Form.

E - SIGNATURE

(13)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.
☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor					Date

Signature — Co-Investor (If Applicable)					Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

Registered
	Representative Name	Mr.	☐Mrs. ☐ Ms. ☐

Mailing Address

	City					State	Zip

Broker/Dealer Name

B/D Home Office
Mailing Address

	City					State	Zip

B/D Client
	Account Number	#

	B/D Rep ID Number	#			Registered Representative Telephone	- -

	Have you changed	Registered Representative E-mail
Broker / Dealers?
☐Yes ☐ No

	Signature - Registered Representative				Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(15)	REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐  Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-8

Appendix C-2

Inland American Real Estate Trust, Inc. DISTRIBUTION REINVESTMENT PLAN FORM

☐

BEGIN Participation in the Distribution Reinvestment Plan. I hereby direct that future cash distributions be used to purchase additional shares in the Company through the Distribution Reinvestment Plan, as described in the Prospectus.
(Go to Distribution Reinvestment Options section below).

☐	TERMINATE Participation in the Distribution Reinvestment Plan (Go to Receipt of Distributions section below).

Any person electing to participate in or terminate the Distribution Reinvestment Plan (“Plan”) described in the Prospectus must complete and return this enrollment form to Registrar and Transfer Company, the administrator of the Plan, at the following address:

Registrar and Transfer Company
Attn: Distribution Reinvestment Department
P.O. Box 664
10 Commerce Drive
Cranford, New Jersey 07016

In the event you wish to enroll shares of common stock that are registered in more than one name, all registered owners must sign this form. Terms used but not defined in this enrollment form shall have the meaning ascribed to such terms in the Plan.

DISTRIBUTION REINVESTMENT OPTIONS

You may choose to enroll in the Plan with all or part of the shares registered in your name. Cash distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of Inland American Real Estate Trust, Inc. common stock. You do not have to enroll all of your shares of common stock in the Plan. Cash distributions on shares held in the Plan (i.e., shares of common stock that were purchased by your reinvested cash distributions) are automatically used to purchase additional shares of common stock regardless of which reinvestment option is selected. Please check the appropriate box below and provide the requested information.

☐	Full Distribution Reinvestment Option - Please automatically reinvest cash distributions on all of my shares of common stock; or

☐	Partial Distribution Reinvestment Option – (Provide whole number of shares only; not percentages.)

Please automatically reinvest cash distributions on                of my shares of common stock. I understand that cash distributions on my remaining shares of common stock can be received via mail or electronic deposit.

RECEIPT OF DISTRIBUTIONS

I would like my distributions sent (check one):

☐	Via Mail Complete information below

☐	Via Electronic Deposit (ACH) Not available for custodial accounts

	☐	Checking Complete information below ☐ Savings Complete information below

Bank ABA # (For ACH Only)
MUST enclose voided check
and complete information below

Account Number -
if applicable

Name of Bank, Brokerage
Firm or Individual

Mailing Address

City	State	Zip

CONTINUE ON REVERSE SIDE

C-2-1

SIGNATURES

Please confirm that you would like to either Begin or Terminate participation in the Distribution Reinvestment Plan, and provide your signature and information as required below.

☐	BEGIN Participation in the Distribution Reinvestment Plan.

By signing this form, I (we) request enrollment in the Plan, certify that I (we) have received and read the Prospectus describing the Inland American Real Estate Trust, Inc. Distribution Reinvestment Plan, and agree to abide by the terms and conditions of the Plan. I (we) hereby appoint Registrar and Transfer Company as my agent with respect to the Plan and authorize Registrar and Transfer Company (and any successor Plan administrator) to apply cash distributions toward the purchase of additional shares of common stock of Inland American Real Estate Trust, Inc. as specified in this form and in accordance with the terms and conditions of the Plan. I (we) understand that I (we) may revoke or change this authorization at any time by written notice to Registrar and Transfer Company in accordance with the terms and conditions of the Plan. ALL REGISTERED OWNERS AND CUSTODIANS MUST SIGN.

☐	TERMINATE Participation in the Distribution Reinvestment Plan.

	Signature of Registered Owner			Signature of Co-Owner (If Applicable)

	Printed Name of Registered Owner			Printed Name of Co-Owner (If Applicable)

	Social Security #	- -		Social Security #	- -

	Date	/ /	MM/DD/YYYY	Date	/ /	MM/DD/YYYY

	Telephone Number	- -
Signature of Custodian (If Applicable)

Please return completed form to:

	Mail:	Registrar and Transfer Company		Questions:		800-368-5948
Attn: Dividend Reinvestment Department
	P.O. Box 664			Fax:		908-497-2320
10 Commerce Drive
Cranford, NJ 07016

NOT FDIC INSURED - MAY LOSE VALUE - NOT BANK GUARANTEED

C-2-2

Appendix D

Inland American Real Estate Trust, Inc.
TRANSFER ON DEATH FORM (TOD)
	This form is NOT VALID for Trust or IRA accounts.				Please mail this form to:
Inland Securities Corporation
Attn: Investor Services
2901 Butterfield Road
Oak Brook, Illinois 60523
800.826.8228

TRANSFER ON DEATH INFORMATION

•	Use this form to designate a TOD beneficiary for individual and joint accounts.
•

A TOD designation transfers ownership of shares to the investor’s beneficiary(ies) upon death; provided that Inland American Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary, appropriate or advisable to transfer ownership.

•	Until the death of the account investor(s), the TOD beneficiary has no present interest in, or authority over, the shares.
•

A TOD designation will be accepted only where shares are owned (1) by a natural person and registered in that individual’s name or (2) by two or more natural persons as joint tenants with rights of survivorship.

•

Accounts registered to trusts, corporations, charities and other such entities may not declare a TOD designation because they are considered perpetual. These entities, however, may be listed as a TOD beneficiary for shares registered to a natural person.

•

A TOD designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple investors dies. The surviving investors may revoke or change the TOD designation at any time.

•	If the beneficiary does not survive the investor(s), the shares will be treated as belonging to the decedent’s estate.
•	A minor may not be named as a TOD beneficiary.
•	A TOD designation will not be accepted from residents of Louisiana or North Carolina.
•	A TOD designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Illinois without giving effect to its conflict of laws principles.
•	A TOD designation may be voided at any time by Inland American Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of the TOD designation.

A - INVESTOR INFORMATION

1.	Name of investor(s), exactly as name(s) appear(s) on subscription agreement or statement of account:

First Name:

Last Name:

2.	Social Security number(s) of investor(s):
	- -	4.	Daytime Phone Number:		- -

	- -	5.	State of Residence:
Not accepted from residents of Louisiana or North Carolina
3.	Account number (if known):

B - TRANSFER ON DEATH DESIGNATION

I (we) authorize Inland American Real Estate Trust, Inc. to register the number of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary named below.

1.	First Name of TOD Beneficiary:

2.	Last Name of TOD Beneficiary:

3.	Select either the number of shares or ALL Shares of common stock to be registered in beneficiary form:
	☐ Number of Shares	; or	☐ ALL Shares

C - SIGNATURE

By signing below, I (we) authorize Inland American Real Estate Trust, Inc. to register the number of shares of common stock set forth above in beneficiary form. The designation will be effective on the date this form is received and accepted by the Company. Accordingly, I (we) hereby revoke any TOD designation(s) made previously with respect to these shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland American Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this TOD designation.

I (we) further understand that Inland American Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning. Sign exactly as the name(s) appear(s) on the subscription agreement or statement of account. All investors must sign. This authorization form is subject to the acceptance of Inland American Real Estate Trust, Inc.

X		/ /	X		/ /
Investor		Date		Co-Investor	Date

D-1

APPENDIX E-1

LETTER OF DIRECTION

______________, 2005

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:                               Registered Investment Advisory Fees
Account No. _________ (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to _____________, my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland American Real Estate Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

(a)                                  $___________; or

(b)                                 ___________% Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

E-1-1

APPENDIX E-2

NOTICE OF REVOCATION

____________, 2005

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:                               Revocation of Instruction
Account No._________ (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to _____________, my registered investment advisor, pursuant to my letter to you dated ___________.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

E-2-1

APPENDIX G

INLAND AMERICAN REAL ESTATE TRUST, INC.

PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY.  We consider customer privacy to be fundamental to our relationship with our stockholders.  In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”).  We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information.  It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us.  This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland American Real Estate Trust, Inc.

Information We May Collect.  We may collect Non-Public Personal Information about you from three sources:

•                                          Information on applications, subscription agreements or other forms.  This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

•                                          Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, margin loan history and payment history.

•                                          Information obtained from others, such as from consumer credit reporting agencies.  This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

Persons to Whom We May Disclose Information.  We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•                                          Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation.  Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.

•                                          Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.

•                                          If we suspect fraud.

•                                          To protect the security of our records, web site and telephone customer service center.

G-1

•                                          Information you have authorized us to disclose.

Protecting Your Information.  Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•                                          Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.

•                                          Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

•                                          Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

•                                          Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers.  We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed.  We will send you a copy of this Policy annually.  We will also send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,

please do not hesitate to call Ms. Roberta S. Matlin at (630) 218-8000.

G-2

Up to 540,000,000 shares

Inland American Real Estate Trust, Inc.

Common Stock

PROSPECTUS

August 31, 2005

Inland Securities Corporation

You should rely only on the information contained in this prospectus.  No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland American Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.  You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Until November 29, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

SUPPLEMENT NO. 13
DATED JANUARY 11, 2006
TO THE PROSPECTUS DATED AUGUST 31, 2005
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

The prospectus of Inland American Real Estate Trust, Inc., consists of this prospectus dated August 31, 2005 and Supplement No. 13 which supercedes and replaces Supplements No. 1 through 12.  This supplement updates, modifies or supercedes certain information contained in the prospectus sections as described below.  You should read this Supplement No. 13 together with our prospectus dated August 31, 2005.

	Supplement No. Page No.	Prospectus Page No.

Prospectus Summary	2	1
Risk Factors	2	17
Cautionary Note Regarding Forward-Looking Statements	2	39
Compensation Table	3	40
Prior Performance of IREIC Affiliates	4	52
Management	32	79
Principal Stockholders	33	106
Business and Policies and Estimated Use of Proceeds	33	107
Management’s Discussion and Analysis of Financial Condition and Results of Operations	116	115
Description of Securities	123	121
Plan of Distribution	123	165
Relationships and Related Transactions	123	180
Independent Registered Public Accounting Firm	124	186
Appendix C-2	125	C-2-1

Prospectus Summary

Compensation To Be Paid to Our Affiliates

This subsection, which starts on page 6 in the “Prospectus Summary” section of the prospectus, has updated the incentive fee disclosure as follows:

Incentive Fee……………After our stockholders have first received a ten percent (10.0%) per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets. The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at the present time.

Distribution Policy

The paragraph in this subsection, which starts on page 9 in the “Prospectus Summary” section of the prospectus, has been superseded in its entirety as follows:

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. Our board of directors has authorized the Management and Disclosure Committee of our Business Manager to recommend the per share amount of each cash distribution to be paid based on our current and expected future operating cash needs and the amount of funds otherwise available for distribution. Based on this recommendation, our officers will determine the amount and other terms of the cash distribution in accordance with the policies adopted by our board of directors. We expect that the aggregate per share amount of all cash distributions paid during any consecutive twelve (12) calendar month period will be between $0.50 per share and $0.70 per share.  See “Risk Factors - Risks Related to Our Business” for additional discussion regarding the amount and timing of distributions. Although our distribution rate and payment frequency may vary from time to time, to remain qualified as a REIT, we must distribute at least ninety percent (90.0%) of our “REIT taxable income” each year.  See the “Description of Shares” and the “Federal Income Tax Considerations – Annual Distribution Requirements” sections of this prospectus for a more complete description of our distribution policy.

Through January 11, 2006, we have made cash distributions to our stockholders aggregating approximately $438,000.  The following sets forth the per share amount, record date and payment date of each distribution:

•      $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005.

•      $.0417 per share to stockholders of record on November 30, 2005, paid on December 12, 2005.

•      $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006.

In each case, the aggregate amount of the distribution was funded with cash provided from our financing activities.  As of December 31, 2005, IREIC, our sponsor, has contributed $800,000 to our capital and has advanced $3,080,967.  The amounts contributed to capital are in addition to IREIC’s original investment of $200,000 at the time we were formed.  We expect to repay the amounts advanced at IREIC’s request once we are generating sufficient excess cash flow, provided our board of directors and Business Manager have first approved the repayment.

Effective January 1, 2006, our monthly distribution rate was increased to $.05 per share, which annualized equals $.60 per share.  This equates to a 6% annualized return on a $10.00 share price.

Risk Factors

This section, which begins on page 17 in our prospectus, is supplemented to including the following risk factor, which is inserted immediately following the first risk factor appearing on page 26 in our prospectus.

Until we generate operating cash flow sufficient to make distributions to our stockholders, we intend to continue making distributions from other sources including from contributions or advances made by our sponsor.

Through January 11, 2006, we have made cash distributions to our stockholders aggregating approximately $438,000.  These distributions were funded from financing proceeds including from contributions or advances made by our sponsor.  Until we generate sufficient cash flow from operations to pay these distributions, we expect to continue funding some or all of our distributions from other sources including from contributions or advances made by our sponsor.  There is no assurance that our sponsor will contribute or advance amounts needed for us to pay distributions or to maintain the same level of distributions.

Cautionary Statement Regarding Exhibits

The representations, warranties and covenants made by us in any agreement filed as an exhibit to this prospectus or in any amendment or supplement hereto are made solely for the benefit of the parties to the agreement, including, in some cases, for

2

the purpose of allocating risk among the parties to the agreement, and should not be deemed to be representations, warranties or covenants to, or with, you.  Moreover, these representations, warranties and covenants should not be relied on as accurately describing or reflecting the current state of our affairs.

Compensation Table

Subordinated Payments - Operational Stage

This subsection, which starts on page 48 in the “Compensation Table” section of the prospectus, has updated the incentive fee disclosure as follows:

Asset Management Fee

Compensation and Recipient	Method of Compensation	Estimated Amount

Incentive fee paid to our Business Manager

After our stockholders have first received a ten percent (10.0%) per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. This fee terminates if we acquire our Business Manager.

The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at the present time.

3

Prior Performance of IREIC Affiliates

Prior Investment Programs

During the ten year period ending September 30, 2005, IREIC and its affiliates have sponsored three other REITs and forty-one (41) real estate exchange private placements, which altogether have raised more than $7,653,466,400 from over 186,200 investors.  During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, have raised approximately $7,377,735,500 from over 185,000 investors.  Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States.  Although we too may purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these private placement programs do not have investment objectives similar to ours.  However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.  Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies.  The three REITs that seek current income and capital appreciation represent approximately ninety-six percent (96.0%) of the aggregate amount raised, approximately ninety-nine percent (99.0%) of the aggregate number of investors, approximately ninety-four percent (94.0%) of properties purchased and approximately ninety-six percent (96.0%) of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We pay fees to Inland Securities and intend to pay fees to our Business Manager, Property Managers, The Inland Group and their affiliates.  We also reimburse these entities for expenses incurred in performing services on our behalf.   We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of is reallowed to its soliciting dealers.  In addition, we reimburse IREIC for costs and other expenses of the offering.  We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses.  We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis.  In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents.  Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we will pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We will generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us.  If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp.  See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

4

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates.  However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers.  For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties.  Furthermore, we intend to pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees, and property management fees.  However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates.  The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs.  Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance.  The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs.  Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates for the ten year period ending September 30, 2005, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus.  WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT.  ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

5

	Inland Western Retail Real Estate Trust, Inc.	Inland Retail Real Estate Trust, Inc.	Inland Real Estate Corporation	Inland Real Estate Exchange Private
	REIT	REIT	REIT	Placement
	Program as of	Program as of	Program as of	Offerings as of
	September 30, 2005	September 30, 2005	September 30, 2005	September 30, 2005

Number of programs sponsored	1	1	1	41
Aggregate amount raised from investors	$4,317,827,009	2,351,121,000	708,787,000	273,731,000
Approximate aggregate number of investors	119,700	58,000	7,800	700
Number of properties purchased	242	293	155	41
Aggregate cost of properties	$6,264,515,000	4,233,807,000	1,443,000,000	509,714,000
Number of mortgages/notes	6	0	0	0
Principal amount of mortgages/notes	$84,546,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	72.00%	90.00%	87.00%	36.00%
Single-user retail net-lease	28.00%	10.00%	13.00%	15.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	34.00%
Industrial	0.00%	0.00%	0.00%	15.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	32.00%	38.00%	40.00%	25.00%
Existing construction	68.00%	62.00%	60.00%	75.00%

Number of properties sold in whole or in part	0	5	12	1

Number of properties exchanged	0	0	0	0

During the three years prior to September 30, 2005, Inland Western Retail Real Estate Trust, Inc. purchased two hundred forty-two (242) properties, Inland Real Estate Corporation purchased thirty-one (31) commercial properties and Inland Retail Real Estate Trust, Inc. purchased two hundred eighteen (218) commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement.  Table VI provides more information about these acquisitions.  In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four (24) months.  We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

6

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994.  Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51,642,397 shares of common stock. In addition, as of September 30, 2005, IRC had issued 14,753,104 shares of common stock through its distribution reinvestment program and repurchased 5,256,435 shares of common stock through its share repurchase program.  As a result, IRC has realized total gross offering proceeds of approximately $708,787,500 as of September 30, 2005.  On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”.  On October 31, 2005, the closing price of the stock on the New York Stock Exchange was $15.28 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois.  IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation.  IRC also may acquire single-user retail properties throughout the United States.  As of September 30, 2005, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, a portion of which is paid monthly.

As of September 30, 2005, IRC owned one hundred forty-three (143) properties for a total investment of approximately $1,443,000,000.  These properties were purchased with proceeds received from the above described offerings of shares of its common property sales financings and the line of credit.  As of September 30, 2005, IRC had debt of approximately $596,588,000 secured by its properties and had $75,000,000 outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, received an aggregate of 6,181,818 shares of IRC’s common stock valued at $11.00 per share, or approximately nine percent (9.0%) of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999.  Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of 213,699,534 shares of its common stock.  In addition, as of September 30, 2005, IRRETI had issued approximately 29,730,000 shares through its distribution reinvestment program, and has repurchased a total of approximately 6,855,000 shares through the share reinvestment program.  As a result, IRRETI has realized total net offering proceeds of approximately $2,351,121,000 as of September 30, 2005.  On December 29, 2004, IRRETI issued 19,700,060 shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focuses on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States.  IRRETI seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation.  As of September 30, 2005, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which is paid monthly.

As of September 30, 2005, IRRETI owned two hundred eighty-eight (288) properties for a total investment of approximately $4,233,807,000.  These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit.  As of September 30, 2005, IRRETI had borrowed approximately $2,324,816,000 secured by its properties.

7

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers.  As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager and advisor, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003, through a total of two public offerings, the last of which was completed on September 30, 2005, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of 422,014,747 shares of its common stock. In addition, as of September 30, 2005, Inland Western had issued 11,097,683 shares through its distribution reinvestment program and has repurchased 812,902 shares through its share repurchase program.  As a result, Inland Western has realized total gross offering proceeds of approximately $4,317,827,000 as of September 30, 2005.

Inland Western focuses on purchasing shopping centers located primarily west of the Mississippi River although it owns centers located east of the Mississippi River.  Inland Western also purchases single-user retail properties in locations throughout the United States.  Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation.  As of September 30, 2005, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6375 per share, a portion of which is paid monthly.

As of September 30, 2005, Inland Western owned two hundred forty-two (242) properties for a total investment of approximately $6,264,515,000. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings.  As of September 30, 2005, Inland Western has borrowed approximately $3,437,269,000 secured by its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western through September 30, 2005.  The rate at which each company raised capital, acquired properties and generated cash from all sources determined the amount of cash available for distribution.  As described in more detail below, IREIC or its affiliates agreed to either forgo or defer all or a portion of the business management and advisory fee due them, from time to time, to increase the amount of cash available to pay distributions while the REIT continued to raise capital and acquire properties.  As described below, IREIC also advanced monies to Inland Western to pay distributions.  Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo $10,527,710 in advisor fees.  With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo $3,211,041 and defer $13,121,256 in advisor fees.  As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees.  With respect to Inland Western, since 2003, IREIC or its affiliates agreed to forgo $4,957,510 in advisor fees.  During this time, IREIC also advanced funds to Inland Western to pay distributions.  In 2003 and 2004, Inland Western received $1,202,519 and $4,689,290, respectively, for an aggregate amount of $5,891,809.  As of September 30, 2005, IREIC has forgiven $2,369,139 of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements.  As of September 30, 2005, Inland Western had repaid the remaining $3,522,670.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties.  Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital.  Our Business Manager is not, however, obligated to do so and thus we may pay less in distributions or have less cash available to acquire real estate assets.  See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

8

Inland Real Estate Corporation - Offering Completed 1998

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution		Total Distributions per Share
	$	$*	$**		$***		$
1995	736,627	694,213	42,414		—		.76
1996	3,704,943	3,093,525	611,418		—		.81
1997	13,127,597	9,739,233	3,388,364		—		.86
1998	35,443,213	27,015,143	8,428,070		—		.88
1999	48,379,621	35,640,732	12,738,889		—		.89
2000	52,964,010	40,445,730	12,518,280		—		.89
2001	58,791,604	45,754,604	12,662,414		374,586.93
2002	60,090,685	41,579,944	18,315,640		195,101.94
2003	61,165,608	47,254,096	13,577,679		333,833.94
2004	62,586,577	53,458,760	7,883,026		1,244,791.94
2005	48,075,931	48,075,931		*		*
	445,066,416	352,751,911	90,166,194		2,148,311

*      The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

**   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

*** Represents a capital gain distribution for federal income tax purposes.

Inland Retail Real Estate Trust, Inc. - Offering Completed 2003

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution	Total Distributions per Share
	$	$*	$**		$***	$
1999	1,396,861	318,484	1,078,377		—	.49	****
2000	6,615,454	3,612,577	3,002,877		—	.77
2001	17,491,342	10,538,534	6,952,808		—	.80
2002	58,061,491	36,387,136	21,674,355		—	.82
2003	160,350,811	97,571,099	62,779,712		—	.83
2004	190,630,575	110,922,403	79,708,172		—	.83
2005	157,850,126	157,850,126		*	—
	592,396,660	417,200,359	175,196,301		—

*         The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

**       Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect ofproperty sale proceeds) in excess of current or accumulated earnings and profits.

***    Represents a capital gain distribution for federal income tax purposes.

****  IRRETI began paying monthly distributions in May 1999.  This amount represents total distributions per share made during the period from May 1999 through December 1999.

Inland Western Retail Real Estate Trust, Inc. - Offering Completed 2005

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution	Total Distributions per Share
	$	$*	$**		$***	$
2003	1,285,329	—	1,285,329		—	.13	****
2004	54,544,863	30,020,730	24,524,133		—	.66
2005	153,509,000	153,509,000		*	—
	209,339,192	183,529,730	25,809,462		—

*         The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

**       Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect ofproperty sale proceeds) in excess of current or accumulated earnings and profits.

***    Represents a capital gain distribution for federal income tax purposes

****  Inland Western began paying monthly distributions in October 2003.  This amount represents total distributions per share made during the period from October 2003 through December 2003.

9

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC.  Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date.  All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT.  The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share.  The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP.  These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.  These calculations were repeated for each month of a given year.  The cumulative compounded yield on principal as of December 31 of each year was then calculated based on the cumulative number of shares owned at the beginning of December multiplied by the annualized distribution (actual distribution per share paid in December multiplied by twelve) and divided by the dollar amount of the initial principal investment.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)

1994	0.00	%(4)	N/A		N/A

1995	8.45%		N/A		N/A

1996	9.55%		N/A		N/A

1997	11.00%		N/A		N/A

1998	12.14%		N/A		N/A

1999	13.36%		7.79	%(5)	N/A

2000	14.99%		9.00%		N/A

2001	17.88%		9.92%		N/A

2002	18.35%		11.07%		N/A

2003	20.07%		12.08%		5.01	%(6)

2004	21.71%		13.18%		6.98%

(1)   IRC sold shares for $10.00 per share from October 1994 through March 1998.  During this time, the DRP purchase price was $9.05 per share.  From April 1998 through December 1998, IRC sold shares for $11.00 per share.  During that time and through May 2004, the DRP purchase price was $10.50 per share.  In June 2004, IRC became publicly traded.  Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution.  This price is calculated on a monthly basis.  As of December 31, 2004, the DRP purchase price was $15.27 per share.

(2)   IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share.  During that time and through December 31, 2004, the DRP purchase price was $9.50 per share.

(3)   Inland Western commenced selling shares in September 2003 at a price of $10.00 per share.  During that time and through December 31, 2004, the DRP purchase price was $9.50 per share.

(4)   Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994.  During 1995, IRC paid three quarterly distributions and, began paying monthly distributions in November 1995.

(5)   IRRETI began paying monthly distributions in June 1999.  This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)   Inland Western began paying monthly distributions in November 2003.  This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

10

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to maximize cash available for distributions by each REIT.  In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions.  In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced.  Had this occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through September 30, 2005, affiliates of IREIC have sponsored five hundred fourteen (514) private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes.  Of the five hundred twenty-two (522) properties purchased, ninety-three percent (93.0%) have been located in Illinois.  Approximately ninety percent (90.0%) of the funds were invested in apartment buildings, six percent (6.0%) in shopping centers, two percent (2.0%) in office buildings and two percent (2.0%) in other properties. Including sales to affiliates, four hundred seventy-five (475) partnerships have sold their original property investments.  Officers and employees of IREIC and its affiliates invested more than $17,000,000 in these limited partnerships.

From October 1, 1995 through September 30, 2005, investors in these private partnerships have received total distributions in excess of $312 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in three hundred one (301) private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships.  Beginning in December 1993 and continuing into the first quarter of 1994, investors in one hundred one (101) private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six (66) apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately thirty percent (30.0%) of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT.  The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997.  In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

11

IREIC is the general partner of twenty-seven (27) private limited partnerships and one public limited partnership that owned interests in fifteen buildings that are net leased to Kmart.  The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004.  As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002.  This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation.  IREX was formed to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange.  Through September 30, 2005, IREX has offered the sale of forty-one (41) properties with a total property value of approximately $509,714,000.

Landings Of Sarasota DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000.  In August 2001, Inland Southern Acquisitions, Inc. contributed one hundred percent (100.0%) of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account.  The offering was completed in May 2002 when the maximum offering amount was raised.

12

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation.  The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation.  In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account.  The offering was completed in April 2002 when the maximum offering amount was raised.

Pets Bowie Delaware Business Trust purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A.  The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender.  In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account.  The offering was completed in July 2002 when the maximum offering amount was raised.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002.  The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation.  In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment.  The offering was completed in May 2003 when the maximum offering amount was raised.

Lansing Shopping Center, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294.  The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation.  In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in September 2002 when the maximum offering amount was raised.

Inland 220 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction.  The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association.  In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

13

Taunton Circuit Delaware Business Trust acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002.  The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank.  In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment.  The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons Delaware Business Trust acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002.  The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation.  In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment.  $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in December 2003 when the maximum offering amount was raised.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for $1,675,000.  In October 2002, Rehab Associates XIII contributed one hundred percent (100.0%) of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in November 2002 when the maximum offering amount was raised.

Inland 210 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction.  The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc.  In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.  The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party.  The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc.  In April 2003, Lombard C-USA, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a one percent (1.0%) tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in February 2004 when the maximum offering amount was raised.

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Deere Distribution Facility in Janesville, Wisconsin.  Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc.  The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $20,500,000, which consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building.  Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction.  The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc.  In June 2003, Westminster Office 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $22,900,000, which consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa.  Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation.  The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc.  In August 2003, Davenport 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $28,200,000, which consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership.  The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company.  Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution.  In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,048,350, which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender.  In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum.  The offering was completed in March 2004 when the maximum offering amount was raised.

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Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C.  The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company.  Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution.  In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,160,000, which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003.  The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000.  In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment.  The offering was completed in December 2003 when the maximum offering amount was raised.  Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace.  Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation.  In January 2004, Plainfield 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $24,400,000, which consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Plainfield 1031, L.L.C.  The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses.  The offering was completed in June 2004 when the maximum offering amount was raised.

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Pier 1 Retail Center.  Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation.  In March 2004, Butterfield-Highland 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $8,150,000, which consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of one percent (1.0%) of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C.  The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses.  The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C.  LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property.  The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC.  In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,935,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $9,635,000, which consisted of $4,700,000 in debt assumption and $4,935,000 in equity investment.  The difference between the real estate acquisition price of $8,500,000 and the total price of $9,635,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses.  The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C.  Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer.  The L.L.C. financed its acquisition of the property with cash.  In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $3,900,000, which consisted of $1,793,630 in mortgage financing from Parkway Bank and Trust Co. and $2,106,370 in equity investment.  The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses.  The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $13,605,000, which consisted of $6,905,000 in debt assumption and $6,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C.  The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses.  The offering was completed in October 2004 when the maximum offering amount was raised.

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Cross Creek Commons Shopping Center.  Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party.  The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property.  In March 2004, Cross Creek 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  As of June 30, 2004 the L.L.C. had raised $2,788,000. The total price was $12,078,762, which consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Cross Creek 1031, L.L.C.  The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses.  The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center East Syracuse, New York.  BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan and cash.  In June 2004, BJS Syracuse 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $15,850,000, which consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C.  The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses.  The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center Clay, New York.  Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party.  The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash.  In June 2004, Clay 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $7,145,000, which consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C.  The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C.  Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party.  The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc.  In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $5,975,000, which consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment.  The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

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Walgreens Store, Hobart, Indiana.  Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash.  In July 2004, Hobart 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $6,534,000, which consisted of an equity investment, one percent (1.0%) of which will be retained by Hobart 1031, L.L.C.  The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Kraft Cold Storage Facility, Mason City, Iowa.  Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party.  The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash.  In July 2004, Mason City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $11,000,000, which consisted of $5,333,000 in debt assumption and $5,667,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses.  The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York.  Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party.  The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash.  On August 30, 2004, Huntington Square 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $39,200,000, which consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Huntington Square 1031, L.L.C.  The difference between the real estate acquisition price of $24,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses.  The offering was completed in June 2005 after $19,093,129 was raised.

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Best Buy Store, Reynoldsburg, Ohio.  Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $4,950,000 and cash.  In June 2004, Reynoldsburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $10,345,000, which consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C.  The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee.  Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility from Flat Gap Road L.L.C.  The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association.  In December 2004, Jefferson City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for $10,973,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,735,000, which consisted of $9,762,000 in debt assumption and $10,973,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Jefferson City 1031, L.L.C.  The difference between the real estate acquisition price of $17,750,000 and the total price of $20,735,000 consists of $1,300,000 acquisition fee and market value adjustment, $100,000 for a property reserve account and $1,585,000 of estimated costs and expenses.  The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $12,063,000 and cash. In October 2004, Stoughton 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for $10,187,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $19,950,000, which consisted of $9,763,000 in debt assumption and $10,187,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of $17,650,000 and the total price of $19,950,000 consists of $775,000 acquisition fee, $100,000 for a property reserve account and $1,425,000 of estimated costs and expenses.  The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $1,061,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,190,000, which consisted of $1,061,000 in debt assumption and $1,129,000 in equity investment. The difference between the real estate acquisition price of $1,929,316 and the total price of $2,190,000 consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses.  The offering was completed in November 2004 when the maximum offering amount was raised.

20

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $770,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $1,578,000, which consisted of $770,000 in debt assumption and $808,000 in equity investment. The difference between the real estate acquisition price of $1,400,632 and the total price of $1,578,000 consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses.  The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas.  Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of $2,450,000 from Bear Stearns Commercial Mortgage, Inc., a New York corporation.  In February 2005, Chenal Commons 1031, L.L.C., began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for $7,474,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $14,290,000, which consisted of $6,740,000 in debt assumption and $7,550,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Chenal Commons 1031, L.L.C.  The difference between the real estate acquisition price of $12,251,621 and the total price of $14,290,000 consists of $700,000 acquisition fee, $320,000 for a property reserve account and $1,018,379 of estimated costs and expenses.  The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for one hundred percent (100.0%) of the beneficial interests in the trust.  The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for $21,450,000, a junior loan in the amount of $7,800,000 from Bear Stearns Commercial Mortgage, Inc.  In December 2004, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust.  The property is located at 2200 and 2222 Kensington Court, Oak Brook for $23,382,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $44,950,000, which consisted of $21,450,000 in debt assumption and $23,500,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C.  The difference between the real estate acquisition price of $40,204,356 and the total price of $44,950,000 consists of $1,800,000 acquisition fee, $400,000 for a property reserve account, and $2,545,644 of estimated costs and expenses.  The offering is currently ongoing.

Bisys, Columbus, Franklin County, Ohio.  Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47,800,000 from an unrelated third party, BISYS Crossings I LLC.  The L.L.C. financed its acquisition of the property with cash.  On May 12, 2005, placed a first mortgage and note for $30,245,000, a junior loan in the amount of $8,000,000 from LaSalle Mortgage, Inc.  In June 2005 Columbus 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for $22,997,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $53,475,000, which consisted of $30,245,000 in debt assumption and $23,230,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Columbus 1031, L.L.C.  The difference between the real estate acquisition price of $47,800,000 and the total price of $53,475,000 consists of $2,390,000 acquisition fee, $500,000 for a property reserve account, and $2,785,000 of estimated costs and expenses.  The offering is currently ongoing.

21

Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of $2,421,465 from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to $1,845,000. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,765,000, which consisted of $1,845,000 in debt assumption and $1,920,000 in equity investment. The difference between the real estate acquisition price of $3,228,621 and the total price of $3,765,000 consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C. Taunton Broadway Exchange, L.L.C., a Delaware limited liability company purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of $3,150,000. On October 8, 2004, a portion of the Temporary Loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $1,737,000. In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,685,000, which consisted of $1,737,000 in debt assumption and $1,948,000 in equity investment. The difference between the real estate acquisition price of $3,150,000 and the total price of $3,685,000 consists of $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

Wilmington 1031, L.L.C. Wilmington Exchange, L.L.C., a Delaware limited liability company purchased the property on April 27, 2005 Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of $4,240,000. On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,335,000 the proceeds of which were used to reimburse IREX for its cash contribution to acquire the Property. In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,830,000, which consisted of $2,335,000 in debt assumption and $2,495,000 in equity investment. The difference between the real estate acquisition price of $4,240,000 and the total price of $4,830,000 consists of $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

22

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company purchased the property on August 6, 2005 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the Property, the LLC received a credit for the Market Day security deposit in the amount of $104,817.50. Such amount shall be deposited with the Manager to hold in escrow and disburse in accordance with the terms of the Market Day Lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of $3,712,000. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C began offering 100% of the beneficial interests in Wood Dale 1031, L.L. for $3,787,500 in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7,500,000, which consisted of $3,712,500 in debt assumption and $3,787,500 in equity investment. The difference between the real estate acquisition price of $6,780,000 and the total price of $7,500,000 consists of $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering has no investors as of September 30, 2005.

Cincinnati Eastgate 1031, L.L.C. Cincinnati Eastgate Exchange, L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for $5,268,965 from an unrelated third party, La Place Center limited Partnership. The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2,900,000 from Bear Stearns Commercial mortgage, Inc. In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for $3,082,000. Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C., if not already sold, will offer ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for $3,177,900 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $6,110,000 which consisted of $2,900,000 in debt assumption and $3,210,000 in equity investment, of which one percent (1.0%) was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C. The difference between the real estate acquisition price of $5,268,965 and the total price of $6,110,000 consists of $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses. The offering is currently ongoing.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

23

	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

24

	Fleet Office Building 1031 LLC	Davenport Deere Distribution Facility 1031 LLC	Grand Chute DST	Macon Office DST	White Settlement Road Investment LLC	Plainfield Marketplace 1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center 1031 LLC	Long Run 1031 LLC	Forestville 1031 LLC	Bed, Bath & Beyond 1031 LLC	Cross Creek Commons 1031 LLC	BJ’s Shopping Center 1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

25

	Barnes & Noble Retail Center 1031 LLC	Port Richey 1031 LLC	Walgreens Store Hobart 1031 LLC	Kraft Cold Storage Facility 1031 LLC	Huntington Square Plaza 1031 LLC	Best Buy Store Reynoldsburg 1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

26

	Jefferson City 1031 LLC	Stoughton 1031 LLC	Indianapolis Entertainment 1031 LLC	Mobile Entertainment 1031 LLC	Chenal Commons 1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Oak Brook Kensington 1031 LLC	Columbus 1031 LLC	Edmond 1031 LLC	Taunton Broadway 1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%

Offering & Organization	1.02%	0.78%	1.05%	1.16%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%

Total Load(4)	18.49%	22.28%	27.94%	27.46%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%

Property Management Fees(6)	N/A	N/A	4.50%	3.0%

Backend Sales Commission	N/A	N/A	3.5%	N/A

27

	CVS Wilmington 1031 LLC	Wood Dale Exchange 1031 LLC	Cincinnati Eastgate 1031 LLC
Commissions & Fees(1)	Up to 8.16%	Up to 8.52%	Up to 8.66%

Selling Commission To Third Party Reps	5.81%	6.00%	6.00%

Due Diligence Fee	0.48%	0.50%	0.50%

Marketing Expenses	0.97%	1.00%	1.00%

Offering & Organization	0.90%	1.02%	1.16%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.54%	2.21%	6.85%

Bridge Financing Fees	0.47%	0.41%	3.85%

Total Load(4)	31.66%	17.03%	23.86%

Asset Management Fees(5)	0.50%	0.53%	0.47%

Property Management Fees(6)	3.0%	3.0%	N/A

Backend Sales Commission	N/A	N/A	N/A

28

(1)          Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)          The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

(3)          Acquisition Fee & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)          The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5)          Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6)          Property Management Fees are calculated as a percentage of Gross Income from the property.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by one-eighth of one percent (0.125%) then divided by twelve (12). This figure, however, shall never exceed $10,000 nor be less than $1,200 monthly.

Termination Fees:

Master Lease: 8.333% of the last twelve (12) months of net operating income less rent payments for the same twelve (12) months multiplied by the number of months remaining on the then-current term of the Master Lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

29

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through September 30, 2005:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2005 Annual Distribution	2004 Annual Distribution	2003 Annual Distribution
		($)		($)	(%)	(%)	(%)
Landings of Sarasota DBT(1)	9	4,000,000	05/2002	8,381,766	8.57	8.39	8.07
Sentry Office Building DBT(2)	7	3,500,000	04/2002	1,122,287	9.79	9.25	8.73
Pets Bowie DBT(3)	7	2,600,000	07/2002	763,858	9.24	9.12	8.89
1031 Chattanooga DBT(4)	9	1,900,000	05/2003	526,892	8.26	8.26	8.26
Lansing Shopping Center DBT(5)	5	5,000,000	09/2002	1,336,508	9.01	8.96	8.29
Inland 220 Celebration Place DBT(6)	35	15,800,000	09/2003	3,933,245	8.89	8.10	8.10
Taunton Circuit DBT(7)	1	3,750,000	09/2002	937,948	8.31	8.31	8.31
Broadway Commons DBT(8)	32	8,400,000	12/2003	1,668,326	8.31	8.26	8.22
Bell Plaza 1031, LLC(9)	1	890,000	11/2002	391,736	12.30	16.05	14.67
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	1,721,044	8.23	8.23	8.23
CompUSA Retail Building, LLC	11	3,950,000	02/2004	709,103	8.28	8.17	8.05
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	1,484,843	7.62	7.35	7.23
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	1,445,170	8.08	7.19	7.19
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	2,016,606	7.36	7.36	7.36
Grand Chute DST	29	6,370,000	03/2004	942,153	8.51	8.49	8.48
Macon Office DST	29	6,600,000	03/2004	966,741	8.20	8.20	8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	213,810	8.34	8.34	—
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	1,285,328	7.13	7.09	—
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	419,446	7.44	7.20	—
Long Run 1031, LLC	1	4,935,000	05/2004	535,000	8.47	9.42	—
Forestville 1031, LLC	1	2,106,000	05/2004	375,358	12.92	7.55	—
Bed, Bath & Beyond 1031, LLC	20	6,700,000	10/2004	548,649	7.55	7.58	—
Cross Creek Commons 1031, LLC	26	7,000,000	08/2004	625,356	7.31	7.30	—
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	638,394	7.68	7.69	—
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	238,787	6.66	6.65	—
Port Richey 1031, LLC	1	3,075,000	07/2004	332,860	9.30	9.24	—
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	3,720,466	5.88	5.78	—
Kraft Cold Storage Facility 1031, LLC	19	5,667,000	12/2004	357,498	7.00	7.00	—
Huntington Square Plaza 1031, LLC	39	20,050,000	06/2005	791,670	6.48	—	—
Best Buy Store Reynoldsburg 1031, LLC	19	5,395,000	02/2005	256,447	6.73	—	—
Jefferson City 1031, LLC	28	10,973,000	04/2005	451,052	7.96	—	—
Stoughton 1031, LLC	27	10,187,000	05/2005	405,620	6.66	—	—
Indianapolis Entertainment 1031, LLC	1	1,129,000	11/2004	68,629	7.15	—	—
Mobile Entertainment 1031, LLC	1	808,000	11/2004	49,156	7.16	—	—
Chenal Commons 1031, LLC	19	7,550,000	06/2005	239,338	7.53	—	—
Oak Brook Kensington 1031, LLC	45	23,500,000	*	514,150	7.28	—	—
Columbus 1031, LLC	0	23,230,000	*	53,483	—	—	—
Edmond 1031, LLC	1	1,920,000	05/2005	53,326	7.73	—	—
Taunton Broadway 1031, LLC	1	1,948,000	08/2005	13,084	—	—	—
Wilmington 1031, LLC	1	2,495,000	9/2005	—	—	—
Wood Dale 1031, LLC	20	3,787,500	*	1,253	—	—	—
Cincinnati Eastgate 1031, LLC	0	—	*	—	—	—	—
		$330,274,500		$38,815,341

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*      Offering was not complete as of September 30, 2005.

(1)          The 2002 Annual Distribution for this entity was 8.00% and the 2001 Annual Distribution was 8.00%.

(2)          The 2002 Annual Distribution for this entity was 8.20%.

(3)          The 2002 Annual Distribution for this entity was 8.89%.

(4)          The 2002 Annual Distribution for this entity was 8.19%.

(5)          The 2002 Annual Distribution for this entity was 8.47%.

(6)          The 2002 Annual Distribution for this entity was 8.08%.

(7)          The 2002 Annual Distribution for this entity was 8.22%.

(8)          The 2002 Annual Distribution for this entity was 8.14%.

(9)          The 2002 Annual Distribution for this entity was 13.53%.

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Management

This section supplements the discussion contained in our prospectus under the heading “Management -Our Directors and Executive Officers” which begins on page 82 and “Our Business Manager” which begins on page 88, respectively.

Our Directors and Executive Officers

Lori J. Foust (age 41) became our treasurer and principal accounting officer and the chief financial officer of our business manager effective October 12, 2005. She joined the Inland organization as Vice President of Inland Western Retail Real Estate Advisory Services, Inc., in 2003 and became the principal accounting officer for Inland Western Retail Real Estate Trust, Inc., in 2004. She is responsible for our overall financial management and reporting. She has an extensive background in real estate, encompassing significant real estate transactions including acquisitions, dispositions, financings, and joint ventures. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her B.S. Degree in Accounting and her M.B.A. Degree from the University of Central Florida. Ms. Foust is a certified public accountant and a member of the AICPA. Ms. Foust also serves on the board of directors of MB REIT.

Our previous treasurer, Ms. Kelly E. Tucek, resigned on October 12, 2005 to pursue other opportunities within the Inland organization.

Effective November 18, 2005, Barry L. Lazarus has resigned from our board of directors. In lieu of filling the vacancy created by Mr. Lazarus’ resignation the board decreased its size from eight directors to seven directors. In connection with his resignation from the board, Mr. Lazarus also resigned from the board of directors of MB REIT. The board has nominated Lori J. Foust to replace Mr. Lazarus on the board of directors of MB REIT.

The following table and biographies included in the “Our Directors and Executive Officers” subsection which begins on page 82 of the prospectus, has been updated to include the following information:

Effective October 24, 2005, our board of directors appointed William J. Wierzbicki (age 58) as an independent director. Mr. Wierzbicki is a registered Professional Planner in the Province of Ontario, Canada, and is a member of both the Canadian Institute of Planners and the Ontario Professional Planners Institute. Mr. Wierzbicki is employed by the City of Sault Ste. Marie, Ontario’s Planning Department, as their Coordinator of Current Planning. In that capacity, his expertise is in the approval and development of residential, commercial and industrial properties. He is presently leading the program to develop a new comprehensive zoning by-law for the city.

Mr. Wierzbicki was the leader of the team that developed the Sault Ste. Marie’s Industrial Development Strategy, which identified approximately 1,000 acres of land that has the potential for industrial development. He is also administering the implementation of the first phase of the strategy, which resulted in the city purchasing, servicing, and marketing approximately 150 acres for sale at competitive prices. The program is designed to use and replenish the city’s Industrial Development Fund. Mr. Wierzbicki is the chairman of the Sault North Planning Board, which is responsible for land-use planning for 32 unorganized townships north of the city of Sault Ste. Marie and was a provincial government appointment. He has served three consecutive three-year terms with six years as the chairman of the board.

Mr. Wierzbicki is on the Excellence in Planning Awards Committee for the Ontario Professional Planners Institute. He is also the sole proprietor of “Planning Advisory Services” a land-use planning consulting service providing consultation and advice to various local governments and developers.

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The Business Management Agreement - Compensation

The third paragraph in this subsection, which starts on page 90 in the “Management” section of the prospectus, has been superseded in its entirety as follows:

Further, after our stockholders have first received a ten percent (10.0%) per annum cumulative, non-compounded return on, plus return of, their invested capital as defined above, we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.

Principal Stockholders

The table under this section, which starts on page 106 of our prospectus, is modified and supplemented by the following information:

The following table provides information as of January 5, 2006 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of January 5, 2006, no stockholder beneficially owned more than 5% of our outstanding shares. As of January 5, 2006, we had approximately 3,200 stockholders of record and approximately 10.8 million shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

Beneficial Owner	Number of shares beneficially owned		Percent of class
Robert D. Parks, Director and Chairman of the Board	0		*
Roberta S. Matlin, Vice President	125.2379		*
Scott W. Wilton, Secretary	0		*
Lori J. Foust, Treasurer and Principal Accounting Officer	0		*
Brenda G. Gujral, Director and President	0		*
J. Michael Borden, Director	0		*
David Mahon, Director	0		*
Thomas F. Meagher, Director	0		*
Paula Saban, Director	0		*
William J. Wierzbicki, Director	0		*
Inland Real Estate Investment Corporation, Our Sponsor	20,000	(1)	*
All directors and executive officers as a group (10 persons)	20,125.2379		*

*Less than 1%

(1)   20,000 shares are owned by Inland Real Estate Investment Corporation, our sponsor, which is an affiliate of The Inland Group.

Business and Policies & Estimated Use of Proceeds

This section supplements the discussion continued in our prospectus under the heading “Business and Policies - Joint Ventures and Other Co-Ownership Arrangements” which begins on page 109 and the discussion on Estimated Use of Proceeds which begins on page 51.

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Joint Ventures and Other Co-Ownership Arrangements

On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc. referred to herein as MD, which owned all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT. Pursuant to the terms of a purchase agreement, we agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT. MD presently has $293 million of equity in MB REIT. A total of $263 million of this equity is held in the form of MB REIT series A preferred stock. MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million. We were required to purchase $150 million of common stock of MB REIT by December 31, 2005, however if we do not purchase the MB REIT common stock by December 31, 2005, a second purchase of $150 million of common stock is due by March 31, 2006. We are required to purchase the remaining shares worth approximately $875 million by December 31, 2006. Assuming we purchase all 920,000 shares of common stock, we will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1,276 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, we will own approximately 97.5% of the total outstanding common stock. MB REIT anticipates electing to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming we fully fund our purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets. MB REIT has acquired approximately $755 million in real estate assets and placed approximately $213.6 million of financing on these assets. The board of directors of MB REIT is comprised of five individuals:  three appointed by us and two appointed by MD. Our board has appointed Ms. Gujral, Ms. Foust and Mr. Parks to serve on the board of MB REIT. In addition, our Business Manager and Property Managers perform services for MB REIT on terms and conditions substantially similar to the agreements that we have with these entities. Our independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that we have with our Business Manager and Property Managers. Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than we would pay for the same services.

Pursuant to the purchase agreement with MD, we are required to redeem or purchase MD’s investment in MB REIT at MD’s request, which can be made no earlier than October 11, 2011. Specifically, on the sixth anniversary of completing the joint venture and subject to complying with notice requirements, MD can require us to purchase its series A preferred stock for an amount equal to $263 million plus accrued and unpaid dividends and its common stock as follows: (1) if our common stock is listed on a national securities exchange or included for quotation on The Nasdaq Stock Market, MD must exchange its common stock in MB REIT for approximately 3.0 million shares of our common stock; or (2) if our stock is not so listed or included for quotation, approximately $30.0 million in cash. If MD chooses to wait until the seventh anniversary of completing the joint venture to exercise its redemption right, and subject to complying with notice requirements, MD can require us to purchase its series A preferred stock for an amount equal to $263 million plus accrued and unpaid dividends and its common stock as follows: (x) if our common stock is listed on a national securities exchange or included for quotation on The Nasdaq Stock Market, MD must exchange its common stock in MB REIT for approximately 3.0 million shares of our common stock; or (y) if our common stock is not so listed or included for quotation, then we will be required to purchase or redeem the common stock for cash at a value determined by a formula contained in the purchase agreement with MD.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western. Under this agreement, if we do not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. As discussed above, Inland Western has purchased approximately $264 million of series C shares as of January 6, 2006. MB REIT can require Inland Western to purchase series C preferred stock in an amount equal to upto approximately $300 million as discussed below. As of December 31, 2005, we have purchased approximately $47 million of common stock and Inland Western has purchased approximately $224 million of series C preferred shares. As of January 6, 2006, we have purchased a total of approximately $57 million of common stock and Inland Western has purchased $264 million of series C preferred stock. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock. MB REIT has the right to redeem any series C stock it issues to Inland Western with the proceeds of any subsequent capital contributed by us provided that MB REIT is required to redeem any outstanding series C preferred stock by December 31, 2006. No shares of series C shares have been redeemed as of January 6, 2005. The series C preferred stock entitle the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly. To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also may issue up to $125,000 of series B preferred stock in a private placement to approximately 126 accredited investors. The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly. The placement was completed in early January 2006.

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As a holder of common stock, we will be entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on the series A, B, and C preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A stock. Further, MB REIT will not be permitted to pay any distributions to the holders of common stock in excess of its funds from operations or “FFO” which will be defined in the same fashion that we define FFO.

For financial statement reporting purposes, we consolidate our investment in MB REIT in accordance with generally accepted accounting principles or “GAAP,” The assets, liabilities, equity and results of operations of MB REIT are consolidated in our financial statements with adjustment for the interest of minority holders in MB REIT.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies”, which begins on page 107 of the prospectus. A new subsection titled “Distributions” has been inserted after the discussion of “Other Policies” which ends on page 114 of the prospectus.

Distributions

Through January 11, 2006, we have made cash distributions to our stockholders aggregating approximately $438,000. The following sets forth the per share amount, record date and payment date of each distribution:

•                  $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005.

•                  $.0417 per share to stockholders of record on November 30, 2005, paid on December 12, 2005.

•                  $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006.

In each case, the aggregate amount of the distribution was funded with cash provided from our financing activities. As of December 31, 2005, IREIC, our sponsor, has contributed $800,000 to our capital and has advanced $3,080,967. The amounts contributed to capital are in addition to IREIC’s original investment of $200,000 at the time we were formed. We expect to repay the amounts advanced at IREIC’s request once we are generating sufficient excess cash flow, provided our board of directors and Business Manager have first approved the repayment.

Effective January 1, 2006, our monthly distribution rate was increased to $.05 per share, which annualized equals $.60 per share. This equates to a 6% annualized return on a $10.00 share price.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies,” which begins on page 107 of the prospectus. A new subsection titled “Description of Real Estate Assets” and “Potential Property Acquisitions” has been inserted after the discussion of “Other Policies,” which ends on page 114 of the prospectus.

Description of Real Estate Assets

Lakewood Shopping Center; Margate, Florida

MB REIT anticipates purchasing a fee simple interest in 138,043 gross leasable square feet (excluding ground lease space) of an existing shopping center known as Lakewood Shopping Center. The center is located at State Road #7 and West Atlantic Boulevard in Margate, Florida. This property competes with eleven (11) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT intends to purchase this property from an unaffiliated third party, Lakewood Associates, Ltd., with their own funds of approximately $14.8 million and the assumption of a mortgage loan in the amount of approximately $11.9 million at closing. The loan requires interest only payments at an annual fixed interest rate of 6.01% for the first five years and then converts to a monthly principal and interest payment thereafter and matures in April 2024.

35

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Two tenants, Marshalls and Walgreens, each lease more than ten percent (10%) of the total gross leasable area of this property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Marshalls	29,923	19	8.25	08/02	08/ 07
			9.00	09/07	08/12

Walgreens	14,490	11	19.46	11/02	11/77

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $375,000. The real estate taxes payable were calculated by multiplying Lakewood Shopping Center’s assessed value by a tax rate of 25.91.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $20 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004 Lakewood Shopping Center is shadow anchored by a Wal–Mart Supercenter, McDonald’s and Boston Market. As of January 1, 2006, this property was ninety-seven percent (97%) occupied, with approximately 133,324 square feet (excluding ground lease space) leased to twenty-nine (29) tenants (including a ground lease tenant). The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Small Feet Day Care Center	5,810	11/06	1/5 yr.	71,952	12.33
Bone Fish Creek	5,635	03/07	3/5 yr.	85,085	15.57
Bank of America (Ground Lease)	N/A	12/07	—	133,896	N/A
Payless ShoeSource	2,880	05/08	2/5 yr.	51,840	18.00
Coconut Wine and Spirits	1,600	05/08	—	30,455	19.03
Dots	4,155	05/08	2/5 yr.	62,325	15.00
Burger King	3,433	06/08	2/5 yr.	75,900	22.11
DT Nails	1,200	08/08	1/5 yr.	21,636	18.03
King Dollar	4,000	08/08	1/5 yr.	68,982	17.25
EB Games	1,200	08/08	2/5 yr.	22,800	19.00
The Check Cashing Store	1,400	11/08	1/5 yr.	25,836	18.45
Harbor Freight Tools	13,000	12/08	2/5 yr.	108,030	8.31
Advanced Chiropractic & Pain Control Center	2,000	03/09	1/5 yr.	28,822	14.41
New China Buffet	7,200	06/09	1/5 yr.	93,600	13.00
Aquatic Gardens	3,200	07/09	—	57,600	18.00
Rent Way	3,728	08/09	1/5 yr.	52,248	14.02
Wing Stop	1,600	08/09	1/5 yr.	22,400	14.00
Don Pan International Bakery	2,400	11/09	1/5 yr.	40,800	17.00
Pak Mail	1,600	02/10	1/5 yr.	28,800	18.00
T-Mobile	1,600	02/10	2/5 yr.	32,000	20.00
Custom Mortgages	2,100	06/10	1/5 yr.	29,400	14.00
RadioShack	3,000	08/10	2/3 yr.	37,500	12.50
Bee Drycleaners	1,200	10/10	1/5 yr.	21,600	18.00
Villate’s Hair Design	1,190	02/12	—	17,850	15.00
Marshalls	29,923	08/12	3/5 yr.	246,865	8.25
Supermercado Brasileiro	8,100	08/13	2/5 yr.	100,375	12.39
Quizno’s Classic Subs	1,200	08/14	10/1 yr.	25,464	21.22
CiCi’s Pizza	4,480	12/14	2/5 yr.	62,720	14.00
Walgreen’s	14,490	11/77	—	282,000	19.46

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	1	5,810	71,952	3.6%	1,978,446	12.38
2007	2	5,635	221,668	11.4%	1,940,594	8.62
2008	9	32,868	490,763	28.3%	1,731,089	14.93
2009	6	20,128	317,327	25.5%	1,243,766	15.77
2010	5	9,500	162,488	17.5%	929,021	17.10
2011	0	—	—	0.0%	769,183	—
2012	2	31,113	287,157	37.2%	771,904	9.23
2013	1	8,100	97,200	19.9%	487,541	12.00
2014	2	5,680	83,886	21.4%	392,251	14.77
2015	0	—	—	0.0%	282,000	—

The table below sets forth certain information with respect to the occupancy rate at Lakewood Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 and 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	12.64
2004	96%	12.13
2003	85%	11.59

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Thermo Process Systems Office/Warehouse & Distribution Facility; Sugar Land, Texas

MB REIT may purchase a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems, containing approximately 146,000 gross leasable square feet. The building is located at 1410 Gillingham Lane in Sugar Land, Texas. This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

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If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million. MB REIT anticipates purchasing this property for cash and may later borrow monies using this property as collateral.

If acquired, MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $32,000. The real estate taxes payable were calculated by multiplying Thermo Process Systems’ assessed value divided by 100 by a tax rate of 1.75.

For federal income tax purposes, MB REIT’s depreciable basis in this property, if acquired, will be approximately $10.4 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed in 2001 and expanded in 2005for Thermo Process Systems, which leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Base Rent Per Square Foot Per	Estimated Lease Term
Lessee	(Sq. Ft.)	GLA	Option	Annum ($)	Beginning	To

Thermo Process Systems	146,000	100	1/5 yr.	6.58	10/05	09/15

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	—	—	0.0%	960,680	—
2007	0	—	—	0.0%	960,680	—
2008	0	—	—	0.0%	960,680	—
2009	0	—	—	0.0%	960,680	—
2010	0	—	—	0.0%	960,680	—
2011	0	—	—	0.0%	960,680	—
2012	0	—	—	0.0%	960,680	—
2013	0	—	—	0.0%	960,680	—
2014	0	—	—	0.0%	960,680	—
2015	1	146,000	960,680	100%	960,680	6.58

The property was primarily built for a tenant in 2001 that never moved in, therefore, the building was vacant prior to October 2005.

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CyFair Town Center; Cypress, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as CyFair Town Center, containing approximately 51,592 of gross leasable square feet. The center is located at 17445 Spring Cypress in Cypress, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 46 Hwy 290 - Spring Cypress L. P., with their own funds of approximately $9.7 million and the assumption of a mortgage loan in the amount of approximately $5.9 million at closing. The loan requires month principal and interest payments at an annual interest rate of 4.83% and matures in December 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

None of the tenants lease more than 10% of the total gross leasable area of the property.

If acquired, real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $153,000. The real estate taxes payable were calculated by multiplying CyFair Town Center’s assessed value by a tax rate of 2.611.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $11.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

CyFair Town Center was built in 2003. As of January 1, 2006, this property was one hundred percent (100%) occupied, with approximately 51,592 square feet leased to twenty-six (26) tenants. The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Pizza Hut	1,610	09/08	2/5 yr.	30,590	19.00
Subway	1,540	10/08	1/5 yr.	30,800	20.00
TGF Haircutters	1,400	10/08	—	29,400	21.00
The UPS Store	1,364	11/08	1/5 yr.	25,916	19.00
Strong Vision Center	1,750	11/08	1/5 yr.	33,250	19.00
Nationwide Insurance	1,050	11/08	—	21,000	20.00
Under the Sun	1,750	01/09	—	35,000	20.00
Galaxy Health Care Centers	3,150	02/09	—	63,000	20.00
Cypress Rosehill Medical Clinic	2,100	03/09	—	42,000	20.00
Vikie Lynn’s	1,400	04/09	—	26,600	19.00
Bella DeCor	1,436	06/09	—	28,716	20.00
Hintze Dance Center	2,810	07/09	1/5 yr.	53,390	19.00
Paper Daisy	1,200	08/09	1/5 yr.	24,000	20.00
The Great Frame Up	1,800	08/09	1/5 yr.	36,000	20.00
Universal Land Title of Texas	1,200	10/09	—	25,488	21.24
ShoeStrings Children’s Boutique	1,400	10/09	1/5 yr.	28,000	20.00
Texas One Community Credit Union	1,400	10/09	—	33,600	24.00
Cold Stone Creamery	1,400	11/09	1/5 yr.	33,600	24.00
Classic Hair	1,750	11/09	1/5 yr.	35,000	20.00
Wireless Choice	983	02/10	23,592	24.00
La Maria Mexican Restaurant	4,200	11/10	—	75,600	18.00
Unique Nails & Day Spa	2,100	11/13	2/5 yr.	42,000	20.00
Gary Pillers, DDS	2,450	12/13	2/5 yr.	49,000	20.00
Gateway Global	2,800	12/13	2/5 yr.	50,400	18.00
Green Garden Chinese Restaurant	3,477	07/14	1/5 yr.	59,109	17.00
Washington Mutual Bank	4,072	08/23	4/5 yr.	85,000	20.87

39

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	1,032,602	—
2007	0	—	—	0.0%	1,044,162	—
2008	6	8,714	177,570	16.9%	1,050,745	20.38
2009	13	22,796	474,214	53.2%	890,629	20.80
2010	2	5,183	100,175	24.1%	416,415	19.33
2011	0	—	—	0.0%	316,240	—
2012	0	—	—	0.0%	316,240	—
2013	3	7,350	161,700	49.6%	326,240	22.00
2014	1	3,477	69,540	42.3%	164,540	20.00
2015	0	—	—	0.0%	95,000	—

The table below sets forth certain information with respect to the occupancy rate at CyFair Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	79%	20.04
2004	37%	19.69

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Eldridge Lakes Town Center; Houston, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Eldridge Lakes Town Center, containing approximately 54,980 of gross leasable square feet. The center is located at 6340 North Eldridge Parkway in Houston, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 41A Eldridge Lakes II, L.P., with their own funds of approximately $8.7 million and the assumption of a mortgage loan in the amount of approximately $7.8 million at closing. The loan requires monthly principal and interest payments at an annual interest rate of 4.88% and matures in December 2014.

40

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Three tenants, Walgreen’s, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreen’s	14,820	27	20.85	10/04	09/79

Dollar Hut	6,000	11	16.00	12/03	11/08
			17.60	12/08	11/13

Pizza Factory	5,710	10	18.42	12/04	12/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $165,000. The real estate taxes payable were calculated by multiplying Eldridge Lakes Town Center’s assessed value by a tax rate of 3.361.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $12.4 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eldridge Lakes Town Center was built in 2004. As of January 1, 2006, this property was one hundred percent (100%) occupied, with approximately 54,980 square feet leased to nineteen (19) tenants. The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Cosmic Copies & Mail	1,400	12/08	—	27,125	19.00
TGF Haircutters	1,330	01/09	1/5 yr.	27,957	20.75
Spectrum Eye Care	1,400	01/09	1/5 yr.	26,950	19.25
Subway	1,400	01/09	1/5 yr.	26,880	19.20
One Stop Cellular & Satellite	1,300	04/09	1/5 yr.	25,025	19.25
Burning Desires Candle	2,000	06/09	—	37,200	18.60
The Midas Real Estate Group	1,400	06/09	1/5 yr.	25,480	18.20
The Great Frame Up	1,600	08/09	1/5 yr.	28,800	18.00
Marble Slab Creamery	1,300	09/09	2/5 yr.	24,050	18.50
Pizza Factory	5,710	12/09	2/5 yr.	105,178	18.42
H & R Block	1,300	04/10	—	24,696	19.00
Olund Enterprises	1,350	10/10	—	24,300	18.00
Dollar Hut	6,000	11/13	2/5 yr.	96,000	16.00
Vogue Cleaners & Alterations	1,750	12/13	2/5 yr.	33,250	19.00
Image Nails & Facial	1,470	01/14	1/5 yr.	27,342	18.60
Chinois Orient Bistro	3,000	02/14	—	54,000	18.00
True Care Dental	1,750	07/14	2/5 yr.	30,450	17.40
Bank of America	4,700	11/18	4/5 yr.	195,000	41.49
Walgreen’s	14,820	09/79	—	309,000	20.85

41

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	1,134,005	—
2007	0	—	—	0.0%	1,135,605	—
2008	1	1,400	27,650	2.4%	1,162,705	19.75
2009	9	17,510	308,456	26.8%	1,149,636	17.62
2010	2	2,650	49,000	6.0%	817,822	18.49
2011	0	—	—	0.0%	768,822	—
2012	0	—	—	0.0%	768,822	—
2013	2	7,750	142,175	18.0%	788,073	18.35
2014	3	6,220	125,148	19.4%	645,897	20.12
2015	0	—	—	0.0%	520,750	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Lakes Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	20.61
2004	98%	12.25

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Hunting Bayou; Jacinto City, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Hunting Bayou, containing 133,165 of gross leasable square feet. The center is located at 11410-11430 I-10 East in Jacinto City, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, Hunting Bayou, L.P., with their own funds of approximately $12.7 milion and the assumption of a mortgage loan in the amount of approximately $4 million at closing. The loan requires monthly principal and interest payments at an annual interest rate of 4.74% and matures in July 2009.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Two tenants, 24-Hour Fitness and MTI College of Business, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

42

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	43,460	33	6.88	01/99	01/02
			7.88	02/02	01/14

MTI College of Business	33,650	25	4.00	05/04	11/06
			7.50	12/06	05/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000. The real estate taxes payable were calculated by multiplying Hunting Bayou’s assessed value by a tax rate of 3.149.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $12.5 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Hunting Bayou was built in 1985. As of January 1, 2006, this property was eighty-four percent (84%) occupied, with approximately 112,130 square feet leased to eighteen (18) tenants. The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
North Texas Open Air MRI	1,200	10/05	1/5 yr.	19,680	16.40
Accident & Injury Pain Centers	2,230	10/05	1/5 yr.	36,366	16.31
Marble Slab Creamery	1,400	10/05	1/5 yr.	22,920	16.37
City of Houston-WIC Program	3,090	10/06	2/1 yr.	37,080	12.00
Diagnostic & Rehabilitation Clinic	5,040	10/06	1/5 yr.	63,756	12.65
Freeway Finance	1,965	11/07	1/3 yr.	32,918	16.75
Gambro Healthcare	5,660	10/08	—	64,524	11.40
Jackson Hewitt Tax Service	1,050	04/09	1/5 yr.	18,900	18.00
MTI College of Business	33,650	05/09	1/5 yr.	252,375	7.50
Murphy’s Deli	1,500	05/09	1/5 yr.	32,100	21.40
Nutrition Depot Super Store	1,025	12/09	2/5 yr.	15,990	15.60
Auto Insurance Discounters	800	03/10	—	12,000	15.00
MG Coffee Shop	1,025	04/10	1/5 yr.	18,686	18.23
Max Care Pharmacy	1,750	07/10	1/5 yr.	29,120	16.64
Tesoro Nails	1,050	08/10	1/5 yr.	17,010	16.20
24 Hour Fitness	43,460	01/14	4/5 yr.	342,465	7.88
BK Dental Management	1,735	01/15	2/5 yr.	28,870	16.64
Cici’s Pizza	4,500	03/15	—	67,500	15.00

43

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	3,090	37,080	3.7%	1,001,475	12.00
2007	2	7,005	95,423	9.9%	966,615	13.62
2008	2	2,150	27,810	3.2%	871,192	12.93
2009	5	38,625	343,545	40.7%	843,862	8.89
2010	3	3,575	61,725	12.2%	506,555	17.27
2011	0	—	—	0.0%	444,830	—
2012	0	—	—	0.0%	444,830	—
2013	0	—	—	0.0%	444,830	—
2014	1	43,460	342,465	77.0%	444,830	7.88
2015	2	6,235	102,365	100%	102,365	—

The table below sets forth certain information with respect to the occupancy rate at Hunting Bayou expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	85%	8.38
2004	77%	7.03
2003	48%	9.32
2002	47%	8.50
2001	43%	7.53

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Sherman Town Center; Sherman, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Sherman Town Center, containing approximately 378,659 of gross leasable square feet (excluding ground lease space). The center is located at Highway 75 North in Sherman, Texas. This property competes with four (4) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 60 Hwy 75 - Loy Lake, L.P., with their own funds of approximately $20.3 million and the assumption of a mortgage loan in the amount of approximately $38.9 million at closing. The loan requires monthly principal and interest payments at an annual interest rate of 4.95% and matures in July 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Three tenants, Belk, Hobby Lobby and Cinemark USA, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

44

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Belk	73,777	19	3.25	03/04	01/10
			3.75	02/10	01/15
			4.25	02/15	01/20
			4.75	02/20	03/24

Hobby Lobby	65,000	17	7.25	04/04	04/09
			7.75	05/09	04/14
			8.25	05/14	04/19

Cinemark USA	38,597	10	14.50	12/03	12/23

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $892,000. The real estate taxes payable were calculated by multiplying Sherman Town Center’s assessed value by a tax rate of 2.707.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $44.4 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Sherman Town Center was built in 2002. As of January 1, 2006, this property was one hundred percent (100%) occupied, with approximately 378,659 square feet (excluding ground lease space) leased to thirty-three (33) tenants (including one ground lease tenant). The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased	Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Payless ShoeSource	2,934	03/09	2/5 yr.	52,812	18.00
Eyemart Express	4,000	04/09	2/5 yr.	73,000	18.25
The Dress Barn	7,700	06/09	3/5 yr.	107,800	14.00
Cold Stone Creamery	1,400	08/09	1/5 yr.	28,700	20.50
Sprint PCS	3,000	09/09	2/5 yr.	60,000	20.00
Nail Works	1,400	09/09	—	30,100	21.50
Gamestop	1,400	09/09	1/5 yr.	28,000	20.00
Lane Bryant	4,080	09/09	2/5 yr.	65,280	16.00
Sport Clips	1,400	11/09	1/5 yr.	28,000	20.00
Rue 21	4,000	12/09	2/5 yr.	66,000	16.50
Old Navy	14,800	01/10	3/5 yr.	199,800	13.50
Lifeway Christian Bookstore	5,950	01/10	2/5 yr.	110,075	18.50
Batteries Plus	2,080	03/10	1/5 yr.	36,400	17.50
Gift, Décor and More	2,135	05/10	—	38,430	18.00
Chuck E. Cheese	7,108	11/13	4/5 yr.	57,600	8.10
Wendy’s (Ground Lease)	N/A	12/13	4/5 yr.	65,000	N/A
Pier 1 Imports	9,460	04/14	2/5 yr.	144,265	15.25
Petco	15,030	05/14	3/5 yr.	211,923	14.10
Mattress Giant	4,500	08/14	2/5 yr.	92,250	20.50
Famous Footwear	8,400	08/14	2/5 yr.	123,900	14.75
Motherhood Maternity	2,000	09/14	2/5 yr.	42,000	21.00
Panera Bread	5,200	11/14	3/5 yr.	139,100	26.75
Claire’s Boutique	1,600	11/14	2/5 yr.	32,000	20.00
Ross Stores	30,187	01/15	5/5 yr.	286,776	9.50
Bed, Bath & Beyond	19,000	01/15	5/5 yr.	148,500	7.82
Dollar Tree	11,900	01/15	2/5 yr.	107,100	9.00
Books-A-Million	12,800	01/15	2/5 yr.	152,960	11.95
Buffalo Wild Wings Grill & Bar	5,500	03/15	2/5 yr.	101,750	18.50
Logan’s Roadhouse	8,060	03/19	3/5 yr.	77,500	9.62
Chick-Fil-A	4,261	09/19	4/5 yr.	62,500	14.67
Hobby Lobby	65,000	04/19	3/5 yr.	471,250	7.25
Cinemark USA	38,597	12/23	4/5 yr.	559,656	14.50
Belk	73,777	03/24	4/5 yr.	239,775	3.25

45

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	4,041,401	—
2007	0	—	—	0.0%	4,041,401	—
2008	0	—	—	0.0%	4,041,401	—
2009	10	31,314	540,880	13.1%	4,122,111	17.27
2010	4	24,965	384,715	10.5%	3,658,705	15.41
2011	0	—	—	0.0%	3,273,990	—
2012	0	—	—	0.0%	3,273,990	—
2013	2	7,108	122,600	3.7%	3,273,990	17.25
2014	6	31,160	618,775	19.4%	3,196,965	19.86
2015	6	94,417	1,040,494	39.8%	2,615,078	11.02

The table below sets forth certain information with respect to the occupancy rate at Sherman Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.67
2004	96%	10.68
2003	14%	14.13

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Spring Town Center; Spring, Texas

MB REIT anticipates purchasing fee simple interest in an existing retail center known as Spring Town Center, containing approximately 40,571 of gross leasable square feet (excluding ground lease space). The center is located at 21212 Kyukendahl Road in Spring, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

46

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A_K-S75 NEC Spring Town Center, L.P.. with their own funds of approximately $8.1 million and the assumption of a mortgage loan in the amount of approximately $7.9 million at closing. The loan requires monthly principal and interest payments at an annual interest rate of 4.87% and matures in January 2015.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Two tenants, Walgreen’s and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreen’s	14,560	40	23.35	01/04	12/78

Bank of America	4,700	12	37.23	12/03	12/08
			40.96	01/09	12/13
			45.05	01/13	12/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $204,000. The real estate taxes payable were calculated by multiplying Spring Town Center’s assessed value by a tax rate of 3.310.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $12 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Spring Town Center was built in 2004 and is shadow anchored by a Wal-Mart Supercenter. As of January 1, 2006, this property was ninety-two percent (92%) occupied with approximately 37,387 square feet leased (excluding ground lease space) to fourteen (14) tenants (including three ground lease tenants). The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Payless ShoeSource	3,010	07/09	2/5 yr.	56,317	18.71
Great Clips	1,125	07/09	—	22,740	20.21
Philly Connection	1,535	08/09	1/5 yr.	32,475	21.16
Gamestop	1,500	08/09	1/5 yr.	30,000	20.00
Sally’s Beauty Supply	1,500	09/09	1/5 yr.	29,040	19.36
Nail Salon	1,500	08/11	1/5 yr.	28,500	19.00
Paul’s Pizza	3,320	08/14	2/5 yr.	59,760	18.00
Saifee Family Dentistry	1,500	08/14	2/5 yr.	27,900	21.00
$1.19 Dry Clean Planet	3,137	08/14	—	69,014	22.00
Chili’s (Ground Lease)	N/A	12/14	4/5 yr.	83,000	N/A
Wendy’s (Ground Lease)	N/A	12/14	4/5 yr.	68,000	N/A
Bank of America	4,700	12/18	4/5 yr.	175,000	37.23
Hibernia Bank (Ground Lease)	N/A	07/24	4/5 yr.	70,000	N/A
Walgreen’s	14,560	12/78	—	340,000	23.35

47

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	1,102,766	—
2007	0	—	—	0.0%	1,104,266	—
2008	0	—	—	0.0%	1,109,086	—
2009	5	8,670	169,852	14.8%	1,144,190	19.59
2010	0	—	—	0.0%	982,638	—
2011	1	1,500	36,000	3.7%	982,638	24.00
2012	0	—	—	0.0%	946,638	—
2013	0	—	—	0.0%	946,638	—
2014	5	7,957	339,238	34.9%	971,119	42.63
2015	0	—	—	0.0%	631,881	—

The table below sets forth certain information with respect to the occupancy rate at Spring Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	92%	29.43
2004	92%	22.06
2003	12%	23.78

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Stop & Shop; Hyde Park, New York

On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company containing approximately 52,500 of gross leasable square feet. The building is located at 5 St. Andrews Road in Hyde Park, New York. This property competes with five (5) other supermarket anchored centers that are located in the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

We made a capital contribution to the joint venture in the amount of $8.7 million and received an equity interest representing approximately sixty-seven percent (67%). We made a capital contribution to the joint venture with our own funds and with financing proceeds obtained at the time of closing. The loan is in the amount of approximately $8.1 million, is secured by the property and requires interest only payments at an annual rate of 5.245% and matures in February 2011.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

We are of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $174,000. The real estate taxes payable were calculated by multiplying Stop & Shop - Hyde Park’s assessed value by a tax rate of 38.61.

48

For federal income tax purposes, our depreciable basis in this property will be approximately $10.3 million. We calculate depreciation expense for tax purposes, using the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed in 1998. One tenant, The Stop & Shop Supermarket Company, leases one hundred percent (100%) of the total gross leasable area of the property. The lease requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

The Stop & Shop Supermarket Company	52,500	100	929,775	11/ 5yr.	09/00	11/25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.00%	929,775	—
2007	0	—	—	0.00%	982,275	—
2008	0	—	—	0.00%	982,275	—
2009	0	—	—	0.00%	982,275	—
2010	0	—	—	0.00%	982,275	—
2011	0	—	—	0.00%	982,275	—
2012	0	—	—	0.00%	1,034,775	—
2013	0	—	—	0.00%	1,034,775	—
2014	0	—	—	0.00%	1,034,775	—
2015	6	—	—	0.00%	1,034,775	—

The table below sets forth certain information with respect to the occupancy rate at Stop & Shop – Hyde Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)

2005	100%	17.71
2004	100%	16.71
2003	100%	16.71
2002	100%	15.71
2001	100%	15.71

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, purchased the following properties on the dates indicated below:

49

Monadnock Marketplace; Keene, New Hampshire

On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace containing approximately 200,791 gross leasable square feet. The center is located at 20 Ashbrook Road in Keene, New Hampshire. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Konover Development Corporation, for a cash purchase price of approximately $48.7 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $202,000. The real estate taxes payable were calculated by multiplying Monadnock Marketplace’s assessed value divided by 1000 by a tax rate of 26.19.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $36.5 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Four tenants, Price Chopper, Michaels, Bed, Bath & Beyond and Circuit City, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Price Chopper	73,883	37	17.89	12/05	12/25

Michaels	21,718	11	16.25	10/05	10/20

Bed, Bath & Beyond	20,900	10	13.50	10/03	01/19

Circuit City	20,413	10	16.00	10/05	01/17

Monadnock Marketplace was built between 2003 and 2005 and is shadow anchored by Home Depot, Target and Dick’s Sporting Goods. As of January 1, 2006, this property is sone hundred percent (100%) occupied, with a total of approximately 200,791 square feet leased to 12 tenants. The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Gamestop	1,900	01/09	1/5 yr.	43,700	23.00
Pier 1 Imports	9,590	10/13	2/5 yr.	171,181	17.85
Olive Garden	7,685	09/15	1/10 yr.	114,000	14.83
iParty	9,900	09/15	2/5 yr.	173,250	17.50
Mattress Giant	6,000	12/15	2/5 yr.	117,000	19.50
Circuit City	20,413	01/17	5/5 yr.	326,608	16.00
Bed, Bath & Beyond	20,900	01/19	3/5 yr.	282,150	13.50
Border’s	17,400	01/19	3/5 yr.	318,420	18.30
Chili’s	5,855	04/20	3/5 yr.	105,000	17.93
Longhorn Steakhouse	5,547	08/20	3/5 yr.	85,000	15.32
Michaels	21,718	10/20	3/5 yr.	352,917	16.25
Price Chopper	73,883	12/25	4/5 yr.	1,321,667	17.89

50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	3,128,986	—
2007	0	—	—	0.0%	3,128,986	—
2008	0	—	—	0.0%	3,146,386	—
2009	1	1,900	43,700	1.4%	3,146,386	23.00
2010	0	—	—	0.0%	3,102,686	—
2011	0	—	—	0.0%	3,139,627	—
2012	0	—	—	0.0%	3,139,627	—
2013	1	9,590	171,181	5.5%	3,139,627	17.85
2014	0	—	—	0.0%	2,968,446	—
2015	3	23,585	405,250	13.5%	2,995,946	17.18

The table below sets forth certain information with respect to the occupancy rate at Monadnock Marketplace expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	17.00
2004	35%	16.38
2003	24%	16.12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark 12 – Silverlake; Pearland, Texas

On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 39,081 of gross leasable square feet. This property competes with five (5) other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc., a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc., to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., which holds title to the property for approximately $9.2 million. This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc. Inland American Acquisitions, Inc. repaid this loan using the proceeds from the assignment.

51

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2004. One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the building. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

Cinemark	39,081	100	625,296	4/5 yr	09/05	08/10
			644,836		09/10	08/15
			664,377		09/15	08/20
			683,917		09/20	08/25

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $45,900. The real estate taxes payable were calculated by multiplying Cinemark 12 – Silverlake’s assessed value by a tax rate of 2.46.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	—	—	0.0%	625,296	—
2007	0	—	—	0.0%	625,296	—
2008	0	—	—	0.0%	625,296	—
2009	0	—	—	0.0%	625,296	—
2010	0	—	—	0.0%	644,837	—
2011	0	—	—	0.0%	644,837	—
2012	0	—	—	0.0%	644,837	—
2013	0	—	—	0.0%	644,837	—
2014	0	—	—	0.0%	644,837	—
2015	0	—	—	0.0%	664,377	—

The table below sets forth certain information with respect to the occupancy rate at Cinemark 12 - Silverlake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)

2005	100%	16.00

52

Triangle Center; Longview, Washington

On December 23, 2005, MB REIT purchased a fee simple interest in an existing shopping center known as Triangle Center containing approximately 252,000 gross leasable square feet. The center is located at 1305 Ocean Beach Highway in Longview, Washington. This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Kimco Longview, L.L.C., for a cash purchase price of approximately $40 million of which approximately $4.4 million is subject to a future earnout of 15,964 gross leasable square feet of space. A third party escrow agent retains master lease funds for approximately 4,950 gross leasable square feet of space. The master lease escrow is maintained by the escrow agent for a period not to exceed twelve (12) months and the amount was determined by application of pro forma rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The retail center contains approximately 249,294 of gross leasable square feet. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Ace Hardware, Ross Dress for Less and Triangle Bowl, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Ace Hardware	31,574	13	8.00	12/99	11/04
			8.80	11/04	11/09
			9.68	11/09	11/14

Ross Dress for Less	29,793	12	Abated	12/04	05/05
			9.50	05/05	01/10
			10.00	02/10	01/15

Triangle Bowl	30,000	12	3.50	05/05	08/15

Information regarding real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $196,875. The real estate taxes payable were calculated by multiplying Triangle Center’s assessed value by a tax rate of 13.5576.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Triangle Center was originally developed in the 1960’s and underwent a major renovation including demolition of existing structures for redevelopment during 2004 and 2005. As of January 1, 2006, this property was ninety-five percent (95%) occupied, with a total of approximately 240,018 square feet leased to 33 tenants. The following tables set forth certain information with respect to those leases:

53

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Check N’ Go	1,230	10/06	—	20,415	18.22
Open Advanced MRI of Longview	1,320	01/07	1/5 yr	25,080	19.00
Citifinancial	1,180	02/07	—	22,740	19.27
Stewart Title	3,600	12/08	—	62,986	17.50
Starbucks	1,370	02/09	2/5 yr	24,660	18.00
Great Clips	1,234	04/09	1/5 yr	22,682	18.38
H & R Block	2,516	04/09	1/5 yr	35,224	14.00
Lower Columbia Eye Clinic	7,800	04/09	—	88,774	11.38
Just Music & DVD Warehouse	2,648	10/09	1/5 yr	37,072	14.00
US Cellular	2,800	04/10	2/3 yr	67,200	24.00
Advance America	1,400	05/10	1/5 yr	28,000	20.00
Pizza Schmizza	1,400	05/10	2/5 yr	29,400	21.00
EB Games	1,400	06/10	1/5 yr	30,800	22.00
Fantastic Sam’s	1,400	06/10	1/5 yr	29,400	21.00
Moonlight Bay	3,200	08/10	1/2 yr	57,600	18.00
			1/3 yr
Luv’s Hallmark Cards	3,600	10/10	—	57,600	16.00
USA Nails	569	10/10	2/5 yr	15,078	26.50
LA Weight Loss Centers	1,438	10/10	2/3 yr	25,165	17.50
Sleep Country USA	7,200	12/10	1/1 yr	144,000	20.00
			1/2 yr
			1/3 yr
RadioShack	2,400	01/11	—	43,200	18.00
AT&T Wireless	1,500	02/11	1/5 yr	27,450	18.30
Rite Aid	20,800	10/11	2/5 yr	104,004	5.00
Ace Hardware	31,574	11/14	3/5 yr	277,848	8.80
Ross Dress for Less	29,793	01/15	4/5 yr	283,034	9.50
Michael’s	16,993	02/15	4/5 yr	220,909	13.00
Lane Bryant	4,573	04/15	2/5 yr	82,230	17.98
Petco	13,500	05/15	2/5 yr	175,500	13.00
Quizno’s	1,600	05/15	2/5 yr	35,200	22.00
Triangle Bowl	30,000	08/15	—	105,000	3.50
Blockbuster Video	5,460	10/15	2/5 yr	103,740	19.00
Ichi Teriyaki	1,520	01/16	—	31,920	21.00
Bed, Bath & Beyond	23,000	01/16	—	201,250	8.75
Washington Mutual Bank	10,000	04/22	—	129,828	12.98

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	1	1,230	22,415.85%		2,643,521	18.22
2007	2	2,500	48,479	1.85%	2,624,644	19.39
2008	1	3,600	62,986	2.43%	2,588,359	17.50
2009	7	17,006	252,568	9.82%	2,571,614	14.85
2010	9	22,969	478,624	20.10%	2,381,583	20.84
2011	3	24,700	187,300	9.84%	1,902,959	7.58
2012	0	—	—	—	1,715,659	—
2013	0	—	—	—	1,715,659	—
2014	1	31,574	305,640	17.81%	1,715,659	9.68
2015	6	72,126	778,011	55.18%	1,410,019	10.79

54

The table below sets forth certain information with respect to the occupancy rate at Triangle Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2005	95%	11.01
2004	36%	10.63

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Bay Colony Town Center; League City, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Bay Colony Town Center, containing approximately 77,341 of gross leasable square feet (excluding ground lease space). The center is located at 1807 FM 646 in League City, Texas. This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 56 IH-45 South FM 646, L.P., for a cash purchase price of approximately $41.8 million of which $6.7 million was placed in a separate escrow to fund a future earnout of 14,103 gross leasable square feet of vacant space and 6,654 gross leasable square feet of leased but unoccupied space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent.The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, HCA Hospital and University of Texas Medical Branch, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

55

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Mainland Medical Center	10,000	13	18.00	02/05	02/10

The University of Texas Medical Branch	9,920	13	22.00	03/05	03/10
			23.00	04/10	03/15

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $281,000. The real estate taxes payable were calculated by multiplying Bay Colony Town Center’s assessed value by a tax rate of 3.542.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30.1 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Bay Colony Town Center was built in 2004. As of January 1, 2006, this property was seventy-three (73%) occupied, with approximately 56,623 square feet (excluding ground lease space) leased to twenty-two (22) tenants (including three ground lease tenants). The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
The Great Frame Up	1,995	12/09	1/5 yr	43,890	22.00
Cingular Wireless	1,131	12/09	—	27,384	24.21
Sprint PCS	2,513	12/09	2/5 yr	65,338	26.00
Planet Beach of League City	1,504	01/10	1/5 yr	30,080	20.00
TGF Haircutters	1,400	01/10	1/5 yr	33,600	24.00
Subway Real Estate Corporation	1,495	01/10	1/5 yr	35,880	24.00
Cold Stone Creamery	1,500	01/10	1/5 yr	36,000	24.00
Mainland Medical Center	10,000	02/10	—	180,000	18.00
The UPS Store	1,460	02/10	2/5 yr	36,500	25.00
Karen Coady Agency	1,400	05/10	—	30,800	22.00
Gateway Chiropractic	2,966	08/10	1/5 yr	68,218	23.00
Jammin’ Inc.	2,787	04/12	1/5 yr	55,740	20.00
Nails II	2,148	01/15	—	47,256	22.00
The University of Texas Medical Branch	9,920	03/15	—	218,480	22.02
888 Chinese Restaurant	3,000	05/15	1/5 yr	66,000	22.00
Serita M. Gardner, OD	2,051	05/15	2/5 yr	36,918	18.00
Dental, Etc.	1,853	05/15	—	36,280	19.58
Manchester Dry Cleaners	3,000	06/15	2/5 yr	51,000	17.00
HEB (Ground Lease)	N/A	08/24	6/5 yr	530,000	N/A
Wells Fargo Bank (Ground Lease)	N/A	08/24	3/5 yr	120,000	N/A
Bank of America	4,500	12/24	5/5 yr	230,000	51.11
Walgreen’s (Ground Lease)	N/A	09/80	—	310,236	N/A

56

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.00%	2,292,735	—
2007	0	—	—	0.00%	2,321,096	—
2008	0	—	—	0.00%	2,326,739	—
2009	3	5,639	144,352	6.20%	2,344,382	25.60
2010	8	21,725	460,086	20.40%	2,258,931	21.18
2011	0	—	—	0.00%	1,798,845	—
2012	1	2,787	55,740	3.10%	1,798,845	20.00
2013	0	—	—	0.00%	1,743,105	—
2014	0	—	—	0.00%	1,756,305	—
2015	6	21,994	521,109	29.70%	1,756,305	23.69

The table below sets forth certain information with respect to the occupancy rate at Bay Colony Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	82%	30.33
2004	50%	36.54

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Tomball Town Center; Tomball, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Tomball Town Center, containing approximately 55,217 of gross leasable square feet. The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas. This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 62 HWY 249-FM 2920, L.P., for a cash purchase price of approximately $20.3 million of which $3.2 million was placed in a separate escrow to be paid to the seller for 10,192 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Hollywood Video, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Hollywood Video	6,100	11	21.50	02/05	03/15

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Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $150,000. The real estate taxes payable were calculated by multiplying Tomball Town Center’s assessed value by a tax rate of 2.801.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $15.2 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Tomball Town Center was built in 2004. As of January 1, 2006, this property was seventy-one (71%) occupied, with approximately 39,225 square feet leased to sixteen (16) tenants. The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Sprint PCS	2,100	12/09	2/5 yr	48,300	23.00
Cold Stone Creamery	1,400	12/09	1/5 yr	30,800	22.00
Sport Clips	1,500	01/10	1/5 yr	31,500	21.00
The UPS Store	1,400	01/10	2/5 yr	30,100	21.50
The Silver Strawberry	1,400	01/10	—	30,800	22.00
Washington Mutual Bank	3,500	02/10	3/5 yr	98,000	28.00
The Great Frame Up	1,400	02/10	2/5 yr	33,600	24.00
TGF Haircutters	1,400	03/10	1/5 yr	33,600	24.00
Stewart Title Company	4,349	04/10	1/5 yr	86,976	20.00
Elegant Domain	1,400	04/10	1/5 yr	32,200	23.00
Berkeley Eye Center	3,613	05/10	2/5 yr	76,487	21.17
Panda Express	2,100	12/15	2/5 yr	54,600	26.00
Image Nail & Facial	1,500	03/15	1/5 yr	33,000	22.00
Texas Taco Cabana	2,800	03/15	2/5 yr	64,400	23.00
Hollywood Video	6,100	03/15	4/5 yr	131,150	21.50
Paul’s Pizza Shop	3,262	04/15	2/5 yr	61,978	19.00

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	—	—	0.00%	877,491	—
2007	0	—	—	0.00%	884,015	—
2008	0	—	—	0.00%	891,939	—
2009	2	3,500	79,100	8.87%	891,939	22.60
2010	9	19,962	454,663	54.80%	829,663	22.78
2011	0	—	—	0.00%	380,460	—
2012	0	—	—	0.00%	380,460	—
2013	0	—	—	0.00%	380,460	—
2014	0	—	—	0.00%	380,460	—
2015	5	16,377	380,460	100.0%	380,460	23.23

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The table below sets forth certain information with respect to the occupancy rate at Tomball Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	71%	22.03
2004	37%	22.55

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Walgreens; Springfield, Missouri

On December 20, 2005, MB REIT purchased a leasehold interest in an existing single-user building known as Walgreens, containing approximately 14,560 of gross leasable square feet. The building is located at National and Cherokee in Springfield, Missouri. This property competes with four other drug stores located within miles of the property’s market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 63 National-Cherokee L.P., for a cash purchase price of approximately $3.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $18,000. The real estate taxes payable were calculated by multiplying Walgreens’ assessed value divided by 100 by a tax rate of 5.72.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 2003. One tenant, Walgreens, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To

Walgreens	14,560	100	315,331	05/03	01/73

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	—	—	0.0%	315,331	—
2007	0	—	—	0.0%	315,331	—
2008	0	—	—	0.0%	315,331	—
2009	0	—	—	0.0%	315,331	—
2010	0	—	—	0.0%	315,331	—
2011	0	—	—	0.0%	315,331	—
2012	0	—	—	0.0%	315,331	—
2013	0	—	—	0.0%	315,331	—
2014	0	—	—	0.0%	315,331	—
2015	0	—	—	0.0%	315,331	—

The table below sets forth certain information with respect to the occupancy rate at Walgreens expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	21.66
2004	100%	21.66
2003	100%	21.66

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pay these expenses up to a certain amount.

Stables at Town Center; Spring, Texas

On December 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Stables at Town Center, containing approximately 87,228 of gross leasable square feet (excluding ground lease space). The center is located at 8765 Spring Cypress in Corpus Christi, Texas. This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from unaffiliated third parties, A-5 25 Spring Cypress - Champion Forest L.P. and Spring Cypress - Champion Forest 24, L.P., for a cash purchase price of approximately $27.9 million of which $3.1 million was placed in a separate escrow to fund a future earnout of 14,882 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreens	14,490	17	19.25	04/02	04/62

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Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $221,000. The real estate taxes payable were calculated by multiplying Stables at Town Center’s assessed value divided by 100 by a tax rate of 2.74.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $20.9 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Stables at Town Center was built between 2001 and 2002. As of January 1, 2006, this property was eighty-seven percent (87%) occupied, with approximately 75,946 square feet (excluding ground lease space) leased to 28 tenants (including two ground lease tenants). The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($ )	Per Annum ($ )
TGF Haircutters	1,400	06/06	1/5 yr.	28,000	20.00
Classic Hair	1,750	07/06	—	32,340	18.48
Postal Annex +	1,400	07/06	—	26,250	18.75
Chaps Cleaners	1,400	07/06	1/5 yr.	30,100	21.50
Pizza Hut	1,540	07/06	2/5 yr.	27,720	18.00
Subway Sandwich	1,400	08/06	1/5 yr.	25,900	18.50
Star Tex Title Company	5,000	08/07	—	92,500	18.50
Urban Eyes	1,621	12/07	1/5 yr.	29,583	18.25
Spring Cypress Family Practice	1,980	05/08	—	37,620	19.00
Hawaiian Retreat Day Spa	3,044	08/08	1/5 yr.	48,704	16.00
Liberty Mutual Insurance	3,908	10/08	—	70,344	18.00
EB Games	1,400	04/09	2/5 yr.	28,000	20.00
Coldwell Banker	6,500	06/09	—	113,750	17.50
Julie Whitman Insurance Agency	1,402	02/10	—	25,236	18.00
First Service Credit Union	2,450	07/10	1/5 yr.	51,450	21.00
Amy Koenig Dance Studio	1,750	07/10	1/5 yr.	30,917	17.67
Schilleci’s Bakery, Deli & Catering	1,500	12/10	1/5 yr.	36,000	24.00
Maxx Tan	2,100	12/10	1/5 yr.	36,750	17.50
Wendy’s (Ground Lease)	N/A	12/11	4/5 yr.	45,000	N/A
Cantera’s Mexican Grill & Bar	4,693	12/11	2/5 yr.	89,167	19.00
Baskin Robbins	1,500	07/12	2/5 yr.	36,000	24.00
Starbucks	1,500	08/12	2/5 yr.	35,700	23.80
SmileCrafters	1,871	10/12	—	32,742	17.50
Ronald J. Toole, D.D.S., M.S.	2,449	09/13	—	42,858	17.50
T Jin’s China Café	2,698	09/15	—	51,262	19.00
Bank of America	5,200	01/17	—	146,000	28.08
Washington Mutual Bank (Ground Lease)	N/A	06/21	4/5 yr.	66,000	N/A
Walgreens	14,490	04/62	—	279,000	19.25

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($ )	% of Total Annual Base Rental Income Represented by Expiring Leases (%)	Total Annual Base Rental Income ($ )	Average Base Rental Income Per Square Foot Under Expiring Leases ($ )

2006	6	8,890	170,310	10.48	1,625,310	19.16
2007	1	5,000	92,500	6.21	1,490,166	18.50
2008	5	13,353	238,215	16.99	1,402,214	17.84
2009	2	7,900	141,750	12.20	1,161,829	17.94
2010	5	9,202	160,021	15.69	1,020,079	17.39
2011	2	4,693	147,584	16.89	873,918	31.45
2012	2	3,371	74,717	10.06	742,395	22.16
2013	1	2,449	46,531	6.97	667,678	19.00
2014	0	—	—	—	621,147	—
2015	2	4,448	85,627	13.97	621,147	19.25

The table below sets forth certain information with respect to the occupancy rate at Stables at Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($ )
2005	87%	21.00
2004	73%	21.29
2003	70%	21.40
2002	63%	21.82
2001	16%	26.00

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark-Webster; Webster, Texas

On December 9, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark-Webster, containing approximately 80,000 of gross leasable square feet. The building is located at 20915 Gulf Freeway in Webster, Texas. This property competes with five (5) other movie theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 18 Cinema #2, L.P., for a cash purchase price of approximately $14.7 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $128,911. The real estate taxes payable were calculated by multiplying Cinemark-Webster’s assessed value by a tax rate of 0.0904 for county and 1.775 for city taxes, respectively.

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.0 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 2000. One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

Cinemark	80,000	100	1,035,000	4/5 yr.	08/00	02/21

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($ )	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($ )	Average Base Rental Income Per Square Foot Under Expiring Leases ($ )

2006	—	—	—	—	1,035,000	—
2007	—	—	—	—	1,035,000	—
2008	—	—	—	—	1,035,000	—
2009	—	—	—	—	1,035,000	—
2010	—	—	—	—	1,035,000	—
2011	—	—	—	—	1,035,000	—
2012	—	—	—	—	1,035,000	—
2013	—	—	—	—	1,035,000	—
2014	—	—	—	—	1,035,000	—
2015	—	—	—	—	1,035,000	—

The table below sets forth certain information with respect to the occupancy rate at Cinemark-Webster expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($ )
2005	100%	12.94
2004	100%	12.94
2003	100%	12.94
2002	100%	12.94
2001	100%	12.94
2000	100%	12.94

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that the tenant to pay these expenses up to a certain amount.

Friendswood Shopping Center; Friendswood, Texas

On December 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Friendswood Shopping Center, containing approximately 67,428 of gross leasable square feet (excluding ground lease space). The center is located at 140 West Parkway in Friendswood, Texas. This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

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MB REIT purchased this property, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., for a cash purchase price of approximately $14.4 million of which approximately $1.3 million was placed in a separate escrow to fund a future earnout of 6,523 gross leasable square feet of vacant space and 6,180 gross leasable square feet of leased space that is still under construction by the tenants, respectively. A third party escrow agent retains the funds until the Seller has met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds are released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($ )	Beginning	To

24 Hour Fitness	35,684	53	12.88	10/00	09/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $123,007. The real estate taxes payable were calculated by multiplying Friendswood Crossing’s assessed value by a tax rate of 1.52 for both county and city taxes.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.9 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Friendswood Shopping Center was built in 2000. As of January 1, 2006, this property was eighty-three percent (83%) occupied, with a total of approximately 54,725 square feet (excluding ground lease space) leased to 12 tenants (including one ground lease tenant). The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($ )	Per Annum ($ )
Mystic Nails	943	12/05	—	13,240	14.04
Malibu Tan	2,100	02/06	—	30,450	14.50
Starlite Smoothie	1,157	08/06	1/5 yr.	17,934	19.02
Family Healthcare Centers	2,867	12/06	—	38,580	13.41
Pizza Hut	1,519	03/07	1/5 yr.	21,266	14.00
Shirley’s Donuts & Kolaches	1,209	06/07	—	16,500	13.65
One Stop Cellular	1,426	11/07	1/5 yr.	22,816	16.00
Emerald Spring Wellness Clinic	2,701	12/08	—	41,865	15.50
Hair Essence	1,519	02/09	1/2 yr.	22,785	15.00
El Rancho Mexican Restaurant	3,600	07/09	—	54,000	15.00
24 Hour Fitness	35,684	09/15	3/5 yr.	410,366	12.88
McDonald’s (Ground Lease)	N/A	08/21	4/5 yr.	54,996	N/A

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($ )	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($ )	Average Base Rental Income Per Square Foot Under Expiring Leases ($ )

2006	3	6,124	86,964	11.0%	790,810	14.20
2007	3	4,154	60,582	8.6%	703,846	14.58
2008	1	2,701	41,865	6.5%	643,264	15.50
2009	2	5,119	76,785	12.8%	601,399	15.00
2010	0	—	—	—	579,567	—
2011	0	—	—	—	582,807	—
2012	0	—	—	—	582,807	—
2013	0	—	—	—	582,807	—
2014	0	—	—	—	582,807	—
2015	1	54,725	514,563	88.3%	582,807	9.40

The table below sets forth certain information with respect to the occupancy rate at Friendswood Crossing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($ )
2005	83%	14.46
2004	83%	13.58
2003	75%	12.59
2002	71%	13.30
2001	65%	13.15
2000	57%	11.54

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lake View Technology Center I; Suffolk, Virginia

On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million.  The center contains approximately 110,000 of gross leasable square feet.  The building is located at 115 Lakeview Parkway in Suffolk, Virginia. This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

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The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million.  The affiliate agreed to sell MB REIT this property for the price it paid to the unaffiliated third party, plus any actual costs incurred.  MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc. herein referred to as IAA, a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc.  The membership interest was transferred to MB REIT for no consideration.  Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property.  This loan was subsequently repaid on December 6, 2005 by MB REIT.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant is obligated to pay a substantial portion of any monies spent pursuant to provisions in its respective lease.

MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, GSA, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
GSA - U.S. Joint Forces Command	68,330	62	18.27	05/04	05/14

GSA - U.S. Joint Forces Command	41,677	38	23.00	10/04	10/14

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005/2006 (the most recent tax year for which information is generally available) were $182,152.  The real estate taxes payable were calculated by multiplying Lake View Technology Center I’s assessed value by a tax rate of 1.34.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $18.4 million.  MB REIT uses the straight-line method to calculate depreciation expense for tax purposes.  Buildings and improvements are depreciated based upon estimated useful lives of 40 and 20 years, respectively.

Lake View Technology Center I was built in 2000 and was expanded during 2004. The following tables set forth certain information with respect to those leases:

	Square Feet	Lease	Renewal	Current	Rent per
Lessee	Leased	Ends	Option	Annual Rent	Square Foot

GSA - U.S. Joint Forces Command	68,330	05/14	None	1,248,389	18.27

GSA - U.S. Joint Forces Command	41,677	10/14	2/1 yr.	958,571	23.00

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2005	0	—	—	—	—	—
2006	0	—	—	—	—	—
2007	0	—	—	—	—	—
2008	0	—	—	—	—	—
2009	0	—	—	—	—	—
2010	0	—	—	—	—	—
2011	0	—	—	—	—	—
2012	0	—	—	—	—	—
2013	0	—	—	—	—	—
2014	2	110,007	2,206,960	100%	2,206,960	20.06

The table below sets forth certain information with respect to the occupancy rate at Lake View Technology Center I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	20.22
2004	100%	20.22

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pays these expenses up to a certain amount.

Atascocita Shopping Center; Humble, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Atascocita Shopping Center containing approximately 47,326 of gross leasable square feet.  The center is located at 7072 FM 1960 East in Humble, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S31 Atascocita, L.P., for a cash purchase price of approximately $10.3 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24-Hour Fitness	37,264	79	13.00	07/00	07/05
			14.50	08/05	07/10
			16.00	08/10	07/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $97,300.  The real estate taxes payable were calculated by multiplying Atascocita Shopping Center’s assessed value by a tax rate of 3.111.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Atascocita Shopping Center was built in 1984 and renovated in 2003.  As of January 1, 2006, this property was ninety-eight percent (98%) occupied, with approximately 46,146 square feet leased to seven tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Wireless Attractions	1,200	07/06	1/5 yr.	18,000	15.00
Bucks Pizza Restaurant	1,100	12/06	1/4 yr.	16,500	15.00
Hair Salon	1,200	04/10	—	21,600	18.00
Quizno’s Classic Subs	1,500	09/10	1/5 yr.	26,664	17.78
Bella Nail Salon	900	11/10	—	14.283	15.87
Dry Clean Planet	2,982	01/11	2/5 yr.	47,832	16.04
24-Hour Fitness	37,264	07/15	3/5 yr.	540,328	14.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	2	2,300	34,500	5%	672,288	15.00
2007	—	—	—	—	637,912	—
2008	—	—	—	—	637,912	—
2009	—	—	—	—	637,912	—
2010	2	2,700	48,264	7%	661,202	17.88
2011	1	2,982	49,320	8%	645,544	16.54
2012	—	—	—	—	596,224	—
2013	—	—	—	—	596,224	—
2014	—	—	—	—	596,224	—
2015	1	37,264	596,224	100%	596,224	16.00

The table below sets forth certain information with respect to the occupancy rate at Atascocita Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	14.08
2004	95%	13.44
2003	95%	13.44
2002	95%	13.44
2001	95%	13.44

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cypress Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Cypress Town Center containing approximately 55,000 of gross leasable square feet.  The center is located at 12220 Jones Road in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 47 Jones-Cypress N. Houston, L.P., for a cash purchase price of approximately $15.3 million of which approximately $2.1 million was placed in a separate escrow to be paid to the seller for 7,830 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Total Renal Care, leases more than 10% of the gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Total Renal Care	5,950	11	18.00	11/05	11/10
			19.80	12/10	11/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000.  The real estate taxes payable were calculated by multiplying Cypress Town Center’s assessed value by a tax rate of 3.331.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.5 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

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Cypress Town Center was built in 2001 and is shadow anchored by Kroger Signature.  As of January 1, 2006, this property was eighty-two percent (82%) occupied, with approximately 45,070 square feet leased to 21 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Regis Corporation	1,400	03/08	1/5 yr.	26,600	19.00
Serene Care Nails	1,750	04/08	1/5 yr.	32,375	18.50
Mail Boxes +	1,050	03/08	1/5 yr.	20,790	19.80
China Inn Café	2,800	05/08	1/5 yr.	51,800	18.50
Andrew’s Jewelry	1,540	08/08	1/5 yr.	26,950	17.50
Curves for Women	1,470	12/08	1/5 yr.	27,195	18.50
Star Tex Title Company	3,200	04/09	1/5 yr.	59,200	18.50
Onion Blossom	1,400	06/09	—	22,400	16.00
Countrywide Home Loans	2,100	09/09	1/3 yr.	37,800	18.00
Blockbuster Video	4,900	12/09	3/5 yr.	98,000	20.00
Wireless Choice/T-Mobile	1,050	01/10	—	19,425	18.50
Sharp Vision	1,400	02/10	2/3 yr.	25,200	18.00
Papa John’s Pizza	1,400	04/10	2/5 yr.	25,200	18.00
Beard Insurance	1,050	04/10	1/5 yr.	19,950	19.00
Cash America Pawn	1,050	05/10	2/5 yr.	19,050	19.00
Love Cleaners	2,450	01/12	1/5 yr.	44,100	18.00
Washington Mutual Bank	4,000	01/13	2/5 yr.	107,200	26.80
Quizno’s Classic Subs	1,400	03/13	2/4 yr.	25,200	18.00
Kim Cue Vo, DDS	1,610	03/13	2/5 yr.	28,980	18.00
Sterling Bank	2,100	04/14	2/5 yr.	51,800	24.67
Total Renal Care of Texas	5,950	11/15	—	107,100	18.00

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	878,498	—
2007	—	—	—	—	880,015	—
2008	6	10,010	185,710	21%	895,772	18.55
2009	4	11,600	220,200	31%	715,576	18.98
2010	5	5,950	111,825	22%	497,785	18.79
2011	—	—	—	—	399,453	—
2012	1	2,450	47,775	12%	399,453	19.50
2013	1	7,010	177,518	50%	351,678	25.32
2014	1	2,100	56,350	32%	174,160	26.83
2015	1	5,950	117,810	100%	117,810	19.80

The table below sets forth certain information with respect to the occupancy rate at Cypress Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

70

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	94%	18.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On November 22, 2005, MB REIT purchased a fee simple interest in a freestanding office building leased to Fisher Scientific International containing approximately 153,110 of gross leasable square feet.  The building is located at 100 Technology Drive in Pittsburgh, Pennsylvania.  This property competes with several office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, The Ferchill Group, Inc., for a cash purchase price of approximately $31.6 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2001.  One tenant, Fisher Scientific International, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of		Per Square	Current
	GLA Leased	Total	Renewal	Foot Per	Annual	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Annum ($)	Rent	Beginning	To
Fisher Scientific International	153,110	100	2/5 yr.	9.41	2,181,818	10/01	04/02
				14.25		05/02	09/06
				16.00		10/06	09/11
				18.00		10/11	09/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $558,200.  The real estate taxes payable were calculated by multiplying Bridgeside Point Office Building’s assessed value by a tax rate of 29.41.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $23.7 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

71

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	2,248,803	—
2007	—	—	—	—	2,449,760	—
2008	—	—	—	—	2,449,760	—
2009	—	—	—	—	2,449,760	—
2010	—	—	—	—	2,449,760	—
2011	—	—	—	—	2,526,315	—
2012	—	—	—	—	2,755,980	—
2013	—	—	—	—	2,755,980	—
2014	—	—	—	—	2,755,980	—
2015	—	—	—	—	2,755,980	—

The table below sets forth certain information with respect to the occupancy rate at Bridgeside Point Office Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	16.00
2004	100%	16.00
2003	100%	16.00
2002	100%	12.64
2001	100%	9.41

Winchester Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Winchester Town Center, containing approximately 18,000 of gross leasable square feet.  The center is located at West Road and Jones Road in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 65 Jones-West, L.P., for a cash purchase price of approximately $4.7 million, of which approximately $1.4 million was placed in a separate escrow to be paid to the seller for 5,500 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

72

Two tenants, Washington Mutual Bank, and Advances in Vision lease more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Washington Mutual Bank	3,500	19	22.00	03/05	02/10
Advances in Vision	2,400	13	16.50	9/05	9/06
			17.50	10/06	9/07
			18.50	10/07	9/08
			19.50	10/08	9/09
			20.50	10/09	9/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $57,000.  The real estate taxes payable were calculated by multiplying Winchester Town Center’s assessed value by a tax rate of 3.143.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.5 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Winchester Town Center was built in 2005 and is shadow anchored by Kroger Signature.  As of January 1, 2006, this property was sixty-nine percent (69%) occupied, with approximately 12,500 square feet leased to seven tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Bella Nail	1,800	04/09	—	35,100	19.50
Washington Mutual Bank	3,500	02/10	3/5 yr.	77,000	22.00
Hair by 3	1,200	02/10	—	22,200	18.50
Income Tax & Postal Center Plus	1,200	03/10	1/5 yr.	23,400	19.50
Allstate Financial Services	900	04/10	1/5 yr.	16,650	18.50
Quizno’s Classic Subs	1,500	07/10	2/5 yr.	29,250	19.50
Advances in Vision	2,400	09/10	1/5 yr.	39,600	16.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	—	—	—	—	243,800	—
2007	—	—	—	—	246,200	—
2008	—	—	—	—	248,600	—
2009	1	1,800	35,100	14%	251,000	19.50
2010	6	10,700	217,700	100%	217,700	20.35
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Winchester Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

73

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	69%	11.78

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Antoine Town Center; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Antoine Town Center containing approximately 36,003 of gross leasable square feet (excluding ground lease space).  The center is located at Highway 249 and Antoine Drive in Houston, Texas.  This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 27 Antoine - Hwy 249, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Nothing Over $1.00 Store	6,000	17	13.00	03/03	03/05
			13.50	04/05	03/08

CICI’s Pizza	4,500	12	15.00	03/03	03/08
			16.50	04/08	03/13

Cato Corporation	4,000	11	12.00	11/04	01/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $139,500.  The real estate taxes payable were calculated by multiplying Antoine Town Center’s assessed value by a tax rate of 3.199.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Antoine Town Center was built in 2003 and is shadow anchored by Kroger.  As of January 1, 2006, this property was ninety-one percent (91%) occupied, with approximately 32,730 square feet (excluding ground lease space) leased to sixteen (16) tenants (including three ground lease tenants).  The following table sets forth certain information with respect to those leases:

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	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Nothing Over $1.00 Store	6,000	03/08	1/5 yr.	81,000	13.50
Advance America	1,500	04/08	1/5 yr.	28,125	18.75
Subway Real Estate Corporation	1,500	04/08	1/5 yr.	27,900	18.60
Regis Corporation	1,500	04/08	1/5 yr.	27,750	18.50
RadioShack	2,400	05/08	2/5 yr.	42,000	17.50
Sally’s Beauty Supply	1,500	05/08	2/5 yr.	27,750	18.50
Linh Nguyen Nails	1,500	11/08	1/5 yr.	27,900	18.60
Wingstop	1,500	03/09	1.5 yr.	25,488	16.99
Barbara Higgins, O.D.	2,080	05/09	1/3 yr. & 1/1 yr.	33,280	16.00
Cato Corporation	4,000	01/10	2/5 yr.	48,000	12.00
CICI’s Pizza	4,500	03/13	2/5 yr.	67,500	15.00
Smile Image	1,750	03/13	2/5 yr.	29,750	17.00
Dollar Dry Clean	3,000	04/14	—	54,000	18.00
Whataburger (Ground Lease)	N/A	12/17	4/5 yr.	42,000	N/A
Compass Bank (Ground Lease)	N/A	07/23	4/5 yr.	65,000	N/A
Texas Taco Cabana (Ground Lease)	N/A	07/23		45,000	N/A

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	—	—	—	—	678,555	—
2007	—	—	—	—	683,215	—
2008	7	15,900	263,925	37%	704,694	16.60
2009	2	3,580	62,360	14%	450,660	17.42
2010	1	4,000	48,000	12%	388,300	12.00
2011	—	—	—	—	340,300	—
2012	—	—	—	—	340,300	—
2013	2	6,250	108,900	31%	350,108	17.42
2014	1	3,000	59,400	24%	248,470	19.80
2015	—	—	—	—	189,070	—

The table below sets forth certain information with respect to the occupancy rate at Antoine Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	91%	20.59
2004	91%	20.46
2003	70%	22.38

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Ashford Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Ashford Plaza containing approximately 33,159 of gross leasable square feet (excluding ground lease space).  The center is located at 12731-A Bissonnet in Houston, Texas.  This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Christine’s Salon, Little Angels Day Care & Learning Center and Better Image Photography, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Christine’s Salon	3,833	12	10.20	07/04	11/09

Better Image Photography	5,850	18	10.20	10/05	10/07
			10.80	11/07	10/09
			11.40	11/09	10/10
			12.00	11/10	10/12

Little Angels Day Care & Learning Center	3,289	10	4.80	05/98	04/99
			5.40	05/99	04/00
			6.05	05/00	04/01
			6.14	05/01	04/02
			6.48	05/02	04/03
			6.96	05/03	06/05
			7.20	07/05	06/06
			7.56	07/06	06/07
			7.80	07/07	06/08
			8.16	07/08	06/09
			8.40	07/09	06/10

Little Angels Day Care & Learning Center	2,150	6	3.84	06/00	06/00
			7.20	07/00	06/02
			8.16	07/02	06/05
			8.40	07/05	06/10

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Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $54,000.  The real estate taxes payable were calculated by multiplying Ashford Plaza’s assessed value by a tax rate of 2.986.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Ashford Plaza was built in 1980.  As of January 1, 2006, this property was ninety-three percent (93%) occupied, with approximately 30,822 square feet (excluding ground lease space) leased to sixteen (16) tenants (including two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Link Temporaries, S.W.	2,145	03/06	—	19,305	9.00
Alief Barber Shop (1)	2,080	04/06	1/5 yr.	19,968	9.60
Cap-Mor #1 (Ground Lease)	N/A	04/06	1/5 yr.	7,200	N/A
Delu Tadi	1,235	06/06	—	11,115	9.00
Kingdom Inn Missionary Baptist (1)	2,560	08/06	—	23,040	9.00
Glory of God African Market	1,175	11/06	1/5 yr.	11,633	9.90
ABL Pagers	1,040	11/06	—	9,360	9.00
Stumpy’s	1,800	12/06	—	17,280	9.60
DB Printing	975	05/07	—	8,775	9.00
Country Bonding	975	09/07	—	8,775	9.00
Hairs To U	780	11/08	—	7,488	9.60
Christine’s Salon	3,833	11/09		39,097	10.20
Hoa Thai Chu	1,000	11/09	—	9,600	9.60
Little Angels Day Care	3,289	06/10	—	23,680	7.20
Little Angels Day Care	2,150	06/10	—	18,060	8.40
Faster Fuel (Ground Lease)	N/A	10/12	2/5 yr.	36,000	N/A
Better Image Photography	5,850	10/12		59,670	10.20

(1)  There are two separate leases covering two(2) spaces.  The gross leaseable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	10	12,035	118,901	36%	330,823	9.88
2007	2	1,950	18,135	8%	214,962	9.30
2008	1	780	7,956	4%	203,739	10.20
2009	2	4,833	48,697	25%	197,355	10.08
2010	2	5,439	45,688	30%	152,563	8.40
2011	—	—	—	—	109,800	—
2012	2	5,850	109,800	100%	109,800	18.77
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—		—	—

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The table below sets forth certain information with respect to the occupancy rate at Ashford Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	93%	10.73

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Highland Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Highland Plaza, containing approximately 73,780 of gross leasable square feet.  The center is located at 1520-1560 South Mason Road in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 74 Mason-Highland, L.P., for a cash purchase price of approximately $19.1 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	35,357	49	17.00	03/04	04/19

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $130,000.  The real estate taxes payable were calculated by multiplying Highland Plaza’s assessed value by a tax rate of 3.1963.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $14.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Highland Plaza was built in three (3) phases with Phase I built in 1993, Phase II built in 1999 and Phase III built in 2002.  As of January 1, 2006, this property was one hundred percent (100%) occupied, with approximately 73,780 square feet leased to twenty-two (22) tenants.  The following table sets forth certain information with respect to those leases:

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	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
LaFinca (1)	4,320	02/06	1/5 yr.	69,984	16.20
Vision Source	1,800	07/06	1/5 yr.	29,700	16.50
Cinco Dry Cleaners	3,000	09/06	1/5 yr.	48,600	16.20
Murphy’s Deli	1,500	04/08	1/5 yr.	30,750	20.50
Silk-N-More Flowers	1,313	06/08	—	23,638	18.00
Nutrition Depot	1,313	07/08	1/5 yr.	24,938	18.99
Pizza Inn	900	01/09	1/5 yr.	17,550	19.50
Morning Glory	829	01/09	—	16,166	19.50
Frank Hursh Insurance	900	07/09	—	16,650	18.50
Dr. James M. Jacobs	1,000	08/09	1/5 yr.	16,200	16.20
Dr. Kevin Hai Vu	1,400	08/09	1/5 yr.	22,680	16.20
Zebo’s Coffee Shop	1,430	09/09	1/5 yr.	40,040	28.00
Tiffanie Nails	900	10/09	1/5 yr.	17,280	19.20
Micali Corporation	1,050	10/09	1/5 yr.	20,475	19.50
Fantastic Cuts	1,200	11/09	—	21,600	18.00
Malibu Tan	2,400	12/09	1/5 yr.	43,200	18.00
Papa John’s Pizza	1,500	12/09	2/5 yr.	24,000	16.00
Wireless Communications	1,050	03/10	1/5 yr.	20,475	19.50
Kid Fit	5,998	03/13	1/5 yr.	81,333	13.56
Baskin Robbins	1,500	04/13	2/5 yr.	34,500	23.00
Pei Wei Asian Diner	3,120	06/14		87,360	28.00
24-Hour Fitness	35,357	04/19	3/5 yr.	601,069	17.00

(1)  There are two separate leases covering two spaces. The gross leasable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	4	9,120	148,284	12%	1,265,584	16.26
2007	—	—	—	—	1,121,975	—
2008	3	4,126	80,638	7%	1,135,401	19.54
2009	10	11,109	214,561	20%	1,061,751	19.31
2010	1	1,050	20,475	2%	851,558	19.50
2011	—	—	—	—	831,083	—
2012	—	—	—	—	831,083	—
2013	2	7,498	133,918	16%	831,083	17.86
2014	1	3,120	96,096	14%	697,165	30.80
2015	—	—	—	—	601,069	—

The table below sets forth certain information with respect to the occupancy rate at Highland Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

79

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot (4)
2005	100%	17.71
2004	99%	17.60

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

West End Square; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as West End Square, containing approximately 36,637 of gross leasable square feet.  The center is located at 2201 Highway Six South in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.7 million of which approximately $746,000 was placed in a separate escrow to be paid to the seller for 6,534 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Weddings by Debbie, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Weddings by Debbie	14,076	38	10.20	10/04	09/06
			10.80	10/06	09/08
			11.40	10/08	09/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $49,000.  The real estate taxes payable were calculated by multiplying West End Square’s assessed value by a tax rate of 2.991.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

80

West End Square was built in 1980.  As of January 1, 2006, this property was eighty-two percent (82%) occupied, with approximately 30,103 square feet leased to eleven (11) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Blue Haven Pool	2,420	04/06	—	26,136	10.80
Samurai Martial Sports	1,995	07/06	1/1 yr.	19,200	9.62
Allstate Insurance	1,000	08/07	—	12,000	12.00
Latty Lasode	1,000	12/07	—	10,800	10.80
West Oaks Chiropractic Clinic	1,330	07/08	—	12,768	9.60
Blanca Laines	1,206	07/09	1/5 yr.	10,854	9.00
Weddings by Debbie	14,076	09/09	1/5 yr.	143,575	10.20
Jose Mata & Ramon Garcia	904	12/09	—	9,763	10.80
Hunan Pagoda Restaurant	3,500	11/07	1/5 yr.	36,540	10.44
Elizabeth Andrew	1,674	11/10	1/5 yr.	19,084	11.40
Memorial Microwave Center	998	06/10	—	9,000	9.02

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	4,415	46,022	17%	267,011	10.42
2007	2	2,000	22,800	10%	229,720	11.40
2008	1	1,330	14,352	7%	211,098	10.79
2009	2	15,282	171,320	84%	204,685	11.21
2010	2	2,672	34,501	100%	34,501	12.91
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at West End Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	82%	10.26
2004	88%	10.21

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

SBC Center; Hoffman Estates, Illinois

On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet.  This property competes with four (4) office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

81

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $339 million. MB REIT purchased this property for cash. On November 15, 2005, MB REIT obtained financing in the amount of approximately $204.5 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2010.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their respective lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $8.7 million.  The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.214.

The commercial office complex which consists of three (3) buildings was built in various stages during 1988 through 1999.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next eleven years. The total rent for the first year is approximately $22.7 million.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	22,706,479	—
2007	—	—	—	—	22,933,544	—
2008	—	—	—	—	23,162,880	—
2009	—	—	—	—	23,394,508	—
2010	—	—	—	—	23,628,453	—
2011	—	—	—	—	23,864,738	—
2012	—	—	—	—	24,103,385	—
2013	—	—	—	—	24,344,419	—
2014	—	—	—	—	24,587,863	—
2015	—	—	—	—	24,833,742	—

The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	13.42
2004	100%	—
2003	100%	—
2002	100%	—
2001	100%	—

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Cinemark-Jacinto City, Houston, Texas

On November 10, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark - Jacinto City, containing approximately 68,000 of gross leasable square feet.  The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas.  This property competes with five (5) other movies theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K 17 Cinema #1, L.P., for a cash purchase price of approximately $10.2 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $167,000.  The real estate taxes payable were calculated by multiplying Cinemark - Jacinto City’s assessed value by a tax rate of 3.149.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 1998.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of		Current	Base Rent per Square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To

Cinemark	68,000	100	4/5 yr.	686,000	10.09	05/98	05/18

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	—	—	—	—	686,000	—
2007	—	—	—	—	686,000	—
2008	—	—	—	—	686,000	—
2009	—	—	—	—	686,000	—
2010	—	—	—	—	686,000	—
2011	—	—	—	—	686,000	—
2012	—	—	—	—	686,000	—
2013	—	—	—	—	686,000	—
2014	—	—	—	—	686,000	—
2015	—	—	—	—	686,000	—

83

The table below sets forth certain information with respect to the occupancy rate at Cinemark - Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.09
2004	100%	10.09
2003	100%	10.09
2002	100%	10.09
2001	100%	10.09

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant to pay these expenses up to a certain amount.

11500 Market Street Building; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 11500 Market Street Building containing approximately 2,719 of gross leasable square feet.  The office building is located at 11500 Market Street in Jacinto City, Texas.  This property competes with five (5) office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, L.P., for a cash purchase price of approximately $524,000. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 1987.  One tenant, Magnum Staffing, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

84

	Approximate	% of		Current	Base rent per square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
Magnum Staffing	2,719	100	—	36,754	12.00	10/00	10/05
					13.52	11/05	10/08
					14.16	11/08	10/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $6,600.  The real estate taxes payable were calculated by multiplying 11500 Market Street Building’s assessed value by a tax rate of 3.149.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $393,000.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	36,754	—
2007	—	—	—	—	36,754	—
2008	—	—	—	—	37,046	—
2009	—	—	—	—	38,504	—
2010	1	2,719	38,504	100%	38,504	14.16
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 11500 Market Street Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.25
2004	100%	12.00
2003	100%	12.00
2002	100%	12.00
2001	100%	12.00

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenant to pay these expenses up to a certain amount.

Blackhawk Town Center; Houston, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Blackhawk Town Center containing approximately 34,228 of gross leasable square feet (excluding ground lease space).  The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

85

MB REIT purchased this property from an unaffiliated third party, A-S 66, L.C., for a cash purchase price of approximately $22.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Walgreen’s and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreen’s	14,820	43	24.97	04/05	04/80

Bank of America	4,400	13	49.43	04/05	03/10
			54.38	04/10	03/15
			59.81	04/15	03/20
			65.79	04/20	03/25

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $150,000.  The real estate taxes payable were calculated by multiplying Blackhawk Town Center’s assessed value by a tax rate of 3.210.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.9 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Blackhawk Town Center was built in 2005.  As of January 1, 2006, this property was approximately ninety-five percent (95%) occupied, with approximately 32,608 square feet (excluding ground lease space) leased to ten tenants (including one ground lease tenant).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
De Top Nails	1,520	05/10	1/5 yr	36,480	24.00
Karen Coady Agency	1,140	05/10	—	27,360	24.00
Subway Real Estate Corporation	1,520	05/10	1/5 yr	34,960	23.00
9er’s Grill	2,653	04/10	1/5 yr	51,733	19.50
Sam Lam, O.D.	1,520	05/10		28,880	19.00
Henry Wong Chinese Restaurant	1,995	04/10		47,880	24.00
Cuong Nguyen, DDS	1,520	05/15		33,440	22.00
HEB (Ground Lease)	N/A	03/25		600,000	N/A
Bank of America	4,400	03/25		217,500	49.43
Walgreen’s	14,820	04/80		370,000	24.97

86

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	884,292	—
2007	—	—	—	0.00%	887,585	—
2008	—	—	—	0.00%	890,372	—
2009	—	—	—	0.00%	891,892	—
2010	7	11,868	268,545	29.51%	910,168	22.63
2011	—	—	—	0.00%	648,010	—
2012	—	—	—	0.00%	648,010	—
2013	—	—	—	0.00%	648,010	—
2014	—	—	—	0.00%	648,010	—
2015	1	1,520	38,760	5.82%	665,954	25.50

The table below sets forth certain information with respect to the occupancy rate at Blackhawk Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	27.09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Carver Creek Shopping Center; Dallas, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Carver Creek Shopping Center containing approximately 33,321 of gross leasable square feet.  The center is located at 2020 Masters in Dallas, Texas.  This property competes with four (4) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 9 A-K, L.P., for a cash purchase price of approximately $2.1 million of which approximately $691,000 was placed in a separate escrow to be paid to the seller for 9,589 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

87

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Progressive Child Development, Dallas City Local Workforce Development Board and the State of Texas, each lease more than ten percent (10%) of the total gross leasable area of the property.

Carver Creek Shopping Center was built in 1985.  As of January 1, 2006, this property was seventy-one percent (71%) occupied, with approximately 23,732 square feet leased to two tenants.  The following table sets forth certain information with respect to those leases:

Base Rent
	Approximate	% of		Current	Per Square
	GLA Leased	Total	Renewal	Annual	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum ($)	Beginning	To
State of Texas Department of Human Services	18,402	55		172,217	10.32	09/90	08/91
					10.43	09/91	08/05
					9.36	09/05	08/06

Progressive Child Development	5,330	16	—	33,899	6.36	10/99	09/06

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $28,000.  The real estate taxes payable were calculated by multiplying Carver Creek Shopping Center’s assessed value by a tax rate of 2.933.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $1.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	23,732	206,116	100.00%	206,116	8.69
2007	—	—	—	—	—	—
2008	—	—	—	—	—	—
2009	—	—	—	—	—	—
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

88

The table below sets forth certain information with respect to the occupancy rate at Carver Creek Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	—	9.24
2004	100%	9.44
2003	100%	9.44
2002	100%	9.44
2001	100%	9.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Chili’s; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Chili’s.  The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas.  This property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K I-10 East, L.P., for a cash purchase price of approximately $951,000. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $5,500.  The real estate taxes payable were calculated by multiplying Chili’s assessed value by a tax rate of 3.149.

The building was built in 1998.  One tenant, Chili’s, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of		Current	Base Rent per Square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
Chili’s (Ground Lease)	N/A	100	4/5 yr	63,500	1.85	09/98	09/03
					1.95	10/03	09/08

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	—	—	—	—	63,500	—
2007	—	—	—	—	63,500	—
2008	1	3,000	63,500	100%	63,500	21.17
2009	—	—	—	—	—	—
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Chili’s in Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	21.17
2004	100%	21.17
2003	100%	20.29
2002	100%	20.00
2001	100%	20.00

Joe’s Crab Shack; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Joe’s Crab Shack.  The ground lease is located at 11610 I-10 East in Jacinto City, Texas.  This property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K Texas Venture Capital, L.C., for a cash purchase price of approximately $1.3 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $15,000.  The real estate taxes payable were calculated by multiplying Joe’s Crab Shack’s assessed value by a tax rate of 2.991.

The building was built in 1998.  One tenant, Joe’s Crab Shack, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of		Current	Base Rent per Square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
Joe’s Crab Shack (Ground Lease)	N/A	100	4/5 yr.	87,450	8.11	07/98	07/03
					8.92	08/03	07/18

90

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	—	—	—	—	87,450	—
2007	—	—	—	—	87,450	—
2008	—	—	—	—	87,450	—
2009	—	—	—	—	87,450	—
2010	—	—	—	—	87,450	—
2011	—	—	—	—	87,450	—
2012	—	—	—	—	87,450	—
2013	—	—	—	—	87,450	—
2014	—	—	—	—	87,450	—
2015	—	—	—	—	87,450	—

The table below sets forth certain information with respect to the occupancy rate at Joe’s Crab Shack expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	8.92
2004	100%	8.92
2003	100%	8.45
2002	100%	8.11
2001	100%	8.11

Eldridge Town Center; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Eldridge Town Center, containing approximately 71,778 of gross leasable square feet (excluding ground lease space).  The center is located at 12442 FM 1960 West in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 41 Eldridge - W. Little York, L.P., for a cash purchase price of approximately $21.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Petco, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Petco	13,440	19	13.56	06/02	01/13

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $302,800.  The real estate taxes payable were calculated by multiplying Eldridge Town Center’s assessed value by a tax rate of 3.2606.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.1 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eldridge Town Center was built in 2000 and is shadow anchored by Kohl’s and Kroger Signature.  As of January 1, 2006, this property was one hundred percent (100%) occupied, with approximately 71,778 square feet (excluding ground lease space) leased to 28 tenants (including two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Fantastic Sams	1,500	Month-to-Month	1/5 yr.	29,625	19.75
Jonathan T. Wong, O.D.	1,839	02/06	1/5 yr.	36,780	20.00
Gamestop	1,612	10/06	1/5 yr.	29,983	18.60
TCBY/Mrs. Fields Cookies	1,400	08/07	—	25,200	18.00
State Farm Insurance	1,190	08/07	1/5 yr.	21,420	18.00
Voicestream Houston	1,750	10/07	2/5 yr.	33,250	19.00
Houston Custom Framing	1,400	10/07	1/5 yr.	25,200	18.00
Image Tan	1,610	11/07	1/5 yr.	30,590	19.00
Quizno’s Classic Subs	1,536	11/07	2/4 yr.	31,642	20.60
Hooker Asset Mgmt/Hallmark Gold	4,200	02/08	1/5 yr.	67,200	16.00
French Quarter Restaurant	4,964	05/08	1/5 yr.	84,388	17.00
Dr. Janice M. Kelley	1,220	07/08	1/5 yr.	22,692	18.60
Elan Day Spa	2,828	11/08	—	52,601	18.60
Hoang Medical Associates	1,604	02/09	—	29,193	18.20
Premier Jewelers	1,224	01/10	—	23,011	18.80
GNC	1,500	12/10	1/5 yr.	32,250	21.50
CY Fair Wine & Spirits	1,875	11/10	—	44,063	23.50
Ann N. Le, DDS	1,400	12/10	1/5 yr.	30,800	22.00
Postal N’ Shipping	1,400	11/10	—	28,644	20.46
Bell Cleaners	1,400	12/10	1/5 yr.	30,800	22.00
Thai Spice Buffet	5,006	07/11	—	92,611	18.50
Panera Bread	4,200	07/12	—	111,216	26.48
Hollywood Entertainment	6,300	10/12	2/5 yr.	119,511	18.97
Petco	13,440	01/13	3/5 yr.	182,250	13.56
Houston Nailworks	1,500	01/14	—	30,000	20.00
Jack in the Box (Ground Lease)	N/A	05/20	3/5 yr.	109,997	N/A
Washington Mutual Bank (Ground Lease)	N/A	12/20	4/5 yr.	55,000	N/A
Bank One	3,880	03/22	4/5 yr.	75,000	19.33

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	2	3,451	66,763	4.56%	1,463,501	19.35
2007	6	8,786	167,301	11.85%	1,412,381	19.04
2008	4	13,212	231,845	18.48%	1,254,671	17.55
2009	1	1,604	29,193	2.84%	1,029,641	18.20
2010	6	8,799	195,766	19.39%	1,009,454	22.25
2011	1	5,006	105,877	12.89%	821,480	21.15
2012	2	10,500	241,857	33.51%	721,791	23.03
2013	1	13,440	182,250	37.81%	481,996	13.56
2014	1	1,500	33,000	11.01%	299,746	22.00
2015	—	—	—	0.00%	270,275	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	18.63
2004	98%	18.34
2003	92%	17.64
2002	81%	17.57
2001	31%	17.47

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

NTB Eldridge; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a ground lease property with a single-user building on it known as NTB Eldridge.  The ground lease is located at 12150 FM 1960 West in Houston, Texas.  This property competes with several single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-S 58, L.C., for a cash purchase price of approximately $1.0 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building on this ground lease property was built in 2003.  One tenant, NTB Eldridge, leases one hundred percent (100%) of the total gross leasable area of this ground lease property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

93

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To

NTB Eldridge (Ground Lease)	N/A	100	5/5 yr.	65,000		08/03	08/08
						09/08	08/13
						09/13	09/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $21,000.  The real estate taxes payable were calculated by multiplying NTB Eldridge’s assessed value by a tax rate of 3.261.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	65,000	—
2007	—	—	—	0.00%	65,000	—
2008	—	—	—	0.00%	67,167	—
2009	—	—	—	0.00%	71,500	—
2010	—	—	—	0.00%	71,500	—
2011	—	—	—	0.00%	71,500	—
2012	—	—	—	0.00%	71,500	—
2013	—	—	—	0.00%	73,883	—
2014	—	—	—	0.00%	78,650	—
2015	—	—	—	0.00%	78,650	—

The table below sets forth certain information with respect to the occupancy rate at NTB Eldridge expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.33
2004	100%	10.33
2003	100%	10.33

McKesson Distribution Center; Conroe, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a freestanding distribution facility containing approximately 161,600 of gross leasable square feet.  The building is located at 3301 Pollok Drive, Conroe, Texas.  This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Conroe Distribution BTS, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash.  On December 30, 2005, MB REIT obtained financing in the amount of approximately $5.76 million.  The loan requires interest only payments at an annual rate of 4.94% and matures in January 2011.

94

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $12,000.  The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.877.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed during 2005. One tenant, McKesson Corporation, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
McKesson Corporation	162,613	100	4/4 yr.	661,035	4.07	10/05	10/10
					4.47	11/10	5/16

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	65,000	—
2007	—	—	—	0.00%	65,000	—
2008	—	—	—	0.00%	67,167	—
2009	—	—	—	0.00%	71,500	—
2010	—	—	—	0.00%	71,500	—
2011	—	—	—	0.00%	71,500	—
2012	—	—	—	0.00%	71,500	—
2013	—	—	—	0.00%	73,883	—
2014	—	—	—	0.00%	78,650	—
2015	—	—	—	0.00%	78,650	—

The table below sets forth certain information with respect to the occupancy rate at McKesson Distribution Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	1.02

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Windermere Village; Houston, Texas

On November 1, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Windermere Village, containing approximately 25,200 of gross leasable square feet.  The center is located at Eldridge Parkway and FM 1960 in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Windermere-Eldridge, L.P., for a cash purchase price of approximately $8.8 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 3,600 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Pei Wei Asian Diner and Buffalo SW Cafe, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Buffalo SW Café	4,880	19	26.75	03/05	02/10
			28.60	03/10	02/15

Pei Wei Asian Diner	3,200	13	26.56	11/04	11/09
			29.06	12/09	11/14

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $29,000.  The real estate taxes payable were calculated by multiplying Windermere Village’s assessed value by a tax rate of 3.261.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $6.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Windermere Village was built in 2004.  As of January 1, 2006, this property was approximately seventy-one percent (71%) occupied, with approximately 19,440 square feet leased to nine tenants.  The following table sets forth certain information with respect to those leases:

96

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Unique Italian Charm & Bead	1,200	11/09	—	25,200	21.00
Edible Arrangements	1,200	02/10	1/5 yr.	26,160	21.80
Medical Spas of Houston	1,400	05/10	1/5 yr.	29,400	21.00
Dahn Yoga	1,400	05/10	1/5 yr.	30,030	21.45
Mobile Destinations/Cingular Wireless	1,520	06/10	1/5 yr.	34,200	22.50
Aromas Coffee	1,600	07/10	1/5 yr.	30,400	19.00
Buffalo SW Café	4,880	02/15	2/5 yr.	130,540	26.75
Pei Wei Asian Diner	3,200	11/14	—	84,992	26.56
Carvel Ice Cream	1,600	12/14	2/5 yr.	36,000	22.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	—	—	—	0.00%	427,047	—
2007	—	—	—	0.00%	431,797	—
2008	—	—	—	0.00%	438,222	—
2009	1	1,200	27,600	6.26%	441,189	23.00
2010	5	7,120	161,390	37.15%	434,445	22.67
2011	—	—	—	0.00%	272,160	—
2012	—	—	—	0.00%	272,160	—
2013	—	—	—	0.00%	272,160	—
2014	1	3,200	92,992	34.17%	272,160	29.06
2015	2	6,480	179,168	100.00%	179,168	27.65

The table below sets forth certain information with respect to the occupancy rate at Windermere Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	77%	23.72
2004	20%	25.04

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Woodforest Square Shopping Center; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Woodforest Square Shopping Center containing approximately 39,677 of gross leasable square feet.  The center is located at 180 Uvalde B in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

97

MB REIT purchased this property from an unaffiliated third party, 14 Wood Forest, L.P., for a cash purchase price of approximately $3.4 million, of which approximately $712,000 was placed in a separate escrow to be paid to the seller for 9,100 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Mr. Gatti’s Pizza, T.C. Clean Scene and Gary Greene Realtors, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Mr. Gatti’s Pizza	6,300	16	12.00	06/97	01/08

T.C. Clean Scene	4,200	11	6.36	01/01	12/03
			6.72	01/04	12/05

Gary Greene Realtors	4,000	10	11.25	06/99	05/01
(Greater Houston)			12.00	06/01	05/03
			13.20	06/03	05/05
			13.80	06/05	12/05

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,000.  The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.842.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.5 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Woodforest Square Shopping Center was built in 1980.  As of January 1, 2006, this property was seventy-seven (77%) occupied, with a total of approximately 30,866 square feet leased to 14 tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Mr. Gatti’s Pizza(1)	6,300	01/08	—	75,600	12.00
Fashion Plus	1,750	11/10	—	16,800	9.60
Nysom Apparel	1,050	12/07	1/1 yr	12,600	12.00

98

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Nysom Apparel	1,491	12/07	1/3 yr.	8,946	6.00
Rosemary Huong Lam	1,190	05/08	1/5 yr.	10,710	9.00
Viann Nail Salon	1,085	07/10	1/5 yr.	9,765	9.00
Center for Behavioral Health	2,150	10/06	—	18,060	8.40
Victor Boudreaux	1,000	02/07	1/3 yr.	9,000	9.00
Sho Nuff Good	3,150	03/10	1/3 yr.	15,120	4.80
T.C. Clean Scene	4,200	12/05	—	28,224	6.72
Casa Mairis	1,050	12/08	—	9,576	9.12
Uvalde Insurance	1,050	09/10	—	8,820	8.40
Greater Houston	4,000	05/06	—	55,200	13.80
Aline Tran, D.D.S.	1,400	01/11	—	12,600	9.00

(1) There are two separate leases covering two (2) separate spaces. The gross leasable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	2,150	18,060	7.86%	229,908	8.40
2007	3	3,541	31,746	14.71%	215,862	8.97
2008	4	8,540	98,910	53.11%	186,246	11.58
2009	—	—	—	0.00%	74,330	—
2010	4	7,035	60,522	80.91%	74,802	8.60
2011	1	1,400	14,280	100.00%	14,280	10.20
2012	—	—	—	0.00%	—	—
2013	—	—	—	0.00%	—	—
2014	—	—	—	0.00%	—	—
2015	—	—	—	0.00%	—	—

The table below sets forth certain information with respect to the occupancy rate at Woodforest Square Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	77%	8.33
2004	87%	8.49
2003	81%	6.56

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Willis Town Center; Willis, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Willis Town Center containing approximately 12,740 of gross leasable square feet.  The center is located at 904 West Montgomery in Willis, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

99

MB REIT purchased this property from an unaffiliated third party, A-S 42 I45 FM 1097, L.P., for a cash purchase price of approximately $4.0 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 4,800 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

M.G.A.	3,220	25	15.00	11/02	10/09

Time Cleaners	2,000	16	15.00	12/01	12/06
			17.00	01/07	12/11

Gayle J. Fletcher, DDS	2,000	16	15.50	06/04	05/07
			17.05	06/07	05/12

Texas Hair Express	1,920	15	15.00	11/01	11/06

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $20,000.  The real estate taxes payable were calculated by multiplying Willis Town Center’s assessed value by a tax rate of 3.094.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.0 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Willis Town Center was built in 2000 and is shadow anchored by a Kroger’s.  As of January 1, 2006, this property was one hundred percent (100%) occupied, with a total of approximately 12,740 square feet leased to seven tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
M.G.A.	3,220	10/09	2/3 yr.	48,300	15.00
Time Cleaners	2,000	12/11	1/4 yr.	30,000	15.00
Willis Nail	1,000	10/06	—	17,000	17.00

100

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
The UPS Store	1,400	11/06	1/5 yr.	23,800	17.00
Texas Hair Express	1,920	11/06	1/5 yr.	28,800	15.00
Mr. Gatti’s Pizza	1,200	11/06	1/5 yr.	18,600	15.50
Gayle J. Fletcher, DDS	2,000	05/12	1/5 yr.	31,000	15.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	4	5,520	88,200	44.66%	197,500	15.98
2007	—	—	—	0.00%	115,104	—
2008	—	—	—	0.00%	116,396	—
2009	1	3,220	48,300	41.50%	116,396	15.00
2010	—	—	—	0.00%	68,096	—
2011	1	2,000	33,996	49.92%	68,096	17.00
2012	1	2,000	34,100	100.00%	34,100	17.05
2013	—	—	—	0.00%	—	—
2014	—	—	—	0.00%	—	—
2015	—	—	—	0.00%	—	—

The table below sets forth certain information with respect to the occupancy rate at Willis Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	15.50
2004	100%	15.50
2003	73%	15.28
2002	73%	15.28

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Information with respect to this table was not historically available for 2001.

Saratoga Town Center; Corpus Christi, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Saratoga Town Center containing approximately 58,182 of gross leasable square feet (excluding ground lease space).  The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 54 Saratoga - Staples, L.P., for a cash purchase price of approximately $15.6 million, of which approximately $1 million was placed in a separate escrow to be paid to the seller for 3,500 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

101

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Utopia World Cuisine and Petco, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Utopia World Cuisine	5,918	10	18.34	03/05	02/07
			18.94	03/07	02/08
			19.54	03/08	02/10

Petco	13,500	23	14.00	07/04	12/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,000.  The real estate taxes payable were calculated by multiplying Saratoga Town Center’s assessed value by a tax rate of 3.139.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Saratoga Town Center was built in 2004 and is shadow anchored by Kohl’s.  As of January 1, 2006, this property was eighty-seven percent (87%) occupied, with a total of approximately 50,842 square feet (which excludes ground lease space) leased to 18 tenants (which includes one ground lease tenant).  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Utopia World Cuisine	5,918	02/10	1/5 yr.	108,536	18.34
Laser Treatment and Medical Spa	1,800	08/10	1/5 yr.	34,560	19.20
Complete Family Eye Care	1,750	09/09	1/5 yr.	33,600	19.20
Sprint PCS	2,450	08/09	2/5 yr.	50,225	20.50
My Scrubs	1,400	02/10	—	26,880	19.20
Philip Randolph Jewelry	1,400	08/10	—	26,880	19.20
Ooh La La Boutique	1,400	12/09	1/5 yr.	26,880	19.20
Elite Nails	1,400	07/10	—	25,200	18.00
Deluxe Cleaners	2,450	09/14	1/5 yr.	44,100	18.00
Noodle House	4,138	09/09	1/5 yr.	69,311	16.75
EB Games	1,400	09/09	1/5 yr.	27,650	19.75
My Favorite Muffin	1,600	07/09	1/5 yr.	30,400	19.00

102

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Quiznos Classic Subs	1,400	06/14	2/5 yr.	26,565	18.98
Cost Cutters	1,400	09/09	—	27,440	19.60
Oasis	4,488	09/14	2/5 yr.	80,784	18.00
Keva Juice	1,188	05/09	—	22,810	19.20
Petco	13,500	01/15	3/5 yr.	189,000	14.00
King of Sleep	2,800	11/09	1/5 yr.	47,040	16.80
Wendy’s (Ground Lease)	N/A	01/24	—	95,000	N/A

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	994,000	—
2007	—	—	—	0.00%	1,003,884	—
2008	—	—	—	0.00%	1,012,066	—
2009	8	16,938	314,946	31.05%	1,014,303	18.59
2010	4	11,918	228,682	32.05%	713,553	19.19
2011	—	—	—	0.00%	490,310	—
2012	—	—	—	0.00%	491,710	—
2013	—	—	—	0.00%	491,710	—
2014	4	9,526	198,710	40.41%	491,710	20.86
2015	1	13,500	189,000	62.18%	303,950	14.00

The table below sets forth certain information with respect to the occupancy rate at Saratoga Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	95%	17.64
2004	71%	17.18

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

6234 Richmond Avenue; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing office building known as 6234 Richmond Avenue containing approximately 25,601 of gross leasable square feet.  The office building is located at 6234 Richmond Avenue in Houston, Texas.  This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 19 Richmond Ave., L.P., for a cash purchase price of approximately $3.0 million, of which approximately $1.2 million was placed in a separate escrow to be paid to the seller for 9,900 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

103

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, 24-Hour Fitness and 6447 Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
24-Hour Fitness	6,000	23	9.10	06/01	05/02
			10.00	06/02	05/03
			10.83	06/03	05/04
			11.67	06/04	05/06

6447 Corporation	8,781	34	14.35	02/99	01/00
			14.76	02/00	01/01
			15.44	02/01	01/03
			16.13	02/03	01/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $33,000.  The real estate taxes payable were calculated by multiplying 6234 Richmond Avenue’s assessed value by a tax rate of 2.991.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.2 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 1972.  As of January 1, 2006, this property was sixty-one percent (61%) occupied, with a total of approximately 15,701 square feet leased to three tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Boxer Property Management	920	06/06	—	12,000	8.16
6447 Corporation	8,781	01/09	1/5 yr.	141,600	16.13
24-Hour Fitness	6,000	05/06	1/5 yr.	69,996	11.67

104

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	6,920	81,996	36.67%	223,596	11.85
2007	—	—	—	0.00%	141,600	—
2008				0.00%	141,600
2009	1	8,781	141,600	100.00%	141,600	16.13
2010	—	—	—	0.00%	—	—
2011	—	—	—	0.00%	—	—
2012	—	—	—	0.00%	—	—
2013	—	—	—	0.00%	—	—
2014	—	—	—	0.00%	—	—
2015	—	—	—	0.00%	—	—

The table below sets forth certain information with respect to the occupancy rate at 6234 Richmond Avenue expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	61%	14.24
2004	94%	14.17
2003	94%	13.80
2002	94%	11.54
2001	94%	12.83

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Paradise Shops of Largo; Largo, Florida

On October 17, 2005, MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing approximately 54,640 of gross leasable square feet.  The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Win-Ulmerton, Ltd., for a cash purchase price of approximately $12.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Publix, leases more than ten percent (10%) of the total gross leasable area of this property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Publix	44,840	82	13.80	07/05	07/25

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $55,000.  The real estate taxes payable were calculated by multiplying Paradise Shops of Largo’s assessed value by a tax rate of 21.966.

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $9.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Paradise Shops of Largo was newly constructed during 2005.  As of January 1, 2006, this property was 97% occupied, with a total of 53,240 square feet leased to five tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Publix	44,840	07/25	—	618,806	13.80
Bank Atlantic	4,200	07/10	—	105,000	25.00
Hairmaster’s	1,400	08/10	—	35,000	25.00
Julie’s Nails and Tanning	1,400	08/10	—	32,200	23.00
AJ & JP Liquors	1,400	07/10	1/5 yr.	35,000	25.00

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	—	—	—	0.00%	826,006	—
2007	—	—	—	0.00%	826,006	—
2008	—	—	—	0.00%	826,706	—
2009	—	—	—	0.00%	828,106	—
2010	4	8,400	209,300	25.27%	828,106	24.92
2011	—	—	—	0.00%	618,806	—
2012	—	—	—	0.00%	618,806	—
2013	—	—	—	0.00%	618,806	—
2014	—	—	—	0.00%	618,806	—
2015	—	—	—	0.00%	618,806	—

The table below sets forth certain information with respect to the occupancy rate at Paradise Shops of Largo expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	15.51

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Pinehurst Shopping Center; Humble, Texas

On October 14, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Pinehurst Shopping Center, containing approximately 39,934 of gross leasable square feet.  The center is located at 8005 FM 1960 East in Humble, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

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MB REIT purchased this property from an unaffiliated third party, A-K Texas Ventures Capital, L.P., for a cash purchase price of approximately $3.8 million, of which approximately $675,000 was placed in a separate escrow to be paid to the seller for 7,962 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

No tenants lease more than ten percent (10%) of the total gross leasable area of the property.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $62,000.  The real estate taxes payable were calculated by multiplying Pinehurst Shopping Center’s assessed value by a tax rate of 3.111.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

Pinehurst Shopping Center was built in 1984.  As of January 1, 2006, this property was seventy percent (70%) occupied, with a total of approximately 27,822 square feet leased to eighteen (18) tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Austen’s Bistro	2,436	05/07	—	23,386	9.60
Stephen G. Eichelsdorfer	806	09/09	1/5 yr	8,705	10.80
State Farm Insurance	2,100	04/07	1/5 yr.	20,160	9.60
Travis Barber Shop	1,000	12/10	—	9,600	9.60
Computer Avenue	1,000	10/08	—	10,200	10.20
Fantastic Cuts	1,000	09/09	—	10,200	10.20
Tim Bates	1,000	02/08	—	9,000	9.00
Lake Houston Mortgage	1,000	04/10	—	6,600	6.60
Veron Cajun Meat Market	2,160	01/08	—	19,440	9.00
Baytown Seafood Restaurant	3,550	09/06	1/4 yr.	31,950	9.00
Nikola Gajic, M.D.	1,800	08/10	—	16,200	9.00
Mojito’s Café	1,410	09/10	1/5 yr.	21,150	15.00
Bicycles, Etc.	808	12/10	1/4 yr.	7,272	9.00
Bicycles, Etc.	1,236	12/10	—	9,641	7.80
A+ Food Market	1,530	05/08	1/5 yr.	14,688	9.60
Bailey Cleaners	1,460	02/07	1/5 yr.	14,016	9.60
Lily’s Nail Salon	600	04/08	—	5,400	9.00

107

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Best Donuts	1,426	03/07	—	14,545	10.20
James Rone	1,500	04/06		13,500	9.00

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	3,550	31,950	13.09%	244,092	9.00
2007	4	7,422	73,367	34.48%	212,782	9.89
2008	5	5,290	59,688	42.81%	139,415	11.28
2009	2	1,806	18,905	23.53%	80,327	10.47
2010	5	6,018	61,422	100.00%	61,422	10.21
2011	—	—	—	0.00%	—	—
2012	—	—	—	0.00%	—	—
2013	—	—	—	0.00%	—	—
2014	—	—	—	0.00%	—	—
2015	—	—	—	0.00%	—	—

The table below sets forth certain information with respect to the occupancy rate at Pinehurst Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	70%	8.50
2004	58%	5.68

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

6101 Richmond Building; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 6101 Richmond Building, containing approximately 19,230 of gross leasable square feet.  The office building is located at 6101 Richmond Avenue in Houston, Texas.  This property competes with several other single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 16 Richmond Ltd., for a cash purchase price of approximately $3.1 million. MB REIT purchased this property using its equity capital and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

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The building was built in 1994. One tenant, Wild West Club, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Per Annum	Beginning	To
Wild West Club	19,230	100	2/5 yr.	216,000	11.23	02/98	02/00
				228,000	11.86	03/00	02/03
				248,400	12.92	03/03	02/08

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $64,200.  The real estate taxes payable were calculated by multiplying 6101 Richmond Building’s assessed value by a tax rate of 2.991.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	261,600	—
2007	—	—	—	0.00%	261,600	—
2008	1	19,230	261,600	100.00%	261,600	13.60
2009	—	—	—	0.00%	—	—
2010	—	—	—	0.00%	—	—
2011	—	—	—	0.00%	—	—
2012	—	—	—	0.00%	—	—
2013	—	—	—	0.00%	—	—
2014	—	—	—	0.00%	—	—
2015	—	—	—	0.00%	—	—

The table below sets forth certain information with respect to the occupancy rate at 6101 Richmond Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	12.92
2004	100%	12.92
2003	100%	12.74
2002	100%	11.86
2001	100%	11.86

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants to pay these expenses up to a certain amount.

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24 Hour Fitness Center; The Woodlands, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 24-Hour Fitness - Woodlands, containing approximately 45,906 of gross leasable square feet. The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas. This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 38 Woodland Pkwy - Six Pines, L.P., for a cash purchase price of approximately $13.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2001. One tenant, 24-Hour Fitness, leases one hundred percent (100%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Per Annum	Beginning	To
24-Hour Fitness	45,906	100	3/5 yr.	911,855	19.86	06/02	06/07
				1,001,669	21.82	07/07	06/12
				1,102,203	24.01	07/12	05/17

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $168,000. The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.633.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.2 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	—	—	—	0.0%	911,855	—
2007	—	—	—	0.0%	956,762	—
2008	—	—	—	0.0%	1,001,669	—
2009	—	—	—	0.0%	1,001,669	—
2010	—	—	—	0.0%	1,001,669	—
2011	—	—	—	0.0%	1,001,669	—
2012	—	—	—	0.0%	1,051,936	—
2013	—	—	—	0.0%	1,102,203	—

110

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2014	—	—	—	0.0%	1,102,203	—
2015	—	—	—	0.0%	1,102,203	—

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center in The Woodlands expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	19.86
2004	100%	19.86
2003	100%	19.86
2002	100%	11.59

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants to pay these expenses up to a certain amount.

24 Hour Fitness Center - 249 & Jones; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing retail center known as 24 Hour Fitness - 249 & Jones, containing approximately 85,000 of gross leasable square feet. The center is located at 21602 Tomball Parkway in Houston, Texas. This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 20 A-K, L.P., for a cash purchase price of approximately $10.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, 24-Hour Fitness, Houston UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
24-Hour Fitness	34,950	41	13.71	01/01	12/01
			13.20	01/02	12/02
			15.45	01/03	12/03
			16.09	01/04	12/05

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	Approximate		Base Rent Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
			16.58	01/06	12/10
			18.57	01/11	12/15

Houston UMA Taekwondo	10,050	12	3.50	06/03	05/04
			4.50	06/04	05/06
			5.00	06/06	05/08
			5.50	06/08	05/10
			6.00	06/10	05/12
			6.50	06/12	05/13

Greg Majors Auctions	9,000	11	4.80	01/04	03/06
			5.07	04/06	03/09

Phoenix Outstanding Services	24,000	28	3.13	04/05	04/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $102,000. The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.276.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.9 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The building was built in 1984 and renovated during 2001. As of January 1, 2006, this property was one hundred percent (100%) occupied, with a total of approximately 85,000 square feet leased to five tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Gulf Coast Countertops	7,000	02/06	—	35,652	5.09
Greg Majors Auctions	9,000	03/09	—	43,200	4.80
Phoenix Outstanding Services	24,000	04/10	—	75,000	3.13
Houston UMA Taekwondo	10,050	05/13	—	45,225	4.50
24-Hour Fitness	34,950	12/15	3/5 yr.	579,600	16.09

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	7,000	35,652	4.55%	783,408	5.09
2007	0	—	—	0.00%	750,450	—
2008	0	—	—	0.00%	753,381	—
2009	1	9,000	45,600	6.04%	755,475	5.07
2010	1	24,000	75,000	10.52%	712,806	3.13
2011	0	—	—	0.00%	709,200	—

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2012	0	—	—	0.00%	712,131	—
2013	1	10,050	65,325	9.15%	714,225	6.50
2014	0	—	—	0.00%	648,900	—
2015	1	34,950	648,900	100.00%	648,900	18.57

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center - 249 & Jones expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	8.96
2004	72%	11.17
2003	61%	11.71
2002	41%	13.20
2001	41%	13.71

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

As of January 5, 2006, MB REIT has approximately $178.8 million in potential acquisitions and MB REIT believes, based in part on projected sales of their common stock, that cash on hand and future financings will provide them with sufficient cash to close these properties at the time of their projected closings.

Terminated Contracts

Our Board of Directors previously approved the acquisition of Colony Square. Based on information received during our due diligence process, we have decided not to acquire the property and our affiliate has terminated the contract on this acquisition.

Tenant Lease Expiration

The following table sets forth for leases in place as of January 1, 2006, lease expirations for the next ten years at the properties, assuming that no renewal options are exercised. For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

113

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	42	99,639	2.6%	1,212,254	2.3%	52,022,617	12.17
2007	25	61,063	1.6%	736,578	1.4%	52,336,098	12.06
2008	50	136,416	3.6%	2,101,954	4.0%	52,464,121	15.41
2009	56	146,306	3.9%	2,289,611	4.2%	53,967,918	15.65
2010	86	191,388	5.2%	3,206,821	6.5%	49,039,432	16.76
2011	9	40,781	1.1%	538,357	1.2%	46,403,231	13.20
2012	10	55,284	1.4%	795,406	1.7%	46,467,414	14.39
2013	12	64,387	1.7%	982,823	2.0%	49,122,077	15.26
2014	14	169,707	4.6%	3,985,608	8.9%	44,758,220	23.49
2015	21	372,199	10.6%	4,429,143.12	10.8%	41,024,548	11.90

Tenant Concentration

The following table sets forth information regarding the ten individual tenants at our properties comprising the greatest gross leasable area and greatest 2006 annualized base rent based on the properties owned as of January 5, 2006.

Tenant Name	Total Number of Properties	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annual Base Rent
Individual Tenant Concentrations (management criteria top ten (10) of GLA and annualized base rent in order of GLA and annual base rent)

SBC	1	1,690,214	39.11%	22,687,573
24 Hour Fitness	6	195,161	4.52%	3,145,358
Cinemark USA	3	187,081	4.33%	2,346,296
McKesson Corporation	1	162,613	3.75%	661,035
Fisher Scientific International	1	153,110	3.54%	2,181,818
Lowe’s	1	131,575	3.04%	400,000
GSA - U.S. Joint Forces Command	1	110,007	2.55%	2,224,211
H.E.B. Grocery Store	1	95,000	2.20%	530,000
Fingers Furniture	1	60,695	1.40%	657,298
Stop & Shop	1	52,500	1.21%	929,775
Walgreens	3	44,130	1.02%	955,996
Publix Supermarket	1	44,841	1.04%	618,806
PETCO	3	40,440	0.94%	546,750

Property Allocation

The following table provides a summary of the properties in our investment portfolio by type of investment and by state as of January 5, 2006.

114

Description	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income

Portfolio Allocation by Type

Retail Shopping Center and Malls	33	2,144,963	50.08%	26,753,645	48.84%

Office Buildings	5	1,975,280	46.12%	27,391,956	49.98%

Industrial Buildings	1	162,613	3.80%	661,035	1.21%

Total	39	4,282,856	100.00%	54,806,636	100.00%

Portfolio Allocation by State

Florida	1	54,641	1.28%	848,756	1.55%

Illinois	1	1,690,214	39.46%	22,687,573	41.40%

Missouri	1	14,560	0.34%	315,331	0.58%

New Hampshire	1	394,845	9.22%	3,154,903	5.76%

New York	1	52,500	1.23%	929,775	1.70%

Pennsylvania	1	153,110	3.57%	2,181,818	3.98%

Texas	31	1,565,118	36.54%	20,024,211	36.54%

Virginia	1	110,007	2.57%	2,224,211	4.06%

Washington	1	247,861	5.79%	2,440,058	4.45%

Total	39	4,282,856	100.00%	54,806,636	100.00%

115

Management’s Discussion and Analysis of Our Financial Condition and Results of Operations

The following discussion and analysis relates to the nine months ended September 30, 2005. You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report. All dollar amounts are stated in thousands, except per share amounts.

Overview

We were formed in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. The Business Management Agreement or Agreement provides for Inland American Business Manager & Advisor, Inc., our affiliate, to be our business manager. On August 31, 2005, we commenced an initial public offering of up to 500,000,000 shares of common stock at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the our distribution reinvestment plan. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the offering. As of September 30, 2005, the Company had not sold the minimum offering.

The business manager has guaranteed payment of all public offering expenses (excluding selling commissions and other fees payable to the managing dealer) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the gross offering proceeds. As of September 30, 2005, offering costs exceeded the 4.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering.

Critical Accounting Policies and Estimates

General

The following disclosure pertains to critical accounting policies and estimates we believe will be the most “critical” to the portrayal of our  financial condition and results of operations which require our most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with accounting principles generally accepted in the United States of America or GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

Acquisition of Investment Property

We will allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates. We will use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We will determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We will allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We consider various factors including geographic location and size of leased space. We will also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market, we will allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate.”   This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

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Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard or SFAS No. 144, we will conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy will be to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs will be capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements. Tenant improvements will be depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs will be amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Funds received by third party escrow agents, from sellers, pertaining to master lease agreements will be included in restricted cash. We will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

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We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

REIT Status

In order to maintain our status as a REIT, we are required to distribute at lease 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to Federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Liquidity and Capital Resources

General

The net proceeds of the offering will enable us to purchase properties. It is our policy to acquire properties free and clear of permanent mortgage indebtedness if we deem it advantageous by paying the entire purchase price of each property in cash or for shares, interest in entities that own our properties, or a combination of these means, and to selectively encumber all or some properties. We may, however, acquire properties subject to existing indebtedness. Following acquisition, the proceeds from such loans will be used to acquire additional properties to increase cash flow and provide further diversity. If the offering is not fully sold, our ability to diversify our investments may be diminished. Our business manager expects that the cash to be generated from operations of the properties identified for acquisition, which we intend to acquire if sufficient proceeds are raised in the offering, will be adequate to pay our operating expenses and provide distributions to stockholders.

Our management will monitor the various qualification tests we must meet to maintain our status as a REIT. We test large ownership of the shares upon purchase to determine that no more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Our management also determines, on a quarterly basis, that the gross income, asset and distribution tests are met. On an ongoing basis, as we and the business manager perform due diligence on potential purchases of properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes.

Liquidity

Offering. As of September 30, 2005, the Company had received cash totaling $479,500, which does not include the $200,000 received from our sponsor. These funds are held in a restricted escrow account until the minimum offering has been reached

Stockholder Liquidity. We will provide the following programs to facilitate investment in the shares and to provide limited liquidity for stockholders until such time as a market for the shares develops:

The distribution reinvestment program will allow stockholders who purchase shares pursuant to our offering to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share.

The share repurchase program will provide existing stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

•                  One year from the purchase date, at $9.25 per share;

•                  Two years from the purchase date, at $9.50 per share;

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•                  Three years from the purchase date, at $9.75 per share; and

•                  Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to ten times our “funds available for distribution” per weighted average share outstanding for per prior calendar year.

Shares purchased by us will not be available for resale. During any offering, the repurchase price shall be equal to or below the price of the shares offered in any offering.

Capital Resources

The number of properties we will acquire will depend upon the amount of the net proceeds of the offering. Our business manager is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

As of September 30, 2005 we had incurred $2,053,571 of offering and organization costs, all of which was advanced by our sponsor. Our business manager has guaranteed payment of all organization and offering expenses, including selling commissions and the other fees payable to the managing dealer, in excess of 15.0% of the gross offering proceeds of the offering and all organization and offering expenses, including such selling expenses, in excess of 4.5% of the gross offering proceeds. In addition, if we do not sell the minimum offering, neither our sponsor nor our business manager will be reimbursed for any organization and offering expenses. As of September 30, 2005, offering costs exceeded the 4.5% and 15.0% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering.

Cash Flows from Operating Activities

The net cash flows used in operating activities for the nine months ended September 30, 2005, primarily relate to the payment of costs related to the operating of the company.

Cash Flows from Investing Activities

The net cash flows used in investing activities for the nine months ended September 30, 2005, primarily relate to the payment of costs related to the due diligence process of acquiring properties. Such costs are capitalized as other assets until a property is acquired. Due diligence costs relating to properties which our business manager has determined are not going to be acquired are expensed.

Cash Flows from Financing Activities

Cash flows provided by financing activities include $200,000 received from our sponsor for 20,000 shares and the payment of offering costs. Our business manager has advanced us $1,980,967 toward the payment of the offering costs.

Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under accounting principles generally accepted in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of REITS, also known as “NAREIT’, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with GAAP, less extraordinary, unusual and non-recurring items, excluding gains (or losses) from sales of properties plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures n which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expense reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to “net income” as an indicator of our performance nor to “cash flows from operating activities” as determined by GAAP as a measure of our capacity to pay distributions.

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Results of Operations

We intend to use the proceeds of our offering principally to acquire properties or real estate operating companies. Our primary business objective will be to enhance the performance and value of our properties through management strategies designed to meet the needs of an evolving retail marketplace.

As of September 30, 2005, we had not acquired any properties. See “Subsequent Events” for a discussion of our joint venture with Minto Builders (Florida) LLC. Our Business Manager is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to in the prospectus.

As of September 30, 2005, we have not paid any distributions.

Inflation

Inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions, for any retail centers we acquire. Our rental income and operating expenses for any properties to be owned and operated on a triple-net lease basis are not likely to be directly affected by future inflation, since rents are or will be fixed under those leases and property expenses are the responsibility of the tenants. The capital appreciation of properties leased on triple-net lease basis is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of properties leased on a triple-net lease basis.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of September 30, 2005 we did not have any derivative financial instruments.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows. As of September 30, 2005 we did not have any variable rate financing.

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While this hedging strategy will have the effect of smoothing out interest rate fluctuations, the result may be to reduce the overall returns on your investments.

Our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

Subsequent Events

We issued 692,190 Shares from October 1, 2005 through November 2, 2005 in connection with our offering, resulting in gross proceeds of $6,921,900.

On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc. referred to herein as MD, which owns all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT. Pursuant to the terms of a purchase agreement, we have agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT. MD presently has $293 million of equity in MB REIT. A total of $263 million of this equity is held in the form of MB REIT series A preferred stock. MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million. We are required to purchase $150 million of common stock of MB REIT by December 31, 2005. A second purchase of $150 million of common stock is due by March 31, 2006. We are required to purchase the remaining shares worth approximately $875 million by December 31, 2006. Once we have purchased all 920,000 shares of common stock, we will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1,276 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, we will own approximately 97.5% of the total outstanding common stock. MB REIT anticipates electing to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming we fully funds its purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets. Management of MB REIT will be the same as our management. MB REIT has five directors, three of whom are also our directors. In addition, all of the executive officers of MB REIT are also our executive officers. Day to day decision making will be completed the same for MB REIT and us. Our Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that these entities perform for us. Our independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that we has with our Business Manager and Property Managers. Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than we would pay for the same services.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western. Under this agreement, if we do not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock. MB REIT has the right to redeem any series C stock it issues to Inland Western with the proceeds of any subsequent capital contributed by us provided that MB REIT is required to redeem any outstanding series C preferred stock by December 31, 2006. The series C preferred stock will entitle the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly. To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also has issued $125,000 of series B preferred stock in a private placement to approximately 126 accredited investors. The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

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As a holder of common stock, we will be entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on the series A, B, and C preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A stock. As of November 3, 2005 we have not purchased any shares in MB REIT.

MB REIT has acquired the following properties during the period from October 11, 2005 to October 31, 2005. The respective acquisitions are summarized in the table below.

Property & Location	Purchase Price Per Contract	Approximate Gross Leasable Area (square feet)	Purchase Date	Major Tenants

24 Hour Fitness Center Houston, TX	$10,500,000	85,000	10/13/05	Greg Majors Auctions Phoenix Outstanding Services 24-Hour Fitness Houston UMA Taekwondo

24 Hour Fitness Center Woodlands, TX	13,600,000	45,900	10/13/05	24-hour Fitness

6101 Richmond Building Houston, TX	3,100,000	19,200	10/13/05	Wild West Club

Pinehurst Shopping Center Humble, TX	3,800,000	39,900	10/14/05	Henderson’s ATA Black Belt Academy

Paradise Shops of Largo Largo, FL	12,800,000	54,600	10/17/05	Publix

6234 Richmond Houston, TX	3,000,000	25,600	10/27/05	24 Hour Fitness 6447 Corporation

SaratogaTown Center Corpus Christi, TX	15,600,000	58,200	10/27/05	Utopia World Cuisine Petco

Willis Town Center Willis, TX	4,000,000	17,500	10/27/05	M.G.A. Time Cleaners Gayle J. Fletcher, DDS Texas Hair Express

Woodforest Square Shopping Center Houston, TX	3,400,000	40,000	10/27/05	Mr. Gatti’s Pizza T.C. Clean Scene Garry Greene Realtors

	$69,800,000	385,900

As of January 5, 2006, MB REIT has approximately $178.8 million in potential acquisitions and MB REIT believes, based in part on projected sales of their common stock, that cash on hand and future financings will provide them with sufficient cash to close these properties at the time of their projected closings. For further information on these potential property acquisitions and financings, see “Description of Real Estate Assets” included elsewhere in the post-effective amendment.

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Description of Securities

Distributions

This subsection, which begins on page 172 in the “Descriptions of Securities” section of the prospectus, has been superceded in its entirety as follows:

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. Our board of directors has authorized the Management and Disclosure Committee of our Business Manager to recommend the per share amount of each cash distribution to be paid based on our current and expected future operating cash needs and the amount of funds otherwise available for distribution. Based on this recommendation, our officers will determine the amount and other terms of the cash distribution in accordance with the policies adopted by our board of directors. We expect that the aggregate per share amount of all cash distributions paid during any consecutive twelve (12) calendar month period will be between $0.50 per share and $0.70 per share. See “Risk Factors - Risks Related to Our Business” for additional discussion regarding the amount and timing of distributions. Although our distribution rate and payment frequency may vary from time to time, to remain qualified as a REIT, we must distribute at least ninety percent (90.0%) of our “REIT taxable income” each year. See the “Description of Shares” and the “Federal Income Tax Considerations – Annual Distribution Requirements” sections of this prospectus for a more complete description of our distribution policy.

Through January 11, 2006, we have made cash distributions to our stockholders aggregating approximately $438,000. The following sets forth the per share amount, record date and payment date of each distribution:

•                  $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005.

•                  $.0417 per share to stockholders of record on November 30, 2005, paid on December 12, 2005.

•                  $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006.

In each case, the aggregate amount of the distribution was funded with cash provided from our financing activities. As of December 31, 2005, IREIC, our sponsor, has contributed $800,000 to our capital and has advanced $3,080,967. The amounts contributed to capital are in addition to IREIC’s original investment of $200,000 at the time we were formed. We expect to repay the amounts advanced at IREIC’s request once we are generating sufficient excess cash flow, provided our board of directors and Business Manager have first approved the repayment.

Effective January 1, 2006, our monthly distribution rate was increased to $.05 per share, which annualized equals $.60 per share. This equates to a 6% annualized return on a $10.00 share price.

Plan of Distribution

The following information, which was previously inserted at the end of the “Plan of Distribution” section on page 171 of the prospectus, has been updated as follows:

Update

The following table provides information regarding shares sold in our offering as of January 5, 2006.

	Shares	Gross proceeds ($) (1)	Commission and fees ($) (2)	Net proceeds ($)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	10,792,891	107,928,910	11,332,536	96,596,374

	10,812,891	108,128,910	11,332,536	96,796,374

(1)       Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)       Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

Relationships and Related Transactions

On October 12, 2005, we agreed to purchase 1,000 shares of common stock in The Inland Real Estate Group of Companies, Inc., or “TIREGC” for $1,000 which is a marketing entity whose primary function is to promote the business interests of its individual shareholder members, which include other entities previously sponsored by IREIC. TIREGC

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coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact on its shareholders.

On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million. The center contains approximately 110,000 of gross leasable square feet. The building is located at 115 Lakeview Parkway in Suffolk, Virginia. This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million. The affiliate agreed to sell MB REIT this property for the price it paid to the unaffiliated third party, plus any actual costs incurred. MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc. herein referred to as IAA, a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc. The membership interest was transferred to MB REIT for no consideration. Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property. This loan was subsequently repaid on December 6, 2005 by MB REIT.

Compensation To Be Paid to Our Affiliates- Operational Stage

This subsection, which starts on page 182 in the “Relationships And Related Transactions” section of the prospectus, has updated the incentive fee disclosure as follows:

Incentive Fee                            After our stockholders have first received a ten percent (10.0%) per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets. The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at the present time.

Independent Registered Public Accounting Firm

The balance sheet of Inland American Real Estate Trust, Inc., as of December 31, 2004, and the related statements of operations, stockholder’s equity, and cash flow for the period from October 4, 2004 (inception) through December 31, 2004 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•                  the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•                  the historical summary of gross income and direct operating expenses of Lakeview for the year ended December 31, 2004,

•                  the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•                  the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•                  the historical summary of gross income and direct operating expenses of Lakewood for the year ended December 31, 2004,

The audit reports related to the above Historical Summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

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Appendix C-2

The following Dividend Reinvestment Program (DRP) form, which was included in the prospectus, has been revised and is included in this supplement for your information.

Inland American Real Estate Trust, Inc. DISTRIBUTION REINVESTMENT PLAN FORM

Any current shareholder wishing to begin or terminate participation in the Distribution Reinvestment Plan (“Plan”) described in the Prospectus must check one of the following boxes.

BEGIN Participation in the Distribution Reinvestment Plan. I hereby direct that future cash distributions be used to purchase additional shares in the Company through the Distribution Reinvestment Plan, as described in the Prospectus.

(Go to Distribution Reinvestment Options section below).

TERMINATE Participation in the Distribution Reinvestment Plan (Go to Receipt of Distributions section on back).

INSTRUCTIONS

Initial Investment (Non Custodial)	Change to Distribution Election

If this is an initial investment and you would like to reinvest cash distributions on all of your shares of common stock, you can do so by filling out the Distribution Options section of the Subscription Agreement and returning it to Inland Securities Corporation at the address shown below. You do not need to complete this form.

If this is a change to your current participation in the Distribution Reinvestment Plan (beginning or terminating your current option), this form must be sent directly to Registrar and Transfer Company at the address shown below.

If this is an initial investment and you are electing a partial cash distribution reinvestment of your shares of common stock, this form must accompany the original Subscription Agreement and be sent to Inland Securities Corporation at the address shown below.

Shares of Common Stock Registered in Multiple Names
In the event you wish to enroll shares of common stock in the Plan that are registered in more than one name, all registered owners must sign this form and return it to Registrar and Transfer Company at the address shown below. Terms that are used but not defined in this form can be found in the Distribution Reinvestment Plan section in the Prospectus.

Inland Securities Corporation
2901 Butterfield Road
Oak Brook, IL 60523	Registrar and Transfer Company
Attn: Dividend Reinvestment Department
Questions: 800-826-8228	P.O. Box 1727
10 Commerce Drive
Cranford, NJ 07016
Initial Investment (Custodial)

If this is an initial investment for a custodial account electing full distribution reinvestment, fill out the Distribution Options section of the Subscription Agreement and return it to your custodian. This form does not need to be completed.

	Questions:	866-734-7010

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If this is an initial investment for a custodial account electing partial cash distribution reinvestment, this form must accompany the original Subscription Agreement and be sent to your custodian.	Fax:	908-272-9481

DISTRIBUTION REINVESTMENT OPTIONS

You may choose to enroll in the Plan with all or part of the shares registered in your name. Cash distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of Inland American Real Estate Trust, Inc. common stock. You do not have to enroll all of your shares of common stock in the Plan. Cash distributions on shares held in the Plan (i.e., shares of common stock that were purchased by your reinvested cash distributions) are automatically used to purchase additional shares of common stock regardless of which reinvestment option is selected. Please check the appropriate box below and provide the requested information.

Full Distribution Reinvestment Option - Please automatically reinvest cash distributions on all of my shares of common stock; or

Partial Distribution Reinvestment Option – (Provide whole number of shares only; not percentages.)

Please automatically reinvest cash distributions on                       of my shares of common stock. I understand that cash distributions on my remaining shares of common stock can be received via mail or electronic deposit.

CONTINUE ON REVERSE SIDE

126

RECEIPT OF DISTRIBUTIONS

I would like my distributions sent (check one):

(By electing an option below, participation in the Distribution Reinvestment Plan will be terminated - if applicable.)

Via Mail Complete information below

Via Electronic Deposit (ACH) Not available for custodial accounts

Checking Complete information below	Savings Complete information below

Bank ABA # (For ACH Only)
MUST enclose voided check
and complete information below

Account Number -
if applicable

Name of Bank, Brokerage
Firm or Individual

Mailing Address

City	State	Zip

SIGNATURES

Please confirm that you would like to either Begin or Terminate participation in the Distribution Reinvestment Plan, and provide your signature and information as required below.

BEGIN Participation in the Distribution Reinvestment Plan.

By signing this form, I (we) request enrollment in the Plan, certify that I (we) have received and read the Prospectus describing the Inland American Real Estate Trust, Inc. Distribution Reinvestment Plan, and agree to abide by the terms and conditions of the Plan. I (we) hereby appoint Registrar and Transfer Company as my agent with respect to the Plan and authorize Registrar and Transfer Company (and any successor Plan administrator) to apply cash distributions toward the purchase of additional shares of common stock of Inland American Real Estate Trust, Inc. as specified in this form and in accordance with the terms and conditions of the Plan. I (we) understand that I (we) may revoke or change this authorization at any time by written notice to Registrar and Transfer Company in accordance with the terms and conditions of the Plan. ALL REGISTERED OWNERS AND CUSTODIANS MUST SIGN.

TERMINATE Participation in the Distribution Reinvestment Plan.

Signature of Registered Owner		Signature of Co-Owner (If Applicable)

Printed Name of Registered Owner		Printed Name of Co-Owner (If Applicable)

Social Security #		Social Security #

Date	MM/DD/YYYY	Date	MM/DD/YYYY

Telephone Number
Signature of Custodian (Required if custodial account.)

NOT FDIC INSURED - MAY LOSE VALUE - NOT BANK GUARANTEED

127

Page
Inland American Real Estate Trust, Inc.:

Balance Sheets at September 30, 2005 (unaudited) and December 31, 2004	F-1

Statements of Operations (unaudited) for the three and nine months ended September 30, 2005	F-2

Statement of Stockholders’ Equity (unaudited) for the nine month period ended September 30, 2005	F-3

Statements of Cash Flows (unaudited) for the nine months ended September 30, 2005	F-4

Notes to Financial Statements at September 30, 2005	F-5

Pro Forma Balance Sheet at September 30, 2005 (unaudited)	F-12

Notes to Pro Forma Balance Sheet at September 30, 2005 (unaudited)	F-14

Pro Forma Statement of Operations for the nine months ended September 30, 2005 (unaudited)	F-18

Notes to Pro Forma Statement of Operations for the nine months ended September 30, 2005 (unaudited)	F-20

Pro Forma Statement of Operations for the year ended December 31, 2004 (unaudited)	F-21

Notes to Pro Forma Statement of Operations for the year ended December 31, 2004 (unaudited)	F-23

Triangle Mall:

(a) Independent Auditors’ Report	F-25

(b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-26

(c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-27

Properties Acquired from New Quest Properties:

(a) Independent Auditors’ Report	F-29

(b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-30

(c) Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-31

Paradise Shops of Largo:

(a) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 to September 30, 2005 (unaudited)	F-34

(b) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 to September 30, 2005 (unaudited)	F-35

SBC Center:

Summary Financial Information for SBC Communications, Inc., as of December 31, 2004, 2003, and 2002, which is subject to net lease.	F-36

Page
Monadnock Marketplace:

(a)	Independent Auditors’ Report	F-38

(b)	Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-39

(c)	Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-40

Lakewood Mall:

(a)	Independent Auditors’ Report	F-42

(b)	Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-43

(c)	Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-44

Lake View:

(a)	Independent Auditors’ Report	F-46

(b)	Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-47

(c)	Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-48

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Balance Sheets

September 30, 2005 and December 31, 2004

	September 30, 2005	December 31, 2004
	(unaudited)

ASSETS

Cash	$216,700	200,000
Restricted cash	479,500	—
Other assets	346,987	—
Deferred offering costs	2,039,571	531,465

Total assets	$3,082,758	731,465

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Accounts payable	$230,277	10,000
Due to affiliates	37,770	—
Accrued offering costs to non-affiliates	230,478	170,936
Accrued offering costs to affiliates	63,395	2,310
Restricted cash liability	479,500	—
Advances from sponsor	1,980,967	372,219

Total liabilities	3,022,387	555,465

Commitments and contingencies (Note 3)

Stockholder’s equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 20,000 shares issued and outstanding	20	20
Additional paid in capital	199,980	199,980
Retained earnings (deficit)	(139,629)	(24,000)

Total stockholder’s equity	60,371	176,000

Total liabilities and stockholder’s equity	$3,082,758	731,465

See accompanying notes to financial statements.

F-1

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Statements Of Operations

For the three and nine month periods ended September 30, 2005

(unaudited)

	Three months ended September 30, 2005	Nine months ended September 30, 2005

Expenses:
General and administrative expenses affiliates	544	544
General and administrative expenses to non-affiliates	47,199	115,085

Total expense	47,743	115,629

Net loss	$47,743	115,629

Net loss per common share, basic and diluted	$2.39	5.78

Weighted average number of common shares outstanding, basic and diluted	20,000	20,000

See accompanying notes to financial statements.

F-2

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Statement Of Stockholder’s Equity

For the nine months ended September 30, 2005

(unaudited)

	Number of Shares	Common Stock	Additional Paid in Capital	Retained Earnings (Deficit)	Total

Balance at December 31, 2004	20,000	$20	$199,980	$(24,000)	$176,000

Net loss	—	—	—	(115,629)	(115,629)

Balance at September 30, 2005	20,000	$20	$199,980	$(139,629)	$60,371

See accompanying notes to financial statements.

F-3

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Statement Of Cash Flows

For the nine months ended September 30, 2005

(unaudited)

Cash flows from operating activities -

Net loss	$(115,629)
Changes in assets and liability
Accounts payable	35,248

Net cash flows used in operating activities	(80,381)

Cash flows from investing activities:
Other assets, net of payables	(124,188)

Cash flows used in investment activities	(124,188)

Cash flows from financing activities:
Restricted cash	479,500
Restricted cash liability	(479,500)
Advances from sponsor	1,608,748
Deferred offering costs	(1,508,106)
Accrued offering costs	120,627

Net cash flows provided by financing activities	221,269

Net increase in cash and equivalents	16,700
Cash and cash equivalents at the beginning of the period	200,000

Cash and cash equivalents at the end of the period	$216,700

See accompanying notes to financial statements.

F-4

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Financial Statements

September 30, 2005
(unaudited)

The accompanying Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the fiscal year ended December 31, 2004, which are included in the Company’s prospectus dated August 31, 2005, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.

(1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the Offering. As of September 30, 2005, the Company had received cash totaling $497,500.

The Company intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes.  If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program (“SRP”), if requested, from time to time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company’s public offering, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company’s Board of Directors, at its sole discretion, may reserve for this purpose.

F-5

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Financial Statements

(continued)

September 30, 2005
(unaudited)

(2)  Summary of Significant Accounting Policies

The preparation of a financial statements in conformity with U.S. generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

In the opinion of management, the financial statements contain all the adjustments necessary to present fairly the financial positions and results of operations for the period presented herein. Results of the interim period are not necessarily indicative of the results to be expected for the year.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon the sale of the minimum offering.  Formation and organizational costs are expensed as incurred. A total of $14,000 of organizational costs was expensed in 2004. No expenses were incurred in 2005.

The Company will apply the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options to be granted.  Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

Proceeds from the sale of Shares are held in a restricted escrow until the minimum offering has been achieved.

Costs related to the due diligence of acquiring properties are capitalized as other assets until a property is acquired. Management expects to recover such costs from future acquisitions.

(3)  Transactions with Affiliates

The Company’s sponsor, Inland Real Estate Investment Corporation (the “Sponsor”) contributed $200,000 in 2004 to the capital of the Company for which it received 20,000 shares of common stock.

As of September 30, 2005, the Company had incurred $2,053,571 of offering and organization costs, all of which has been or will be advanced by the Sponsor. Pursuant to the terms of the Offering, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the Offering or all organization and offering expenses (including selling commissions) which together exceed 15.0% of gross proceeds. In the event that the minimum offering is not successful, an affiliate of the Business Manager will bear the related costs of the Offering. As of September 30, 2005, offering costs exceeded the 4.5% and 15.0% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering.

F-6

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Financial Statements

(continued)

September 30, 2005
(unaudited)

Certain compensation and fees payable to the Business Manager or its affiliates for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

Offering stage:

Selling commissions	7.5% of the sale price for each share

Marketing contribution	2.5% of the gross offering proceeds

Due diligence allowance	0.5% of the gross offering proceeds

Reimbursable expenses and other expenses of issuance	The Company will reimburse the Sponsor for costs incurred, on its behalf, in connection with the Offering, up to a maximum of 15.0% of the gross offering proceeds.

Operational stage:

Acquisition expenses

The Company will reimburse its Business Manager or an affiliate for expenses paid, on its behalf, in connection with acquiring real estate assets, regardless of whether the Company acquires the assets, provided the Company may not reimburse expenses greater than 6.0% of the gross contract price, when combined with any acquisition fees that may be paid, of any real estate acquired or, in the case of a loan, 6.0% of the funds advanced.

Acquisition fee

The Company will pay its Business Manager or an affiliate a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. The amount of the fee will be equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest. The Company will pay acquisition fees either in cash or by issuing shares of the Company’s common stock, valued per share at the greater of (i) the per share offering prices of common stock in the Company’s most recent pubic offering, (ii) if applicable, the per share price ascribed to shares of common stock used in the Company’s most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share. Acquisition fees will be paid with cash or shares of our common stock

F-7

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Financial Statements

(continued)

September 30, 2005
(unaudited)

Property management fee	The Company will pay the applicable Property Manager a monthly fee equal to 4.5% of the gross income from each property managed directly by Inland Management, its affiliates or agents.

Oversight fee

The Company will pay the applicable Property Manager a monthly fee of up to 1.0% of the gross income from each property managed by entities other than the Company’s Property Mangers, their affiliates or agents. The Company will pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of the applicable Property Manager. Oversight fees may not be paid for more than three years following the acquisition of a property, REIT or real estate operating company. This fee terminates upon a business combination with the Property Managers.

Mortgage servicing fee

The Company will pay an affiliate of the Business Manager, 0.03% per year on the first billion dollars of mortgages serviced and 0.01% thereafter. The Company will pay 0.2% of the principal amount of each loan placed.

Ancillary services reimbursement	The Company will reimburse the Business Manager and its affiliates for any expenses they incur or pay on its behalf.

Liquidation stage:

Property disposition fee

The Company may pay a property disposition fee to an affiliate of the Business Manager, in an amount equal to the lesser of 3.0% of contract sales price or 50.0% of the customary commission which would be paid to a third party. This fee terminates upon a business combination with the Business Manager.

F-8

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Financial Statements

(continued)

September 30, 2005
(unaudited)

Subordinated payments:

Business management fee

After the stockholders have received a non-cumulative, non-compounded return of 5.0% per annum on their invested capital, the Company will pay the Business Manager or its designee a fee of up to 1.0% of its average invested assets, including acquired lease intangibles, invested directly or indirectly, in the Company’s portfolio. This fee terminates upon a business combination with our business manager.

Incentive fee

After the Company’s stockholders have first received a 10.0% per annum cumulative, non-compounded return on, plus return of, their invested capital, the Company will pay the Business Manager an incentive fee equal to 15.0% of the net proceeds from the sale of real estate assets. This fee terminates if the Company acquires the Business Manager.

(4)  Commitments

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and the sale of the minimum 200,000 shares and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of September 30, 2005, we have not issued any options to acquire shares to any of our Independent Directors.

(5)  Subsequent Events

The Company issued 692,190 Shares from October 1, 2005 through November 2, 2005 in connection with the Offering, resulting in gross proceeds of $6,921,900. Since we have sold the minimum offering of 200,000 shares, the proceeds are no longer restricted.

F-9

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Financial Statements

(continued)

September 30, 2005
(unaudited)

On October 11, 2005, the Company entered into a joint venture with Minto Delaware, Inc. referred to herein as MD, which owns all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, the Company has agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT.  MD presently has $293 million of equity in MB REIT.  A total of $263 million of this equity is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million.  The Company is required to purchase $150 million of common stock of MB REIT by December 31, 2005.  A second purchase of $150 million of common stock is due by March 31, 2006. The Company is required to purchase the remaining shares worth approximately $875 million by December 31, 2006. Once the Company has purchased all 920,000 shares of common stock, the Company will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1,276 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, the Company will own approximately 97.5% of the total outstanding common stock. MB REIT anticipates electing to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming the Company fully funds its purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets. Management of MB REIT will be the same as for the Company. MB REIT has five directors, three of whom are also directors of the Company. In addition, all of the executive officers of MB REIT are also executive officers of the Company. Day to day decision making will be completed the same for MB REIT and the Company. The Company’s Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that these entities perform for the Company.  The Company’s independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that the Company has with the Company’s Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than the Company would pay for the same services.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western.  Under this agreement, if the Company does not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock. MB REIT has the right to redeem any series C stock it issues to Inland Western with the proceeds of any subsequent capital contributed by the Company provided that MB REIT is required to redeem any outstanding series C preferred stock by December 31, 2006.  The series C preferred stock will entitle the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly. To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also has issued $125,000 of series B preferred stock in a private placement to approximately 126 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

As a holder of common stock, the Company will be entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A stock.  As of November 3, 2005, the Company has not purchased any shares in MB REIT.

F-10

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Financial Statements

(continued)

September 30, 2005
(unaudited)

MB REIT has acquired the following properties during the period from October 11, 2005 to October 31, 2005.  The respective acquisitions are summarized in the table below.

Property & Location	Purchase Price Per Contract	Approximate Gross Leasable Area (square feet)	Purchase Date	Major Tenants
24 Hour Fitness Center Houston, TX	$10,500,000	85,000	10/13/05	Greg Majors Auctions Phoenix Outstanding Services 24-Hour Fitness Houston UMA Taekwondo

24 Hour Fitness Center Woodlands, TX	13,600,000	45,900	10/13/05	24-hour Fitness

6101 Richmond Building Houston, TX	3,100,000	19,200	10/13/05	Wild West Club

Pinehurst Shopping Center Humble, TX	3,800,000	39,900	10/14/05	Henderson’s ATA Black Belt Academy

Paradise Shops of Largo Largo, FL	12,800,000	54,600	10/17/05	Publix

6234 Richmond Building Houston, TX	3,000,000	25,600	10/27/05	24 Hour Fitness 6447 Corporation

Saratoga Town Center Corpus Christi, TX	15,600,000	58,200	10/27/05	Utopia World Cuisine Petco

Willis Town Center Willis, TX	4,000,000	17,500	10/27/05	M.G.A. Time Cleaners Gayle J. Fletcher, DDS Texas Hair Express

Woodforest Square Shopping Center Houston, TX	3,400,000	40,000	10/27/05	Mr. Gatti’s Pizza T.C. Clean Scene Garry Greene Realtors

	$69,800,000	385,900

F-11

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet
September 30, 2005
(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties had occurred on September 30, 2005.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2005, nor does it purport to represent our future financial position. Pro Forma adjustments have been made for potential New Quest Properties, Lakewood Mall and Thermo Process Center. The Company considers these properties as probable under rule 3-14 of Regulation S-X.

F-12

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet
September 30, 2005
(unaudited)
(Dollar amounts in thousands, except per share amounts)

	Historical (A)	Pro Forma Adjustments	Pro Forma
Assets

Net investment properties (B)	$—	934,438	934,438
Cash and cash equivalents	217	30,387	30,604
Restricted cash	480	(480)	—
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization) (B) (D)	—	65,779	65,779
Acquired above market lease intangibles (net of accumulated amortization) (B) (D)	—	125	125
Deferred offering costs (I)	2,039	(2,039)	—
Other assets (G)	347	(37)	310

Total assets	$3,083	1,028,173	1,031,256

Liabilities and Stockholders’ Equity

Mortgages payable (B) (E)	—	297,557	297,557
Accounts payable	230	—	230
Accrued offering costs	294	—	294
Advances from sponsor	1,981	—	1,981
Acquired below market lease intangibles (net of accumulated amortization) (B) (D)	—	261	261
Restricted cash liability	480	(480)	—
Due to affiliates	38	—	38

Total liabilities	3,023	297,338	300,361

Minority interest in MB REIT:
Series A preferred shares (H)	—	270,075	270,075
Series C preferred shares (H)	—	277,863	277,863
Common Stock (H)	—	77,000	77,000

	—	624,938	624,938

Common stock (C)	—	—	—
Additional paid-in capital (net of offering costs for pro forma) (C)	200	105,897	106,097
Retained earnings (deficit) (F)	(140)	—	(140)

Total stockholders’ equity	60	105,897	105,957

Total liabilities and stockholders’ equity	$3,083	1,022,819	1,031,256

See accompanying notes to pro forma consolidated balance sheet.

F-13

Inland American Real Estate Trust, Inc.

Note to Pro Forma Consolidated Balance Sheet
September 30, 2005
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(A)      The historical column represents the Company’s Consolidated Balance Sheet as of September 30, 2005 as filed with the Securities Exchange Commission on Form 10-Q.

(B)        The pro forma adjustments reflect the acquisition of the following properties by MB REIT, a joint venture, the Company is consolidating. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition Price	Mortgage Payable
Purchases
24 Hour Fitness - 249 & Jones	$10,545	$—
24 Hour Fitness - The Woodlands	13,590	—
6101 Richmond Avenue	3,140	—
Pinehurst Shopping Center	3,800	—
6234 Richmond Avenue	3,020	—
Saratoga Town Center	15,600	—
Willis Town Center	4,000	—
Woodforest Square	3,300	—
Windermere Village	8,751	—
Eldridge Town Center	21,470	—
NTB Eldridge (Ground Lease)	973	—
11500 Market Street	524	—
Blackhawk Town Center	22,470	—
Carver Creek	2,100	—
Chili’s - Huntington Bayou (Ground Lease)	951	—
Joe’s Crab Shack - Huntington Bayou (Ground Lease)	1,309	—
Cinemark - Jacinto City	10,160	—
Antione Town Center	9,836	—
Ashford Plaza	3,700	—
Highland Plaza	19,100	—
West End Square	3,800	—
Friendswood Shopping Center	14,400	—
Cinemark - Webster	14,600	—
Stables at Town Center	26,000	—
Bay Colony	41,400	—
Cinemark 12 - Silverlake	9,300	—
CyFair Town Center	15,700	5,820
Eldridge Lakes Town Center	16,500	7,699
Huntington Bayou	16,700	4,034
Shops at Spring Town	16,000	7,824
Tomball Town Center	20,300	—
Walgreens - Springfield	3,500	—
Winchester Town Center	4,700	—
Sherman Town Center	59,200	38,804
Atascocita Town Center	10,300	—
Cypress Town Center	15,300	—

F-14

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet
September 30, 2005
(unaudited)
(Dollar amounts in thousands, except per share amounts)

	Acquisition Price	Mortgage Payable
Purchases
Paradise Shops of Largo	12,840	7,325
McKesson Distribution Center	9,764	5,760
SBC Center	338,000	200,472
Bridgeside Point	31,500	—
Lakeview Technology Center I	24,538	—
Triangle Center	35,000	—
Monadnock Marketplace	48,700	—
Hyde Park Stop N Shop	13,000	8,100
Thermo Process Center	13,900	—
Lakewood Mall	26,800	11,719

Total	1,000,081	297,557

F-15

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet
September 30, 2005
(unaudited)
(Dollar amounts in thousands, except per share amounts)

Allocation of net investments in properties:

Land	$152,503
Building and improvements	781,935
Acquired in-place lease intangibles and customer relationship value	65,779
Acquired above market lease intangibles	125
Acquired below market lease intangibles	(261)
Total	$1,000,081

(C)        Additional offering proceeds of $117,017, net of additional offering costs of $11,120 are reflected as received as of September 30, 2005, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and offering proceeds actually received as of January 5, 2006. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D)       Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant as well as the value associated with customer relationships.  The value of the acquired leases and customer relationship values will be amortized over the lease term.

(E)         Mortgages payable of $297,557, are those mortgages that were obtained subsequent to or at the time of the acquisition of the properties described in (B).

(F)         No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(G)        Change in Other assets of $37 represents advance purchase deposits on properties purchased as described in (B).

(H)       On October 11, 2005, Inland American Real Estate Trust, Inc. herein referred to as IARETI entered into a joint venture with Minto Delaware, Inc. referred to herein as MD, which owned all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, the Company has agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT.  MD presently has $293 million of equity in MB REIT.  A total of $263 million of this equity is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million.  The Company is required to purchase $150 million of common stock of MB REIT by December 31, 2005.  A second purchase of $150 million of common stock is due by March 31, 2006. The Company is required to purchase the remaining shares worth approximately $875 million by December 31, 2006. Once the Company has purchased all 920,000 shares of common stock, the Company will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1,276 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, the Company will own approximately 97.5% of the total outstanding common stock. MB REIT anticipates electing to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

F-16

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet
September 30, 2005
(unaudited)
(Dollar amounts in thousands, except per share amounts)

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming the Company fully funds its purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets. Management of MB REIT will be the same as for the Company. MB REIT has five directors, three of whom are also directors of the Company. In addition, all of the executive officers of MB REIT are also executive officers of the Company. Day to day decision making will be completed the same for MB REIT and the Company. The Company’s Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that these entities perform for the Company.  The Company’s independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that the Company has with the Company’s Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than the Company would pay for the same services.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western.  Under this agreement, if the Company does not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock. MB REIT has the right to redeem any series C stock it issues to Inland Western with the proceeds of any subsequent capital contributed by the Company provided that MB REIT is required to redeem any outstanding series C preferred stock by December 31, 2006.  The series C preferred stock will entitle the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly. To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also has issued $125,000 of series B preferred stock in a private placement to approximately 126 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

As a holder of common stock, the Company will be entitled to receive distributions, paid when they are declared and after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A stock.  In accordance with the requirements of FIN 46R, Inland American will consolidate MB’s financial results into Inland American’s financial statements effective as of October 11, 2005.  The pro forma amounts represent the amount invested by MD and Inland Western as described above as of January 5, 2006.

(I)            As the minimum capital requirements have been achieved by the Company, the deferred offering costs have been noted against the offering proceeds.

F-17

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2005
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2004 or the date significant operations commenced. Pro Forma adjustments have been made for potential New Quest properties and Lakewood Mall. The Company considers these properties as probable under rule 3-14 of Regulation S-X. No pro forma adjustments were made for McKesson Distribution Center and Thermo Process Center as the properties were completed in 2005 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2005, nor does it purport to represent our future results of operations.

F-18

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2005 (unaudited)
(Amounts in thousands, except per share amounts)

	Historical (A)	Pro Forma Adjustments (B)	Pro Forma

Rental income (C)	$—	44,666	44,666
Tenant recovery income	—	6,435	6,435

Total income	—	51,101	51,101

General and administrative expenses - affiliates	1	—	1
General and administrative expense - non-affiliates	115	—	115
Property operating expenses (E)	—	9,894	9,894
Depreciation and amortization (C)	—	24,521	24,521

Total expenses	116	34,415	34,531

Operating income	(116)	16,686	16,570

Other income	—	—	—
Interest expense (F)	—	(10,754)	(10,754)
Minority interests (G)	—	(20,794)	(20,794)

Net loss	$(116)	(14,862)	(14,978)

Other comprehensive income:
Unrealized gain on investment securities	—	—	—

Comprehensive loss	(116)	(14,862)	(14,978)

Weighted average number of shares of common stock outstanding, basic and diluted (D)	20		10,589

Net loss per share, basic and diluted (D)	(5.78)		(1.41)

See accompanying notes to pro forma consolidated statement of operations.

F-19

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2005
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(A)      The historical information represents the consolidated historical statement of operations of the Company for the period from January 1, 2005 to September 30, 2005 as filed with the Securities Exchange Commission on Form 10-Q.

(B)        Total pro forma adjustments for acquisitions consummated as of January 5, 2006 by the MB REIT Joint Venture are as though the properties were acquired January 1, 2004.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through September 30, 2005 based on information provided by the Seller for the following properties:

New Quest Portfolio

SBC Center

Bridgeside Point

Triangle Mall

Lake View Technology Center I

Paradise Shops at Largo

Monadnock Marketplace

Hyde Park Stop N Shop

Lakewood Mall

(C)        Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(D)       The pro forma weighted average shares of common stock outstanding for the nine months ended September 30, 2005 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(E)         Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(F)         The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal Balance	Interest Rate	Maturity Date
SBC Center	200,472	4.995%	12/01/2035
Paradise Shops of Largo	7,325	4.880%	01/01/2011
Huntington Bayou	4,034	4.740%	07/30/2009
Sherman Town Center	38,804	4.950%	07/01/2014
Spring Town	7,824	4.870%	01/01/2015
Eldridge Lakes	7,699	4.880%	12/01/2014
CyFair Town Center	5,820	4.830%	12/01/2014
Hyde Park Stop N Shop	8,100	5.245%	02/01/2011
Lakewood Mall	11,719	6.010%	04/01/2024

(G)        Minority interests represent the amount to be paid to the preferred stockholders and an allocation of Minto’s loss attributable to the common stock owned by Minto.

Minority interest is calculated as follows:

Series A Shares : 264,132 @ 3.5% = 6,934 for nine months

Series C Shares : 264,003 @ 7% = 13,860 for nine months

F-20

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2004
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2004 or the date significant operations commenced. Pro Forma adjustments have been made for potential New Quest properties and Lakewood Mall. The Company considers these properties as probable under rule 3-14 of Regulation S-X. No pro forma adjustments were made for Paradise Shops of Largo, McKesson Distribution Center and Thermo Process Center as the properties were completed in 2005 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2004, nor does it purport to represent our future results of operations.

F-21

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2004 (unaudited)
(Amounts in thousands, except per share amounts)

	Historical (A)	Pro Forma Adjustments (B)	Pro Forma Adjustments (C)	Pro Forma

Rental income (D)	$—	23,814	25,794	49,608
Tenant recovery income	—	4,116	—	4,116
Other property income	—	—	—	—

Total income	—	27,930	25,794	53,724

General and administrative expenses	24	—	—	24
Property operating expenses (F)	—	7,433	1,161	8,594
Depreciation and amortization (D)	—	19,485	13,191	32,676

Total expenses	24	26,918	14,352	41,294

Operating income	(24)	1,012	11,442	12,430

Interest expense (G)	—	(1,679)	(10,439)	(12,118)
Minority interests (H)	—	—	(27,726)	(27,725)

Net income (loss)	$(24)	(667)	(26,722)	(27,413)

Weighted average number of shares of common stock outstanding, basic and diluted (E)	20			10,589

Net loss per share, basic and diluted (E)	(1.20)			(2.59)

See accompanying notes to pro forma consolidated statement of operations.

F-22

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2004
(unaudited)

(A)      The historical information represents the consolidated historical statement of operations of the Company for the period from October 4, 2004 (inception) to December 31, 2004 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of January 5, 2006 by the MB REIT joint venture are as though the properties were acquired January 1, 2004.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

New Quest Portfolio

Triangle Mall

Monadnock Marketplace

Lakewood Mall

Lakeview Technology Center I

(C)        Total pro forma adjustments for acquisitions consummated as of January 5, 2006 are as though the properties were acquired January 1, 2004. No pro forma adjustments were made for Paradise Shops of Largo and McKesson Distribution Center as the properties were completed in 2004 or 2005 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2004 through December 31, 2004 based on information provided by the Seller for the following properties:

SBC Center

Bridgeside Point

Hyde Park Stop N Shop

(D)       Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(E)         The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2004 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(F)         Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

F-23

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2004
(unaudited)

(G)        The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal Balance	Interest Rate	Maturity Date

SBC Center	200,472	4.995%	12/01/2035
Huntington Bayou	4,034	4.740%	07/30/2009
Sherman Town Center	38,804	4.950%	07/01/2014
Spring town	7,824	4.870%	01/01/2015
Eldridge Lakes	7,699	4.880%	12/01/2014
CyFair Town Center	5,820	4.830%	12/01/2014
Hyde Park Stop N Shop	8,100	5.245%	02/01/2011
Lakewood Mall	11,719	6.010%	04/01/2024

(H)       Minority interests represent the amount to be paid to the preferred stockholders and an allocation of Minto’s loss attributable to the common stock owned by Minto.

Minority interest is calculated as follows:

Series A Shares : 264,132 @ 3.5% = 9,245

Series C Shares : 264,003 @ 7% = 18,480

F-24

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Triangle Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Triangle Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 17, 2005

F-25

TRIANGLE MALL

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,446,756	$905,025
Operating expense and real estate tax recoveries	205,143	146,082

Total gross income	1,651,899	1,051,107

Direct operating expenses:
Operating expenses	86,138	147,217
Insurance	25,705	9,214
Real estate taxes	148,586	76,305

Total direct operating expenses	260,429	232,736

Excess of gross income over direct operating expenses	$1,391,470	$818,371

See accompanying notes to historical summary of gross income and direct operating expenses.

F-26

TRIANGLE MALL

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Triangle Mall (“the Property”) is located in Longview, Washington.  The Property consists of approximately 162,755 square feet of gross leasable area and was approximately 59% occupied at December 31, 2004. The Property is leased to a total of 19 tenants, of which two tenants account for approximately 41.7% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property by December 31, 2005 with Kimco Realty Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $101,418 for the year ended December 31, 2004.

F-27

TRIANGLE MALL

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years, as of December 31, 2004, are as follows:

Year
2005	$1,701,670
2006	2,638,019
2007	2,597,763
2008	2,596,824
2009	2,458,419
Thereafter	10,951,467

$22,944,162

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-28

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Properties acquired from New Quest Properties (“the Properties”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from New Quest Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 17, 2005

F-29

PROPERTIES ACQUIRED FROM NEW QUEST PROPERTIES

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$19,471,376	$18,782,140
Operating expense and real estate tax recoveries	5,274,575	3,146,098

Total gross income	24,745,951	21,928,238

Direct operating expenses:
Operating expenses	1,889,316	1,981,853
Insurance	319,424	351,736
Real estate taxes	3,830,277	2,511,254
Interest expense	2,329,823	1,150,896

Total direct operating expenses	8,368,840	5,995,739

Excess of gross income over direct operating expenses	$16,377,111	$15,932,499

See accompanying notes to historical summary of gross income and direct operating expenses.

F-30

PROPERTIES ACQUIRED FROM NEW QUEST PROPERTIES

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Inland American Real Estate Trust, Inc. (IARETI) has agreed, through its joint venture, Minto Builders (Florida), Inc. (MB REIT), to acquire 36 properties from New Quest Properties, an unaffiliated third party.  MB REIT acquired 30 properties from October 13, 2005 through January 5, 2006, and expects to close on the remaining properties by January 31, 2006.  The following properties are included in the portfolio:

Name	Gross Leasable Area	Location	Occupancy at December 31, 2004
Windemere Village *	25,200	Houston, TX	2.9%
Antoine Town Center *	36,003	Houston, TX	90.9%
Blackhawk Town Center *	32,920	Houston, TX	0%
Carver Creek *	33,321	Dallas, TX	100%
6101 Richmond Building *	19,230	Houston, TX	100%
6234 Richmond Building *	28,391	Houston, TX	52%
Ashford Plaza *	33,094	Houston, TX	82.3%
Atascocita Shopping Center *	47,326	East Humble, TX	100%
Cinemark-Jacinto City *	107,926	Houston, TX	100%
Cinemark-Webster *	80,000	Webster, TX	100%
Cinemark-Silver Lake	39,081	Pearland, TX	0%
Saratoga Town Center *	92,982	Corpus Christi, TX	84.9%
Tomball Town Center *	65,013	Tomball, TX	7.5%
Woodforest Square *	39,677	Houston, TX	64.6%
Pinehurst Shopping Center *	39,934	Humble, TX	76.3%
Hunting Bayou Shopping Center	134,715	Houston, TX	85.1%
24 Hour Woodlands *	45,906	The Woodlands, TX	100%
Chili’s-Hunting Bayou *	32,505	Houston, TX	100%
Walgreens-Springfield MO *	14,560	Springfield, MO	100%
24 Fitness (249 & Jones) *	85,000	Houston, TX	100%
Stables at Town Center *	66,682	Spring, TX	98%
NTB Eldridge *	37,946	Houston, TX	100%
Highland Plaza *	72,280	Houston, TX	98.6%
West End Square *	36,637	Houston, TX	87%
Sherman Town Center	441,729	Sherman, TX	91.3%
Friendswood Crossing *	67,328	Friendswood, TX	95.4%
Cypress Town Center *	34,300	Houston, TX	87.4%
Eldridge Lakes Town Center	54,980	Houston, TX	87.2%
Eldridge Town Center *	71,768	Houston, TX	98.3%
Winchester Town Center *	19,200	Houston, TX	0%
Spring Town Center	21,511	Spring, TX	85.2%
Willis Town Center *	12,740	Willis, TX	100%
11500 Market St. *	2,719	Houston, TX	100%
Bay Colony *	194,163	League City, TX	54.9%
Cyfair Town Center	51,592	Cypress, TX	98.1%
Joe’s Crab Shack *	65,340	Houston, TX	100%

*Denotes that MB REIT closed on this property by December 22, 2005.

The Properties are leased to a total of 403 tenants, of which no tenants account for more than 10% of base rental revenue for the year ended December 31, 2004.

F-31

PROPERTIES ACQUIRED FROM NEW QUEST PROPERTIES

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,881,258 for the year ended December 31, 2004.

F-32

PROPERTIES ACQUIRED FROM NEW QUEST PROPERTIES

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from one to 68 years, as of December 31, 2004, are as follows:

Year
2005	$25,495,690
2006	26,979,866
2007	26,375,116
2008	25,310,128
2009	23,190,289
Thereafter	277,906,688

$405,257,777

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

(5)                    Interest Expense

MB REIT will assume mortgage loans secured by Huntington Bayou, Sherman Town Center, Shops at Spring Town, Eldridge Lakes Town Center, and CyFair Town Center in connection with the portfolio acquisition. For each loan, the mortgage loan original balance, current balance, interest rate, and maturity date are as follows:

Property	Beginning Balance	Current Balance	Interest Rate	Maturity Date
Huntington Bayou	$4,500,000	$4,033,710	4.74%	7/30/2009
Sherman Town Center	39,650,000	38,946,660	4.95%	7/1/2014
Shops at Spring Town	8,200,000	7,919,598	4.87%	1/1/2015
Eldridge Lakes Town Center	8,100,000	7,794,114	4.88%	12/1/2014
CyFair Town Center	6,125,000	5,891,599	4.83%	12/1/2014

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$374,009
2006	2,094,125
2007	2,190,048
2008	2,282,429
2009	4,606,892
Thereafter	53,038,178

$64,585,681

F-33

PARADISE SHOPS OF LARGO

Historical Summary of Gross Income and Direct Operating Expenses
For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)
Gross income:
Base rental income	$203,818
Operating expense and real estate tax recoveries	19,124

Total gross income	222,942

Direct operating expenses:
Operating expenses	12,563
Real estate taxes	51,524
Insurance	3,740

Total direct operating expenses	67,827

Excess of gross income over direct operating expenses	$155,115

See accompanying notes to historical summary of gross income and direct operating expense.

F-34

PARADISE SHOPS OF LARGO

Note to Historical Summary of Gross Income and Direct Operating Expenses
For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 (commencement of operations) to September 30, 2005 has been prepared from the operating statements provided by the owners of the property during this period and requires management of Paradise Shops of Largo to make estimates and assumptions that affect the amounts of the revenues and expense during this period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from July 1, 2005 (commencement of operations) to September 30, 2005.

F-35

SBC Center

On November 15, 2005, MB REIT purchased SBC Center from an unaffiliated third party. The center’s only tenant is SBC Communications, Inc. (the Tenant) which is subject to a net lease in which all the non-financial operating and holding costs of the center are transferred to the tenant.  The Company has provided selected financial and operating data below for the tenant.  The tenant’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from the tenant’s December 31, 2004 Form 10-K

Selected Financial and Operating Data

Dollars in millions except per share amounts

At December 31 or for the year ended:	2004	2003	2002

Financial Data (1)
Operating revenues	$40,787	$40,498	$42,821
Operating expenses	$34,886	$34,214	$34,383
Operating income	$5,901	$6,284	$8,438
Interest expense	$1,023	$1,242	$1,382
Equity in net income of affiliates	$873	$1,253	$1,921
Other income (expense) - net	$922	$1,818	$733
Income taxes	$2,186	$2,857	$2,910
Income from continuing operations	$4,979	$5,859	$7,361
Income from discontinued operations, net of tax (2)	$908	$112	$112
Income before extraordinary item and cumulative effect of accounting changes	$5,887	$5,971	$7,473
Net income (3)	$5,887	$8,505	$5,653

Earnings per common share:
Income from continuing operations	$1.50	$1.77	$2.21
Income before extraordinary item and cumulative effect of accounting changes	$1.78	$1.80	$2.24
Net income (3)	$1.78	$2.56	$1.70

Earnings per common share - assuming dilution:
Income from continuing operations	$1.50	$1.76	$2.20
Income before extraordinary item and cumulative effect of accounting changes	$1.77	$1.80	$2.23
Net income (3)	$1.77	$2.56	$1.69

Total assets	$108,844	$100,233	$95,170
Long-term debt	$21,231	$16,097	$18,578
Construction and capital expenditures	$5,099	$5,219	$6,808
Dividends declared per common share (4)	$1.26	$1.41	$1.08
Book value per common share	$12.27	$11.57	$10.01
Ratio of earnings to fixed charges	6.32	6.35	6.20
Debt ratio	40.00%	32.00%	39.90%
Weighted-average common shares outstanding (000,000)	3,310	3,318	3,330
Weighted-average common shares outstanding with dilution (000,000)	3,322	3,329	3,348
End of period common shares outstanding (000,000)	3,301	3,305	3,318

Operating Data
Network access lines in service (000)	52,356	54,683	57,083
Long-distance lines in service (000)	20,868	14,416	6,071
DSL lines in service (000)	5,104	3,515	2,199
Wireless customers (000) - Cingular (5)	49,109	24,027	21,925
Number of employees	162,700	168,950	175,980

F-36

(1)  Amounts in the above table have been prepared in accordance with U.S. generally accepted accounting principles.

(2)  Financial statements for all periods presented reflect results from our sold directory advertising business in Illinois and northwest Indiana as discontinued operations. The operational results and the gain associated with the sale of that business are presented in “Income from discontinued operations, net of tax.”

(3)  Amounts include the following extraordinary item and cumulative effect of accounting changes: 2003, extraordinary loss of $7 related to the adoption of Financial Accounting Standards Board Interpretation No. 46 “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (FIN 46) and the cumulative effect of accounting changes of $2,541, which includes a $3,677 benefit related to the adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (FAS 143) and a $1,136 charge related to the January 1, 2003 change in the method in which we recognize revenues and expenses related to publishing directories from the “issue basis” method to the “amortization” method; 2002, charges related to a January 1, 2002 adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

(4)  Dividends declared by SBC’s Board of Directors reflect the following: 2003, includes three additional dividends totaling $0.25 per share above our regular quarterly dividend payout.

(5)  The number presented represents 100% of Cingular Wireless’ (Cingular) cellular/PCS customers. The 2004 number includes customers from the acquisition of AT&T Wireless Services Inc. (AT&T Wireless). Cingular is a joint venture in which we own 60% and is accounted for under the equity method.

F-37

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Monadnock Marketplace (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Monadnock Marketplace for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 23, 2005

F-38

MONADNOCK MARKETPLACE

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$974,852	$868,999
Operating expense and real estate tax recoveries	200,257	221,679

Total gross income	1,175,109	1,090,678

Direct operating expenses:
Operating expenses	97,827	45,647
Insurance	36,548	37,485
Real estate taxes	151,707	121,278

Total direct operating expenses	286,082	204,410

Excess of gross income over direct operating expenses	$889,027	$886,268

See accompanying notes to historical summary of gross income and direct operating expenses.

F-39

MONADNOCK MARKETPLACE

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Monadnock Marketplace (“the Property”) is located in Keene, New Hampshire.  The Property consists of approximately 65,237 square feet of gross leasable area and was approximately 76% occupied at December 31, 2004. The Property is leased to a total of 4 tenants, of which 3 tenants account for approximately 91% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to complete the acquisition of the property in January 2006 with Konover Development Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain a provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,189 for the year ended December 31, 2004.

F-40

MONADNOCK MARKETPLACE

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from four to 20 years, as of September 30, 2005, are as follows:

Year
2005	$1,162,483
2006	3,411,144
2007	3,411,894
2008	3,414,794
2009	3,389,235
Thereafter	39,269,000

$54,058,550

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-41

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lakewood Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakewood Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 9, 2006

F-42

LAKEWOOD MALL

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,353,445	$1,641,208
Operating expense and real estate tax recoveries	543,873	436,119

Total gross income	1,897,318	2,077,327

Direct operating expenses:
Operating expenses	328,002	165,015
Insurance	49,155	59,581
Real estate taxes	195,341	284,260
Interest expense	541,338	613,049

Total direct operating expenses	1,113,836	1,121,905

Excess of gross income over direct operating expenses	$783,482	$955,422

See accompanying notes to historical summary of gross income and direct operating expenses.

F-43

LAKEWOOD MALL

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Lakewood Mall (“the Property”) is located in Margate, Florida.  The Property consists of approximately 127,780 square feet of gross leasable area and was approximately 95% occupied at December 31, 2004. The Property is leased to a total of 29 tenants, of which two tenants account for approximately 32.9% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the first quarter of 2006 with Courtelis Company, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $43,575 for the year ended December 31, 2004.

F-44

LAKEWOOD MALL

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from two to 63 years, as of September 30, 2005, are as follows:

Year
2005	$1,903,855
2006	1,939,647
2007	1,829,941
2008	1,535,156
2009	1,082,386
Thereafter	20,846,070

$29,137,055

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

(5)                    Interest Expense

MB REIT will assume a mortgage loan secured by Lakewood Mall in connection with the acquisition.  This mortgage loan had an original balance of $12,100,000.  As of December 31, 2004, the mortgage loan balance is 11,932,841.  The mortgage loan bears a fixed interest rate of 6.01%, payable in monthly installments of interest only through May 1, 2004 and principal and interest thereafter, and matures on April 1, 2024.

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$214,000
2006	228,000
2007	242,000
2008	255,000
2009	273,000
Thereafter	10,720,341

$11,932,341

F-45

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lake View Technology Center (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 1 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake View Technology Center for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 9, 2006

F-46

LAKE VIEW TECHNOLOGY CENTER

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,520,467	$1,497,837
Operating expense and real estate tax recoveries	151,134	162,043

Total gross income	1,671,601	1,659,880

Direct operating expenses:
Operating expenses	220,867	247,224
Insurance	8,252	8,150
Real estate taxes	122,354	125,399

Total direct operating expenses	351,473	380,773

Excess of gross income over direct operating expenses	$1,320,128	$1,279,107

See accompanying notes to historical summary of gross income and direct operating expenses.

F-47

LAKE VIEW TECHNOLOGY CENTER

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)       Business

Lake View Technology Center (“the Property”) is located in Suffolk, VA.  The Property consists of approximately 110,007 square feet of gross leasable area and was approximately 100% occupied at December 31, 2004. The Property is currently leased which two tenants account for approximately 61% of base rental revenue for the year ended December 31, 2004, as a lease expired during the year.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), closed on the acquisition of the Property on December 2, 2005 with the Jorman Partners, an unaffiliated third party.

(2)       Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)       Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $83,186 for the year ended December 31, 2004.

F-48

Minimum rents to be received from tenants under operating leases, with terms of 10 years, as of September 30, 2005, are as follows:

Year
2005	$1,871,254
2006	1,909,581
2007	1,960,999
2008	1,986,623
2009	2,019,192
Thereafter	9,699,276

$19,446,925

(4)       Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-49

SUPPLEMENT NO. 21
DATED APRIL 11, 2006
TO THE PROSPECTUS DATED AUGUST 31, 2005
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 21 supercedes and replaces the following prior supplements to the prospectus dated August 31, 2005:  Supplement No. 14 dated January 25, 2006; Supplement No. 15 dated February 2, 2006; Supplement No. 16 dated February 15, 2006; Supplement No. 17 dated February 27, 2006; Supplement No. 18 dated March 7, 2006; Supplement No. 19 dated March 24, 2006; and Supplement No. 20 dated March 30, 2006. This supplement updates, modifies or supercedes certain information contained in the prospectus sections as described below. You should read this Supplement No. 21 together with our prospectus dated August 31, 2005, as supplemented by Supplement No. 13 dated January 11, 2006. Unless otherwise defined in this Supplement No. 21, capitalized terms used in this Supplement No. 21 have the same meanings as set forth in the prospectus.

	Supplement No. Page No.	Prospectus Page No.
Suitability Standards	2	ii
Selected Financial Data	3	40
Compensation Table	5	40
Estimated Use of Proceeds	7	51
Prior Performance of IREIC Affiliates	9	52
Management	32	79
Principal Stockholders	35	106
Business and Policies	36	107
Management’s Discussion and Analysis of Financial Condition and Results of Operations	110	115
Plan of Distribution	125	165
Relationships and Related Transactions	126	180
Independent Registered Public Accounting Firm	129	186
Financial Statements	F-i	F-i
Prior Performance Tables	A-1	A-1

Suitability Standards

This section supplements the discussion contained in our prospectus under the heading “Suitability Standards,” which begins on page ii of the prospectus.

Effective as of March 13, 2006, the requirement that a purchaser of our shares who is a resident of the State of California have a liquid net worth of at least ten times their investment in our shares is removed in its entirety. However, California investors must continue to have either (1) a liquid net worth of at least $225,000 or (2) a minimum gross annual income of at least $60,000 and a minimum net worth of at least $60,000.

2

Selected Financial Data

This section supplements the discussion contained in the prospectus under the heading “Selected Financial Data,” which begins on page 40 of the prospectus.

The following table shows selected financial data relating to the historical financial condition and results of operations of Inland American and MB REIT, our controlled and consolidated subsidiary. Such selected data should be read in conjunction with Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing elsewhere in this report.

	December 31, 2005	December 31, 2004
Total assets:
Inland American	$66,263,427	731,465
MB REIT	$799,587,478	—
Total	$865,850,905	731,465

Mortgages and margins payable		—
Inland American	$14,097,145	—
MB REIT	$213,557,000	—
Total	$227,654,145	—

Total income
Inland American	$—	—
MB REIT	$6,668,340	—
Total	$6,668,340	—

Total interest and dividend income
Inland American	$333,775	—
MB REIT	$1,406,387	—
Total	$1,740,162	—

Net loss applicable to common shareholders	$(1,372,936)	(24,000)

Net loss per common share, basic and diluted (a)	$(1.55)	(1.20)

Distributions declared to common shareholders	$438,397	—

Distributions per weighted average common share (a)	$.11	—

Funds From Operations (a)(b)	$(784,241)	—

Cash flows provided by (used in) operating activities
Inland American	$1,076,975	(14,000)
MB REIT	$10,421,422	—
Total	$11,498,397	(14,000)

Cash flows used in investing activities
Inland American	$(28,340,213)	—
MB REIT	$(782,384,668)	—
Total	$(810,724,881)	—

Cash flows provided by financing activities
Inland American	$103,189,190	214,000
MB REIT	$732,966,344	—
Total	$836,155,534	214,000

Weighted average number of common shares outstanding, basic and diluted	884,058	20,000

3

(a)           The net loss per share basic and diluted is based upon the weighted average number of common shares outstanding for the year ended December 31, 2005 and the period from October 4, 2004 (inception) to December 31, 2004, respectively. The distributions per common share are based upon the weighted average number of common shares outstanding for the period from August 31, 2005 (commencement of the offering) to December 31, 2005. See Footnote (b) below for information regarding our calculation of FFO. Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income; however in 2005 we had a tax loss which resulted in a 100% return of capital for tax purposes. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares. For the year ended December 31, 2005, $123,300 (or 100% of the distributions paid for 2005) represented a return of capital due to the tax loss in 2005. No distributions were funded in 2004. In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains. Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements. Distributions are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by the board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Code, and other factors the board of directors may deem relevant.

(b)           One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital. Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group. Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy. FFO is calculated as follows:

		2005
	Net Loss applicable to common shares	$(1,372,936)
Add:	Depreciation and amortization related to investment properties	3,449,707
Less:	Minority interests’ share of the above adjustment	2,861,012

	Funds from operations	$(784,241)

4

Compensation Table

This section supplements the discussion contained in the prospectus under the heading “Compensation Table,” which begins on page 40 of the prospectus. The following information is inserted immediately after the table ending on page 50 of the prospectus.

As of December 31, 2005, we had incurred $13,146,930 of offering and organization costs, of which $3,080,967 was advanced by our sponsor. Our business manager has agreed to pay all organization and offering expenses, excluding such selling expenses, in excess of 4.5% of the gross offering proceeds. As of December 31, 2005, these organization and offering costs did not exceed the 4.5% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering. We reimbursed the sponsor for those advances during the first quarter of 2006. Our sponsor has contributed funds sufficient to pay our distributions to stockholders and advanced funds to pay for costs until funds from our operations are adequate to cover the distributions and costs. For the year ended December 31, 2005, the sponsor advanced a total of $2,708,748 for the payment of costs and contributed $800,000 to pay our distributions of $123,300 and expenses of $676,700.

Since October 4, 2004 (inception) through December 31, 2005, we have incurred the following expenses in connection with the offering and sale of our shares:

Offering Stage
Selling commissions	$7,009,883

Marketing contributions	2,410,513

Other expenses to affiliates of the business manager	137,996

Other expenses	3,588,538

Total offering stage fees and expenses:	$13,146,930

For the year ended December 31, 2005, we or MB REIT have paid or incurred the following expenses in connection with our operational stage activities:

Operational Stage
Acquisition expenses	$49,527

Acquisition fees	0

Property management fees	358,532

Oversight fees	0

Interest expense	0

Service fee associated with purchasing, selling and servicing mortgages	427,249

Ancillary services reimbursements	392,867

Business management fees	0

Incentive fees	0

Total offering stage fees and expenses:	$1,228,175

5

There have been no property dispositions by us or MB REIT; therefore, no disposition fees have been paid or incurred by us or MB REIT as of December 31, 2005.

6

Estimated Use of Proceeds

This section supplements the discussion contained in the prospectus under the heading “Estimated Use of Proceeds,” which begins on page 51 of the prospectus.

The amounts listed in the table below represent our actual use of offering proceeds as of December 31, 2005. The organization and offering expenses may not be greater than fifteen percent (15.0%) of the “Gross Offering Proceeds.”  We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario. In addition, we will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Offering
	Amount	Percent

Gross Offering Proceeds (1)	$98,413,188	100.00%

Less Expenses:

Selling Commissions	$7,009,883	7.10%

Marketing Contribution	$2,410,513	2.40%

Due Diligence Expense Allowance	$0	0.00%

Organization and Offering Expenses(2)	$3,726,534	3.80%

TOTAL EXPENSES:	$13,146,930	13.30%

Gross Amount Available	$85,266,258	86.70%

Less:

Working Capital Reserve	$2,000,000	2.00%

Investment in MB REIT (3)	$47,000,184	47.80%

Investment in Marketable Securities	$14,017,145	14.20%

NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$22,248,929	22.70%

(1)   Gross proceeds of $98,413,188 excludes the 20,000 shares purchased by our sponsor for $200,000 preceding the commencement of our offering.

(2)   Organization and offering expenses include amounts for Securities and Exchange Commission registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses.

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(3)   On October 11, 2005, we entered into a joint venture with Minto (Delaware), LLC, which owned all of the outstanding equity of Minto Builders (Florida), Inc., or MB REIT, prior to October 11, 2005. Please refer to a discussion of the MB REIT joint venture in Supplement No. 13 dated January 11, 2006 to our Prospectus dated August 31, 2005.

8

Prior Performance of IREIC Affiliates

This section updates and supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates,” which begins on page 52 of the prospectus.

Prior Investment Programs

During the ten year period ending December 31, 2005, IREIC and its affiliates have sponsored three other REITs and forty-six (46) real estate exchange private placements, which altogether have raised more than $7,715,743,600 from over 186,390 investors. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, have raised approximately $7,429,127,000 from over 185,700 investors. Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States. Although we too may purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. The real estate exchange private placements offered by Inland Real Estate Exchange Corporation are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately ninety-six percent (96.0%) of the aggregate amount raised, approximately ninety-nine percent (99.0%) of the aggregate number of investors, approximately ninety-four percent (94.0%) of properties purchased and approximately ninety-six percent (96.0%) of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We pay fees to Inland Securities and intend to pay fees to our Business Manager, Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of is reallowed to its soliciting dealers. In addition, we reimburse IREIC for costs and other expenses of the offering. We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses. We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis. In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we will pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We will generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Furthermore, we intend to pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees, and property management fees. However, because the business conducted by, and the underlying

9

investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates for the ten year period ending December 31, 2005, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of December 31 2005	Inland Retail Real Estate Trust, Inc. REIT Program as of December 31 2005	Inland Real Estate Corporation REIT Program as of December 31, 2005	Inland Real Estate Exchange Private Placement Offerings as of December 31, 2005

Number of programs sponsored	1	1	1	46
Aggregate amount raised from investors	$4,347,968,000	2,371,012,000	710,147,000	286,617,000
Approximate aggregate number of investors	120,200	58,000	7,500	694
Number of properties purchased	288	284	156	46
Aggregate cost of properties	$7,012,408,000	4,114,125,000	1,446,000,000	565,585,600
Number of mortgages/notes	6	0	0	0
Principal amount of mortgages/notes	$100,687,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	71.00%	89.00%	87.00%	32.00%
Single-user net lease	29.00%	11.00%	13.00%	15.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	39.00%
Industrial	0.00%	0.00%	0.00%	14.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	34.00%	39.00%	40.00%	26.00%
Existing construction	66.00%	61.00%	60.00%	74.00%

Number of properties sold in whole or in part	0	13	14	1

Number of properties exchanged	0	0	0	0

During the three years prior to December 31, 2005, Inland Western Retail Real Estate Trust, Inc. purchased two hundred eighty-eight (288) properties, Inland Real Estate Corporation purchased twenty-six (26) commercial properties and

10

Inland Retail Real Estate Trust, Inc. purchased one hundred ninety-one (191) commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four (24) months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51,642,397 shares of common stock. In addition, as of December 31, 2005, IRC had issued 14,847,129 shares of common stock through its distribution reinvestment program and repurchased 5,256,435 shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $710,147,199 as of December 31, 2005. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On February 28, 2006, the closing price of the stock on the New York Stock Exchange was $15.39 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of December 31, 2005, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, a portion of which is paid monthly.

As of December 31, 2005, IRC owned one hundred forty-two (142) properties for a total investment of approximately $1,446,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common property, sales financings and the line of credit. As of December 31, 2005, IRC had debt of approximately $602,817,000 secured by its properties and had $65,000,000 outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, received an aggregate of 6,181,818 shares of IRC’s common stock valued at $11.00 per share, or approximately nine percent (9.0%) of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of 213,699,534 shares of its common stock. In addition, as of December 31, 2005, IRRETI had issued approximately 32,647,000 shares through its distribution reinvestment program, and has repurchased a total of approximately 7,831,000 shares through the share reinvestment program. As a result, IRRETI has realized total net offering proceeds of approximately $2,371,012,000 as of December 31, 2005. On December 29, 2004, IRRETI issued 19,700,060 shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focuses on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of December 31, 2005, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which is paid monthly.

As of December 31, 2005, IRRETI owned two hundred eighty-four (284) properties for a total investment of approximately $4,114,125,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of December 31, 2005, IRRETI had borrowed approximately $2,306,781,000 secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager and advisor, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

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Inland Western Retail Real Estate Trust, Inc. was formed in March 2003, through a total of two public offerings, the last of which was completed in 2005. Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of 421,983,424 shares of its common stock. In addition, as of December 31, 2005, Inland Western had issued 15,009,596 shares through its distribution reinvestment program and has repurchased 1,562,999 shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4,347,968,000 as of December 31, 2005.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of December 31, 2005, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of December 31, 2005, Inland Western owned two hundred eighty-eight (288) properties for a total investment of approximately $7,012,408,000. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of December 31, 2005, Inland Western has borrowed approximately $3,858,078,000 secured by its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western through December 31, 2005. The rate at which each company raised capital, acquired properties and generated cash from all sources determined the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed to either forgo or defer all or a portion of the business management and advisory fee due them, from time to time, to increase the amount of cash available to pay distributions while the REIT continued to raise capital and acquire properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo $10,527,710 in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo $3,211,041 and defer $13,121,256 in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003, IREIC or its affiliates received $20,925,000 in advisor fees and agreed to forgo an additional $49,131,000. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received $1,202,519 and $4,689,290, respectively, for an aggregate amount of $5,891,809. As of December 31, 2005, IREIC has forgiven $2,369,139 of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements. As of December 31, 2005, Inland Western had repaid the remaining $3,522,670.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to do so and thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation - Offering Completed 1998

	Total Distribution	Ordinary Income	Non Taxable Distribution	Capital Gain Distribution	Total Distributions per Share
	$	$*	$**	$***	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.81
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.89
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005****	64,212,187	57,502,980	—	1,364,810.95
	461,202,672	362,178,960	90,166,194	3,513,121

*         The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

**      Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

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***    Represents a capital gain distribution for federal income tax purposes.

****  The December distribution declared on December 20, 2005, with a record date of January 3, 2006 and payment date of January 17, 2006, is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

Inland Retail Real Estate Trust, Inc. - Offering Completed 2003

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution	Total Distributions per Share
	$	$*	$**		$***	$
1999	1,396,861	318,484	1,078,377		—	.49	****
2000	6,615,454	3,612,577	3,002,877		—	.77
2001	17,491,342	10,538,534	6,952,808		—	.80
2002	58,061,491	36,387,136	21,674,355		—	.82
2003	160,350,811	97,571,099	62,779,712		—	.83
2004	190,630,575	110,922,403	79,708,172		—	.83
2005	193,733,000	146,820,000	45,713,000	*	—	.76	*
	628,279,534	406,170,233	220,909,301		—

*         For the year ended December 31, 2005, we declared distributions to our shareholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

**      Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***    Represents a capital gain distribution for federal income tax purposes.

****  IRRETI began paying monthly distributions in May 1999. This amount represents total distributions per share made during the period from May 1999 through December 1999.

Inland Western Retail Real Estate Trust, Inc. - Offering Completed 2005

	Total Distributions Paid	Ordinary Income	Non Taxable Distribution	Capital Gain Distribution	Total Distributions Paid per Share
	$	$	$*	$**	$
2003	358,000	—	358,000	—	.13	***
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
	266,227,000	144,115,000	122,112,000	—

*         Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

**      Represents a capital gain distribution for federal income tax purposes

***    Inland Western began paying monthly distributions in November 2003. This amount represents total distributions per share paid during the period from November 2003 through December 2003.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution. These calculations were repeated for each month of a given year. The cumulative compounded yield on principal as of December 31 of each year was then calculated based on the cumulative number of shares owned at the beginning of December multiplied by the annualized distribution (actual distribution per share paid in December multiplied by twelve) and divided by the dollar amount of the initial principal investment.

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Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)

1994	0.00	%(4)	N/A		N/A

1995	8.45%		N/A		N/A

1996	9.55%		N/A		N/A

1997	11.00%		N/A		N/A

1998	12.14%		N/A		N/A

1999	13.36%		7.79	%(5)	N/A

2000	14.99%		9.00%		N/A

2001	17.88%		9.92%		N/A

2002	18.35%		11.07%		N/A

2003	20.07%		12.08%		4.97	%(6)

2004	21.71%		13.18%		6.91%

2005	23.99%		14.32%		7.32%

(1)  IRC sold shares for $10.00 per share from October 1994 through March 1998. During this time, the DRP purchase price was $9.05 per share. From April 1998 through December 1998, IRC sold shares for $11.00 per share. During that time and through May 2004, the DRP purchase price was $10.50 per share. In June 2004, IRC became publicly traded. Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution. This price is calculated on a monthly basis. As of December 31, 2004, the DRP purchase price was $15.10 per share.

(2)  IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share. During that time and through December 31, 2004, the DRP purchase price was $9.50 per share.

(3)  Inland Western commenced selling shares in September 2003 at a price of $10.00 per share. During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.

(4)  Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994. During 1995, IRC paid three quarterly distributions and, began paying monthly distributions in November 1995.

(5)  IRRETI began paying monthly distributions in June 1999. This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)  Inland Western began paying monthly distributions in November 2003. This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to maximize cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. Had this occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through December 31, 2005, affiliates of IREIC have sponsored five hundred fourteen (514) private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the five hundred twenty-two (522) properties purchased, ninety-three percent (93.0%) have been located in Illinois. Approximately ninety percent (90.0%) of the funds were invested in apartment buildings, six percent (6.0%) in shopping centers, two percent (2.0%) in office buildings and two percent (2.0%) in other properties. Including sales to affiliates, four hundred seventy-five (475) partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17,000,000 in these limited partnerships.

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From January 1, 1996 through December 31, 2005, investors in these private partnerships have received total distributions in excess of $336 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in three hundred one (301) private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in one hundred one (101) private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six (66) apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately thirty percent (30.0%) of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven (27) private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004. As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. IREX was formed to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through December 31, 2005, IREX has offered the sale of forty-six (46) properties with a total property value of approximately $594,374,000.

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Landings Of Sarasota DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed one hundred percent (100.0%) of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

Pets Bowie Delaware Business Trust purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

Lansing Shopping Center, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

Inland 220 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit Delaware Business Trust acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust,

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offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons Delaware Business Trust acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed one hundred percent (100.0%) of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

Inland 210 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co ..in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a one percent (1.0%) tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,500,000, which consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption

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of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $22,900,000, which consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa.  Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation.  The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc.  In August 2003, Davenport 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $28,200,000, which consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership.  The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company.  Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution.  In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,048,350, which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender.  In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum.  The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C.  The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company.  Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution.  In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,160,000, which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003.  The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000.  In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment.  The offering was completed in December 2003 when the maximum offering amount was raised.  Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace.  Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation.  In January 2004, Plainfield 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $24,400,000, which

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consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Plainfield 1031, L.L.C.  The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses.  The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center.  Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation.  In March 2004, Butterfield-Highland 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois  for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $8,150,000, which consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of one percent (1.0%) of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C.  The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses.  The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C.  LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property.  The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC.  In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,935,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $9,635,000, which consisted of $4,700,000 in debt assumption and $4,935,000 in equity investment.  The difference between the real estate acquisition price of $8,500,000 and the total price of $9,635,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses.  The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C.  Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer.  The L.L.C. financed its acquisition of the property with cash.  In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $3,900,000, which consisted of $1,793,630 in mortgage financing from Parkway Bank and Trust Co. and $2,106,370 in equity investment.  The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses.  The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center.  BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $13,605,000, which consisted of $6,905,000 in debt assumption and $6,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C.  The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses.  The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center.  Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party.  The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property.  In March 2004, Cross Creek 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the

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assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  As of June 30, 2004 the L.L.C. had raised $2,788,000. The total price was $12,078,762, which consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Cross Creek 1031, L.L.C.  The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses.  The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center East Syracuse, New York.  BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan and cash.  In June 2004, BJS Syracuse 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $15,850,000, which consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C.  The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses.  The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center Clay, New York.  Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party.  The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash.  In June 2004, Clay 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $7,145,000, which consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C.  The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C.  Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party.  The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc.  In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $5,975,000, which consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment.  The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store, Hobart, Indiana.  Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash.  In July 2004, Hobart 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $6,534,000, which consisted of an equity investment, one percent (1.0%) of which will be retained by Hobart 1031, L.L.C.  The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Kraft Cold Storage Facility, Mason City, Iowa.  Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party.  The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash.  In July 2004, Mason City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $11,000,000, which consisted of $5,333,000 in debt assumption and $5,667,000 in equity

20

investment, one percent (1.0%) of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses.  The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York.  Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party.  The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash.  On August 30, 2004, Huntington Square 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $39,200,000, which consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Huntington Square 1031, L.L.C.  The difference between the real estate acquisition price of $34,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses.  The offering was completed in June 2005 after $19,093,129 was raised.

Best Buy Store, Reynoldsburg, Ohio.  Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $4,950,000 and cash.  In September 2005, Reynoldsburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $10,345,000, which consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C.  The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee.  Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C.  The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association.  In December 2004, Jefferson City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for $10,973,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,735,000, which consisted of $9,762,000 in debt assumption and $10,973,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Jefferson City 1031, L.L.C.  The difference between the real estate acquisition price of $17,750,000 and the total price of $20,735,000 consists of $1,300,000 acquisition fee and market value adjustment, $100,000 for a property reserve account and $1,585,000 of estimated costs and expenses.  The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts.  Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $12,063,000 and cash. In October 2004, Stoughton 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for $10,187,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $19,950,000, which consisted of $9,763,000 in debt assumption and $10,187,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of $17,650,000 and the total price of $19,950,000 consists of $775,000 acquisition fee, $100,000 for a property reserve account and $1,425,000 of estimated costs and expenses.  The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C.  Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited

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Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $1,061,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,190,000, which consisted of $1,061,000 in debt assumption and $1,129,000 in equity investment. The difference between the real estate acquisition price of $1,929,316 and the total price of $2,190,000 consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses.  The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C.  Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $770,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $1,578,000, which consisted of $770,000 in debt assumption and $808,000 in equity investment. The difference between the real estate acquisition price of $1,400,632 and the total price of $1,578,000 consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses.  The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas.  Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of $2,450,000 from Bear Stearns Commercial Mortgage, Inc., a New York corporation.  In February 2005, Chenal Commons 1031, L.L.C., began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for $7,474,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $14,290,000, which consisted of $6,740,000 in debt assumption and $7,550,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Chenal Commons 1031, L.L.C.  The difference between the real estate acquisition price of $12,251,621 and the total price of $14,290,000 consists of $700,000 acquisition fee, $320,000 for a property reserve account and $1,018,379 of estimated costs and expenses.  The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois.  Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for one hundred percent (100.0%) of the beneficial interests in the trust.  The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for $21,450,000, a junior loan in the amount of $7,800,000 from Bear Stearns Commercial Mortgage, Inc.  In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust.  The property is located at 2200 and 2222 Kensington Court, Oak Brook for $23,382,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $44,950,000, which consisted of $21,450,000 in debt assumption and $23,500,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C.  The difference between the real estate acquisition price of $40,204,356 and the total price of $44,950,000 consists of $1,800,000 acquisition fee, $400,000 for a property reserve account, and $2,545,644 of estimated costs and expenses.  The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio.  Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47,800,000 from an unrelated third party, BISYS Crossings I LLC.  The L.L.C. financed its acquisition of the property with cash.  On May 12, 2005, placed a first mortgage and note for $30,245,000, a junior loan in the amount of $8,000,000 from LaSalle Mortgage, Inc.  In June 2005 Columbus 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for $22,997,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $53,475,000, which consisted of $30,245,000 in debt assumption and $23,230,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Columbus 1031, L.L.C.  The difference between the real estate acquisition price of $47,800,000 and the total price of $53,475,000 consists of $2,390,000 acquisition fee, $500,000 for a property reserve account, and $2,785,000

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of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C.  Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of $2,421,465 from Parkway Bank & Trust Co.  Simultaneous with the closing, the loan was paid down to $1,845,000.  In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $3,765,000, which consisted of $1,845,000 in debt assumption and $1,920,000 in equity investment. The difference between the real estate acquisition price of $3,228,621 and the total price of $3,765,000 consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C.  Taunton Broadway Exchange, L.L.C., a Delaware limited liability company purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of $3,150,000.  On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $1,737,000.  In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $3,685,000, which consisted of $1,737,000 in debt assumption and $1,948,000 in equity investment. The difference between the real estate acquisition price of $3,150,000 and the total price of $3,685,000 consists of $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

Wilmington 1031, L.L.C.  Wilmington Exchange, L.L.C., a Delaware limited liability company purchased the property on April 27, 2005 Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of $4,240,000.  On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,335,000 the proceeds of which were used to reimburse IREX for its cash contribution to acquire the Property.  In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,830,000, which consisted of $2,335,000 in debt assumption and $2,495,000 in equity investment. The difference between the real estate acquisition price of $4,240,000 and the total price of $4,830,000 consists of $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C.  Wood Dale Exchange, L.L.C., a Delaware limited liability company purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the Property, the LLC received a credit for the Market Day security deposit in the amount of $104,817.50.  The amount was deposited with the Manager to hold in escrow and disburse in accordance with the terms of the Market Day Lease.  The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191.  The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of $3,712,500.  In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for $3,787,500 in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $7,500,000, which consisted of $3,712,500 in debt assumption and $3,787,500 in equity investment. The difference between the real estate acquisition price of $6,780,000 and the total price of $7,500,000 consists of $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering has no investors as of September 30, 2005.

Cincinnati Eastgate 1031, L.L.C.  Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for $5,268,965 from an unrelated third party, La Place Center limited Partnership.  The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2,900,000 from Bear Stearns Commercial mortgage, Inc.  In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for $3,082,000.  Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C., if not already sold, will offer ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for $3,177,900 in cash plus the assumption of the existing

23

indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $6,110,000 which consisted of $2,900,000 in debt assumption and $3,210,000 in equity investment, of which one percent (1.0%) was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C.  The difference between the real estate acquisition price of $5,268,965 and the total price of $6,110,000 consists of $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses.  The offering is currently ongoing.

Norcross 1031, L.L.C.  Norcross Exchange, L.L.C., a Delaware limited liability company purchased the property on October 13, 2004 from  Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of $5,025,000.  On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $2,575,000.  In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $5,575,000, which consisted of $2,575,000 in debt assumption and $3,000,000 in equity investment. The difference between the real estate acquisition price of $5,025,000 and the total price of $5,575,000 consists of $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C. Martinsville Exchange, L.L.C., a Delaware limited liability company purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for $4,071,428. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of $1,946,428 and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,125,000.  In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,485,000, which consisted of $2,125,000 in debt assumption and $2,360,000 in equity investment. The difference between the real estate acquisition price of $4,071,428 and the total price of $4,485,000 consists of $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Indiana Office 1031, L.L.C.  Indiana Office Exchange , L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage , on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC.  The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of $20,850,000 and a B note for $5,212,000 from Bear Stearns Commercial mortgage, Inc.  In November 2005 Indiana Office Exchange, L.L.C., the initial beneficiary of Indiana Office 1031, L.L.C. offered ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the property for $18,200,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $39,050,000 which consisted of $20,850,000 in debt assumption and $18,200,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Indiana Office 1031, L.L.C.  The difference between the real estate acquisition price of $34,750,000 and the total price of $39,050,000 consists of $1,950,000 acquisition fee, $450,000 for a property reserve account, and $2,150,000 of estimated costs and expenses.  The offering is currently ongoing.

Yorkville 1031, L.L.C.  Yorkville Exchange , L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October  12, 2005 for $7,475,000 from an unrelated third party, HD Partners XXIII , LLC, a Delaware limited liability company . The L.L.C. funded its acquisition of the property with cash.  In December 2005 Yorkville Exchange, L.L.C., the initial beneficiary of Yorkville 1031, L.L.C. will offer ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $8,910,000 which consists of $8,910,000 of equity investment, one percent (1.0%) to be retained by Yorkville 1031, L.L.C.  The difference between the real estate acquisition price of $7,475,000 and the total price of $8,910,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $985,000 of estimated costs and expenses.  The offering is currently ongoing.

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The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota	Sentry Office Building	Pets Bowie	1031 Chattanooga	Lansing Shopping Center	Inland 220 Celebration Place
	DBT	DBT	DBT	DBT	DBT	DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit	Broadway Commons	Bell Plaza	Inland 210 Celebration Place	CompUSA Retail Building	Janesville Deere Distribution Facility
	DBT	DBT	1031 LLC	DBT	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

25

	Fleet Office Building	Davenport Deere Distribution Facility	Grand Chute	Macon Office	White Settlement Road Investment	Plainfield Marketplace
	1031 LLC	1031 LLC	DST	DST	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center	Long Run	Forestville	Bed, Bath & Beyond	Cross Creek Commons	BJ’s Shopping Center
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

26

	Barnes & Noble Retail Center	Port Richey	Walgreens Store Hobart	Kraft Cold Storage Facility	Huntington Square Plaza	Best Buy Store Reynoldsburg
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

27

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway
	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%

Offering & Organization	1.02%	0.78%	1.05%	1.16%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%

Total Load(4)	18.49%	22.28%	27.94%	27.46%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%

Property Management Fees(6)	N/A	N/A	4.50%	3.0%

Backend Sales Commission	N/A	N/A	3.5%	N/A

	CVS Wilmington	Wood Dale Exchange	Cincinnati Eastgate
	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.16%	Up to 8.52%	Up to 8.66%

Selling Commission To Third Party Reps	5.81%	6.00%	6.00%

Due Diligence Fee	0.48%	0.50%	0.50%

Marketing Expenses	0.97%	1.00%	1.00%

Offering & Organization	0.90%	1.02%	1.16%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.54%	2.21%	6.85%

Bridge Financing Fees	0.47%	0.41%	3.85%

Total Load(4)	31.66%	17.03%	23.86%

Asset Management Fees(5)	0.50%	0.53%	0.47%

Property Management Fees(6)	3.0%	3.0%	N/A

Backend Sales Commission	N/A	N/A	N/A

28

	Norcross	Martinsville	Indiana Office	Yorkville
	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 7.72%	Up to 8.03%	Up to 8.40%	Up to 8.41%

Selling Commission To Third Party Reps	5.58%	6.00%	6.00%	6.00%

Due Diligence Fee	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	0.93%	1.00%	1.00%	1.00%

Offering & Organization	0.76%	0.53%	0.90%	0.91%

Mortgage Broker Fee (2)	0.50%	0.50%	0.56%	0.00%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	3.52%	1.96%	5.61%	4.68%

Bridge Financing Fees	0.44%	0.43%	0.27%	0.63%

Total Load(4)	18.33%	17.52%	22.53%	14.98%

Asset Management Fees(5)	0.10%	0.13%	0.27%	0.96%

Property Management Fees(6)	2.9%	2.9%	5.0%	3.0%

Backend Sales Commission	N/A	N/A	N/A	N/A

(1)   Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)   The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

(3)   Acquisition Fee & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)   The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5)   Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6)   Property Management Fees are calculated as a percentage of Gross Income from the property.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by one-eighth of one percent (0.125%) then divided by twelve (12). This figure, however, shall never exceed $10,000 nor be less than $1,200 monthly.

Termination Fees:

Master Lease:  8.333% of the last twelve (12) months of net operating income less rent payments for the same twelve (12) months multiplied by the number of months remaining on the then-current term of the Master Lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

29

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through December 31, 2005:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2005 Annual Distribution	2004 Annual Distribution	2003 Annual Distribution
		($ )		($ )	(%)	(%)	(%)
Landings of Sarasota DBT(1)	9	4,000,000	05/2002	8,381,766	8.57	8.39	8.07
Sentry Office Building DBT(2)	7	3,500,000	04/2002	1,207,934	9.79	9.25	8.73
Pets Bowie DBT(3)	7	2,600,000	07/2002	823,722	9.24	9.12	8.73
1031 Chattanooga DBT(4)	9	1,900,000	05/2003	566,110	8.26	8.26	8.26
Lansing Shopping Center DBT(5)	5	5,000,000	09/2002	1,449,035	9.01	8.96	8.29
Inland 220 Celebration Place DBT(6)	35	15,800,000	09/2003	4,284,479	8.89	8.10	8.10
Taunton Circuit DBT(7)	1	3,750,000	09/2002	1,015,898	8.31	8.31	8.31
Broadway Commons DBT(8)	32	8,400,000	12/2003	1,888,140	8.31	8.26	8.22
Bell Plaza 1031, LLC(9)	1	890,000	11/2002	428,723	12.30	16.05	14.67
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	1,554,041	8.23	8.23	8.23
CompUSA Retail Building, LLC	11	3,950,000	02/2004	790,014	8.28	8.17	8.05
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	1,677,418	7.62	7.35	7.23
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	1,656,122	8.08	7.19	7.19
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	2,302,409	7.36	7.36	7.36
Grand Chute DST	29	6,370,000	03/2004	1,132,650	8.51	8.49	8.48
Macon Office DST	29	6,600,000	03/2004	1,102,027	8.20	8.20	8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	243,428	8.34	8.34	—
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	1,505,452	7.13	7.09	—
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	498,568	7.44	7.20	—
Long Run 1031, LLC	1	4,935,000	05/2004	914,885	8.47	9.42	—
Forestville 1031, LLC	1	2,106,000	05/2004	443,396	12.92	7.55	—
Bed, Bath & Beyond 1031, LLC	20	6,700,000	10/2004	673,539	7.55	7.58	—
Cross Creek Commons 1031, LLC	26	7,000,000	08/2004	751,896	7.31	7.30	—
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	799,073	7.68	7.69	—
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	304,242	6.66	6.65	—
Port Richey 1031, LLC	1	3,075,000	07/2004	404,371	9.30	9.24	—
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	3,788,669	5.88	5.78	—
Kraft Cold Storage Facility 1031, LLC	19	5,667,000	12/2004	455,618	7.00	7.00	—
Huntington Square Plaza 1031, LLC	39	20,050,000	06/2005	1,100,999	6.48	—	—
Best Buy Store Reynoldsburg 1031, LLC	19	5,395,000	02/2005	345,742	6.73	—	—
Jefferson City 1031, LLC	28	10,973,000	04/2005	667,095	7.96	—	—
Stoughton 1031, LLC	27	10,187,000	05/2005	574,417	6.66	—	—
Indianapolis Entertainment 1031, LLC	1	1,129,000	11/2004	88,805	7.15	—	—
Mobile Entertainment 1031, LLC	1	808,000	11/2004	63,628	7.16	—	—
Chenal Commons 1031, LLC	19	7,550,000	06/2005	404,504	7.53	—	—
Oak Brook Kensington 1031, LLC	45	23,500,000	10/2005	932,882	7.28	—	—
Columbus 1031, LLC	37	23,230,000	10/2005	499,828	—	—	—
Edmond 1031, LLC	1	1,920,000	05/2005	90,408	7.73	—	—
Taunton Broadway 1031, LLC	1	1,948,000	08/2005	50,998	—	—	—
Wilmington 1031, LLC	1	2,495,000	9/2005	44,690	7.11	—
Wood Dale 1031, LLC	10	3,787,500	10/2005	57,747	—	—	—
Cincinnati Eastgate 1031, LLC	0	—	*	—	—	—	—
Norcross 1031, LLC	1	3,000,000	11/2005	29,326	6.86
Martinsville 1031, LLC	1	2,360,000	12/2005	0	N/A
Indiana Office 1031, LLC	0	18,200,000	*	0	N/A
Yorkville 1031, LLC	0	8,910,000	*	0	N/A

		$359,539,500		$45,994,692

*      Offering was not complete as of December 31, 2005.

(1)   The 2002 Annual Distribution for this entity was 8.00% and the 2001 Annual Distribution was 8.00%.

(2)   The 2002 Annual Distribution for this entity was 8.20%.

(3)   The 2002 Annual Distribution for this entity was 8.89%.

(4)   The 2002 Annual Distribution for this entity was 8.19%.

(5)   The 2002 Annual Distribution for this entity was 8.47%.

30

(6)   The 2002 Annual Distribution for this entity was 8.08%.

(7)   The 2002 Annual Distribution for this entity was 8.22%.

(8)   The 2002 Annual Distribution for this entity was 8.14%.

(9)   The 2002 Annual Distribution for this entity was 13.53%.

31

Management

This section updates the biographies and other personal information contained in the prospectus under the heading “Management — Our Directors and Executive Officers,” which begins on page 82 of the prospectus. All information is as of April 5, 2006.

J. Michael Borden, 69. Independent Director since October 2004. Mr. Borden is president and chief executive officer of Freedom Plastics, Inc., Rock Valley Trucking Co., Inc., Total Quality Plastics, Inc., Rock Valley Leasing, Inc., Hufcor Inc., Airwall, Inc. and Soft Heat. Mr. Borden also is the chief executive officer of F. P. Investments. Over the last twenty-five years, Mr. Borden’s various businesses have routinely entered into real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets. He currently serves on the board of directors of SSI Technologies, Inc., Dowco, Inc., M&I Bank, Employers Health Cooperative, Competitive Wisconsin, St. Anthony of Padua Charitable Trust and Great Lakes Packaging, is a trustee of The Nature Conservancy and is a regent of the Milwaukee School of Engineering. Mr. Borden also is a member of the National Governor’s Association Workforce Investment Act, the Federal Reserve Bank Advisory Board. Mr. Borden previously served as chairman of the board of the Wisconsin Workforce Development Board and as a member of the SBA Advisory Council and the Federal Reserve Bank Advisory Council. He was named Wisconsin entrepreneur of the year in 1998. Mr. Borden received a bachelor degree in accounting and finance from Marquette University, Milwaukee, Wisconsin. He also attended an MBA program in finance at Marquette University.

Brenda G. Gujral, 63. President and Director since October 2004. Ms. Gujral is also the president, chief operating officer and a director of IREIC, the parent company of our Business Manager. She also is president, chief operating officer and a director of Inland Securities Corporation, chief executive officer and a director of Inland Western Retail Real Estate Trust, Inc. and a director of Inland Investment Advisors, Inc., an investment advisor, and Inland Retail Real Estate Trust, Inc. Ms. Gujral also is chairperson of the board of Inland Real Estate Exchange Corporation.

Ms. Gujral has been with the Inland organization for over twenty years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon to implement land use legislation for that state. She is a graduate of California State University, Fresno, California. She holds Series 7, 22, 39 and 63 certifications from the National Association of Securities Dealers, Inc. and is a member of The National Association of Real Estate Investment Trusts. Ms. Gujral also is a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

David Mahon, 43. Independent Director since October 2004. Mr. Mahon currently serves as managing director of GE Antares Capital and is one of GE Antares’ senior deal professionals with over 18 years of leveraged finance experience. Mr. Mahon currently works in capital markets where he is responsible for structuring and syndicating GE Antares’ transactions. Previously, Mr. Mahon also was primarily responsible for the purchasing and trading of investments for Antares’ securitized investment funds. Prior to forming Antares, Mr. Mahon spent six years at Heller Financial, the last three years of which he worked within the capital markets group of corporate finance. He also spent three years with Citicorp’s leveraged capital group and started his career at Arthur Andersen. Mr. Mahon currently serves on the board of directors for Noodles & Company, an operator of approximately 125 casual dining restaurants based in Boulder, Colorado. Mr. Mahon is a CPA and a graduate of Augustana College, Rock Island, Illinois.

Thomas F. Meagher, 75. Independent Director since October 2004. Mr. Meagher currently serves on the board of directors of The Private Bank of Chicago, DuPage Airport Authority, the TWA Plan Oversight Committee and Festival Airlines. He also is a former member of the board of trustees of Edward Lowe Foundation. Mr. Meagher has previously served on the board of directors of UNR Industries, Rohn Towers, Greyhound Lines Inc. and Trans World Airlines, where he served as chairman of the board for two years and participated in the sale of the company to American Airlines.

Mr. Meagher began his business career in 1958 when he was selected by American Airlines for their management training program. He subsequently joined Continental Air Transport of Chicago as Executive Vice-President in 1964. In 1970, Mr. Meagher was appointed the first president and chief executive officer of the Chicago Convention and Tourism Bureau, returning to Continental Air Transport as president and chief executive officer in 1972. In 1980, Mr. Meagher purchased Howell Tractor and Equipment Company, a large heavy construction equipment dealership, and sold the company in April 2005. He is the principal stockholder and chairman of Professional Golf Cars of Florida.

Mr. Meagher is a native of Chicago, Illinois. He received his bachelor degree from St. Mary’s University of Minnesota. Upon graduation, he entered the U.S. Marine Corps Officer Candidate Program, serving with the 2nd Marine Air Wing and achieving the rank of Captain. Mr. Meagher also attended graduate business school at the University of Chicago.

32

Robert D. Parks, 62. Chairman of the Board; Director since October 2004. Mr. Parks also is a director of The Inland Group, Inc. and is one of its founding stockholders. Mr. Parks, who has been with The Inland Group and its affiliates since 1968, is chairman and director of IREIC, director of Inland Securities Corporation and a director of Inland Investment Advisors, Inc. He also is president, chief executive officer and a director of Inland Real Estate Corporation, and serves on its management committee. In addition, he is chairman and a director of Inland Retail Real Estate Trust, Inc., and is a director of Inland Western Retail Real Estate Trust, Inc. Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all investments and investor relations.

Prior to joining Inland, Mr. Parks taught in Chicago’s public schools. He received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers. He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts.

Paula Saban, 52. Independent Director since October 2004. Mrs. Saban has worked in the financial services and banking industry for over twenty-five years. She began her career in 1978 with Continental Bank, which later merged into Bank of America. From 1978 to 1990, Mrs. Saban held various consultative sales roles in treasury management and in traditional lending areas. She also managed client service teams and developed numerous client satisfaction programs. In 1990, Mrs. Saban began designing and implementing various financial solutions for clients with Bank of America’s Private Bank and Banc of America Investment Services, Inc. Her clients included top management of publicly-held companies and entrepreneurs. In addition to managing a diverse client portfolio, she was responsible for client management and overall client satisfaction. She recently retired from Bank of America as a senior vice president/private client manager. In 1994, Mrs. Saban and her husband started a construction products company, Newport Distribution, Inc., of which she is president and a principal stockholder.

Mrs. Saban received her bachelor degree from MacMurray College, Jacksonville, Illinois, and her master of business administration from DePaul University, Chicago, Illinois. She holds Series 7 and 63 certifications from the National Association of Securities Dealers, Inc. She is president of the Fairview Elementary School PTA and is a former trustee of both the Goodman Theatre and Urban Gateways.

William J. Wierzbicki, 59. Independent Director since October 2005. Mr. Wierzbicki is a registered Professional Planner in the Province of Ontario, Canada, and is a member of both the Canadian Institute of Planners and the Ontario Professional Planners Institute. Mr. Wierzbicki is the sole proprietor of “Planning Advisory Services,” a land-use planning consulting service providing consultation and advice to various local governments, developers and individuals.

Mr. Wierzbicki has recently retired from his position as the Coordinator of Current Planning with the City of Sault Ste. Marie, Ontario. In that capacity, his expertise was in the review of residential, commercial and industrial development proposals. Mr. Wierzbicki led the program to develop a new Comprehensive Zoning By-Law for the City of Sault Ste. Marie. Mr. Wierzbicki was the leader of the team that developed the Sault Ste. Marie’s Industrial Development Strategy, which identified approximately 1,000 acres of land that has the potential for industrial development. He also administered the implementation of the first phase of the strategy, which resulted in the city purchasing, servicing, and putting approximately 150 acres on the market at competitive prices. The program is designed to use and replenish the city’s Industrial Development Fund.

Mr. Wierzbicki is the chairman of the Sault North Planning Board, which is responsible for land-use planning for 32 unorganized townships north of the city of Sault Ste. Marie and was a provincial government appointment. He has served three consecutive three-year terms with six years as the chairman of the board. Mr. Wierzbicki is an independent director on the Sault Area Hospital board of directors and sits on that board’s New Hospital Planning Committee and the Quality and Performance Committee. Mr. Wierzbicki is on the Excellence in Planning Awards Committee for the Ontario Professional Planners Institute.

Roberta S. Matlin, 61. Vice president – administration. Ms. Matlin has been an officer of the company since its formation in October 2004. Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as senior vice president of IREIC, directing its day-to-day internal operations. Ms. Matlin is a director of IREIC, a director and president of Inland Investment Advisors, Inc., and Intervest Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation. She is the president of our Business Manager. She has been vice president of administration of Inland Western Retail Real Estate Trust, Inc. since its formation. From 1998 until 2004, she was vice president of administration of Inland Retail Real Estate Trust, Inc. She was vice president of administration of Inland Real Estate Corporation from 1995 until 2000. From June 2001 until April 2004 she was a trustee and executive vice president of

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Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois, Champaign, Illinois. She holds Series 7, 22, 24, 39, 63 and 65 certifications from the National Association of Securities Dealers, Inc.

Lori Foust, 41. Treasurer and principal accounting officer, and the chief financial officer of our Business Manager. Ms. Foust joined us in October 2005. She joined the Inland organization as Vice President of Inland Western Retail Real Estate Advisory Services, Inc. in 2003 and became the principal accounting officer for Inland Western Retail Real Estate Trust, Inc. in 2004. She is responsible for our overall financial management and reporting. She has an extensive background in real estate, encompassing significant real estate transactions including acquisitions, dispositions, financings, and joint ventures. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor degree in accounting and her master of business administration degree from the University of Central Florida. Ms. Foust is a certified public accountant and a member of the AICPA. Ms. Foust also serves on the board of directors of Minto Builders (Florida), Inc., a subsidiary of the company.

Scott W. Wilton, 45. Secretary. Mr. Wilton has been an officer of the company since its formation in October 2004. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the secretary of Inland Real Estate Exchange Corporation. In 2003, he became secretary of Inland Western Retail Real Estate Trust, Inc. Mr. Wilton is involved in all aspects of The Inland Group’s business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received bachelor degrees in economics and history from the University of Illinois, Champaign, in 1982 and his law degree from Loyola University, Chicago, Illinois, in 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate, corporate transactions and litigation.

This section updates and supplements the discussion under the heading “Compensation of Directors and Officers,” which appears on page 86 of the prospectus.

Effective as of July 1, 2006, the annual fee paid to our independent directors (other than the chairperson of our audit committee) will increase from $10,000 to $15,000. In addition, also effective as of July 1, 2006, we will pay the chairperson of our audit committee an annual fee of $20,000. The amounts of our per meeting fees, as well as our expense reimbursement policy, remain unchanged.

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Principal Stockholders

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 106 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons that beneficially own more than 5.0% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of April 5, 2006. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty (60) days after the date of this table. Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class

J. Michael Borden, Independent Director	1,000	(2)	*
Brenda G. Gujral, Director and President	—		—
David Mahon, Independent Director	1,000	(2)	*
Thomas F. Meagher, Independent Director	1,000	(2)	*
Robert D. Parks, Director and Chairman of the Board	—		—
Paula Saban, Independent Director	1,000	(2)	*
William J. Wierzbicki, Independent Director	1,000	(2)	*
Roberta S. Matlin, Vice President – Administration	127.1148		*
Lori J. Foust, Treasurer	—		—
Scott W. Wilton, Secretary	—		—
All Directors and Officers as a group (ten persons)	5,127.1148		*

*Less than one percent (1.0%)

(1)   The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)   Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan. Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

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Business and Policies

This section supplements the discussion contained in the prospectus under the heading “Business and Policies – Joint Ventures and Other Co-Ownership Arrangements,” appearing on page 109 of the prospectus, as previously supplemented by Supplement No. 13, and is inserted at the end of such discussion.

MB REIT Distributions

On February 9, 2006, MB REIT declared a cash distribution of $1.8 million paid to all common stockholders of record at the close of business on February 9, 2006. As of this date, the Company owned approximately 70% of the outstanding common stock of MB REIT and received a total of $1,273,570 of this distribution.

On March 2, 2006, MB REIT declared a cash distribution of $500,000.00 paid to all common stockholders of record at the close of business on March 2, 2006. As of this date, the Company owned approximately 70% of the outstanding common stock of MB REIT and received a total of $353,770.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies,” which begins on page 107 of the prospectus. A new subsection titled “Description of Real Estate Assets” has been added by Supplement No. 13 after the discussion of “Other Policies,” which ends on page 114 of the prospectus.

Description of Real Estate Assets

Property Transactions – Probable Acquisitions

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, has identified the following properties as probable acquisitions:

Plaza at Eagles Landing; Stockbridge, Georgia

MB REIT anticipates purchasing a fee simple interest in a new construction shopping center known as Plaza at Eagles Landing containing approximately 33,265 gross leasable square feet. The center is located at 1060 Eagles Landing Parkway in Stockbridge, Georgia.  This property is located in the Atlanta retail market and Forest Park/Jonesboro/Clayton retail submarket and is considered to have a primary trade area of approximately three to five miles. This property competes with at least six (6) other retail centers within its submarket.

MB REIT anticipates purchasing this property from an unaffiliated third party, The Eagle Soars, LLC, for approximately $9.7 million.  MB REIT anticipates purchasing this property for cash and may later borrow monies using this property as collateral.

If this property is acquired, MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance when purchased.

One tenant, Walgreens, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreens	14,820	45	20.45	04/06	03/81

The Walgreens lease also contains an exclusivity provision in favor of the tenant and restricts the lessor from leasing to a restaurant, except for a coffee shop, fast food restaurant or other restaurant that generates less than 20% of its total revenue from the sale of alcoholic beverages and is located within the western-most 3,500 square feet of space identified as “shops” on the site plan.

Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $26,637.  The real estate taxes payable were calculated by multiplying Plaza at Eagles Landing’s assessed value by a tax rate of 42.89%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $7.2 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Plaza at Eagles Landing was built in 2005.  As of April 1, 2006, this property was one-hundred percent (100%) occupied, with a total of approximately 33,265 square feet leased to 11 tenants.  The following table sets forth certain information with respect to those leases:

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	Approximate				Current	Base Rent Per
	GLA Leased			Renewal	Annual	Square Foot
Lessee	(Sq. Ft.)	Lease Ends		Options	Rent ($)	Per Annum ($)
Kiss My Tiara	1,400	02/11		—	28,000	20.00
Kiss My Tiara Home Décor	1,600	02/11		2/5 yr.	28,800	18.00
Rex Florist	2,000	03/11		2/5 yr.	40,000	20.00
All About Cookies & More	1,680	03/11		2/5 yr.	31,080	18.50
Phancy Pheasant	1,200	03/11		2/5 yr.	21,600	18.00
Tanning Salon	2,420	03/11		2/5 yr.	43,560	18.00
Preston Hair Salon	2,500	04/11		2/5 yr.	47,500	19.00
Preston Kids Studio	1,500	04/11		2/5 yr.	27,000	18.00
Starbucks	1,645	09/15		4/5 yr.	60,865	37.00
Moe’s Southwest Grill	2,500	04/16		2/5 yr.	72,500	29.00
Walgreens	14,820	03/81	*	—	303,000	20.45

*Walgreens has the option to terminate its lease as of March 31, 2031 upon giving 6 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 6 months notice to the lessor.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	—	—	—	703.905	—
2007	0	—	—	—	714.106	—
2008	0	—	—	—	724.612	—
2009	0	—	—	—	735.433	—
2010	0	—	—	—	746.580	—
2011	8	14,300	310,149	40.91%	758,061	21.69
2012	0	—	—	—	450,433	—
2013	0	—	—	—	453,030	—
2014	0	—	—	—	455,705	—
2015	1	1,645	60,865	13.28%	458,460	37.00

The table below sets forth certain information with respect to the occupancy rate at Plaza at Eagles Landing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	5%	37.00

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

CyFair Town Center; Cypress, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as CyFair Town Center, containing approximately 50,520 of gross leasable square feet. The center is located at 17445 Spring Cypress in Cypress, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

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If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 46 Hwy 290 - Spring Cypress L. P., with their own funds of approximately $9.7 million and the assumption of a mortgage loan in the amount of approximately $5.9 million at closing. The loan requires month principal and interest payments at an annual interest rate of 4.83% and matures in December 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

None of the tenants lease more than 10% of the total gross leasable area of the property.

If acquired, real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $153,000. The real estate taxes payable were calculated by multiplying CyFair Town Center’s assessed value by a tax rate of 2.611.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $11.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

CyFair Town Center was built in 2003. As of April 1, 2006, this property was one hundred percent (100%) occupied, with approximately 51,520 square feet leased to twenty-six (26) tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Pizza Hut	1,610	09/08	2/5 yr.	30,590	19.00
Subway	1,540	10/08	1/5 yr.	30,800	20.00
TGF Haircutters	1,400	10/08	—	29,400	21.00
The UPS Store	1,364	11/08	1/5 yr.	25,916	19.00
Strong Vision Center	1,750	11/08	1/5 yr.	33,250	19.00
Nationwide Insurance	1,050	11/08	—	21,000	20.00
Under the Sun	1,750	01/09	—	35,000	20.00
Galaxy Health Care Centers	3,150	02/09	—	63,000	20.00
Cypress Rosehill Medical Clinic	2,100	03/09	—	42,000	20.00
Vikie Lynn’s	1,400	04/09	—	26,600	19.00
Bella DeCor	1,436	06/09	—	28,716	20.00
Hintze Dance Center	2,810	07/09	1/5 yr.	53,390	19.00
Paper Daisy	1,200	08/09	1/5 yr.	24,000	20.00
The Great Frame Up	1,800	08/09	1/5 yr.	36,000	20.00
Universal Land Title of Texas	1,200	10/09	—	25,488	21.24
ShoeStrings Children’s Boutique	1,400	10/09	1/5 yr.	28,000	20.00
Texas One Community Credit Union	1,400	10/09	—	33,600	24.00
Cold Stone Creamery	1,400	11/09	1/5 yr.	33,600	24.00
Classic Hair	1,750	11/09	1/5 yr.	35,000	20.00
Wireless Choice	983	02/10		23,592	24.00
La Maria Mexican Restaurant	4,200	11/10	—	75,600	18.00
Unique Nails & Day Spa	2,100	11/13	2/5 yr.	42,000	20.00
Gary Pillers, DDS	2,450	12/13	2/5 yr.	49,000	20.00
Gateway Global	2,800	12/13	2/5 yr.	50,400	18.00
Green Garden Chinese Restaurant	3,477	07/14	1/5 yr.	59,109	17.00
Washington Mutual Bank	4,072	08/23	4/5 yr.	85,000	20.87

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	1,032,602	—
2007	0	—	—	0.0%	1,044,162	—
2008	6	8,714	177,570	16.9%	1,050,745	20.38
2009	13	22,796	474,214	53.2%	890,629	20.80
2010	2	5,183	100,175	24.1%	416,415	19.33
2011	0	—	—	0.0%	316,240	—
2012	0	—	—	0.0%	316,240	—
2013	3	7,350	161,700	49.6%	326,240	22.00
2014	1	3,477	69,540	42.3%	164,540	20.00
2015	0	—	—	0.0%	95,000	—

The table below sets forth certain information with respect to the occupancy rate at CyFair Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($ )
2005	79%	20.04
2004	37%	19.69

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Eldridge Lakes Town Center; Houston, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Eldridge Lakes Town Center, containing approximately 54,980 of gross leasable square feet. The center is located at 6340 North Eldridge Parkway in Houston, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 41A Eldridge Lakes II, L.P., with their own funds of approximately $8.7 million and the assumption of a mortgage loan in the amount of approximately $7.8 million at closing. The loan requires monthly principal and interest payments at an annual interest rate of 4.88% and matures in December 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Three tenants, Walgreen’s, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)

				Lease Term
				Beginning	To
Walgreen’s	14,820	27	20.85	10/04	09/79

Dollar Hut	6,000	11	16.00	12/03	11/08
			17.60	12/08	11/13

Pizza Factory	5,710	10	18.42	12/04	12/09

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Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $165,000. The real estate taxes payable were calculated by multiplying Eldridge Lakes Town Center’s assessed value by a tax rate of 3.361.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $12.4 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eldridge Lakes Town Center was built in 2004. As of January 1, 2006, this property was one hundred percent (100%) occupied, with approximately 54,980 square feet leased to nineteen (19) tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Cosmic Copies & Mail	1,400	12/08	—	26,600	19.00
TGF Haircutters	1,330	01/09	1/5 yr.	29,050	20.75
Spectrum Eye Care	1,400	01/09	1/5 yr.	26,950	19.25
Subway	1,400	01/09	1/5 yr.	26,880	19.20
One Stop Cellular & Satellite	1,300	04/09	1/5 yr.	25,025	19.25
Burning Desires Candle	2,000	06/09	—	37,200	18.60
The Midas Real Estate Group	1,400	06/09	1/5 yr.	25,480	18.20
The Great Frame Up	1,600	08/09	1/5 yr.	28,800	18.00
Marble Slab Creamery	1,300	09/09	2/5 yr.	24,050	18.50
Pizza Factory	5,710	12/09	2/5 yr.	105,178	18.42
H & R Block	1,300	04/10	—	24,700	19.00
Olund Enterprises	1,350	10/10	—	24,300	18.00
Dollar Hut	6,000	11/13	2/5 yr.	96,000	16.00
Vogue Cleaners & Alterations	1,750	12/13	2/5 yr.	33,250	19.00
Image Nails & Facial	1,470	01/14	1/5 yr.	27,342	18.60
Chinois Orient Bistro	3,000	02/14	—	54,000	18.00
True Care Dental	1,750	07/14	2/5 yr.	30,450	17.40
Bank of America	4,700	11/18	4/5 yr.	175,000	37.23
Walgreen’s	14,820	09/79	—	309,000	20.85

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	1,134,005	—
2007	0	—	—	0.0%	1,135,605	—
2008	1	1,400	27,650	2.4%	1,162,705	19.75
2009	9	17,510	308,456	26.8%	1,149,636	17.62
2010	2	2,650	49,000	6.0%	817,822	18.49
2011	0	—	—	0.0%	768,822	—
2012	0	—	—	0.0%	768,822	—
2013	2	7,750	142,175	18.0%	788,073	18.35
2014	3	6,220	125,148	19.4%	645,897	20.12
2015	0	—	—	0.0%	520,750	—

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The table below sets forth certain information with respect to the occupancy rate at Eldridge Lakes Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	20.61
2004	98%	12.25

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Sherman Town Center; Sherman, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Sherman Town Center, containing approximately 378,659 of gross leasable square feet (excluding ground lease space). The center is located at Highway 75 North in Sherman, Texas. This property competes with four (4) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 60 Hwy 75 - Loy Lake, L.P., with their own funds of approximately $20.3 million and the assumption of a mortgage loan in the amount of approximately $38.9 million at closing. The loan requires monthly principal and interest payments at an annual interest rate of 4.95% and matures in July 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Three tenants, Belk, Hobby Lobby and Cinemark USA, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Belk	73,777	19	3.25	03/04	01/10
			3.75	02/10	01/15
			4.25	02/15	01/20
			4.75	02/20	03/24

Hobby Lobby	65,000	17	7.25	04/04	04/09
			7.75	05/09	04/14
			8.25	05/14	04/19

Cinemark USA	38,597	10	14.50	12/03	12/23

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $892,000. The real estate taxes payable were calculated by multiplying Sherman Town Center’s assessed value by a tax rate of 2.707.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $44.4 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

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Sherman Town Center was built in 2002. As of January 1, 2006, this property was one hundred percent (100%) occupied, with approximately 378,659 square feet (excluding ground lease space) leased to thirty-three (33) tenants (including one ground lease tenant). The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Payless ShoeSource	2,934	03/09	2/5 yr.	52,812	18.00
Eyemart Express	4,000	04/09	2/5 yr.	73,000	18.25
The Dress Barn	7,700	06/09	3/5 yr.	107,800	14.00
Cold Stone Creamery	1,400	08/09	1/5 yr.	28,700	20.50
Sprint PCS	3,000	09/09	2/5 yr.	60,000	20.00
Nail Works	1,400	09/09	—	30,100	21.50
Gamestop	1,400	09/09	1/5 yr.	28,000	20.00
Lane Bryant	4,080	09/09	2/5 yr.	65,280	16.00
Sport Clips	1,400	11/09	1/5 yr.	28,000	20.00
Rue 21	4,000	12/09	2/5 yr.	66,000	16.50
Old Navy	14,800	01/10	3/5 yr.	199,800	13.50
Lifeway Christian Bookstore	5,950	01/10	2/5 yr.	110,075	18.50
Batteries Plus	2,080	03/10	1/5 yr.	36,400	17.50
Gift, Décor and More	2,135	05/10	—	38,430	18.00
Chuck E. Cheese	7,108	11/13	4/5 yr.	57,600	8.10
Wendy’s (Ground Lease)	N/A	12/13	4/5 yr.	65,000	N/A
Pier 1 Imports	9,460	04/14	2/5 yr.	144,265	15.25
Petco	15,030	05/14	3/5 yr.	211,923	14.10
Mattress Giant	4,500	08/14	2/5 yr.	92,250	20.50
Famous Footwear	8,400	08/14	2/5 yr.	123,900	14.75
Motherhood Maternity	2,000	09/14	2/5 yr.	42,000	21.00
Panera Bread	5,200	11/14	3/5 yr.	139,100	26.75
Claire’s Boutique	1,600	11/14	2/5 yr.	32,000	20.00
Ross Stores	30,187	01/15	5/5 yr.	286,776	9.50
Bed, Bath & Beyond	19,000	01/15	5/5 yr.	148,500	7.82
Dollar Tree	11,900	01/15	2/5 yr.	107,100	9.00
Books-A-Million	12,800	01/15	2/5 yr.	152,960	11.95
Buffalo Wild Wings Grill & Bar	5,500	03/15	2/5 yr.	101,750	18.50
Logan’s Roadhouse	8,060	03/19	3/5 yr.	77,500	9.62
Chick-Fil-A	4,261	09/19	4/5 yr.	62,500	14.67
Hobby Lobby	65,000	04/19	3/5 yr.	471,250	7.25
Cinemark USA	38,597	12/23	4/5 yr.	559,656	14.50
Belk	73,777	03/24	4/5 yr.	239,775	3.25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	4,041,401	—
2007	0	—	—	0.0%	4,041,401	—
2008	0	—	—	0.0%	4,041,401	—
2009	10	31,314	540,880	13.1%	4,122,111	17.27
2010	4	24,965	384,715	10.5%	3,658,705	15.41
2011	0	—	—	0.0%	3,273,990	—
2012	0	—	—	0.0%	3,273,990	—
2013	2	7,108	122,600	3.7%	3,273,990	17.25
2014	6	31,160	618,775	19.4%	3,196,965	19.86
2015	6	94,417	1,040,494	39.8%	2,615,078	11.02

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The table below sets forth certain information with respect to the occupancy rate at Sherman Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.67
2004	96%	10.68
2003	14%	14.13

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Spring Town Center; Spring, Texas

MB REIT anticipates purchasing fee simple interest in an existing retail center known as Spring Town Center, containing approximately 40,571 of gross leasable square feet (excluding ground lease space). The center is located at 21212 Kyukendahl Road in Spring, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A_K-S75 NEC Spring Town Center, L.P.. with their own funds of approximately $8.1 million and the assumption of a mortgage loan in the amount of approximately $7.9 million at closing. The loan requires monthly principal and interest payments at an annual interest rate of 4.87% and matures in January 2015.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Two tenants, Walgreen’s and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreen’s	14,560	40	23.35	01/04	12/78

Bank of America	4,700	12	37.23	12/03	12/08
			40.96	01/09	12/13
			45.05	01/13	12/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $204,000. The real estate taxes payable were calculated by multiplying Spring Town Center’s assessed value by a tax rate of 3.310.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $12 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Spring Town Center was built in 2004 and is shadow anchored by a Wal-Mart Supercenter. As of January 1, 2006, this property was ninety-two percent (92%) occupied with approximately 37,387 square feet leased (excluding ground lease space) to fourteen (14) tenants (including three ground lease tenants). The following table sets forth certain information with respect to those leases:

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Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Payless ShoeSource	3,010	07/09	2/5 yr.	56,317	18.71
Great Clips	1,125	07/09	—	22,740	20.21
Philly Connection	1,535	08/09	1/5 yr.	32,475	21.16
Gamestop	1,500	08/09	1/5 yr.	30,000	20.00
Sally’s Beauty Supply	1,500	09/09	1/5 yr.	29,040	19.36
Nail Salon	1,500	08/11	1/5 yr.	28,500	19.00
Paul’s Pizza	3,320	08/14	2/5 yr.	59,760	18.00
Saifee Family Dentistry	1,500	08/14	2/5 yr.	27,900	21.00
$1.19 Dry Clean Planet	3,137	08/14	—	69,014	22.00
Chili’s (Ground Lease)	N/A	12/14	4/5 yr.	83,000	N/A
Wendy’s (Ground Lease)	N/A	12/14	4/5 yr.	68,000	N/A
Bank of America	4,700	12/18	4/5 yr.	175,000	37.23
Hibernia Bank (Ground Lease)	N/A	07/24	4/5 yr.	70,000	N/A
Walgreen’s	14,560	12/78	—	340,000	23.35

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	1,102,766	—
2007	0	—	—	0.0%	1,104,266	—
2008	0	—	—	0.0%	1,109,086	—
2009	5	8,670	169,852	14.8%	1,144,190	19.59
2010	0	—	—	0.0%	982,638	—
2011	1	1,500	36,000	3.7%	982,638	24.00
2012	0	—	—	0.0%	946,638	—
2013	0	—	—	0.0%	946,638	—
2014	5	7,957	339,238	34.9%	971,119	42.63
2015	0	—	—	0.0%	631,881	—

The table below sets forth certain information with respect to the occupancy rate at Spring Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	92%	29.43
2004	92%	22.06
2003	12%	23.78

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Property Transactions – Acquired Properties

MB REIT purchased the following properties on the dates indicated below:

Canfield Plaza; Canfield, Ohio

On April 5, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Canfield Plaza containing approximately 100,992 gross leasable square feet. The center is located at 525

44

East Main Street in Canfield, Ohio. This property is located in a primary trade area the center of which is southeast of Youngstown, Ohio and competes with approximately thirty-six other retail centers within this area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Maple Leaf Expansion, Inc., for approximately $13.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases. MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Giant Eagle and Dollar Tree, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Beginning	Term To
Giant Eagle	58,449	58	11.25	03/98	06/19

Dollar Tree	10,074	10	6.50	03/02	03/07

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $140,345. The real estate taxes payable were calculated by multiplying Canfield Plaza’s assessed value by a tax rate of 6.4587%.

For federal income tax purposes, the depreciable basis in this property will be approximately $10.3 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Canfield Plaza was built in 1961 and substantially renovated in 1999. As of March 1, 2006, this property was eighty-eight percent (88%) occupied, with a total of approximately 88,744 square feet leased to ten (10) tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
China Hing	1,660	11/06	—	17,184	10.35
Heaven Sent Gift & Cards	3,333	10/06	1/8yr	43,329	13.00
Dollar Tree	10,074	03/07	2/5yr	65,481	6.50
Radio Shack	2,565	01/08	2/3yr	30,780	12.00
Famous Hair	1,500	07/08	1/5yr	27,000	18.00
UPS Store	1,736	09/09	2/5yr	24,304	14.00
Angelia’s Pizza	1,905	12/09	1/4yr	26,670	14.00
Advance America	1,471	12/09	1/5yr	19,123	13.00
Farmer’s National Bank	6,051	10/14	2/5yr	54,459	9.00
Giant Eagle	58,449	06/19	6/5yr	657,551	11.25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	2	4,993	60,513	6.27	965,881	12.12
2007	1	10,074	65,481	7.22	906,839	6.50
2008	2	4,065	57,780	6.87	841,358	14.21
2009	3	5,112	71,568	9.06	789,629	14.00
2010	0	—	—	—	718,061	—
2011	0	—	—	—	718,061	—
2012	0	—	—	—	718,061	—
2013	0	—	—	—	718,061	—
2014	1	6,051	60,510	8.43	718,061	10.00
2015	0	—	—	—	657,551	—

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The table below sets forth certain information with respect to the occupancy rate at Canfield Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	88%	10.88
2004	88%	10.88
2003	77%	10.68
2002	77%	10.68
2001	67%	11.31

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Shakopee Shopping Center; Shakopee, Minnesota

On April 4, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Shakopee Shopping Center containing approximately 103,442 gross leasable square feet. The center is located at 1698 Vierling Drive in Shakopee, Minnesota. This property is located in the Minneapolis/St. Paul market and the southwest submarket. This property competes with at least two nearby retail centers, one of which is anchored by Cub Foods, and possibly others within its market and submarket.

MB REIT purchased this property from an unaffiliated third party, Continental 95 Fund, LLC, for a purchase price of approximately $16.0 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases. MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Roundy’s and Gold’s Gym, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Roundy’s (Rainbow Foods)	67,470	65	12.95	09/04	12/24

Gold’s Gym	35,972	35	11.30	08/05	08/05
			2.96	09/05	03/06
			8.76	04/06	04/11
			9.23	05/11	05/16
			10.17	06/16	06/21

None of the leases at this property expire in any of the next ten years.

Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $277,600. The real estate taxes paid were calculated by multiplying Shakopee Shopping Center’s assessed value by a tax rate of 3.294%.

For federal income tax purposes, the depreciable basis in this property will be approximately $12 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

46

Shakopee Shopping Center was built in 2000 and retrofitted in 2004. As of March 1, 2006, this property was one-hundred percent (100%) occupied, with a total of approximately 103,442 square feet leased to two (2) tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Roundy’s (Rainbow Foods)	67,470	12/24	4/4yr	873,737	12.95
Gold’s Gym	35,972	06/21	2/4yr	262,949	7.31

The Roundy’s lease prohibits the landlord from leasing any space in the center or within a one-mile radius for use as a retail grocery, packaged liquor store or for the sale of any food products.

The table below sets forth certain information with respect to the occupancy rate at Shakopee Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($ )
2005	100%	9.48
2004	65%	12.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Southgate Apartments; Louisville, Kentucky

On March 2, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments. The property has eleven three-story apartment buildings containing 256 apartment units and 33 garage spaces in the aggregate. There are 116 one-bedroom units and 140 two-bedroom units. Some of the units are two levels with a loft area. The apartment complex is located at 10960 Southgate Manor Drive in Louisville, Kentucky. This property is located in the metropolitan Louisville market and South Central submarket. There are at least five comparable apartment rental properties in the submarket that might compete with this property.

MB REIT purchased this property from an unaffiliated third party, Southgate Group, LLC, for an aggregate purchase price of approximately $19.5 million. MB REIT purchased this property for cash but may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements over the next few years. MB REIT is of the opinion that the property is adequately covered by insurance.

No tenant occupies ten percent or more of the rentable square footage. Because the property contains apartments, no principal business, occupation or profession being carried on in, or from, the building is apparent.

Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,300. The real estate taxes paid were calculated by multiplying the assessed value of Southgate Apartments by a tax rate of 9.84%.

For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million. MB REIT calculates depreciation expense for tax purposes by using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 27.5 and 20 years, respectively.

Southgate Apartments was built during 2001 and 2002. As of April 1, 2006, based on information provided by the seller, this property was ninety-five (95%) occupied, with approximately 244 units leased. Based on information provided by the seller, with the exception of forty (40) leases that expire during 2007 and one lease that expires during 2009, all leases expire during 2006.

The table below sets forth certain information with respect to the occupancy rate at Southgate Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

47

Year ending December 31,	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2005	98%	9.25
2004	66%	9.51
2003	57%	9.17
2002	61%	9.28
2001	7%	9.74

The following table sets forth the expected schedule of lease expirations, based on information provided by the seller.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	203	192,196	1,731,780	83.41%	2,076,180	$9.01
2007	40	34,567	335,400	97.39%	344,400	$9.19
2008	0	—	—	—	9,000	—
2009	1	1,068	9,000	100.00%	9,000	$8.43

Hunting Bayou; Jacinto City, Texas

On February 9, 2006, MB REIT purchased a fee simple interest in an existing retail center known as Hunting Bayou, containing approximately 133,165 gross leasable square feet. The center is located at 11410-11430 I-10 East in Jacinto City, Texas. This property is located in the Houston market and Northeast Houston submarket and is considered to have a primary trade area of approximately three to five miles.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, Limited Partnership, for an aggregate purchase price of approximately $20.3 million, of which approximately $3.2 million was placed in escrow with a third party escrow agent to fund a potential earnout payable upon the leasing of certain vacant and unoccupied space. In addition, the aggregate purchase price may be increased up to approximately $22.3 million if actual rents achieved for vacant space leased after the closing exceed certain specified pro forma amounts. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants doing business as 24-Hour Fitness and MTI College of Business, respectively, each lease more than ten percent (10%) of the total gross leasable area of the property. 24 Hour Fitness is a health club facility that offers aerobic, cardiovascular and weightlifting activities. MTI College of Business is a higher education facility offering associate degrees and instruction in business technology, computer technology, web technology, bilingual business, massage technology, medical assisting and English as a second language. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	43,460	33	6.88	01/99	01/02
			7.88	02/02	01/14

MTI College of Business	33,650	25	4.00	05/04	11/06
			7.50	12/06	05/09

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Real estate paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $193,000. The real estate taxes paid were calculated by multiplying Hunting Bayou’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, the depreciable basis in this property will be approximately $12.5 million. MB REIT calculates depreciation expense for tax purposes by using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Hunting Bayou was built in 1985. As of April 1, 2006, this property was eighty-three percent (83%) occupied, with approximately 110,300 square feet leased to seventeen (17) tenants. Three (3) of the twenty (20) lessees had not moved into their respective spaces and, therefore, were not in possession at that date. The following table sets forth certain information with respect to those leases:

Lessee (d/b/a)	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
City of Houston-WIC Program	3,090	10/06	2/1 yr.	37,080	12.00
Diagnostic & Rehabilitation Clinic	5,040	08/07	1/5 yr.	63,504	12.60
Freeway Finance	1,965	11/07	1/3 yr.	32,423	16.50
Chase Bank (ATM)	N/A	10/08	1/5 yr.	10,800	N/A
Gambro Healthcare	5,660	10/08	—	71,316	12.60
Jackson Hewitt Tax Service	1,050	05/09	1/5 yr/	18,900	18.00
MTI College of Business	33,650	05/09	1/5 yr.	134,600	4.00
Murphy’s Deli	1,500	05/09	1/5 yr.	31,860	21.24
Marble Slab Creamery	1,400	08/09	1/5 yr.	22,680	16.20
Nutrition Depot Super Store	1,025	12/09	2/5 yr.	15,990	15.60
Auto Insurance Discounters	800	03/10	—	13,440	16.80
MG Coffee Shop	1,025	04/10	1/5 yr.	18,450	18.00
Max Care Pharmacy	1,750	05/10	1/5 yr.	28,875	16.50
Tesoro Nails	1,050	08/10	1/5 yr.	17,010	16.20
Dr. Vasifa Humayun	1,600	10/10	1/5 yr.	28,800	18.00
Pump It Up *	11,805	04/11	1/5 yr.	64,928	5.50
Mrs. Baird’s Bakeries *	1,680	04/11	1/5 yr.	20,160	12.00
Grocery Services *	1,400	05/11	1/5 yr.	21,000	15.00
24 Hour Fitness	43,460	01/14	4/5 yr.	342,465	7.88
BK Dental Management	1,735	01/15	2/5 yr.	28,628	16.50
Cici’s Pizza	4,500	03/15	—	67,500	15.00

*These lessees do not yet occupy their respective spaces and are not currently paying rent. The beginning and ending dates of their respective leases remain subject to change according to the terms of those leases.

Year Ending December 31	Number of Leases Expiring		Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	1		3,090	37,080	3.68%	1,013,764	12.00
2007	2		7,005	95,927	9.00%	1,065,955	13.69
2008	2		5,660	82,116	7.78%	1,054,844	14.51
2009	5		38,625	343,545	35.30%	973,088	8.89
2010	5		6,225	107,535	16.94%	634,818	17.27
2011	3	*	14,885	116,476	—	528,365	—
2012	—		—	—	—	528,365	—
2013	—		—	—	—	528,365	—
2014	1		43,460	426,000	80.63%	528,365	9.80
2015	2		6,235	102,365	100.00%	102,365	16.42

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*Includes Pump It Up, Mrs. Baird’s Bakeries, and Grocery Services leases, the expiration dates of which could change depending upon, among other things, the date on which the tenant takes possession.

The table below sets forth certain information with respect to the occupancy rate at Hunting Bayou expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31,	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($ )

2005	83%	8.76
2004	77%	8.16
2003	47%	9.48
2002	46%	9.37
2001	42%	8.98

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lakewood Shopping Center; Margate, Florida

On January 27, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center, containing approximately 127,780 gross leasable square feet (excluding ground lease space). The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida. This property is located in the northwest Broward submarket, which includes Coconut Creek, Coral Springs and Margate. There were four (4) new or proposed developments within this submarket as of July 2005 and eleven (11) retail centers that were built or under construction in 2004 within Broward County, each of which may compete with Lakewood Shopping Center and affect its economic performance.

MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $26.2 million. Of this amount, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million and paid the remaining approximately $15 million in cash. The annual interest rate of the loan is fixed at 6.01% per annum. The terms of the loan require MB REIT to make monthly payments of interest only through February 1, 2011 and monthly payments of principal and interest thereafter until the loan matures in April 2024. The approximate amount of each required monthly interest only payment is $59,150, and the approximate amount of each required monthly principal and interest payment is $78,034. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) will be due at maturity. Until ninety (90) days prior to maturity, prepayment is permitted in full, but not in part, upon written notice of the intent to prepay thirty (30) days prior and payment of a prepayment premium. Within ninety (90) days of maturity, prepayment may be made in full without a prepayment premium.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, doing business as Marshalls and Walgreens, respectively, each lease more than ten percent (10%) of the total gross leasable area of this property. Marshalls is an off-price family apparel and home fashion retailer, and Walgreens operates drugstores engaged in the retail sale of prescription and nonprescription drugs and general merchandise. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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	Approximate	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($ )	Beginning	To
Marshalls	29,923	19	8.25	08/02	08/07
			9.00	09/07	08/12

Walgreens	14,490	11	19.46	11/02	11/77*

*Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $320,000. The amount of real estate taxes paid was calculated by multiplying Lakewood Shopping Center’s assessed value by a tax rate of 2.51%.

For federal income tax purposes, the depreciable basis in this property is approximately $20 million. MB REIT calculates depreciation expense for tax purposes by using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004. Lakewood Shopping Center is “shadow anchored” by a Wal-Mart Supercenter, McDonald’s and Boston Market. A shadow anchor has characteristics similar to an anchor tenant but is located separately from the center on an adjacent property. A shadow anchor generally draws additional traffic near the center. MB REIT does not own the properties on which a shadow anchor operates or have any interest in the shadow anchor tenants. As of April 1, 2006, twenty-nine (29) tenants were in possession of and occupied ninety-seven percent (97%) of the space available for rent at the Lakewood Shopping Center, and approximately 127,780 square feet (excluding ground lease space) were leased to thirty-one (31) lessees (including a ground lease tenant). Two (2) of the thirty-one (31) lessees had not yet moved into their respective spaces and, therefore, were not in possession at that date. The following tables set forth certain information with respect to leases signed as of April 1, 2006:

Lessee (d/b/a)	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)		Base Rent Per Square Foot Per Annum ($)
Small Feet Day Care Center	5,810	11/06	1/5 yr.	75,324		12.96
Bone Fish Creek	5,250	03/07	3/5 yr.	87,764		16.72
Bank of America (Ground Lease)	N/A	12/07	—	133,897		N/A
Payless ShoeSource	2,880	05/08	2/5 yr.	51,840		18.00
Coconut Wine and Spirits	1,600	05/08	—	30,455		19.03
Dots	4,155	05/08	2/5 yr.	62,325		15.00
Burger King	2,921	06/08	2/5 yr.	75,900		25.98
DT Nails	1,200	08/08	1/5 yr.	22,279		18.56
King Dollar	4,000	08/08	1/5 yr.	69,798		17.45
EB Games	1,200	08/08	2/5 yr.	22,800		19.00
The Check Cashing Store	1,400	11/08	1/5 yr.	27,049		19.32
Harbor Freight Tools	13,000	12/08	2/5 yr.	121,030		9.31
Advanced Chiropractic & Pain Control Center	2,000	03/09	1/5 yr.	28,822		14.41
Florida Uniforms**	1,920	03/09**	1/3 yr.	30,720	**	16.00	**
New China Buffet	7,200	06/09	1/5 yr.	93,600		13.00
Aquatic Gardens	3,200	06/09	1/5 yr.	57,600		18.00
Rent-Way	3,732	08/09	1/5 yr.	52,248		14.00
Wing Stop	1,600	08/09	1/5 yr.	23,072		14.42
Don Pan International Bakery	2,400	10/09	1/5 yr.	42,286		17.62
Pak Mail	1,600	01/10	1/5 yr.	29,376		18.36
T-Mobile	1,600	01/10	2/5 yr.	32,000		20.00
Custom Mortgages	2,100	03/10	1/5 yr.	33,600		16.00
RadioShack	3,000	08/10	1/5 yr.	40,500		13.50

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Lessee (d/b/a)	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)		Base Rent Per Square Foot Per Annum ($)
Drycleaner (M & M Drycleaning Services LLC)	1,200	10/10	1/5 yr.	21,600		18.00
Preecha’s Cuts & Styles**	1,600	02/11**	1/5 yr.	25,600	**	16.00	**
Villate’s Hair Design	1,190	02/12	—	17,850		15.00
Marshalls	29,923	08/12	3/5 yr.	246,865		8.25
Supermercado Brasileiro	8,100	08/13	1/10 yr.	102,914		12.70
Quizno’s Classic Subs	1,200	08/14	2/5 yr.	25,956		21.63
CiCi’s Pizza	4,480	12/14	2/5 yr.	64,408		14.38
Walgreens	14,490	11/77*	—	282,000		19.46

*Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

**These lessees do not yet occupy their respective spaces and are not currently paying rent. The beginning and ending dates of their respective leases remain subject to change according to the terms of those leases.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	1	5,810	75,324	4%	1,925,494	12.96
2007	2	18,376	221,668	12%	1,889,705	12.06
2008	9	32,868	490,763	28%	1,779,930	14.93
2009	7*	22,052	350,355	26%	1,332,542	15.55
2010	5	9,500	162,488	17%	935,028	17.10
2011	1**	1,600	30,720	4%	775,199	19.20
2012	2	31,113	287,157	37%	777,929	9.23
2013	1	8,100	102,915	20%	493,575	12.71
2014	2	5,680	111,209	28%	393,209	19.58
2015	0	—	—	0.0%	282,000	—

*Includes Florida Uniforms lease, the expiration date of which could change depending upon, among other things, the date on which the tenant takes possession.

** Includes Preecha’s Cuts & Styles lease, the expiration date of which could change depending upon, among other things, the date on which the tenant takes possession.

The table below sets forth certain information with respect to the occupancy rate at Lakewood Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($ )
2005	97%	12.64
2004	96%	12.13
2003	85%	11.59

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Thermo Process Systems Office/Warehouse & Distribution Facility; Sugar Land, Texas

On January 17, 2006, MB REIT purchased a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems, containing approximately 150,000 gross leasable square feet. The building is

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located at 1410 Gillingham Lane in Sugar Land, Texas. This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes paid in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $32,000. The amount of real estate taxes is calculated by multiplying Thermo Process Systems’ assessed value, divided by 100, by a tax rate of 1.75%.

For federal income tax purposes, MB REIT’s depreciable basis in this property is approximately $10.4 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed in 2001 and expanded in 2005 for Thermo Process Systems, which leases one hundred percent (100%) of the total gross leasable area of the property. However, in accordance with the terms of the tenant’s lease, the tenant pays base rent on the initial square footage of the building consisting of approximately 120,000 gross leaseable square feet. The remaining 30,000 gross leaseable square feet can be used by the tenant but they are not obligated to pay rent. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Renewal Option	Base Rent Per Square Foot Per Annum ($)
Estimated
					Lease Beginning	Term To

Thermo Process Systems	150,000	100	1/5 yr.	6.40	12/05	9/10
				7.04	10/10	11/15

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	—	—	0.0%	960,000	—
2007	0	—	—	0.0%	960,000	—
2008	0	—	—	0.0%	960,000	—
2009	0	—	—	0.0%	960,000	—
2010	0	—	—	0.0%	984,000	—
2011	0	—	—	0.0%	1,056,000	—
2012	0	—	—	0.0%	1,056,000	—
2013	0	—	—	0.0%	1,056,000	—
2014	0	—	—	0.0%	1,056,000	—
2015	1	150,000	1,056,000	100%	1,056,000	7.04

The property was built for a tenant in 2001 that never occupied the building and therefore it was vacant prior to October 2005.

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Stop & Shop; Hyde Park, New York

On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company containing approximately 52,500 of gross leasable square feet. The building is located at 5 St. Andrews Road in Hyde Park, New York. This property competes with five (5) other supermarket anchored centers that are located in the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

We made a capital contribution to the joint venture in the amount of $8.7 million and received an equity interest representing approximately sixty-seven percent (67%). We made a capital contribution to the joint venture with our own funds and with financing proceeds obtained at the time of closing. The loan is in the amount of approximately $8.1 million, is secured by the property and requires interest only payments at an annual rate of 5.245% and matures in February 2013.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

We are of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $174,000. The real estate taxes payable were calculated by multiplying Stop & Shop - Hyde Park’s assessed value by a tax rate of 38.61.

For federal income tax purposes, our depreciable basis in this property will be approximately $10.3 million. We calculate depreciation expense for tax purposes, using the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed in 1998. One tenant, The Stop & Shop Supermarket Company, leases one hundred percent (100%) of the total gross leasable area of the property. The lease requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Current		Lease Term
	GLA Leased	Total	Annual	Renewal
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

The Stop & Shop Supermarket Company	52,500	100	929,775	11/ 5yr.	09/00	11/25
			772,275		09/00	11/00
			824,775		12/00	11/02
			877,275		12/02	11/04
			929,775		12/04	11/07
			982,275		12/07	11/12
			1,034,775		12/12	11/17
			1,087,275		12/17	11/22
			1,139,77		12/22	8/25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.00%	929,775	—
2007	0	—	—	0.00%	982,275	—
2008	0	—	—	0.00%	982,275	—
2009	0	—	—	0.00%	982,275	—
2010	0	—	—	0.00%	982,275	—
2011	0	—	—	0.00%	982,275	—
2012	0	—	—	0.00%	1,034,775	—
2013	0	—	—	0.00%	1,034,775	—
2014	0	—	—	0.00%	1,034,775	—
2015	6	—	—	0.00%	1,034,775	—

The table below sets forth certain information with respect to the occupancy rate at Stop & Shop – Hyde Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

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Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	100%	17.71
2004	100%	16.71
2003	100%	16.71
2002	100%	15.71
2001	100%	15.71

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, purchased the following properties on the dates indicated below:

Monadnock Marketplace; Keene, New Hampshire

On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace containing approximately 200,633 gross leasable square feet. The center is located at 20 Ashbrook Road in Keene, New Hampshire. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Konover Development Corporation, for a cash purchase price of approximately $48.7 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $202,000. The real estate taxes payable were calculated by multiplying Monadnock Marketplace’s assessed value divided by 1000 by a tax rate of 26.19.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $36.5 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Four tenants, Price Chopper, Michaels, Bed, Bath & Beyond and Circuit City, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent	Lease Term
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Price Chopper	73,883	37	17.89	12/05	12/25

Michaels	21,718	11	16.25	10/05	10/20

Bed, Bath & Beyond	20,900	10	13.50	10/03	01/14
			13.75	02/14	01/19

Circuit City	20,413	10	16.00	10/05	01/17

Monadnock Marketplace was built between 2003 and 2005 and is shadow anchored by Home Depot, Target and Dick’s Sporting Goods. As of April 1, 2006, this property is one hundred percent (100%) occupied, with a total of approximately 200,633 square feet leased to 12 tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Gamestop	1,900	01/09	1/5 yr.	43,700	23.00
Pier 1 Imports	9,590	10/13	2/5 yr.	171,181	17.85
Olive Garden	7,685	09/15	1/10 yr.	114,000	14.83
iParty	9,900	09/15	2/5 yr.	173,250	17.50
Mattress Giant	6,000	12/15	2/5 yr.	117,000	19.50
Circuit City	20,413	01/17	5/5 yr.	326,608	16.00
Bed, Bath & Beyond	20,900	01/19	3/5 yr.	282,150	13.50
Border’s	17,400	01/19	3/5 yr.	318,420	18.30
Chili’s	5,697	04/20	3/5 yr.	105,000	17.93
Longhorn Steakhouse	5,547	08/20	3/5 yr.	85,000	15.32
Michaels	21,718	10/20	3/5 yr.	352,917	16.25
Price Chopper	73,883	12/25	4/5 yr.	1,321,667	17.89

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	3,411,143	—
2007	0	—	—	0.0%	3,411,893	—
2008	0	—	—	0.0%	3,414,793	—
2009	1	1,900	43,700	1.27%	3,429,293	23.00
2010	0	—	—	0.0%	3,385,593	—
2011	0	—	—	0.0%	3,385,593	—
2012	0	—	—	0.0%	3,385,593	—
2013	1	9,590	171,181	5.05%	3,388,493	17.85
2014	0	—	—	0.0%	3,236,601	—
2015	3	23,585	405,250	12.48%	3,246,870	17.18

The table below sets forth certain information with respect to the occupancy rate at Monadnock Marketplace expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	100%	17.00
2004	35%	16.38
2003	24%	16.12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark 12 – Silverlake; Pearland, Texas

On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 38,910 of gross leasable square feet. This property competes with five (5) other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc., a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc., to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., which holds title to the property for approximately $9.2 million. This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc. Inland American Acquisitions, Inc. repaid this loan using the proceeds from the assignment.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2004. One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the building. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Current Annual Rent ($)	Renewal Options	Lease Beginning	Term To

Cinemark	38,910	100	622,560	4/5 yr	09/05	08/10
			642,015		09/10	08/15
			661,470		09/15	08/20
			680,925		09/20	08/25

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $45,900. The real estate taxes payable were calculated by multiplying Cinemark 12 – Silverlake’s assessed value by a tax rate of 2.46.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	—	—	0.0%	622,560	—
2007	0	—	—	0.0%	622,560	—
2008	0	—	—	0.0%	622,560	—
2009	0	—	—	0.0%	622,560	—
2010	0	—	—	0.0%	629,045	—
2011	0	—	—	0.0%	642,015	—
2012	0	—	—	0.0%	642,015	—
2013	0	—	—	0.0%	642,015	—
2014	0	—	—	0.0%	642,015	—
2015	0	—	—	0.0%	648,500	—

The table below sets forth certain information with respect to the occupancy rate at Cinemark 12 - Silverlake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)

2005	100%	16.00

Triangle Center; Longview, Washington

On December 23, 2005, MB REIT purchased a fee simple interest in an existing shopping center known as Triangle Center containing approximately 252,000 gross leasable square feet. The center is located at 1305 Ocean Beach Highway in Longview, Washington. This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Kimco Longview, L.L.C., for a cash purchase price of approximately $40 million of which approximately $1.8 million remains subject to a future earnout regarding 6,364 gross leasable square feet of space. A third party escrow agent retains master lease funds for approximately 4,950 gross leasable square feet of space. The master lease escrow is maintained by the escrow agent for a period not to exceed twelve (12) months and the amount was determined by application of pro forma rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The retail center contains approximately 249,294 of gross leasable square feet. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

57

Three tenants, Ace Hardware, Ross Dress for Less and Triangle Bowl, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term

				Beginning	To
Ace Hardware	31,574	13	8.00	11/99	11/04
			8.80	12/04	11/09
			9.68	12/09	11/14

Ross Dress for Less	29,793	12	Abated	12/04	05/05
			9.50	06/05	01/10
			10.00	02/10	01/15

Triangle Bowl	30,000	12	3.50	05/05	08/10
			4.00	09/10	08/15

Information regarding real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $196,875. The real estate taxes payable were calculated by multiplying Triangle Center’s assessed value by a tax rate of 13.5576.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Triangle Center was originally developed in the 1960s and underwent a major renovation including demolition of existing structures for redevelopment during 2004 and 2005. As of April 1, 2006, this property was ninety-five percent (95%) occupied, with a total of approximately 240,177 square feet leased to 34 tenants. The following tables set forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Cingular Wireless*	1,500	MTM	1/5 yr	27,450	18.30
Check N’ Go	1,230	12/06	—	22,415	18.22
Open Advanced MRI of Longview	1,320	01/07	1/5 yr	25,080	19.00
Citifinancial	1,180	02/07	—	22,740	19.27
Stewart Title	3,600	12/08	—	62,986	17.50
Starbucks	1,370	02/09	2/5 yr	24,660	18.00
Weyerhaeuser Credit Union (ATM)	67	03/09	—	7,200	107.46
Great Clips	1,234	04/09	1/5 yr	22,682	18.38
H & R Block	2,516	04/09	1/5 yr	35,224	14.00
Lower Columbia Eye Clinic	7,760	09/09	—	88,774	11.44
LA Weight Loss Centers	1,438	10/09	2/3 yr	25,165	17.50
Just Music & DVD Warehouse	2,720	10/09	1/5 yr	38,080	14.00
US Cellular	2,800	04/10	2/3 yr	67,200	24.00
Advance America	1,400	05/10	1/5 yr	28,000	20.00
Pizza Schmizza	1,400	05/10	2/5 yr	29,400	21.00
EB Games	1,400	09/10	1/5 yr	30,800	22.00
Fantastic Sam’s	1,400	06/10	1/5 yr	29,400	21.00
Moonlight Bay	3,200	04/10	1/2 yr	57,600	18.00
			1/3 yr
Luv’s Hallmark Cards	3,600	10/10	—	57,600	16.00
USA Nails	569	07/10	2/5 yr	15,078	26.50
Sleep Country USA	7,200	12/10	1/1 yr	144,000	20.00
			1/2 yr
			1/3 yr
RadioShack	2,400	01/11	2/5 yr	43,200	18.00
Rite Aid	20,800	10/11	2/5 yr	104,004	5.00
Ace Hardware	31,574	11/14	3/5 yr	277,848	8.80
Ross Dress for Less	29,853	01/15	4/5 yr	283,604	9.50
Michael’s	16,993	02/15	4/5 yr	220,909	13.00
Lane Bryant	4,573	05/15	2/5 yr	82,314	18.00
Petco	13,500	05/15	2/5 yr	175,500	13.00
Quizno’s	1,600	05/15	2/5 yr	35,200	22.00
Triangle Bowl	30,000	08/15	2/5 yr	105,000	3.50
Blockbuster Video	5,460	10/15	2/5 yr	103,740	19.00
Ichi Teriyaki	1,520	11/15	1/5 yr	31,920	21.00

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Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Bed, Bath & Beyond	23,000	01/16	4/5 yr	201,250	8.75
Washington Mutual Bank	10,000	04/22	—	129,828	12.98

*Tenant lease expired 1/06. On a month-to-month basis until further notice.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	1,230	22,415.85%		2,643,521	18.22
2007	2	2,500	46,980	1.89%	2,479,920	18.79
2008	1	3,600	62,986	2.58%	2,437,335	17.50
2009	7	17.105	252,568	10.57%	2,390,193	14.77
2010	8	15,769	321,224	14.60%	2,200,531	20.37
2011	2	23,200	157,600	8.27%	1,906,161	6.79
2012	0	—	—	—	1,749,267	—
2013	0	—	—	—	1,749,987	—
2014	1	31,574	305,640	17.46%	1,750,722	9.68
2015	8	103,499	1,114,689	77.10%	1,445,768	10.77

The table below sets forth certain information with respect to the occupancy rate at Triangle Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	11.01
2004	36%	10.63

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Bay Colony Town Center; League City, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Bay Colony Town Center, containing approximately 77,341 of gross leasable square feet (excluding ground lease space). The center is located at 1807 FM 646 in League City, Texas. This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 56 IH-45 South FM 646, L.P., for a cash purchase price of approximately $41.8 million of which $6.2 million remains in a separate escrow to fund a future earnout regarding 12,254 gross leasable square feet of vacant space and 6,654 gross leasable square feet of leased but unoccupied space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

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Two tenants, HCA Hospital and University of Texas Medical Branch, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Mainland Medical Center	10,000	13	18.00	02/05	02/10

The University of Texas Medical Branch	9,920	13	22.00	03/05	03/10
			23.00	04/10	03/15

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $281,000. The real estate taxes payable were calculated by multiplying Bay Colony Town Center’s assessed value by a tax rate of 3.542.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30.1 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Bay Colony Town Center was built in 2004. As of April 1, 2006, this property was seventy-six (76%) occupied, with approximately 58,472 square feet (excluding ground lease space) leased to twenty-three (23) tenants (including three ground lease tenants). The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
The Great Frame Up	1,995	12/09	1/5 yr	45,885	23.00
Cingular Wireless	1,131	12/09	—	27,144	24.00
Sprint PCS	2,513	12/09	2/5 yr	65,338	26.00
Planet Beach of League City	1,504	01/10	1/5 yr	30,080	20.00
Style America	1,400	01/10	1/5 yr	33,600	24.00
Subway Real Estate Corporation	1,495	01/10	1/5 yr	35,880	24.00
Cold Stone Creamery	1,500	01/10	1/5 yr	37,500	25.00
Mainland Medical Center	10,000	02/10	—	180,000	18.00
The UPS Store	1,460	02/10	2/5 yr	36,500	25.00
Karen Coady Agency	1,400	05/10	—	30,800	22.00
Gateway Chiropractic	2,966	08/10	1/5 yr	68,218	23.00
Jammin’ Inc.	2,787	05/12	1/5 yr	55,740	20.00
Nails II	2,148	01/15	—	49,404	23.00
The University of Texas Medical Branch	9,920	03/15	—	218,240	22.00
888 Chinese Restaurant	3,000	04/15	1/5 yr	66,000	22.00
Serita M. Gardner, OD	2,051	05/15	2/5 yr	36,918	18.00
Dental, Etc.	1,853	05/15	—	37,060	20.00
Manchester Dry Cleaners	3,000	06/15	2/5 yr	51,000	17.00
HEB (Ground Lease)	N/A	08/24	6/5 yr	530,000	N/A
Wells Fargo Bank (Ground Lease)	N/A	08/24	3/5 yr	120,000	N/A
Bank of America	4,500	12/24	5/5 yr	230,000	51.11
Walgreen’s (Ground Lease)	N/A	09/80	—	306,996	N/A
Computer Renaissance	1,849	03/11	1/5 yr	33,282	18.00

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	2,326,017	—
2007	0	—	—	0.0%	2,354,378	—
2008	0	—	—	0.0%	2,360,021	—
2009	3	5,639	144,352	6.1%	2,377,664	25.60
2010	8	21,725	460,086	20.1%	2,292,213	21.18
2011	1	1,849	33,282	1.8%	1,832,127	18.00
2012	1	2,787	55,740	3.1%	1,798,845	20.00
2013	0	—	—	0.0%	1,743,105	—
2014	0	—	—	0.0%	1,756,305	—
2015	6	21,994	521,109	29.67%	1,756,305	23.69

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The table below sets forth certain information with respect to the occupancy rate at Bay Colony Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	82%	30.33
2004	50%	36.54

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Tomball Town Center; Tomball, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Tomball Town Center, containing approximately 55,217 of gross leasable square feet. The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas. This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 62 HWY 249-FM 2920, L.P., for a cash purchase price of approximately $20.3 million of which $3.2 million was placed in a separate escrow to be paid to the seller for 10,192 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Hollywood Video, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

			Base Rent	Lease Term
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Hollywood Video	6,100	11	21.50	02/05	02/15

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $150,000. The real estate taxes payable were calculated by multiplying Tomball Town Center’s assessed value by a tax rate of 2.801.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $15.2 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Tomball Town Center was built in 2004. As of April 1, 2006, this property was ninety-three (93%) occupied, with approximately 51,113 square feet leased to twenty (20) tenants. The following table sets forth certain information with respect to those leases:

61

Lessee	Approximate GLA Leased (Sq. Ft.)		Renewal	Current Annual	Base Rent Per Square Foot
		Lease Ends	Options	Rent ($)	Per Annum ($)
Sprint PCS	2,100	12/09	2/5 yr	48,300	23.00
Cold Stone Creamery	1,400	12/09	1/5 yr	30,800	22.00
Sport Clips	1,500	01/10	1/5 yr	31,500	21.00
The UPS Store	1,400	01/10	2/5 yr	30,100	21.50
The Silver Strawberry	1,400	01/10	—	30,800	22.00
Washington Mutual Bank	3,500	02/10	3/5 yr	98,000	28.00
The Great Frame Up	1,400	02/10	2/5 yr	33,600	24.00
TGF Haircutters	1,400	03/10	1/5 yr	33,600	24.00
Stewart Title Company	4,349	04/10	1/5 yr	86,976	20.00
Elegant Domain	1,400	04/10	1/5 yr	32,200	23.00
Berkeley Eye Center	3,613	05/10	2/5 yr	76,487	21.17
Wachovia Bank	5,474	11/10	2/5 yr	120,000	21.92
Subway Real Estate	1,400	01/11	1/5 yr	30,800	22.00
Malibu Tan	2,000	02/11	1/5 yr	44,000	22.00
Image Nail & Facial	1,500	03/15	1/5 yr	33,000	22.00
Texas Taco Cabana	3,415	03/15	2/5 yr	64,400	18.86
Hollywood Video	6,100	02/15	4/5 yr	131,150	21.50
Paul’s Pizza Shop	3,262	04/15	2/5 yr	61,978	19.00
Panda Express	2,100	12/15	2/5 yr	54,600	26.00
Mens Warehouse	2,400	01/16	1/5 yr	66,000	27.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.00%	1,131,762	—
2007	0	—	—	0.00%	1,142,640	—
2008	0	—	—	0.00%	1,150,448	—
2009	2	3,500	79,100	6.86%	1,152,739	22.60
2010	10	25,436	575,463	52.96%	1,086,514	22.62
2011	2	3,400	74,800	11.38%	657,526	22.00
2012	0	—	—	0.00%	583,332	—
2013	0	—	—	0.00%	583,332	—
2014	0	—	—	0.00%	583,332	—
2015	5	16,377	380,460	65.22%	583,332	23.23

The table below sets forth certain information with respect to the occupancy rate at Tomball Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	71%	22.03
2004	37%	22.55

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Walgreens; Springfield, Missouri

On December 20, 2005, MB REIT purchased a leasehold interest in an existing single-user building known as Walgreens, containing approximately 14,560 of gross leasable square feet. The building is located at National and Cherokee in Springfield, Missouri. This property competes with four other drug stores located within miles of the property’s market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 63 National-Cherokee L.P., for a cash purchase price of approximately $3.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

62

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $18,000. The real estate taxes payable were calculated by multiplying Walgreens’ assessed value divided by 100 by a tax rate of 5.72.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 2003. One tenant, Walgreens, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To

Walgreens	14,560	100	315,331	01/06	01/73

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	0.0%	315,331	—
2007	0	—	—	0.0%	315,331	—
2008	0	—	—	0.0%	315,331	—
2009	0	—	—	0.0%	315,331	—
2010	0	—	—	0.0%	315,331	—
2011	0	—	—	0.0%	315,331	—
2012	0	—	—	0.0%	315,331	—
2013	0	—	—	0.0%	315,331	—
2014	0	—	—	0.0%	315,331	—
2015	0	—	—	0.0%	315,331	—

The table below sets forth certain information with respect to the occupancy rate at Walgreens expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	100%	21.66
2004	100%	21.66
2003	100%	21.66

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pay these expenses up to a certain amount.

Stables at Town Center; Spring, Texas

On December 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Stables at Town Center, containing approximately 87,228 of gross leasable square feet (excluding ground lease space). The center is located at 8765 Spring Cypress in Corpus Christi, Texas. This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from unaffiliated third parties, A-5 25 Spring Cypress - Champion Forest L.P. and Spring Cypress - Champion Forest 24, L.P., for a cash purchase price of approximately $27.9 million of which $2.5 million remains in a separate escrow to fund a future earnout regarding 12,482 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

63

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreens	14,490	17	19.25	04/02	04/62

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $221,000. The real estate taxes payable were calculated by multiplying Stables at Town Center’s assessed value divided by 100 by a tax rate of 2.74.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $20.9 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Stables at Town Center was built between 2001 and 2002. As of April 1, 2006, this property was ninety-one percent (91%) occupied, with approximately 79,096 square feet (excluding ground lease space) leased to twenty-nine (29) tenants (including two ground lease tenants). The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

TGF Haircutters	1,400	06/06	1/5 yr.	28,000	20.00
Postal Annex +	1,400	07/06	—	26,250	18.75
Chaps Cleaners	1,400	07/06	1/5 yr.	30,100	21.50
Pizza Hut	1,540	07/06	2/5 yr.	27,720	18.00
Subway Sandwich	1,400	08/06	1/5 yr.	25,900	18.50
Star Tex Title Company	5,000	08/07	—	92,500	18.50
Urban Eyes	1,621	12/08	1/5 yr.	29,583	18.25
Liberty Mutual Insurance	3,908	03/08	1/5 yr.	70,344	18.00
Spring Cypress Family Practice	1,980	05/08	—	37,620	19.00
Village at Gleannloch Farms, Inc.	2,800	08/08	3/6 mth.	51,800	18.50
Hawaiian Retreat Day Spa	3,044	08/08	1/5 yr.	48,704	16.00
EB Games	1,400	04/09	2/5 yr.	28,000	20.00
Coldwell Banker	6,500	06/09	1/5 yr.	113,750	17.50
Julie Whitman Insurance Agency	1,402	02/10	1/5/ yr.	25,236	18.00
First Service Credit Union	2,450	08/10	1/5 yr.	51,450	21.00
Amy Koenig Dance Studio	1,750	08/10	1/5 yr.	30,625	17.50
Schilleci’s Bakery, Deli & Catering	1,500	12/10	1/5 yr.	36,000	24.00
Maxx Tan	1,750	12/10	1/5 yr.	36,750	21.00
Massage Envy	3,150	02/11	2/5 yr.	58,275	18.50
Wendy’s (Ground Lease)	N/A	12/11	4/5 yr.	45,000	N/A
Cantera’s Mexican Grill & Bar	4,693	12/11	2/5 yr.	89,167	19.00
Baskin Robbins	1,500	07/12	2/5 yr.	36,000	24.00
Starbucks	1,500	08/12	2/5 yr.	35,700	23.80
SmileCrafters	1,871	10/12	2/5 yr.	32,742	17.50
Ronald J. Toole, D.D.S., M.S.	2,449	09/13	2/5 yr.	42,858	17.50
T Jin’s China Café	2,698	09/15	2/5 yr.	51,262	19.00
Classic Hair	1,750	10/15	2/5 yr.	34,125	19.50
Bank of America	5,200	01/17	4/5 yr.	146,000	28.08
Washington Mutual Bank (Ground Lease)	N/A	06/21	4/5 yr.	66,000	N/A
Walgreens	14,490	04/62	—	279,000	19.25

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (%)	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	6	8,890	170,310	10.48	1,683,585	19.16
2007	1	5,000	92,500	6.21	1,548,441	18.50
2008	5	13,353	238,215	16.99	1,460,489	17.84
2009	2	7,900	141,750	12.20	1,220,104	17.94
2010	5	9,202	160,021	15.69	1,078,354	17.39
2011	3	7,843	205,589	22.08	932,193	26.25
2012	2	3,371	74,717	10.06	742,395	22.16
2013	1	2,449	46,531	6.97	667,678	19.00
2014	0	—	—	—	621,147	—
2015	2	4,448	85,627	13.97	621,147	19.25

The table below sets forth certain information with respect to the occupancy rate at Stables at Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	87%	21.00
2004	73%	21.29
2003	70%	21.40
2002	63%	21.82
2001	16%	26.00

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark-Webster; Webster, Texas

On December 9, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark-Webster, containing approximately 80,000 of gross leasable square feet. The building is located at 20915 Gulf Freeway in Webster, Texas. This property competes with five (5) other movie theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 18 Cinema #2, L.P., for a cash purchase price of approximately $14.7 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $128,911. The real estate taxes payable were calculated by multiplying Cinemark-Webster’s assessed value by a tax rate of 0.0904 for county and 1.775 for city taxes, respectively.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.0 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 2001. One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Current Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

Cinemark	80,000	100	1,035,000	4/5 yr.	08/00	02/21

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,035,000	—
2007	—	—	—	—	1,035,000	—
2008	—	—	—	—	1,035,000	—
2009	—	—	—	—	1,035,000	—
2010	—	—	—	—	1,035,000	—
2011	—	—	—	—	1,035,000	—
2012	—	—	—	—	1,035,000	—
2013	—	—	—	—	1,035,000	—
2014	—	—	—	—	1,035,000	—
2015	—	—	—	—	1,035,000	—

The table below sets forth certain information with respect to the occupancy rate at Cinemark-Webster expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years was not available.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	100%	12.94
2004	100%	12.94
2003	100%	12.94
2002	100%	12.94
2001	100%	12.94
2000	100%	12.94

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that the tenant to pay these expenses up to a certain amount.

Friendswood Shopping Center; Friendswood, Texas

On December 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Friendswood Shopping Center, containing approximately 67,428 of gross leasable square feet (excluding ground lease space). The center is located at 140 West Parkway in Friendswood, Texas. This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., for a cash purchase price of approximately $14.4 million of which approximately $1.3 million was placed in a separate escrow to fund a future earnout of 6,523 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the Seller has met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds are released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion, that the property is adequately covered by insurance.

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One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	35,684	53	11.50	10/00	02/05
			12.88	10/05	09/10
			14.42	10/10	09/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $123,007. The real estate taxes payable were calculated by multiplying Friendswood Crossing’s assessed value by a tax rate of 1.52 for both county and city taxes.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.9 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Friendswood Shopping Center was built in 2000. As of April 1, 2006, this property was ninety-one percent (91%) occupied, with a total of approximately 61,623 square feet (excluding ground lease space) leased to 12 tenants (including one ground lease tenant). The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

Mystic Nails	943	MTM	—	13,240	14.04
Malibu Tan	2,100	MTM	—	30,450	14.50
Starlite Smoothie	1,157	08/06	1/5 yr.	17,934	15.50
Pizza Hut	1,519	03/07	1/5 yr.	21,266	14.00
Shirley’s Donuts & Kolaches	1,209	06/07	—	16,500	13.65
One Stop Cellular	1,426	11/07	1/5 yr.	22,816	16.00
Emerald Spring Wellness Clinic	2,701	12/08	—	41,865	15.50
Hair Essence	1,519	02/09	1/2 yr.	22,785	15.00
El Rancho Mexican Restaurant	3,600	07/09	—	54,000	15.00
University of Texas	5,867	12/10	1/5 yr.	88,005	15.00
24 Hour Fitness	35,684	09/15	3/5 yr.	459,607	12.88
McDonald’s (Ground Lease)	N/A	08/21	4/5 yr.	58,236	N/A

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	2	3,257	48,384	5.8%	833,563	14.86
2007	3	4,154	60,582	7.65%	791,851	14.58
2008	1	2,701	41,865	5.73%	731,269	15.50
2009	2	5,119	76,785	11.4%	689,409	15.00
2010	1	5,867	88,005	14.05	626,357	15.00
2011	0	—	—	—	580,647	—
2012	0	—	—	—	582,807	—
2013	0	—	—	—	582,807	—
2014	0	—	—	—	582,807	—
2015	1	35,684	514,563	88.3%	582,807	14.42

The table below sets forth certain information with respect to the occupancy rate at Friendswood Crossing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years was not available.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	83%	14.46
2004	83%	13.58
2003	75%	12.59
2002	71%	13.30
2001	65%	13.15
2000	57%	11.54

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lake View Technology Center I; Suffolk, Virginia

On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million. The center contains approximately 110,000 of gross leasable square feet. The building is located at 115 Lakeview Parkway in Suffolk, Virginia. This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million. The affiliate agreed to sell MB REIT this property for the price it paid to the unaffiliated third party, plus any actual costs incurred. MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc. herein referred to as IAA, a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc. The membership interest was transferred to MB REIT for no consideration. Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property. This loan was subsequently repaid on December 6, 2005 by MB REIT.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant is obligated to pay a substantial portion of any monies spent pursuant to provisions in its respective lease.

MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, GSA, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To
GSA - U.S. Joint Forces Command	68,330	62	18.27	05/04	05/14

GSA - U.S. Joint Forces Command	41,677	38	23.41	10/04	10/09
			26.82	10/09	10/14

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005/2006 (the most recent tax year for which information is generally available) were $182,152. The real estate taxes payable were calculated by multiplying Lake View Technology Center I’s assessed value by a tax rate of 1.34.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $18.4 million. MB REIT uses the straight-line method to calculate depreciation expense for tax purposes. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 20 years, respectively.

Lake View Technology Center I was built in 2000 and was expanded during 2004. The following tables set forth certain information with respect to those leases:

Lessee	Square Feet Leased	Lease Ends	Renewal Option	Current Annual Rent	Rent per Square Foot

GSA - U.S. Joint Forces Command	68,330	05/14	None	1,248,389	18.27

GSA - U.S. Joint Forces Command	41,677	10/14	2/1 yr.	975,827	23.41

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	2,238,700	—
2007	0	—	—	—	3,137,800	—
2008	0	—	—	—	3,587,387	—
2009	0	—	—	—	3,704,236	—
2010	0	—	—	—	3,729,505	—
2011	0	—	—	—	3,729,505	—
2012	0	—	—	—	3,729,505	—
2013	0	—	—	—	3,729,505	—
2014	2	110,007	3,729,505	100%	3,729,505	33.90
2015	0	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lake View Technology Center I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years was not available.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	100%	20.22
2004	100%	20.22

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pays these expenses up to a certain amount.

Atascocita Shopping Center; Humble, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Atascocita Shopping Center containing approximately 47,326 of gross leasable square feet. The center is located at 7072 FM 1960 East in Humble, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S31 Atascocita, L.P., for a cash purchase price of approximately $10.3 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24-Hour Fitness	37,264	79	13.00	07/00	07/05
			14.50	08/05	07/10
			16.00	08/10	07/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $97,300. The real estate taxes payable were calculated by multiplying Atascocita Shopping Center’s assessed value by a tax rate of 3.111.

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Atascocita Shopping Center was built in 1984 and renovated in 2003. As of April 1, 2006, this property was ninety-eight percent (98%) occupied, with approximately 46,146 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

Wireless Attractions	1,200	07/06	1/5 yr.	18,000	15.00
Bucks Pizza Restaurant	1,100	12/06	1/4 yr.	16,500	15.00
Hair Salon	1,200	04/10	—	21,600	18.00
Quizno’s Classic Subs	1,500	09/10	1/5 yr.	26,400	17.60
Bella Nail Salon	900	11/10	—	14,040	15.60
Dry Clean Planet	2,982	01/11	2/5 yr.	49,203	16.50
24-Hour Fitness	37,264	07/15	3/5 yr.	540,328	14.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	2,300	34,500	5.03%	685,992	15.00
2007	—	—	—	—	652,156	—
2008	—	—	—	—	652,696	—
2009	—	—	—	—	653,234	—
2010	3	3,600	64,200	9.48%	677,021	17.83
2011	1	2,982	49,320	7.62%	645,427	16.50
2012	—	—	—	—	596,224	—
2013	—	—	—	—	596,224	—
2014	—	—	—	—	596,224	—
2015	1	37,264	596,224	100%	596,224	16.00

The table below sets forth certain information with respect to the occupancy rate at Atascocita Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	14.08
2004	95%	13.44
2003	95%	13.44
2002	95%	13.44
2001	95%	13.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cypress Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Cypress Town Center containing approximately 55,000 of gross leasable square feet. The center is located at 12220 Jones Road in Houston, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 47 Jones-Cypress N. Houston, L.P., for a cash purchase price of approximately $15.3 million of which approximately $2.1 million was placed in a separate escrow to be paid to the seller for 7,830 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The

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purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Total Renal Care, leases more than 10% of the gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Total Renal Care	5,950	11	18.00	11/05	11/10
			19.80	12/10	11/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000. The real estate taxes payable were calculated by multiplying Cypress Town Center’s assessed value by a tax rate of 3.331.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.5 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Cypress Town Center was built in 2003 and is shadow anchored by Kroger Signature. As of April 1, 2006, this property was eighty-seven percent (87%) occupied, with approximately 47,870 square feet leased to 22 tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Regis Corporation	1,400	03/08	1/5 yr.	26,600	19.00
Serene Care Nails	1,750	04/08	1/5 yr.	32,375	18.50
Mail Boxes +	1,050	03/08	1/5 yr.	20,790	19.80
China Inn Café	2,800	05/08	1/5 yr.	51,800	18.50
Andrew’s Jewelry	1,540	08/08	1/5 yr.	26,950	17.50
Curves for Women	1,470	12/08	1/5 yr.	27,195	18.50
Star Tex Title Company	3,200	04/09	1/5 yr.	59,200	18.50
Onion Blossom	1,400	06/09	—	22,400	16.00
Countrywide Home Loans	2,100	09/09	1/3 yr.	37,800	18.00
Blockbuster Video	4,900	12/09	3/5 yr.	98,000	20.00
Wireless Choice/T-Mobile	1,050	01/10	—	19,425	18.50
Sharp Vision	1,400	02/10	2/3 yr.	25,900	18.50
Papa John’s Pizza	1,400	04/10	2/5 yr.	25,200	18.00
Beard Insurance	1,050	04/10	1/5 yr.	19,950	19.00
Cash America Pawn	1,050	05/10	2/5 yr.	19,050	19.00
Love Cleaners	2,450	01/12	1/5 yr.	44,100	18.00
Washington Mutual Bank	4,000	01/13	2/5 yr.	107,200	26.80
Quizno’s Classic Subs	1,400	03/13	2/4 yr.	25,200	18.00
Kim Cue Vo, DDS	1,610	03/13	2/5 yr.	28,980	18.00
Sterling Bank	2,100	04/14	2/5 yr.	51,800	24.67
Total Renal Care of Texas	5,950	11/15	—	107,100	18.00
Steven P. Buras D.C.P.C.	2,800	11/15	—	31,500	11.25

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	909,998	—
2007	—	—	—	—	911,515	—
2008	6	10,010	185,710	20%	927,272	18.55
2009	4	11,600	220,200	29.47%	747,076	18.98
2010	5	5,950	111,825	21.13%	529,285	18.79
2011	—	—	—	—	430,953	—
2012	1	2,450	47,775	11.09%	430,953	19.50
2013	3	7,010	177,518	46.33%	383,179	25.32
2014	1	2,100	56,350	27.40%	205,690	26.83
2015	2	8,750	149,310	100%	149,310	18.28

The table below sets forth certain information with respect to the occupancy rate at Cypress Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	94%	18.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On November 22, 2005, MB REIT purchased a fee simple interest in a freestanding office building leased to Fisher Scientific International containing approximately 153,110 of gross leasable square feet. The building is located at 100 Technology Drive in Pittsburgh, Pennsylvania. This property competes with several office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, The Ferchill Group, Inc., for a cash purchase price of approximately $31.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2001. One tenant, Fisher Scientific International, leases one hundred percent (100%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Base Rent Per Square Foot Per	Current Annual	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Annum ($)	Rent	Beginning	To
Fisher Scientific International	153,110	100	2/5 yr.	9.41	2,181,818	10/01	04/02
				14.25		05/02	09/06
				16.00		10/06	09/11
				18.00		10/11	09/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $558,200. The real estate taxes payable were calculated by multiplying Bridgeside Point Office Building’s assessed value by a tax rate of 29.41.

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $23.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	2,248,803	—
2007	—	—	—	—	2,449,760	—
2008	—	—	—	—	2,449,760	—
2009	—	—	—	—	2,449,760	—
2010	—	—	—	—	2,449,760	—
2011	—	—	—	—	2,526,315	—
2012	—	—	—	—	2,755,980	—
2013	—	—	—	—	2,755,980	—
2014	—	—	—	—	2,755,980	—
2015	—	—	—	—	2,755,980	—

The table below sets forth certain information with respect to the occupancy rate at Bridgeside Point Office Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	16.00
2004	100%	16.00
2003	100%	16.00
2002	100%	12.64
2001	100%	9.41

Winchester Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Winchester Town Center, containing approximately 18,000 of gross leasable square feet. The center is located at West Road and Jones Road in Houston, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 65 Jones-West, L.P., for a cash purchase price of approximately $4.7 million, of which approximately $890,000 remains subject to a future earning regarding 3,100 gross leasable square feet of space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for this space. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Washington Mutual Bank, and Advances in Vision lease more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Washington Mutual Bank	3,500	19	22.00	03/05	02/10
Advances in Vision	2,400	13	16.50	9/05	9/06
			17.50	10/06	9/07
			18.50	10/07	9/08
			19.50	10/08	9/09
			20.50	10/09	9/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $57,000. The real estate taxes payable were calculated by multiplying Winchester Town Center’s assessed value by a tax rate of 3.143.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.5 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Winchester Town Center was built in 2005 and is shadow anchored by Kroger Signature. As of April 1, 2006, this property was eighty-three percent (83%) occupied, with approximately 14,900 square feet leased to eight (8) tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

Bella Nail	1,800	04/09	—	35,100	19.50
Washington Mutual Bank	3,500	02/10	3/5 yr.	77,000	22.00
Hair by 3	1,200	02/10	—	22,200	18.50
Income Tax & Postal Center Plus	1,200	03/10	1/5 yr.	23,400	19.50
Allstate Financial Services	900	04/10	1/5 yr.	16,650	18.50
Quizno’s Classic Subs	1,500	07/10	2/5 yr.	29,250	19.50
Advances in Vision	2,400	09/10	1/5 yr.	39,600	16.50
The Noodle House	2,400	02/11	2/5 yr.	43,200	18.00

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	287,000	—
2007	—	—	—	—	289,400	—
2008	—	—	—	—	291,800	—
2009	1	1,800	35,100	12%	294,200	19.50
2010	6	10,700	217,700	87%	251,300	20.35
2011	1	2,400	43,200	100%	43,200	18.00
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Winchester Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	69%	11.78

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

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Antoine Town Center; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Antoine Town Center containing approximately 36,003 of gross leasable square feet (excluding ground lease space). The center is located at Highway 249 and Antoine Drive in Houston, Texas. This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 27 Antoine - Hwy 249, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)

				Lease Term
				Beginning	To

Nothing Over $1.00 Store	6,000	17	13.00	03/03	03/05
			13.50	04/05	03/08

CICI’s Pizza	4,500	12	15.00	03/03	03/08
			16.50	04/08	03/13

Cato Corporation	4,000	11	12.00	11/04	01/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $139,500. The real estate taxes payable were calculated by multiplying Antoine Town Center’s assessed value by a tax rate of 3.199.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Antoine Town Center was built in 2003 and is shadow anchored by Kroger. As of April 1, 2006, this property was ninety-one percent (91%) occupied, with approximately 32,730 square feet (excluding ground lease space) leased to sixteen (16) tenants (including three ground lease tenants). The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

Nothing Over $1.00 Store	6,000	03/08	1/5 yr.	81,000	13.50
Advance America	1,500	04/08	1/5 yr.	28,125	18.75
Subway Real Estate Corporation	1,500	04/08	1/5 yr.	27,900	18.60
Regis Corporation	1,500	04/08	1/5 yr.	27,750	18.50
RadioShack	2,400	05/08	2/5 yr.	42,000	17.50
Sally’s Beauty Supply	1,500	05/08	2/5 yr.	27,750	18.50
Linh Nguyen Nails	1,500	11/08	1/5 yr.	27,900	18.60
Wingstop	1,500	03/09	1.5 yr.	25,488	16.99
Barbara Higgins, O.D.	2,080	05/09	1/3 yr. & 1/2 yr.	33,280	16.00
Cato Corporation	4,000	01/10	2/5 yr.	48,000	12.00
CICI’s Pizza	4,500	03/13	2/5 yr.	67,500	15.00
Smile Image	1,750	03/13	2/5 yr.	29,750	17.00
Dollar Dry Clean	3,000	04/14	—	54,000	18.00
Whataburger (Ground Lease)	N/A	12/17	4/5 yr.	42,000	N/A
Compass Bank (Ground Lease)	N/A	07/23	4/5 yr.	65,000	N/A
Texas Taco Cabana (Ground Lease)	N/A	07/23	4/5 yr.	45,000	N/A

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	678,555	—
2007	—	—	—	—	683,215	—
2008	7	15,900	263,925	37.45%	704,694	16.60
2009	2	3,580	62,360	13.84%	450,660	17.42
2010	1	4,000	48,000	12.36%	388,300	12.00
2011	—	—	—	—	340,300	—
2012	—	—	—	—	340,300	—
2013	2	6,250	108,900	31.10%	350,108	17.42
2014	1	3,000	59,400	23.91%	248,470	19.80
2015	—	—	—	—	189,070	—

The table below sets forth certain information with respect to the occupancy rate at Antoine Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	91%	20.59
2004	91%	20.46
2003	70%	22.38

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Ashford Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Ashford Plaza containing approximately 33,159 of gross leasable square feet (excluding ground lease space). The center is located at 12731-A Bissonnet in Houston, Texas. This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Christine’s Salon, Little Angels Day Care & Learning Center and Better Image Photography, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)

Lease Term
				Beginning	To
Christine’s Salon	3,833	12	10.20	06/01	11/09

Better Image Photography	5,850	18	10.20	10/05	10/07
			10.80	11/07	10/09
			11.40	11/09	10/10
			12.00	11/10	10/12

Little Angels Day Care & Learning Center	3,289	10	4.80	05/98	04/99
			5.40	05/99	04/00
			6.05	05/00	04/01
			6.14	05/01	04/02
			6.48	05/02	04/03
			6.96	05/03	06/05
			7.20	07/05	06/06
			7.56	07/06	06/07
			7.80	07/07	06/08
			8.16	07/08	06/09
			8.40	07/09	06/10

Little Angels Day Care & Learning Center	2,150	6	3.84	06/00	06/00
			7.20	07/00	06/02
			8.16	07/02	06/05
			8.40	07/05	06/10

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Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $54,000. The real estate taxes payable were calculated by multiplying Ashford Plaza’s assessed value by a tax rate of 2.986.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Ashford Plaza was built in 1980. As of April 1, 2006, this property was ninety-three percent (93%) occupied, with approximately 30,822 square feet (excluding ground lease space) leased to sixteen (16) tenants (including two ground lease tenants). The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

Link Temporaries, S.W.	2,145	03/06	—	19,305	9.00
Alief Barber Shop (1)	2,080	04/06	1/5 yr.	19,968	9.60
Delu Tadi	1,235	06/06	—	11,115	9.00
Kingdom Inn Missionary Baptist (1)	2,560	08/06	—	23,040	9.00
Glory of God African Market	1,175	11/06	1/5 yr.	11,633	9.90
ABL Pagers	1,040	11/06	—	9,360	9.00
Stumpy’s	1,800	12/06	—	17,280	9.60
DB Printing	975	05/07	—	8,775	9.00
Country Bonding	975	09/07	—	8,775	9.00
Hairs To U	780	11/08	—	7,488	9.60
Christine’s Salon	3,833	11/09	1/5 yr.	39,097	10.20
Hoa Thai Chu	1,000	11/09	—	9,600	9.60
Little Angels Day Care	3,289	06/10	—	23,680	7.20
Little Angels Day Care	2,150	06/10	—	18,060	8.40
Cap-Mor #1 (Ground Lease)	N/A	04/11	1/5 yr.	7,200	N/A
Faster Fuel (Ground Lease)	N/A	10/12	2/5 yr.	36,000	N/A
Better Image Photography	5,850	10/12	1/5 yr.	59,670	10.20

(1)  There are two separate leases covering two (2) spaces. The gross leaseable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	9	12,035	111,701	33.68%	331,623	9.28
2007	2	1,950	18,135	8.12%	223,362	9.30
2008	1	780	7,956	3.75%	212,139	10.20
2009	2	4,833	48,697	23.67%	205,755	10.08
2010	2	5,439	45,688	28.38%	160,963	8.40
2011	1	N/A	8,400	7.11	118,200	N/A
2012	2	5,850	109,800	100%	109,800	18.77
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—		—	—

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The table below sets forth certain information with respect to the occupancy rate at Ashford Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	93%	10.73

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Highland Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Highland Plaza, containing approximately 73,780 of gross leasable square feet. The center is located at 1520-1560 South Mason Road in Houston, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 74 Mason-Highland, L.P., for a cash purchase price of approximately $19.1 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	35,357	49	17.00	03/04	04/19

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $130,000. The real estate taxes payable were calculated by multiplying Highland Plaza’s assessed value by a tax rate of 3.1963.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $14.4 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Highland Plaza was built in three (3) phases with Phase I built in 1993, Phase II built in 1999 and Phase III built in 2002. As of April 1, 2006, this property was ninety-nine percent (99%) occupied, with approximately 72,951 square feet leased to twenty-one (21) tenants. The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
LaFinca (1)	4,320	MTM	1/5 yr.	69,984	16.20
Vision Source	1,800	07/06	1/5 yr.	29,700	16.50
Cinco Dry Cleaners	3,000	09/06	1/5 yr.	48,600	16.20
Murphy’s Deli	1,500	04/08	1/5 yr.	30,750	20.50
Hair Removal of Katy	1,313	06/08	—	23,638	18.00
Nutrition Depot	1,313	07/08	1/5 yr.	24,938	18.99
Pizza Inn	900	01/09	1/5 yr.	17,550	19.50
Frank Hursh Insurance	900	07/09	—	16,650	18.50
Dr. James M. Jacobs	1,000	08/09	1/5 yr.	16,200	16.20
Dr. Kevin Hai Vu	1,400	08/09	1/5 yr.	22,680	16.20
Zebo’s Coffee Shop	1,430	09/09	1/5 yr.	40,040	28.00
Tiffanie Nails	900	10/09	1/5 yr.	17,280	19.20
Micali Corporation	1,050	10/09	1/5 yr.	20,475	19.50
Fantastic Cuts	1,200	11/09	—	21,600	18.00
Malibu Tan	2,400	12/09	1/5 yr.	43,200	18.00
Papa John’s Pizza	1,500	12/09	2/5 yr.	24,000	16.00
Wireless Communications	1,050	03/10	1/5 yr.	20,475	19.50
Kid Fit	5,998	03/13	1/5 yr.	81,333	13.56
Baskin Robbins	1,500	04/13	2/5 yr.	34,500	23.00
Pei Wei Asian Diner	3,120	06/14	2/5 yr.	87,360	28.00
24-Hour Fitness	35,357	04/19	3/5 yr.	601,069	17.00

78

(1)     There are two separate leases covering two spaces. The gross leasable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	4	9,120	148,284	11.47%	1,292,618	16.26
2007	—	—	—	—	1,149,009	—
2008	3	4,126	80,638	6.94%	1,162,435	19.54
2009	10	12,680	241,595	19.05%	1,088,785	19.05
2010	1	1,050	20,475	2.40%	851,558	19.50
2011	—	—	—	—	831,083	—
2012	—	—	—	—	831,083	—
2013	2	7,498	133,918	16.11%	831,083	17.86
2014	1	3,120	96,096	13.78%	697,165	30.80
2015	—	—	—	—	601,069	—

The table below sets forth certain information with respect to the occupancy rate at Highland Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot (4)
2005	100%	17.71
2004	99%	17.60

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

West End Square; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as West End Square, containing approximately 36,637 of gross leasable square feet. The center is located at 2201 Highway Six South in Houston, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.7 million of which approximately $746,000 was placed in a separate escrow to be paid to the seller for 6,534 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

79

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Weddings by Debbie, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Weddings by Debbie	14,076	38	10.20	10/04	09/06
			10.80	10/06	09/08
			11.40	10/08	09/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $49,000. The real estate taxes payable were calculated by multiplying West End Square’s assessed value by a tax rate of 2.991.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

West End Square was built in 1980. As of January 1, 2006, this property was eighty-two percent (82%) occupied, with approximately 30,103 square feet leased to eleven (11) tenants. The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Blue Haven Pool	2,420	04/06	—	26,136	10.80
Samurai Martial Sports	1,995	07/06	1/1 yr.	20,400	10.23
Allstate Insurance	1,000	08/07	—	12,000	12.00
Latty Lasode	1,000	12/07	—	10,800	10.80
West Oaks Chiropractic Clinic	1,330	07/08	—	12,768	9.60
Blanca Laines	1,206	07/09	1/5 yr.	10,854	9.00
Weddings by Debbie	14,076	09/09	1/5 yr.	143,575	10.20
Jose Mata & Ramon Garcia	904	12/09	—	9,763	10.80
Hunan Pagoda Restaurant	3,500	12/10	1/5 yr.	36,540	10.44
Elizabeth Andrew	1,674	10/10	1/5 yr.	19,084	11.40
Memorial Microwave Center	998	06/10	—	9,000	9.02

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	4,415	46,022	14.69%	313,314	10.42
2007	2	2,000	22,800	8.23%	276,935	11.40
2008	1	1,330	14,352	5.51%	260,238	10.79
2009	3	16,186	181,820	71.63%	253,825	11.23
2010	3	6,172	73,141	100%	73,141	11.85
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at West End Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	82%	10.26
2004	88%	10.21

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

SBC Center; Hoffman Estates, Illinois

On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet. This property competes with four (4) office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $339 million. MB REIT purchased this property for cash. On November 15, 2005, MB REIT obtained financing in the amount of approximately $200.4 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2035.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their respective lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $8.7 million. The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.214.

The commercial office complex which consists of three (3) buildings was built in various stages during 1988 through 1999. One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next eleven years. The total rent for the first year is approximately $22.7 million.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	22,706,479	—
2007	—	—	—	—	22,933,544	—
2008	—	—	—	—	23,162,880	—
2009	—	—	—	—	23,394,508	—
2010	—	—	—	—	23,628,453	—
2011	—	—	—	—	23,864,738	—
2012	—	—	—	—	24,103,385	—
2013	—	—	—	—	24,344,419	—
2014	—	—	—	—	24,587,863	—
2015	—	—	—	—	24,833,742	—

The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	13.42
2004	100%	—
2003	100%	—
2002	100%	—
2001	100%	—

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Cinemark-Jacinto City; Houston, Texas

On November 10, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark - Jacinto City, containing approximately 68,000 of gross leasable square feet. The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas. This property competes with five (5) other movies theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K 17 Cinema #1, L.P., for a cash purchase price of approximately $10.2 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $167,000. The real estate taxes payable were calculated by multiplying Cinemark - Jacinto City’s assessed value by a tax rate of 3.149.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 1998. One tenant, Cinemark, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of		Current	Base Rent per Square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To

Cinemark	68,000	100	4/5 yr.	686,000	10.09	05/98	05/18

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	686,000	—
2007	—	—	—	—	686,000	—
2008	—	—	—	—	686,000	—
2009	—	—	—	—	686,000	—
2010	—	—	—	—	686,000	—
2011	—	—	—	—	686,000	—
2012	—	—	—	—	686,000	—
2013	—	—	—	—	686,000	—
2014	—	—	—	—	686,000	—
2015	—	—	—	—	686,000	—

The table below sets forth certain information with respect to the occupancy rate at Cinemark - Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.09
2004	100%	10.09
2003	100%	10.09
2002	100%	10.09
2001	100%	10.09

82

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant to pay these expenses up to a certain amount.

11500 Market Street Building; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 11500 Market Street Building containing approximately 2,719 of gross leasable square feet. The office building is located at 11500 Market Street in Jacinto City, Texas. This property competes with five (5) office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, L.P., for a cash purchase price of approximately $524,000. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 1987. One tenant, Magnum Staffing, leases one hundred percent (100%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Renewal Options	Current Annual Rent ($)	Base rent per square Foot per Annum	Lease Term
						Beginning	To
Magnum Staffing	2,719	100	—	36,754	12.00	10/00	10/05
					13.52	11/05	10/08
					14.16	11/08	10/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $6,600. The real estate taxes payable were calculated by multiplying 11500 Market Street Building’s assessed value by a tax rate of 3.149.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $393,000. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	36,754	—
2007	—	—	—	—	36,754	—
2008	—	—	—	—	37,046	—
2009	—	—	—	—	38,504	—
2010	1	2,719	38,504	100%	38,504	14.16
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 11500 Market Street Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

83

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.25
2004	100%	12.00
2003	100%	12.00
2002	100%	12.00
2001	100%	12.00

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenant to pay these expenses up to a certain amount.

Blackhawk Town Center; Houston, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Blackhawk Town Center containing approximately 34,228 of gross leasable square feet (excluding ground lease space). The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 66, L.C., for a cash purchase price of approximately $22.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Walgreen’s and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To
Walgreen’s	14,820	43	24.97	04/05	04/80

Bank of America	4,400	13	49.43	04/05	03/10
			54.38	04/10	03/15
			59.81	04/15	03/20
			65.79	04/20	03/25

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $150,000. The real estate taxes payable were calculated by multiplying Blackhawk Town Center’s assessed value by a tax rate of 3.210.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.9 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Blackhawk Town Center was built in 2005. As of April 1, 2006, this property was one hundred percent (100%) occupied, with approximately 34,128 square feet (excluding ground lease space) leased to twelve tenants (including one ground lease tenant). The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
9er’s Grill	2,653	04/10	1/5 yr.	51,733	19.50
Henry Wong Chinese Restaurant	1,995	04/10	—	47,880	24.00
De Top Nails	1,520	05/10	1/5 yr.	36,480	24.00
Karen Coady Agency	1,140	05/10	—	27,360	24.00
Sam Lam, O.D.	1,520	05/10	1/5 yr.	28,880	19.00
Subway Real Estate Corporation	1,520	05/10	1/5 yr.	34,960	23.00
Little Caesars	1,520	07/10	2/5 yr.	35,172	23.14
H&R Block	1,520	04/11	—	33,440	22.00
Cuong Nguyen, DDS	1,520	05/15	1/5 yr.	33,440	22.00
Bank of America	4,400	03/25	6/5 yr.	217,500	49.43
HEB (Ground Lease)	N/A	03/25	6/5 yr.	600,000	N/A
Walgreen’s	14,820	04/80	—	370,000	24.97

84

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	1,517,732	—
2007	—	—	—	0.00%	1,521,025	—
2008	—	—	—	0.00%	1,523,812	—
2009	—	—	—	0.00%	1,527,359	—
2010	7	11,868	268,545	17.11%	1,569,148	22.63
2011	1	1,520	36,480	2.78%	1,314,490	24.00
2012	—	—	—	0.00%	1,278,010	—
2013	—	—	—	0.00%	1,278,010	—
2014	—	—	—	0.00%	1,278,010	—
2015	1	1,520	38,760	2.94%	1,319,579	25.50

The table below sets forth certain information with respect to the occupancy rate at Blackhawk Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	27.09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Carver Creek Shopping Center; Dallas, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Carver Creek Shopping Center containing approximately 33,321 of gross leasable square feet. The center is located at 2020 Masters in Dallas, Texas. This property competes with four (4) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 9 A-K, L.P., for a cash purchase price of approximately $2.1 million of which approximately $691,000 was placed in a separate escrow to be paid to the seller for 9,589 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Progressive Child Development and the State of Texas, each lease more than ten percent (10%) of the total gross leasable area of the property.

Carver Creek Shopping Center was built in 1985. As of April 1, 2006, this property was seventy-one percent (71%) occupied, with approximately 23,732 square feet leased to two tenants. The following table sets forth certain information with respect to those leases:

85

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)	Lease Term
						Beginning	To
State of Texas Department of Human Services	18,402	55		172,217	10.32	09/90	08/91
					10.43	09/91	08/05
					9.36	09/05	08/06

Progressive Child Development	5,330	16	—	33,899	6.36	10/99	09/06

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $28,000. The real estate taxes payable were calculated by multiplying Carver Creek Shopping Center’s assessed value by a tax rate of 2.933.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $1.6 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	23,732	206,116	100.00%	206,116	8.69
2007	—	—	—	—	—	—
2008	—	—	—	—	—	—
2009	—	—	—	—	—	—
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Carver Creek Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	—%	9.24
2004	100%	9.44
2003	100%	9.44
2002	100%	9.44
2001	100%	9.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Chili’s; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Chili’s. The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas. This property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K I-10 East, L.P., for a cash purchase price of approximately $951,000. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

86

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $5,500. The real estate taxes payable were calculated by multiplying Chili’s assessed value by a tax rate of 3.149.

The building was built in 1998. One tenant, Chili’s, leases one hundred percent (100%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Renewal Options	Current Annual Rent ($)	Base Rent per Square Foot per Annum	Lease Term
						Beginning	To
Chili’s (Ground Lease)	N/A	100	4/5 yr	63,500	10.96	09/98	09/03
					11.60	10/03	09/08

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	63,500	—
2007	—	—	—	—	63,500	—
2008	1	3,000	63,500	100%	63,500	11.60
2009	—	—	—	—	—	—
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Chili’s in Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	21.17
2004	100%	21.17
2003	100%	20.29
2002	100%	20.00
2001	100%	20.00

Joe’s Crab Shack; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Joe’s Crab Shack. The ground lease is located at 11610 I-10 East in Jacinto City, Texas. This property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K Texas Venture Capital, L.C., for a cash purchase price of approximately $1.3 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $15,000. The real estate taxes payable were calculated by multiplying Joe’s Crab Shack’s assessed value by a tax rate of 2.991.

The building was built in 1998. One tenant, Joe’s Crab Shack, leases one hundred percent (100%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

87

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Renewal Options	Current Annual Rent ($)	Base Rent per Square Foot per Annum	Lease Term
						Beginning	To
Joe’s Crab Shack (Ground Lease)	N/A	100	4/5 yr.	87,450	10.92	07/98	07/03
					12.01	08/03	07/18

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	87,450	—
2007	—	—	—	—	87,450	—
2008	—	—	—	—	87,450	—
2009	—	—	—	—	87,450	—
2010	—	—	—	—	87,450	—
2011	—	—	—	—	87,450	—
2012	—	—	—	—	87,450	—
2013	—	—	—	—	87,450	—
2014	—	—	—	—	87,450	—
2015	—	—	—	—	87,450	—

The table below sets forth certain information with respect to the occupancy rate at Joe’s Crab Shack expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	8.92
2004	100%	8.92
2003	100%	8.45
2002	100%	8.11
2001	100%	8.11

Eldridge Town Center; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Eldridge Town Center, containing approximately 71,778 of gross leasable square feet (excluding ground lease space). The center is located at 12442 FM 1960 West in Houston, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 41 Eldridge - W. Little York, L.P., for a cash purchase price of approximately $21.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Petco, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To

Petco	13,440	19	13.56	06/02	06/07
			[TBD]	07/07	01/13

88

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $302,800. The real estate taxes payable were calculated by multiplying Eldridge Town Center’s assessed value by a tax rate of 3.2606.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.1 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eldridge Town Center was built in 2000 and is shadow anchored by Kohl’s and Kroger Signature. As of April 1, 2006, this property was one hundred percent (100%) occupied, with approximately 71,778 square feet (excluding ground lease space) leased to 28 tenants (including two ground lease tenants). The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Jonathan T. Wong, O.D.	1,839	02/06	1/5 yr.	36,780	20.00
Gamestop	1,612	10/06	1/5 yr.	29,983	18.60
TCBY/Mrs. Fields Cookies	1,400	08/07	1/5 yr.	25,200	18.00
State Farm Insurance	1,190	08/07	1/5 yr.	21,420	18.00
Voicestream Houston	1,750	10/07	2/5 yr.	33,250	19.00
Houston Custom Framing	1,400	10/07	1/5 yr.	25,200	18.00
Image Tan	1,610	11/07	1/5 yr.	30,590	19.00
Quizno’s Classic Subs	1,536	11/07	2/4 yr.	31,642	20.60
Hooker Asset Mgmt/Hallmark Gold	4,200	02/08	1/5 yr.	67,200	16.00
French Quarter Restaurant	4,964	05/08	1/5 yr.	84,388	17.00
Dr. Janice M. Kelley	1,220	07/08	1/5 yr.	22,692	18.60
Elan Day Spa	2,828	11/08	2/5 yr.	52,601	18.60
Hoang Medical Associates	1,604	02/09	1/5 yr.	29,193	18.20
Premier Jewelers	1,224	01/10	1/5 yr.	23,011	18.80
CY Fair Wine & Spirits	1,875	11/10	—	44,063	23.50
Fantastic Sams	1,500	11/10	1/5 yr.	31,200	20.80
Postal N’ Shipping	1,400	11/10	—	28,644	20.46
GNC	1,500	12/10	1/5 yr.	34,500	23.00
Ann N. Le, DDS	1,400	12/10	1/5 yr.	30,800	22.00
Bell Cleaners	1,400	12/10	1/5 yr.	30,800	22.00
Thai Spice Buffet	5,006	07/11	—	92,611	18.50
Panera Bread	4,200	07/12	2/5 yr.	111,216	26.48
Hollywood Entertainment	6,300	10/12	2/5 yr.	119,511	18.97
Petco	13,440	01/13	3/5 yr.	182,250	13.56
Serene Nails Spa	1,500	01/14	—	30,000	20.00
Jack in the Box (Ground Lease)	N/A	05/20	3/5 yr.	109,997	N/A
Washington Mutual Bank (Ground Lease)	N/A	12/20	4/5 yr.	55,000	N/A
Bank One	3,880	03/22	4/5 yr.	75,000	19.33

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	3,451	66,763	4.47%	1,493,201	19.35
2007	6	8,886	167,301	11.60%	1,442,131	18.83
2008	4	13,212	231,845	18,04%	1,285,008	17.55
2009	1	1,604	29,193	2.75%	1,060,391	18.20
2010	7	10,299	226,516	21.79%	1,040,204	21.99
2011	1	5,006	105,877	12.89%	821,480	21.15
2012	2	10,500	241,857	33.51%	721,791	23.03
2013	1	13,440	182,250	37.81%	481,996	13.56
2014	1	1,500	33,000	11.01%	299,746	22.00
2015	—	—	—	—	270,275	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

89

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	18.63
2004	98%	18.34
2003	92%	17.64
2002	81%	17.57
2001	31%	17.47

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

NTB Eldridge; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a ground lease property with a single-user building on it known as NTB Eldridge. The ground lease is located at 12150 FM 1960 West in Houston, Texas. This property competes with several single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-S 58, L.C., for a cash purchase price of approximately $1.0 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building on this ground lease property was built in 2003. One tenant, NTB Eldridge, leases one hundred percent (100%) of the total gross leasable area of this ground lease property. The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum	Lease Term
						Beginning	To

NTB Eldridge	N/A	100	5/5 yr.	65,000	10.33	08/03	08/08
(Ground Lease)					11.37	09/08	08/13
					12.50	09/13	08/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $21,000. The real estate taxes payable were calculated by multiplying NTB Eldridge’s assessed value by a tax rate of 3.261.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	65,000	—
2007	—	—	—	0.00%	65,000	—
2008	—	—	—	0.00%	67,167	—
2009	—	—	—	0.00%	71,500	—
2010	—	—	—	0.00%	71,500	—
2011	—	—	—	0.00%	71,500	—
2012	—	—	—	0.00%	71,500	—
2013	—	—	—	0.00%	73,883	—
2014	—	—	—	0.00%	78,650	—
2015	—	—	—	0.00%	78,650	—

The table below sets forth certain information with respect to the occupancy rate at NTB Eldridge expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

90

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.33
2004	100%	10.33
2003	100%	10.33

McKesson Distribution Center; Conroe, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a freestanding distribution facility containing approximately 162,613 of gross leasable square feet. The building is located at 3301 Pollok Drive, Conroe, Texas. This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Conroe Distribution BTS, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash. On December 30, 2005, MB REIT obtained financing in the amount of approximately $5.76 million. The loan requires interest only payments at an annual rate of 4.94% and matures in January 2011.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $12,000. The real estate taxes payable were calculated by multiplying McKesson Distribution Center’s assessed value by a tax rate of 2.877.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed during 2005. One tenant, McKesson Corporation, leases one hundred percent (100%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum	Lease Term
						Beginning	To
McKesson Corporation	162,613	100	4/4 yr.	661,035	4.07	10/05	10/10
					4.47	11/10	5/16

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	65,000	—
2007	—	—	—	0.00%	65,000	—
2008	—	—	—	0.00%	67,167	—
2009	—	—	—	0.00%	71,500	—
2010	—	—	—	0.00%	71,500	—
2011	—	—	—	0.00%	71,500	—
2012	—	—	—	0.00%	71,500	—
2013	—	—	—	0.00%	73,883	—
2014	—	—	—	0.00%	78,650	—
2015	—	—	—	0.00%	78,650	—

The table below sets forth certain information with respect to the occupancy rate at McKesson Distribution Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

91

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	1.02

Windermere Village; Houston, Texas

On November 1, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Windermere Village, containing approximately 25,200 of gross leasable square feet. The center is located at Eldridge Parkway and FM 1960 in Houston, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Windermere-Eldridge, L.P., for a cash purchase price of approximately $8.8 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 3,600 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Pei Wei Asian Diner and Buffalo SW Cafe, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To

Buffalo SW Café	4,880	19	26.75	03/05	02/10
			28.60	03/10	02/15

Pei Wei Asian Diner	3,200	13	26.56	11/04	11/09
			29.06	12/09	11/14

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $29,000. The real estate taxes payable were calculated by multiplying Windermere Village’s assessed value by a tax rate of 3.261.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $6.6 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Windermere Village was built in 2004. As of April 1, 2006, this property was approximately seventy-one percent (71%) occupied, with approximately 18,000 square feet leased to nine tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Unique Italian Charm & Bead	1,200	11/09	—	25,200	21.00
Edible Arrangements	1,200	02/10	1/5 yr.	26,160	21.80
Medical Spas of Houston	1,400	04/10	1/5 yr.	29,400	21.00
Dahn Yoga	1,400	05/10	1/5 yr.	30,030	21.45
Mobile Destinations/Cingular Wireless	1,520	06/10	1/5 yr.	34,200	22.50
Aromas Coffee	1,600	07/10	1/5 yr.	30,400	19.00
Pei Wei Asian Diner	3,200	11/14	2/5 yr.	84,992	26.56
Buffalo SW Café	4,880	02/15	2/5 yr.	130,540	26.75
Carvel Ice Cream	1,600	03/15	3/5 yr.	36,000	22.50

92

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	427,047	—
2007	—	—	—	0.00%	431,797	—
2008	—	—	—	0.00%	438,222	—
2009	1	1,200	27,600	6.26%	441,189	23.00
2010	5	7,120	161,390	37.15%	434,445	22.67
2011	—	—	—	0.00%	272,160	—
2012	—	—	—	0.00%	272,160	—
2013	—	—	—	0.00%	272,160	—
2014	1	3,200	92,992	34.17%	272,160	29.06
2015	2	6,480	179,168	100.00%	179,168	27.65

The table below sets forth certain information with respect to the occupancy rate at Windermere Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	77%	23.72
2004	20%	25.04

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Woodforest Square Shopping Center; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Woodforest Square Shopping Center containing approximately 39,677 of gross leasable square feet. The center is located at 180 Uvalde B in Houston, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 14 Wood Forest, L.P., for a cash purchase price of approximately $3.4 million, of which approximately $712,000 was placed in a separate escrow to be paid to the seller for 9,100 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Mr. Gatti’s Pizza, T.C. Clean Scene and Gary Greene Realtors, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

93

Lessee	Approximate GLA Leased (Sq. Ft)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To

Mr. Gatti’s Pizza	2,800	7	9.60	01/98	01/03
			12.00	02/03	01/08

Mr. Gatti’s Pizza	3,500	9	12.00	06/97	01/08

T.C. Clean Scene	4,200	11	6.36	01/01	12/03
			6.72	01/04	MTM

Gary Greene Realtors	4,000	10	11.25	06/99	05/01
(Greater Houston)			12.00	06/01	05/03
			13.20	06/03	05/05
			13.80	06/05	05/06

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,000. The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.842.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.5 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Woodforest Square Shopping Center was built in 1980. As of April 1, 2006, this property was seventy-seven (77%) occupied, with a total of approximately 30,866 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
T.C. Clean Scene	4,200	MTM	—	28,224	6.72
Greater Houston	4,000	05/06	1/5 yr.	55,200	13.80
Center for Behavioral Health	2,150	10/06	—	18,060	8.40
Victor Boudreaux	1,000	02/07	1/3 yr.	10,200	10.20
Nysom Apparel	1,050	12/07	1/1 yr	12,600	12.00
Nysom Apparel	1,491	12/07	1/3 yr.	8,946	6.00
Mr. Gatti’s Pizza(1)	6,300	01/08	—	75,600	12.00
Rosemary Huong Lam	1,190	05/08	1/5 yr.	10,710	9.00
Casa Mairis	1,050	12/08	—	9,576	9.12
Sho Nuff Good	3,150	03/10	1/5 yr.	17,010	5.40
Viann Nail Salon	1,085	07/10	1/5 yr.	9,765	9.00
Uvalde Insurance	1,050	09/10	—	8,820	8.40
Fashion Plus	1,750	11/10	—	16,800	9.60
Aline Tran, D.D.S.	1,400	01/11	—	14,280	10.20

(1)   There are two separate leases covering two (2) separate spaces. The gross leasable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	6,150	73,260	27.41%	267,258	11.91
2007	3	3,541	31,746	16.03%	198,012	8.97
2008	4	8,540	98,910	58.22%	169,883	11.58
2009	—	—	—	—	74,330	—
2010	4	7,035	60,522	80.91%	74,802	8.60
2011	1	1,400	14,280	100.00%	14,280	10.20
2012	—	—	—	0.00%	—	—
2013	—	—	—	0.00%	—	—
2014	—	—	—	0.00%	—	—
2015	—	—	—	0.00%	—	—

94

The table below sets forth certain information with respect to the occupancy rate at Woodforest Square Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	77%	8.33
2004	87%	8.49
2003	81%	6.56

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Willis Town Center; Willis, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Willis Town Center containing approximately 17,540 of gross leasable square feet. The center is located at 904 West Montgomery in Willis, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 42 I45 FM 1097, L.P., for a cash purchase price of approximately $4.0 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 4,800 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To

M.G.A.	3,220	18	15.00	11/02	10/09

Time Cleaners	2,000	11	15.00	12/01	12/06
			17.00	01/07	12/11

Gayle J. Fletcher, DDS	2,000	11	15.50	06/04	05/07
			17.05	06/07	05/12

Texas Hair Express	1,920	11	15.00	11/01	11/06

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $20,000. The real estate taxes payable were calculated by multiplying Willis Town Center’s assessed value by a tax rate of 3.094.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.0 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

95

Willis Town Center was built in 2000 and is shadow anchored by a Kroger’s. As of April 1, 2006, this property was seventy-three percent (73%) occupied, with a total of approximately 12,740 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Willis Nail	1,000	10/06	—	17,000	17.00
The UPS Store	1,400	11/06	1/5 yr.	23,800	17.00
Texas Hair Express	1,920	11/06	1/5 yr.	28,800	15.00
Mr. Gatti’s Pizza	1,200	11/06	1/5 yr.	18,600	15.50
M.G.A.	3,220	10/09	2/3 yr.	48,300	15.00
Time Cleaners	2,000	12/11	1/4 yr.	30,000	15.00
Gayle J. Fletcher, DDS	2,000	05/12	1/5 yr.	31,000	15.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	4	5,520	88,200	44.66%	197,500	15.98
2007	—	—	—	0.00%	115,104	—
2008	—	—	—	0.00%	116,396	—
2009	1	3,220	48,300	41.50%	116,396	15.00
2010	—	—	—	0.00%	68,096	—
2011	1	2,000	33,996	49.92%	68,096	17.00
2012	1	2,000	34,100	100.00%	34,100	17.05
2013	—	—	—	0.00%	—	—
2014	—	—	—	0.00%	—	—
2015	—	—	—	0.00%	—	—

The table below sets forth certain information with respect to the occupancy rate at Willis Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	15.50
2004	100%	15.50
2003	73%	15.28
2002	73%	15.28

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount. Information with respect to this table was not historically available for 2001.

Saratoga Town Center; Corpus Christi, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Saratoga Town Center containing approximately 58,182 of gross leasable square feet (excluding ground lease space). The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 54 Saratoga - Staples, L.P., for a cash purchase price of approximately $15.6 million, of which approximately $1 million was placed in a separate escrow to be paid to the seller for 3,500 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

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MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Utopia World Cuisine and Petco, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To
Utopia World Cuisine	5,918	10	18.34	03/05	02/07
			18.94	03/07	02/08
			19.54	03/08	02/10

Petco	13,500	23	14.00	07/04	12/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,000. The real estate taxes payable were calculated by multiplying Saratoga Town Center’s assessed value by a tax rate of 3.139.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Saratoga Town Center was built in 2004 and is shadow anchored by Kohl’s. As of April 1, 2006, this property was ninety-four percent (94%) occupied, with a total of approximately 54,682 square feet (which excludes ground lease space) leased to 20 tenants (which includes one ground lease tenant). The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
My Favorite Muffin	1,600	07/09	1/5 yr.	30,400	19.00
Sprint PCS	2,450	08/09	2/5 yr.	50,225	20.50
Complete Family Eye Care	1,750	09/09	1/5 yr.	33,600	19.20
Cost Cutters	1,400	09/09	1/5 yr.	27,440	19.60
Noodle House	4,138	09/09	1/5 yr.	69,311	16.75
EB Games	1,400	09/09	1/5 yr.	27,650	19.75
King of Sleep	2,800	11/09	1/5 yr.	47,040	16.80
Ooh La La Boutique	1,400	12/09	1/5 yr.	26,880	19.20
My Scrubs	1,400	02/10	1/5 yr.	26,880	19.20
Utopia World Cuisine	5,918	02/10	1/5 yr.	108,536	18.34
Elite Nails	2,800	07/10	—	50,400	18.00
Phillip Randolph	1,400	08/10	1/5 yr.	26,880	19.20
Laser Treatment and Medical Spa	1,800	08/10	1/5 yr.	34,560	19.20
Luxe Salon & Beauty	1,400	11/10	1/5 yr.	27,720	19.80
Keva Juice	1,188	05/14	—	22,810	19.20
Quiznos Classic Subs	1,400	06/14	2/5 yr.	26,565	18.98
Deluxe Cleaners	2,450	09/14	1/5 yr.	44,100	18.00
Oasis	4,488	09/14	2/5 yr.	80,784	18.00
Petco	13,500	01/15	3/5 yr.	189,000	14.00
Wendy’s (Ground Lease)	N/A	01/24	4/5 yr.	95,000	N/A

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	1,047,396	—
2007	—	—	—	0.00%	1,057,279	—
2008	—	—	—	0.00%	1,065,462	—
2009	8	16,938	314,946	29.50%	1,067,699	18.59
2010	6	14,718	282,078	36.78%	766,949	19.17
2011	—	—	—	0.00%	490,310	—
2012	—	—	—	0.00%	491,710	—
2013	—	—	—	0.00%	491,710	—
2014	4	9,526	198,710	40.41%	491,710	20.86
2015	1	13,500	189,000	62.18%	303,950	14.00

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The table below sets forth certain information with respect to the occupancy rate at Saratoga Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	95%	17.64
2004	71%	17.18

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

6234 Richmond Avenue; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing office building known as 6234 Richmond Avenue containing approximately 25,601 of gross leasable square feet. The office building is located at 6234 Richmond Avenue in Houston, Texas. This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 19 Richmond Ave., L.P., for a cash purchase price of approximately $3.0 million, of which approximately $1.2 million was placed in a separate escrow to be paid to the seller for 9,900 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, 24-Hour Fitness and 6447 Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To
24-Hour Fitness	6,000	23	9.10	06/01	05/02
			10.00	06/02	05/03
			10.83	06/03	05/04
			11.67	06/04	05/06

6447 Corporation	8,781	34	14.35	02/99	01/00
			14.76	02/00	01/01
			15.44	02/01	01/03
			16.13	02/03	01/09

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Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $33,000. The real estate taxes payable were calculated by multiplying 6234 Richmond Avenue’s assessed value by a tax rate of 2.991.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.2 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 1972. As of April 1, 2006, this property was sixty-one percent (61%) occupied, with a total of approximately 15,701 square feet leased to three tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
24-Hour Fitness	6,000	05/06	1/5 yr.	69,996	11.67
Boxer Property Management	920	06/06	—	12,000	13.04
6447 Corporation	8,781	01/09	1/5 yr.	141,600	16.13

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	6,920	81,996	36.67%	223,596	11.85
2007	—	—	—	0.00%	141,600	—
2008				0.00%	141,600
2009	1	8,781	141,600	100.00%	141,600	16.13
2010	—	—	—	0.00%	—	—
2011	—	—	—	0.00%	—	—
2012	—	—	—	0.00%	—	—
2013	—	—	—	0.00%	—	—
2014	—	—	—	0.00%	—	—
2015	—	—	—	0.00%	—	—

The table below sets forth certain information with respect to the occupancy rate at 6234 Richmond Avenue expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	61%	14.24
2004	94%	14.17
2003	94%	13.80
2002	94%	11.54
2001	94%	12.83

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Paradise Shops of Largo; Largo, Florida

On October 17, 2005, MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing approximately 54,640 of gross leasable square feet. The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Win-Ulmerton, Ltd., for a cash purchase price of approximately $12.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

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MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Publix, leases more than ten percent (10%) of the total gross leasable area of this property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To
Publix	44,841	82	13.80	07/05	07/25

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $55,000. The real estate taxes payable were calculated by multiplying Paradise Shops of Largo’s assessed value by a tax rate of 21.966.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $9.6 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Paradise Shops of Largo was newly constructed during 2005. As of April 1, 2006, this property was 97% occupied, with a total of 53,241 square feet leased to five tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
AJ & JP Liquors	1,400	07/10	1/5 yr.	35,000	25.00
Bank Atlantic	4,200	07/10	—	105,000	25.00
Hairmaster’s	1,400	08/10	—	35,000	25.00
Julie’s Nails and Tanning	1,400	08/10	—	32,200	23.00
Publix	44,841	07/25	—	618,806	13.80

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	826,006	—
2007	—	—	—	0.00%	826,006	—
2008	—	—	—	0.00%	826,706	—
2009	—	—	—	0.00%	828,106	—
2010	4	8,400	209,300	25.27%	828,106	24.92
2011	—	—	—	0.00%	618,806	—
2012	—	—	—	0.00%	618,806	—
2013	—	—	—	0.00%	618,806	—
2014	—	—	—	0.00%	618,806	—
2015	—	—	—	0.00%	618,806	—

The table below sets forth certain information with respect to the occupancy rate at Paradise Shops of Largo expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	15.51

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

Pinehurst Shopping Center; Humble, Texas

On October 14, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Pinehurst Shopping Center, containing approximately 39,934 of gross leasable square feet. The center is located at 8005 FM 1960 East

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in Humble, Texas. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K Texas Ventures Capital, L.P., for a cash purchase price of approximately $3.8 million, of which approximately $675,000 was placed in a separate escrow to be paid to the seller for 7,962 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

No tenants lease more than ten percent (10%) of the total gross leasable area of the property.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $62,000. The real estate taxes payable were calculated by multiplying Pinehurst Shopping Center’s assessed value by a tax rate of 3.111.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

Pinehurst Shopping Center was built in 1984. As of April 1, 2006, this property was sixty-six percent (66%) occupied, with a total of approximately 26,322 square feet leased to eighteen (18) tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Baytown Seafood Restaurant	3,550	09/06	1/4 yr.	31,950	9.00
Bailey Cleaners	1,460	02/07	1/5 yr.	14,016	9.60
Best Donuts	1,426	03/07	—	14,545	10.20
State Farm Insurance	2,100	04/07	1/5 yr.	20,160	9.60
Austen’s Bistro	2,436	05/07	—	23,386	9.60
Veron Cajun Meat Market	2,160	01/08	—	19,440	9.00
Tim Bates	1,000	02/08	—	9,000	9.00
Lily’s Nail Salon	600	04/08	—	5,400	9.00
A+ Food Market	1,530	05/08	1/5 yr.	14,688	9.60
Computer Avenue	1,000	10/08	—	10,200	10.20
Fantastic Cuts	1,000	09/09	—	10,200	10.20
Stephen G. Eichelsdorfer	806	09/09	1/5 yr.	8,705	10.80
Lake Houston Mortgage	1,000	04/10	—	6,600	6.60
Nikola Gajic, M.D.	1,800	08/10	—	16,200	9.00
Mojito’s Café	1,410	09/10	1/5 yr.	21,150	15.00
Bicycles, Etc.	808	12/10	1/4 yr.	7,272	9.00
Bicycles, Etc.	1,236	12/10		9,641	7.80
Travis Barber Shop	1,000	12/10	—	9,600	9.60

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	3,550	31,950	12.52%	255,216	9.00
2007	4	7,422	73,367	32.77%	223,906	9.89
2008	5	6,290	59,688	39.65%	150,539	9.49
2009	2	1,806	18,905	20.67%	91,451	10.47
2010	6	7,254	72,546	100.00%	72,546	10.00
2011	—	—	—	0.00%	—	—
2012	—	—	—	0.00%	—	—
2013	—	—	—	0.00%	—	—
2014	—	—	—	0.00%	—	—
2015	—	—	—	0.00%	—	—

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The table below sets forth certain information with respect to the occupancy rate at Pinehurst Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	70%	8.50
2004	58%	5.68

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

6101 Richmond Building; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 6101 Richmond Building, containing approximately 19,230 of gross leasable square feet. The office building is located at 6101 Richmond Avenue in Houston, Texas. This property competes with several other single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 16 Richmond Ltd., for a cash purchase price of approximately $3.1 million. MB REIT purchased this property using its equity capital and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 1994. One tenant, Wild West Club, leases one hundred percent (100%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum	Lease Term
						Beginning	To
Wild West Club	19,230	100	2/5 yr.	216,000	11.23	02/98	02/00
				228,000	11.86	03/00	02/03
				248,400	12.92	03/03	02/08

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $64,200. The real estate taxes payable were calculated by multiplying 6101 Richmond Building’s assessed value by a tax rate of 2.991.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.00%	261,600	—
2007	—	—	—	0.00%	261,600	—
2008	1	19,230	261,600	100.00%	261,600	13.60
2009	—	—	—	0.00%	—	—
2010	—	—	—	0.00%	—	—
2011	—	—	—	0.00%	—	—
2012	—	—	—	0.00%	—	—
2013	—	—	—	0.00%	—	—
2014	—	—	—	0.00%	—	—
2015	—	—	—	0.00%	—	—

The table below sets forth certain information with respect to the occupancy rate at 6101 Richmond Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	12.92
2004	100%	12.92
2003	100%	12.74
2002	100%	11.86
2001	100%	11.86

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants to pay these expenses up to a certain amount.

24 Hour Fitness Center; The Woodlands, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 24-Hour Fitness - Woodlands, containing approximately 45,906 of gross leasable square feet. The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas. This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 38 Woodland Pkwy - Six Pines, L.P., for a cash purchase price of approximately $13.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2001. One tenant, 24-Hour Fitness, leases one hundred percent (100%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Per Annum	Beginning	To
24-Hour Fitness	45,906	100	3/5 yr.	910,775	19.84	06/02	06/07
				1,001,669	21.82	07/07	06/12
				1,102,203	24.01	07/12	06/17

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $168,000. The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.633.

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.2 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	0.0%	910,775	—
2007	—	—	—	0.0%	956,222	—
2008	—	—	—	0.0%	1,001,669	—
2009	—	—	—	0.0%	1,001,669	—
2010	—	—	—	0.0%	1,001,669	—
2011	—	—	—	0.0%	1,001,669	—
2012	—	—	—	0.0%	1,051,936	—
2013	—	—	—	0.0%	1,102,203	—
2014	—	—	—	0.0%	1,102,203	—
2015	—	—	—	0.0%	1,102,203	—

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center in The Woodlands expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	19.86
2004	100%	19.86
2003	100%	19.86
2002	100%	11.59

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants to pay these expenses up to a certain amount.

24 Hour Fitness Center - 249 & Jones; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing retail center known as 24 Hour Fitness - 249 & Jones, containing approximately 85,000 of gross leasable square feet. The center is located at 21602 Tomball Parkway in Houston, Texas. This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 20 A-K, L.P., for a cash purchase price of approximately $10.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, 24-Hour Fitness, Houston UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
24-Hour Fitness	34,950	41	13.71	01/01	12/01
			13.20	01/02	12/02
			15.45	01/03	12/03
			16.09	01/04	12/05
			16.58	01/06	12/10
			18.57	01/11	12/15

Houston UMA Taekwondo	10,050	12	3.50	06/03	05/04
			4.50	06/04	05/06
			5.00	06/06	05/08
			5.50	06/08	05/10
			6.00	06/10	05/12
			6.50	06/12	05/13

Greg Majors Auctions	9,000	11	4.80	01/04	03/06
			5.07	04/06	03/09

Phoenix Outstanding Services	24,000	28	3.13	04/05	04/10

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Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $102,000. The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.276.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.9 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The building was built in 1984 and renovated during 2001. As of April 1, 2006, this property was ninety-two percent (92%) occupied, with a total of approximately 78,000 square feet leased to four tenants. The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Greg Majors Auctions	9,000	03/09	—	43,200	4.80
Phoenix Outstanding Services	24,000	04/10	—	75,000	3.13
Houston UMA Taekwondo	10,050	05/13	—	45,225	4.50
24-Hour Fitness	34,950	12/15	3/5 yr.	579,600	16.09

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	7,000	35,652	4.55%	783,408	5.09
2007	0	—	—	0.00%	750,450	—
2008	0	—	—	0.00%	753,381	—
2009	1	9,000	45,600	6.04%	755,475	5.07
2010	1	24,000	75,000	10.52%	712,806	3.13
2011	0	—	—	0.00%	709,200	—
2012	0	—	—	0.00%	712,131	—
2013	1	10,050	65,325	9.15%	714,225	6.50
2014	0	—	—	0.00%	648,900	—
2015	1	34,950	648,900	100.00%	648,900	18.57

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center - 249 & Jones expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	8.96
2004	72%	11.17
2003	61%	11.71
2002	41%	13.20
2001	41%	13.71

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants to pay these expenses up to a certain amount.

As of April 5, 2006, MB REIT has approximately $116.9 million in probable acquisitions and MB REIT believes, based in part on projected sales of their common stock, that cash on hand and future financings will provide them with sufficient cash to close these properties at the time of their projected closings.

Financing Transactions

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On February 10, 2006, a subsidiary of MB REIT, MB Pittsburgh Bridgeside DST (referred to herein as MBPB), entered into loan documents as the borrower of approximately $17.3 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura). MBPB’s obligations are secured by a first priority mortgage on the property commonly known as the Bridgeside Point Office Building located at 100 Technology Drive in Pittsburgh, Pennsylvania. MBPB also granted a security interest to Nomura in, among other things, all of the personal property owned by MBPB at the property. The Bridgeside Point Office Building was purchased by MB REIT on November 22, 2005.

The loan bears interest at the rate of 5.2% per annum. MBPB is required to pay interest only on a monthly basis in the amount of $75,075 until the loan matures on February 11, 2031. After February 11, 2011, MBPB is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date. Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement. MBPB may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan. Nomura is not required to securitize the loan. In addition, beginning on the payment date that is three months prior to February 11, 2011, and through the maturity date, MBPB may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBPB, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBPB has also agreed to indemnify Nomura against losses suffered by Nomura arising from the presence or release of hazardous substances, among other things, on the property. Inland Western Retail Real Estate Trust, Inc. (referred to herein as Inland Western), an entity sponsored by our sponsor, is also primarily liable to Nomura for certain breaches of the loan documents, including the environmental indemnity by MBPB, until MB REIT has a net worth equal to or greater than $300 million.

Triangle Center; Longview, Washington

On February 9, 2006, a subsidiary of MB REIT, MB Longview Triangle, L.L.C. (referred to herein as MBLT), entered into loan documents as the borrower of approximately $23.6 million from LaSalle Bank National Association (referred to herein as “LaSalle”). MBLT’s obligations are secured by a first priority mortgage on the property commonly known as Triangle Center located at 1305 Ocean Beach Highway in Longview, Washington. MBLT has also granted a security interest to LaSalle in all of the personal property owned by MBLT at the property. Triangle Place was purchased by MB REIT on December 23, 2005.

The loan bears interest at the rate of 4.83% per annum. MBLT is required to pay interest only on a monthly basis in the amount of $94,990 until the loan matures on March 1, 2011. MBLT may, in certain circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after LaSalle securitizes the loan. LaSalle is not required to securitize the loan.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of

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default occurs under the loan, then, subject to the customary cure rights granted to MBLT, LaSalle may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBLT has also agreed to indemnify LaSalle against losses suffered by LaSalle arising from the presence or release of hazardous substances, among other things on the property. Inland Western is also primarily liable to LaSalle for certain breaches of the loan documents, including the environmental indemnity by MBLT, until MB REIT has a net worth equal to or greater than $300 million.

Monadnock Marketplace; Keene, New Hampshire

On February 27, 2006, a subsidiary of MB REIT, MB Keene Monadnock LLC (referred to herein as MBKM), entered into loan documents as the borrower of approximately $26.8 million from Principal Commercial Funding, LLC (referred to herein as PCF). MBKM’s obligations are secured by a first priority mortgage on the property commonly known as the Monadnock Marketplace located at 20 Ashbrook Road in Keene, New Hampshire. MBKM also granted a security interest to PCF in, among other things, certain tangible and intangible personal property interests of MBKM related to the property. The Monadnock Marketplace property was purchased by MB REIT on January 4, 2006.

The loan bears interest at the rates of 4.88% per annum for the first two years, 5.10% for the next two years, 5.30% for the fifth year and 5.45% through maturity. MBKM is required to make interest-only payments on a monthly basis of approximately $108,925 beginning on April 1, 2006, $113,836 beginning on April 1, 2008, $118,300 beginning on April 1, 2010 and $121,648 beginning on April 1, 2011 until the loan matures on March 1, 2013, respectively. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity. MBKM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: (i) one year after PCF securitizes the loan or (ii) two years after the date of the first full debt service payment. PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBKM, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBKM has also agreed to indemnify PCF against losses suffered by PCF arising from the presence or release of hazardous substances, among other things, on the property. MB REIT has agreed to guaranty the obligations of MBKM under the loan documents, including the environmental indemnity given by MBKM.

Thermo Process Systems Facility; Sugar Land, Texas

On March 3, 2006, a subsidiary of MB REIT, MB Sugar Land Gillingham Limited Partnership (referred to herein as MBSLG), entered into loan documents as the borrower of approximately $8.2 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura). MBSLG’s obligations are secured by a first priority mortgage on the property commonly known as the Thermo Process Systems facility located at 1410 Gillingham Lane in Sugar Land, Texas. MBSLG also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBSLG related to the property. The Thermo Process Systems property was acquired by MBSLG on or about January 17, 2006.

The loan bears interest at the rate of 5.24% per annum. MBSLG is required to make interest-only payments on a monthly basis in the amount of $35,811 until the loan matures on March 11, 2031. After March 11, 2011, MBSLG is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date. Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement. Upon maturity, MBSLG will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBSLG may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan. Nomura is not required to securitize the loan. In addition, beginning on the payment date that is three months prior to March 11, 2011, and through the maturity date, MBSLG may, at its option, prepay the loan in whole or in part without any prepayment penalty.

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The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to customary cure rights granted to MBSLG, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium , late charges and other amounts, to be immediately due and payable.

MBSLG has also agreed to indemnify Nomura against losses suffered by Nomura arising from, among other things, the presence or release of hazardous substances on the property. MB REIT has agreed to guaranty the obligations of MBSLG under the loan documents, including the environmental indemnity given by MBSLG.

Tenant Lease Expiration

The following table sets forth for leases in place as of April 5, 2006, lease expirations for the next ten years at the properties, assuming that no renewal options are exercised. For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	245	298,554	8.32%	3,001,503	4.81%	62,447,910	10.05
2007	67	95,401	2.52%	1,166,399	1.91%	61,129,701	12.23
2008	51	138,409	3.69%	2,131,339	3.50%	60,887,031	15.40
2009	66	194,216	5.26%	2,826,351	4.77%	59,223,391	14.55
2010	104	223,698	6.11%	3,878,001	6.81%	56,980,293	17.34
2011	13	45,813	1.19%	661,797	1.23%	53,943,205	14.45
2012	11	58,071	1.52%	851,146	1.58%	53,839,435	14.66
2013	13	64,387	1.69%	988,538	1.85%	53,351,824	15.35
2014	15	213,167	5.81%	5,108,903	9.70%	52,645,732	23.97
2015	36	464,264	13.60%	5,988,706	12.51%	47,890,295	12.90

Tenant Concentration

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leaseable area and greatest 2006 annualized base rent based on the properties owned as of April 5, 2006.

Tenant Name	Total Number of Properties	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annual Base Rent
SBC	1	1,690,214	37.44%	$22,687,573
24 Hour Fitness	7	238,621	5.29%	3,161,378
Cinemark	3	187,081	4.14%	2,343,560
McKesson Distribution	1	162,613	3.60%	661,035
Cellomics/Fisher Scientific	1	153,110	3.39%	2,181,818
Lakeview Technology Center	1	110,007	2.44%	2,224,211
HEB Grocery Store	1	95,000	2.10%	530,000
Price Chopper	1	73,883	1.64%	3,410,893
Walgreens	5	73,180	1.62%	1,271,327
Stop N Shop Super Market	1	52,500	1.16%	929,775

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Portfolio Application by Type

	Total Number	Gross Leasable Area (Sq. Ft.)		% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income

Retail Shopping Center and Malls	37	2,438,449		51.68%	$33,434,972	51.80%

Office Buildings	5	1,971,751		43.68%	27,353,952	43.81%

Industrial/Distribution Centers	2	308,613		6.84%	1,621,035	2.60%

Apartment Complex	1	14.4 acres	(1)	N/A	2,133,252	3.42%

Total	45	4,718,813		100.00%	$64,543,211	100.00%

(1) MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments. The property has eleven three-story apartment buildings containing 256 apartment units and 33 garage spaces in the aggregate. There are 116 one-bedroom units and 140 two-bedroom units.

Portfolio Allocation by State

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income

Florida	2	203,718	4.51%	$2,666,729	4.27%

Illinois	1	1,690,214	37.44%	22,687,573	36.33%

Kentucky	1	14.4 acres	N/A	2,133,252	3.42%

Minnesota	1	103,442	2.19%	1,136,686	1.76%

Missouri	1	14,560	0.32%	315,331	0.51%

New Hampshire	1	200,633	4.44%	3,410,893	5.46%

New York	1	52,500	1.16%	929,775	1.49%

Ohio	1	100,992	2.14%	965,881	1.50%

Pennsylvania	1	153,110	3.39%	2,181,818	3.49%

Texas	33	1,853,601	41.06%	23,381,163	37.45%

Virginia	1	110,007	2.44%	2,224,211	3.56%

Washington	1	236,036	5.23%	2,509,899	4.02%

Total	43	4,514,379	100.00%	$62,440,644	100.00%

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 115 of the prospectus.

The following discussion and analysis relates to the year ended December 31, 2005 for Inland American and MB REIT and the period from October 4, 2004 (inception) to December 31, 2004 for Inland American only. You should read the following discussion and analysis along with our consolidated financial statements and the related notes included with this supplement. A discussion of activity for 2004 is not included because we were newly formed and did not have any significant operating or other activity in 2004.

Overview

We were formed in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. We are not self administered or managed. Instead we have retained Inland American Business Manager & Advisor, Inc., to serve as our business manager and to manage our day-to-day operations. On August 31, 2005, we commenced an initial public offering of up to 500,000,000 shares of common stock at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to our distribution reinvestment plan. As of December 31, 2005, we have raised offering proceeds of $98,613,188.

As discussed previously, on October 11, 2005 we entered into a joint venture pursuant to which we agreed to invest approximately $1.2 billion in MB REIT no later than December 31, 2006. As of December 31, 2005, we had invested approximately 47.0 million and have purchased approximately 37,000 shares of common stock or approximately 62% of the outstanding common stock. We have the direct ability to make major decisions for MB REIT and therefore we consolidated this entity and the outside ownership interests owned by other parties in the MB REIT are reflected as minority interests in our accompanying Consolidated Financial Statements.

As of December 31, 2005, MB REIT owned thirty-seven properties consisting of five office properties, thirty-one retail properties and one industrial distribution property. The properties are located in seven states and contain an aggregate of approximately 3.8 million square feet of gross leasable area. As of December 31, 2005, approximately 92% of gross leasable area in the properties was leased.

As of December 31, 2005 all of our property acquisitions and related borrowings on these properties have been completed through MB REIT, therefore all discussions contained herein related to these properties and their operations during 2005 relate to MB REIT.

Critical Accounting Policies and Estimates

General

The following disclosure pertains to critical accounting policies and estimates we and MB REIT believe will be the most “critical” to our and MB REIT’s financial condition and results of operations. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with U.S. generally accepted accounting principles or GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our and MB REIT’s judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates. We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We also evaluate each acquired lease based upon current

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market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates. This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements. Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the latter years of a lease. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash. We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

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We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities

We consider APB 18: The Equity method of Accounting for Investments in Common Stock, SOP 78-9: Accounting for Investments in Real Estate Ventures, Emerging Issues Task Force (“EITF”) 96-16: Investors Accounting for an Investee When the Investor has the Majority of the Voting Interest but the Minority Partners have Certain Approval or Veto Rights and FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (“FIN 46R”), to determine the method of accounting for each of our partially-owned entities. In determining whether we have a controlling interest in a partially-owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual return, if they occur, or both.

In June 2005, the FASB ratified the EITF’s consensus on Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”  This consensus established the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners’ ownership interest in the limited partnership. The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. Whether the presumption of control is overcome is a matter of judgment based on the facts and circumstances, for which the consensus provides additional guidance. This consensus is currently applicable to us for new or modified partnerships. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. This consensus had no impact on us as of December 31, 2005.

Income Taxes

We and MB REIT operate in a manner intended to enable us to qualify as a Real Estate Investment Trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended. Under those sections, a REIT which distributes at least 90% of its REIT taxable income as a dividend to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders. If we or MB REIT fail to distribute the required amount of income to our shareholders, or fail too meet other REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

Liquidity and Capital Resources

General

Our principal demands for funds have been for our investment in MB REIT and to pay operating expenses and distributions. Generally, cash needs for items other than our investment in MB REIT have been funded from the proceeds of our public offering of our shares of common stock, by interest and investment income, or by advances or contributions by the sponsor.

Potential future sources of capital include proceeds from the public or private offering of our debt or equity securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, as well as undistributed funds from MB REIT, interest and investment income, and property operations. We anticipate that during the current year we will (i) acquire additional existing properties and companies, (ii) continue to pay distributions to stockholders, and (iii) fund our capital contribution requirements to MB REIT, and each is expected to be funded from proceeds of our public offerings of shares and cash flows from all sources.

Future sources of capital for MB REIT include equity contributions, secured financing proceeds and undistributed funds from property operations.

MB REIT’s leases typically require the tenants to bear responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances the leases provide that the tenant is responsible for roof and structural repairs. Certain of MB REIT’s

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properties are subject to leases under which MB REIT retains responsibility for certain costs and expenses associated with the property. MB REIT anticipates that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future and can be met with funds from operations and working capital.

Our business manager expects that the cash to be generated from our public offering, interest and investment income, distributions from MB REIT’s property operations and our property operations will be adequate to pay our operating expenses and provide distributions to stockholders, and fund our capital contribution requirements to MB REIT.

We and MB REIT consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents. We and MB REIT maintain our and MB REIT’s cash and cash equivalents at financial institutions. The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. We and MB REIT believe that the risk is not significant, as we and MB REIT do not anticipate the financial institutions’ non-performance.

Liquidity

Offering

As of December 31, 2005, subscriptions for a total of 9,866,224 shares had been received and accepted; resulting in gross proceeds of $98.6 million, not including 7,610 shares sold pursuant to the DRP as of December 31, 2005. As a result of the DRP sales, we have received a total of $98,613,188 of gross offering proceeds as of December 31, 2005.

MB REIT Capital Contribution Requirements

We are required to invest $1.2 billion in the MB REIT by December 31, 2006. We expect to fund this obligation with proceeds from our public offering of shares and cash flows from all sources.

Mortgage Debt

As of December 31, 2005 MB REIT had obtained mortgage debt secured by three properties totaling approximately $213.6 million that require monthly payments of interest only and bear interest at a range of 4.88% to 4.995% per annum.

On December 27, 2005, we entered into a rate lock agreement with Bear Stearns Commercial Mortgage, Inc. which can be used to finance properties acquired by us or MB REIT. We paid a rate lock deposit of $2.0 million to lock the interest rate at 5.321% for a period of 90 days for $100 million in principal. We entered into the rate lock to secure the interest on mortgage debt to be identified as debt is placed on properties we currently own or will purchase in the future. The deposit is applied to the mortgage funding as they occur.

On February 21, 2006, MB REIT entered into a rate lock agreement with Merrill Lynch Mortgage Lending. MB REIT paid a rate lock deposit of $107,250 to lock the interest rate at 5.413% for a period of 90 days for $10,725,000 in principal. MB REIT entered into the rate lock to secure the interest on mortgage debt it intends to place on Southgate Apartments.

Margins Payable

We have purchased a portion of our marketable securities through margin accounts. As of December 31, 2005, we have recorded a payable of $14,097,145 for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At December 31, 2005, the rates we were paying equaled a range between 5.35% and 5.78%

MB REIT Put/Call Agreement

Pursuant to the terms of a put/call agreement entered into with Minto Delaware, we may be required to redeem Minto Delaware’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, an affiliate of Minto Delaware,  has the option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware equity (consisting of the series A preferred stock and any common stock in the MB REIT owned by Minto Delaware) for a price equal to (A) if our shares of common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after the date written

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notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348,000 or (B) if the shares of our stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock. The series A liquidation preference is equal to $1,276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, Minto Holdings has an option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware equity for a price equal to (A) if the shares of our common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock held by Minto Delaware on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of our common stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent (100%) of the Minto Delaware equity for a price equal to (A) if the shares of our common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock of MB REIT held by Minto Delaware or (B) if the shares of our common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

Stockholder Liquidity

We provide the following programs to facilitate investment in the shares and to provide limited liquidity for stockholders.

The distribution reinvestment program allows stockholders to automatically reinvest distributions by purchasing additional shares from us at $9.50 per share without paying selling commissions or the marketing contribution and due diligence expense allowance.

The share repurchase program allows existing stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

•                  One year from the purchase date, at $9.25 per share;

•                  Two years from the purchase date, at $9.50 per share;

•                  Three years from the purchase date, at $9.75 per share; and

•                  Four years from the purchase date, at a price determined by our board of directors but in no event less than $10.00 per share.

As of December 31, 2005, no shares have been repurchased.

Capital Resources

The number of assets we will acquire depends, in part, upon the amount of the net proceeds of the offering and the availability and pricing of mortgage debt. Our business manager is not aware of any unfavorable material trends in either capital resources or the outlook for long-term cash generation; however, our business manager believes that our proceeds from our offering will be increasing at a steady pace over time. Our business manager does not expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein. However, our business manager has begun to see a steady increase in the pricing of mortgage debt.

As of December 31, 2005, we had incurred $13,146,930 of offering and organization costs, of which $2,708,748 was advanced by our sponsor. Our business manager has agreed to pay all organization and offering expenses, excluding such selling expenses, in excess of 4.5% of the gross offering proceeds. As of December 31, 2005, these organization and offering costs did not exceed the 4.5% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering. We intend on reimbursing the sponsor for those advances during the first quarter of 2006.

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Cash Flows From Operating Activities

Consolidated cash flows from operating activities were $11.5 million for the year ended December 31, 2005.

Inland American cash flows provided by operating activities were approximately $1.1 million for the year ended December 31, 2005 and were generated primarily from interest and dividend and our investment in MB REIT.

MB REIT’s cash flows provided by operating activities were approximately $10.4 million for the year ended December 31, 2005. The net cash provided by operating activities from MB REIT are due primarily to revenues from property operations and interest income for the year ended December 31, 2005.

Cash Flows From Investing Activities

Consolidated cash flows from investing activities were $810.7 million for the year ended December 31, 2005.

Inland American cash flows used in investing activities were approximately $28.3 million for the year ended December 31, 2005 and were primarily used for the purchase of marketable securities.

MB REIT’s cash flows used in investing activities were approximately $782.4 million for the year ended December 31, 2005 and were primarily used for the acquisition of 37 properties in 2005.

Cash Flows From Financing Activities

Consolidated cash flows from financing activities were $836.2 million for the year ended December 31, 2005.

Inland American cash flows provided by financing activities was approximately $103.2 million for the year ended December 31, 2005. We generated proceeds from the sale of shares, net of offering costs paid, of approximately $85.7 million. We generated approximately $14 million by borrowing against our portfolio of marketable securities. We paid approximately $123,300 in distributions to our common shareholders. Our sponsor has contributed amounts to pay the common shareholder distributions until funds from our operations are adequate to cover distributions. The sponsor contributed $800,000 and advanced approximately $2.7 million for the year ended December 31, 2005 for the payment of common share distributions and certain of our expenses.

MB REIT’s cash provided by financing activities was approximately $733 million for the year ended December 31, 2005. MB REIT generated approximately $213.6 million from the issuance of new mortgages secured by three properties, approximately $8 million is due to related parties, and approximately $517 million on the issuance of MB REIT common and preferred shares during 2005. Also, MB REIT paid approximately $3.5 million for loan fees and approximately $2.1 million in distributions to MB REIT preferred shareholders during 2005.

MB REIT can require Inland Western to purchase up to $300 million of series C preferred stock if we do not purchase the required MB REIT stock. The Series C Preferred Shares is not subject to any sinking fund or mandatory redemption. The holders of Series C Preferred Shares do not have the right to require MB REIT to redeem the Series C Preferred Shares in certain circumstances. MB REIT may redeem the Series C Preferred Shares at any time and must redeem them no later than December 31, 2006 in an amount equal to $1,276 per share plus an amount equal to any accrued and unpaid dividends (whether or not earned or authorized) to the date of payment.

We and MB REIT are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our and MB REIT’s real estate investment portfolio and operations. Our and MB REIT’s interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives we and MB REIT borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to current market fixed rates at the time of conversion.

Our and MB REIT’s interest rate risk is monitored using a variety of techniques. The table below presents MB REIT’s principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

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	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	213,557,000

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	4.99%

Results of Operations

General

The following discussion is based primarily on our consolidated financial statements for the year ended December 31, 2005. As of December 31, 2005, all of our property acquisitions and related borrowings have been completed through MB REIT, which began purchasing properties shortly after we completed the purchase agreement with Minto (Delaware), LLC on October 11, 2005.

Quarter Ended	MB REIT Properties Purchased during Quarter	MB REIT Square Feet Acquired	MB REIT Purchase Price
March 31, 2005	None	N/A	N/A
June 30, 2005	None	N/A	N/A
September 30, 2005	None	N/A	N/A
December 31, 2005	37	3,829,615	$753,990,474

Total	37	3,829,615	$753,990,474

Rental Income, Tenant Recovery Income, and Other Property Income. Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases. Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income. MB REIT’s total property revenues were $6,668,340 for the year and quarter ended December 31, 2005. The table below presents MB REIT’s property revenues by segment.

The majority of the revenue from MB REIT’s properties consists of rents received under long-term operating leases. Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to MB REIT for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease. Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid. Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy. Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations. Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

	Total	Office	Retail	Industrial

Property rentals	$5,876,492	$3,260,283	$2,454,622	$161,586
Straight-line rents	250,083	140,174	104,096	5,812
Amortization of acquired above and below market leases, net	25,157	(6,432)	31,589	—
Total rental income	$6,151,732	$3,394,025	$2,590,308	$167,399

Tenant recoveries	508,948	26,202	480,816	1,930
Other income	7,660	764	6,896	—
Total property revenues	$6,668,340	$3,420,992	$3,078,020	$169,328

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Office segment property rental revenues are greater than other segments primarily due to more rentable gross square feet and the gross square feet having higher weighted average annual rent per square foot than our other segments. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties purchased in 2005 had above market leases in place at the time of acquisition and therefore decreased rental income in 2005. Tenant recoveries for the office segment are lower than other segments because the office leases have significant caps on their common area maintenance costs and real estate taxes.

Retail segment property rental revenues are lower than the office segment because there are less gross leasable square feet and a weighted average annual rent per square foot is less than the office segment. Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition which increased rental income in 2005. Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be passed on to the tenants. Other income for the retail segment is higher than the office segment due to one property located in Florida that is required to collect a sales tax from their tenants which we record as an operating expense.

Industrial segment rental revenues are less than the other segments because there is only one tenant with less total gross leasable square feet than the other segments at a lower rent per square foot. The one tenant has a net lease and they are directly responsible for operating costs but reimburse the management company for real estate taxes and insurance.

Property Operating Expenses and Real Estate Taxes. Property operating expenses consist of property management fees, paid to MB REIT’s property managers, and property operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots. MB REIT’s expenses were $986,672 for the year ended December 31, 2005. MB REIT’s expenses were incurred on the properties purchased during the year ended December 31, 2005. The table below presents MB REIT’s property operating expenses by segment.

General and Administrative Expenses. General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates of the business manager for maintaining our accounting and investor records, affiliates of the business manager common share purchase discounts, insurance, postage, board of directors fees and printer costs. Our expenses were $1,085,724 for the year ended December 31, 2005, and results from services required as we grow our portfolio of investment properties. MB REIT’s expenses were $180,969 for the year ended December 31, 2005, and results from services required as MB REIT continues to grow. The table below presents MB REIT’s administrative expenses by segment.

Depreciation and Amortization. MB REIT’s depreciation and amortization expense was $3,458,685 and is a result of depreciation on the properties purchased during the year in the amount of $2,751,586 and amortization expense resulting from the amortization of intangible assets and loan fees in the amount of $707,099 for the year ended December 31, 2005. The table below presents MB REIT’s depreciation and amortization expense by segment.

The table below presents our and MB REIT’s property operating expenses and real estate taxes, general and administrative expenses and depreciation and amortization by segment.

	Total	Office	Retail	Industrial
Operating expenses and real estate taxes	986,672	276,936	699,185	10,550
Depreciation and amortization	3,458,685	2,136,319	1,260,109	62,257
General and administrative	1,266,693	671,347	582,679	12,667
Total expenses	$5,712,050	$3,084,603	$2,541,973	$85,475

Office segment operating expenses are lower than other segments because certain office leases are net leases and are responsible for paying their own common area maintenance costs and real estate taxes. Office segment properties purchased in 2005 had higher purchase prices than the other segments and therefore, depreciation and amortization expense were higher for the office segment.

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Retail segment operating expenses are greater than the office segment because the retail tenant leases are not net leases and MB REIT is responsible for paying common area maintenance costs and real estate taxes.

Industrial segment operating expenses are lower than the other segments as the one tenant has a net lease and they are directly responsible for operating costs but reimburse the management company for real estate taxes and insurance.

Interest and Dividend Income. Interest income consists of interest earned on short term investments and distributions from investments in REIT shares. Inland American’s interest and dividend income was $333,775 for the year ended December 31, 2005, and results primarily from interest earned on cash and dividends earned on marketable securities investments. Interest and dividend income for MB REIT was $1,406,387 for the year ended December 31, 2005, resulting primarily from interest earned on cash investments. MB REIT’s other income was $1,830 for the year ended December 31, 2005.

Interest Expense. MB REIT’s mortgage interest was $1,322,830 for the year ended December 31, 2005 and is due to the financing of three properties during 2005. Our interest expense on margin accounts for marketable securities investments was $21,325 and other interest expense was $67,664 for the year ended December 31, 2005.

Minority Interest

The minority interest represents outside interests in MB REIT and is comprised of:

	Capital Contributions	Distributions	Income Allocation	Total

Series A preferred stock	264,132,000	(2,076,874)	2,076,874	264,132,000
Series C preferred stock	224,003,076	(2,108,052)	2,108,052	224,003,076
Common Stock	29,348,000	—	(1,762,527)	27,585,473

	517,483,076	(4,184,926)	2,422,399	515,720,549

Allocations of profit are made first to series A and C preferred shareholders to equal their distributions and then profit and losses are allocated to the common shareholders in accordance with their ownership interest.

Other Expenses

Under the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed previously are considered derivative instruments. The asset and liabilities under these puts and calls are marked to market every quarter with changes in the value recorded as other expense in the consolidated statement of operations.

The put/call arrangements had a value of ($237,000) as of December 31, 2005 and thus other expense of $237,000 was recognized for the year ended December 31, 2005. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

Effects of Transactions with Related and Certain Other Parties

On December 2, 2005, MB REIT acquired Lakeview Technology Center through the purchase of all of the membership interests of a limited liability company holding title to this property for approximately $24.5 million. The limited liability company acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million. An affiliate of our business manager, Inland American Acquisitions, Inc. or Inland Acquisitions agreed to sell MB REIT their membership interests in the limited liability company for the price it paid to the unaffiliated third party for the property, plus any actual costs incurred. MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland Acquisitions. Inland Western provided the initial financing of $24.3 million to acquire the property. MB REIT subsequently repaid this loan on December 6, 2005.

On December 28, 2005, MB REIT acquired Cinemark 12 through the assignment from Inland Acquisitions to MB REIT of all of the outstanding membership interests in two limited liability companies owning all of the outstanding general and limited partnership interests in the partnership which holds title to the property for approximately $9.2 million. This

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partnership owned the property subject to a loan of approximately $9.45 million from Inland Western which was repaid by Inland Acquisitions using the proceeds from the assignment.

The purchase price we and MB REIT pay an affiliate of our business manager may not exceed the appraised value of the real estate at the time of acquisition. It is possible that we and MB REIT would have negotiated a better price if we had negotiated directly with the seller. Our articles of incorporation require a majority of our directors who have no financial interest in the transaction to approve the transaction and conclude that it is fair and reasonable to us and MB REIT. If the price to us or MB REIT exceeds the cost paid by our affiliate of the business manager, there must be substantial justification for the excess cost.

Services Provided by Affiliates of the Business Manager. As of December 31, 2005, we had incurred $13,146,930 of offering costs, of which $7,662,785 was paid or accrued to affiliates of the business manager. In accordance with the terms of the offerings, the business manager has agreed to pay all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions, marketing contributions and due diligence expenses) which together exceed 15% of gross offering proceeds. As of December 31, 2005, offering costs did not exceed the 4.5% and 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the business manager.

Certain affiliates of the business manager are entitled to reimbursement for salaries and expenses of employees of affiliates of the business manager relating to the offerings. In addition, an affiliate of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from us in connection with the offerings. Such costs are offset against the stockholders’ equity accounts. Such costs totaled $0 for the period from October 4, 2004 (inception) to December 31, 2004 and $9,420,396 for the year ended December 31, 2005, of which $292,060 was unpaid as of December 31, 2005.

Certain affiliates of the business manager are entitled to reimbursement for general and administrative expenses of the affiliates of the business manager relating to our and MB REIT’s administration. Such costs are included in general and administrative expenses, professional services, and acquisition cost expenses, in addition to costs that were capitalized pertaining to property acquisitions. During the period from October 4, 2004 (inception) to December 31, 2004 and for the year ended December 31, 2005, we incurred $544 and $130,756 of these costs, respectively, of which $43,616 remained unpaid as of December 31, 2005. For the year ended December 31, 2005, MB REIT incurred $288,104 of these costs of which $19,000 remained unpaid as of December 31, 2005.

Our sponsor contributed $200,000 in 2004 to our capital for which it received 20,000 shares of common stock.

Our sponsor has contributed funds sufficient to pay our distributions to stockholders and advanced funds to pay for costs until funds from our operations are adequate to cover the distributions and costs. For the year ended December 31, 2005, the sponsor advanced a total of $2,708,748 for the payment of costs and contributed $800,000 to pay our distributions of $123,300 and expenses of $676,700.

An affiliate of the business manager will provide loan servicing to us and MB REIT for an annual fee. Such costs are included in property operating expenses to affiliates. The agreement allows for annual fees totaling .03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly. There were no fees paid for the year ended December 31, 2005.

We and MB REIT will pay an affiliate of the business manager .2% of the principal amount of each loan placed for us or MB REIT. Such costs are capitalized as loan fees and amortized over the respective loan term. During the year ended December 31, 2005, MB REIT paid loan fees totaling $427,249 to this affiliate of the business manager.

After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to one percent (1.0%) of our “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of our average invested assets as of the last day of the immediately preceding quarter. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average

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of these values at the end of each month during the period. We will pay this fee for services provided or arranged by our business manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate. This fee terminates if we acquire our business manager. Separate and distinct from any business management fee, we also will reimburse our business manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our business manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our business manager. For any year in which we qualify as a REIT, our business manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of our average invested assets for that fiscal year; or twenty-five percent (25.0%) of our net income for that fiscal year, subject to certain adjustments described herein. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our business manager and acquisition fees and expenses are excluded from the definition of total operating expenses. No fees or reimbursements were due or paid for the year ended December 31, 2005.

MB REIT also entered into an agreement with an affiliate of the business manager to pay an asset management fee. The terms are consistent with those listed above. No asset management fees or reimbursements were due from MB REIT for the year ended December 31, 2005.

The property manager, an entity owned principally by individuals who are affiliates of the business manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. MB REIT incurred and paid property management fees of $358,532. The fees have been recorded in property operating expenses to affiliates of the business manager for the year ended December 31, 2005. No fees remained unpaid as of December 31, 2005.

We established a discount stock purchase policy for affiliates of our business manager that enables these affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. We sold 130,737 shares to affiliates and affiliates of our business manager and recognized an expense related to these discounts of $153,379 for the year ended December 31, 2005.

We used an affiliate of the business manager to purchase and monitor our investment in marketable securities. We incurred expenses totaling $23,534 during the year ended December 31, 2005, of which $21,872 remained unpaid as of December 31, 2005.

As of December 31, 2005 we were due funds from affiliates of our business manager in the amount of $236,702 which is due for costs paid by us. Of this amount, $172,789 is due from the Inland Real Estate Transactions Group, Inc. and $63,913 is due from Inland Western for such costs as appraisal fees, lease abstracting, and due diligence.

As of December 31, 2005, MB REIT was due funds from Inland Western in the amount of $214,783, which is due to MB REIT for earnest money deposited on a property subsequently purchased by Inland Western.

As of December 31, 2005 we owed funds to various affiliates of the business manager in the aggregate amount of approximately $293,353 which were costs paid on our behalf relating to the acquisition or financings of investment properties including such costs as appraisal fees, lease abstracting, loan fee deposits and due diligence. We paid this amount during the first quarter of 2006.

MB REIT owed funds to affiliates of the business manager in the amount of $3,377,702. Of this total, $3,034,142 is due to Inland Western for appraisal fees, legal fees, earnest money deposits and due diligence related to properties Inland Western was originally going to purchase but were subsequently purchased by MB REIT. The remaining amount of $343,560 is due to various affiliates of the business manager which were costs paid by the affiliates on MB REIT’s behalf relating to the acquisition or financing of investment property. MB REIT paid these amounts during the first quarter of 2006.

Inland Western invested $224 million in MB REIT in series C preferred shares as of December 31, 2005. MB REIT owed $2,108,052 to Inland Western for series C preferred distributions as of December 31, 2005 which was paid by MB REIT in January of 2006.

As of December 31, 2005, MB REIT owed funds to Minto Delaware in the amount of $4,954,633. Included in this amount is interest due to Minto Delaware at a rate of 3.46% per annum on the principal balance of $4,908,401, totaling approximately $37,700. MB REIT paid Minto Delaware in February of 2006.

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Off-Balance Sheet Arrangements, Contractual Obligations, Liabilities and Contracts and Commitments

The table below presents MB REIT’s obligations and commitments to make future payments under debt obligations, and lease agreements as of December 31, 2005.

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Debt Obligations	$518,110,112	10,656,382	31,969,147	33,832,973	441,651,610

Ground Lease Payments	$11,296,252	140,580	432,304	293,537	10,429,831

MB REIT has closed on several properties which have earnout components, meaning MB REIT did not pay for portions of these properties that were not rent producing. MB REIT is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies. If at the end of the time period allowed certain space has not been leased and occupied, MB REIT will own that space without any further obligation. Based on pro forma leasing rates, MB REIT may pay as much as $29,228,183 in the future as vacant space covered by earnout agreements is occupied and becomes rent producing. At the time of acquisition, MB REIT placed $25,428,371 into restricted escrows for the purchase of earnout space.

As of December 31, 2005, we are obligated to purchase the remaining shares of MB REIT worth approximately $874 million by December 31, 2006. MB REIT can repurchase the series C preferred shares by December 31, 2006 in the amount of $224,003,076.

Subsequent Events

We paid distributions to our stockholders of .60 per share per annum totaling $315,096 in January 2006 and $623,125 in February 2006.

We issued 14,318,005 shares of common stock from January 1, 2006 through March 6, 2006, resulting in a total of 24,199,449 shares of common stock outstanding. As of March 6, 2006, subscriptions for a total of 24,128,167 shares were received and accepted resulting in total gross offering proceeds of $241,281,670 and an additional 71,282 shares were issued pursuant to the DRP for $315,102 of additional gross proceeds.

On February 21, 2006, we granted options to purchase 3,000 shares to our independent directors pursuant to our Independent Director Stock Option Plan. The initial options will be exercisable at $8.95 per share.

We have acquired the following property during the period January 1 to March 6, 2006. The acquisition is summarized in the table below.

Date Acquired	Property	Year Built	Approximate Purchase Price ($ )	Gross Leasable Area (Sq. Ft.)	Major Tenants

01/05/06	Stop N Shop Hyde Park, NY	1998	13,000,000	52,500	Stop N Shop

Mortgage debt financing obtained by us subsequent to December 31, 2005, is detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)

01/05/06	Stop N Shop	5.245%	02/2013	8,100,000

MB REIT paid distributions of $1.8 million to its common stockholders in February 2006. Distributions of $1,273,570 were paid to Inland American and $526,430 to Minto Delaware. MB REIT also paid distributions to Inland Western as the holder of the series C preferred stock of $1,552,246 in January 2006 and $1,417,661 in February 2006. In March 2006, MB REIT paid common stock distributions of $353,770 to Inland American and $146,230 to Minto Delaware.

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MB REIT issued 81,505 shares of common stock to us from January 1, 2006 through March 6, 2006, resulting in a total of 141,339 of common shares outstanding for a total amount of invested of $180,348,564. MB REIT also issued 31,348 series C preferred shares to Inland Western from January 1 to March 6, 2006, resulting in 206,899 series C shares outstanding for a total invested amount of $264,003,124. On January 3, 2006, 1,000 series B preferred shares totaling $125,000 were issued to outside investors.

On February 21, 2006, MB REIT entered into a rate lock agreement with Merrill Lynch Mortgage Lending. MB REIT paid a rate lock deposit of $107,250 to lock the interest rate of 5.413% for a period of 90 days for $10,725,000 in principal. MB REIT entered into the rate lock to secure mortgage debt financing for Southgate Apartments.

MB REIT has acquired the following properties during the period January 1 to March 6, 2006. The respective acquisitions are summarized in the table below.

Date Acquired	Property	Year Built	Approximate Purchase Price ($)	Gross Leasable Area (Sq. Ft.)	Major Tenants
01/04/05	Monadnock Marketplace Keene, NH	2003/2005	48,762,759	200,775	Price Chopper Bed, Bath & Beyond Circuit City Borders Michaels

01/17/06	Thermo Process Facility Sugarland, TX	2001/2005	13,900,000	150,000	Thermo Process Inc.

01/27/06	Lakewood Shopping Center, Phase I Margate, FL	2002/2004	26,290,000	149,077	Walgreens Marshalls

02/09/06	Hunting Bayou Jacinto City, TX	1985	17,095,807	133,165	24 Hour Fitness MTI College of Business

03/01/06	Southgate Apartments Louisville, KY	2002	19,500,000	233,496	256 apartment units

MB REIT is obligated under earnout agreements to pay additional funds to certain sellers once space, vacant at the time MB REIT acquired the property becomes occupied and the tenants begin paying rent. During the period from January 1 to March 6, 2006, MB REIT funded earnouts totaling $605,000 at one of the existing properties. Upon acquisition of Hunting Bayou on February 9, 2006, MB REIT placed an additional $3,237,000 of the purchase price into restricted escrow for earnout fundings.

The mortgage debt financings obtained by MB REIT during the period from January 1 to March 6, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
01/24/06	Lakeview Technology	4.900%	02/2011	14,470,000

01/27/06	Lakewood Shopping Center, Phase I	6.01%	04/2024	11,714,963

02/09/06	Triangle Center	4.83%	03/2011	23,600,000

02/10/06	Bridgeside Point	5.20%	02/2031	17,325,000

02/27/06	Monadnock Marketplace	4.88%	04/2013	26,785,000

03/03/06	Thermo Process Facility	5.24%	03/2031	8,201,000

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We are currently considering acquiring five (5) properties for an estimated purchase price of $116.9 million. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property. For further information on these probable property acquisitions and financings, see “Description of Real Estate Assets” subsection, under the heading “Business and Policies” in this post-effective amendment.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29, (“SFAS 153”). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured on the fair value of assets exchanged. It eliminates the exceptions for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. The statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. Adoption of SFAS 153 did not have a material impact on our consolidated financial statements.

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143.”  FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset. This interpretation is effective no later than the end of fiscal years ending after December 31, 2005. Adoption did not have a material effect on our consolidated financial statements.

In June 2005, the FASB ratified the EITF’s consensus on Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” This consensus established the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners’ ownership interest in the limited partnership. The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. Whether the presumption of control is overcome is a matter of judgment based on the facts and circumstances, for which the consensus provides additional guidance. This consensus is currently applicable to us and MB REIT for new or modified partnerships. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. We have evaluated the effect of this consensus and have concluded it does not have an impact on our consolidated financial statements.

Inflation

For MB REIT’s investment properties, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Our and MB REIT’s rental income and operating expenses for those properties owned, or to be owned and operated under triple-net leases are not likely to be directly affected by future inflation related to expenses, since rents are or will be fixed under the leases and property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties, as well as all properties, is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties. As of December 31, 2005, MB REIT owned seven single-user triple-net leased properties.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to

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perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of December 31, 2005 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties..

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above will have the effect of smoothing out interest rate fluctuations, the result may be to reduce the overall returns on your investment.

The fair value of MB REIT’s debt approximates its carrying amount as of December 31, 2005.

Our and MB REIT’s interest rate risk is monitored using a variety of techniques. The table below presents MB REIT’s principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	213,557,000

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	4.99%

There is no variable rate debt as of December 31, 2005.

A put/call agreement was entered into by us and MB REIT as a part of the MB REIT transaction on October 11, 2005 to document the redemption options for Minto Delaware’s preferred and common stock. This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133. Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.

The fair value of these derivative instruments is estimated using the Black-Scholes model. The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security an appropriate discount rate. MB REIT obtains volatility rates from independent sources based on expected volatility of the underlying security over the term of the derivative instrument. The volatility assumption is evaluated annually to determine if it should be adjusted, or more often if there are indications that it should be adjusted. A discount rate (based on current interest rates) is obtained at the inception of the derivative instrument and updated each reporting period based on our estimate of the discount rate at which we could currently settle the derivative instrument. Considerable management judgment is required in estimating the Black-Scholes variables. Actual results upon settlement upon settlement or unwinding of derivative instruments may differ materially from these estimates.

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Plan of Distribution

The following information, which was previously inserted at the end of the “Plan of Distribution” section on page 171 of the prospectus, has been updated as follows:

The following table provides information regarding shares sold in our offering as of April 5, 2006.

	Shares	Gross proceeds ($) (1)	Commissions and fees ($) (2)	Net proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	33,126,207	331,262,070	34,782,517	296,479,553

	33,146,207	331,462,070	34,782,517	296,679,553

(1)          Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)          Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)          Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

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Relationships and Related Transactions

This section revises the discussion contained in the prospectus under the heading “Relationships and Related Transactions,” which begins on page 180 of the prospectus.

Relationships and fees with respect to our public offering

We presently are engaged in the initial public offering of our common stock. The dealer manager of this offering is Inland Securities Corporation, which is a wholly owned subsidiary of our sponsor and affiliate, Inland Real Estate Investment Corporation, or IREIC. IREIC is a subsidiary of The Inland Group, Inc. One of the nominees for director, Mr. Parks, is a director and stockholder of The Inland Group.

While we are engaged in this public offering of our securities, we will pay Inland Securities a selling commission equal to seven and one-half percent (7.5%), up to seven percent (7.0%) of which may be reallowed to participating dealers, of the sale price for each share, subject to reduction for special sales under certain circumstances. We also will pay a marketing contribution equal to two and one-half percent (2.5%) of the gross offering proceeds to Inland Securities, which may reallow up to one and one-half percent (1.5%) to soliciting dealers. We will pay an additional one-half percent (0.5%) of the gross offering proceeds to Inland Securities, which may reallow all or a portion to the soliciting dealers for bona fide due diligence expenses. We will not pay the marketing contribution and due diligence expense allowance in connection with any special sales, except those receiving volume discounts and other circumstances described in our prospectus. In addition, we will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

As of December 31, 2005, we had incurred $13,146,930 of offering costs, of which $7,662,785 was paid or accrued to affiliates of our Business Manager. Selling commissions, the marketing contribution and the due diligence expense allowance totaled $9,420,396, of which $292,060 was unpaid, as of December 31, 2005. In accordance with the terms of the offerings, our Business Manager has agreed to pay all offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of four and one-half percent (4.5%) of the gross proceeds of the offering or gross offering proceeds or all organization and offering expenses (including sales commissions, the marketing contribution and the due diligence expense allowance) which together exceed fifteen percent (15.0%) of gross offering proceeds. As of December 31, 2005, offering costs did not exceed the four and one-half percent (4.5%) and fifteen percent (15.0%) limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by our Business Manager.

We established a discount stock purchase policy for affiliates of our Business Manager that enables these affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. We sold 130,737 shares to affiliates and affiliates of our Business Manager and recognized an expense related to these discounts of $153,379 for the year ended December 31, 2005.

Relationships and fees with respect to our operations

We have entered into agreements to pay IREIC and its affiliates certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates, including our Business Manager, property managers and Inland Real Estate Acquisitions, Inc., may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc., an indirect subsidiary of The Inland Group, Inc., to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations. Under the terms of our business management agreement, any time that we acquire a controlling interest in a REIT or other real estate operating company, we pay our Business Manager or its designee a fee equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest. In addition, after our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their invested capital, we will pay our Business Manager a fee of up to one percent (1.0%) of our average invested assets, payable quarterly in an amount equal to one-quarter of one percent (0.25%) of our average invested assets as of the last day of the immediately preceding quarter. We will pay this fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate. This fee terminates if we acquire our Business Manager. Further, after our stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their invested capital, we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net

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proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.

Separate and distinct from any business management fee, we also will reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager. For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of our average invested assets for that fiscal year; or twenty-five percent (25.0%) of our net income for that fiscal year, subject to certain adjustments described herein. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses. No fees or reimbursements were due or paid for the year ended December 31, 2005.

Our subsidiary, Minto Builders (Florida), Inc. (“MB REIT”), also entered into an agreement with an affiliate of our Business Manager, under which MB REIT has agreed to pay the Business Manager an asset management fee. The terms are consistent with those listed above. MB REIT did not pay any asset management fees or reimbursements for the year ended December 31, 2005.

We also pay fees to affiliates of our Business Manager for various administrative services, such as payroll preparation and management, data processing, insurance consultation and placement, property tax reduction services, mail processing and certain legal services. Except in the case of computer services provided by Inland Computer Services, Inc., we pay hourly rates for these services. The hourly rate is based on the average amount of all salaries and bonuses paid to the employees of the service provider plus an allocation for overhead including employee benefits, rent, materials, fees, taxes and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider. We categorize the amounts we pay for all of these the services as general and administrative expenses. During the period from October 4, 2004 (inception) to December 31, 2004 and for the year ended December 31, 2005, we paid fees of $544 and $130,756, respectively, of which $43,616 remained unpaid as of December 31, 2005. For the year ended December 31, 2005, MB REIT paid fees of $288,104, of which $19,000 remained unpaid as of December 31, 2005. We expect to continue purchasing these services during 2006.

We have entered into property management agreements with each of our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC. For each property managed directly by any of our property managers, their affiliates or agents, we pay the applicable property managers a monthly fee equal to four and one-half percent (4.5%) of the gross income from each such property. We pay this fee for services in connection with renting, leasing, operating and managing each property. For each property managed directly by entities other than our property managers, their affiliates or agents, we pay the applicable property manager, based on the type of property managed, a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property. In no event do any of our property managers receive a property management fee and an oversight fee with respect to a particular property. During the year ended December 31, 2005, MB REIT incurred and paid property management fees of $358,532. The fees have been recorded in property operating expenses to affiliates of our Business Manager for the year ended December 31, 2005. No fees remained unpaid as of December 31, 2005.

We also have entered into an agreement with Inland Real Estate Acquisitions, Inc. under which Inland Real Estate Acquisitions will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets. This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, Inland Real Estate Acquisitions or our Business Manager or their affiliates are then serving as our officers and directors.

Other affiliates of our Business Manager provide additional services to the company and MB REIT. We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. These fees will be included in the property operating expenses to affiliates of our Business Manager. As of December 31, 2005, we had not paid any fees to Inland Mortgage Servicing Corporation. In addition, we or MB REIT will pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us or MB REIT by Inland Mortgage Brokerage Corporation. These costs are capitalized as loan fees and amortized over the respective loan term. During the year ended December 31, 2005, MB REIT paid loan fees totaling $427,249 to this affiliate of our Business Manager. We also pay an affiliate of our Business Manager to purchase and

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monitor our investment in marketable securities. During the year ended December 31, 2005, we incurred expenses totaling $23,534, of which $21,872 remained unpaid as of December 31, 2005.

As of December 31, 2005 we owed funds to various affiliates of our Business Manager in the aggregate amount of approximately $292,353 which were costs paid on our behalf relating to the acquisition or financings of investment properties, including such costs as appraisal fees, lease abstracting, loan fee deposits and due diligence. We paid this amount during the first quarter of 2006. MB REIT owed funds to affiliates of our Business Manager in the amount of $3,377,702. Of this total, $3,034,142 is due to Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) for appraisal fees, legal fees, earnest money deposits and due diligence related to properties Inland Western originally was going to purchase but subsequently were purchased by MB REIT. The remaining amount of $343,560 is due to various affiliates of our Business Manager, which were costs paid by the affiliates on MB REIT’s behalf relating to the acquisition or financing of investment property. MB REIT paid these amounts during the first quarter of 2006.

Other relationships and fees

IREIC contributed $200,000 in 2004 to our capital for which it received 20,000 shares of common stock. IREIC has contributed funds sufficient to pay our distributions to stockholders and has advanced funds to pay for costs until funds from our operations are adequate to cover the distributions and costs. For the year ended December 31, 2005, IREIC advanced a total of $2,708,748 for the payment of costs. In addition, IREIC contributed $800,000 to pay our distributions of $123,300 and expenses of $676,700.

As of December 31, 2005, we were due funds from affiliates of our Business Manager in the amount of $236,702 for costs paid by us. Of this amount, $172,789 is due from the Inland Real Estate Transactions Group, Inc. and $63,913 is due from Inland Western for costs such as appraisal fees, lease abstracting and due diligence. As of December 31, 2005, MB REIT was due funds from Inland Western in the amount of $214,783 which is due to MB REIT for earnest money deposited on a property subsequently purchased by Inland Western.

Inland Western invested $224 million in MB REIT in series C preferred shares as of December 31, 2005. MB REIT owed to Inland Western $2,108,052 for series C preferred distributions as of December 31, 2005, which was paid by MB REIT in January 2006.

As of December 31, 2005, MB REIT owed funds to Minto Delaware, Inc. (“Minto Delaware”) in the amount of $4,954,633. Included in this amount is interest due to Minto Delaware at a rate of 3.46% per annum on the principal balance of $4,908,401, totaling approximately $37,700. MB REIT paid Minto Delaware in February 2006.

On December 2, 2005, MB REIT acquired Lakeview Technology Center through the purchase of all of the membership interests of a limited liability company holding title to this property for approximately $24.5 million. The limited liability company acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million. An affiliate of our Business Manager, Inland American Acquisitions, Inc. (“Inland Acquisitions”) agreed to sell MB REIT its membership interests in the limited liability company for the price it paid to the unaffiliated third party for the property, plus any actual costs incurred. MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland Acquisitions. Inland Western provided the initial financing of $24.3 million to acquire the property. MB REIT subsequently repaid this loan on December 6, 2005.

On December 28, 2005, MB REIT acquired Cinemark 12 through the assignment from Inland Acquisitions to MB REIT of all of the outstanding membership interests in two limited liability companies owning all of the outstanding general and limited partnership interests in the partnership which holds title to the property for approximately $9.2 million. This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western which was repaid by Inland Acquisitions using the proceeds from the assignment.

The purchase price we and MB REIT pay an affiliate of our Business Manager may not exceed the appraised value of the real estate at the time of acquisition. It is possible that we and MB REIT would have negotiated a better price if we had negotiated directly with the seller. Our articles of incorporation require a majority of our directors who have no financial interest in the transaction to approve the transaction and conclude that is fair and reasonable to us and MB REIT. If the price to us or MB REIT exceeds the cost paid by an affiliate of our Business Manager, there must be substantial justification for the excess cost.

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Independent Registered Public Accounting Firm

This section revises the discussion contained in the prospectus under the heading “Independent Registered Public Accounting Firm,” which appears on page 186 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2005 and 2004, and the related consolidated statements of operations and other comprehensive income, stockholder’s equity, and cash flow for the year ended December 31, 2005 and for the period from October 4, 2004 (inception) through December 31, 2004 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•                  the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•                  the historical summary of gross income and direct operating expenses of Lakeview for the year ended December 31, 2004,

•                  the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•                  the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•                  the historical summary of gross income and direct operating expenses of Lakewood for the year ended December 31, 2004,

•                  the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•                  the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•                  the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005.

The audit reports related to the above Historical Summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

129

Financial Statements

This section replaces the Financial Statements included in the prospectus, which appear beginning on page F-i of the prospectus.

Page
Inland American Real Estate Trust, Inc.:

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets at December 31, 2005 and December 31, 2004	F-2

Consolidated Statements of Operations for the year ended December 31, 2005 and the period from October 4, 2004 (inception) through December 31, 2004	F-4

Consolidated Statement of Stockholders’ Equity for the year ended December 31, 2005 and the period from October 4, 2004 (inception) through December 31, 2004	F-5

Consolidated Statements of Cash Flows for the year ended December 31, 2005 and the period from October 4, 2004 (inception) through December 31, 2004	F-6

Notes to Consolidated Financial Statements at December 31, 2005	F-8

Schedule III Real Estate and Accumulated Depreciation	F-27

Pro Forma Consolidated Balance Sheet at December 31, 2005 (unaudited)	F-32

Notes to Pro Forma Consolidated Balance Sheet at December 31, 2005 (unaudited)	F-34

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-36

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-37

Southgate Apartments:

Independent Auditors’ Report	F-40

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-41

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-42

Canfield Plaza:

Independent Auditors’ Report	F-43

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-44

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-45

Shakopee Center:

Independent Auditors’ Report	F-47

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-48

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-49

F-i

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Inland American Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland American Real Estate Trust, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2005 and the period from October 4, 2004 (inception) to December 31, 2004. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland American Real Estate Trust, Inc. as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the year ended December 31, 2005 and the period from October 4, 2004 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

Chicago, Illinois

March 14, 2006

F-1

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Consolidated Balance Sheets

Assets

	December 31,	December 31,
	2005	2004

Investment properties:
Land	$101,144,000	$—
Building and other improvements	609,362,360	—

	710,506,360	—
Less accumulated depreciation	(2,751,586)	—

Net investment properties	707,754,774	—

Cash and cash equivalents (including cash held by management company of $7,329,351 as of December 31, 2005)	37,129,050	200,000
Restricted cash (Note 2)	8,626,216	—
Restricted escrows (Note 2)	30,708,191	—
Investment in marketable securities	28,614,472	—
Accounts and rents receivable	1,100,022	—
Due from related parties (Note 3)	451,485	—
Acquired in-place lease intangibles (net of accumulated amortization of $698,121)	45,620,596	—
Acquired above market lease intangibles (net of accumulated amortization of $8,780)	243,567	—
Loan fees and loan fee deposits (net of accumulated amortization of $8,978)	3,534,895	—
Other assets	2,067,637	531,465

Total assets	$865,850,905	$731,465

See accompanying notes to consolidated financial statements.

F-2

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

Liabilities and Stockholders’ Equity

	December 31,	December 31,
	2005	2004
Liabilities:
Mortgages and margins payable (Note 5)	$227,654,145	$—
Accounts payable	1,381,182	10,000
Accrued offering costs to related parties	292,170	2,310
Accrued offering costs to non-related parties	321,415	170,936
Accrued interest payable	862,349	—
Tenant improvement payable	788,616	—
Accrued real estate taxes	1,600,900	—
Distributions payable	315,096	—
Security deposits	669,260	—
Prepaid rental and recovery income	4,648,745	—
Advances from sponsor	3,080,967	372,219
Acquired below market lease intangibles (net of accumulated amortization of $33,938)	3,058,935	—
Restricted cash liability (Note 2)	8,626,216	—
Other liabilities	990,200	—
Due to related parties (Note 3)	10,755,612	—

Total liabilities	265,045,808	555,465

Minority interest:
Series A preferred shares-MB REIT (Note 6)	264,132,000	—
Series B preferred shares-MB REIT (Note 6)	—	—
Series C preferred shares-MB REIT (Note 6)	224,003,076	—
Common shares-MB REIT (Note 6)	27,585,473	—

Total minority interest	515,720,549	—

Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 500,000,000 shares authorized, 9,893,834 and 20,000 shares issued and outstanding as of December 31, 2005 and December 31, 2004, respectively	9,874	20
Additional paid in capital (net of offering costs of $13,146,930 as of December 31, 2005, of which $7,662,785 was paid or accrued to affiliates as of December 31, 2005)	86,409,764	199,980
Accumulated distributions in excess of net loss	(1,835,334)	(24,000)
Accumulated other comprehensive income	500,244	—

Total stockholders’ equity	85,084,548	176,000

Commitments and contingencies (Note 9)

Total liabilities and stockholders’ equity	$865,850,905	731,465

See accompanying notes to consolidated financial statements.

F-3

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

	Year Ended	Period from October 4, 2004 (inception) through
	December 31, 2005	December 31, 2004
Income:
Rental income	$6,151,732	$—
Tenant recovery income	508,948	—
Other property income	7,660	—

Total income	6,668,340	—

Expenses:
General and administrative expenses to related parties	339,377	—
General and administrative expenses to non-related parties	927,316	24,000
Property operating expenses to related parties	358,532	—
Property operating expenses to non-related parties	266,650	—
Real estate taxes	361,490	—
Depreciation and amortization	3,458,685	—

Total expenses	5,712,050	24,000

Operating income (loss)	$956,290	(24,000)

Interest and dividend income	1,740,162	—
Other income	1,830	—
Interest expense	(1,411,819)	—
Other expense (Note 6)	(237,000)	—
Minority interest (Note 6)	(2,422,399)	—

Net loss applicable to common shares	$(1,372,936)	(24,000)

Other comprehensive income:
Unrealized gain on investment securities	500,244	—

Comprehensive loss	$(872,692)	$—

Net loss available to common shareholders per common share, basic and diluted	$(1.55)	$(1.20)

Weighted average number of common shares outstanding, basic and diluted	884,058	20,000

See accompanying notes to consolidated financial statements

F-4

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

For the year ended December 31, 2005 and for the period from October 4, 2004 (inception) to December 31, 2004

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Loss	Accumulated Other Comprehensive Income	Total

Balance at October 4, 2004 (inception)	—	—	—	—	—	—

Net loss	—	—	—	(24,000)	—	(24,000)

Contributions by sponsor	20,000	20	199,980	—	—	200,000

Balance at December 31, 2004	20,000	20	199,980	(24,000)	—	176,000

Net loss	—	—	—	(1,372,936)	—	(1,372,936)
Unrealized gain on investment securities	—	—	—		500,244	500,244

Distributions declared				(438,398)	—	(438,398)
Proceeds from offering	9,846,224	9,846	98,331,043	—	—	98,340,889
Offering costs	—	—	(13,146,930)	—	—	(13,146,930)
Proceeds from distribution reinvestment program	7,610	8	72,292	—	—	72,299
Contribution from sponsor advances	—	—	800,000	—	—	800,000
Issuance of stock options and discounts on shares issued to affiliates	—	—	153,379	—	—	153,379

Balance at December 31, 2005	9,873,834	9,874	86,409,764	(1,835,334)	500,244	85,084,548

See accompanying notes to consolidated financial statements

F-5

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

	Year ended December 31,	For the period from October 4, 2004 (inception) to December 31,
	2005	2004
Cash flows from operations:
Net loss available to common shareholders	$(1,372,936)	$(24,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,751,586	—
Amortization	707,099	—
Amortization on acquired above market leases	8,780	—
Amortization on acquired below market leases	(33,937)	—
Straight-line rental income	(250,083)	—
Straight-line lease expense	2,691	—
Other expense	237,000	—
Minority interests	2,422,399	—
Discount on shares issued to related parties	153,379	—
Changes in assets and liabilities:
Accounts and rents receivable	(761,780)	—
Accounts payable	1,371,181	10,000
Other assets	(310,436)	—
Accrued real estate taxes	(340,674)	—
Accrued interest payable	862,349	—
Prepaid rental and recovery income	4,648,745	—
Due to related parties	649,060	—
Other liabilities	750,509	—
Security deposits	3,465	—

Net cash flows provided by (used in) operating activities	11,498,397	(14,000)

Cash flows from investing activities:
Purchase of investment securities	(28,114,228)	—
Restricted escrows	(30,708,191)	—
Rental income under master leases	5,922	—
Acquired in-place lease intangibles	(46,318,717)	—
Tenant improvement payable	788,616	—
Purchase of investment properties	(707,993,072)	—
Acquired above market leases	(252,347)	—
Acquired below market leases	3,092,872	—
Other assets	(1,225,736)	—

Net cash flows used in investing activities	(810,724,881)	—

Cash flows from financing activities:
Proceeds from offering	98,340,889	200,000
Proceeds from the dividend reinvestment program	72,299	—
Payment of offering costs	(12,706,590)	(358,219)

See accompanying notes to consolidated financial statements

F-6

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

	Year ended December 31	For the period from October 4, 2004 (inception) to December 31,
	2005	2004
Proceeds from mortgage debt and notes payable	213,557,000	—
Proceeds from margin securities debt	14,097,144	—
Payment of loan fees and deposits	(3,543,873)	—
Distributions paid	(123,300)	—
Distributions paid - MB REIT preferred series A and C	(2,076,874)	—
Due from related parties	2,592,382	—
Due to related parties	4,954,633	—
Proceeds of issuance of preferred shares and common shares - MB REIT	517,483,076	—
Sponsor advances	2,708,748	372,219
Contributions from sponsor	800,000	—

Net cash flows provided by financing activities	836,155,534	214,000

Net increase in cash and cash equivalents	36,929,050	200,000
Cash and cash equivalents, at beginning of period	200,000	—

Cash and cash equivalents, at end of period	$37,129,050	$200,000

Supplemental disclosure of cash flow information:

Purchase of investment properties	(710,512,282)	—
Real estate tax liabilities assumed at acquisition	1,941,574	—
Security deposit liabilities assumed at acquisition	665,795	—
Tenant receivables assumed at acquisition	(88,159)	—

	(707,993,072)	—

Cash paid for interest	$460,481	$—

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$315,096	$—

Accrued offering costs payable	$613,585	$173,246

See accompanying notes to consolidated financial statements

F-7

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

December 31, 2005 and 2004

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the business manager to the Company. On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program (“SRP”), if requested, from time to time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company’s public offering, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company’s Board of Directors, at its sole discretion, may reserve for this purpose.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments including MB REIT. Wholly owned subsidiaries generally consist of limited liability companies (LLC’s) and limited partnerships (LP’s). The effects of all significant intercompany transactions have been eliminated.

F-8

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

The Company would consolidate certain property holding entities and other subsidiaries that it owns less than a 100% equity interest if the entity is a variable interest entity (“VIE”) and it is the primary beneficiary (as defined in FASB Interpretation 46(R) Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as revised (“FIN 46(R)”)). For joint ventures that are not VIE’s of which the Company owns less than 100% of the equity interest, the Company consolidates the property if it receives substantially all of the economics or has the direct or indirect ability to make major decisions. Major decisions are defined in the respective joint venture agreements and generally include participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of the entities.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”). The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements. See Note 6 of these consolidated financial statements for a discussion of MB REIT.

A put/call agreement that was entered into by us and MB REIT as a part of the MB REIT transaction on October 11, 2005 granting Minto (Delaware), LLC, referred to herein as MD, certain redemption rights. The agreement is considered a derivative instrument and is accounted for pursuant to Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”). Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. This derivative was not designated as a hedge. This had no effect on operating results for 2005.

The fair value of derivative instruments is estimated using third party estimates or the Black-Scholes model. The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security an appropriate discount rate. The Company obtains volatility rates from independent sources based on expected volatility of the underlying security over the term of the derivative instrument. The volatility assumption is evaluated annually to determine if it should be adjusted, or more often if there are indications that it should be adjusted. A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on the Company’s estimate of the discount rate at which it could currently settle the derivative instrument. Considerable management judgment is required in estimating the Black-Scholes variables. Actual results upon settlement upon settlement or unwinding of derivative instruments may differ materially from these estimates.

 (2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2004 financial statements to conform to the 2005 presentations.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

F-9

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements, determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions. The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at December 31, 2005 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on December 31, 2005, the Company has accumulated other comprehensive income of $500,244.

Real estate acquisitions are recorded at cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method. Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

In accordance with SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value. The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made. Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property. This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Based upon the Company’s judgment, no impairment was warranted as of December 31, 2005.

F-10

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loans.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values. The Company considers various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate.” This discount rate is a significant factor in determining the market valuation which requires the Company’s judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of the SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the year ended December 31, 2005. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $8,780 was applied as a reduction to rental income for the year ended December 31, 2005. Amortization pertaining to the below market lease costs of $33,937 was applied as an increase to rental income for the year ended December 31, 2005.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $698,121 for the year ended December 31, 2005.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2005.

F-11

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

	2006	2007	2008	2009	2010	Thereafter
Amortization of:

Acquired above market lease costs	$(69,880)	(69,880)	(59,547)	(23,230)	(7,888)	(13,142)

Acquired below market lease costs	273,546	246,509	211,078	195,657	168,424	1,963,721

Net rental income Increase	$203,666	176,629	151,531	172,427	160,536	1,950,579

Acquired in-place lease Intangibles	$5,563,288	5,321,413	4,932,795	4,485,953	4,411,912	20,905,236

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company’s properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years. These funds may be released to either the Company or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents from sellers pertaining to master lease agreements. The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

Restricted cash consists of funds received from investors that have not been executed to purchase shares.

Restricted escrows primarily consist of lenders’ restricted escrows and earnout escrows. Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain leasing conditions have been met.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue. One tenant, SBC, accounted for 44% of consolidated rental revenues in 2005. This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant. In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The carrying amount of the Company’s debt approximates fair value. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

Costs associated with the Offering were deferred and charged against the gross proceeds of the Offering upon the sale of the minimum offering. Formation and organizational costs are expensed as incurred. A total of $14,000 of organizational costs was expensed in 2004. No organizational expenses were incurred in 2005.

The Company will apply the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options to be granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period. No stock options were granted as of December 31, 2005.

F-12

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29, (“SFAS 153”). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured on the fair value of assets exchanged. It eliminates the exceptions for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. The statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company adopted SFAS 153 on January 1, 2005 and it did not have a material impact on the consolidated financial statements.

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143.” FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset. This interpretation is effective no later than the end of fiscal years ending after December 31, 2005. Adoption did not have a material effect on the Company’s consolidated financial statements.

In June 2005, the FASB ratified the EITF’s consensus on Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” This consensus established the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners’ ownership interest in the limited partnership. The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. Whether the presumption of control is overcome is a matter of judgment based on the facts and circumstances, for which the consensus provides additional guidance. This consensus is currently applicable to the Company for new or modified partnerships. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. The Company has evaluated the effect of this consensus and has concluded it does not have an impact on its consolidated financial statements.

 (3)  Transactions with Related Parties

The Company’s sponsor, Inland Real Estate Investments Corporation (the “sponsor”) contributed $200,000 in 2004 to the capital of the Company for which it received 20,000 shares of common stock.

The sponsor has agreed to advance to the Company funds sufficient to pay distributions to stockholders until funds from our operations are adequate to cover the distributions. For the year ended December 31, 2004, the sponsor advanced a total of $372,219 for the payment of costs. For the year ended December 31, 2005, the sponsor advanced a total of $2,708,748 for the payment of costs and contributed $800,000 to pay distributions of $123,300 and the Company’s expenses of $676,700.

F-13

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

On December 2, 2005, the Company acquired Lakeview Technology Center through the purchase of all of the membership interests of a limited liability company holding title to this property for approximately $24.5 million. The limited liability company acquired this property on October 7, 2005 from an unrelated third party for approximately $24.5 million. A related party, Inland American Acquisitions, Inc., agreed to sell the Company their membership interests in the limited liability company for the price it paid to the unrelated third party for the property, plus any actual costs incurred. The Company subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc. The membership interest was transferred to the Company for no consideration. Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property. The Company subsequently repaid this loan on December 6, 2005.

On December 28, 2005, the Company acquired Cinemark-12 through the assignment from Inland American Acquisitions, Inc., a related party, to the Company of all of the outstanding membership interests in two limited liability companies owning all of the outstanding general and limited partnership interests in the partnership, which holds title to the property for approximately $9.2 million. This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc. Inland American Acquisitions, Inc. repaid this loan using the proceeds from the assignment.

As of December 31, 2005, the Company had incurred $13,146,930 of offering costs, of which $7,662,785 was paid or accrued to related parties. In accordance with the terms of the offerings, the business manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of December 31, 2005, offering costs did not exceed the 4.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the business manager.

The business manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the business manager and its related parties relating to the offerings. In addition, a related party of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings. Such costs are offset against the stockholders’ equity accounts. Such costs totaled $0 for the period from October 4, 2004 (inception) to December 31, 2004 and $9,420,396 for the year ended December 31, 2005, of which $292,060 was unpaid as of December 31, 2005.

The business manager and its related parties are entitled to reimbursement for general and administrative expenses of the business manager and its related parties relating to the Company’s administration. Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions. During the period from October 4, 2004 (inception) to December 31, 2004 and for the year ended December 31, 2005, the Company incurred $544 and $418,860 of these costs, respectively, of which $62,616 remained unpaid as of December 31, 2005.

A related party of the business manager will provide loan servicing to the Company for an annual fee. Such costs are included in property operating expenses to related parties. The agreement allows for annual fees totaling .03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly. There were no fees paid for the year ended December 31, 2005.

The Company will pay a related party of the business manager .2% of the principal amount of each loan placed for the Company. Such costs are capitalized as loan fees and amortized over the respective loan term. During the year ended December 31, 2005, the Company paid loan fees totaling $427,249 to this related party.

F-14

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter. For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The Company will pay this fee for services provided or arranged by the business manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing real estate assets and providing other services as the board deems appropriate. This fee terminates if the Company acquires the business manager. Separate and distinct from any business management fee, the Company also will reimburse the business manager or any relayed party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the business manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the business manager. For any year in which the Company qualifies as a REIT, its business manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the business manager and acquisition fees and expenses are excluded from the definition of total operating expenses.

The property manager, an entity owned principally by individuals who are related parties of the business manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred and paid property management fees of $358,532. The fees have been recorded in property operating expenses to related parties for the year ended December 31, 2005. None remained unpaid as of December 31, 2005.

The Company established a discount stock purchase policy for related parties and related parties of the business manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. The Company sold 130,737 shares to related parties and recognized an expense related to these discounts of $153,379 for the year ended December 31, 2005.

The Company used a related party of the business manager to purchase and monitor its investment in marketable securities. The Company incurred expenses totaling $23,534 during the year ended December 31, 2005.

As of December 31, 2005 the Company was due funds from related parties in the amount of $451,485 which is due from related parties for costs paid by the Company on their behalf. Of this amount, $278,696 is due from Inland Western Retail Real Estate Trust, Inc., or Inland Western, and $172,789 is due from the Inland Real Estate Transactions Group, Inc.

F-15

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

As of December 31, 2005 the Company owed funds to related parties in the amount of approximately $10,755,612. This amount includes costs paid by the related parties on the company’s behalf relating to the acquisition of investment properties or financings totaling $3,692,927, of which $3,043,867 is due to Inland Western and $649,060 is due to various related parties of the business manager. The Company intends on paying this amount during the first quarter of 2006. In addition, Inland Western is owed funds of $2,108,032 for series C preferred distribution. This amount was paid in January of 2006. The Company also owes a related party, Minto (Delaware), LLC, $4,954,633. This amount was paid in February of 2006.

(4) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income. The cumulative amount of such payments was $5,922 as of December 31, 2005. No such payments were received in 2004.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

Minimum Lease
Payments
2006	$46,651,476
2007	47,224,124
2008	46,890,389
2009	45,928,205
2010	43,787,124
Thereafter	259,688,797

Total	$490,170,115

F-16

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

The remaining lease terms range from one year to 20 years. Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in tenant recovery income. “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent and/or percentage rent payments. The majority of the revenue from our properties consists of rents received under long-term operating leases. Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to us for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease. Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid. Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy. Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations. Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084. For the year ended December 31, 2005, ground lease rent was $15,631. No ground lease payments were made in 2004. Minimum future rental payments to be paid under the ground leases are as follows:

Minimum Lease
Payments
2006	$904,661
2007	904,661
2008	904,661
2009	905,151
2010	928,109
Thereafter	27,538,460

Total	$32,085,703

F-17

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

(5) Mortgages and Margins Payable

Mortgage loans outstanding as of December 31, 2005 were $213,557,000 and had a weighted average interest rate of 4.99%. All of the loans have fixed interest rates ranging from 4.88% to 4.995% and a weighted average fixed rate of 4.99% at December 31, 2005. Properties with a net carrying value of $342,821,000 at December 31, 2005 and related tenant leases are pledged as collateral. As of December 31, 2005, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations. As of December 31, 2005, the Company was in compliance with such covenants.

	2006	2007	2008	2009	2010	Thereafter

Maturing debt:
Fixed rate debt	—	—	—	—	—	213,557,000

The company has purchased a portion of its securities through margin accounts. As of December 31, 2005, the company has recorded a payable of $14,097,145 for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At December 31, 2005, these rates were equal to a range between 5.35% and 5.78%

(6)  Minority Interest

On October 11, 2005, the Company entered into a joint venture with MD, which owns all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT. Pursuant to the terms of a purchase agreement, the Company has agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT. MD presently has $293 million of equity in MB REIT. A total of $264 million of this equity is held in the form of MB REIT series A preferred stock. MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million. The Company was required to purchase $150 million of common stock of MB REIT by December 31, 2005. A second purchase of $150 million of common stock is due by March 31, 2006. The Company is required to purchase the remaining shares worth approximately $874 million by December 31, 2006. Once the Company has purchased all 920,000 shares of common stock, the Company will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1,276 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, the Company will own approximately 97.5% of the total outstanding common stock. MB REIT elected to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

F-18

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming the Company fully funds its purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets. Management of MB REIT will be the same as the Company. MB REIT has five directors, three of whom are also directors of the Company. In addition, all of the executive officers of MB REIT are also executive officers of the Company. Day to day decision making will be completed the same for MB REIT and the Company. The Company’s Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that these entities perform for the Company. The Company’s independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that the Company has with the Company’s Business Manager and Property Managers. Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than the Company would pay for the same services.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western. Under this agreement, if the Company does not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock. MB REIT has the right to redeem any series C stock it issues to Inland Western with the proceeds of any subsequent capital contributed by the Company provided that MB REIT is required to redeem any outstanding series C preferred stock by December 31, 2006. The series C preferred stock will entitle the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly. To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also has issued $125,000 of series B preferred stock in a private placement to approximately 126 accredited investors. The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

As a holder of common stock, the Company will be entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock. As of December 31, 2005, the Company has purchased shares in MB REIT for a total investment of $47,000,184.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%. This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital. In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter. In calculating compliance with this covenant, the series A preferred shareholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings through March 31, 2006 and to include MB REIT’s cash as part of its total assets for purposes of calculating compliance with the debt covenant ratio. As of December 31 2005, the debt ratio was 27% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REit’s cash as part of it’s total assets. As of December 31, 2005, the debt ratio was 63% without this change in the calculation.

F-19

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, or MH, an affiliate of MD, has the option to require the Company to purchase, in whole, but not in part, 100% of the MD equity (consisting of the series A preferred stock and any common stock in the MB REIT) for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348,000 or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock. The series A liquidation preference is equal to $1,276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, MH shall have an option to require the Company to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchase the MD equity or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock held by MD on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock of MB REIT held by MD or (B) if the shares of the Company’s common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

Under SFAS 133 the put/call arrangements described above are considered derivative instruments. The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.

The value of the put/call arrangements was $($237,000) as of December 31, 2005 resulting in other expense of $237,000 for the year ended December 31, 2005.

F-20

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

The following tables present condensed financial information for MB REIT as of December 31, 2005 and for the period from October 11, 2005 through December 31, 2005.

December 31, 2005
Assets
Real estate, net	$707,255,725
Cash and cash equivalents	10,804,649
Other assets	81,527,104

Total assets	$799,587,478

Liability and stockholders’ equity:
Mortgage notes payable	213,557,000
Other liabilities	23,993,826
Stockholders’ equity	562,036,652

Total liabilities and stockholders’ equity	$799,587,478

For the period from October 11, 2005 through December 31, 2005
Total income	$8,076,557
Other expenses	1,167,641
Interest expense	1,390,497
Depreciation and amortization	3,458,685

Net income	$2,059,734

The minority interest represents outside interests in MB REIT and is comprised of:

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock	264,132,000	(2,076,874)	2,076,874	264,132,000
Series C preferred stock	224,003,076	(2,108,052)	2,108,052	224,003,076
Common stock owned by MD	29,348,000	—	(1,762,527)	27,585,473

	517,483,076	(4,184,926)	2,422,399	515,720,549

Allocations of profit and loss are made first to series A and C preferred shareholders to equal their distributions and then to the common shareholders in accordance with their ownership interest. As of December 31, 2005, Inland American and Minto’s effective ownership interest was 17% and 83%, respectively.

F-21

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

(7)  Segment Reporting

The Company has three business segments: Office, Retail and Industrial. The Company evaluates segment performance primarily based on income from operations. Operating income of the segments does not include interest expense or interest and other investment income from corporate investments.

	Total	Office	Retail	Industrial

Property rentals	$5,876,492	$3,260,283	$2,454,622	$161,586
Straight-line rents	250,083	140,174	104,096	5,812
Amortization of acquired above and below market leases, net	25,157	(6,432)	31,589	—
Total rentals	$6,151,732	$3,394,025	$2,590,308	$167,399

Tenant recoveries	508,948	26,202	480,816	1,930
Other income	7,660	764	6,896	—
Total revenues	$6,668,340	$3,420,992	$3,078,020	$169,328

Operating expenses	986,672	276,936	699,185	10,550
Depreciation and amortization	3,458,685	2,136,319	1,260,109	62,257
General and administrative	1,266,693	671,347	582,679	12,667
Total expenses	$5,712,050	$3,084,603	$2,541,973	$85,475

Operating income	956,290	336,389	536,047	83,854
Interest and other investment income	1,741,992	—	—	—
Interest expense	(1,411,819)	(1,357,625)	(52,023)	(2,171)
Other expense	(237,000)	—	—	—
Minority interest	(2,422,399)	(1,283,871)	(1,114,304)	(24,224)
Net income (loss)	$(1,372,936)	$(2,305,106)	$(630,280)	$(57,459

Balance Sheet Data:
Real estate, net	$707,754,774	$376,322,597	$322,191,782	$9,240,395

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC, which individually accounted for 44% of the Company’s consolidated rental revenues as of December 31, 2005.

F-22

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

 (8)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing income by the weighted average number of common shares outstanding for the period (the “common shares”). Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred in 2005, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.

The basic and diluted weighted average number of common shares outstanding was 884,058 and 20,000 for the year ended December 31, 2005 and the period from October 4, 2004 (inception) through December 31, 2004, respectively.

(9)  Commitments and Contingencies

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and the sale of the minimum 200,000 shares and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2005, we have not issued any options to acquire shares to any of our Independent Directors.

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing. The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies. If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $29,228,183 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing. At the time of acquisition, the Company placed $25,428,371 into restricted escrows for the purchase of earnout space.

The Company has entered into an interest rate lock agreement with a lender to secure an interest rate on mortgage debt on properties the Company currently owns or will purchase in the future. The Company has deposited $2,000,000 as of December 31, 2005 to lock this rate. The deposit is applied as credits to the mortgage funding as they occur. The agreement locks the interest rate at 5.321% for a period of 90 days on $100 million in principal.

F-23

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

(10)  Subsequent Events

The Company paid distributions of $315,096 to our stockholders in January 2006 and $623,125 in February 2006.

The Company issued 14,318,005 shares of common stock from January 1, 2006 through March 6, 2006, resulting in a total of 24,199,449 shares of common stock outstanding. As of March 6, 2006, subscriptions for a total of 24,128,167 shares were received resulting in total gross offering proceeds of $241,281,670 and an additional 71,282 shares were issued pursuant to the DRP for $315,102 of additional gross proceeds.

On February 21, 2006, the Company granted options to purchase 3,000 shares to each Independent Director pursuant to the Independent Director Stock Option Plan. The initial options will be exercisable at $8.95 per share.

The Company has acquired the following properties during the period January 1 to March 6, 2006. The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants

01/04/05	Monadnock Marketplace Keene, NH	2003/2005	48,762,759	200,775	Price Chopper Bed, Bath & Beyond Circuit City Borders Michaels

01/05/06	Stop N Shop Hyde Park, NY	1998	13,000,000	52,500	Stop N Shop

01/17/06	Thermo Process Facility Sugarland, TX	2001/2005	13,900,000	150,000	Thermo Process Inc.

01/27/06	Lakewood Shopping Center, Phase I Margate, FL	2002/2004	26,290,000	149,077	Walgreens Marshalls

02/09/06	Hunting Bayou Jacinto City, TX	1985	17,095,807	133,165	24 Hour Fitness MTI College of Business

03/01/06	Southgate Apartments Louisville, KY	2002	19,500,000	233,496	256 apartment units

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent. During the period from January 1 to March 6, 2006, the Company funded earnouts totaling $605,000 at one of the existing properties. Upon acquisition of Hunting Bayou, the Company placed $3,237,000 of the purchase price into restricted escrow for earnout fundings.

F-24

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

The mortgage debt financings obtained subsequent to December 31, 2005, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)

01/05/06	Stop N Shop	5.245%	02/2013	8,100,000

01/24/06	Lakeview Technology	4.900%	02/2011	14,470,000

01/27/06	Lakewood Shopping Center, Phase I	6.01%	04/2024	11,714,963

02/09/06	Triangle Center	4.83%	03/2011	23,600,000

02/10/06	Bridgeside Point	5.20%	02/2031	17,325,000

02/27/06	Monadnock Marketplace	4.88%	04/2013	26,785,000

03/03/06	Thermo Process Facility	5.24%	03/2031	8,201,000

On February 21, 2006, the Company entered into a rate lock agreement with Merrill Lynch Mortgage Lending. The Company paid a rate lock deposit of $107,250 to lock the interest rate of 5.413% for a period of 90 days for $10,725,000 in principal. The Company entered into the rate lock to secure mortgage debt financing for Southgate Apartments which it purchased on March 1, 2006.

MB REIT paid distributions of $1.8 million to its common stockholders in February 2006. MB REIT also paid distributions to series C preferred stockholders of $1,552,246 in January 2006 and $1,417,661 in February 2006. In March 2006, MB REIT paid common stock distributions of $353,770 to Inland American and $146,230 to Minto (Delaware), LLC.

MB REIT issued 81,505 shares of common stock from January 1, 2006 through March 6, 2006, resulting in a total of $180,348,564 and 141,339 shares of common stock outstanding as of March 6, 2006. MB REIT also issued 31,348 series C preferred shares from January 1 to March 6, 2006, resulting in a total of $264,003,124 and 206,899 series C shares outstanding as of March 6, 2006. On January 3, 2006, 1,000 shares of series B preferred, totaling $125,000, were issued to accredited investors.

F-25

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

December 31, 2005 and 2004

 (11) Supplemental Financial Information (unaudited)

The following represents the results of operations, for each quarterly period, during 2005 and 2004.

	2005
	Dec. 31	Sept. 30	June 30	March 31

Total income	$6,668,340	—	—	—

Net loss	1,372,936	115,085	67,886	44,800

Net loss, per common share, basic and diluted:	1.55	5.75	3.39	2.24

Weighted average number of common shares outstanding, basic and diluted	884,058	20,000	20,000	20,000

	2004
	Dec. 31	Sept. 30	June 30	March 31

Total income	$—	—	—	—

Net loss	24,000	—	—	—

Net loss, per common share, basic and diluted:	1.20	—	—	—

Weighted average number of common shares outstanding, basic and diluted	20,000	—	—	—

F-26

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III
Real Estate and Accumulated Depreciation

December 31, 2005

		Initial Cost (A)			Gross amount carried at end of period
Retail	Encumbrances	Land	Buildings and Improvements	Adjustments to Basis (C)	Land	Buildings and Improvements	Total (B) (D)	Accumulated Depreciation (E)	Date Constructed	Date Acquired
24 Hour Fitness
Houston, TX	—	2,650,000	7,076,068	—	2,650,000	7,076,068	9,726,068	64,904	2000	10/13/05

24 Hour Fitness
Woodlands, TX	—	1,540,000	11,277,163		1,540,000	11,277,163	12,817,163	98,748	2002	10/13/05

6101 Richmond Ave
Houston, TX	—	1,700,000	1,263,207	—	1,700,000	1,263,207	2,963,207	11,590	1980	10/13/05

Antoine Town Center
Houston, TX	—	1,645,000	7,366,354	—	1,645,000	7,366,354	9,011,354	21,501	2003	11/16/05

Ashford Plaza
Houston, TX	—	900,000	2,438,299	—	900,000	2,438,299	3,338,299	7,453	1980	11/16/05

Atascocita Shopping Center
Humble, TX	—	1,550,000	8,058,784	—	1,550,000	8,058,784	9,608,784	24,607	2000	11/22/05

Bay Colony Town Center
League City, TX	—	3,190,000	29,329,854	—	3,190,000	29,329,854	32,519,854	—	2004	12/22/05

Blackhawk Town Center
Houston, TX	—	1,645,000	19,940,271	—	1,645,000	19,940,271	21,585,271	116,196	2004/2005	11/08/05

Carver Creek
Dallas, TX	—	650,000	413,926	—	650,000	413,926	1,063,926	2,530	1980	11/08/05

Chili’s
Jacinto City, TX	—	400,000	—	—	400,000	—	400,000	—	2000	11/08/05

F-27

		Initial Cost (A)			Gross amount carried at end of period
Retail	Encumbrances	Land	Buildings and Improvements	Adjustments to Basis (C)	Land	Buildings and Improvements	Total (B) (D)	Accumulated Depreciation (E)	Date Constructed	Date Acquired
Cinemark 12
Pearland, TX	—	1,310,000	7,516,532	—	1,310,000	7,516,532	8,826,532	—	2004	12/28/05

Cinemark
Jacinto City, TX	—	1,160,000	10,521,518	—	1,160,000	10,521,518	11,681,518	64,057	2003	11/10/05

Cinemark
Webster, TX	—	1,830,000	12,034,600	—	1,830,000	12,034,600	13,864,600	36,790	2001	12/09/05

Cypress Town Center
Houston, TX	—	1,850,000	10,455,795	—	1,850,000	10,455,795	12,305,795	31,960	2003	11/22/05

Eldridge Town Center
Houston, TX	—	3,200,000	16,717,139	—	3,200,000	16,717,139	19,917,139	102,024	2000	11/02/05

Friendswood Shopping Center
Friendswood, TX	—	1,550,000	10,605,614	—	1,550,000	10,605,614	12,155,614	32,427	2000	12/08/05

Highland Plaza
Katy, TX	—	2,450,000	15,663,784	—	2,450,000	15,663,784	18,113,784	45,636	2001	11/16/05

Joe’s Crab Shack
Jacinto City, TX	—	540,000	—	—	540,000	—	540,000	—	2000	11/08/05

NTB Eldridge
Houston, TX	—	960,000	—	—	960,000	—	960,000	—	2003	11/02/05

Paradise Shops of Largo
Largo, FL	7,325,000	4,640,000	7,443,044	(5,922)	4,640,000	7,437,122	12,077,122	45,340	2005	10/17/05

Pinehurst Shopping Center
Humble, TX	—	625,000	2,155,792	—	625,000	2,155,792	2,780,792	19,764	1980	10/14/05

Saratoga Town Center
Corpus Christi, TX	—	1,500,000	12,025,395	—	1,500,000	12,025,395	13,525,395	70,198	2004	10/27/05

Stables at Town Center
Spring, TX	—	4,650,000	18,035,017	—	4,650,000	18,035,017	22,685,017	—	2004	12/16/05

F-28

		Initial Cost (A)			Gross amount carried at end of period
Retail	Encumbrances	Land	Buildings and Improvements	Adjustments to Basis (C)	Land	Buildings and Improvements	Total (B) (D)	Accumulated Depreciation (E)	Date Constructed	Date Acquired

Tomball Town Center
Tomball, TX	—	1,950,000	14,223,562	—	1,950,000	14,223,562	16,173,562	—	2004	12/22/05

Triangle Center
Longview, WA	—	12,770,000	20,386,659	—	12,770,000	20,386,659	33,156,659	162	2004/2005	12/22/05

Walgreens
Springfield, MO	—	855,000	2,528,912		855,000	2,528,912	3,383,912	—	2003	12/19/05

West End Square
Houston, TX	—	675,000	2,036,657	—	675,000	2,036,657	2,711,657	6,224	1980	11/16/05

Willis Town Center
Willis, TX	—	1,550,000	1,117,646	—	1,550,000	1,117,646	2,667,646	6,809	2001	10/27/05

Winchester Town Center
Houston, TX	—	495,000	2,644,735	—	495,000	2,644,735	3,139,735	8,082	2004	11/22/05

Windermere Shopping Center
Houston, TX	—	1,220,000	5,702,749	—	1,220,000	5,702,749	6,922,749	34,862	2004	11/11/05

Woodforest Square
Houston, TX	—	300,000	2,135,295	—	300,000	2,135,295	2,435,295	13,050	1980	10/27/05

Total Investment Properties Retail	7,325,000	61,950,000	261,114,371	(5,922)	61,950,000	261,108,449	323,058,449	864,914

Office
11500 Market Street
Jacinto City, TX	—	140,000	345,662	—	140,000	345,662	485,662	2,114	2000	11/08/05

6234 Richmond Ave.
Houston, TX	—	500,000	968,889		500,000	968,889	1,468,889	5,948	1980	10/27/05

F-29

		Initial Cost (A)			Gross amount carried at end of period
Retail	Encumbrances	Land	Buildings and Improvements	Adjustments to Basis (C)	Land	Buildings and Improvements	Total (B) (D)	Accumulated Depreciation (E)	Date Constructed	Date Acquired
Bridgeside Office Park
Pittsburgh, PA	—	1,525,000	28,598,049	—	1,525,000	28,598,049	30,123,049	83,407	2001	11/22/05

Lake View Technology Center
Suffolk, VA	—	884,000	21,971,915	—	884,000	21,971,915	22,855,915	64,103	2004	12/02/05

SBC Center
Hoffman Estates, IL	200,472,000	35,800,000	287,419,320	—	35,800,000	287,419,320	323,219,320	1,676,419	1990/1991	11/15/05

Total Investment Properties Office	200,472,000	38,849,000	339,303,835	—	38,849,000	339,303,835	378,152,835	1,831,991

Industrial
McKesson Distribution
Conroe, TX	5,760,000	345,000	8,950,076	—	345,000	8,950,076	9,295,076	54,682	2005	11/02/05

Total Investment Properties Industrial	5,760,000	345,000	8,950,076		345,000	8,950,076	9,295,076	54,682

Grand Total Properties	213,557,000	101,144,000	609,368,282	(5,922)	101,144,000	609,362,360	710,506,360	2,751,586

F-30

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III (continued)
Real Estate and Accumulated Depreciation

December 31, 2005

Notes:

(A)       The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B)       The aggregate cost of real estate owned at December 31, 2005 for Federal income tax purposes was approximately $753,800,000 (unaudited).

(C)       Reconciliation of real estate owned:

2005

Balance at beginning of period	$—
Purchases of investment properties	753,990,474
Payments received under master leases	(5,922)
Acquired in-place lease intangibles	(46,318,717)
Acquired above market lease intangibles	(252,347)
Acquired below market lease intangibles	3,092,872

Balance at December 31	$710,506,360

(D)       Reconciliation of accumulated depreciation:

Balance at January 1	$—
Depreciation expense	2,751,586

Balance at December 31	$2,751,586

F-31

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
December 31, 2005
(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties had occurred on December 31, 2005.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 2005, nor does it purport to represent our future financial position. Pro forma adjustments have been made for potential New Quest Properties and Eagle’s Landing. The Company considers these properties to be probable under rule 3-14 of Regulation S-X.

F-32

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
December 31, 2005
(unaudited)
(Dollar amounts in thousands)

	Historical	Pro Forma
	(A)	Adjustments	Pro Forma
Assets
Net investment properties (B)	$707,755	270,228	977,983
Cash and cash equivalents (G)	37,129	127,510	164,639
Restricted cash	8,626	—	8,626
Restricted escrows	30,708	—	30,708
Investment in marketable securities	28,614	—	28,614
Accounts and rents receivable	1,100	—	1,100
Due from related parties	451	—	451
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization) (B) (D)	45,621	21,055	66,676
Acquired above market lease intangibles (net of accumulated amortization) (B) (D)	244	38	282
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization)	3,535	—	3,535
Other assets (F)	2,068	(1,103)	965

Total assets	$865,851	417,728	1,283,580

Liabilities and Stockholders’ Equity
Mortgages and notes payable (B)	227,654	165,824	393,478
Accounts payable	1,381	—	1,381
Accrued offering costs	614	—	614
Accrued interest payable	862	—	862
Tenant improvement payable	789	—	789
Accrued real estate taxes	1,601	—	1,601
Distributions payable	315	—	315
Security deposits	669	—	669
Prepaid rental income and recovery income	4,649	—	4,649
Advances from sponsor	3,081	—	3,081
Acquired below market lease intangibles (net of accumulated amortization) (B) (D)	3,059	2,268	5,327
Restricted cash liability	8,626	—	8,626
Other liabilities	990	—	990
Due to related parties	10,756	—	10,756

Total liabilities	265,046	168,092	433,138
Minority interest in MB REIT:
Series A preferred shares	264,132	—	264,132
Series B preferred shares (C)	—	125	125
Series C preferred shares (C)	224,003	40,000	264,003
Common Stock – Minto	27,586	—	27,586
	515,721	40,125	555,846

Common stock (C)	10	21	31
Additional paid-in capital (net of offering costs for pro forma) (C)	86,410	209,490	295,900
Accumulated distributions in excess of net income (E)	(1,835)	—	(1,835)
Accumulated other comprehensive income	500	—	500

Total stockholders’ equity	85,085	209,511	294,596

Total liabilities and stockholders’ equity	$865,851	417,728	1,283,580

See accompanying notes to pro forma consolidated balance sheet.

F-33

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
December 31, 2005
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(A)  The historical column represents the Company’s Consolidated Balance Sheet as of December 31, 2005 as filed with the Securities Exchange Commission on Form 10-K.

(B)  The pro forma adjustments reflect the acquisition of the following properties by the Company and its consolidated joint venture, MB REIT. MB REIT is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Monadnock Marketplace	$48,763	$26,785
Stop N Shop – Hyde Park Jones	13,000	8,100
Thermo Process Facility	13,900	8,201
Lakewood Phase I	26,690	11,715
Hunting Bayou	17,096	—
Southgate Apartments	19,500	—
Canfield	13,945	—
Shakopee	16,003	—
CyFair Town Center	15,700	5,614
Eldridge Lakes Town Center	16,500	7,425
Shops at Spring Town	16,000	7,568
Sherman Town Center	59,200	35,021
Eagle’s Landing	9,700	—
Bridgeside Point	—	17,325
Triangle Center - earnout	2,622	23,600
Stables Town Center - earnout	434
Lakeview Technology Center I	—	14,470

Total	$289,053	$165,824

F-34

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
December 31, 2005
(unaudited)
(Dollar amounts in thousands, except per share amounts)

Allocation of net investments in properties:

Land	$47,857
Building and improvements	222,371
Acquired in-place lease intangibles and customer relationship value	21,055
Acquired above market lease intangibles	38
Acquired below market lease intangibles	(2,268)

Total	$289,053

(C)  Additional offering proceeds of $241,852, net of additional offering costs of $32,341 are reflected as received as of December 31, 2005, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions. Adjustments to minority interest relate to additional amounts contributed to MB REIT by the Preferred Series B and C shareholders.

(D)  Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant as well as the value associated with customer relationships. The value of the acquired leases and customer relationship values will be amortized over the lease term.

(E)   No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(F)   Change in Other assets of $1,103 represents advance purchase deposits applied to the purchase price of properties purchased as described in (B).

(G)  Proforma cash proceeds represent the aggregate cash proceeds received from the issuance of equity, minority interest in MB REIT, and mortgage financings through April 5, 2006 less the proforma net acquisition price of investments in real estate.

F-35

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for potential New Quest Properties. The Company considers properties as probable under Rule 3-14 of Regulation S-X. No pro forma adjustments were made for McKesson Distribution Center or Eagle’s Landing as the properties were completed in 2005 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2005, nor does it purport to represent our future results of operations.

F-36

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments
	(A)	(B)	(C)	Pro Forma

Rental income (E)	$6,152	3,914	54,304	64,370
Tenant recovery income	509	755	7,978	9,242
Other property income	8	—	—	8

Total income	6,669	4,669	62,282	73,620

General and administrative expenses	1,267	—	—	1,267
Advisor asset management fee (D)	—	—	—	—
Property operating expenses (G)	625	1,843	12,222	14,690
Real estate taxes	361	—	—	361
Depreciation and amortization (E)	3,459	1,787	29,385	34,631

Total expenses	5,712	3,630	41,607	50,949

Operating income	957	1,039	20,675	22,671

Interest and dividend income	1,740	—	—	1,740
Other income	1	—	—	1
Interest expense (H)	(1,412)	—	(16,382)	(17,794)
Other expense	(237)	—	—	(237)
Minority interests (I)	(2,422)	—	(17,872)	(20,294)

Net income (loss)	$(1,373)	1,039	(13,579)	(13,913)

Other comprehensive income:
Unrealized gain on investment securities	500	—	—	500

Comprehensive income (loss)	(873)	1,039	(13,579)	(13,413)

Weighted average number of shares of common stock outstanding, basic and diluted (F)	884,058			9,914,423

Net loss per share, basic and diluted (F)	(1.55)			(1.40)

See accompanying notes to pro forma consolidated statement of operations.

F-37

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(A)  The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2005 as filed with the Securities Exchange Commission.

(B)   Total pro forma adjustments for acquisitions consummated as of April 5, 2006 by the Company and its consolidated joint venture, MB REIT are as though the properties were acquired January 1, 2005.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Southgate Apartments

Canfield Plaza

Shakopee Shopping Center

(C)   Total pro forma adjustments for acquisitions consummated as of April 5, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for McKesson Distribution Center or Eagle’s Landing as the properties were completed in 2005 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through December 31, 2005 based on information provided by the Seller for the following properties:

SBC Center	New Quest Portfolio	Triangle Mall
Bridgeside Point	Paradise Shops of Largo	Monadnock Marketplace
Hyde Park Stop N Shop	Lakeview Technology Center I	Thermo Process Facilities
Lakewood Mall

(D)  The advisor asset management fee is expected to be subordinated to the shareholders’ receipt of a stated return thus no amount is reflected.

(E)   Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income; such amount aggregated $538.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense; such amount aggregated $5,850.

(F)   The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2005 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(G)   Management fees of $2,790 are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

F-38

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(H)       The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date

SBC Center	200,472	4.995%	12/01/2035
Sherman Town Center	35,021	4.950%	07/01/2014
Spring Town	7,568	4.870%	01/01/2015
Eldridge Lakes	7,425	4.880%	12/01/2014
CyFair Town Center	5,614	4.830%	12/01/2014
Hyde Park Stop N Shop	8,100	5.245%	02/01/2011
Lakewood Mall	11,715	6.010%	04/01/2024
Paradise Shops of Largo	7,325	4.880%	01/01/2011
Lakeview Technology Center I	14,470	4.900%	02/01/2011
Triangle Mall	23,600	4.830%	03/01/2011
Bridgeside Point	17,325	5.200%	02/11/2011
Monadnock Marketplace	26,785	4.880%	03/01/2013
Thermo Process Facility	8,201	5.240%	03/11/2031

(I)            Minority interests represents outside interests in MB REIT and is calculated as follows:

Income Allocation

Series A preferred	9,245
Series B preferred	16
Series B preferred	18,480
Common Stock owned by MD	(7,447)

Pro Forma Balance	20,294

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest.

Pro forma adjustments to Minority interests represent adjustments for both audited and unaudited properties.

F-39

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Southgate Apartments (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southgate Apartments for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 16, 2006

F-40

Southgate Apartments

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005
Gross income:
Rental Income	$1,792,739
Fee Income	82,646
Other Income	119,554

Total gross income	1,994,939

Direct operating expenses:
Property Operating	304,987
Leasing and Office	181,068
Insurance	44,831
Payroll Expense	227,635
Professional Fees	21,743
Property Taxes	134,302

Total direct operating expenses	914,566

Excess of gross income over direct operating expenses	$1,080,373

See accompanying notes to historical summary of gross income and direct operating expenses.

F-41

Southgate Apartments

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                   Business

Southgate Apartments (“the Property”) is located in Louisville, Kentucky.  The Property consists of 256 apartment units, 120 one bedroom units and 136 two bedroom units and was 97% occupied as if December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Property on March 2, 2006 from Southgate Group, LLC an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Summary of Significant Accounting Policy

Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)           Direct Operating Expense

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  Repairs and maintenance expenses are charged to operations as incurred.  Costs such as depreciation, amortization, interest expense, and management fees are excluded from the Historical Summary.

F-42

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Canfield Plaza (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Canfield Plaza for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 17, 2006

F-43

Canfield Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$961,485
Operating expense, insurance, and real estate tax recoveries	232,503

Total gross income	1,193,988

Direct operating expenses:
Operating expenses	111,256
Insurance	9,603
Real estate taxes	140,345

Total direct operating expenses	261,204

Excess of gross income over direct operating expenses	$932,784

See accompanying notes to historical summary of gross income and direct operating expenses.

F-44

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)       Business

Canfield Plaza (“the Property”) is located in Canfield, OH.  The Property consists of approximately 101,000 square feet of gross leasable area and was approximately 88% occupied at December 31, 2005. The Property is leased to a total of 10 tenants, of which one tenant accounted for approximately 69% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Petrarca Corporation, an unaffiliated third party.

(2)       Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)       Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $4,396 for the year ended December 31, 2005.

F-45

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31, 2005, are as follows:

Year
2006	$953,064
2007	854,655
2008	801,111
2009	778,916
2010	715,036
Thereafter	5,809,543

$9,912,325

(4)       Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-46

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Shakopee Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shakopee Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 20, 2006

F-47

Shakopee Center

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$1,160,092
Operating expense, insurance, and real estate tax recoveries	319,917

Total gross income	1,480,009

Direct operating expenses:
Operating expenses	170,802
Insurance	8,922
Real estate taxes	277,564

Total direct operating expenses	457,288

Excess of gross income over direct operating expenses	$1,022,721

See accompanying notes to historical summary of gross income and direct operating expenses.

F-48

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)       Business

Shakopee Center (“the Property”) is located in Shakopee, MN.  The Property consists of approximately 103,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 2 tenants, which accounted for 100% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Continental Properties Company, Inc., an unaffiliated third party.

(2)       Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)       Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $217,000 for the year ended December 31, 2005.

F-49

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms are 16 and 21 years, as of December 31, 2005, are as follows:

Year
2006	$1,136,686
2007	1,188,851
2008	1,188,851
2009	1,188,851
2010	1,188,851
Thereafter	15,884,788

$21,776,878

(4)       Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-50

Prior Performance Tables

This section replaces the Prior Performance Tables included in the prospectus, which appear beginning on page A-1 of the prospectus.

APPENDIX A
PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC. This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of IREIC and its affiliates. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Post-Effectve Amendment No. 2 to Registration Statement on Form S-11 that we filed with the Securities and Exchange Commission on April 11, 2006. Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI. See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four (24) months. For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders. The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital. Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties. The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these 1031 Exchange Programs do not have investment objectives similar to ours. However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2005. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc.

Number of programs:	1 Program			1 Program

Dollar amount offered	$5,200,000	(C)		2,500,000	(A)
Dollar amount raised	4,347,968	(D)	100.00%	2,371,012	(B)	100.00%
Less offering expenses:
Syndication fees (E)	442,622		10.18	194,194		8.19
Other fees (F)	14,385		0.33	21,010		0.89
Organizational fees	—		—	—		—
Reserves (G)	38,908		0.89	76,590		0.97

Available for investment	$3,852,053		88.60%	2,079,218		89.95%

Acquisition costs:
Cash down payments	$3,201,716			1,270,577
Repayment of indebtedness	37,333			896,304
Temporary cash investments	613,004			—
Investment in securities	—			109,336
Total acquisition costs	$3,852,053			2,276,217

Percent leverage	55%			55%
Date offerings commenced		(I)			(H)
Length of offering		(I)			(H)
Months to invest 90% of amount available for investment (measured from beginning of offering)		(I)			(H)

A-2

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

	1031 Exchange Programs

Number of programs:	34 Programs

Dollar amount offered	$256,016
Dollar amount raised	255,257	100.00%
Less offering expenses:
Syndication fees (E)	18,924	7.41%
Other fees (F)	28,012	10.97%
Organizational fees	2,444	0.96%
Reserves (G)	4,048	1.59%

Available for investment	$201,828	79.07%

Acquisition costs:
Cash down payments	$201,828
Repayment of indebtedness	—
Investment in securities	—
Total acquisition costs	$201,828

Percent leverage	49%
Date offerings commenced	2002-2005
Length of offering	1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	1-14 months

A-3

TABLE I-(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)      This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.’s distribution reinvestment program.

(B)        These figures are cumulative and are as of December 31, 2005. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)        This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)       These figures are cumulative and are as of December 31, 2005. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)         Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)         Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)        Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)       On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003 (approximately fifty-eight (58) months from the commencement of the initial public offering), approximately ninety percent (90.0%) of the proceeds available for investment from the offerings were invested in real properties.

(I)            In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share. In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2005, approximately eighty-three percent (83.0%) of the proceeds available for investment from the offerings were invested in real properties.

A-4

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2005 in connection with the prior programs. Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc.		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,347,968		2,371,012		703,764

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,767		2,762		2,350
Acquisition cost and expense	5,145		10,502		925

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	315,165		645,898		233,044

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	26,085		33,624		0
Advisor asset management fee (J)	17,925		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	634		1,135		0
Acquisition costs expensed	398		0		0
Other administrative services	4,589		8,740		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		48,285
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

A-5

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (43 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2005
Dollar amount raised	$30,000		25,324		255,257

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	16,193	(C)
Other offering expenses (D)	116		230		2,491
Acquisition cost and expense	2,550	(E)	1,706	(E)	19,145	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		20,393

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	45		47		23,915
Advisor asset management fee (J)	0		0		1,710
Accounting services	53		45		0
Data processing service	23		23		0
Legal services	11		7		0
Professional services	0		0		0
Mortgage servicing fees	0		0		358
Acquisition costs expensed	0		0		0
Other administrative services	83		45		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	3,557		0		0
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

A-6

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)  The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2005 and the figures relating to cash available from operations are for the three years ending December 31, 2005. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B)   The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)   The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)  Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)   Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)   An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded four and one-half percent (4.5%) of the gross receipts from the properties managed.

(G)   See Table V and Notes thereto regarding sales and disposals of properties.

(H)  On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”). Each of these entities was merged into subsidiaries that are wholly owned by IRC. As a result of the merger, IRC is now “self-administered.”  IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)    On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. Each of these entities was merged into subsidiaries that are wholly owned by IRRETI. As a result of the merger, IRRETI is now “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks. Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)    With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period. IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

A-7

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the six years ended December 31, 2005. The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IWEST, IRRETI and the forty-three (43) 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. – offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•                  Inland Real Estate Corporation – offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

A-8

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2005	2004	2003

Gross revenues	$517,791	130,405	745
Profit on sale of properties	0	0	0
Other income (expenses)	27,320	(177)	38

Less:
Operating expenses (G)	137,454	32,522	143
Interest expense	136,817	33,175	136
Program expenses (I)	31,738	4,857	460
Depreciation & amortization	193,853	47,973	217

Net income (loss)-GAAP basis	$45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0

Cash available (deficiency) from operations	204,315	60,495	724

Cash available from investing
Payments under master leases (K)	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(1,416)	(175)	—
Advances from sponsor	(3,523)	—	1,203

Total cash available before distributions and special items	206,181	63,345	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	211,327	54,542	358
From sales	0	0	0
	211,327	54,542	358

Cash available after distributions before special items (D)	(5,146)	8,803	1,569

Special items:	0	0	0
Cash available after distributions and special items (D)	$(5,146)	8,803	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	5,146	0	0
Cash from financing activities	0	0	0

Total available cash used to partially fund distributions	$5,146	0	0

Tax data per $1,000 invested (B):	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0.64	0.66	0.15
Source (on cash basis):
Sales	0	0	0
Operations (F)	0.64	0.66	0.15

Percent of properties remaining unsold	100%	100%

A-9

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc.

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	466,021	317,828	116,011	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (E)	128,327	128,826	78,568	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	62,349	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	171,214	22,069	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	85,006	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,496	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,470	142,493	53,814	15,748	4,946	2,435

Cash available from investing Payments under master leases (G)	4,360	7,337	6,637	1,780	1,679	419	213

Cash available from financing Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(110)

Total cash available before distributions and special items	248,180	181,495	147,452	55,250	17,170	5,127	2,538

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,203)	(5,436)	3,094	1,207	(972)	1,473

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,203)	(5,436)	3,094	1,207	(972)	1,473

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,802	0	0	972	0
Cash from financing activities	0	7,203	634	0	0	0	0

Total available cash used to partially fund distributions	$0	7,203	5,436	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0.76	0.83	0.83	0.83	0.81	0.77	0.72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	0.76	0.83	0.83	0.83	0.81	0.77	0.72

Percent of properties remaining unsold	100%	100%

A-10

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(43 Programs)

	2005	2004	2003	2002

Number of programs	43	27	17	9
Gross revenues	$42,866	24,497	13,563	4,171
Profit on sale of properties	5,554	—	—	—

Less:
Operating expenses (E)	7,471	4,333	1,910	612
Interest expense	13,351	8,031	5,049	1,782
Program expenses (F)	1,521	1,203	671	174
Depreciation & amortization (C)	—	—	—	—

Net income (loss)	$26,067	10,930	5,933	1,603

Taxable income (loss) (C):	—	—	—	—

Cash available (deficiency) from operations	26,067	10,930	5,933	1,603
Cash available from sales	10,604	0	0	0
Cash available from financing	0	0	0	0
Principal payment of debt amortization	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	19,734	10,721	5,457	1,404
From sales	10,604	0	0	0
	30,338	10,721	5,457	1,404

Cash available after distributions before special items	6,263	125	404	156

Special items	0	0	0	0
Cash available after distributions and special items	$6,263	125	404	156

Tax data per $1,000 invested (C):	—	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0
Source (on cash basis):
Sales	1,156.67	0	0	0
Operations	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%	100%

A-11

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)  IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)   IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)   In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)  In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)   For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)   Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their shareholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.40	57.83	60.85	62.65	60.49	54.55	22.23
Return of Capital	23.60	42.17	39.15	37.35	39.51	45.45	77.77

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

A-12

Inland Western Retail Real Estate Trust, Inc.

	2005	2004	2003
% of Distribution Representing:
Ordinary income	54.00	55.00	0.00
Return of Capital	46.00	45.00	100.00

	100.00	100.00	100.00

(G)   Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)  Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage. In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)    Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)    From time to time, IRRETI may acquire a property that includes one or more unleased premises. In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)  From time to time, IWEST may acquire a property that includes one or more unleased premises. In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

A-13

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the six years ended prior to December 31, 2005 have sold their properties and either hold notes with respect to such sales or have liquidated. Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2005.

Program Name	Landings of Sarasota
Dollar amount raised	$11,800
Number of properties purchased	One
Date of closing of offering	07/02
Date of first sale of property	07/05
Date of final sale of property	07/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations		(A)
Recapture		(A)

Capital gain		(B)

Deferred gain:
Capital		(B)
Ordinary		(B)

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715
Operations	1,279

(A)  For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)   For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

A-14

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2005. Since January 1, 2002, programs sponsored by IREIC had six sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

A-15

TABLE V (Continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received, net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Popeye’s	06/97	04/08/03	343	0	0	0	0	343	0	346	346
IRC - Summit of Park Ridge	12/96	12/02	3,578	0	1,600	0	0	5,178	0	5,181	5,181
IRC - Eagle Country Market	11/97	12/24/03	343	0	1,450	0	0	343	0	346	346
IRC - Eagle Ridge Center	04/99	12/30/03	3,185	0	3,000	0	0	6,185	0	6,187	6,187
IRC - Zany Brainy	07/96	01/20/04	2,972	0	1,245	0	0	4,217	0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257	0	1,095	0	0	3,352	0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500	0	8,570	0	0	23,070	0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414	0	1,550	0	0	4,964	1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715	0	1,505	0	0	4,220	0	4,217	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291	0	0	0	0	291	0	3,352	3,352
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840	0	0	0	0	840	0	23,070	23,070
IRC - Walgreens Woodstock	06/98	09/22/05	1,277	0	0	0	0	1,277	0	4,217	4,217
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181	0	1,805	0	0	4,986	0	3,352	3,352
IRC - Calumet Square	06/97	11/10/05	1,878	0	1,033	0	0	2,911	0	23,070	23,070
IREX – Landing of Sarasota	08/01	07/30/05	15,461	557	7,729	0	0	7,175	8,000	11,800	19,800

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0	(E)	0	0
IRC - Eagle Country Market	1,290	0	0	(E)	0	0
IRC - Eagle Ridge Center	1,441	0	0	(E)	0	0
IRC - Zany Brainy	(190)	0	0	(E)	0	0
IRC - Prospect Heights	49	0	0	(E)	0	0
IRC - Fairview Heights	541	0	0	(E)	0	0
IRC - Prairie Square	135	0	0	(E)	0	0
IRC - Sequoia Shopping Center	54	0	0	(E)	0	0
IRC - Vacant land (Edinburgh Festival)	—	0	33		0	33
IRC - Ace Hardware (Crystal Point)	—	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	—	0	302		0	302
IRC - Calumet Square	120	0	0	(E)	0	0
IREX – Landing of Sarasota	1,279	0	0	(E)	0	0

A-16

TABLE V - (Continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)  The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2005. All sales have been made to parties unaffiliated with the partnerships.

(B)   Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)   Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)  Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)   For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

A-17

Filed pursuant to 424(b)(3)

Registration No. 333-122743

SUPPLEMENT NO. 25
DATED JUNE 13, 2006
TO THE PROSPECTUS DATED AUGUST 31, 2005
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 25 supercedes and replaces the following prior supplements to the prospectus dated August 31, 2005:  Supplement No. 22 dated May 17, 2006; Supplement No. 23 dated May 26, 2006; and Supplement No. 24 dated June 7, 2006.  This supplement updates, modifies or supercedes certain information contained in the prospectus sections as described below.  You should read this Supplement No. 25 together with our prospectus dated August 31, 2005, as supplemented by Supplement No. 13 dated January 11, 2006 and Supplement No. 21 dated April 11, 2006.  Unless otherwise defined in this Supplement No. 25, capitalized terms used in this Supplement No. 25 have the same meanings as set forth in the prospectus.

	Supplement No. 25 Page No.	Prospectus Page No.
Prospectus Summary	2	1
Risk Factors	3	17
Compensation Table	3	40
Estimated Use of Proceeds	5	51
Prior Performance of IREIC Affiliates	6	52
Principal Stockholders	30	106
Business and Policies	31	107
Management’s Discussion and Analysis of Financial Condition and Results of Operations	115	115
Description of Securities	133	121
Limitation of Liability and Indemnification of Directors and Officers	134	130
Summary of Our Organizational Documents	135	133
Plan of Distribution	136	165
Relationships and Related Transactions	137	180
Independent Registered Public Accounting Firm	140	186
Financial Statements	F-i	F-i
Prior Performance Tables	A-1	A-1

Prospectus Summary

This section supplements the discussion contained on page 2 of  our prospectus under the heading “Prospectus Summary,” which begins on page 1 of the prospectus.

Our Sponsor, Business Manager, Dealer Manager, Property Managers and The Inland Group, Inc.

Our sponsor and affiliate, Inland Real Estate Investment Corporation, or IREIC, is a subsidiary of The Inland Group, Inc.  The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate such as property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over thirty-five years.  Various affiliates of IREIC will be involved in our operations.  Our Business Manager, Inland American Business Manager & Advisor, Inc., referred to herein as our Business Manager, is a wholly owned subsidiary of IREIC.  The dealer manager of this offering is Inland Securities Corporation, which also is a wholly owned subsidiary of IREIC.  Our four property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, which we refer to collectively herein as our Property Managers, are indirect wholly owned subsidiaries of corporations currently owned by the four individuals owning substantially all of the outstanding voting stock of The Inland Group.  Inland Real Estate Acquisitions, Inc., an indirect wholly owned subsidiary of The Inland Group, will provide acquisition services to us from time to time.  Our office, as well as the executive offices of The Inland Group, our Business Manager, our Property Managers and Inland Real Estate Acquisitions, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

Our board of directors is responsible for overseeing our business.  Our board, including a majority of our independent directors, must approve certain actions.  Those matters are set forth in our Fourth Articles of Amendment and Restatement referred to herein as the “articles” or the “articles of incorporation.”  We have seven members on our board of directors, five of whom are independent of IREIC and its affiliates.  These independent directors are responsible for reviewing the performance of our Business Manager and Property Managers.  All of our directors are elected annually by our stockholders.  Although we have executive officers, we do not have any paid employees.  We will reimburse our Business Manager and Property Managers for certain expenses, described herein.

The paragraph in this subsection, which starts on page 9 in the “Prospectus Summary” section of the prospectus, has been superseded in its entirety as follows:

Distribution Policy

We have made cash distributions to our stockholders aggregating approximately $5.2 million for the period from October 1, 2005 through June 1, 2006.  The following sets forth the per share amount, record date and payment date of each distribution:

•	$.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005
•	$.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005
•	$.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006
•	$.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006
•	$.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006
•	$.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006
•	$.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006
•	$.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

Approximately $4.8 million of the $5.2 million in distributions was funded with cash provided from our operating activities.  Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

2

Risk Factors

The following risk factor, which was inserted immediately following the first risk factor appearing on page 26 in our prospectus in the “Risk Factors” section that begins on page 17 of our prospectus, is superseded as follows:

If we do not generate operating cash flow sufficient to make distributions to our stockholders, we intend to make distributions from other sources including from contributions or advances made by our sponsor.

Through January 11, 2006, we made cash distributions to our stockholders aggregating approximately $400,000.  These distributions were funded from financing proceeds including from contributions or advances made by our sponsor.  From January 12, 2006 through June 1, 2006 we made cash distributions to our stockholders aggregating approximately $4.8 million.  These distributions were funded from cash provided from our operating activities.  If we do not generate sufficient cash flow from operations to pay distributions, we expect to fund some or all of our distributions from other sources including from contributions or advances made by our sponsor.  There is no assurance that our sponsor will contribute or advance amounts needed for us to pay distributions or to maintain the same level of distributions.

Compensation Table

This section supplements the discussion contained in the prospectus under the heading “Compensation Table,” which begins on page 40 of the prospectus.  The following information is inserted immediately after the table ending on page 50 of the prospectus.

As of March 31, 2006, we had incurred $36,512,619 of offering and organization costs.  Our business manager has agreed to pay all organization and offering expenses, excluding such selling expenses, in excess of 4.5% of the gross offering proceeds.  As of March 31, 2006, these organization and offering costs did not exceed the 4.5% limitations.  We anticipate that these costs will not exceed these limitations upon completion of the offering.

Since October 4, 2004 (inception) through March 31, 2006, we have incurred the following expenses in connection with the offering and sale of our shares:

Offering Stage
Selling commissions	$22,388,787
Marketing contributions	7,784,123
Other expenses to affiliates of the business manager	384,603
Other expenses	5,955,106
Total offering stage fees and expenses:	$36,512,619

For the period ended March 31, 2006, we or MB REIT have paid or incurred the following expenses in connection with our operational stage activities:

Operational Stage
Acquisition expenses	$92,997
Acquisition fees	0
Property management fees	675,244
Oversight fees	0
Interest expense	0
Service fee associated with purchasing, selling and servicing mortgages	304,561
Ancillary services reimbursements	723,601
Business management fees	0
Incentive fees	0
Total offering stage fees and expenses:	$1,796,403

3

There have been no property dispositions by us or MB REIT; therefore, no disposition fees have been paid or incurred by us or MB REIT as of March 31, 2006.

4

Estimated Use of Proceeds

This section supplements the discussion contained in the prospectus under the heading “Estimated Use of Proceeds,” which begins on page 51 of the prospectus.

The amounts listed in the table below represent our actual use of offering proceeds as of March 31, 2006.  The organization and offering expenses may not be greater than fifteen percent (15.0%) of the “Gross Offering Proceeds.”  We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario.  In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Offering
	Amount	Percent
Gross Offering Proceeds (1)	$319,887,901	100.00%
Less Expenses:
Selling Commissions	$22,388,787	7.00%
Marketing Contribution	$7,784,123	2.40%
Due Diligence Expense Allowance	$0	0.00%
Organization and Offering Expenses(2)	$6,339,709	2.00%
TOTAL EXPENSES:	$36,512,619	11.40%
Gross Amount Available	$283,375,282	88.60%
Less:
Working Capital Reserve	$28,357	0.01%
Investment in MB REIT(3)	$151,000,564	47.20%
Investment in Marketable Securities	$35,280,853	11.00%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$97,065,508	30.30%

(1)	Gross proceeds of $319,887,901 excludes the 20,000 shares purchased by our sponsor for $200,000 preceding the commencement of our offering.
(2)

Organization and offering expenses include amounts for Securities and Exchange Commission registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses.

(3)

On October 11, 2005, we entered into a joint venture with Minto (Delaware), LLC, which owned all of the outstanding equity of Minto Builders (Florida), Inc., or MB REIT, prior to October 11, 2005. Please refer to a discussion of the MB REIT joint venture in Supplement No. 13 dated January 11, 2006 to our Prospectus dated August 31, 2005.

5

Prior Performance of IREIC Affiliates

This section updates and supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates,” which begins on page 52 of the prospectus.

Prior Investment Programs

During the ten year period ending March 31, 2006, IREIC and its affiliates have sponsored three other REITs and fifty-one (51) real estate exchange private placements, which altogether have raised more than $7,798,594,000 from over 182,300 investors.  During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, have raised approximately $7,479,008,000 from over 181,600 investors.  Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States.  Although we too may purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these private placement programs do not have investment objectives similar to ours.  However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.  Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies.  The three REITs that seek current income and capital appreciation represent approximately ninety-six percent (96.0%) of the aggregate amount raised, approximately ninety-nine percent (99.0%) of the aggregate number of investors, approximately ninety-four percent (94.0%) of properties purchased and approximately ninety-six percent (96.0%) of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We pay fees to Inland Securities and intend to pay fees to our Business Manager, Property Managers, The Inland Group and their affiliates.  We also reimburse these entities for expenses incurred in performing services on our behalf.   We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of is reallowed to its soliciting dealers.  In addition, we reimburse IREIC for costs and other expenses of the offering.  We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses.  We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis.  In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents.  Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we will pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We will generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us.  If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp.  See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates.  However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers.  For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties.  Furthermore, we intend to pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees, and property management fees.  However, because the business conducted by, and the underlying

6

investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates.  The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs.  Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance.  The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs.  Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates for the ten year period ending March 31, 2006, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus.  WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT.  ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of March 31, 2006	Inland Retail Real Estate Trust, Inc. REIT Program as of March 31, 2006	Inland Real Estate Corporation REIT Program as of March 31, 2006	Inland Real Estate Exchange Private Placement Offerings as of March 31, 2006

Number of programs sponsored	1	1	1	51
Aggregate amount raised from investors	$4,380,016,000	2,388,342,000	710,650,000	319,586,641
Approximate aggregate number of investors	116,600	58,000	7,000	776
Number of properties purchased	294	286	161	51
Aggregate cost of properties	$7,150,183,000	4,128,888,000	1,673,094,000	686,537,780
Number of mortgages/notes	6	0	0	0
Principal amount of mortgages/notes	$114,191,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	71.00%	89.00%	89.00%	33.89%
Single-user net lease	29.00%	11.00%	11.00%	14.22%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	39.84%
Industrial	0.00%	0.00%	0.00%	12.05%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	34.00%	38.00%	37.00%	32.67%
Existing construction	66.00%	62.00%	63.00%	67.33%

Number of properties sold in whole or in part	0	13	15	1

Number of properties exchanged	0	0	0	0

During the three years prior to March 31, 2006, Inland Western Retail Real Estate Trust, Inc. purchased two hundred ninety-four (294) properties, Inland Real Estate Corporation purchased twenty-two (22) commercial properties and Inland

7

Retail Real Estate Trust, Inc. purchased one hundred fifty (150) commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement.  Table VI provides more information about these acquisitions.  In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four (24) months.  We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994.  Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51,642,397 shares of common stock. In addition, as of March 31, 2006, IRC had issued 14,929,996 shares of common stock through its distribution reinvestment program and repurchased 5,256,435 shares of common stock through its share repurchase program.  As a result, IRC has realized total gross offering proceeds of approximately $710,650,000 as of March 31, 2006.  On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”.  On March 31, 2006, the closing price of the stock on the New York Stock Exchange was $16.31 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois.  IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation.  IRC also may acquire single-user retail properties throughout the United States.  As of March 31, 2006, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, a portion of which is paid monthly.

As of March 31, 2006, IRC owned one hundred forty-six (146) properties for a total investment of approximately $1,673,094,000.  These properties were purchased with proceeds received from the above described offerings of shares of its common property, sales financings and the line of credit.  As of March 31, 2006, IRC had debt of approximately $620,795,000 secured by its properties and had $125,000,000 outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, received an aggregate of 6,181,818 shares of IRC’s common stock valued at $11.00 per share, or approximately nine percent (9.0%) of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999.  Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of 213,699,534 shares of its common stock.  In addition, as of March 31, 2006, IRRETI had issued approximately 35,528,000 shares through its distribution reinvestment program, and has repurchased a total of approximately 9,093,000 shares through the share reinvestment program.  As a result, IRRETI has realized total net offering proceeds of approximately $2,388,342,000 as of March 31, 2006.  On December 29, 2004, IRRETI issued 19,700,060 shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focuses on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States.  IRRETI seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation.  As of March 31, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which is paid monthly.

As of March 31, 2006, IRRETI owned two hundred eighty-six (286) properties for a total investment of approximately $4,128,888,000.  These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit.  As of March 31, 2006, IRRETI had borrowed approximately $2,307,811,000  secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers.  As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager and advisor, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

8

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003, through a total of two public offerings, the last of which was completed in 2005. Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of 421,983,424 shares of its common stock. In addition, as of March 31, 2006, Inland Western had issued 19,046,446 shares through its distribution reinvestment program and has repurchased 2,244,647 shares through its share repurchase program.  As a result, Inland Western has realized total gross offering proceeds of approximately $4,380,016,000 as of March 31, 2006.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States.  Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation.  As of March 31, 2006, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of March 31, 2006, Inland Western owned two hundred ninety-four (294) properties for a total investment of approximately $7,150,183,000. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings.  As of March 31, 2006, Inland Western has borrowed approximately $4,047,939,000 secured by its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western through December 31, 2005.  The rate at which each company raised capital, acquired properties and generated cash from all sources determined the amount of cash available for distribution.  As described in more detail below, IREIC or its affiliates agreed to either forgo or defer all or a portion of the business management and advisory fee due them, from time to time, to increase the amount of cash available to pay distributions while the REIT continued to raise capital and acquire properties.  As described below, IREIC also advanced monies to Inland Western to pay distributions.  Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo $10,527,710 in advisor fees.  With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo $3,211,041 and defer $13,121,256 in advisor fees.  As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees.  With respect to Inland Western, since 2003, IREIC or its affiliates received $30,425,000 in advisor fees and agreed to forgo an additional $57,650,000.  During this time, IREIC also advanced funds to Inland Western to pay distributions.  In 2003 and 2004, Inland Western received $1,202,519 and $4,689,290, respectively, for an aggregate amount of $5,891,809.  As of March 31, 2006, IREIC has forgiven $2,369,139 of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements.  As of March 31, 2006, Inland Western had repaid the remaining $3,522,670.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties.  Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital.  Our Business Manager is not, however, obligated to do so and thus we may pay less in distributions or have less cash available to acquire real estate assets.  See “Risk Factors — Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation - Offering Completed 1998

	Total Distribution	Ordinary Income	Non Taxable Distribution	Capital Gain Distribution	Total Distributions per Share
	$	$*	$**	$***	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.82
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005****	64,212,187	57,502,980	—	1,364,810.95
2006	16,216,229	*****	*****	*****	.24
	477,418,901	362,178,960	90,166,194	3,513,121

*	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

9

**

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***	Represents a capital gain distribution for federal income tax purposes.
****

The December distribution declared on December 20, 2005, with a record date of January 3, 2006 and payment date of January 17, 2006, is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

*****	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year-end.

Inland Retail Real Estate Trust, Inc. - Offering Completed 2003

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution	Total Distributions per Share
	$	$*	$**		$***	$
1999	1,396,861	318,484	1,078,377		—	.49	****
2000	6,615,454	3,612,577	3,002,877		—	.77
2001	17,491,342	10,538,534	6,952,808		—	.80
2002	58,061,491	36,387,136	21,674,355		—	.82
2003	160,350,811	97,571,099	62,779,712		—	.83
2004	190,630,575	110,922,403	79,708,172		—	.83
2005	193,733,000	146,820,000	45,713,000	*	1,200,000.76		*
2006	53,953,000	53,953,000	*****		*****
	682,231,534	460,122,233	220,909,301		1,200,000

*

For the year ended December 31, 2005, we declared distributions to our shareholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

**

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***	Represents a capital gain distribution for federal income tax purposes.
****	IRRETI began paying monthly distributions in May 1999. This amount represents total distributions per share made during the period from May 1999 through December 1999.
*****	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year-end.

Inland Western Retail Real Estate Trust, Inc. - Offering Completed 2005

	Total Distributions Paid	Ordinary Income	Non Taxable Distribution	Capital Gain Distribution	Total Distributions Paid per Share
	$	$	$*	$**	$
2003	358,000	—	358,000	—	.13	***
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	70,604,000	70,604,000	****	****
	336,831,000	214,719,000	122,112,000	—

*

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

**	Represents a capital gain distribution for federal income tax purposes
***	Inland Western began paying monthly distributions in November 2003. This amount represents total distributions per share paid during the period from November 2003 through December 2003.
****	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year-end.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC.  Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date.  All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT.  The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share.  The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP.  These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.  These calculations were repeated for each month of a given year.  The cumulative compounded yield on principal as of December 31 of each year was then calculated based on the cumulative number of shares owned at the beginning of December multiplied by the annualized distribution (actual distribution per share paid in December multiplied by twelve) and divided by the dollar amount of the initial principal investment.

10

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)

1994	0.00	%(4)	N/A		N/A

1995	8.45%		N/A		N/A

1996	9.55%		N/A		N/A

1997	11.00%		N/A		N/A

1998	12.14%		N/A		N/A

1999	13.36%		7.79	%(5)	N/A

2000	14.99%		9.00%		N/A

2001	17.88%		9.92%		N/A

2002	18.35%		11.07%		N/A

2003	20.07%		12.08%		4.97	%(6)

2004	21.71%		13.18%		6.91%

2005	23.99%		14.32%		7.32%

(1)

IRC sold shares for $10.00 per share from October 1994 through March 1998. During this time, the DRP purchase price was $9.05 per share. From April 1998 through December 1998, IRC sold shares for $11.00 per share. During that time and through May 2004, the DRP purchase price was $10.50 per share. In June 2004, IRC became publicly traded. Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution. This price is calculated on a monthly basis. As of December 31, 2005, the DRP purchase price was $15.10 per share.

(2)	IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share. During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.
(3)	Inland Western commenced selling shares in September 2003 at a price of $10.00 per share. During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.
(4)

Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994. During 1995, IRC paid three quarterly distributions and, began paying monthly distributions in November 1995.

(5)	IRRETI began paying monthly distributions in June 1999. This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.
(6)

Inland Western began paying monthly distributions in November 2003. This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to maximize cash available for distributions by each REIT.  In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions.  In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced.  Had this occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through March 31, 2006, affiliates of IREIC have sponsored five hundred fourteen (514) private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes.  Of the five hundred twenty-two (522) properties purchased, ninety-three percent (93.0%) have been located in Illinois.  Approximately ninety percent (90.0%) of the funds were invested in apartment buildings, six percent (6.0%) in shopping centers, two percent (2.0%) in office buildings and two percent (2.0%) in other properties. Including sales to affiliates, four hundred seventy-eight (478) partnerships have sold their original property investments.  Officers and employees of IREIC and its affiliates invested more than $17,000,000 in these limited partnerships.

11

From April 1, 1996 through March 31, 2006, investors in these private partnerships have received total distributions in excess of $373 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in three hundred one (301) private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships.  Beginning in December 1993 and continuing into the first quarter of 1994, investors in one hundred one (101) private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six (66) apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately thirty percent (30.0%) of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT.  The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997.  In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven (27) private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart.  The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004.  As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002.  This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation.  IREX was formed to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange.  Through March 31, 2006, IREX has offered the sale of fifty-one (51) properties with a total property value of approximately $680,537,780.

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Landings Of Sarasota DBT.  Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000.  In August 2001, Inland Southern Acquisitions, Inc. contributed one hundred percent (100.0%) of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account.  The offering was completed in May 2002 when the maximum offering amount was raised.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation.  The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation.  In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account.  The offering was completed in April 2002 when the maximum offering amount was raised.

Pets Bowie Delaware Business Trust purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A.  The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender.  In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account.  The offering was completed in July 2002 when the maximum offering amount was raised.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002.  The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation.  In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment.  The offering was completed in May 2003 when the maximum offering amount was raised.

Lansing Shopping Center, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294.  The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation.  In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in September 2002 when the maximum offering amount was raised.

Inland 220 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction.  The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association.  In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit Delaware Business Trust acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002.  The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank.  In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust,

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offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment.  The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons Delaware Business Trust acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002.  The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation.  In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment.  $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in December 2003 when the maximum offering amount was raised.

Bell Plaza 1031, LLC.  Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for $1,675,000.  In October 2002, Rehab Associates XIII contributed one hundred percent (100.0%) of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in November 2002 when the maximum offering amount was raised.

Inland 210 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction.  The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc.  In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.  The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building.  Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party.  The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc.  In April 2003, Lombard C-USA, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a one percent (1.0%) tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin.  Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc.  The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $20,500,000, which consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building.  Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction.  The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc.  In June 2003, Westminster Office 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption

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of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $22,900,000, which consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa.  Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation.  The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc.  In August 2003, Davenport 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $28,200,000, which consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership.  The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company.  Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution.  In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,048,350, which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender.  In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum.  The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C.  The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company.  Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution.  In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,160,000, which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003.  The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000.  In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment.  The offering was completed in December 2003 when the maximum offering amount was raised.  Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace.  Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation.  In January 2004, Plainfield 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $24,400,000, which

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consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Plainfield 1031, L.L.C.  The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses.  The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center.  Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation.  In March 2004, Butterfield-Highland 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois  for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $8,150,000, which consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of one percent (1.0%) of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C.  The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses.  The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C.  LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property.  The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC.  In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,935,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $9,635,000, which consisted of $4,700,000 in debt assumption and $4,935,000 in equity investment.  The difference between the real estate acquisition price of $8,500,000 and the total price of $9,635,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses.  The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C.  Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer.  The L.L.C. financed its acquisition of the property with cash.  In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $3,900,000, which consisted of $1,793,630 in mortgage financing from Parkway Bank and Trust Co. and $2,106,370 in equity investment.  The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses.  The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center.  BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $13,605,000, which consisted of $6,905,000 in debt assumption and $6,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C.  The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses.  The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center.  Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party.  The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property.  In March 2004, Cross Creek 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the

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assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  As of June 30, 2004 the L.L.C. had raised $2,788,000. The total price was $12,078,762, which consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Cross Creek 1031, L.L.C.  The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses.  The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center East Syracuse, New York.  BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan and cash.  In June 2004, BJS Syracuse 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $15,850,000, which consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C.  The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses.  The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center Clay, New York.  Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party.  The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash.  In June 2004, Clay 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $7,145,000, which consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C.  The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C.  Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party.  The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc.  In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $5,975,000, which consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment.  The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store, Hobart, Indiana.  Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash.  In July 2004, Hobart 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $6,534,000, which consisted of an equity investment, one percent (1.0%) of which will be retained by Hobart 1031, L.L.C.  The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Kraft Cold Storage Facility, Mason City, Iowa.  Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party.  The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash.  In July 2004, Mason City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $11,000,000, which consisted of $5,333,000 in debt assumption and $5,667,000 in equity

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investment, one percent (1.0%) of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses.  The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York.  Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party.  The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash.  On August 30, 2004, Huntington Square 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $39,200,000, which consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Huntington Square 1031, L.L.C.  The difference between the real estate acquisition price of $34,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses.  The offering was completed in June 2005 after $19,093,129 was raised.

Best Buy Store, Reynoldsburg, Ohio.  Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $4,950,000 and cash.  In September 2005, Reynoldsburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $10,345,000, which consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C.  The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee.  Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C.  The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association.  In December 2004, Jefferson City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for $10,973,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,735,000, which consisted of $9,762,000 in debt assumption and $10,973,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Jefferson City 1031, L.L.C.  The difference between the real estate acquisition price of $17,750,000 and the total price of $20,735,000 consists of $1,300,000 acquisition fee and market value adjustment, $100,000 for a property reserve account and $1,585,000 of estimated costs and expenses.  The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts.  Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $12,063,000 and cash. In October 2004, Stoughton 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for $10,187,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $19,950,000, which consisted of $9,763,000 in debt assumption and $10,187,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of $17,650,000 and the total price of $19,950,000 consists of $775,000 acquisition fee, $100,000 for a property reserve account and $1,425,000 of estimated costs and expenses.  The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C.  Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited

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Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $1,061,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,190,000, which consisted of $1,061,000 in debt assumption and $1,129,000 in equity investment. The difference between the real estate acquisition price of $1,929,316 and the total price of $2,190,000 consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses.  The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C.  Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $770,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $1,578,000, which consisted of $770,000 in debt assumption and $808,000 in equity investment. The difference between the real estate acquisition price of $1,400,632 and the total price of $1,578,000 consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses.  The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas.  Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of $2,450,000 from Bear Stearns Commercial Mortgage, Inc., a New York corporation.  In February 2005, Chenal Commons 1031, L.L.C., began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for $7,474,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $14,290,000, which consisted of $6,740,000 in debt assumption and $7,550,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Chenal Commons 1031, L.L.C.  The difference between the real estate acquisition price of $12,251,621 and the total price of $14,290,000 consists of $700,000 acquisition fee, $320,000 for a property reserve account and $1,018,379 of estimated costs and expenses.  The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois.  Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for one hundred percent (100.0%) of the beneficial interests in the trust.  The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for $21,450,000, a junior loan in the amount of $7,800,000 from Bear Stearns Commercial Mortgage, Inc.  In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust.  The property is located at 2200 and 2222 Kensington Court, Oak Brook for $23,382,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $44,950,000, which consisted of $21,450,000 in debt assumption and $23,500,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C.  The difference between the real estate acquisition price of $40,204,356 and the total price of $44,950,000 consists of $1,800,000 acquisition fee, $400,000 for a property reserve account, and $2,545,644 of estimated costs and expenses.  The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio.  Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47,800,000 from an unrelated third party, BISYS Crossings I LLC.  The L.L.C. financed its acquisition of the property with cash.  On May 12, 2005, placed a first mortgage and note for $30,245,000, a junior loan in the amount of $8,000,000 from LaSalle Mortgage, Inc.  In June 2005 Columbus 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for $22,997,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $53,475,000, which consisted of $30,245,000 in debt assumption and $23,230,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Columbus 1031, L.L.C.  The difference between the real estate acquisition price of $47,800,000 and the total price of $53,475,000 consists of $2,390,000 acquisition fee, $500,000 for a property reserve account, and $2,785,000

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of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C.  Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of $2,421,465 from Parkway Bank & Trust Co.  Simultaneous with the closing, the loan was paid down to $1,845,000.  In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $3,765,000, which consisted of $1,845,000 in debt assumption and $1,920,000 in equity investment. The difference between the real estate acquisition price of $3,228,621 and the total price of $3,765,000 consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C.  Taunton Broadway Exchange, L.L.C., a Delaware limited liability company purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of $3,150,000.  On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $1,737,000.  In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $3,685,000, which consisted of $1,737,000 in debt assumption and $1,948,000 in equity investment. The difference between the real estate acquisition price of $3,150,000 and the total price of $3,685,000 consists of $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

Wilmington 1031, L.L.C.  Wilmington Exchange, L.L.C., a Delaware limited liability company purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of $4,240,000.  On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,335,000 the proceeds of which were used to reimburse IREX for its cash contribution to acquire the Property.  In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,830,000, which consisted of $2,335,000 in debt assumption and $2,495,000 in equity investment. The difference between the real estate acquisition price of $4,240,000 and the total price of $4,830,000 consists of $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C.  Wood Dale Exchange, L.L.C., a Delaware limited liability company purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the Property, the LLC received a credit for the Market Day security deposit in the amount of $104,817.50.  The amount was deposited with the Manager to hold in escrow and disburse in accordance with the terms of the Market Day Lease.  The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191.  The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of $3,712,500.  In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for $3,787,500 in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $7,500,000, which consisted of $3,712,500 in debt assumption and $3,787,500 in equity investment. The difference between the real estate acquisition price of $6,780,000 and the total price of $7,500,000 consists of $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

Cincinnati Eastgate 1031, L.L.C.  Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for $5,268,965 from an unrelated third party, La Place Center limited Partnership.  The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2,900,000 from Bear Stearns Commercial mortgage, Inc.  In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for $3,082,000.  Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C., if not already sold, will offer ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for $3,177,900 in cash plus the assumption of the existing

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indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $6,110,000 which consisted of $2,900,000 in debt assumption and $3,210,000 in equity investment, of which one percent (1.0%) was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C.  The difference between the real estate acquisition price of $5,268,965 and the total price of $6,110,000 consists of $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses.  The offering was completed in March 2006 with the maximum offering amount raised.

Norcross 1031, L.L.C.  Norcross Exchange, L.L.C., a Delaware limited liability company purchased the property on October 13, 2004 from  Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of $5,025,000.  On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $2,575,000.  In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $5,575,000, which consisted of $2,575,000 in debt assumption and $3,000,000 in equity investment. The difference between the real estate acquisition price of $5,025,000 and the total price of $5,575,000 consists of $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C.  Martinsville Exchange, L.L.C., a Delaware limited liability company purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for $4,071,428. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of $1,946,428 and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,125,000.  In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,485,000, which consisted of $2,125,000 in debt assumption and $2,360,000 in equity investment. The difference between the real estate acquisition price of $4,071,428 and the total price of $4,485,000 consists of $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building.  Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage , on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC.  The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of $20,850,000 and a B note for $5,212,000 from Bear Stearns Commercial mortgage, Inc.  In November 2005 Indiana Office 1031, L.L.C., offered ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the property for $18,200,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $39,050,000 which consisted of $20,850,000 in debt assumption and $18,200,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Indiana Office 1031, L.L.C.  The difference between the real estate acquisition price of $34,750,000 and the total price of $39,050,000 consists of $1,950,000 acquisition fee, $450,000 for a property reserve account, and $2,150,000 of estimated costs and expenses.  The offering was completed in March 2006 with the maximum offering amount raised.

Yorkville Medical Center.  Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October  12, 2005 for $7,475,000 from an unrelated third party, HD Partners XXIII , LLC, a Delaware limited liability company . The L.L.C. funded its acquisition of the property with cash.  In December 2005 Yorkville 1031, L.L.C. offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $8,910,000 which consists of $8,910,000 of equity investment, one percent (1.0%) to be retained by Yorkville 1031, L.L.C.  The difference between the real estate acquisition price of $7,475,000 and the total price of $8,910,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $985,000 of estimated costs and expenses.  The offering was completed in March 2006 with the maximum offering amount raised.

Anthem Healthcare Office Building, Louisville, KY. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC.  The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of $26,580,000 from Bear Stearns Commercial Mortgage, Inc.  In January 2006 Louisville 1031, L.L.C. , offered ninety-nine percent (99.0%) of the

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undivided tenant in common interests in the property for $18,641,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $45,410,000 which consisted of $26,580,000 in debt assumption and $18,830,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Louisville 1031, L.L.C.  The difference between the real estate acquisition price of $41,344,176 and the total price of $45,410,000 consists of $1,500,000 acquisition fee, $200,000 for a property reserve account, and $2,365,824 of estimated costs and expenses.  The offering has no investors as of March 31, 2006.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for $2,630,138 from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana.  The building was constructed in 1998 and is currently 100% leased and occupied.  The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of $2,630,000.   On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1,600,000, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced.  The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange.  The price was $2,987,500, which consisted of $1,600,000 in debt assumptions and $1,387,500 in equity investment. The difference between the real estate acquisition price of $2,630,000 and the total price of $2,987,500 consists of $100,000 acquisition fee and $257,362 of estimated costs and expenses.  The offering was completed in March 2006 with the maximum offering amount raised.

Innsbrooke Town Square Shopping  Center, Murfreesboro, TN. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land upon which is located multi-tenant retail shopping center currently 87.34% leased and occupied for $12,500,000 in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee. Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC Interest in the Property for a total of $7,113,150 in cash plus the assumption of the existing indebtedness. The difference between the real estate acquisition price of $12,500,000 and the total price of $14,685,000 consists of $625,000 acquisition fee, $425,000 for a property reserve account, and $1,135,000 of estimated costs and expenses.  The Seller obtained permanent financing from the Lender in the amount of $7,500,000 evidenced by a Promissory Note and secured by a first-lien Deed of Trust. The offering has no investors as of March 31, 2006.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for $3,114,862 from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green Boulevard, Aurora, Dearborn County, Indiana.  The building was constructed in 1998 and is currently 100% leased and occupied.  The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of $3,125,000.   On February 6, 2006, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1,900,000, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced.  The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange.  The price was $3,640,000, which consisted of $1,900,000 in debt assumptions and $1,740,000 in equity investment. The difference between the real estate acquisition price of $3,114,862 and the total price of $3,640,000 consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses.  The offering has no investors as of March 31, 2006.

Craig Crossing Shopping Center, McKinney, TX. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land upon which is located an multi-tenant retail shopping center currently 100% leased by 17 tenants, on October 6, 2005 for $27,682,348 from an unrelated third party, SPC McKinney Retail, Ltd.  The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of $16,600 LaSalle National Bank.  In March 2006 Craig Crossing 1031, L.L.C. , offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the property for $13,889,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $30,630,000 which consisted of $16,600,000 in debt assumption and $14,030,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Craig Crossing 1031, L.L.C.  The difference between the real estate acquisition price

22

of $27,682,348 and the total price of $30,630,000 consists of $700,000 acquisition fee, $250,000 for a property reserve account, and $1,997,652 of estimated costs and expenses. The offering has no investors as of March 31, 2006.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota	Sentry Office Building	Pets Bowie	1031 Chattanooga	Lansing Shopping Center	Inland 220 Celebration Place
	DBT	DBT	DBT	DBT	DBT	DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit	Broadway Commons	Bell Plaza	Inland 210 Celebration Place	CompUSA Retail Building	Janesville Deere Distribution Facility
	DBT	DBT	1031 LLC	DBT	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

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Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

	Fleet Office Building	Davenport Deere Distribution Facility	Grand Chute	Macon Office	White Settlement Road Investment	Plainfield Marketplace
	1031 LLC	1031 LLC	DST	DST	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center	Long Run	Forestville	Bed, Bath & Beyond	Cross Creek Commons	BJ’s Shopping Center
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

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	Barnes & Noble Retail Center	Port Richey	Walgreens Store Hobart	Kraft Cold Storage Facility	Huntington Square Plaza	Best Buy Store Reynoldsburg
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

25

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	N/A	N/A	4.50%	3.0%	3.0%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A

	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	N/A	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Yorkville Medical	Anthem Healthcare	Louisville	Madison
	Center	Office Building	1031	1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.41%	Up to 8.27%	Up to 8.05%

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Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.91%	0.77%	0.55%

Mortgage Broker Fee (2)	0.00%	0.00%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	4.68%	3.63%	3.80%

Bridge Financing Fees	0.63%	0.63%	0.17%	0.17%

Total Load(4)	14.98%	14.98%	20.53%	25.76%

Asset Management Fees(5)	0.96%	0.96%	0.06%	0.60%

Property Management Fees(6)	3.0%	3.0%	4.5%	N/A %

Backend Sales Commission	N/A	N/A	3.00	3.00

	Murfreesboro	Aurora	Craig Crossing
	1031	1031	1031
Commissions & Fees(1)	Up to 8.63%	Up to 8.16%	Up to 8.53%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%

Offering & Organization	1.13%	0.66%	1.03%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	4.82%	2.53%

Bridge Financing Fees	0.26%	0.17%	0.28%

Total Load(4)	24.50%	27.31%	19.23%

Asset Management Fees(5)	0.08%	0.57%	0.05%

Property Management Fees(6)	5.00%	N/A %	5.00%

Backend Sales Commission	3.00%	3.00%	3.00%

(1)	Commissions and fees are calculated as a percentage of the equity portion of each transaction.
(2)	The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

27

(3)          Acquisition Fee & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)          The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5)          Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent.  As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6)          Property Management Fees are calculated as a percentage of Gross Income from the property.

(7)          Refinancing Fees equal to 1% of the new mortgage

(8)          Backend Sales Commission equal to 3% of the sales price or the then current market rate, which ever is greater.  In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by one-eighth of one percent (0.125%) then divided by twelve (12).  This figure, however, shall never exceed $10,000 nor be less than $1,200 monthly.

Termination Fees:

Master Lease:  8.333% of the last twelve (12) months of net operating income less rent payments for the same twelve (12) months multiplied by the number of months remaining on the then-current term of the Master Lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through March 31, 2006:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2006 Annual Distribution	2005 Annual Distribution	2004 Annual Distribution
		($)		($)	(%)	(%)	(%)
Landings of Sarasota DBT(1)	9	4,000,000	May-02	8,381,766	N/A	8.57	8.39
Sentry Office Building DBT	7	3,500,000	Apr-02	1,565,139	13.43	9.79	9.25
Pets Bowie DBT	7	2,600,000	Jul-02	883,965	9.29	9.24	9.12
1031 Chattanooga DBT	9	1,900,000	May-03	605,328	8.26	8.26	8.26
Lansing Shopping Center DBT	5	5,000,000	Sep-02	1,565,985	9.07	9.01	8.96
Inland 220 Celebration Place DBT	35	15,800,000	Sep-03	4,635,713	8.89	8.89	8.10
Taunton Circuit DBT	1	3,750,000	Sep-02	1,093,648	8.31	8.31	8.31
Broadway Commons DBT	32	8,400,000	Dec-03	3,856,966	10.18	8.31	8.26
Bell Plaza 1031, LLC	1	890,000	Nov-02	467,279	17.33	12.3	16.05
Inland 210 Celebration Place DBT	1	6,300,000	Jan-03	1,694,183	8.90	8.23	8.23
CompUSA Retail Building, LLC	11	3,950,000	Feb-04	872,018	8.39	8.17	8.17
Janesville Deere Distribution Facility 1031, LLC	28	10,050,000	Jan-04	1,869,993	7.75	7.62	7.35
Fleet Office Building 1031, LLC	30	10,000,000	Jan-04	1,867,074	8.52	8.08	7.19
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	Apr-04	2,588,212	7.36	7.36	7.36
Grand Chute DST	29	6,370,000	Mar-04	1,268,399	8.52	8.51	8.49
Macon Office DST	29	6,600,000	Mar-04	1,237,313	8.20	8.2	8.20
White Settlement Road Investment, LLC	1	1,420,000	Dec-03	272,777	8.34	8.34	8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	Jun-04	1,727,926	7.21	7.13	7.09
Pier 1 Retail Center 1031, LLC	22	4,300,000	Jun-04	577,601	7.43	7.44	7.20
Long Run 1031, LLC	1	4,935,000	May-04	1,264,885	N/A	8.47	9.42
Forestville 1031, LLC	1	3,900,000	May-04	511,173	7.55	6.98	7.55
Bed, Bath & Beyond 1031, LLC	20	6,633,000	Oct-04	797,833	7.51	7.55	7.58
Cross Creek Commons 1031, LLC	26	6,930,000	Aug-04	878,987	7.34	7.31	7.30
BJ’s Shopping Center 1031, LLC	22	8,365,000	Jan-05	963,519	7.86	7.68	7.69
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	Feb-05	369,768	6.67	6.69	6.65
Port Richey 1031, LLC	1	3,075,000	Jul-04	477,404	9.50	9.3	9.24
Walgreen Store Hobart 1031, LLC	24	6,534,000	Feb-05	3,842,926	6.91	6.44	5.78
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	Dec-04	553,738	7.00	7	7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	Jun-05	1,409,697	6.47	6.5	6.48

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Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	Feb-05	435,037	6.73	6.75	6.73
Jefferson City 1031, LLC	28	10,973,000	Apr-05	883,138	7.96	7.99	N/A
Stoughton 1031, LLC	27	19,950,000	May-05	743,197	6.66	6.67	6.66
Indianapolis Entertainment 1031, LLC	1	2,190,000	Nov-04	108,886	7.15	7.13	7.15
Mobile Entertainment 1031, LLC	1	1,578,000	Nov-04	78,004	7.16	7.14	7.16
Chenal Commons 1031, LLC	19	14,346,000	Jun-05	546,229	7.51	8	N/A
Oak Brook Kensington 1031, LLC	60	23,500,000	Oct-05	1,347,540	7.09	7.28	N/A
Columbus 1031, LLC	38	23,230,000	Oct-05	952,436	7.87	7.93	N/A
Edmond 1031, LLC	1	1,920,000	May-05	128,601	7.96	7.73	N/A
Taunton Broadway 1031, LLC	1	1,948,000	Aug-05	88,911	7.79	7.47	N/A
Wilmington 1031, LLC	1	2,495,000	Sep-05	88,890	7.09	7.11	N/A
Wood Dale 1031, LLC	16	3,787,500	Oct-05	121,011	6.82	6.78	N/A
Cincinnati Eastgate 1031, LLC	11	3,210,000	*	38,289	7.00	N/A	N/A
Norcross 1031, LLC	1	3,000,000	Nov-05	81,077	6.90	6.86	N/A
Martinsville 1031, LLC	1	2,360,000	Dec-05	44,477	6.74	N/A	N/A
Yorkville 1031, LLC	21	8,910,000	*	11,455	5.77	N/A	N/A
Indiana Office 1031, LLC	35	18,200,000	Mar-06	346,904	7.62	N/A	N/A
Aurora 1031, LLC	0	1,740,000	Mar-06	—	—	—	—
Louisville 1031, LLC	0	18,830,000	May-06	—	N/A	—	—
Madison, LLC	1	1,472,000	*	—	6.70	—	—
Murfreesboro, LLC	0	7,185,000	*	—	—	—	—
Craig Crossing, LLC	0	14,030,000	*	—	N/A	N/A	—
		$412,706,500		$54,145,297

*                 Offering was not complete as of March 31, 2006.

(1)          This property was sold in July 2005.

29

Principal Stockholders

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 106 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons that beneficially own more than 5.0% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group.  All information is as of June 1, 2006.  Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty (60) days after the date of this table.  Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
J. Michael Borden, Independent Director	1,000	(2)	*
Brenda G. Gujral, Director and President	2,200		*
David Mahon, Independent Director	1,000	(2)	*
Thomas F. Meagher, Independent Director	6,000	(2)	*
Robert D. Parks, Director and Chairman of the Board	-		-
Paula Saban, Independent Director	1,000	(2)	*
William J. Wierzbicki, Independent Director	1,000	(2)	*
Roberta S. Matlin, Vice President — Administration	128.4569		*
Lori J. Foust, Treasurer	-		-
Scott W. Wilton, Secretary	-		-
All Directors and Officers as a group (ten persons)	12,328.4569		*

*              Less than one percent (1.0%)

(1)          The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)          Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan.  Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

30

Business and Policies

This section supplements the discussion continued in our prospectus under the heading “Business and Policies - Joint Ventures and Other Co-Ownership Arrangements” which begins on page 109.

We are superceding the following information previously reported in Supplement No. 13 dated January 11, 2006 on page 32 paragraph one to read as follows:

Joint Ventures and Other Co-Ownership Arrangements

On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc. referred to herein as MD, which owned all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, we agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT.  MD presently has $294 million of equity in MB REIT.  A total of $264 million of this equity is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million.  We were required to purchase $150 million of common stock of MB REIT by December 31, 2005, purchase an additional $150 million of common stock of MB REIT by March 31, 2006 and purchase the remaining $976 million by December 31, 2006.  As of March 31, 2006, Inland Western had acquired approximately $264 million of series C preferred stock and we have acquired approximately $151 million of common stock.  We did not make the required contribution of $300 million due on March 31, 2006, however, the contribution obligation was met to the MB REIT based on combined contributions made as of March 31, 2006 by Inland Western and us.  There is no assurance that we will be able to make the full contribution that is due by December 31, 2006.

Distributions

The paragraphs in this subsection, which begins on page 114 of the prospectus, have been superseded in their entirety as follows:

We have made cash distributions to our stockholders aggregating approximately $5.2 million for the period from October 1, 2005 through June 1, 2006.  The following sets forth the per share amount, record date and payment date of each distribution:

•       $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005

•       $.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005

•       $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006

•       $.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006

•       $.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006

•       $.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006

•       $.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006

•       $.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

Approximately $4.8 million of the $5.2 million of the distributions were paid with cash provided from our operating activities.  Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies — Joint Ventures and Other Co-Ownership Arrangements,” appearing on page 109 of the prospectus, as previously supplemented by Supplement No. 13, and is inserted at the end of such discussion.

MB REIT Distributions

On February 9, 2006, MB REIT declared a cash distribution of $1.8 million paid to all common stockholders of record at the close of business on February 9, 2006.  As of this date, the Company owned approximately 70% of the outstanding common stock of MB REIT and received a total of approximately $1,273,570 of this distribution.

31

On March 2, 2006, MB REIT declared a cash distribution of $500,000 paid to all common stockholders of record at the close of business on March 2, 2006.  As of this date, the Company owned approximately 70% of the outstanding common stock of MB REIT and received a total of approximately $353,770 of this distribution.

On May 15, 2006, MB REIT declared a cash distribution of $2 million paid to all common stockholders of record at the close of business on May 15, 2006.  As of this date, the company owned approximately 84% of the outstanding common stock of MB REIT and received a total of approximately $1,674,541 of this distribution.

On May 31, 2006, MB REIT declared a cash distribution of $300,000 paid to all common stockholders of record at the close of business on May 31, 2006.  As of this date, the Company owned approximately 84% of the outstanding common stock of MB REIT and received a total of approximately $251,181.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies,” which begins on page 107 of the prospectus.  A new subsection titled “Description of Real Estate Assets” has been added by Supplement No. 13 after the discussion of “Other Policies,” which ends on page 114 of the prospectus.

Description of Real Estate Assets

Property Transactions — Probable Acquisitions

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, has identified the following properties as probable acquisitions:

Brooks Corner; San Antonio, Texas

MB REIT anticipates purchasing a fee simple interest in an newly constructed shopping center known as Brooks Corner which contains approximately 166,205 gross leasable square feet.  The center is located at the intersection of Goliad Road and SE Military Road in San Antonio, Texas.  This property is located in the San Antonio primary trade area and competes with at least five other retail centers within this trade area for sales, tenants or both.

MB REIT anticipates purchasing this property from an unaffiliated third party, Brooks Corner Phase Two, L.P., for approximately $30.4 million.  MB REIT anticipates purchasing this property for cash and may later borrow monies using this property as collateral.

If this property is acquired, MB REIT does not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Two tenants, Ross Dress for Less and Conns, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Ross Dress for Less	30,105	18	9.00	01/06	01/16

Conns	30,000	18	9.00	01/06	12/16

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $111,226.  The real estate taxes payable were calculated by multiplying Brooks Corner’s assessed value by a tax rate of 3.0%.

32

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $22.8 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Brooks Corner was built between 2005 and 2006.  As of June 1, 2006, this property was eighty-nine percent (89%) occupied, with a total of approximately 147,427 square feet leased to nineteen (19) tenants.  The following tables set forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Quiznos	1,700	07/10	2/5 yr.	40,800	24.00
Rapid Tax	1,200	07/10	1/5 yr.	28,800	24.00
Quarry Nails	1,500	08/10	1/5 yr.	33,000	22.00
Check ‘N Go	1,600	08/10	1/5 yr.	35,200	22.00
Dots	4,250	11/10	3/5 yr.	72,250	17.00
Fashion Bug	6,500	12/10	2/5 yr.	110,500	17.00
Sprint	2,800	01/11	2/5 yr.	67,200	24.00
Mattress Firm	6,000	01/11	2/5 yr.	126,000	21.00
Kirklands Home	6,500	01/11	3/5 yr.	113,750	17.50
Inksell.com	1,752	01/11	2/5 yr.	45,552	26.00
Dollar Tree	12,000	01/11	3/5 yr.	102,000	8.50
Sally Beauty Supply	1,548	02/11	2/5 yr.	30,966	20.00
Catherines	4,250	02/11	2/5 yr.	72,250	17.00
Kids Outlet	4,000	03/11	2/5 yr.	74,000	18.50
Johnny Carino’s Italian Restaurant	6,722	02/15	4/5 yr.	72,000	10.71
Peter Piper Pizza	10,000	08/15	2/5 yr.	160,000	16.00
Petco	15,000	01/16	4/5 yr.	191,250	12.75
Ross Dress for Less	30,105	01/16	5/5 yr.	271,683	9.00
Conns	30,000	12/16	4/5 yr.	270,000	9.00

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	-	-	-	-	1,916,464	-
2007	-	-	-	-	1,916,464	-
2008	-	-	-	-	1,920,314	-
2009	-	-	-	-	1,920,314	-
2010	6	16,750	324,400	16.74%	1,937,514	19.37
2011	8	38,850	631,719	38.98%	1,620,614	16.26
2012	-	-	-	-	988,895	-
2013	-	-	-	-	988,895	-
2014	-	-	-	-	988,895	-
2015	2	16,722	249,200	25.20%	988,895	14.90

The table below sets forth certain information with respect to the occupancy rate at Brooks Corner expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	20%	16.51

33

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.

Plaza at Eagles Landing; Stockbridge, Georgia

MB REIT anticipates purchasing a fee simple interest in a new construction shopping center known as Plaza at Eagles Landing containing approximately 33,265 gross leasable square feet. The center is located at 1060 Eagles Landing Parkway in Stockbridge, Georgia.  This property is located in the Atlanta retail market and Forest Park/Jonesboro/Clayton retail submarket and is considered to have a primary trade area of approximately three to five miles. This property competes with at least six (6) other retail centers within its submarket.

MB REIT anticipates purchasing this property from an unaffiliated third party, The Eagle Soars, LLC, for approximately $9.7 million.  MB REIT anticipates purchasing this property for cash and may later borrow monies using this property as collateral.

If this property is acquired, MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance when purchased.

One tenant, Walgreens, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreens	14,820	45	20.45	04/06	03/81

The Walgreens lease also contains an exclusivity provision in favor of the tenant and restricts the lessor from leasing to a restaurant, except for a coffee shop, fast food restaurant or other restaurant that generates less than 20% of its total revenue from the sale of alcoholic beverages and is located within the western-most 3,500 square feet of space identified as “shops” on the site plan.

Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $26,637.  The real estate taxes payable were calculated by multiplying Plaza at Eagles Landing’s assessed value by a tax rate of 4.289%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $7.2 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Plaza at Eagles Landing was built in 2005.  As of June 1, 2006, this property was one-hundred percent (100%) occupied, with a total of approximately 33,265 square feet leased to 11 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Kiss My Tiara	1,400	02/11	-	28,000	20.00
Kiss My Tiara Home Décor	1,600	02/11	2/5 yr.	28,800	18.00
Rex Florist	2,000	03/11	2/5 yr.	40,000	20.00
All About Cookies & More	1,680	03/11	2/5 yr.	31,080	18.50
Phancy Pheasant	1,200	03/11	2/5 yr.	21,600	18.00
Tanning Salon	2,420	03/11	2/5 yr.	43,560	18.00
Preston Hair Salon	2,500	04/11	2/5 yr.	47,500	19.00
Preston Kids Studio	1,500	04/11	2/5 yr.	27,000	18.00

34

Starbucks	1,645	09/15		4/5 yr.	60,865	37.00
Moe’s Southwest Grill	2,500	04/16		2/5 yr.	72,500	29.00
Walgreens	14,820	03/81	*	-	303,000	20.45

*Walgreens has the option to terminate its lease as of March 31, 2031 upon giving 6 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 6 months notice to the lessor.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	-	-	-	703.905	-
2007	0	-	-	-	714.106	-
2008	0	-	-	-	724.612	-
2009	0	-	-	-	735.433	-
2010	0	-	-	-	746.580	-
2011	8	14,300	310,149	40.91%	758,061	21.69
2012	0	-	-	-	450,433	-
2013	0	-	-	-	453,030	-
2014	0	-	-	-	455,705	-
2015	1	1,645	60,865	13.28%	458,460	37.00

The table below sets forth certain information with respect to the occupancy rate at Plaza at Eagles Landing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	5%	37.00

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

CyFair Town Center; Cypress, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as CyFair Town Center, containing approximately 51,592 of gross leasable square feet.  The center is located at 17445 Spring Cypress in Cypress, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 46 Hwy 290 - Spring Cypress L. P., with their own funds of approximately $9.7 million and the assumption of a mortgage loan in the amount of approximately $5.9 million at closing.  The loan requires month principal and interest payments at an annual interest rate of 4.83% and matures in December 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

None of the tenants lease more than 10% of the total gross leasable area of the property.

35

If acquired, real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $153,000.  The real estate taxes payable were calculated by multiplying CyFair Town Center’s assessed value by a tax rate of 2.611%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $11.7 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

CyFair Town Center was built in 2003.  As of June 1, 2006, this property was one hundred percent (100%) occupied, with approximately 51,592 square feet leased to twenty-six (26) tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Pizza Hut	1,610	09/08	2/5 yr.	30,590	19.00
Subway	1,540	10/08	1/5 yr.	30,800	20.00
TGF Haircutters	1,400	10/08	—	29,400	21.00
The UPS Store	1,364	11/08	1/5 yr.	25,916	19.00
Strong Vision Center	1,750	11/08	1/5 yr.	33,250	19.00
Nationwide Insurance	1,050	11/08	—	21,000	20.00
Under the Sun	1,750	01/09	—	35,000	20.00
Galaxy Health Care Centers	3,150	02/09	—	63,000	20.00
Cypress Rosehill Medical Clinic	2,100	03/09	—	42,000	20.00
Vikie Lynn’s	1,400	04/09	—	26,600	19.00
Bella DeCor	1,436	06/09	—	28,716	20.00
Hintze Dance Center	2,810	07/09	1/5 yr.	53,390	19.00
Paper Daisy	1,200	08/09	1/5 yr.	24,000	20.00
The Great Frame Up	1,800	08/09	1/5 yr.	36,000	20.00
Universal Land Title of Texas	1,200	10/09	—	25,488	21.24
ShoeStrings Children’s Boutique	1,400	10/09	1/5 yr.	28,000	20.00
Texas One Community Credit Union	1,400	10/09	—	33,600	24.00
Cold Stone Creamery	1,400	11/09	1/5 yr.	33,600	24.00
Classic Hair	1,750	11/09	1/5 yr.	35,000	20.00
Wireless Choice	983	02/10	23,592	24.00
La Maria Mexican Restaurant	4,200	11/10	—	75,600	18.00
Unique Nails & Day Spa	2,100	11/13	2/5 yr.	42,000	20.00
Gary Pillers, DDS	2,450	12/13	2/5 yr.	49,000	20.00
Gateway Global	2,800	12/13	2/5 yr.	50,400	18.00
Green Garden Chinese Restaurant	3,477	07/14	1/5 yr.	59,109	17.00
Washington Mutual Bank	4,072	08/23	4/5 yr.	85,000	20.87

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,032,602	—
2007	—	—	—	—	1,044,162	—
2008	6	8,714	177,570	16.90%	1,050,745	20.38
2009	13	22,796	474,214	53.24%	890,629	20.80
2010	2	5,183	100,175	24.06%	416,415	19.33
2011	—	—	—	—	316,240	—

36

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2012	—	—	—	—	316,240	—
2013	3	7,350	161,700	49.56%	326,240	22.00
2014	1	3,477	69,540	42.26%	164,540	20.00
2015	—	—	—	—	95,000	—

The table below sets forth certain information with respect to the occupancy rate at CyFair Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	19.83
2004	98%	19.68

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Eldridge Lakes Town Center; Houston, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Eldridge Lakes Town Center, containing approximately 54,980 gross leasable square feet.  The center is located at 6340 North Eldridge Parkway in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 41A Eldridge Lakes II, L.P., with their own funds of approximately $8.7 million and the assumption of a mortgage loan in the amount of approximately $7.8 million at closing.  The loan requires monthly principal and interest payments at an annual interest rate of 4.88% and matures in December 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Three tenants, Walgreen’s, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreen’s	14,820	27	20.85	10/04	09/79

Dollar Hut	6,000	11	16.00	12/03	11/08
			17.60	12/08	11/13

Pizza Factory	5,710	10	18.42	12/04	12/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $165,000.  The real estate taxes payable were calculated by multiplying Eldridge Lakes Town Center’s assessed value by a tax rate of 3.361%.

37

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $12.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eldridge Lakes Town Center was built in 2004.  As of June 1, 2006, this property was one hundred percent (100%) occupied, with approximately 54,980 square feet leased to nineteen (19) tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

Cosmic Copies & Mail	1,400	12/08	—	26,600	19.00
TGF Haircutters	1,330	01/09	1/5 yr.	29,050	20.75
Spectrum Eye Care	1,400	01/09	1/5 yr.	26,950	19.25
Subway	1,400	01/09	1/5 yr.	26,880	19.20
One Stop Cellular & Satellite	1,300	04/09	1/5 yr.	25,025	19.25
Burning Desires Candle	2,000	06/09	—	37,200	18.60
The Midas Real Estate Group	1,400	06/09	1/5 yr.	25,480	18.20
The Great Frame Up	1,600	08/09	1/5 yr.	28,800	18.00
Marble Slab Creamery	1,300	09/09	2/5 yr.	24,050	18.50
Pizza Factory	5,710	12/09	2/5 yr.	105,178	18.42
H & R Block	1,300	04/10	—	24,700	19.00
Olund Enterprises	1,350	10/10	—	24,300	18.00
Dollar Hut	6,000	11/13	2/5 yr.	96,000	16.00
Vogue Cleaners & Alterations	1,750	12/13	2/5 yr.	33,250	19.00
Image Nails & Facial	1,470	01/14	1/5 yr.	27,342	18.60
Chinois Orient Bistro	3,000	02/14	—	54,000	18.00
True Care Dental	1,750	07/14	2/5 yr.	30,450	17.40
Bank of America	4,700	11/18	4/5 yr.	175,000	37.23
Walgreen’s	14,820	09/79	—	309,000	20.85

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,134,005	—
2007	—	—	—	—	1,135,605	—
2008	1	1,400	27,650	2.38%	1,162,705	19.75
2009	9	17,510	308,456	26.83%	1,149,636	17.62
2010	2	2,650	49,000	5.99%	817,822	18.49
2011	—	—	—	—	768,822	—
2012	—	—	—	—	768,822	—
2013	2	7,750	142,175	18.04%	788,073	18.35
2014	3	6,220	125,148	19.38%	645,897	20.12
2015	—	—	—	—	520,750	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Lakes Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	20.61
2004	98%	20.60

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Sherman Town Center; Sherman, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Sherman Town Center, containing approximately 378,659 gross leasable square feet (excluding ground lease space).  The center is located at Highway 75 North in Sherman, Texas.  This property competes with four (4) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 60 Hwy 75 - Loy Lake, L.P., with their own funds of approximately $20.3 million and the assumption of a mortgage loan in the amount of approximately $38.9 million at closing.  The loan requires monthly principal and interest payments at an annual interest rate of 4.95% and matures in July 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Three tenants, Belk, Hobby Lobby and Cinemark USA, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Belk	73,777	19	3.25	03/04	01/10
			3.75	02/10	01/15
			4.25	02/15	01/20
			4.75	02/20	03/24

Hobby Lobby	65,000	17	7.25	04/04	04/09
			7.75	05/09	04/14
			8.25	05/14	04/19

Cinemark USA	38,597	10	14.50	12/03	12/23

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $892,000.  The real estate taxes payable were calculated by multiplying Sherman Town Center’s assessed value by a tax rate of 2.707%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $44.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Sherman Town Center was built in 2002.  As of June 1, 2006, this property was one hundred percent (100%) occupied, with approximately 378,659 square feet (excluding ground lease space) leased to thirty-three (33) tenants (including one ground lease tenant).  The following table sets forth certain information with respect to those leases:

39

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Payless ShoeSource	2,934	03/09	2/5 yr.	52,812	18.00
Eyemart Express	4,000	04/09	2/5 yr.	73,000	18.25
The Dress Barn	7,700	06/09	3/5 yr.	107,800	14.00
Cold Stone Creamery	1,400	08/09	1/5 yr.	28,700	20.50
Sprint PCS	3,000	09/09	2/5 yr.	60,000	20.00
Nail Works	1,400	09/09	—	30,100	21.50
Gamestop	1,400	09/09	1/5 yr.	28,000	20.00
Lane Bryant	4,080	09/09	2/5 yr.	65,280	16.00
Sport Clips	1,400	11/09	1/5 yr.	28,000	20.00
Rue 21	4,000	12/09	2/5 yr.	66,000	16.50
Old Navy	14,800	01/10	3/5 yr.	199,800	13.50
Lifeway Christian Bookstore	5,950	01/10	2/5 yr.	110,075	18.50
Batteries Plus	2,080	03/10	1/5 yr.	36,400	17.50
Gift, Décor and More	2,135	05/10	—	38,430	18.00
Chuck E. Cheese	7,108	11/13	4/5 yr.	57,600	8.10
Wendy’s (Ground Lease)	N/A	12/13	4/5 yr.	65,000	N/A
Pier 1 Imports	9,460	04/14	2/5 yr.	144,265	15.25
Petco	15,030	05/14	3/5 yr.	211,923	14.10
Mattress Giant	4,500	08/14	2/5 yr.	92,250	20.50
Famous Footwear	8,400	08/14	2/5 yr.	123,900	14.75
Motherhood Maternity	2,000	09/14	2/5 yr.	42,000	21.00
Panera Bread	5,200	11/14	3/5 yr.	139,100	26.75
Claire’s Boutique	1,600	11/14	2/5 yr.	32,000	20.00
Ross Stores	30,187	01/15	5/5 yr.	286,776	9.50
Bed, Bath & Beyond	19,000	01/15	5/5 yr.	148,500	7.82
Dollar Tree	11,900	01/15	2/5 yr.	107,100	9.00
Books-A-Million	12,800	01/15	2/5 yr.	152,960	11.95
Buffalo Wild Wings Grill & Bar	5,500	03/15	2/5 yr.	101,750	18.50
Logan’s Roadhouse	8,060	03/19	3/5 yr.	77,500	9.62
Chick-Fil-A	4,261	09/19	4/5 yr.	62,500	14.67
Hobby Lobby	65,000	04/19	3/5 yr.	471,250	7.25
Cinemark USA	38,597	12/23	4/5 yr.	559,656	14.50
Belk	73,777	03/24	4/5 yr.	239,775	3.25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	4,041,401	—
2007	—	—	—	—	4,041,401	—
2008	—	—	—	—	4,041,401	—
2009	10	31,314	540,880	13.12%	4,122,111	17.27
2010	4	24,965	384,715	10.52%	3,658,705	15.41
2011	—	—	—	—	3,273,990	—
2012	—	—	—	—	3,273,990	—
2013	2	7,108	122,600	3.74%	3,273,990	17.25
2014	6	31,160	618,775	19.36%	3,196,965	19.86
2015	6	94,417	1,040,494	39.79%	2,615,078	11.02

40

The table below sets forth certain information with respect to the occupancy rate at Sherman Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.67
2004	96%	10.68
2003	14%	14.13

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Spring Town Center; Spring, Texas

MB REIT anticipates purchasing fee simple interest in an existing retail center known as Spring Town Center, containing approximately 40,571 of gross leasable square feet (excluding ground lease space).  The center is located at 21212 Kyukendahl Road in Spring, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A_K-S75 NEC Spring Town Center, L.P.. with their own funds of approximately $8.1 million and the assumption of a mortgage loan in the amount of approximately $7.9 million at closing.  The loan requires monthly principal and interest payments at an annual interest rate of 4.87% and matures in January 2015.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Two tenants, Walgreen’s and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreen’s	14,560	40	23.35	01/04	12/78

Bank of America	4,700	12	37.23	12/03	12/08
			40.96	01/09	12/13
			45.05	01/13	12/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $204,000.  The real estate taxes payable were calculated by multiplying Spring Town Center’s assessed value by a tax rate of 3.310%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $12 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Spring Town Center was built in 2004 and is shadow anchored by a Wal-Mart Supercenter.  As of June 1, 2006, this property was ninety-two percent (92%) occupied with approximately 37,387 square feet leased (excluding ground lease space) to fourteen (14) tenants (including three ground lease tenants).  The following table sets forth certain information with respect to those leases:

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Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

Payless ShoeSource	3,010	07/09	2/5 yr.	56,317	18.71
Great Clips	1,125	07/09	—	22,740	20.21
Philly Connection	1,535	08/09	1/5 yr.	32,475	21.16
Gamestop	1,500	08/09	1/5 yr.	30,000	20.00
Sally’s Beauty Supply	1,500	09/09	1/5 yr.	29,040	19.36
Nail Salon	1,500	08/11	1/5 yr.	28,500	19.00
Paul’s Pizza	3,320	08/14	2/5 yr.	59,760	18.00
Saifee Family Dentistry	1,500	08/14	2/5 yr.	27,900	21.00
$1.19 Dry Clean Planet	3,137	08/14	—	69,014	22.00
Chili’s (Ground Lease)	N/A	12/14	4/5 yr.	83,000	N/A
Wendy’s (Ground Lease)	N/A	12/14	4/5 yr.	68,000	N/A
Bank of America	4,700	12/18	4/5 yr.	175,000	37.23
Hibernia Bank (Ground Lease)	N/A	07/24	4/5 yr.	70,000	N/A
Walgreen’s	14,560	12/78	—	340,000	23.35

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,102,766	—
2007	—	—	—	—	1,104,266	—
2008	—	—	—	—	1,109,086	—
2009	5	8,670	169,852	14.84%	1,144,190	19.59
2010	—	—	—	—	982,638	—
2011	1	1,500	36,000	3.66%	982,638	24.00
2012	—	—	—	—	946,638	—
2013	—	—	—	—	946,638	—
2014	5	7,957	339,238	34.93%	971,119	42.63
2015	—	—	—	—	631,881	—

The table below sets forth certain information with respect to the occupancy rate at Spring Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	92%	29.43
2004	92%	22.06
2003	12%	23.78

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Property Transactions — Acquired Properties

MB REIT purchased the following properties on the dates indicated below:

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Ahold Portfolio; Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina

On June 8, 2006, we entered into eight joint ventures with CE Investment Associations 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings leased to the following tenants:

Property	Address	Square Feet

Stop & Shop	605 Metacom Avenue, Bristol, Rhode Island	63,128
Stop & Shop	70 Mendon Road, Cumberland, Rhode Island	85,799
Stop & Shop	19 Temple Street, Framingham, Massachusetts	64,917
Stop & Shop	99 Charles Street, Malden, Massachusetts	79,229
Stop & Shop	505 N. Main Street, Southington, Connecticut	64,948
Stop & Shop	450 Paradise Road, Swampscott, Massachusetts	65,268
Giant Food	542 Berlin-Cross Keys Road, Sicklerville, New Jersey	68,323
Bi-Lo Store	1315 South Pleasantburg Drive, Greenville, South Carolina	55,718

		547,330

The equity contributed by the joint venture partner is as follows:

Property	Equity Contributed	Equity Interest

Stop & Shop - Bristol	$4,722,647	5.50%
Stop & Shop - Cumberland	6,507,875	5.50%
Stop & Shop - Framingham	5,230,828	5.50%
Stop & Shop - Malden	7,197,205	5.50%
Stop & Shop - Southington	8,289,891	5.50%
Stop & Shop - Swampscott	6,245,536	5.50%
Giant Food - Sicklerville	4,816,874	5.50%
Bi-Lo Store - Greenville	2,419,144	5.50%

In connection with the closing of the transactions, we made capital contributions in exchange for controlling equity interest in the properties.  We made the capital contributions with our own funds and financing proceeds obtained at the time of closing.  The loans are in the amounts, terms, and at the rates as follows:

Property	Amount	Term	Rate

Stop & Shop - Bristol	$8,368,067	5 Years	5.01%
Stop & Shop - Cumberland	11,531,000	7 Years	5.17%
Stop & Shop - Framingham	9,268,514	5 Years	5.17%
Stop & Shop - Malden	12,752,742	5 Years	5.17%
Stop & Shop - Southington	11,145,000	7 Years	5.17%
Stop & Shop - Swampscott	11,066,477	5 Years	5.17%
Giant Food - Sicklerville	8,535,000	7 Years	5.17%
Bi-Lo Store - Greenville	4,286,000	7 Years	5.17%

The loans are secured by respected property and require interest only payments until maturity.

These properties compete with other supermarket anchored centers within the area and their economic performance could be affected by changes in local economic conditions.  The following table indicates the number of competitive supermarkets for each property in this portfolio:

Lessee	Competitive Supermarkets	County/Market Area

Stop & Shop - Bristol	22	Bristol, Providence & Boston

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Stop & Shop - Cumberland	20	Providence
Stop & Shop - Framingham	29	Middlesex & Boston
Stop & Shop - Malden	37	Middlesex & Boston
Stop & Shop - Southington	4	Hartford/Hartford
Stop & Shop - Swampscott	37	Essex/Boston
Giant Food - Sicklerville	7	Camden/Philadelphia Metro
Bi-Lo Store - Greenville	11	Greenville/Greenville

We believe that the properties in this portfolio will be adequately covered by insurance.

Each tenant leases one hundred percent (100%) of the total gross area of each respective property in this portfolio.  The lease with each respective tenant requires the tenant to pay base annual rent on a monthly basis as follows:

		Renewal	Rent per	Lease Term
Lessee	Square Feet	Options	Month ($)	Beginning	To

Stop & Shop - Bristol	63,128	8/5 yr.	76,347	12/01	12/06
			79,031	12/06	12/11
			81,714	12/11	12/16
			84,398	12/16	12/21
			87,082	12/21	12/26

Stop & Shop - Cumberland	85,799	11/5 yr.	105,330	12/01	12/06
			108,905	12/06	12/11
			112,480	12/11	12/16
			116,055	12/16	12/21
			119,630	12/21	12/26

Stop & Shop - Framingham	64,917	11/5 yr.	84,830	12/01	12/06
			87,535	12/06	12/11
			90,239	12/11	12/16
			92,944	12/16	12/21
			95,649	12/21	12/26

Stop & Shop - Malden	79,299	11/5 yr.	117,348	12/01	12/06
			120,441	12/06	12/11
			123,534	12/11	12/16
			126,627	12/16	12/21
			129,718	12/21	12/26

Stop & Shop - Southington	64,948	11/5 yr.	102,503	12/01	12/06
			105,257	12/06	12/11
			108,012	12/11	12/16
			110,767	12/16	12/21
			113,521	12/21	12/26

Stop & Shop - Swampscott	65,268	11/5 yr.	101,796	12/01	12/06
			104,515	12/06	12/11
			107,235	12/11	12/16
			109,954	12/16	12/21
			112,674	12/21	12/26

Giant Food - Sicklerville	68,323	11/5 yr.	77,761	12/01	12/06
			80,607	12/06	12/11
			83,458	12/11	12/16
			86,301	12/16	12/21
			89,148	12/21	12/26

44

		Renewal	Rent per	Lease Term
Lessee	Square Feet	Options	Month ($)	Beginning	To
Bi-Lo Store - Greenville	55,718	11/5 yr.	38,173	12/01	12/06
			40,483	12/06	12/11
			42,787	12/11	12/16
			45,094	12/16	12/21
			47,401	12/21	12/26

The tenants for each respective property in this portfolio are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $4,013,300 in the aggregate.  The real estate taxes payable were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the depreciable basis in these properties, if acquired, will be approximately $97.8 million.  We calculate depreciation expense for tax purposes using the straight-line method.  We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.  The following table indicates the taxes, tax rates and estimated tax depreciation for each property.

	Tax		Tax
Property	Amount ($)	Tax Rate	Depreciation

Stop & Shop — Bristol	113,209	10.25%	$10,600,000
Stop & Shop — Cumberland	94,648	10.75%	14,700,000
Stop & Shop - Framingham	264,792	31.21%	11,800,000
Stop & Shop - Malden	211,862	19.39%	16,200,000
Stop & Shop - Southington	120,637	29.43%	14,200,000
Stop & Shop - Swampscott	2,906,273	20.87%	14,100,000
Giant Food - Sicklerville	243,353	43.69%	10,800,000
Bi-Lo Store - Greenville	58,526	30.47%	5,400,000

Totals	4,013,300		$97,800,000

Each property’s lease in this portfolio does not expire within the next ten (10) years.

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2001, 2002, 2003, 2004 and 2005.

Property	Occupancy Rate as of December 31, 2001 - 2005	Effective Annual Rental Per Square Foot ($) December 31, 2001 - 2005
Stop & Shop — Bristol	100%	14.51
Stop & Shop — Cumberland	100%	14.73
Stop & Shop - Framingham	100%	15.68
Stop & Shop - Malden	100%	17.76
Stop & Shop - Southington	100%	18.94
Stop & Shop - Swampscott	100%	18.72
Giant Food - Sicklerville	100%	13.66
Bi-Lo Store - Greenville	100%	8.22

Lincoln Mall; Lincoln, Rhode Island

On May 31, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Lincoln Mall.  Lincoln Mall is located at 620 George Washington Highway in Lincoln,

45

Rhode Island and contains approximately 379,132 gross leasable square feet (excluding ground lease space). This property is part of the Warwick/Cranston retail market and competes with at least seven other retail centers within this market area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, LB Lincoln Mall Holdings, LLC, for approximately $60.5 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.  MB REIT does not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.  MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Stop & Shop, Lincoln Educational Services and Marshalls, each lease ten percent (10%) or more of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Stop & Shop	56,040	15	16.50	09/00	08/20

Lincoln Educational Services	40,000	11	10.00	05/04	05/14

Marshalls	39,239	10	8.50	10/02	10/03
			Percentage Rent Only	10/03	12/03
			7.88	12/03	10/07
			8.38	10/07	10/12

Real estate taxes payable in 2005 and 2006 for the tax year ended December 2005 (the most recent tax year for which information is generally available) were approximately $764,409.  The real estate taxes payable were calculated by multiplying Lincoln Mall’s assessed value by a tax rate of 24.62%.

For federal income tax purposes, the depreciable basis in this property is approximately $45.4 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lincoln Mall was originally constructed as an enclosed regional mall in 1974.  Beginning in 1999 with the demolition of a portion of the mall, the property underwent significant transformation and renovation with two phases completed in 2002 and 2005, respectively.  As of June 1, 2006, this property was approximately ninety-three percent (93%) occupied, with a total of approximately 350,765 square feet (excluding ground lease space) leased to forty-three (43) tenants, including one ground lease tenant.  The following tables set forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Zales	1,800	Month-To-Month	—	75,000	41.67
Eye Associates **	1,790	09/06	—	31,415	17.55
VNA of Rhode Island	24,700	03/08	1/5 yr.	247,000	10.00
Lifespan Home Medical	7,500	03/08	1/5 yr.	75,000	10.00
Wells Fargo Home Mortgage	2,133	07/08	1/3 yr.	34,128	16.00
Only A Dollar	7,798	08/08	1/5 yr.	58,485	7.50
Claire’s Boutiques	1,083	08/08	—	27,000	24.93
Travel Odyssey	1,357	11/09	1/5 yr.	16,284	12.00
Sovereign Bank (ATM)	800	12/09	—	16,000	20.00

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	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
RadioShack	2,423	06/10	1/5 yr.	47,249	19.50
Lapel’s Dry Cleaning	1,400	07/10	1/5 yr.	32,200	23.00
Home Goods	25,000	08/10	3/5 yr.	281,250	11.25
Dunkin Donuts	752	10/10	—	25,000	33.24
GNC	1,375	12/10	1/5 yr.	26,813	19.50
Sovereign Bank	3,717	03/11	1/5 yr.	54,008	14.53
Papa Gino’s	3,165	05/11	2/5 yr.	55,737	17.61
McDonalds	2,904	05/11	1/5 yr.	29,600	10.19
Best Cuts	1,500	06/11	2/5 yr.	30,000	20.00
UPS	1,500	07/12	2/5 yr.	37,500	25.00
Marshalls	39,239	10/12	3/5 yr.	309,203	7.88
Asia Grill	9,089	12/12	3/5 yr.	99,196	10.91
Ocean State Job Lot	25,780	01/13	3/5 yr.	109,565	4.25
Payless ShoeSource	3,500	03/13	1/5 yr.	59,500	17.00
Lincoln Educational Services *	40,000	05/14	2/5 yr.	400,000	10.00
Party City	11,500	07/14	2/5 yr.	149,500	13.00
Subway	1,633	06/15	—	26,128	16.00
Alternate Realities	2,800	06/15	—	39,200	14.00
Hollywood Video	6,000	08/15	4/5 yr.	120,000	20.00
Famous Footwear	6,875	09/15	2/5 yr.	106,563	15.50
Gamer’s Haven	2,250	10/15	—	31,500	14.00
Majestic Nails	704	10/15	—	14,784	21.00
Firenza Jewelers	1,879	11/15	—	30,665	16.32
Sleepy’s Mattress	5,003	11/15	2/5 yr.	77,547	15.50
Dress Barn	7,500	12/15	2/5 yr.	116,250	15.50
Deb Shops	7,500	01/16	1/5 yr.	82,500	11.00
Sweet Sensations	1,725	01/16	—	32,775	19.00
Starbucks	1,600	02/16	2/5 yr.	54,368	33.98
Super Suppers	2,386	04/16	—	47,720	20.00
Payhalf	17,868	01/20	2/5 yr.	153,000	8.56
Stop & Shop	56,040	08/20	10/5 yr.	924,660	16.50
Stop & Shop Gas Station	1,500	08/20	10/5 yr.	22,000	14.67
Chili’s Bar & Grill	5,697	09/20	4/5 yr.	103,000	18.08
Cinema World (Ground Lease)	N/A	11/24	5/5 yr.	325,000	N/A

*      This tenant is expected to expand their space by 18,881 gross leasable square feet at $10.00 per square foot.

**   This tenant is expected to relocate to approximately 5,550 gross leasable square feet at $10.00 per square feet on or about October 1, 2005.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	2	3,590	106,415	2.29%	4,648,975	29.64
2007	—	—	—	—	4,572,598	—
2008	5	43,214	442,999	9.66%	4,587,055	10.25
2009	2	2,157	34,998	0.84%	4,177,386	16.23
2010	5	30,950	417,412	9.95%	4,195,972	13.49
2011	4	11,286	179,705	4.71%	3,812,889	15.92

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2012	3	49,828	470,184	12.93%	3,636,830	9.44
2013	2	29,280	186,100	5.87%	3,170,369	6.36
2014	2	51,500	564,450	18.80%	3,003,054	10.96
2015	9	34,644	613,754	24.75%	2,479,818	17.72

The table below sets forth certain information with respect to the occupancy rate at Lincoln Mall expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The historical information relating to the occupancy of the property for 2001 was not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	78%	13.14
2004	71%	12.72
2003	57%	11.54
2002	55%	11.67

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Shakopee Shopping Center; Shakopee, Minnesota

On April 6, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Shakopee Shopping Center containing approximately 103,442 gross leasable square feet.  The center is located at 1698 Vierling Drive in Shakopee, Minnesota.  This property is located in the Minneapolis/St. Paul market and the southwest submarket.  This property competes with at least two nearby retail centers, one of which is anchored by Cub Foods, and possibly others within its market and submarket.

MB REIT purchased this property from an unaffiliated third party, Continental 95 Fund, LLC, for a purchase price of approximately $16.0 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.  MB REIT does not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.  MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Roundy’s and Gold’s Gym, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Roundy’s (Rainbow Foods)	67,470	65	12.95	09/04	12/25

Gold’s Gym	35,972	35	11.30	08/05	08/05
			2.96	09/05	03/06
			8.76	04/06	03/11
			9.23	04/11	03/16
			10.17	04/16	03/20

None of the leases at this property expire in any of the next ten years.

48

Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $277,600.  The real estate taxes paid were calculated by multiplying Shakopee Shopping Center’s assessed value by a tax rate of 3.294%.

For federal income tax purposes, the depreciable basis in this property will be approximately $12 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shakopee Shopping Center was built in 2000 and retrofitted in 2004.  As of June 1, 2006, this property was one-hundred percent (100%) occupied, with a total of approximately 103,442 square feet leased to two (2) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Roundy’s (Rainbow Foods)	67,470	12/25	4/5yr	873,737	12.95
Gold’s Gym	35,972	03/20	2/5yr	315,115	8.76

The Roundy’s lease prohibits the landlord from leasing any space in the center or within a one-mile radius for use as a retail grocery, packaged liquor store or for the sale of any food products.

The table below sets forth certain information with respect to the occupancy rate at Shakopee Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	9.48
2004	65%	12.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.

Canfield Plaza; Canfield, Ohio

On April 5, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Canfield Plaza containing approximately 100,958 gross leasable square feet.  The center is located at 525 East Main Street in Canfield, Ohio.  This property is located in a primary trade area the center of which is southeast of Youngstown, Ohio and competes with approximately thirty-six other retail centers within this area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Maple Leaf Expansion, Inc., for approximately $13.8 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.  MB REIT does not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.  MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Giant Eagle and Dollar Tree, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Giant Eagle	58,449	58	11.25	06/99	06/19

Dollar Tree	10,074	10	6.50	03/02	03/07

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $140,345.  The real estate taxes payable were calculated by multiplying Canfield Plaza’s assessed value by a tax rate of 6.4587%.

49

For federal income tax purposes, the depreciable basis in this property will be approximately $10.3 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Canfield Plaza was built in 1961 and substantially renovated in 1999.  As of June 1, 2006, this property was eighty-eight percent (88%) occupied, with a total of approximately 88,744 square feet leased to ten (10) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
China Hing	1,660	11/06	—	17,184	10.35
Heaven Sent Gift & Cards	3,333	10/06	1/8yr	43,329	13.00
Dollar Tree	10,074	03/07	2/5yr	65,481	6.50
Radio Shack	2,565	01/08	2/3yr	30,780	12.00
Famous Hair	1,500	07/08	1/5yr	27,000	18.00
UPS Store	1,736	09/09	2/5yr	24,304	14.00
Angelia’s Pizza	1,905	12/09	1/5yr	26,670	14.00
Advance America	1,471	12/09	1/5yr	19,123	13.00
Farmer’s National Bank	6,051	10/14	2/5yr	54,459	9.00
Giant Eagle	58,449	06/19	6/5yr	657,551	11.25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	2	4,993	60,513	6.27%	965,881	12.12
2007	1	10,074	65,481	7.22%	906,839	6.50
2008	2	4,065	57,780	6.87%	841,358	14.21
2009	3	5,112	71,568	9.06%	789,629	14.00
2010	0	—	—	—	718,061	—
2011	0	—	—	—	718,061	—
2012	0	—	—	—	718,061	—
2013	0	—	—	—	718,061	—
2014	1	6,051	60,510	8.43%	718,061	10.00
2015	0	—	—	—	657,551	—

The table below sets forth certain information with respect to the occupancy rate at Canfield Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	88%	10.88
2004	88%	10.88
2003	77%	10.68
2002	77%	10.68
2001	67%	11.31

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.

50

Southgate Apartments; Louisville, Kentucky

On March 2, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments.  The property has eleven three-story apartment buildings containing 256 apartment units and 33 garage spaces in the aggregate.  There are 116 one-bedroom units and 140 two-bedroom units.  Some of the units are two levels with a loft area.  The apartment complex is located at 10960 Southgate Manor Drive in Louisville, Kentucky.  This property is located in the metropolitan Louisville market and South Central submarket.  There are at least five comparable apartment rental properties in the submarket that might compete with this property.

MB REIT purchased this property from an unaffiliated third party, Southgate Group, LLC, for an aggregate purchase price of approximately $19.5 million.  MB REIT purchased this property for cash but may later borrow monies using this property as collateral.  MB REIT does not intend to make significant repairs or improvements over the next few years.  MB REIT is of the opinion that the property is adequately covered by insurance.

No tenant occupies ten percent or more of the rentable square footage.  Because the property contains apartments, no principal business, occupation or profession being carried on in, or from, the building is apparent.

Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,300.  The real estate taxes paid were calculated by multiplying the assessed value of Southgate Apartments by a tax rate of 9.84%.

For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million.  MB REIT calculates depreciation expense for tax purposes by using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 27.5 and 20 years, respectively.

Southgate Apartments was built during 2001 and 2002.  As of June 1, 2006, based on information provided by the seller, this property was ninety-six (96%) occupied, with approximately 246 units leased.  Based on information provided by the seller, with the exception of forty (40) leases that expire during 2007 and one lease that expires during 2009, all leases expire during 2006.

The table below sets forth certain information with respect to the occupancy rate at Southgate Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31,	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2005	98%	9.25
2004	66%	9.51
2003	57%	9.17
2002	61%	9.28
2001	7%	9.74

The following table sets forth the expected schedule of lease expirations, based on information provided by the seller.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	182	168,391	1,475,124	74.72%	1,974,096	$8.76
2007	61	53,159	473,424	94.88%	498,972	$8.91
2008	0	—	—	—	25,548	—
2009	1	1,068	9,000	35.23%	25,548	$8.43

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2010	2	1,748	16,548	100.00%	16,548	$9.47

Hunting Bayou; Jacinto City, Texas

On February 9, 2006, MB REIT purchased a fee simple interest in an existing retail center known as Hunting Bayou, containing approximately 133,165 gross leasable square feet.  The center is located at 11410-11430 I-10 East in Jacinto City, Texas.  This property is located in the Houston market and Northeast Houston submarket and is considered to have a primary trade area of approximately three to five miles.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, Limited Partnership, for an aggregate purchase price of approximately $20.3 million, of which approximately $3.2 million was placed in escrow with a third party escrow agent to fund a potential earnout payable upon the leasing of certain vacant and unoccupied space.  In addition, the aggregate purchase price may be increased up to approximately $22.3 million if actual rents achieved for vacant space leased after the closing exceed certain specified pro forma amounts.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants doing business as 24-Hour Fitness and MTI College of Business, respectively, each lease more than ten percent (10%) of the total gross leasable area of the property.  24 Hour Fitness is a health club facility that offers aerobic, cardiovascular and weightlifting activities.  MTI College of Business is a higher education facility offering associate degrees and instruction in business technology, computer technology, web technology, bilingual business, massage technology, medical assisting and English as a second language.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	43,460	33	6.88	01/99	01/02
			7.88	02/02	10/05
			9.80	11/05	01/14

MTI College of Business	33,650	25	7.50	05/04	11/06
			7.50	12/06	05/09

Real estate paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $193,000.  The real estate taxes paid were calculated by multiplying Hunting Bayou’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, the depreciable basis in this property will be approximately $12.5 million.  MB REIT calculates depreciation expense for tax purposes by using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Hunting Bayou was built in 1985.  As of June 1, 2006, this property was eighty-three percent (83%) occupied, with approximately 110,300 square feet leased to seventeen (17) tenants.  Three (3) of the twenty (20) lessees had not moved into their respective spaces and, therefore, were not in possession at that date.  The following table sets forth certain information with respect to those leases:

52

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee (d/b/a)	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
City of Houston-WIC Program	3,090	10/06	2/1 yr.	37,080	12.00
Diagnostic & Rehabilitation Clinic	5,040	08/07	1/5 yr.	63,504	12.60
Freeway Finance	1,965	11/07	1/3 yr.	32,423	16.50
Chase Bank (ATM)	N/A	10/08	1/5 yr.	10,800	N/A
Gambro Healthcare	5,660	10/08	—	71,316	12.60
Jackson Hewitt Tax Service	1,050	05/09	1/5 yr	18,900	18.00
MTI College of Business	33,650	05/09	1/5 yr.	252,375	7.50
Murphy’s Deli	1,500	05/09	1/5 yr.	31,860	21.24
Marble Slab Creamery	1,400	08/09	1/5 yr.	22,680	16.20
Nutrition Depot Super Store	1,025	12/09	2/5 yr.	15,990	15.60
Auto Insurance Discounters	800	03/10	—	13,440	16.80
MG Coffee Shop	1,025	04/10	1/5 yr.	18,450	18.00
Max Care Pharmacy	1,750	05/10	1/5 yr.	28,875	16.50
Tesoro Nails	1,050	08/10	1/5 yr.	17,010	16.20
Dr. Vasifa Humayun	1,600	10/10	1/5 yr.	28,800	18.00
Pump It Up *	11,805	04/11	1/5 yr.	64,928	5.50
Mrs. Baird’s Bakeries *	1,680	04/11	1/5 yr.	20,160	12.00
Grocery Services *	1,400	05/11	1/5 yr.	21,000	15.00
24 Hour Fitness	43,460	01/14	4/5 yr.	426,000	9.80
BK Dental Management	1,735	01/15	2/5 yr.	28,628	16.50
Cici’s Pizza	4,500	03/15	2/5 yr.	67,500	15.00

*These lessees do not yet occupy their respective spaces and are not currently paying rent.  The beginning and ending dates of their respective leases remain subject to change according to the terms of those leases.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	1	3,090	37,080	2.87%	1,291,718	12.00
2007	2	7,005	95,927	8.26%	1,160,931	13.69
2008	2	5,660	82,116	7.04%	1,166,126	14.51
2009	5	38,625	343,545	31.68%	1,084,490	8.89
2010	5	6,225	107,535	14.29%	752,376	17.27
2011	3 *	14,885	116,476	18.06%	644,841	7.83
2012	—	—	—	—	528,365	—
2013	—	—	—	—	528,365	—
2014	1	43,460	426,000	80.63%	528,365	9.80
2015	2	6,235	102,365	100.00%	102,365	16.42

*Includes Pump It Up, Mrs. Baird’s Bakeries, and Grocery Services leases, the expiration dates of which could change depending upon, among other things, the date on which the tenant takes possession.

The table below sets forth certain information with respect to the occupancy rate at Hunting Bayou expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

53

Year ending December 31,	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2005	83%	8.76
2004	77%	8.16
2003	47%	9.48
2002	46%	9.37
2001	42%	8.98

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lakewood Shopping Center; Margate, Florida

On January 27, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center, containing approximately 133,030 gross leasable square feet (excluding ground lease space).  The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida.  This property is located in the northwest Broward submarket, which includes Coconut Creek, Coral Springs and Margate.  There were four (4) new or proposed developments within this submarket as of July 2005 and eleven (11) retail centers that were built or under construction in 2004 within Broward County, each of which may compete with Lakewood Shopping Center and affect its economic performance.

MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $26.2 million.  Of this amount, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million and paid the remaining approximately $15 million in cash.  The annual interest rate of the loan is fixed at 6.01% per annum.  The terms of the loan require MB REIT to make monthly payments of interest only through February 1, 2011 and monthly payments of principal and interest thereafter until the loan matures in April 2024.  The approximate amount of each required monthly interest only payment is $59,150, and the approximate amount of each required monthly principal and interest payment is $78,034.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) will be due at maturity.  Until ninety (90) days prior to maturity, prepayment is permitted in full, but not in part, upon written notice of the intent to prepay thirty (30) days prior and payment of a prepayment premium.  Within ninety (90) days of maturity, prepayment may be made in full without a prepayment premium.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, doing business as Marshalls and Walgreens, respectively, each lease more than ten percent (10%) of the total gross leasable area of this property.  Marshalls is an off-price family apparel and home fashion retailer, and Walgreens operates drugstores engaged in the retail sale of prescription and nonprescription drugs and general merchandise.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Marshalls	29,923	22	8.25	08/02	08/07
			9.00	08/07	08/12

Walgreens	14,490	11	19.46	11/02	11/77*

*Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $320,000.  The amount of real estate taxes paid was calculated by multiplying Lakewood Shopping Center’s assessed value by a tax rate of 2.51%.

54

For federal income tax purposes, the depreciable basis in this property is approximately $20 million.  MB REIT calculates depreciation expense for tax purposes by using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004.  Lakewood Shopping Center is “shadow anchored” by a Wal-Mart Supercenter, McDonald’s and Boston Market.  A shadow anchor has characteristics similar to an anchor tenant but is located separately from the center on an adjacent property.  A shadow anchor generally draws additional traffic near the center.  MB REIT does not own the properties on which a shadow anchor operates or have any interest in the shadow anchor tenants.  As of June 1, 2006, twenty-nine (29) tenants were in possession of and occupied ninety-seven percent (97%) of the space available for rent at the Lakewood Shopping Center, and approximately 129,5100 square feet (excluding ground lease space) were leased to thirty-one (31) lessees (including ground lease tenants).  Two (2) of the thirty-one (31) lessees had not yet moved into their respective spaces and, therefore, were not in possession at this date.  The following tables set forth certain information with respect to leases signed as of June 1, 2006:

Lessee (d/b/a)	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Small Feet Day Care Center	5,810	11/11	1/5 yr.	75,324	12.96
Bone Fish Creek	5,250	03/07	3/5 yr.	90,093	17.16
Bank of America (Ground Lease)	N/A	12/07	—	133,897	N/A
Payless ShoeSource	2,880	05/08	2/5 yr.	51,840	18.00
Coconut Wine and Spirits	1,600	05/08	—	31,369	19.61
Dots	4,155	05/08	2/5 yr.	62,325	15.00
Burger King (Ground Lease)	N/A	06/08	2/5 yr.	75,900	N/A
DT Nails	1,200	08/08	1/5 yr.	22,279	18.57
King Dollar	4,000	08/08	1/5 yr.	69,798	17.45
EB Games	1,200	08/08	2/5 yr.	22,800	19.00
The Check Cashing Store	1,400	11/08	1/5 yr.	27,049	19.32
Harbor Freight Tools	13,000	12/08	2/5 yr.	121,030	9.31
Advanced Chiropractic & Pain Control Center	2,000	03/09	1/5 yr.	37,294	18.65
Florida Uniforms**	1,920	03/09**	1/3 yr.	30,720**	16.00**
New China Buffet	7,200	06/09	1/5 yr.	93,600	13.00
Aquatic Gardens	3,200	06/09	1/5 yr.	57,600	18.00
Rent-Way	3,732	08/09	1/5 yr.	52,248	14.00
Wing Stop	1,600	08/09	1/5 yr.	23,072	14.42
Don Pan International Bakery	2,400	10/09	1/5 yr.	42,286	17.62
Pak Mail	1,600	01/10	1/5 yr.	29,376	18.36
T-Mobile	1,600	01/10	2/5 yr.	32,000	20.00
Custom Mortgages	2,100	03/10	1/5 yr.	33,600	16.00
RadioShack	3,000	08/10	1/3 yr., 1/2 yr.	40,500	13.50
Drycleaner (M & M Drycleaning Services LLC)	1,200	10/10	1/5 yr.	21,600	18.00
Preecha’s Cuts & Styles**	1,600	02/11**	1/5 yr.	25,600**	16.00**
Villate’s Hair Design	1,190	02/12	—	18,455	15.51
Marshalls	29,923	08/12	3/5 yr.	246,865	8.25
Supermercado Brasileiro	8,100	08/13	1/10 yr.	102,914	12.71
Quizno’s Classic Subs	1,200	08/14	2/5 yr.	25,956	21.63
CiCi’s Pizza	4,480	12/14	2/5 yr.	64,408	14.38
Walgreens	14,490	11/77*	—	282,000	19.46

*Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

**These lessees do not yet occupy their respective spaces and are not currently paying rent.  The beginning and ending dates of their respective leases remain subject to change according to the terms of those leases.

55

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	-	-	-	-	2,060,488	-
2007	2	5,635	223,990	10.63%	2,107,000	39.75
2008	9	29,435	496,033	26.13%	1,898,567	16.85
2009	7	22,052	358,826	25.46%	1,409,544	16.27
2010	5	9,500	162,488	15.37%	1,056,927	17.10
2011	1	7,410	25,600	3.19%	802,006	3.45
2012	2	31,113	287,762	36.93%	779,154	9.25
2013	1	8,100	102,915	20.82%	494,213	12.71
2014	2	5,680	111,209	28.28%	393,209	19.58
2015	0	-	-	-	282,000	-

*Includes Florida Uniforms lease, the expiration date of which could change depending upon, among other things, the date on which the tenant takes possession.

** Includes Preecha’s Cuts & Styles lease, the expiration date of which could change depending upon, among other things, the date on which the tenant takes possession.

The table below sets forth certain information with respect to the occupancy rate at Lakewood Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	12.67
2004	96%	12.13
2003	85%	11.59

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Thermo Process Systems Office/Warehouse & Distribution Facility; Sugar Land, Texas

On January 17, 2006, MB REIT purchased a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems, containing approximately 150,000 gross leasable square feet.  The building is located at 1410 Gillingham Lane in Sugar Land, Texas.  This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years.  However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes paid in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $32,000.  The amount of real estate taxes is calculated by multiplying Thermo Process Systems’ assessed value, divided by 100, by a tax rate of 1.75%.

56

For federal income tax purposes, MB REIT’s depreciable basis in this property is approximately $10.4 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed in 2001 and expanded in 2005 for Thermo Process Systems, which leases one hundred percent (100%) of the total gross leasable area of the property.  However, in accordance with the terms of the tenant’s lease, the tenant pays base rent on the initial square footage of the building consisting of approximately 120,000 gross leaseable square feet.  The remaining 26,000 gross leaseable square feet can be used by the tenant but they are not obligated to pay rent.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square	Estimated
	GLA Leased	% of Total	Renewal	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Option	Annum ($)	Beginning	To

Thermo Process Systems	150,000	100	None	6.40	12/05	9/10
				7.04	10/10	11/15

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	-	-	-	960,000	-
2007	0	-	-	-	960,000	-
2008	0	-	-	-	960,000	-
2009	0	-	-	-	960,000	-
2010	0	-	-	-	984,000	-
2011	0	-	-	-	1,056,000	-
2012	0	-	-	-	1,056,000	-
2013	0	-	-	-	1,056,000	-
2014	0	-	-	-	1,056,000	-
2015	1	150,000	1,056,000	100%	1,056,000	7.04

The property was built for a tenant in 2001 that never occupied the building and therefore it was vacant prior to October 2005.

Stop & Shop; Hyde Park, New York

On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company containing approximately 52,500 of gross leasable square feet.  The building is located at 5 St. Andrews Road in Hyde Park, New York. This property competes with five (5) other supermarket anchored centers that are located in the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

We made a capital contribution to the joint venture in the amount of $8.7 million and received an equity interest representing approximately sixty-seven percent (67%). We made a capital contribution to the joint venture with our own funds and with financing proceeds obtained at the time of closing.  The loan is in the amount of approximately $8.1 million, is secured by the property and requires interest only payments at an annual rate of 5.245% and matures in February 2013.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

We are of the opinion that the property is adequately covered by insurance.

57

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $174,000.  The real estate taxes payable were calculated by multiplying Stop & Shop - Hyde Park’s assessed value by a tax rate of 38.61%.

For federal income tax purposes, our depreciable basis in this property will be approximately $10.3 million.  We calculate depreciation expense for tax purposes, using the straight-line method.  We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed in 1998. One tenant, The Stop & Shop Supermarket Company, leases one hundred percent (100%) of the total gross leasable area of the property. The lease requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

The Stop & Shop Supermarket Company	52,500	100	772,275	10/5yr.	09/00	11/00
			824,775		12/00	11/02
			877,275		12/02	11/04
			929,775		12/04	11/07
			982,275		12/07	11/12
			1,034,775		12/12	11/17
			1,087,275		12/17	11/22
			1,139,775		12/22	11/25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	929,775	—
2007	0	—	—	—	934,150	—
2008	0	—	—	—	982,275	—
2009	0	—	—	—	982,275	—
2010	0	—	—	—	982,275	—
2011	0	—	—	—	982,275	—
2012	0	—	—	—	986,650	—
2013	0	—	—	—	1,034,775	—
2014	0	—	—	—	1,034,775	—
2015	0	—	—	—	1,034,775	—

The table below sets forth certain information with respect to the occupancy rate at Stop & Shop — Hyde Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	17.71
2004	100%	16.71
2003	100%	16.71
2002	100%	15.71
2001	100%	15.71

Monadnock Marketplace; Keene, New Hampshire

On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace containing approximately 200,633 gross leasable square feet.  The center is located at 20 Ashbrook Road in Keene, New Hampshire.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Konover Development Corporation, for a cash purchase price of approximately $48.8 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

58

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $202,000.  The real estate taxes payable were calculated by multiplying Monadnock Marketplace’s assessed value divided by 1000 by a tax rate of 26.19%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $36.6 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Four tenants, Price Chopper, Michaels, Bed, Bath & Beyond and Circuit City, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Price Chopper	73,883	37	17.89	12/05	12/25

Michaels	21,718	11	16.25	10/05	10/20

Bed, Bath & Beyond	20,900	10	13.50	10/03	01/14
			13.75	02/14	01/19

Circuit City	20,413	10	16.00	10/05	01/17

Monadnock Marketplace was built between 2003 and 2005 and is shadow anchored by Home Depot, Target and Dick’s Sporting Goods.  As of June 1, 2006, this property is one hundred percent (100%) occupied, with a total of approximately 200,633 square feet leased to 12 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Gamestop	1,900	01/09	1/5 yr.	43,700	23.00
Pier 1 Imports	9,590	10/13	2/5 yr.	171,181	17.85
iParty	9,900	08/15	2/5 yr.	173,250	17.50
Olive Garden	7,685	09/15	2/5 yr.	114,000	14.83
Mattress Giant	6,000	11/15	2/5 yr.	117,000	19.50
Circuit City	20,413	01/17	5/5 yr.	326,608	16.00
Bed, Bath & Beyond	20,900	01/19	3/5 yr.	282,150	13.50
Border’s	17,400	01/19	3/5 yr.	318,420	18.30
Chili’s	5,697	04/20	3/5 yr.	105,000	18.43
Longhorn Steakhouse	5,547	10/20	3/5 yr.	85,000	15.32
Michaels	21,718	10/20	3/5 yr.	352,917	16.25
Price Chopper	73,883	12/25	4/5 yr.	1,321,667	17.89

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	3,411,143	—
2007	0	—	—	—	3,411,893	—
2008	0	—	—	—	3,414,793	—
2009	1	1,900	43,700	1.27%	3,429,293	23.00
2010	0	—	—	—	3,385,593	—
2011	0	—	—	—	3,385,593	—
2012	0	—	—	—	3,385,593	—
2013	1	9,590	171,181	5.05%	3,388,493	17.85
2014	0	—	—	—	3,236,601	—

59

2015	3	23,585	405,250	12.48%	3,246,870	17.18

The table below sets forth certain information with respect to the occupancy rate at Monadnock Marketplace expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	17.00
2004	35%	16.38
2003	24%	16.12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark 12 — Silverlake; Pearland, Texas

On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 38,910 of gross leasable square feet.  This property competes with five (5) other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc., a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc., to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., which holds title to the property for approximately $9.3 million.  This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc.  Inland American Acquisitions, Inc. repaid this loan using the proceeds from the assignment.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2004.  One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the building.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To
Cinemark	38,910	100	622,560	4/5 yr	09/05	08/10
			642,015		09/10	08/15
			661,470		09/15	08/20
			680,925		09/20	08/25

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $45,900.  The real estate taxes payable were calculated by multiplying Cinemark 12 — Silverlake’s assessed value by a tax rate of 2.46%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

60

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	—	—	—	622,560	—
2007	0	—	—	—	622,560	—
2008	0	—	—	—	622,560	—
2009	0	—	—	—	622,560	—
2010	0	—	—	—	629,045	—
2011	0	—	—	—	642,015	—
2012	0	—	—	—	642,015	—
2013	0	—	—	—	642,015	—
2014	0	—	—	—	642,015	—
2015	0	—	—	—	648,500	—

The table below sets forth certain information with respect to the occupancy rate at Cinemark 12 - Silverlake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)

2005	100%	16.00

Triangle Center; Longview, Washington

On December 23, 2005, MB REIT purchased a fee simple interest in an existing shopping center known as Triangle Center containing approximately 250,874 gross leasable square feet.  The center is located at 1305 Ocean Beach Highway in Longview, Washington.  This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Kimco Longview, L.L.C., for a cash purchase price of approximately $40 million of which approximately $1.8 million remains subject to a future earnout regarding 6,364 gross leasable square feet of space. A third party escrow agent retains master lease funds for approximately 2,500 gross leasable square feet of space. The master lease escrow is maintained by the escrow agent for a period not to exceed twelve (12) months and the amount was determined by application of pro forma rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Ace Hardware, Ross Dress for Less and Triangle Bowl, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Ace Hardware	31,574	13	8.00	11/99	11/04
			8.80	12/04	11/09
			9.68	12/09	11/14

Ross Dress for Less	29,853	12	Abated	12/04	05/05
			9.50	06/05	01/10
			10.00	02/10	01/15

Triangle Bowl	30,000	12	3.50	09/05	08/10
			4.00	09/10	08/15

61

Information regarding real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $196,875.  The real estate taxes payable were calculated by multiplying Triangle Center’s assessed value by a tax rate of 13.5576%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Triangle Center was originally developed in the 1960s and underwent a major renovation including demolition of existing structures for redevelopment during 2004 and 2005.  As of June 1, 2006, this property was ninety-eight percent (98%) occupied, with a total of approximately 246,474 square feet leased to 35 tenants.  The following tables set forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Cingular Wireless*	1,500	02/11	—	29,700	19.80
Check N’ Go	1,230	12/06	—	22,415	18.22
Open Advanced MRI of Longview	1,320	01/07	1/5 yr	25,740	19.50
Citifinancial	1,180	02/07	—	21,240	18.00
Stewart Title	3,600	12/08	—	62,986	17.50
Starbucks	1,370	02/09	2/5 yr	24,660	18.00
Weyerhaeuser Credit Union (ATM)	N/A	03/09	—	7,200	N/A
Great Clips	1,234	04/09	—	22,682	18.38
H & R Block	2,516	04/09	1/5 yr	35,224	14.00
Lower Columbia Eye Clinic	7,760	09/09	—	88,774	11.44
LA Weight Loss Centers	1,438	10/09	2/3 yr	25,165	17.50
Just Music & DVD Warehouse	2,720	10/09	1/5 yr	38,080	14.00
US Cellular	2,800	04/10	2/3 yr	67,200	24.00
Advance America	1,400	05/10	1/5 yr	28,000	20.00
Pizza Schmizza	1,400	05/10	2/5 yr	29,400	21.00
EB Games	1,400	09/10	1/5 yr	30,800	22.00
Fantastic Sam’s	1,400	06/10	1/5 yr	29,400	21.00
Moonlight Bay	3,200	04/10	1/2 yr	57,600	18.00
			1/3 yr
Luv’s Hallmark Cards	3,600	10/10	—	57,600	16.00
USA Nails	569	07/10	2/5 yr	15,078	26.50
Sleep Country USA	7,200	12/10	2/2 yr & 1/5 yr	144,000	20.00
RadioShack	2,400	01/11	2/5 yr	43,200	18.00
Rite Aid	20,800	10/11	2/5 yr	104,000	5.00
Ace Hardware	31,574	11/14	3/5 yr	277,848	8.80
Ross Dress for Less	29,853	01/15	4/5 yr	283,604	9.50
Michael’s	16,993	02/15	4/5 yr	220,909	13.00
Lane Bryant	4,573	05/15	2/5 yr	82,314	18.00
Petco	13,500	05/15	2/5 yr	175,500	13.00
Quizno’s	1,600	05/15	2/5 yr	35,200	22.00
Triangle Bowl	30,000	08/15	2/5 yr	105,000	3.50
Blockbuster Video	5,460	10/15	2/5 yr	103,740	19.00
Ichi Teriyaki	1,520	11/15	1/5 yr	31,920	21.00
Bed, Bath & Beyond	23,000	01/16	4/5 yr	201,250	8.75
Washington Mutual Bank	10,000	04/22	—	129,829	12.98
Washington State	6,364	02/16	1/5 yr	146,372	23.00

*Tenant lease expired 1/06.  On a month-to-month basis until further notice.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	1,230	22,415.80%		2,798,457	18.22
2007	2	2,500	46,980	1.68%	2,799,992	18.79
2008	1	3,600	62,986	2.28%	2,764,351	17.50
2009	7	17,038	252,568	7.30%	2,717,209	14.82
2010	9	22,969	481,424	18.98%	2,536,803	20.96
2011	3	24,700	187,300	8.95%	2,092,840	7.58
2012	0	—	—	—	1,908,367	—
2013	0	—	—	—	1,909,087	—

62

2014	1	31,574	305,640	16.00%	1,909,821	9.68
2015	8	103,499	1,114,689	69.46%	1,604,868	10.77

The table below sets forth certain information with respect to the occupancy rate at Triangle Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	11.01
2004	36%	10.63

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Bay Colony Town Center; League City, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Bay Colony Town Center, containing approximately 97,960 of gross leasable square feet (excluding ground lease space).  The center is located at 1807 FM 646 in League City, Texas.  This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 56 IH-45 South FM 646, L.P., for a cash purchase price of approximately $41.8 million of which $4.9 million remains in a separate escrow to fund a future earnout regarding 12,254 gross leasable square feet of vacant space.  A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent.  The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, HCA Hospital and University of Texas Medical Branch, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Mainland Medical Center	10,000	10	18.00	02/05	02/10

The University of Texas Medical Branch	9,920	10	22.00	03/05	03/10
			23.00	04/10	03/15

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $281,000.  The real estate taxes payable were calculated by multiplying Bay Colony Town Center’s assessed value by a tax rate of 3.542%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30.1 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

63

Bay Colony Town Center was built in 2004.  As of June 1, 2006, this property was eighty percent (80%) occupied, with approximately 78,097 square feet (excluding ground lease space) leased to twenty-four (24) tenants (including three ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
The Great Frame Up	1,995	12/09	1/5 yr	45,885	23.00
Cingular Wireless	1,131	12/09	—	27,144	24.00
Sprint PCS	2,513	12/09	2/5 yr	65,338	26.00
Planet Beach of League City	1,504	01/10	1/5 yr	30,080	20.00
Style America	1,400	01/10	1/5 yr	33,600	24.00
Subway Real Estate Corporation	1,495	01/10	1/5 yr	35,880	24.00
Cold Stone Creamery	1,500	01/10	1/5 yr	37,500	25.00
Mainland Medical Center	10,000	02/10	—	180,000	18.00
The UPS Store	1,460	02/10	2/5 yr	36,500	25.00
Karen Coady Agency	1,400	05/10	—	30,800	22.00
Gateway Chiropractic	2,966	08/10	1/5 yr	68,218	23.00
Computer Renaissance	1,849	03/11	1/5 yr	33,282	18.00
Don Julio’s Mexican Restaurant & Cantina	4,805	04/11	1/5 yr.	86,490	18.00
Jammin’ Inc.	2,787	05/12	1/5 yr	55,740	20.00
Nails II	2,148	01/15	—	49,404	23.00
The University of Texas Medical Branch	9,920	03/15	—	218,240	22.00
888 Chinese Restaurant	3,000	04/15	1/5 yr	66,000	22.00
Serita M. Gardner, OD	2,051	04/15	2/5 yr	36,918	18.00
Dental, Etc.	1,853	05/15	—	37,060	20.00
Manchester Dry Cleaners	3,000	06/15	2/5 yr	51,000	17.00
HEB (Ground Lease)	N/A	08/24	6/5 yr	530,000	N/A
Wells Fargo Bank (Ground Lease)	N/A	08/24	3/5 yr	120,000	N/A
Bank of America	4,500	12/24	4/5 yr	230,000	51.11
Walgreen’s	14,820	09/80	—	306,996	20.71

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	2,412,075	—
2007	0	—	—	—	2,440,436	—
2008	0	—	—	—	2,446,079	—
2009	3	5,639	144,352	5.84%	2,473,332	25.60
2010	8	21,725	460,094	19.26%	2,388,321	21.18
2011	2	6,654	129,382	6.71%	1,928,227	18.00
2012	1	2,787	55,740	3.10%	1,798,845	20.00
2013	0	—	—	—	1,743,105	—
2014	0	—	—	—	1,756,305	—
2015	6	21,972	521,109	29.25%	1,781.606	23.12

The table below sets forth certain information with respect to the occupancy rate at Bay Colony Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	82%	30.33
2004	50%	36.54

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Tomball Town Center; Tomball, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Tomball Town Center, containing approximately 61,305 of gross leasable square feet.  The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas.  This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

64

MB REIT purchased this property from an unaffiliated third party, A-S 62 HWY 249-FM 2920, L.P., for a cash purchase price of approximately $20.3 million of which $3.2 million was placed in a separate escrow to be paid to the seller for 10,192 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Hollywood Video, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Hollywood Video	6,100	10	21.50	02/05	02/15

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $150,000.  The real estate taxes payable were calculated by multiplying Tomball Town Center’s assessed value by a tax rate of 2.801%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $15.2 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Tomball Town Center was built in 2004.  As of June 1, 2006, this property was ninety-three (93%) occupied, with approximately 51,113 square feet leased to twenty (20) tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Sprint PCS	2,100	12/09	2/5 yr	48,300	23.00
Cold Stone Creamery	1,400	12/09	1/5 yr	30,800	22.00
Sport Clips	1,500	01/10	1/5 yr	31,500	21.00
The UPS Store	1,400	01/10	2/5 yr	30,100	21.50
The Silver Strawberry	1,400	01/10	—	30,800	22.00
Washington Mutual Bank	3,500	02/10	3/5 yr	98,000	28.00
The Great Frame Up	1,400	02/10	2/5 yr	33,600	24.00
TGF Haircutters	1,400	03/10	—	33,600	24.00
Stewart Title Company	4,349	04/10	—	86,976	20.00
Elegant Domain	1,400	04/10	—	32,200	23.00
Berkeley Eye Center	3,613	05/10	—	76,487	21.17
Wachovia Bank	5,474	11/10	2/5 yr	120,000	21.92
Subway Real Estate	1,400	01/11	1/5 yr	30,800	22.00
Malibu Tan	2,000	02/11	1/5 yr	44,000	22.00
Image Nail & Facial	1,500	03/15	—	33,000	22.00
Texas Taco Cabana	3,415	03/15	—	64,400	18.86
Hollywood Video	6,100	02/15	4/5 yr	131,150	21.50
Paul’s Pizza Shop	3,262	04/15	—	61,978	19.00
Panda Express	2,100	12/15	2/5 yr	54,600	26.00
Mens Warehouse	2,400	01/16	1/5 yr	66,000	27.50

65

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	1,131,762	—
2007	0	—	—	—	1,142,640	—
2008	0	—	—	—	1,150,448	—
2009	2	3,500	79,100	6.86%	1,152,739	22.60
2010	10	25,436	575,463	52.96%	1,086,514	22.62
2011	2	3,400	74,800	11.38%	657,526	22.00
2012	0	—	—	—	583,332	—
2013	0	—	—	—	583,332	—
2014	0	—	—	—	583,332	—
2015	5	16,377	380,460	65.22%	583,332	23.23

The table below sets forth certain information with respect to the occupancy rate at Tomball Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	72%	22.03
2004	37%	22.55

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Walgreens; Springfield, Missouri

On December 20, 2005, MB REIT purchased a leasehold interest in an existing single-user building known as Walgreens, containing approximately 14,560 of gross leasable square feet.  The building is located at National and Cherokee in Springfield, Missouri. This property competes with four other drug stores located within miles of the property’s market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 63 National-Cherokee L.P., for a cash purchase price of approximately $3.6 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $18,000.  The real estate taxes payable were calculated by multiplying Walgreens’ assessed value divided by 100 by a tax rate of 5.72%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 2003.  One tenant, Walgreens, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To

Walgreens	14,560	100	315,331	01/06	01/73

66

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	315,331	—
2007	0	—	—	—	315,331	—
2008	0	—	—	—	315,331	—
2009	0	—	—	—	315,331	—
2010	0	—	—	—	315,331	—
2011	0	—	—	—	315,331	—
2012	0	—	—	—	315,331	—
2013	0	—	—	—	315,331	—
2014	0	—	—	—	315,331	—
2015	0	—	—	—	315,331	—

The table below sets forth certain information with respect to the occupancy rate at Walgreens expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	21.66
2004	100%	21.66
2003	100%	21.66

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pay these expenses up to a certain amount.

Stables at Town Center; Spring, Texas

On December 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Stables at Town Center, containing approximately 93,528 gross leasable square feet (excluding ground lease space).  The center is located at 8765 Spring Cypress in Corpus Christi, Texas. This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from unaffiliated third parties, A-S 25 Spring Cypress - Champion Forest L.P. and Spring Cypress - Champion Forest 24, L.P., for a cash purchase price of approximately $27.9 million of which $2.3 million remains in a separate escrow to fund a future earnout regarding 11,672 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreens	14,490	16	19.25	04/02	04/62

67

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $221,000.  The real estate taxes payable were calculated by multiplying Stables at Town Center’s assessed value divided by 100 by a tax rate of 2.74%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $20.9 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Stables at Town Center was built between 2001 and 2002.  As of June 1, 2006, this property was eighty-seven percent (87%) occupied, with approximately 81,796 square feet (excluding ground lease space) leased to thirty (30) tenants (including two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
TGF Haircutters	1,400	06/09	—	28,000	20.00
Frame Craft	1,750	07/06	—	32,340	18.48
Postal Annex +	1,400	07/06	—	26,250	18.75
Chaps Cleaners	1,400	07/06	1/5 yr.	30,100	21.50
Pizza Hut	1,540	07/11	1/5 yr.	27,720	18.00
Subway Sandwich	1,400	08/06	1/5 yr.	25,900	18.50
Star Tex Title Company	5,000	08/07	1/5 yr.	92,500	18.50
Urban Eyes	1,621	12/08	1/5 yr.	29,583	18.25
Liberty Mutual Insurance	3,908	03/08	1/5 yr.	70,344	18.00
Spring Cypress Family Practice	1,980	05/08	1/5 yr.	37,620	19.00
Village at Gleannloch Farms, Inc.	2,800	08/08	3/6 mos.	51,800	18.50
Hawaiian Retreat Day Spa	3,044	08/08	1/5 yr.	48,704	16.00
EB Games	1,400	04/09	2/5 yr.	28,000	20.00
Coldwell Banker	6,500	06/09	1/5 yr.	113,750	17.50
Julie Whitman Insurance Agency	1,402	02/10	1/5/ yr.	25,236	18.00
First Service Credit Union	2,450	08/10	1/5 yr.	51,450	21.00
Amy Koenig Dance Studio	1,750	08/10	1/5 yr.	30,625	17.50
Schilleci’s Bakery, Deli & Catering	1,500	12/10	1/5 yr.	36,000	24.00
Maxx Tan	1,750	12/10	1/5 yr.	36,750	21.00
Massage Envy	3,150	02/11	2/5 yr.	58,275	18.50
Wendy’s (Ground Lease)	N/A	12/11	4/5 yr.	45,000	N/A
Cantera’s Mexican Grill & Bar	4,693	12/11	2/5 yr.	89,167	19.00
Starbucks	1,500	08/12	2/5 yr.	35,700	23.80
SmileCrafters	1,871	10/12	2/5 yr.	32,742	17.50
Ronald J. Toole, D.D.S., M.S.	2,449	09/13	2/5 yr.	42,858	17.50
T Jin’s China Café	2,698	09/15	2/5 yr.	51,262	19.00
Classic Hair	1,750	10/15	2/5 yr.	34,125	19.50
Bank of America	5,200	01/17	4/5 yr.	146,000	28.08
Washington Mutual Bank (Ground Lease)	N/A	06/21	4/5 yr.	66,000	N/A
Walgreens	14,490	04/62	—	279,000	19.25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (%)	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	4	5,950	114,590	6.83%	1,678,317	19.26
2007	1	5,000	92,500	5.76%	1,606,923	18.50
2008	5	13,353	246,695	16.18%	1,525,078	18.47
2009	2	7,900	141,750	11.05%	1,283,063	17.94
2010	5	8,852	187,761	16.40%	1,144,564	21.21
2011	4	9,383	236,351	24.46%	966,336	25.19
2012	2	3,371	74,717	9.98%	748,337	22.16
2013	1	2,449	46,531	6.89%	674,959	19.00
2014	—	—	—	—	628,428	—
2015	2	4,448	92,908	14.78%	628,428	20.89

The table below sets forth certain information with respect to the occupancy rate at Stables at Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	87%	21.00

68

2004	73%	21.29
2003	70%	21.40
2002	63%	21.82
2001	17%	26.00

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark-Webster; Webster, Texas

On December 9, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark-Webster, containing approximately 80,000 of gross leasable square feet.  The building is located at 20915 Gulf Freeway in Webster, Texas.  This property competes with five (5) other movie theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 18 Cinema #2, L.P., for a cash purchase price of approximately $14.7 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $128,911.  The real estate taxes payable were calculated by multiplying Cinemark-Webster’s assessed value by a tax rate of 0.0904% for county and 1.775% for city taxes, respectively.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.8 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 2001.  One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

Cinemark	80,000	100	1,035,000	4/5 yr.	08/00	02/21

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,035,000	—
2007	—	—	—	—	1,035,000	—
2008	—	—	—	—	1,035,000	—
2009	—	—	—	—	1,035,000	—
2010	—	—	—	—	1,035,000	—
2011	—	—	—	—	1,035,000	—
2012	—	—	—	—	1,035,000	—
2013	—	—	—	—	1,035,000	—
2014	—	—	—	—	1,035,000	—
2015	—	—	—	—	1,035,000	—

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The table below sets forth certain information with respect to the occupancy rate at Cinemark-Webster expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	12.94
2004	100%	12.94
2003	100%	12.94
2002	100%	12.94
2001	100%	12.94
2000	100%	12.94

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that the tenant to pay these expenses up to a certain amount.

Friendswood Shopping Center; Friendswood, Texas

On December 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Friendswood Shopping Center, containing approximately 67,428 of gross leasable square feet (excluding ground lease space).  The center is located at 140 West Parkway in Friendswood, Texas.  This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., for a cash purchase price of approximately $14.4 million of which approximately $1.3 million was placed in a separate escrow to fund a future earnout of 6,523 gross leasable square feet of vacant space.  A third party escrow agent retains the funds until the Seller has met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds are released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	35,684	53	11.50	10/00	09/05
			12.88	10/05	09/10
			14.42	10/10	09/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $123,007.  The real estate taxes payable were calculated by multiplying Friendswood Crossing’s assessed value by a tax rate of 1.52% for both county and city taxes.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.8 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

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Friendswood Shopping Center was built in 2000.  As of June 1, 2006, this property was ninety percent (90%) occupied, with a total of approximately 60,905 square feet (excluding ground lease space) leased to 12 tenants (including one ground lease tenant).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Mystic Nails	943	MTM	—	13,240	14.04
Malibu Tan	2,100	MTM	—	30,450	14.50
Starlite Smoothie	1,157	08/06	1/5 yr.	17,934	15.50
Pizza Hut	1,519	03/07	1/5 yr.	21,266	14.00
Shirley’s Donuts & Kolaches	1,209	06/07	—	16,500	13.65
One Stop Cellular	1,426	11/07	1/5 yr.	22,816	16.00
Emerald Spring Wellness Clinic	2,701	12/08	—	41,865	15.50
Hair Essence	1,519	02/09	1/2 yr.	22,785	15.00
El Rancho Mexican Restaurant	3,600	07/09	—	54,000	15.00
University of Texas	5,867	12/10	1/5 yr.	88,005	15.00
Patriot Bank	3,180	01/11	1/5 yr.	60,420	19.00
24 Hour Fitness	35,684	09/15	3/5 yr.	459,610	12.88
McDonald’s (Ground Lease)	N/A	08/21	4/5 yr.	54,996	N/A

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	2	3,257	48,384	5.44%	889,284	14.86
2007	3	4,154	60,582	7.11%	852,271	14.58
2008	1	2,701	41,865	5.29%	791,689	15.50
2009	2	5,119	76,785	10.24%	749,824	15.00
2010	1	5,867	88,005	12.81%	686,777	15.00
2011	1	3,480	60,420	9.42%	641.067	19.00
2012	0	—	—	—	582,807	—
2013	0	—	—	—	582,807	—
2014	0	—	—	—	582,807	—
2015	1	35,684	514,563	88.29%	582,807	14.42

The table below sets forth certain information with respect to the occupancy rate at Friendswood Crossing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	83%	14.46
2004	83%	13.58
2003	75%	12.59
2002	71%	13.30
2001	65%	13.15
2000	57%	11.54

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lake View Technology Center I; Suffolk, Virginia

On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million.  The center contains approximately 110,000 of gross leasable square feet.  The building is located at 115 Lakeview Parkway in Suffolk, Virginia. This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million.  The affiliate agreed to sell MB REIT this property for the price it

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paid to the unaffiliated third party, plus any actual costs incurred.  MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc. herein referred to as IAA, a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc.  The membership interest was transferred to MB REIT for no consideration.  Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property.  This loan was subsequently repaid on December 6, 2005 by MB REIT.  On January 24, 2006, MB REIT obtained financing in the amount of approximately $14.5 million.  The loan requires interest only payments at an annual rate of 4.90% and matures in February 2011.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant is obligated to pay a substantial portion of any monies spent pursuant to provisions in its respective lease.

MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, GSA, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
GSA - U.S. Joint Forces Command	68,330	62	18.22	05/04	04/05
			18.60	05/05	04/06
			18.94	05/06	04/07
			19.94	05/07	04/14

GSA - U.S. Joint Forces Command	41,677	38	23.41	10/04	10/09
			26.82	10/09	10/14

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005/2006 (the most recent tax year for which information is generally available) were $182,152.  The real estate taxes payable were calculated by multiplying Lake View Technology Center I’s assessed value by a tax rate of 1.34%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $18.4 million.  MB REIT uses the straight-line method to calculate depreciation expense for tax purposes.  Buildings and improvements are depreciated based upon estimated useful lives of 40 and 20 years, respectively.

Lake View Technology Center I was built in 2001 and was expanded during 2004. The following tables set forth certain information with respect to those leases:

	Square Feet	Lease	Renewal	Current	Rent per
Lessee	Leased	Ends	Option	Annual Rent	Square Foot

GSA - U.S. Joint Forces Command	68,330	04/14	None	1,294,259	18.94

GSA - U.S. Joint Forces Command	41,677	10/14	2/1 yr.	975,827	23.41

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	2,270,086	—
2007	—	—	—	—	2,338,416	—
2008	—	—	—	—	2,338,416	—
2009	—	—	—	—	2,480,534	—
2010	—	—	—	—	2,480,534	—
2011	—	—	—	—	2,480,534	—
2012	—	—	—	—	2,480,534	—
2013	—	—	—	—	2,480,534	—
2014	2	110,007	2,480,534	100.00%	2,480,534	22.55
2015	—	—	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Lake View Technology Center I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	20.35
2004	100%	20.19

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pays these expenses up to a certain amount.

Atascocita Shopping Center; Humble, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Atascocita Shopping Center containing approximately 47,326 of gross leasable square feet.  The center is located at 7072 FM 1960 East in Humble, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S31 Atascocita, L.P., for a cash purchase price of approximately $10.3 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24-Hour Fitness	37,264	79	13.00	07/00	07/05
			14.50	08/05	07/10
			16.00	08/10	07/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $97,300.  The real estate taxes payable were calculated by multiplying Atascocita Shopping Center’s assessed value by a tax rate of 3.111%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Atascocita Shopping Center was built in 1984 and renovated in 2003.  As of June 1, 2006, this property was ninety-eight percent (98%) occupied, with approximately 46,146 square feet leased to seven tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Wireless Attractions	1,200	07/06	1/5 yr.	18,000	15.00
Bucks Pizza Restaurant	1,100	12/06	1/5 yr.	16,500	15.00
Hair Salon	1,200	04/10	—	21,600	18.00
Quizno’s Classic Subs	1,500	09/10	1/5 yr.	26,400	17.60
Bella Nail Salon	900	11/09	—	14,040	15.60
Dry Clean Planet	2,982	01/11	2/5 yr.	49,203	16.50
24-Hour Fitness	37,264	07/15	3/5 yr.	540,328	14.50

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	2,300	34,500	5.03%	685,992	15.00
2007	—	—	—	—	652,156	—
2008	—	—	—	—	652,696	—
2009	—	—	—	—	653,236	—
2010	3	3,600	64,200	9.48%	677,021	17.83
2011	1	2,982	49,203	7.62%	645,427	16.50
2012	—	—	—	—	596,224	—
2013	—	—	—	—	596,224	—
2014	—	—	—	—	596,224	—
2015	1	37,264	596,224	100.00%	596,224	16.00

The table below sets forth certain information with respect to the occupancy rate at Atascocita Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	14.08
2004	95%	13.44
2003	95%	13.44
2002	95%	13.44
2001	95%	13.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cypress Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Cypress Town Center containing approximately 55,700 of gross leasable square feet.  The center is located at 12220 Jones Road in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 47 Jones-Cypress N. Houston, L.P., for a cash purchase price of approximately $15.3 million of which approximately $2.1 million was placed in a separate escrow to be paid to the seller for 7,830 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Total Renal Care, leases more than 10% of the gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Total Renal Care	5,950	11	18.00	11/05	11/10

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19.80	12/10	11/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000.  The real estate taxes payable were calculated by multiplying Cypress Town Center’s assessed value by a tax rate of 3.331%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.5 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Cypress Town Center was built in 2003 and is shadow anchored by Kroger Signature.  As of June 1, 2006, this property was eighty-six percent (86%) occupied, with approximately 47,870 square feet leased to 22 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
TGF Haircutters	1,400	03/08	1/6 yr.	26,600	19.00
Serene Care Nails	1,750	04/08	1/5 yr.	32,375	18.50
Mail Boxes +	1,050	03/08	1/5 yr.	20,790	19.80
China Inn Café	2,800	05/08	1/5 yr.	51,800	18.50
Andrew’s Jewelry	1,540	08/08	1/5 yr.	26,950	17.50
Curves for Women	1,470	12/08	1/5 yr.	27,195	18.50
Star Tex Title Company	3,200	04/09	1/5 yr.	59,200	18.50
Onion Blossom	1,400	06/09	—	22,400	16.00
Countrywide Home Loans	2,100	09/09	1/3 yr.	37,800	18.00
Blockbuster Video	4,900	12/09	3/5 yr.	98,000	20.00
Wireless Choice/T-Mobile	1,050	01/10	—	19,425	18.50
Sharp Vision	1,400	02/10	1/3 yr. and 1/4 yr.	25,900	18.50
Papa John’s Pizza	1,400	04/10	2/5 yr.	25,200	18.00
Beard Insurance	1,050	04/10	1/5 yr.	19,950	19.00
Cash America Pawn	1,050	05/10	2/5 yr.	19,950	19.00
Love Cleaners	2,450	01/12	1/5 yr.	44,100	18.00
Washington Mutual Bank	4,000	01/13	2/5 yr.	107,200	26.80
Quizno’s Classic Subs	1,400	03/13	2/4 yr.	25,200	18.00
Kim Cue Vo, DDS	1,610	03/13	2/5 yr.	28,980	18.00
Sterling Bank	2,100	04/14	2/5 yr.	51,800	24.67
Total Renal Care of Texas	5,950	11/15	—	107,100	18.00
Steven P. Buras D.C.P.C.	2,800	11/15	—	31,500	11.25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	909,998	—
2007	—	—	—	—	911,515	—
2008	6	10,010	185,710	20.03%	927,272	18.55
2009	4	11,600	220,200	29.47%	747,076	18.98
2010	5	5,950	111,825	21.13%	529,285	18.79
2011	—	—	—	—	430,953	—
2012	1	2,450	47,775	11.09%	430,953	19.50
2013	3	7,010	177,518	46.33%	383,178	25.32
2014	1	2,100	56,350	27.40%	205,690	26.83
2015	2	8,750	149,310	100.00%	149,310	17.06

The table below sets forth certain information with respect to the occupancy rate at Cypress Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	94%	18.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

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Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On November 22, 2005, MB REIT purchased a fee simple interest in a freestanding office building leased to Fisher Scientific International containing approximately 153,110 of gross leasable square feet.  The building is located at 100 Technology Drive in Pittsburgh, Pennsylvania.  This property competes with several office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, The Ferchill Group, Inc., for a cash purchase price of approximately $31.5 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2001.  One tenant, Fisher Scientific International, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of		Per Square	Current
	GLA Leased	Total	Renewal	Foot Per	Annual	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Annum ($)	Rent	Beginning	To
Fisher Scientific International	153,110	100	2/5 yr.	9.41	2,181,818	10/01	04/02
				14.25		05/02	09/06
				16.00		10/06	09/11
				18.00		10/11	09/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $558,200.  The real estate taxes payable were calculated by multiplying Bridgeside Point Office Building’s assessed value by a tax rate of 29.41%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $23.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	2,248,803	—
2007	—	—	—	—	2,449,760	—
2008	—	—	—	—	2,449,760	—
2009	—	—	—	—	2,449,760	—
2010	—	—	—	—	2,449,760	—
2011	—	—	—	—	2,526,315	—
2012	—	—	—	—	2,755,980	—
2013	—	—	—	—	2,755,980	—
2014	—	—	—	—	2,755,980	—
2015	—	—	—	—	2,755,980	—

The table below sets forth certain information with respect to the occupancy rate at Bridgeside Point Office Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	14.25
2004	100%	14.25
2003	100%	14.25
2002	100%	12.64
2001	100%	9.41

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Winchester Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Winchester Town Center, containing approximately 18,000 of gross leasable square feet.  The center is located at West Road and Jones Road in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 65 Jones-West, L.P., for a cash purchase price of approximately $4.7 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Washington Mutual Bank, The Noodle House and Advances in Vision, lease more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Washington Mutual Bank	3,500	19	22.00	03/05	02/10

Advances in Vision	2,400	13	16.50	9/05	09/06
			17.50	10/06	09/07
			18.50	10/07	09/08
			19.50	10/08	09/09
			20.50	10/09	09/10

The Noodle House	2,400	13	13.20	02/06	02/06
			18.00	03/06	02/11

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $57,000.  The real estate taxes payable were calculated by multiplying Winchester Town Center’s assessed value by a tax rate of 3.143%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Winchester Town Center was built in 2005 and is shadow anchored by Kroger Signature.  As of June 1, 2006, this property was ninety-two percent (92%) occupied, with approximately 16,500 square feet leased to nine (9) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Washington Mutual Bank	3,500	02/10	3/5 yr.	77,000	22.00
Hair by 3	1,200	02/10	—	22,200	18.50
Income Tax & Postal Center Plus	1,200	03/10	1/5 yr.	23,400	19.50
Allstate Financial Services	900	04/10	1/5 yr.	16,650	18.50
Bella Nail	1,800	06/10	1/5 yr.	35,100	19.50
Quizno’s Classic Subs	1,500	07/10	2/5 yr.	29,250	19.50
Advances in Vision	2,400	09/10	1/5 yr.	39,600	16.50
The Noodle House	2,400	02/11	2/5 yr.	43,200	18.00
Kumon West Road	1,600	03/11	1/5 yr.	29,600	18.50

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	313,284	—
2007	—	—	—	—	319,000	—
2008	—	—	—	—	321,400	—
2009	—	—	—	—	323,800	—
2010	7	12,500	252,800	77.64%	325,600	20.22
2011	2	4,000	72,800	100.00%	72,800	18.20
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Winchester Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	69%	11.78

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Antoine Town Center; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Antoine Town Center containing approximately 36,003 of gross leasable square feet (excluding ground lease space).  The center is located at Highway 249 and Antoine Drive in Houston, Texas.  This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 27 Antoine - Hwy 249, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Nothing Over $1.00 Store	6,000	17	13.00	03/03	03/05
			13.50	04/05	03/08

CICI’s Pizza	4,500	12	15.00	03/03	03/08
			16.50	04/08	03/13

Cato Corporation	4,000	11	12.00	11/04	01/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $139,500.  The real estate taxes payable were calculated by multiplying Antoine Town Center’s assessed value by a tax rate of 3.199%.

78

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Antoine Town Center was built in 2003 and is shadow anchored by Kroger.  As of June 1, 2006, this property was ninety-one percent (91%) occupied, with approximately 32,730 square feet (excluding ground lease space) leased to sixteen (16) tenants (including three ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Nothing Over $1.00 Store	6,000	03/08	1/5 yr.	81,000	13.50
Advance America	1,500	04/08	1/5 yr.	28,125	18.75
Subway Real Estate Corporation	1,500	04/08	1/5 yr.	27,900	18.60
Regis Corporation	1,500	04/08	1/5 yr.	27,750	18.50
RadioShack	2,400	05/08	2/5 yr.	42,000	17.50
Sally’s Beauty Supply	1,500	05/08	2/5 yr.	27,750	18.50
Rainbow Nails	1,500	11/08	1/5 yr.	27,900	18.60
Wingstop	1,500	03/09	1/5 yr.	25,488	16.99
Barbara Higgins, O.D.	2,080	05/09	1/3 yr. & 1/2 yr.	33,280	16.00
Cato Corporation	4,000	01/10	2/5 yr.	48,000	12.00
CICI’s Pizza	4,500	03/13	2/5 yr.	67,500	15.00
Smile Image	1,750	03/13	2/5 yr.	31,500	18.00
Dollar Dry Clean	3,000	04/14	—	54,000	18.00
Whataburger (Ground Lease)	N/A	12/17	4/5 yr.	42,000	N/A
Compass Bank (Ground Lease)	N/A	07/23	4/5 yr.	65,000	N/A
Texas Taco Cabana (Ground Lease)	N/A	07/23	4/5 yr.	45,000	N/A

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	678,555	—
2007	—	—	—	—	683,215	—
2008	7	15,900	263,925	37.45%	704,694	16.60
2009	2	3,580	62,360	13.84%	450,660	17.42
2010	1	4,000	48,000	12.36%	388,300	12.00
2011	—	—	—	—	340,300	—
2012	—	—	—	—	340,300	—
2013	2	6,250	108,900	31.10%	350,108	17.42
2014	1	3,000	59,400	23.91%	248,470	19.80
2015	—	—	—	—	189,070	—

The table below sets forth certain information with respect to the occupancy rate at Antoine Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	91%	20.59
2004	91%	20.46
2003	70%	22.38

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Ashford Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Ashford Plaza containing approximately 33,094 of gross leasable square feet (excluding ground lease space).  The center is located at 12731-A Bissonnet in Houston, Texas.  This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

79

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.7 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Christine’s Salon, Little Angels Day Care & Learning Center and Better Image Photography, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Christine’s Salon	3,833	12	10.20	06/01	11/09

Better Image Photography	5,850	18	10.20	10/05	10/07
			10.80	11/07	10/09
			11.40	11/09	10/10
			12.00	11/10	10/12

Little Angels Day Care & Learning Center	3,289	10	4.80	05/98	04/99
			5.40	05/99	04/00
			6.05	05/00	04/01
			6.14	05/01	04/02
			6.48	05/02	04/03
			6.96	05/03	06/05
			7.20	07/05	06/06
			7.56	07/06	06/07
			7.80	07/07	06/08
			8.16	07/08	06/09
			8.40	07/09	06/10

Little Angels Day Care & Learning Center	2,150	6	3.84	06/00	06/00
			7.20	07/00	06/02
			8.16	07/02	06/05
			8.40	07/05	06/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $54,000.  The real estate taxes payable were calculated by multiplying Ashford Plaza’s assessed value by a tax rate of 2.986%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Ashford Plaza was built in 1980.  As of June 1, 2006, this property was eighty-seven percent (87%) occupied, with approximately 28,677 square feet (excluding ground lease space) leased to sixteen (16) tenants (including two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Delu Tadi	1,235	06/06	—	11,115	9.00
Kingdom Inn Missionary Baptist (1)	2,560	08/06	—	23,040	9.00
Glory of God African Market	1,175	11/06	1/5 yr.	11,633	9.90
ABL Pagers	975	11/06	—	9,360	9.00
Stumpy’s	1,800	12/06	—	17,280	9.60
DB Printing	975	05/07	—	8,775	9.00
Country Bonding	975	09/07	—	8,775	9.00
Hairs To U	780	11/08	—	7,488	9.60
Christine’s Salon	3,833	11/09	1/5 yr.	39,097	10.20
Hoa Thai Chu	1,000	11/09	—	9,600	9.60
Little Angels Day Care	3,289	06/10	—	23,681	7.20

80

Little Angels Day Care	2,150	06/10	—	18,060	8.40
Alief Barber Shop (1)	2,080	04/11	1/5 yr.	20,467	9.60
Cap-Mor #1 (Ground Lease)	N/A	04/11	1/5 yr.	8,400	N/A
Faster Fuel (Ground Lease)	N/A	10/12	2/5 yr.	36,000	N/A
Better Image Photography	5,850	10/12	1/5 yr.	59,670	10.20

____________________

(1)  There are two separate leases covering two (2) spaces.  The gross leaseable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	6	7,745	72,428	23.18%	312,440	9.35
2007	2	1,950	18,135	7.24%	250,648	9.30
2008	1	780	7,956	3.40%	234,196	10.20
2009	2	4,833	48,697	21.08%	231,039	10.08
2010	2	5,439	45,688	24.52%	186,352	8.40
2011	3	2,080	30,864	21.94%	140,664	14.84
2012	2	5,850	109,800	100.00%	109,800	18.77
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Ashford Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	82%	10.73

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Highland Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Highland Plaza, containing approximately 73,780 of gross leasable square feet.  The center is located at 1520-1560 South Mason Road in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 74 Mason-Highland, L.P., for a cash purchase price of approximately $19.1 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	35,357	48	17.00	04/04	04/19

81

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $130,000.  The real estate taxes payable were calculated by multiplying Highland Plaza’s assessed value by a tax rate of 3.1963%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $14.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Highland Plaza was built in three (3) phases with Phase I built in 1993, Phase II built in 1999 and Phase III built in 2002.  As of June 1, 2006, this property was ninety-nine percent (99%) occupied, with approximately 72,730 square feet leased to twenty-one (21) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
LaFinca (1)	4,320	MTM	1/5 yr.	69,984	16.20
Vision Source	1,800	07/06	1/5 yr.	29,700	16.50
Cinco Dry Cleaners	3,000	09/06	1/5 yr.	48,600	16.20
Murphy’s Deli	1,500	04/08	1/5 yr.	30,750	20.50
Hair Removal of Katy	1,313	06/08	—	23,638	18.00
Nutrition Depot	1,313	07/08	1/5 yr.	24,938	18.99
Pizza Inn	900	01/09	1/5 yr.	17,550	19.50
Frank Hursh Insurance	900	07/09	—	16,650	18.50
Dr. James M. Jacobs	1,000	08/09	1/5 yr.	16,200	16.20
Dr. Kevin Hai Vu	1,400	08/09	1/5 yr.	22,680	16.20
Zebo’s Coffee Shop	1,430	09/09	1/5 yr.	40,040	28.00
Tiffanie Nails	900	10/09	1/5 yr.	17,280	19.20
Fantastic Cuts	1,200	11/09	—	21,600	18.00
Malibu Tan	2,400	12/09	1/5 yr.	43,200	18.00
Papa John’s Pizza	1,500	12/09	2/5 yr.	24,000	16.00
Wireless Communications	1,050	03/10	1/5 yr.	20,475	19.50
Yessain Salon	829	02/11	1/5 yr.	16,160	19.50
Kid Fit	5,998	03/13	1/5 yr.	81,333	13.56
Baskin Robbins	1,500	04/13	2/5 yr.	34,500	23.00
Pei Wei Asian Diner	3,120	06/14	2/5 yr.	87,360	28.00
24-Hour Fitness	35,357	04/19	3/5 yr.	601,069	17.00

(1)               There are two separate leases covering two spaces. The gross leasable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	4	9,120	148,284	11.51%	1,288,309	16.26
2007	—	—	—	—	1,144,700	—
2008	3	4,126	80,638	6.96%	1,158,126	19.54
2009	9	11,630	221,120	20.39%	1,084,476	19.01
2010	1	1,050	20,475	2.36%	867,723	19.50
2011	1	829	16,166	1.91%	847,248	19.50
2012	—	—	—	—	831,083	—
2013	2	7,498	133,918	16.11%	831,083	17.86
2014	1	3,120	96,096	13.78%	697,165	30.80
2015	—	—	—	—	601,069	—

The table below sets forth certain information with respect to the occupancy rate at Highland Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot (4)
2005	100%	17.71
2004	99%	17.60

82

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

West End Square; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as West End Square, containing approximately 36,637 of gross leasable square feet.  The center is located at 2201 Highway Six South in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.8 million of which approximately $746,000 was placed in a separate escrow to be paid to the seller for 6,534 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Weddings by Debbie, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Weddings by Debbie	14,076	38	10.20	10/04	09/06
			10.80	10/06	09/08
			11.40	10/08	09/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $49,000.  The real estate taxes payable were calculated by multiplying West End Square’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

West End Square was built in 1980.  As of June 1, 2006, this property was eighty-two percent (82%) occupied, with approximately 30,103 square feet leased to eleven (11) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Blue Haven Pool	2,420	MTM	—	26,136	10.80
Samurai Martial Sports	1,995	07/06	1/1 yr.	20,400	10.23
Allstate Insurance	1,000	08/07	—	12,000	12.00
Latty Lasode	1,000	12/07	—	10,800	10.80
West Oaks Chiropractic Clinic	1,330	07/08	—	12,768	9.60
Blanca Laines	1,206	07/09	1/5 yr.	10,854	9.00
Weddings by Debbie	14,076	09/09	1/5 yr.	143,575	10.20
Jose Mata & Ramon Garcia	904	12/09	—	9,763	10.80
Hunan Pagoda Restaurant	3,500	11/10	—	36,540	10.44

83

Elizabeth Andrew	1,674	10/10	1/5 yr.	19,084	11.40
Memorial Microwave Center	998	06/10	—	9,000	9.02

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	4,415	46,022	14.69%	313,314	10.42
2007	2	2,000	22,800	8.23%	276,935	11.40
2008	1	1,330	14,352	5.51%	260,238	10.79
2009	3	16,186	181,820	71.63%	253,825	11.23
2010	3	6,172	73,141	100.00%	73,141	11.85
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at West End Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	82%	10.26
2004	88%	10.21

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants  only require that the tenants pay these expenses up to a certain amount.

SBC Center; Hoffman Estates, Illinois

On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet.  This property competes with four (4) office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $338 million. MB REIT purchased this property for cash. On November 15, 2005, MB REIT obtained financing in the amount of approximately $200.5 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2035.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their respective lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $8.7 million.  The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.214%.

The commercial office complex which consists of three (3) buildings was built in various stages during 1988 through 1999.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next eleven years. The total rent for the first year is approximately $22.7 million.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	22,706,479	—
2007	—	—	—	—	22,933,544	—
2008	—	—	—	—	23,162,880	—
2009	—	—	—	—	23,394,508	—
2010	—	—	—	—	23,628,453	—
2011	—	—	—	—	23,864,738	—
2012	—	—	—	—	24,103,385	—
2013	—	—	—	—	24,344,419	—
2014	—	—	—	—	24,587,863	—
2015	—	—	—	—	24,833,742	—

The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	13.42

Cinemark-Jacinto City; Houston, Texas

On November 10, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark - Jacinto City, containing approximately 68,000 of gross leasable square feet.  The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas.  This property competes with five (5) other movies theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K 17 Cinema #1, L.P., for a cash purchase price of approximately $10.2 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $167,000.  The real estate taxes payable were calculated by multiplying Cinemark - Jacinto City’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 1998.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of		Current	Base Rent per Square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To

Cinemark	68,000	100	4/5 yr.	686,000	10.09	05/98	05/18

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	686,000	—
2007	—	—	—	—	686,000	—
2008	—	—	—	—	686,000	—
2009	—	—	—	—	686,000	—
2010	—	—	—	—	686,000	—
2011	—	—	—	—	686,000	—
2012	—	—	—	—	686,000	—
2013	—	—	—	—	686,000	—
2014	—	—	—	—	686,000	—
2015	—	—	—	—	686,000	—

The table below sets forth certain information with respect to the occupancy rate at Cinemark - Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.09
2004	100%	10.09
2003	100%	10.09
2002	100%	10.09
2001	100%	10.09

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant to pay these expenses up to a certain amount.

11500 Market Street Building; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 11500 Market Street Building containing approximately 2,719 of gross leasable square feet.  The office building is located at 11500 Market Street in Jacinto City, Texas.  This property competes with five (5) office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, L.P., for a cash purchase price of approximately $524,000. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 1987.  One tenant, Magnum Staffing, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of		Current	Base rent per square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
Magnum Staffing	2,719	100	—	36,754	12.00	10/00	10/05
					13.52	11/05	10/08
					14.16	11/08	10/10

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Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $6,600.  The real estate taxes payable were calculated by multiplying 11500 Market Street Building’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $393,000.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	36,754	—
2007	—	—	—	—	36,754	—
2008	—	—	—	—	37,046	—
2009	—	—	—	—	38,504	—
2010	1	2,719	38,504	100.00%	38,504	14.16
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 11500 Market Street Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.25
2004	100%	12.00
2003	100%	12.00
2002	100%	12.00
2001	100%	12.00

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenant to pay these expenses up to a certain amount.

Blackhawk Town Center; Houston, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Blackhawk Town Center containing approximately 34,128 of gross leasable square feet (excluding ground lease space).  The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 66, L.C., for a cash purchase price of approximately $22.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Walgreen’s and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreen’s	14,820	43	24.97	04/05	04/80

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Bank of America	4,400	13	49.43	04/05	03/10
			54.38	04/10	03/15
			59.81	04/15	03/20
			65.79	04/20	03/25

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $150,000.  The real estate taxes payable were calculated by multiplying Blackhawk Town Center’s assessed value by a tax rate of 3.210%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.9 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Blackhawk Town Center was built in 2005.  As of June 1, 2006, this property was one hundred percent (100%) occupied, with approximately 34,128 square feet (excluding ground lease space) leased to twelve tenants (including one ground lease tenant).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
9er’s Grill	2,653	04/10	1/5 yr.	51,733	19.50
Henry Wong Chinese Restaurant	1,995	04/10	—	47,880	24.00
De Top Nails	1,520	05/10	1/5 yr.	36,480	24.00
Karen Coady Agency	1,140	05/10	—	27,360	24.00
Sam Lam, O.D.	1,520	05/10	1/5 yr.	28,880	19.00
Subway Real Estate Corporation	1,520	05/10	1/5 yr.	34,960	23.00
Little Caesars	1,520	07/10	2/5 yr.	35,172	23.14
H&R Block	1,520	04/11	—	33,440	22.00
Cuong Nguyen, DDS	1,520	05/15	1/5 yr.	33,440	22.00
Bank of America	4,400	03/25	6/5 yr.	217,500	49.43
HEB (Ground Lease)	N/A	03/25	6/5 yr.	600,000	N/A
Walgreen’s	14,820	04/80	—	370,000	24.97

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,517,732	—
2007	—	—	—	—	1,521,025	—
2008	—	—	—	—	1,523,812	—
2009	—	—	—	—	1,527,359	—
2010	7	11,868	268,545	17.11%	1,569,148	22.63
2011	1	1,520	36,480	2.78%	1,314,490	24.00
2012	—	—	—	—	1,278,010	—
2013	—	—	—	—	1,278,010	—
2014	—	—	—	—	1,278,010	—
2015	1	1,520	38,760	2.94%	1,319,579	25.50

The table below sets forth certain information with respect to the occupancy rate at Blackhawk Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	96%	27.09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Carver Creek Shopping Center; Dallas, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Carver Creek Shopping Center containing approximately 33,321 of gross leasable square feet.  The center is located at 2020 Masters in

88

Dallas, Texas.  This property competes with four (4) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 9 A-K, L.P., for a cash purchase price of approximately $2.1 million of which approximately $691,000 was placed in a separate escrow to be paid to the seller for 9,589 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Progressive Child Development and the State of Texas, each lease more than ten percent (10%) of the total gross leasable area of the property.

Carver Creek Shopping Center was built in 1985.  As of June 1, 2006, this property was seventy-one percent (71%) occupied, with approximately 23,732 square feet leased to two tenants.  The following table sets forth certain information with respect to those leases:

					Base Rent
	Approximate	% of		Current	Per Square
	GLA Leased	Total	Renewal	Annual	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum ($)	Beginning	To
State of Texas	18,402	55	4/1 yr.	172,217	10.32	09/90	08/91
Department of					10.43	09/91	08/05
Human					9.36	09/05	08/06
Services					9.64	09/06	08/11
Progressive Child Development	5,330	16	—	33,899	6.36	10/99	09/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $28,000.  The real estate taxes payable were calculated by multiplying Carver Creek Shopping Center’s assessed value by a tax rate of 2.933%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $1.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	207,838	9.36
2007	—	—	—	—	211,283	—
2008	—	—	—	—	211,283	—
2009	—	—	—	—	211,283	—
2010	1	5,330	33,899	16.04%	211,283	6.36
2011	1	18,402	177,384	100.00%	177,384	9.64
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Carver Creek Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	71%	9.24
2004	100%	9.44
2003	100%	9.44
2002	100%	9.44
2001	100%	9.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Chili’s; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Chili’s.  The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas.  This property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K I-10 East, L.P., for a cash purchase price of approximately $951,000. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $5,500.  The real estate taxes payable were calculated by multiplying Chili’s assessed value by a tax rate of 3.149%.

The building was built in 1998.  One tenant, Chili’s, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of		Current	Base Rent per Square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
Chili’s (Ground Lease)	N/A	100	4/5 yr	63,500	10.96	09/98	09/03
					11.60	10/03	09/08

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	63,500	—
2007	—	—	—	—	63,500	—
2008	1	N/A	63,500	100.00%	63,500	N/A
2009	—	—	—	—	—	—
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Chili’s in Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

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Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	11.60
2004	100%	11.60
2003	100%	11.12
2002	100%	10.96
2001	100%	10.96

Joe’s Crab Shack; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Joe’s Crab Shack.  The ground lease is located at 11610 I-10 East in Jacinto City, Texas.  This property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K Texas Venture Capital, L.C., for a cash purchase price of approximately $1.3 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $15,000.  The real estate taxes payable were calculated by multiplying Joe’s Crab Shack’s assessed value by a tax rate of 2.991%.

The building was built in 1998.  One tenant, Joe’s Crab Shack, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of		Current	Base Rent per Square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
Joe’s Crab Shack	N/A	100	4/5 yr.	87,450	10.92	07/98	07/03
(Ground Lease)					12.01	08/03	07/18

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	87,450	—
2007	—	—	—	—	87,450	—
2008	—	—	—	—	87,450	—
2009	—	—	—	—	87,450	—
2010	—	—	—	—	87,450	—
2011	—	—	—	—	87,450	—
2012	—	—	—	—	87,450	—
2013	—	—	—	—	87,450	—
2014	—	—	—	—	87,450	—
2015	—	—	—	—	87,450	—

The table below sets forth certain information with respect to the occupancy rate at Joe’s Crab Shack expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.01
2004	100%	12.01
2003	100%	11.55
2002	100%	10.92
2001	100%	10.92

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Eldridge Town Center; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Eldridge Town Center, containing approximately 71,778 of gross leasable square feet (excluding ground lease).  The center is located at 12442 FM 1960 West in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 41 Eldridge - W. Little York, L.P., for a cash purchase price of approximately $21.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Petco, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Petco	13,440	17	13.50	06/02	06/07
			[TBD]	07/07	01/13

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $302,800.  The real estate taxes payable were calculated by multiplying Eldridge Town Center’s assessed value by a tax rate of 3.2606%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.1 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eldridge Town Center was built in 2000 and is shadow anchored by Kohl’s and Kroger Signature.  As of June 1, 2006, this property was one hundred percent (100%) occupied, with approximately 71,778 square feet (excluding ground lease space) leased to 28 tenants (including two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
TCBY/Mrs. Fields Cookies	1,400	08/07	1/5 yr.	25,200	18.00
State Farm Insurance	1,190	08/07	1/5 yr.	21,420	18.00
Voicestream Houston	1,750	10/07	2/5 yr.	33,250	19.00
Houston Custom Framing	1,400	10/07	1/5 yr.	25,200	18.00
Image Tan	1,610	11/07	1/5 yr.	30,590	19.00
Quizno’s Classic Subs	1,536	11/07	2/4 yr.	31,642	20.60
Gamestop	1,612	10/11	—	29,983	18.60
Hooker Asset Mgmt/Hallmark Gold	4,200	02/08	1/5 yr.	67,200	16.00
French Quarter Restaurant	4,964	05/08	1/5 yr.	84,388	17.00
Dr. Janice M. Kelley	1,220	07/08	1/5 yr.	22,692	18.60
Elan Day Spa	2,828	11/08	2/5 yr.	52,601	18.60
Hoang Medical Associates	1,604	02/09	1/5 yr.	29,193	18.20
Premier Jewelers	1,224	01/10	1/5 yr.	23,011	18.80
CY Fair Wine & Spirits	1,875	11/10	—	44,063	23.50
Fantastic Sams	1,500	11/10	—	31,200	20.80
Postal N’ Shipping	1,400	11/10	—	28,644	20.46
GNC	1,500	12/10	—	34,500	23.00
Ann N. Le, DDS	1,400	12/10	1/5 yr.	30,800	22.00
Bell Cleaners	1,400	12/10	1/5 yr.	30,800	22.00
Jonathan T. Wong, O.D.	1,839	02/08	1/5 yr.	38,251	20.80
Thai Spice Buffet	5,006	07/11	—	92,611	18.50
Panera Bread	4,200	07/12	2/5 yr.	111,216	26.48
Hollywood Entertainment	6,300	10/12	2/5 yr.	119,511	18.97

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	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Petco	13,440	01/13	3/5 yr.	181,440	13.50
Serene Nails Spa	1,500	01/14	—	30,000	20.00
Jack in the Box (Ground Lease)	N/A	05/20	3/5 yr.	109,997	N/A
Washington Mutual Bank (Ground Lease)	N/A	12/20	4/5 yr.	55,000	N/A
Bank One	3,880	03/22	4/5 yr.	75,000	19.33

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	1,494,216	—
2007	6	8,886	167,301	11.06%	1,513,150	18.83
2008	4	13,212	231,845	17.07%	1,358,173	17.55
2009	1	1,604	29,193	2.57%	1,133,985	18.20
2010	7	10,299	226,516	20.34%	1,113,798	21.99
2011	3	8,457	180,281	20.14%	895,074	21.32
2012	2	10,500	241,857	33.55%	720,981	23.03
2013	1	13,440	181,440	37.71%	481,186	13.50
2014	1	1,500	33,000	11.01%	299,746	22.00
2015	—	—	—	—	270,275	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	18.63
2004	98%	18.34
2003	93%	17.64
2002	81%	17.57
2001	31%	17.47

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

NTB Eldridge; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a ground lease property with a single-user building on it known as NTB Eldridge.  The ground lease is located at 12150 FM 1960 West in Houston, Texas.  This property competes with several single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-S 58, L.C., for a cash purchase price of approximately $1.0 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building on this ground lease property was built in 2003.  One tenant, NTB Eldridge, leases one hundred percent (100%) of the total gross leasable area of this ground lease property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To

NTB Eldridge	N/A	100	5/5 yr.	65,000	10.33	08/03	08/08
(Ground					11.37	09/08	08/13
Lease)					12.50	09/13	08/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $21,000.  The real estate taxes payable were calculated by multiplying NTB Eldridge’s assessed value by a tax rate of 3.261%.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	65,000	—
2007	—	—	—	—	65,000	—
2008	—	—	—	—	67,167	—
2009	—	—	—	—	71,500	—
2010	—	—	—	—	71,500	—
2011	—	—	—	—	71,500	—
2012	—	—	—	—	71,500	—
2013	—	—	—	—	73,883	—
2014	—	—	—	—	78,650	—
2015	—	—	—	—	78,650	—

The table below sets forth certain information with respect to the occupancy rate at NTB Eldridge expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.33
2004	100%	10.33
2003	100%	10.33

McKesson Distribution Center; Conroe, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a freestanding distribution facility containing approximately 162,613 of gross leasable square feet.  The building is located at 3301 Pollok Drive, Conroe, Texas.  This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Conroe Distribution BTS, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash.  On December 30, 2005, MB REIT obtained financing in the amount of approximately $5.76 million.  The loan requires interest only payments at an annual rate of 4.94% and matures in January 2011.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $12,000.  The real estate taxes payable were calculated by multiplying McKesson Distribution Center’s assessed value by a tax rate of 2.877%.

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed during 2005. One tenant, McKesson Corporation, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
McKesson Corporation	162,613	100	4/4 yr.	661,035	4.07	10/05	10/10
					4.47	11/10	05/16

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	661,035	—
2007	—	—	—	—	661,035	—
2008	—	—	—	—	661,035	—
2009	—	—	—	—	661,035	—
2010	—	—	—	—	672,052	—
2011	—	—	—	—	727,139	—
2012	—	—	—	—	727,139	—
2013	—	—	—	—	727,139	—
2014	—	—	—	—	727,139	—
2015	—	—	—	—	727,139	—

The table below sets forth certain information with respect to the occupancy rate at McKesson Distribution Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	4.07

Windermere Village; Houston, Texas

On November 1, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Windermere Village, containing approximately 26,800 of gross leasable square feet.  The center is located at Eldridge Parkway and FM 1960 in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Windermere-Eldridge, L.P., for a cash purchase price of approximately $8.8 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 3,600 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

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Two tenants, Pei Wei Asian Diner and Buffalo SW Cafe, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Buffalo SW Café	4,880	19	26.75	03/05	02/10
			28.60	03/10	02/15

Pei Wei Asian Diner	3,200	13	26.56	11/04	11/09
			29.06	12/09	11/14

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $29,000.  The real estate taxes payable were calculated by multiplying Windermere Village’s assessed value by a tax rate of 3.261%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $6.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Windermere Village was built in 2004.  As of June 1, 2006, this property was approximately eighty-one percent (81%) occupied, with approximately 21,600 square feet leased to 11 tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Unique Italian Charm & Bead	1,200	11/09	—	25,200	21.00
Edible Arrangements	1,200	02/10	1/5 yr.	26,160	21.80
Medical Spas of Houston	1,400	04/10	1/5 yr.	29,400	21.00
Dahn Yoga	1,400	05/10	1/5 yr.	30,030	21.45
Mobile Destinations/Cingular Wireless	1,520	06/10	1/5 yr.	34,200	22.50
Aromas Coffee	1,600	07/10	1/5 yr.	30,400	19.00
Lenn’s Subs Shop	2,000	12/10	1/5 yr.	48,000	24.00
H&R Block	1,600	04/11	1/5 yr.	33,120	20.70
Pei Wei Asian Diner	3,200	11/14	2/5 yr.	84,992	26.56
Buffalo SW Café	4,880	02/15	2/5 yr.	130,540	26.75
Carvel Ice Cream	1,600	03/15	2/5 yr.	36,000	22.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	508,167	—
2007	—	—	—	—	513,033	—
2008	—	—	—	—	519,458	—
2009	1	1,200	27,600	5.28%	522,309	23.00
2010	6	9,120	209,390	40.61%	515,565	22.96
2011	1	1,600	33,120	10.85%	305,280	20.70
2012	—	—	—	—	272,160	—
2013	—	—	—	—	272,160	—
2014	1	3,200	92,992	34.17%	272,160	29.06
2015	2	6,480	179,168	100.00%	179,168	27.65

The table below sets forth certain information with respect to the occupancy rate at Windermere Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	81%	23.52
2004	20%	25.04

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Woodforest Square Shopping Center; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Woodforest Square Shopping Center containing approximately 39,966 of gross leasable square feet.  The center is located at 180 Uvalde B in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 14 Wood Forest, L.P., for a cash purchase price of approximately $3.4 million, of which approximately $712,000 was placed in a separate escrow to be paid to the seller for 9,100 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Mr. Gatti’s Pizza and T.C. Clean Scene, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Mr. Gatti’s Pizza	2,800	7	9.60	01/98	01/03
			12.00	02/03	01/08/

Mr. Gatti’s Pizza	3,500	9	12.00	06/97	01/08

T.C. Clean Scene	4,200	11	6.36	01/01	12/03
			6.72	01/04	MTM

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,000.  The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.842%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.5 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Woodforest Square Shopping Center was built in 1980.  As of June 1, 2006, this property was sixty-seven (67%) occupied, with a total of approximately 20,866 square feet leased to 13 tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
T.C. Clean Scene	4,200	MTM	—	12,660	3.01
Center for Behavioral Health	2,150	10/06	—	18,060	8.40
Victor Boudreaux	1,000	02/07	1/3 yr.	10,200	10.20

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Nysom Apparel	1,050	12/07	1/1 yr	12,600	12.00
Nysom Apparel	1,491	12/07	1/3 yr.	8,946	6.00
Mr. Gatti’s Pizza(1)	6,300	01/08	—	75,600	12.00
Rosemary Huong Lam	1,190	05/08	1/5 yr.	10,710	9.00
Casa Mairis	1,050	12/08	—	9,576	9.12
Sho Nuff Good	3,150	03/10	1/5 yr.	17,010	5.40
Viann Nail Salon	1,085	07/10	1/5 yr.	9,765	9.00
Uvalde Insurance	1,050	09/10	—	8,820	8.40
Fashion Plus	1,750	11/10	—	16,800	9.60
Aline Tran, D.D.S.	1,400	01/11	—	14,280	10.20

(1)          There are two separate leases covering two (2) separate spaces. The gross leasable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	3	10,350	85,290	30.69%	279,918	8.30
2007	3	3,541	31,746	16.03%	198,012	8.97
2008	4	8,540	98,910	58.22%	169,883	11.58
2009	—	—	—	—	74,330	—
2010	4	7,035	60,522	80.91%	74,802	8.60
2011	1	1,400	14,280	100.00%	14,280	10.20
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Woodforest Square Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	78%	8.33
2004	87%	8.49
2003	81%	6.56

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Willis Town Center; Willis, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Willis Town Center containing approximately 17,540 gross leasable square feet.  The center is located at 904 West Montgomery in Willis, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 42 I45 FM 1097, L.P., for a cash purchase price of approximately $4.0 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 4,800 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

98

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
M.G.A.	3,220	18	15.00	11/02	10/09

Time Cleaners	2,000	11	15.00	12/01	12/06
			17.00	01/07	12/11

Gayle J. Fletcher, DDS	2,000	11	15.50	06/04	05/07
			17.05	06/07	05/12

Texas Hair Express	1,920	11	15.00	11/01	11/06

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $20,000.  The real estate taxes payable were calculated by multiplying Willis Town Center’s assessed value by a tax rate of 3.094%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.0 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Willis Town Center was built in 2000 and is shadow anchored by a Kroger’s.  As of June 1, 2006, this property was seventy-three percent (73%) occupied, with a total of approximately 12,740 square feet leased to seven tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
The UPS Store	1,400	11/06	1/5 yr.	23,800	17.00
Texas Hair Express	1,920	11/06	1/5 yr.	28,800	15.00
Mr. Gatti’s Pizza	1,200	11/06	1/5 yr.	18,600	15.50
M.G.A.	3,220	10/09	2/3 yr.	48,300	15.00
Willis Nail	1,000	10/11	—	17,000	17.00
Time Cleaners	2,000	12/11	1/5 yr.	30,000	15.00
Gayle J. Fletcher, DDS	2,000	05/12	1/5 yr., 5/1 yr.	31,000	15.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	3	4,520	71,200	36.00%	197,783	15.75
2007	—	—	—	—	133,804	—
2008	—	—	—	—	135,096	—
2009	1	3,220	48,300	35.75%	135,096	15.00
2010	—	—	—	—	86,796	—
2011	2	3,417	52.696	60.71%	86,796	15.42
2012	1	2,000	34,100	100.00%	34,100	17.05
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Willis Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	15.50
2004	100%	15.50
2003	73%	15.28
2002	73%	15.28

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Information with respect to this table was not historically available for 2001.

Saratoga Town Center; Corpus Christi, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Saratoga Town Center containing approximately 58,182 of gross leasable square feet (excluding ground lease space).  The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 54 Saratoga - Staples, L.P., for a cash purchase price of approximately $15.6 million, of which approximately $1 million was placed in a separate escrow to be paid to the seller for 3,500 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Utopia World Cuisine and Petco, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Utopia World Cuisine	5,918	10	18.34	03/05	02/07
			18.94	03/07	02/08
			19.54	03/08	02/10

Petco	13,500	23	13.44	07/04	12/09
			14.50	01/10	01/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,000.  The real estate taxes payable were calculated by multiplying Saratoga Town Center’s assessed value by a tax rate of 3.139%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Saratoga Town Center was built in 2004 and is shadow anchored by Kohl’s.  As of June 1, 2006, this property was ninety-four percent (94%) occupied, with a total of approximately 54,682 square feet (which excludes ground lease space) leased to 20 tenants (which includes one ground lease tenant).  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
My Favorite Muffin	1,600	07/09	1/5 yr.	30,400	19.00
Sprint PCS	2,450	08/09	2/5 yr.	50,225	20.50

100

Complete Family Eye Care	1,750	09/09	1/5 yr.	33,600	19.20
Cost Cutters	1,400	09/09	1/5 yr.	27,440	19.60
Noodle House	4,138	09/09	1/5 yr.	69,311	16.75
EB Games	1,400	09/09	1/5 yr.	27,650	19.75
King of Sleep	2,800	11/09	1/5 yr.	47,040	16.80
Ooh La La Boutique	1,400	12/09	1/5 yr.	26,880	19.20
My Scrubs	1,400	02/10	1/5 yr.	26,880	19.20
Utopia World Cuisine	5,918	02/10	1/5 yr.	108,536	18.34
Elite Nails	2,800	07/10	—	50,400	18.00
Phillip Randolph	1,400	08/10	1/5 yr.	26,880	19.20
Laser Treatment and Medical Spa	1,800	08/10	1/5 yr.	34,560	19.20
Luxe Salon & Beauty	1,400	11/10	1/5 yr.	27,720	19.80
Keva Juice	1,188	05/14	—	22,810	19.20
Quiznos Classic Subs	1,400	06/14	2/5 yr.	26,565	18.98
Deluxe Cleaners	2,450	09/14	1/5 yr.	44,100	18.00
Oasis	4,488	09/14	2/5 yr.	80,784	18.00
Petco	13,500	01/15	3/5 yr.	181,440	13.44
Wendy’s (Ground Lease)	N/A	01/24	4/5 yr.	95,000	N/A

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,039,836	—
2007	—	—	—	—	1,049,720	—
2008	—	—	—	—	1,057,902	—
2009	8	16,938	314,946	29.71%	1,060,139	18.59
2010	6	14,718	282,078	37.15%	759,389	19.17
2011	—	—	—	—	482,750	—
2012	—	—	—	—	484,150	—
2013	—	—	—	—	484,150	—
2014	4	9,526	198,710	41.04%	484,150	20.86
2015	1	13,500	181,440	61.22%	296,390	13.44

The table below sets forth certain information with respect to the occupancy rate at Saratoga Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	95%	17.64
2004	70%	17.18

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

6234 Richmond Avenue; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing office building known as 6234 Richmond Avenue containing approximately 25,601 of gross leasable square feet.  The office building is located at 6234 Richmond Avenue in Houston, Texas.  This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 19 Richmond Ave., L.P., for a cash purchase price of approximately $3.0 million, of which approximately $1.2 million was placed in a separate escrow to be paid to the seller for 9,900 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

101

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, 24-Hour Fitness and 6447 Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
24-Hour Fitness	6,000	23	9.10	06/01	05/02
			10.00	06/02	05/03
			10.83	06/03	05/04
			11.67	06/04	05/06
			11.67	06/06	05/08
6447 Corporation	8,781	34	14.35	02/99	01/00
			14.76	02/00	01/01
			15.44	02/01	01/03
			16.13	02/03	01/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $33,000.  The real estate taxes payable were calculated by multiplying 6234 Richmond Avenue’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 1972.  As of June 1, 2006, this property was sixty-one percent (61%) occupied, with a total of approximately 15,701 square feet leased to three tenants.  The following table sets forth certain information with respect to those leases:

Lessee-	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Boxer Property Management	920	06/06	—	12,000	13.04
24-Hour Fitness	6,000	05/08	—	69,996	11.67
6447 Corporation	8,781	01/09	1/5 yr.	141,600	16.13

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	920	12,000	5.37%	223,596	13.04
2007	—	—	—	—	211,596	—
2008		6,000	69,996	33.08%	211,596	11.67
2009	1	8,781	141,600	100.00%	141,600	16.13
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6234 Richmond Avenue expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	61%	14.24
2004	94%	14.17
2003	94%	13.80
2002	94%	11.54
2001	94%	12.83

102

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Paradise Shops of Largo; Largo, Florida

On October 17, 2005, MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing approximately 54,641 of gross leasable square feet.  The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Win-Ulmerton, Ltd., for a cash purchase price of approximately $12.8 million. MB REIT purchased this property for cash.  On December 7, 2005, MB REIT obtained financing in the amount of approximately $7.3 million.  The loan requires interest only payments at an annual rate of 4.88% and matures January 2011.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Publix, leases more than ten percent (10%) of the total gross leasable area of this property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Publix	44,841	82	13.80	07/05	07/25

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $55,000.  The real estate taxes payable were calculated by multiplying Paradise Shops of Largo’s assessed value by a tax rate of 21.966%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $9.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Paradise Shops of Largo was newly constructed during 2005.  As of June 1, 2006, this property was 97% occupied, with a total of 53,241 square feet leased to five tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
AJ & JP Liquors	1,400	07/10	1/5 yr.	35,000	25.00
Bank Atlantic	4,200	07/10	—	105,000	25.00
Hairmaster’s	1,400	08/10	—	35,000	25.00
Julie’s Nails and Tanning	1,400	08/10	—	32,200	23.00
Publix	44,841	07/25	—	618,806	13.80

103

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	826,006	—
2007	—	—	—	—	826,006	—
2008	—	—	—	—	826,706	—
2009	—	—	—	—	828,106	—
2010	4	8,400	209,300	25.27%	828,106	24.92
2011	—	—	—	—	618,806	—
2012	—	—	—	—	618,806	—
2013	—	—	—	—	618,806	—
2014	—	—	—	—	618,806	—
2015	—	—	—	—	618,806	—

The table below sets forth certain information with respect to the occupancy rate at Paradise Shops of Largo expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	15.51

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Pinehurst Shopping Center; Humble, Texas

On October 14, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Pinehurst Shopping Center, containing approximately 39,934 of gross leasable square feet.  The center is located at 8005 FM 1960 East in Humble, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K Texas Ventures Capital, L.P., for a cash purchase price of approximately $3.8 million, of which approximately $675,000 was placed in a separate escrow to be paid to the seller for 7,962 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

No tenants lease more than ten percent (10%) of the total gross leasable area of the property.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $62,000.  The real estate taxes payable were calculated by multiplying Pinehurst Shopping Center’s assessed value by a tax rate of 3.111%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

104

Pinehurst Shopping Center was built in 1984.  As of June 1, 2006, this property was sixty-six percent (66%) occupied, with a total of approximately 26,322 square feet leased to eighteen (18) tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Baytown Seafood Restaurant	3,550	09/06	1/5 yr.	31,950	9.00
Bailey Cleaners	1,460	02/07	1/5 yr.	14,016	9.60
Best Donuts	1,426	03/07	—	14,545	10.20
State Farm Insurance	2,100	04/07	1/5 yr.	20,160	9.60
Austen’s Bistro	2,436	05/07	—	23,386	9.60
Veron Cajun Meat Market	2,160	01/08	—	19,440	9.00
Timothy E. Bates	1,000	02/08	—	9,600	9.60
Lily’s Nail Salon	600	04/08	—	5,760	9.60
A+ Food Market	1,530	05/08	1/5 yr.	14,688	9.60
Computer Avenue	1,000	10/08	—	10,200	10.20
Fantastic Cuts	1,000	09/09	—	10,200	10.20
Stephen G. Eichelsdorfer	806	09/09	1/5 yr.	8,705	10.80
Lake Houston Mortgage	1,000	04/10	—	6,600	6.60
Nikola Gajic, M.D.	1,800	08/10	—	16,200	9.00
Mojito’s Café	1,410	09/10	1/5 yr.	21,150	15.00
Bicycles, Etc.	808	12/10	1/5 yr.	7,272	9.00
Bicycles, Etc.	1,236	12/10	—	11,124	9.00
Travis Barber Shop	1,000	12/10	—	9,600	9.60

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	3,550	31,950	12.52%	255,216	9.00
2007	4	7,422	73,367	32.77%	223,906	9.89
2008	5	6,290	59,688	39.65%	150,539	9.49
2009	2	1,806	18,905	20.67%	91,451	10.47
2010	6	7,254	72,546	100.00%	72,546	10.00
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Pinehurst Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	70%	8.20
2004	58%	5.68

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

6101 Richmond Building; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 6101 Richmond Building, containing approximately 19,230 of gross leasable square feet.  The office building is located at 6101 Richmond Avenue in Houston, Texas.  This property competes with several other single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 16 Richmond Ltd., for a cash purchase price of approximately $3.1 million. MB REIT purchased this property using its equity capital and may later borrow monies using this property as collateral.

105

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 1994. One tenant, Wild West Club, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Per Annum	Beginning	To
Wild West Club	19,230	100	2/5 yr.	216,000	11.23	02/98	02/00
				228,000	11.86	03/00	02/03
				248,400	12.92	03/03	02/08

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $64,200.  The real estate taxes payable were calculated by multiplying 6101 Richmond Building’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	261,600	—
2007	—	—	—	—	261,600	—
2008	2	19,230	261,600	100.00%	261,600	13.60
2009	—	—	—	—	—	—
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6101 Richmond Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	12.92
2004	100%	12.92
2003	100%	12.74
2002	100%	11.86
2001	100%	11.86

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.

24 Hour Fitness Center; The Woodlands, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 24-Hour Fitness - Woodlands, containing approximately 45,906 of gross leasable square feet.  The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas.  This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

106

MB REIT purchased this property from an unaffiliated third party, A-S 38 Woodland Pkwy - Six Pines, L.P., for a cash purchase price of approximately $13.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2001.  One tenant, 24-Hour Fitness, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Per Annum	Beginning	To
24-Hour Fitness	45,906	100	3/5 yr.	910,775	19.84	06/02	06/07
				1,001,669	21.82	07/07	06/12
				1,102,203	24.01	07/12	06/17

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $168,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.633%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.2 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	910,775	—
2007	—	—	—	—	956,222	—
2008	—	—	—	—	1,001,669	—
2009	—	—	—	—	1,001,669	—
2010	—	—	—	—	1,001,669	—
2011	—	—	—	—	1,001,669	—
2012	—	—	—	—	1,051,936	—
2013	—	—	—	—	1,102,203	—
2014	—	—	—	—	1,102,203	—
2015	—	—	—	—	1,102,203	—

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center in The Woodlands expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	19.84
2004	100%	19.84
2003	100%	19.84
2002	100%	11.57

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.

24 Hour Fitness Center - 249 & Jones; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing retail center known as 24 Hour Fitness - 249 & Jones, containing approximately 85,000 of gross leasable square feet.  The center is located at 21602 Tomball

107

Parkway in Houston, Texas.  This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 20 A-K, L.P., for a cash purchase price of approximately $10.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, 24-Hour Fitness, Houston UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
24-Hour Fitness	34,950	41	13.71	01/01	12/01
			13.20	01/02	12/02
			15.45	01/03	12/03
			16.09	01/04	12/05
			16.58	01/06	12/10
			18.57	01/11	12/15

Houston UMA Taekwondo	10,050	12	3.50	06/03	05/04
			4.50	06/04	05/06
			5.00	06/06	05/08
			5.50	06/08	05/10
			6.00	06/10	05/12
			6.50	06/12	05/13

Greg Majors Auctions	9,000	11	4.80	01/04	03/06
			5.07	04/06	03/09

Phoenix Outstanding Services	24,000	28	3.13	04/05	04/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $102,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.276%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.9 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The building was built in 1984 and renovated during 2001.  As of June 1, 2006, this property was ninety-two percent (92%) occupied, with a total of approximately 78,000 square feet leased to four tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Greg Majors Auctions	9,000	03/09	—	43,200	4.80
Phoenix Outstanding Services	24,000	04/10	—	75,000	3.13
Houston UMA Taekwondo	10,050	05/13	—	50,250	5.00
24-Hour Fitness	34,950	12/15	3/5 yr.	579,600	16.58

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	7,000	35,652	4.55%	783,408	5.09
2007	0	—	—	—	750,450	—
2008	0	—	—	—	753,381	—
2009	1	9,000	45,600	6.04%	755,475	5.07
2010	1	24,000	75,000	10.52%	712,806	3.13
2011	0	—	—	—	709,200	—
2012	0	—	—	—	712,131	—
2013	1	10,050	65,325	9.15%	714,225	6.50
2014	0	—	—	—	648,900	—
2015	1	34,950	648,900	100.00%	648,900	18.57

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center - 249 & Jones expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	8.96
2004	72%	11.17
2003	61%	11.32
2002	41%	13.20
2001	41%	13.71

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

As of June 8, 2006, MB REIT has approximately $147.4 million in probable acquisitions and MB REIT believes, based in part on projected sales of their common stock, that cash on hand and future financings will provide them with sufficient cash to close these properties at the time of their projected closings.

Financing Transactions

Shakopee Shopping Center; Shakopee, Minnesota

On May 25, 2006, a subsidiary of MB REIT, MB Shakopee Vierling L.L.C. (referred to herein as MBSV), entered into loan documents as the borrower of approximately $8.8 million from Allstate Life Insurance Company (referred to herein as Allstate).  MBSV’s obligations are secured by a first priority mortgage on the property commonly known as the Shakopee Shopping Center located at 1698 Vierling Drive in Shakopee, Minnesota. MBSV also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSV related to the property.  The Shakopee Shopping Center property was acquired by MBSV on April 6, 2006.

The loan bears interest at the rate of 5.30% per annum.  MBSV is required to make interest-only payments on a monthly basis in the approximate amount of $38,867 until the loan matures on May 1, 2011.  Upon maturity, MBSV will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSV may, in certain circumstances, after June 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Allstate may declare, subject to customary cure rights granted to MBSV, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable.  Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSV, may be liable for the obligations of MBSV under the loan documents.  In connection with the loan, MBSV has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise

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resulting from the presence of hazardous material on the property.  MBSV and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Southgate Apartments; Louisville, Kentucky

On April 21, 2006, a subsidiary of MB REIT, MB Louisville Southgate, L.L.C. (referred to herein as MBLS), entered into loan documents as the borrower of approximately $10.725 million from Merrill Lynch Mortgage Lending, Inc. (referred to herein as Merrill Lynch).  MBLS’s obligations are secured by a first priority mortgage on the property commonly known as the Southgate Apartments located at 10960 Southgate Manor Drive in Louisville, Kentucky.  MBLS also granted a security interest to Merrill Lynch in, among other things, all of the personal property owned by MBLS at the property.  Southgate Apartments was purchased by MB REIT on March 2, 2006.

The loan bears interest at the rate of 5.413% per annum.  MBLS is required to pay interest only on a monthly basis in the amount of $48,379 until the loan matures on May 1, 2016.  After May 1, 2016, MBLS is also required to pay Merrill Lynch any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBLS may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Merrill Lynch securitizes the loan.  Merrill Lynch is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to May 1, 2016, and through the maturity date, MBLS may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBLS, Merrill Lynch may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBLS has also agreed to indemnify Merrill Lynch against losses suffered by Merrill Lynch arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBLS under the loan documents, including the environmental indemnity given by MBLS.

Thermo Process Systems Facility; Sugar Land, Texas

On March 3, 2006, a subsidiary of MB REIT, MB Sugar Land Gillingham Limited Partnership (referred to herein as MBSLG), entered into loan documents as the borrower of approximately $8.2 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura).  MBSLG’s obligations are secured by a first priority mortgage on the property commonly known as the Thermo Process Systems facility located at 1410 Gillingham Lane in Sugar Land, Texas.  MBSLG also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBSLG related to the property.  The Thermo Process Systems property was acquired by MBSLG on or about January 17, 2006.

The loan bears interest at the rate of 5.24% per annum.  MBSLG is required to make interest-only payments on a monthly basis in the amount of $35,811 until the loan matures on March 11, 2031.  After March 11, 2011, MBSLG is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  Upon maturity, MBSLG will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSLG may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to March 11, 2011, and through the maturity date, MBSLG may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to customary cure rights granted to MBSLG, Nomura may declare the entire

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outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium , late charges and other amounts, to be immediately due and payable.

MBSLG has also agreed to indemnify Nomura against losses suffered by Nomura arising from, among other things, the presence or release of hazardous substances on the property.  MB REIT has agreed to guaranty the obligations of MBSLG under the loan documents, including the environmental indemnity given by MBSLG.

Monadnock Marketplace; Keene, New Hampshire

On February 27, 2006, a subsidiary of MB REIT, MB Keene Monadnock LLC (referred to herein as MBKM), entered into loan documents as the borrower of approximately $26.8 million from Principal Commercial Funding, LLC (referred to herein as PCF).  MBKM’s obligations are secured by a first priority mortgage on the property commonly known as the Monadnock Marketplace located at 20 Ashbrook Road in Keene, New Hampshire.  MBKM also granted a security interest to PCF in, among other things, certain tangible and intangible personal property interests of MBKM related to the property.  The Monadnock Marketplace property was purchased by MB REIT on January 4, 2006.

The loan bears interest at the rates of 4.88% per annum for the first two years, 5.10% for the next two years, 5.30% for the fifth year and 5.45% through maturity.  MBKM is required to make interest-only payments on a monthly basis of approximately $108,925 beginning on April 1, 2006, $113,836 beginning on April 1, 2008, $118,300 beginning on April 1, 2010 and $121,648 beginning on April 1, 2011 until the loan matures on March 1, 2013, respectively.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity.  MBKM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: (i) one year after PCF securitizes the loan or (ii) two years after the date of the first full debt service payment.  PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBKM, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBKM has also agreed to indemnify PCF against losses suffered by PCF arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBKM under the loan documents, including the environmental indemnity given by MBKM.

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On February 10, 2006, a subsidiary of MB REIT, MB Pittsburgh Bridgeside DST (referred to herein as MBPB), entered into loan documents as the borrower of approximately $17.3 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura).  MBPB’s obligations are secured by a first priority mortgage on the property commonly known as the Bridgeside Point Office Building located at 100 Technology Drive in Pittsburgh, Pennsylvania.  MBPB also granted a security interest to Nomura in, among other things, all of the personal property owned by MBPB at the property.  The Bridgeside Point Office Building was purchased by MB REIT on November 22, 2005.

The loan bears interest at the rate of 5.2% per annum.  MBPB is required to pay interest only on a monthly basis in the amount of $75,075 until the loan matures on February 11, 2031.  After February 11, 2011, MBPB is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBPB may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to February 11, 2011, and through the maturity date, MBPB may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBPB, Nomura may declare the entire

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outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBPB has also agreed to indemnify Nomura against losses suffered by Nomura arising from the presence or release of hazardous substances, among other things, on the property.  Inland Western Retail Real Estate Trust, Inc. (referred to herein as Inland Western), an entity sponsored by our sponsor, is also primarily liable to Nomura for certain breaches of the loan documents, including the environmental indemnity by MBPB, until MB REIT has a net worth equal to or greater than $300 million.

Triangle Center; Longview, Washington

On February 9, 2006, a subsidiary of MB REIT, MB Longview Triangle, L.L.C. (referred to herein as MBLT), entered into loan documents as the borrower of approximately $23.6 million from LaSalle Bank National Association (referred to herein as “LaSalle”).  MBLT’s obligations are secured by a first priority mortgage on the property commonly known as Triangle Center located at 1305 Ocean Beach Highway in Longview, Washington.  MBLT has also granted a security interest to LaSalle in all of the personal property owned by MBLT at the property.  Triangle Place was purchased by MB REIT on December 23, 2005.

The loan bears interest at the rate of 4.83% per annum.  MBLT is required to pay interest only on a monthly basis in the amount of $94,990 until the loan matures on March 1, 2011.  MBLT may, in certain circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after LaSalle securitizes the loan.  LaSalle is not required to securitize the loan.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBLT, LaSalle may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBLT has also agreed to indemnify LaSalle against losses suffered by LaSalle arising from the presence or release of hazardous substances, among other things on the property.  Inland Western is also primarily liable to LaSalle for certain breaches of the loan documents, including the environmental indemnity by MBLT, until MB REIT has a net worth equal to or greater than $300 million.

Tenant Lease Expiration

The following table sets forth for leases in place as of June 1, 2006, lease expirations for the next ten years at the properties, assuming that no renewal options are exercised.  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year.  Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.  In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	216	233,421	4.75%	2,367,552	2.94%	80,424,487	10.14
2007	89	111,326	2.26%	1,372,233	1.73%	79,123,569	12.33
2008	60	192,922	3.92%	2,768,595	3.52%	78,549,678	14.35
2009	70	200,488	4.08%	2,916,534	3.83%	76,133,873	14.55
2010	121	289,476	5.88%	4,913,560	6.65%	73,872,339	16.97
2011	44	164,435	3.34%	2,305,026	3.30%	69,750,231	14.02
2012	14	107,899	2.19%	1,321,935	1.90%	69,721,600	12.25
2013	14	93,667	1.90%	1,173,828	1.74%	67,330,818	12.53
2014	18	270,718	5.50%	4,484,891	6.75%	66,466,384	16.57
2015	47	515,630	10.48%	6,844,100	10.97%	62,367,373	13.27

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Tenant Concentration

                The following table sets forth information regarding the ten individual tenants comprising the greatest gross leaseable area and greatest 2006 annualized base rent based on the properties owned as of June 5, 2006.

Tenant Name	Total Number of Properties	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annual Base Rent
SBC	1	1,690,214	30.09%	22,687,573
Stop N Shop Super Market	8	531,829	9.47%	8,043,643
24 Hour Fitness	7	238,621	4.25%	5,948,121
Cinemark	3	187,081	3.33%	2,343,560
McKesson Distribution	1	162,613	2.90%	661,035
Cellomics/Fisher Scientific	1	153,110	2.73%	2,181,818
Thermo Process Facility	1	150,000	2.67%	960,000
Lakeview Technology Center	1	110,007	1.96%	2,224,211
HEB Grocery Store	1	95,000	1.69%	2,325,585
Price Chopper	1	73,883	1.32%	3,410,893

Portfolio Application by Type

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income
Retail Shopping Center and Malls	46	3,345,198	59.42%	47,105,590	60.23%

Office Buildings	5	1,971,751	35.02%	27,353,952	34.97%

Industrial/Distribution Centers	2	312,613	5.55%	1,621,035	2.07%

Apartment Complex	1	14.4 acres	N/A	2,133,252	2.73%

Total	54	5,629,562	100.00%	78,213,829	100.00%

(1) MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments.  The property has eleven three-story apartment buildings containing 256 apartment units and 33 garage spaces in the aggregate.  There are 116 one-bedroom units and 140 two-bedroom units.

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Portfolio Allocation by State

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income
Connecticut	1	64,948	1.15%	1,230,031	1.57%

Florida	2	208,968	3.71%	2,723,391	3.48%

Illinois	1	1,690,214	30.02%	22,687,573	29.01%

Kentucky	1	14.4 acres	N/A	2,133,252	2.73%

Massachusetts	3	209,414	3.72%	3,647,675	4.66%

Minnesota	1	103,442	1.84%	1,188,851	1.52%

Missouri	1	14,560	0.26%	315,331	0.40%

New Hampshire	1	200,633	3.56%	3,410,893	4.36%

New Jersey	1	68,323	1.21%	933,126	1.19%

New York	1	52,500	0.93%	929,775	1.19%

Ohio	1	100,958	1.79%	965,881	1.23%

Pennsylvania	1	153,110	2.72%	2,181,818	2.79%

Rhode Island	3	588,059	10.45%	6,829,097	8.73%

South Carolina	1	55,718	0.99%	458,080	0.59%

Texas	33	1,759,248	31.25%	23,551,213	30.11%

Virginia	1	110,007	1.95%	2,224,211	2.84%

Washington	1	249,460	4.43%	2,803,631	3.58%

Total	54	5,629,562	100.00%	78,213,829	100.00%

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 115 of the prospectus.

The following discussion and analysis relates to the three months ended March 31, 2006.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report. All dollar amounts are stated in thousands, except per share amounts.  A discussion of activity for the three months ended March 31, 2005 is not included because we were newly formed and did not have any significant operating or other activity during that period.

Overview

Inland American Real Estate Trust, Inc. was incorporated in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings located in the United States and Canada. Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc.  Various affiliates of our sponsor are involved in our operations, including our property managers.  Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of these entities are affiliate of The Inland Group, Inc.  On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock or shares at $10 each, and up to 40,000,000 shares at $9.50 each, which may be purchased through our distribution reinvestment program.

As of March 31, 2006, subscriptions for a total of 31,882,296 shares had been received from the public, which include 20,000 shares issued to our sponsor.  In addition, we sold 133,138 shares through our DRP as of March 31, 2006.  As a result of these sales, we have raised a total of $320,100 of gross offering proceeds as of March 31, 2006.

On January 5, 2006 we entered into a joint venture in which we have an ownership interest of 75% in a limited liability company herein referred to as LLC which owns Hyde Park Shopping Center herein referred to as Hyde Park which owns a 52,500 square foot shopping center located in Hyde Park, NY, that is 100% occupied as of March 31, 2006.  This entity is considered a variable interest entity or “VIE” as defined in FIN 46(R) and we are considered the primary beneficiary.  Therefore, this entity is consolidated by us and the assets, liabilities, equity and results of operations of Hyde Park are consolidated in our financial statements and discussions contained herein.  The LLC agreement contains a put/call provision which grants the right to the outside owner and us to require the LLC to redeem the ownership interest of the outside owner during future periods. This put/call agreement is embedded in the LLC agreement and is accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interest is subject to a put/call arrangement requiring settlement for a fixed amount, the LLC is treated as a 100% owned subsidiary by us with the amount due the outside owner reflected as a financing. Interest expense is recorded on this liability in an amount generally equal to the preferred return due to the outside owner as provided in the LLC agreement.

During 2005, we entered into a joint venture with Minto (Delaware), LLC, or Minto Delaware which owned all of the outstanding equity securities of Minto Builders (Florida), Inc. referred to herein as “MB REIT” prior to our entering into the agreement.  Pursuant to the terms of the securities agreement, we have agreed to purchase up to 920,000 shares of common stock of MB REIT at a price of $1.276 per share for a total investment of approximately $1,172,000 in MB REIT.  Minto Delaware continues to own $293,000 of equity in MB REIT.  A total of $264,000 of this equity is in the form of MB REIT series A preferred stock and $30,000 is in the form of 23,000 shares of common stock.  We were required to purchase $300,000 of common stock of MB REIT by March 31, 2006 (see discussion below for the status of the purchase).  We are required to purchase the remaining shares worth approximately $874,000 by December 31, 2006. Once we have purchased all 920,000 shares of common stock, we will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1.276 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, we will own approximately 97.5% of the total outstanding common stock.  MB REIT anticipates acquiring up to $2,700,000 in real estate assets, assuming we fully fund our purchase requirements and MB REIT borrows up to 55.0% of the total investment in the real estate assets.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc., referred to herein as Inland Western, an entity also sponsored by our sponsor.  Under this agreement, if we did not purchase the first $300,000 of MB REIT common stock by March 31, 2006, MB REIT could and did require Inland Western to purchase MB REIT series C preferred stock in an amount of $149,000. Inland Western has a future right to invest up to approximately

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$1,172,000 billion in series C preferred stock. MB REIT has the right to redeem any series C stock it issues to Inland Western with the proceeds of any subsequent capital contributed by us provided that MB REIT is required to redeem any outstanding series C preferred stock by December 31, 2006.  The series C preferred stock entitles the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly. To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, in January, 2006, MB REIT issued $125 of series B preferred stock in a private placement to 125 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable semi-annually.  As part of the MB REIT transaction, we entered into a put/call agreement with Minto Delaware that gives certain redemption rights to both Minto Delaware and us.

As a holder of common stock in the MB REIT, we are entitled to receive distributions after dividends have been paid on the series A, B, and C preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A stock.

As of March 31, 2006 and May 5, 2006, Inland Western had acquired approximately $264,000 of series C preferred stock and we have acquired approximately $151,000 of common stock.  We did not make the required contribution of $300,000 due on March 31, 2006, however, the contribution obligation was met to the MB REIT based on contributions made as of March 31, 2006 by Inland Western and us.  There is no assurance that we will be able to make the full contribution that is due by December 31, 2006.

For financial statement reporting purposes we consolidate our investment in MB REIT and, therefore, the assets, liabilities, equity and results of operations of MB REIT are consolidated in our financial statements and discussions contained herein.  An adjustment is made for the interest of minority holders in MB REIT.

During the three months ended March 31, 2006, MB REIT invested approximately $125,000 to acquire three retail properties, one multi-family property and one industrial building containing an aggregate of approximately 608,000 square feet and 256 apartment units.  In addition, MB REIT borrowed approximately $102,000 secured by six of its properties.

As of March 31, 2006, we own on a consolidated basis:

Office Properties:

•                  five office properties aggregating approximately 1.7 million square feet in the Chicago metropolitan area and approximately 282,000 square feet in Pennsylvania, Texas and Virginia;

Retail Properties:

•                  35 retail properties in Florida, Minnesota, Missouri, New Hampshire, Ohio, Texas and Washington aggregating approximately 2.1 million square feet, including approximately 168,300 square feet built by tenants on land leased from us;

Industrial Properties :

•                  two industrial properties containing approximately 308,600 square feet located in Texas; and

Multi-Family Properties:

•                  one multi-family property containing 256 units located in Louisville, KY.

We and MB REIT do not generally focus property acquisitions in any one particular geographic location within the United States or Canada.  However, we and MB REIT will generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is done more efficiently.  We and MB REIT will also seek properties with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We and MB REIT also may enter into purchase and leaseback transactions in which we or MB REIT will purchase a property and lease the property back to the seller.

To provide us and MB REIT with a competitive advantage over other potential purchasers, we and MB REIT generally do not condition any acquisition on our or MB REIT’s ability to secure financing.  We and MB REIT also may agree to acquire a property once construction is completed.  In this case, we or MB REIT will be obligated to purchase the

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property if the completed property conforms to definitive plans, specifications and costs approved by us or MB REIT.  We and MB REIT also may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services do not cause us to lose our qualification to be taxed as a real estate investment trust or REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we use in evaluating a particular property.  We expect that each acquired entity will be operated as either a wholly-owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view, would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.  MB REIT does not intend to buy entities.  MB REIT has a right of first refusal on all fee simple interests presented to Inland American until MB REIT is fully invested.

We and MB REIT consider a number of factors in evaluating whether to acquire any particular asset, including:

•                  geographic location and property type;

•                  condition and use of the assets;

•                  historical performance;

•                  current and projected cash flow;

•                  potential for capital appreciation;

•                  potential for economic growth in the area where the assets are located;

•                  presence of existing and potential competition;

•                  prospects for liquidity through sale, financing or refinancing of the assets; and

•                  tax considerations.

We and MB REIT may borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with our sponsor, us or MB REIT. These borrowings generally will be secured solely by a mortgage on one or more of our or MB REIT’s properties but also may require us or MB REIT to be directly or indirectly (through a guarantee) liable for the borrowings.  We and MB REIT may borrow at either fixed or variable interest rates and on terms that require us or MB REIT to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

We and MB REIT are subject to significant competition in seeking real estate investments and tenants.  We and MB REIT compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We and MB REIT also face competition from real estate investment programs, including three REITs, sponsored by our sponsor and its affiliates for retail shopping centers and single tenant net-leased properties that may be suitable for our and MB REIT’s investment.  Some of these competitors, including larger REITs, have substantially greater financial resources than we and MB REIT do and generally may be able to accept more risk.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

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As of March 31, 2006, we owned, on a consolidated basis, 43 properties consisting of 35 Retail Properties, five Office Properties, one Multi-Family Property and two Industrial Properties.  The following disclosure describes by business segment, the location and character of these properties.  Title to each property is held by a wholly-owned subsidiary of MB REIT, except in the case of Stop N Shop in Hyde Park.

Retail Segment

Retail Properties	Location	GLA Occupied	% Occupied	No. of Tenants as of 03/31/06	Mortgage Payable
24 Hour Fitness	Houston, TX	85,000	100%	5
24 Hour Fitness	Woodlands, TX	45,906	100%	1
6101 Richmond Ave.	Houston, TX	19,230	100%	2
Pinehurst Shopping Center	Humble, TX	26,322	66%	18
Paradise Shops of Largo	Largo, FL	53,241	97%	5	7,325
Saratoga Town Center	Corpus Christie, TX	58,182	94%	21
Willis Town Center	Willis, TX	12,740	73%	7
Woodforest Square	Houston, TX	30,866	77%	15
Windermere Village	Houston, TX	21,600	81%	11
Eldridge Town Center	Houston, TX	78,471	100%	28
NTB Eldgridge	Houston, TX	6,290	100%	1
Blackhawk Town Center	Houston, TX	34,128	100%	12
Carver Creek	Dallas, TX	23,732	71%	2
Chili’s - Hunting Bayou	Jacinto City, TX	5,476	100%	1
Joe’s Crab Shack	Jacinto City, TX	7,282	100%	1
Cinemark Theaters	Jacinto City, TX	68,000	100%	1
Antoine Town Center	Houston, TX	36,230	92%	18
Ashford Plaza	Houston, TX	33,612	94%	19
Highland Plaza	Houston, TX	72,730	99%	22
West End Square	Houston, TX	30,103	82%	11
Winchester Town Center	Houston, TX	14,900	83%	8
Atascocita Shopping Center	Humble, TX	46,146	98%	7
Cypress Town Center	Houston, TX	47,870	86%	23
Friendswood Shopping Center	Friendswood, TX	64,803	91%	13
Cinemark Theaters	Webster, TX	80,000	100%	1
Stables at Town Center (Phase I & II)	Spring, TX	83,296	88%	31
Walgreens	Springfield, MO	14,560	100%	1
Tomball Town Center	Tomball, TX	50,913	83%	20
Bay Colony Town Center	League City, TX	172,242	89%	23
Triangle Center	Longview, WA	240,110	95%	34	23,600
Cinemark 12	Pearland, TX	38,910	100%	1
Hunting Bayou	Jacinto City, TX	110,300	83%	18
Lakewood Shopping Center	Margate, FL	145,557	98%	30	11,715
Monadnock Marketplace	Keene, NH	200,633	100%	12	26,785
Stop N Shop	Hyde Park, NY	52,500	100%	1	8,100

Total Retail Properties GLA Occupied		2,111,881	93%		77,525

The square footage for Saratoga Town Center, Eldridge Town Center, NTB Eldridge, Chili’s - Hunting Bayou, Joe’s Crab Shack - Hunting Bayou, Friendswood Shopping Center Lakewood Shopping Center, and Bay Colony Town Center includes an aggregate of 168,206 square feet leased to tenants under ground lease agreements.

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Office Segment

Office Properties	Location	GLA Occupied	% Occupied	No. of Tenants as of 03/31/06	Mortgage Payable
6234 Richmond Ave	Houston, TX	15,701	61%	3
11500 Market Street	Houston, TX	2,719	100%	1
SBC Center	Hoffman Estates, IL	1,690,214	100%	1	200,472
Bridgeside Point	Pittsburgh, PA	153,110	100%	1	17,325
Lakeview Technology Center I	Suffolk, VA	110,007	100%	2	14,470

Total Office Properties GLA Occupied		1,971,751	99%		232,267

Industrial Segment

Industrial/Distribution Properties	Location	GLA Occupied	% Occupied	No. of Tenants as of 03/31/06	Mortgage Payable
McKesson Distribution Center	Conroe, TX	162,613	100%	1	5,760
Thermo Process	Sugarland, TX	150,000	100%	1	8,201

Total Industrial/Distribution Properties GLA Occupied		312,613			13,961

Multi-Family Segment

MB REIT’s multi-family property consists of one apartment building located in Louisville, KY containing approximately 256 units.  As of March 31, 2006, approximately 243 units were occupied and the average monthly rent per apartment was approximately $713.00.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of March 31, 2006 based on the amount of square footage they each occupy.

TENANT NAME	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
SBC	Office	1,690,214	35.79%	22,688	35.68%
24 Hour Fitness	Retail	238,621	5.05%	5,976	9.40%
Cinemark	Retail	187,081	3.96%	2,343	3.69%
McKesson Distribution	Indus/Dist	162,613	3.44%	661	1.04%
Cellomics/Fisher Scientific	Office	153,110	3.24%	2,182	3.43%
Thermo Process Facility	Indus/Dist	150,000	3.18%	960	1.51%
Lakeview Technology Center	Office	110,007	2.33%	2,224	3.50%
HEB Grocery Store	Retail	95,000	2.01%	2,292	3.61%
Price Chopper	Retail	73,883	1.56%	3,411	5.36%
Walgreens	Retail	73,180	1.55%	7,701	12.11%

The majority of the income from these properties consists of rent received under long-term leases.  Most of the leases provide for the payment of fixed minimum rent paid monthly in advance, and for the payment by tenants of a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building

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repairs of the property.  Certain of the major tenant leases require the landlord to pay certain of these expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

Critical Accounting Policies and Estimates

General

The following disclosure pertains to critical accounting policies and estimates we believe will be the most “critical” to our consolidated financial condition and results of operations.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with U.S. generally accepted accounting principles or GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our, Hyde Park and MB REIT’s judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

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Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the latter years of a lease.  We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities:

We consider APB 18: The Equity method of Accounting for Investments in Common Stock, SOP 78-9: Accounting for Investments in Real Estate Ventures, Emerging Issues Task Force (“EITF”) 96-16: Investors Accounting for an Investee When the Investor has the Majority of the Voting Interest but the Minority Partners have Certain Approval or Veto Rights, FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (“FIN 46R”) and EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”, to determine the method of accounting for each of our partially-owned entities.  In determining whether we have a controlling interest in a partially-owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual return, if they occur, or both.

Income Taxes

We and MB REIT operate in a manner intended to enable both entities to qualify as a Real Estate Investment Trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT which distributes at least 90% of its REIT taxable income as a dividend to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders.  If we or MB REIT fail to distribute the required amount of income to our shareholders, or fail too meet other REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

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Liquidity and Capital Resources

General

Our principal demands for funds have been for our investment in Hyde Park and MB REIT and to pay operating expenses and distributions. Generally, cash needs for items other than our investment in MB REIT have been funded from the proceeds of our public offering of our shares of common stock, by interest and investment income, or by advances or contributions by the sponsor.

Potential future sources of capital include proceeds from the public or private offering of our debt or equity securities, secured or unsecured financings from banks or other lenders, as well as undistributed funds, interest and investment income, and property operations.  We anticipate that during the current year we will (i) acquire additional existing properties and companies, (ii) continue to pay distributions to stockholders, and (iii) fund our capital contribution requirements to MB REIT, and each is expected to be funded from proceeds of our public offerings of shares and cash flows from all sources.

Future sources of capital for MB REIT include equity contributions, secured financing proceeds on properties we acquire and undistributed funds from property operations.

Leases typically require the tenants to bear responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances the leases provide that the tenant is responsible for roof and structural repairs.  Certain of MB REIT’s properties are subject to leases under which MB REIT retains responsibility for certain costs and expenses associated with the property.  MB REIT anticipates that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future and can be met with funds from operations and working capital.

Our business manager expects that the cash to be generated from  our public offering, interest and investment income, distributions from Hyde Park and MB REIT’s property operations and our property operations will be adequate to pay our operating expenses and provide distributions to stockholders, and fund our capital contribution requirements to MB REIT.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

Liquidity

Offering

As of March 31, 2006, subscriptions for a total of 31,882,296 shares had been received and accepted; resulting in gross proceeds of $318,800, adding the 133,138 shares sold pursuant to the DRP increases the gross proceeds to $320,100 as of March 31, 2006.

As of March 31, 2006, we had incurred $36,500 of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding such selling expenses, in excess of 4.5% of the gross offering proceeds. As of March 31, 2006, these organization and offering costs did not exceed the 4.5% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering.

MB REIT Capital Contribution Requirements

We are required to invest $1,200,000 in the MB REIT by December 31, 2006.  We expect to fund this obligation with proceeds from our public offering of shares and cash flows from all sources.  If we do not purchase the MB REIT common stock by the required date, MB REIT can require Inland Western to purchase series C preferred shares to fulfill this obligation.

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Mortgage Debt

As of March 31, 2006, on a consolidated basis, we had mortgage debt secured by ten properties totaling approximately $324,000.  These debt obligations require monthly payments of interest only and bear interest at a range of 4.88% to 6.01% per annum.

On February 21, 2006, MB REIT entered into a rate lock agreement with Merrill Lynch Mortgage Lending.  MB REIT paid a rate lock deposit of $107,250 to lock the interest rate at 5.413% for a period of 90 days for $10,725,000 in principal.  MB REIT entered into the rate lock to secure the interest on debt it intends to secure with a mortgage on the Southgate Apartments.  This mortgage debt was funded on April 21, 2006.

In December 2005, we entered into an interest rate lock agreement with a lender to secure an interest rate on mortgage debt on properties we own or will purchase in the future.  The agreement locks the interest rate at 5.321% on $100,000 in principal.

Margins Payable

We have purchased a portion of our marketable securities through margin accounts.  As of March 31, 2006, we have recorded a payable of $26,905 for securities purchased on margin against a total securities portfolio of $66,460,  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At March 31, 2006, the rates we were paying were in a range of between 5.08% and 5.33%

MB REIT Put/Call Agreement

Pursuant to the terms of a put/call agreement entered into with Minto Delaware that is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities.”, we may be required to redeem Minto Delaware’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, an affiliate of Minto Delaware,  has the option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware’s investment in the MB REIT (consisting of the series A preferred stock and common stock) for a price equal to (A) if our shares of common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348 or (B) if the shares of our stock are listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.  The series A liquidation preference is equal to $1.276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, Minto Holdings has an option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock held by Minto Delaware on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of our common stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent of Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock of MB REIT held by Minto Delaware or (B) if the shares of our common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

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Stockholder Liquidity.

We provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders.

The distribution reinvestment program allows stockholders to automatically reinvest distributions by purchasing additional shares from us at $9.50 per share without paying selling commissions or the marketing contribution and due diligence expense allowance.

The share repurchase program allows existing stockholders with limited, interim liquidity by enabling them to sell shares back to us.  The prices at which shares may be sold back to us are as follows:

•                  One year from the purchase date, at $9.25 per share;

•                  Two years from the purchase date, at $9.50 per share;

•                  Three years from the purchase date, at $9.75 per share; and

•                  Four years from the purchase date, at a price determined by our board of directors but in no event less than $10.00 per share.

As of March 31, 2006, no shares have been repurchased.

Capital Resources

The number of assets we will acquire depends, in part, upon the amount of the net proceeds of the offering and the availability and interest rate on mortgage debt.  Our business manager recently noted an increase in interest rates which may impact the return that we are able to generate on future assets.

Cash Flows From Operating Activities

Consolidated cash flows from operating activities were $7,063 for the three months ended March 31, 2006.

Inland American cash flows provided by operating activities were approximately $683 for the three months ended March 31, 2006 and were generated primarily from interest and dividends and our investment in MB REIT.

Hyde Park and MB REIT’s cash flows provided by operating activities were approximately $6,380 for the three months ended March 31, 2006 and are due primarily to revenues from property operations and interest income for the three months ended March 31, 2006.

Cash Flows From Investing Activities

Consolidated cash flows from investing activities were $159,486 for the three months ended March 31, 2006.

Inland American cash flows used in investing activities were approximately $36,317 for the three months ended March 31, 2006 and were primarily used for the purchase of marketable securities.

Hyde Park and MB REIT’s cash flows used in investing activities were approximately $123,169 for the three months ended March 31, 2006 and were primarily used for the acquisition of six properties during the three months ended March 31, 2006.

Cash Flows From Financing Activities

Consolidated cash flows from financing activities were $325,400 for the three months ended March 31, 2006.

Inland American cash flows provided by financing activities were approximately $206,842 for the three months ended March 31, 2006.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $198,443.  We generated approximately $12,808 by borrowing against our portfolio of marketable securities.  We paid approximately $1.9 in distributions to our common shareholders and repaid sponsor advances in the amount of $3.

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Hyde Park and MB REIT’s cash flows provided by financing activities were approximately $118,558 for the three months ended March 31, 2006.  Hyde Park and MB REIT generated approximately $98,481 from borrowings secured by mortgages on seven properties and approximately $40,125 from the issuance of MB REIT common and preferred shares during the three months ended March 31, 2006.  Also, MB REIT and Hyde Park paid approximately $2,135 for loan fees. MB REIT paid approximately $14,590 in distributions to its preferred shareholders during the three months ended March 31, 2006.  MB repaid affiliates approximately $3,217 during the three months ended March 31, 2006.

MB REIT can require Inland Western to purchase up to $300,000 of series C preferred stock if we do not purchase the required MB REIT stock.  The Series C Preferred Shares is not subject to any sinking fund or mandatory redemption.  MB REIT may redeem the Series C Preferred Shares at any time and must redeem them no later than December 31, 2006 in an amount equal to $1,276 per share plus an amount equal to any accrued and unpaid dividends (whether or not earned or authorized) to the date of payment.  Inland Western currently owns 206,899 shares totaling $264,003.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our, Hyde Park and MB REIT’s real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we and MB REIT borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, our principal amounts and weighted average interest rates by year and expected maturity on mortgage debt to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	323,753

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	5.02%

The table below presents MB REIT’s obligations and commitments to make future payments under debt obligations, and lease agreements as of March 31, 2006.

Contractual Obligations	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years
Long-Term Debt Obligations	$692,552	16,272	48,924	81,938	545,418

Ground Lease Payments	$12,700	113	307	311	11,969

MB REIT has closed on several properties which have earnout components, meaning that depending on the future performance of the property, MB REIT may be required to pay additional purchase price to the sellers. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, MB REIT will not have any further obligation. Based on pro forma leasing rates, MB REIT may pay as much as $28,941 in the future as vacant space covered by earnout agreements is occupied and becomes rent producing.

MB REIT is currently considering acquiring five properties for an estimated aggregate purchase price of $117,000.  MB REIT’s decision to acquire each property generally depends upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

We are obligated to pay our property manager, an entity owned principally by individuals who are related parties of the business manager, a property management fee totaling 4.5% of gross operating income monthly, for management and leasing services.  We incurred and paid property management fees of $675 for three months ended March 31, 2006.

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After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.

As of March 31, 2006, we are obligated to purchase the remaining shares of MB REIT worth approximately $757,000 by December 31, 2006.  MB REIT can repurchase the series C preferred shares by December 31, 2006 in the amount of $264,000.

General

The following discussion is based primarily on our consolidated financial statements for the three months ended March 31, 2006.  As of March 31, 2006, all of our property acquisitions, except for Hyde Park Shopping Center and related borrowings have been completed through MB REIT.

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
March 31, 2005	None	N/A	N/A
June 30, 2005	None	N/A	N/A
September 30, 2005	None	N/A	N/A
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060

Total	43	4,487,827	$897,050

Rental Income, Tenant Recovery Income, and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income.  Total property revenues were $17,721 for the three months ended March 31, 2006.  The table below presents property revenues by segment.

The majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to Hyde Park and MB REIT for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

	Total	Office	Retail	Industrial	Multi Family
Property rentals	$15,035	$6,819	$7,732	$309	$174
Straight-line rents	686	386	283	17	—
Amortization of acquired above and below market leases, net	94	(10)	104	—	—
Total rental income	$15,815	$7,195	$8,120	$326	$174

Tenant recoveries	1,874	41	1,830	3	—
Other income	32	—	30	—	2
Total property revenues	$17,721	$7,236	$9,980	$329	$176

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Office segment property rental revenues are lower than the retail segment primarily due to less rentable gross square feet and a lower average rent per square foot. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition and therefore, office segment rental income decreased for the three months ended March 31, 2006. Tenant recoveries for the office segment are lower than the retail segment because a majority of the square feet of office properties have net leases and they are directly responsible for operating costs, real estate taxes and insurance.

Retail segment property rental revenues are greater than the office segment primarily due to more gross leasable square feet and a higher average rent per square foot. Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties which had above market leases in place at the time of acquisition and therefore, retail segment income increased for the three months ended March 31, 2006. Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be passed on to the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect a sales tax from their tenants which we record as an operating expense.

Industrial segment rental revenues are less than the other segments because there is only two tenants with less total gross leasable square feet than the other segments at a lower rent per square foot. The two tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Multi-family segment property rental revenues and income are lower than the other segments because there is only one property owned in this segment as of March 31, 2006.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees, paid to property managers, and property operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $2,826 for the three months ended March 31, 2006.

General and Administrative Expenses. General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates of the business manager for maintaining our accounting and investor records, affiliates of the business manager common share purchase discounts, insurance, postage, board of directors fees and printer costs.  Our expenses were $1,254 for the three months ended March 31, 2006, and results from services required as we grow our portfolio of investment properties.

Depreciation and Amortization.  Depreciation and amortization expense was $7,821 and is a result of depreciation on the properties purchased during the year in the amount of $6,160 and amortization expense resulting from the amortization of intangible assets in the amount of $1,661 for the three months ended March 31, 2006.

The table below presents property operating expenses and real estate taxes, general and administrative expenses and depreciation and amortization by segment.

	Total	Office	Retail	Industrial	Multi- Family
Operating expenses and real estate taxes	2,826	392	2,379	19	36
Depreciation and amortization	7,821	3,455	4,029	179	158
General and administrative	1,254	627	564	38	25
Total expenses	$11,901	$4,474	$6,972	$236	$219

Office segment operating expenses are lower than other segments because a majority of office leases are net leases and are responsible for paying their own common area maintenance costs, real estate taxes and insurance.

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Retail segment operating expenses are greater than the office segment because the retail tenant leases are not net leases and the owner is responsible for paying common area maintenance costs, real estate taxes and insurance. More capital was invested in retail segment properties than the other segments and therefore, depreciation and amortization expense were higher for the retail segment.

Industrial segment operating expenses are lower than the other segments because MB REIT only owns two properties as of March 31, 2006 and the tenants have net leases and they are directly responsible for operating costs.

Multi-family segment operating expenses are lower than the office and retail segments because MB REIT only owns one property as of March 31, 2006.

Office and industrial operating margins are better for these segments as compared to the other segments because of the amount of tenants in these portfolios that have net leases and pay all of their own expenses.

Interest and Dividend Income.  Interest income consists of interest earned on short term investments and distributions from investments in REIT shares.  Inland American’s interest and dividend income was $1,308 for the three months ended March 31, 2006, and results primarily from interest earned on cash and dividends earned on marketable securities investments. Interest and dividend income for MB REIT was $778 for the three months ended March 31, 2006, resulting primarily from interest earned on cash investments.

Interest Expense.  Our mortgage interest expense was $3,584 for the three months ended March 31, 2006 and relates to the financing secured by ten properties.  Our interest expense on margin accounts for marketable securities investments was $183 and other interest expense including preferred returns to distribute to investors in Hyde Park was $61 for the three months ended March 31, 2006.

Minority Interest

The minority interest represents the interests in MB REIT owned by third parties:

	Capital		Income
	Contributions	Distributions	Allocation	Total
Series A preferred stock (1)	264,132	(2,311)	2,311	264,132
Series B preferred stock (2)	125	(4)	4	125
Series C preferred stock (3)	264,003	(4,543)	4,543	264,003
Common Stock (4)	27,585	(673)	(685)	26,228

	555,845	(7,531)	6,173	544,488

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors

(3)                    owned by Inland Western

(4)                    owned by Minto Delaware, Inc.

Allocations of profit are made first to series A, B and C preferred shareholders to equal their distributions and then profit and losses are allocated to the common shareholders in accordance with their ownership interest.  As of March 31, 2006, we owned 84% of the total common stock outstanding.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed previously are considered derivative instruments.  The asset and liabilities under these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.  The value of the put/call arrangements was a liability of $(237) as of December 31, 2005.

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The put/call arrangements were an asset and had a value of $181 as of March 31, 2006 and unrealized gain on derivative instruments of $418 was recognized for the three months ended March 31, 2006. The value of the put/call arrangements increased from December 31, 2005 to March 31, 2006 due the timing of the arrangements being three months less and due to an increase in interest rates in the economic environment causing an increase in the risk free rate used to value the arrangements. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

The following table shows selected financial data relating to the historical financial condition and results of operations of Inland American, Hyde Park and MB REIT, our controlled and consolidated subsidiaries as of March 31, 2006.

For the quarter ended
March 31, 2006
Total assets:
Inland American	$176,039
MB REIT and Hyde Park	$1,046,808
Total	$1,222,847

Mortgages and margins payable
Inland American	$26,905
MB REIT and Hyde Park	$323,753
Total	$350,658

Total income
Inland American	$—
MB REIT and Hyde Park	$17,721
Total	$17,721

Total interest and dividend income
Inland American	$1,308
MB REIT and Hyde Park	$778
Total	$2,086

Net loss applicable to common shareholders (a)	$(1,456)

Net loss per common share, basic and diluted (a)(b)	$(.07)

Distributions declared to common shareholders (a)	$2,914

Distributions per weighted average common share (a)(b)	$.14

Funds From Operations (a)(b)(c)	$4,439

Cash flows provided by operating activities
Inland American	$683
MB REIT and Hyde Park	$6,380
Total	$7,063

Cash flows used in investing activities
Inland American	$36,317
MB REIT and Hyde Park	$123,169
Total	$159,486

Cash flows provided by financing activities
Inland American	$206,842
MB REIT and Hyde Park	$118,558
Total	$325,400

Weighted average number of common shares outstanding, basic and diluted	19,485,272

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(a)                             Represents consolidated numbers

(b)                            The net loss per share basic and diluted is based upon the weighted average number of common shares outstanding for the three months ended March 31, 2006.  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred for the three months ended March 31, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.  The distributions per common share are based upon the weighted average number of common shares outstanding for the three month period ended March 31, 2006.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares.  In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.  Distributions are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by the board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Code, and other factors the board of directors may deem relevant.

(c)                             One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT such as us.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to  “Net Income” as an indicator of our performance nor to  “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income.  This allows us to compare our relative property performance to determine our return on capital.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		For the three months ended
		March 31, 2006
	Net Loss applicable to common shares	$(1,456)
Add:	Depreciation and amortization related to investment properties	7,821
Less:	Minority interests’ share of the above adjustment	1,952

	Funds from operations	$4,413

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Subsequent Events

We paid distributions to our stockholders of $0.05 per share totaling $1,361 in April 2006.

We issued 10,382,247 shares of common stock from April 1, 2006 through May 5, 2006, resulting in a total of 42,397,681 shares of common stock outstanding. As of May 5, 2006, subscriptions for a total of 42,175,094 shares were received and accepted resulting in total gross offering proceeds of $421,751 and an additional 222,587 shares were issued pursuant to the DRP for $2,115 of additional gross proceeds.

MB REIT also paid distributions to Inland Western as the holder of the series C preferred stock of $1,519 in April 2006.

MB REIT has acquired the following properties during the period April 1 to May 5, 2006.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
04/05/06	Canfield Plaza Canfield, OH	1999	13,775	100,992	Giant Eagle

04/06/06	Shakopee Shakopee, MN	2000/2004	16,003	103,442	Gold’s Gym Roundy’s

MB REIT is obligated under earnout agreements to pay additional funds to certain sellers once space, vacant at the time MB REIT acquired the property becomes occupied and the tenants begin paying rent.  During the period from April 1 to May 5, 2006, MB REIT funded earnouts totaling $1,657 at one of its existing properties.

The mortgage debt financings obtained by MB REIT during the period from April 1 to May 5, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
04/21/06	Southgate Apartments Louisville, KY	5.4130%	05/2016	10,725

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of March 31, 2006 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

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With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the result may be to reduce the overall returns on your investment.

We monitor interest rate risk using a variety of techniques. The table below presents principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	323,753

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	5.02%

There is no variable rate debt as of March 31, 2006.

A put/call agreement was entered into by us and MB REIT as a part of the MB REIT transaction to document the various redemption options for Minto Delaware’s preferred and common stock.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives, are required to be  recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of these derivative instruments is estimated using the Black-Scholes model.

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Description of Securities

The following information, which was previously inserted in  the “Description of Securities” section,  beginning on page 121 of the prospectus, has been updated as follows:

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable.  We expect that all shares of our common stock will be issued in book entry form only.  Subject to the preferential rights of any class or series of preferred stock and to the provisions of our articles regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.  We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities we may offer or issue in the future.

Under Maryland law and our articles, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter.  However, stockholder approval is not required for mergers that are effected through one of our wholly-owned subsidiaries, where the consideration to be paid by us in the merger consists solely of cash, unless a party to the merger is an affiliate of our sponsor.

Under our bylaws, the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders.  Under our articles, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present.  Stockholders may also, upon the affirmative vote of the holders of a majority of our outstanding shares of common stock, remove any director with or without cause.

Distributions

This subsection, which begins on page 172 in the “Descriptions of Securities” section of the prospectus, has been superceded in its entirety as follows:

We have made cash distributions to our stockholders aggregating approximately $5.2 million for the period from October 1, 2005 through June 1, 2006.  The following sets forth the per share amount, record date and payment date of each distribution:

                        •      $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005

                        •      $.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005

                        •      $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006

                        •      $.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006

•      $.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006

•      $.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006

•      $.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006

•      $.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

Approximately $4.8 million of the $5.2 million in distributions was funded with cash provided from our operating activities.  Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

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Limitation of Liability and Indemnification of Directors and Officers

The following information, which was previously inserted in  the “Limitation of Liability and Indemnification of Directors and Officers” section,  beginning on page 130 of the prospectus, has been updated as follows:

Under Maryland law and our articles and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders.  However, subject to the limitations contained in our articles, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances.  Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care.  We have included this limit on monetary damages in our articles and bylaws.  Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•                                          the person actually received an improper benefit or profit in money, property or services; and

•                                          the person is held liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court.

Notwithstanding the above, our articles provide that no director or officer may be held harmless for any loss or liability suffered by us unless:

•                                          the director or officer has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•              the director or officer was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•                                          the agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

In addition to the foregoing, our articles provide that we shall not enter into a contract or agreement with our Business Manager or any of its affiliates that includes provisions holding our Business Manager or its affiliate, as the case may be, harmless from loss or liability unless, at a minimum, the aforementioned requirements are included in the contract or agreement and are required to be satisfied.  Notwithstanding the immediately foregoing sentence, the inclusion of these requirements in any contract or agreement between us and our Business Manager or its affiliates shall not be read to limit any loss or liability that the Business Manager or its affiliate, as the case may be, may otherwise have.  See “Risk Factors — Risks Related to Our Business” for additional discussion regarding claims against our officers and directors.

134

Summary of Our Organizational Documents

The following information, which was previously inserted at the end of the “Summary of Organizational Documents” section on page 133 of the prospectus, has been updated as follows:

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company.  Our organizational documents consist of our articles of incorporation and bylaws.  Our directors have reviewed and ratified these documents.  The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

We were formed on October 4, 2004.  Our current articles of incorporation were amended and restated and filed with the State Department of Assessments and Taxation of Maryland on April 26, 2006.  The articles, as so amended and restated, became operative on April 26, 2006.  Our current bylaws were adopted by our board on August 29, 2005.  Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

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Plan of Distribution

The following information, which was previously inserted at the end of the “Plan of Distribution” section on page 171 of the prospectus, has been updated as follows:

The following table provides information regarding shares sold in our offering as of June 1, 2006.

	Shares	Gross proceeds ($) (1)	Commissions and fees ($) (2)	Net proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	51,086,895	510,868,950	53,641,239	457,227,711

Shares sold pursuant to our distribution reinvestment program:	343,815	3,266,243	—	3,266,243

	51,450,710	514,335,193	53,641,239	460,693,954

(1)	Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)	Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)	Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

136

Relationships and Related Transactions

This section revises the discussion contained in the prospectus under the heading “Relationships and Related Transactions,” which begins on page 180 of the prospectus.

Relationships and fees with respect to our public offering

We presently are engaged in the initial public offering of our common stock.  The dealer manager of this offering is Inland Securities Corporation, which is a wholly owned subsidiary of our sponsor and affiliate, Inland Real Estate Investment Corporation, or IREIC.  IREIC is a subsidiary of The Inland Group, Inc.  One of the nominees for director, Mr. Parks, is a director and stockholder of The Inland Group.

While we are engaged in this public offering of our securities, we will pay Inland Securities a selling commission equal to seven and one-half percent (7.5%), up to seven percent (7.0%) of which may be reallowed to participating dealers, of the sale price for each share, subject to reduction for special sales under certain circumstances.  We also will pay a marketing contribution equal to two and one-half percent (2.5%) of the gross offering proceeds to Inland Securities, which may reallow up to one and one-half percent (1.5%) to soliciting dealers.  We will pay an additional one-half percent (0.5%) of the gross offering proceeds to Inland Securities, which may reallow all or a portion to the soliciting dealers for bona fide due diligence expenses.  We will not pay the marketing contribution and due diligence expense allowance in connection with any special sales, except those receiving volume discounts and other circumstances described in our prospectus.  In addition, we will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

As of March 31, 2006, we had incurred $36,512,619 of offering costs, of which $24,430,769 was paid or accrued to affiliates of our Business Manager.  Selling commissions, the marketing contribution and the due diligence expense allowance totaled $30,191,783, of which $394,826 was unpaid, as of March 31, 2006.  In accordance with the terms of the offerings, our Business Manager has agreed to pay all offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of four and one-half percent (4.5%) of the gross proceeds of the offering or gross offering proceeds or all organization and offering expenses (including sales commissions, the marketing contribution and the due diligence expense allowance) which together exceed fifteen percent (15.0%) of gross offering proceeds.  As of March 31, 2006, offering costs did not exceed the four and one-half percent (4.5%) and fifteen percent (15.0%) limitations.  We anticipate that these costs will not exceed these limitations upon completion of the offering.  Any excess amounts at the completion of the offering will be reimbursed by our Business Manager.

We established a discount stock purchase policy for affiliates of our Business Manager that enables these affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  We sold 6,467 shares to affiliates and affiliates of our Business Manager and recognized an expense related to these discounts of $64,659 for the three months ended March 31, 2006.

Relationships and fees with respect to our operations

We have entered into agreements to pay IREIC and its affiliates certain fees or other compensation for providing services to us.  These arrangements were not determined by arm’s length negotiations.  In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates, including our Business Manager, property managers and Inland Real Estate Acquisitions, Inc., may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc., an indirect subsidiary of The Inland Group, Inc., to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations.  Under the terms of our business management agreement, any time that we acquire a controlling interest in a REIT or other real estate operating company, we pay our Business Manager or its designee a fee equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest.  In addition, after our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their invested capital, we will pay our Business Manager a fee of up to one percent (1.0%) of our average invested assets, payable quarterly in an amount equal to one-quarter of one percent (0.25%) of our average invested assets as of the last day of the immediately preceding quarter.  We will pay this fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate.  This fee terminates if we acquire our Business Manager.  Further, after our stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their invested capital, we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net

137

proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.

Separate and distinct from any business management fee, we also will reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager.  For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of our average invested assets for that fiscal year; or twenty-five percent (25.0%) of our net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  No fees or reimbursements were due or paid for the three months ended March 31, 2006.

Our subsidiary, Minto Builders (Florida), Inc. (“MB REIT”), also entered into an agreement with an affiliate of our Business Manager, under which MB REIT has agreed to pay the Business Manager an asset management fee.  The terms are consistent with those listed above.  MB REIT did not pay any asset management fees or reimbursements for the three months ended March 31, 2006.

We also pay fees to affiliates of our Business Manager for various administrative services, such as payroll preparation and management, data processing, insurance consultation and placement, property tax reduction services, mail processing and certain legal services.  Except in the case of computer services provided by Inland Computer Services, Inc., we pay hourly rates for these services.  The hourly rate is based on the average amount of all salaries and bonuses paid to the employees of the service provider plus an allocation for overhead including employee benefits, rent, materials, fees, taxes and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider.  We categorize the amounts we pay for all of these the services as general and administrative expenses.  During the three months ended March 31, 2006, we paid fees of $435,476, of which $133,000 remained unpaid as of March 31, 2006.  For the three months ended March 31, 2006, MB REIT paid fees of $74,100, of which $48,000 remained unpaid as of March 31, 2006.  We expect to continue purchasing these services during 2006.

We have entered into property management agreements with each of our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC.  For each property managed directly by any of our property managers, their affiliates or agents, we pay the applicable property managers a monthly fee equal to four and one-half percent (4.5%) of the gross income from each such property.  We pay this fee for services in connection with renting, leasing, operating and managing each property.  For each property managed directly by entities other than our property managers, their affiliates or agents, we pay the applicable property manager, based on the type of property managed, a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property.  In no event do any of our property managers receive a property management fee and an oversight fee with respect to a particular property.  During the three months ended March 31, 2006, we and MB REIT incurred and paid property management fees of $675,244.  The fees have been recorded in property operating expenses to affiliates of our Business Manager for the three months ended March 31, 2006.  No fees remained unpaid as of March 31, 2006.

We also have entered into an agreement with Inland Real Estate Acquisitions, Inc. under which Inland Real Estate Acquisitions will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets.  This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, Inland Real Estate Acquisitions or our Business Manager or their affiliates are then serving as our officers and directors.

Other affiliates of our Business Manager provide additional services to the company and MB REIT.  We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation.  These fees will be included in the property operating expenses to affiliates of our Business Manager.  For the three months ended March 31, 2006, we and MB REIT paid $1,945 in fees to Inland Mortgage Servicing Corporation.  In addition, we or MB REIT will pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us or MB REIT by Inland Mortgage Brokerage Corporation.  These costs are capitalized as loan fees and amortized over the respective loan term.  During the three months ended March 31, 2006, we and MB REIT paid loan fees totaling $301,999 to this affiliate of our Business Manager.  We also pay an affiliate of our Business Manager to purchase and monitor our investment in marketable securities.  During the three months ended March 31, 2006, we incurred expenses totaling $97,598, of which $46,488 remained unpaid as of March 31, 2006.

138

Other relationships and fees

IREIC has contributed funds sufficient to pay our distributions to stockholders and has advanced funds to pay for costs until funds from our operations are adequate to cover the distributions and costs.  For the year ended December 31, 2005, IREIC advanced a total of $2,708,748 for the payment of costs.  In addition, IREIC contributed $800,000 to pay our distributions of $123,300 and expenses of $676,700.

Inland Western invested $264 million in MB REIT in series C preferred shares as of March 31, 2006.

139

Independent Registered Public Accounting Firm

This section revises the discussion contained in the prospectus under the heading “Independent Registered Public Accounting Firm,” which appears on page 186 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2005 and 2004, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from October 4, 2004 (inception) through December 31, 2004 and the related financial statement Schedule III have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•	the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•	the historical summary of gross income and direct operating expenses of Lakeview for the year ended December 31, 2004,

•	the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•	the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•	the historical summary of gross income and direct operating expenses of Lakewood for the year ended December 31, 2004,

•	the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•	the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•	the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005,

•	the historical summary of gross income and direct operating expenses of Ahold Portfolio for the year ended December 31, 2005,

•	the historical summary of gross income and direct operating expenses of Lincoln Mall for the year ended December 31, 2005.

The audit reports related to the above Historical Summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

140

Page
Inland American Real Estate Trust, Inc.:

Consolidated Balance Sheets at March 31, 2006 (unaudited) and December 31, 2005	F-1

Consolidated Statements of Operations and Other Comprehensive Income for the three months ended March 31, 2006 and March 31, 2005 (unaudited)	F-3

Consolidated Statement of Stockholders’ Equity for the three months ended March 31 2006 (unaudited)	F-4

Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and March 31, 2005 (unaudited)	F-5

Notes to Consolidated Financial Statements at March 31, 2006	F-7

Pro Forma Consolidated Balance Sheet at March 31, 2006 (unaudited)	F-21

Notes to Pro Forma Consolidated Balance Sheet at March 31, 2006 (unaudited)	F-23

Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006 (unaudited)	F-25

Notes to Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006 (unaudited)	F-27

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-29

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-31

Ahold Portfolio:

Independent Auditors’ Report	F-33

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-34

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-35

Lincoln Mall:

Independent Auditors’ Report	F-36

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-37

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-38

Southgate Apartments:

Independent Auditors’ Report	F-39

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-40

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-41

Canfield Plaza:

F-i

Independent Auditors’ Report	F-42

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-43

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-44

Shakopee Center:

Independent Auditors’ Report	F-46

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-47

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-48

F-ii

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	March 31, 2006	December 31, 2005
	(unaudited)	(audited)
Investment properties:
Land	$119,591	$101,144
Building and other improvements	726,901	609,362

	846,492	710,506
Less accumulated depreciation	(8,912)	(2,751)

Net investment properties	837,580	707,755

Cash and cash equivalents (including cash held by management company of $5,087 and $7,329 as of March 31, 2006 and December 31, 2005, respectively)	210,106	37,129
Restricted cash (Note 2)	15,783	8,626
Restricted escrows (Note 2)	27,158	30,708
Investment in marketable securities	66,815	28,614
Accounts and rents receivable	2,656	1,100
Due from related parties (Note 3)	-	451
Acquired in-place lease intangibles (net of accumulated amortization of $2,358 and $698 as of March 31, 2006 and December 31, 2005, respectively)	53,478	45,621
Acquired above market lease intangibles (net of accumulated amortization of $28 and $9 as of March 31, 2006 and December 31, 2005, respectively)	263	244
Loan fees and loan fee deposits (net of accumulated amortization of $71 and $9 as of March 31, 2006 and December 31, 2005, respectively)	5,626	3,535
Other assets	3,382	2,068

Total assets	$1,222,847	$865,851

The accompanying notes are an integral part of the financial statements.

F-1

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	March 31, 2006	December 31, 2005
	(unaudited)	(audited)
Liabilities:
Mortgages and margins payable (Note 7)	$350,658	$227,654
Accounts payable	1,459	1,381
Accrued offering costs to related parties	992	292
Accrued offering costs to non-related parties	395	321
Accrued interest payable	1,178	862
Tenant improvement payable	952	789
Accrued real estate taxes	1,265	1,601
Distributions payable	1,365	315
Security deposits	889	669
Prepaid rental and recovery income and other liabilities	1,612	5,639
Advances from sponsor	-	3,081
Acquired below market lease intangibles (net of accumulated amortization of $148 and $34 as of March 31, 2006 and December 31, 2005, respectively)	5,322	3,059
Restricted cash liability (Note 2)	15,783	8,626
Other financings (Note 1)	4,332	-
Due to related parties (Note 3)	476	10,756

Total liabilities	386,678	265,045

Minority interest	554,488	515,721

Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $.001 par value, 500,000,000 shares authorized, 32,015,434 and 9,873,834 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	32	10
Additional paid in capital (net of offering costs of $36,513 and $13,147 as of March 31, 2006 and December 31, 2005, of which $24,431 and $7,663 was paid or accrued to affiliates as of March 31, 2006 and December 31, 2005, respectively)	284,122	86,410
Accumulated distributions in excess of net loss	(6,205)	(1,835)
Accumulated other comprehensive income	3,732	500

Total stockholders’ equity	281,681	85,085

Commitments and contingencies (Note 11)

Total liabilities and stockholders’ equity	$1,222,847	865,851

The accompanying notes are an integral part of the financial statements.

F-2

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

(unaudited)

	Three months ended	Three months ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Income:
Rental income	$15,815	$-
Tenant recovery income	1,874	-
Other property income	32	-

Total income	17,721	-

Expenses:
General and administrative expenses to related parties	510	25
General and administrative expenses to non-related parties	744	20
Property operating expenses to related parties	675	-
Property operating expenses to non-related parties	1,076	-
Real estate taxes	1,075	-
Depreciation and amortization	7,821	-

Total expenses	11,901	45

Operating income (loss)	$5,820	(45)

Interest and dividend income	2,086	-
Other income (Note 8)	419	-
Interest expense	(3,828)	-
Realized gain on securities	220	-
Minority interest (Note 8)	(6,173)	-

Net loss applicable to common shares	$(1,456)	(45)

Other comprehensive income:
Unrealized gain on investment securities	3,232	-

Comprehensive gain (loss)	$1,776	$(45)

Net loss available to common shareholders per common share, basic and diluted	$(.07)	$(2.25)

Weighted average number of common shares outstanding, basic and diluted	19,485,272	20,000

The accompanying notes are an integral part of the financial statements.

F-3

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statement of Stockholders’ Equity

For the three month period ended March 31, 2006

(Dollar amounts in thousands)

 (unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Loss	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

Net loss	-	-	-	(1,456)	-	(1,456)
Unrealized gain on investment securities	-	-	-	-	3,232	3,232

Distributions declared	-	-	-	(2,914)	-	(2,914)
Proceeds from offering	22,016,072	22	219,818	-	-	219,841
Offering costs	-	-	(23,366)	-	-	(23,366)
Proceeds from distribution reinvestment program	125,528	-	1,193	-	-	1,193
Issuance of stock options and discounts on shares issued to affiliates	-	-	67	-	-	67

Balance at March 31, 2006	32,015,434	32	284,122	(6,205)	3,732	281,681

The accompanying notes are an integral part of the financial statements.

F-4

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Three months ended	Three months ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Cash flows from operations:
Net loss available to common shareholders	$(1,456)	$(45)
Adjustments to reconcile net loss available to common shareholders to net cash provided by operating activities:
Depreciation	6,161	-
Amortization	1,660	-
Amortization of loan fees	62	-
Amortization on acquired above market leases	19	-
Amortization on acquired below market leases	(114)	-
Straight-line rental income	(686)	-
Straight-line lease expense	16	-
Other income	(418)	-
Minority interests	6,173	-
Discount on shares issued to related parties	65	-
Changes in assets and liabilities:
Accounts and rents receivable	(870)	-
Accounts payable	78	45
Accrued real estate taxes	(406)	-
Accrued interest payable	316	-
Prepaid rental and recovery income	(4,009)	-
Other liabilities	203	-
Security deposits	4	-
Other assets	265	-

Net cash flows provided by operating activities	7,063	-

Cash flows from investing activities:
Purchase of investment securities	(37,210)	-
Sale of investment securities	2,241	-
Restricted escrows	3,550	-
Rental income under master leases	7	-
Acquired in-place lease intangibles	(9,517)	-
Tenant improvement payable	163	-
Purchase of investment properties	(119,660)	-
Acquired above market leases	(38)	-
Acquired below market leases	2,377	-
Other assets	(1,399)	-
Net cash flows used in investing activities	(159,486)	-

Cash flows from financing activities:
Proceeds from offering	219,843	-
Proceeds from the dividend reinvestment program	1,193	-
Payment of offering costs	(22,593)	(163)

The accompanying notes are an integral part of the financial statements.

F-5

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows
(Dollar amounts in thousands)

(continued)

(unaudited)

	Three months ended	Three months ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Proceeds from mortgage debt and notes payable	98,481	-
Proceeds from margin securities debt	12,808	-
Payment of loan fees and deposits	(2,152)	-
Distributions paid	(1,868)	-
Distributions paid - MB REIT preferred series A and C	(14,590)	-
Due from related parties	451	-
Due to related parties	(3,217)	-
Proceeds of issuance of preferred shares and common shares - MB REIT	40,125	-
Sponsor advances	(3,081)	200

Net cash flows provided by financing activities	325,400	37

Net increase in cash and cash equivalents	172,977	37
Cash and cash equivalents, at beginning of period	37,129	200

Cash and cash equivalents, at end of period	$210,106	$237

Supplemental disclosure of cash flow information:

Purchase of investment properties	135,993	-
Real estate tax liabilities assumed at acquisition	(70)	-
Security deposit liabilities assumed at acquisition	(216)	-
Assumption of mortgage debt	(11,715)	-
Non-cash property from investment in joint venture	(4,332)	-

	119,660	-

Cash paid for interest	$3,451	$-

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$1,365	$-

Accrued offering costs payable	$1,386	$142

The accompanying notes are an integral part of the financial statements.

F-6

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

March 31, 2006

(unaudited)
(Dollar amounts in thousands, except per share amounts)

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2005, which are included in the Company’s 2005 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

(1)  Organization and Basis of Accounting

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) appoints Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and up to 40,000,000 shares at $9.50 each, which may be distributed pursuant to the Company’s distribution reinvestment plan.

The Company qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ended December 31, 2005.  So long as the Company qualifies for treatment as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLC’s) and limited partnerships (LP’s).  The effects of all significant intercompany transactions have been eliminated.

F-7

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
 (continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

The Company has an ownership interest of 75% in an LLC which owns Hyde Park Shopping Center.  This entity is considered a VIE as defined in FIN 46(R) and the Company is considered the primary beneficiary.  Therefore, this entity is consolidated by the Company.  The LLC agreement contains a put/call provision which grants the right to the outside owners and the Company to require the LLC to redeem the ownership interest of the outside owners during future periods. This put/call agreement is embedded in the LLC agreement and is accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC is treated as a 100% owned subsidiary by the Company with the amount due the outside owner reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owner as provided in the LLC agreement.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by us and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain redemption rights.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.

 (2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles, herein referred to as “GAAP” and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications were made to the 2005 financial statements to conform to the 2006 presentations.

F-8

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
 (continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

In accordance with SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of March 31, 2006.

The application of the SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the three months ended March 31, 2006. The portion of the purchase price allocated to acquire above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $19 was applied as a reduction to rental income for the three months ended March 31, 2006.  Amortization pertaining to the below market lease costs of $114 was applied as an increase to rental income for the three months ended March 31, 2006.

The portion of the purchase price allocated to acquire in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $1,660 for the three months ended March 31, 2006.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at March 31, 2006.

Amortization of:	2006 (1)	2007	2008	2009	2010	Thereafter

Acquired above
market lease costs	$(70)	(83)	(73)	(23)	(8)	(6)

Acquired below
market lease costs	349	423	370	333	306	3,541

Net rental income
Increase	$279	340	297	310	298	3,535

Acquired in-place lease
Intangibles	$5,789	6,322	5,699	5,252	5,171	25,245

(1)  Amount is for nine months.

F-9

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, SBC, accounted for 36% of consolidated rental revenues for the three months ended March 31, 2006.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt is $307,013 as of March 31, 2006. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143.” FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset. This interpretation is effective no later than the end of fiscal years ending after December 31, 2005. FIN 47 did not have a material effect on the Company’s consolidated financial statements.

F-10

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

In June 2005, the FASB ratified the EITF’s consensus on Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” This consensus established the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners’ ownership interest in the limited partnership. The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. Whether the presumption of control is overcome is a matter of judgment based on the facts and circumstances, for which the consensus provides additional guidance. This consensus is currently applicable to the Company for all partnerships. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. The Company has evaluated the effect of this consensus and has concluded it does not have an impact on its consolidated financial statements.

 (3)  Transactions with Related Parties

The Company’s sponsor, Inland Real Estate Investment Corporation (the “sponsor”) contributed $200 in 2004 to the capital of the Company for which it received 20,000 shares of common stock.

The sponsor previously agreed to advance to the Company funds sufficient to pay distributions to stockholders until funds from our operations are adequate to cover the distributions. As of December 31, 2005, the sponsor advanced a total of $3,081 for the payment of deferred offering costs, all of which was repaid as of March 31, 2006.

As of March 31, 2006 and December 31, 2005, the Company had incurred $36,513 and $13,147 of Offering costs, respectively, of which $24,431 and $7,663 was paid or accrued to related parties. In accordance with the terms of the Offering, the business manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of March 31, 2006 and December 31, 2005, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the business manager.

The business manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the business manager and its related parties relating to the Offering.  In addition, a related party of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the Offering.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $20,753 for the three months ended March 31, 2006, of which $992 was unpaid as of March 31, 2006.

The business manager and its related parties are entitled to reimbursement for general and administrative expenses of the business manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the three months ended March 31, 2006, the Company incurred $719 of these costs, of which $476 remained unpaid as of March 31, 2006.

F-11

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

A related party of the business manager provides loan servicing to the Company for an annual fee.  Such costs are included in property operating expenses to related parties.  The agreement allows for annual fees totaling .03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly.  For the three months ended March 31, 2006, these feels totaled $2.  None remained unpaid as of March 31, 2006.

The Company pays a related party of the business manager .2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  For the three months ended March 31, 2006, the Company paid loan fees totaling $302 to this related party.  None remained unpaid as of March 31, 2006.

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the business manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the business manager.  Separate and distinct from any business management fee, the Company also reimburses the business manager or any relayed party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the business manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the business manager.  For any year in which the Company qualifies as a REIT, its business manager must reimburse the Company for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the business manager and acquisition fees and expenses are excluded from the definition of total operating expenses.

The property manager, an entity owned principally by individuals who are related parties of the business manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  The Company incurred and paid property management fees of $675. The fees have been recorded in property operating expenses to related parties for the three months ended March 31, 2006.  None remained unpaid as of March 31, 2006.

The Company has entered into a fee arrangement with Inland Western whereby Inland Western is paid for guarantying customary non-recourse carve out provisions of the Company’s financings until such time as the Company reaches a net worth of $300,000 and the lender releases the guaranty.  The fee arrangement calls for a fee of $50 annually for loans equal to and in excess of $50,000 and $25 annually for loans less than $50,000.  The Company incurred fees totaling $51 for the three months ended March 31, 2006.  All fees had been paid to Inland Western as of March 31, 2006.

F-12

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

Inland Western invested $264,000 and $224,003 in MB REIT in series C preferred shares as of March 31, 2006 and December 31, 2005, respectively.

The Company established a discount stock purchase policy for related parties and related parties of the business manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 6,467 shares to related parties and recognized an expense related to these discounts of $65 for the three months ended March 31, 2006.

The Company retains a related party of the business manager to manage the Company’s portfolio of marketable securities.  The Company incurred fees to this entity totaling $98 during the three months ended March 31, 2006 of which $47 was unpaid as of March 31, 2006.

As of March 31, 2006 the Company was repaid funds from related parties in the amount of $451 which was due from related parties for costs paid by the Company on their behalf.

As of December 31, 2005 the Company owed funds to related parties in the amount of approximately $10,756.  This amount included costs paid by the related parties on the Company’s behalf relating to the acquisition of investment properties or financings totaling $3,693, of which $3,044 was due to Inland Western and $649 was due to various related parties of the business manager.  The Company paid these amounts during the first quarter of 2006.

(4)  Investment Securities

Investment in securities of $66,815 and $28,614 at March 31, 2006 and December 31, 2005, respectively, consists of preferred and common stock investments which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on March 31, 2006 and December 31, 2005, the Company has accumulated other comprehensive income of $3,232 and $500, respectively. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the three months ended March 31, 2006 the Company realized a gain of $220 on the sale of shares. Dividend income is recognized when earned. During the three months ended March 31, 2006 dividend income of $745 was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of March 31, 2006, and December 31, 2005, the Company has recorded a payable of $26,905 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At March 31, 2006, these rates were equal to a range between 5.08% and 5.33%. Interest expense in the amount of $183 is recognized interest expense on the Consolidated Statement of Operations for the three months ended March 31, 2006.

F-13

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

(5)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the three months ended March 31, 2006 the Company issued the initial 3,000 options to its independent directors.  As of March 31, 2006 there were a total of 3,000 options issued, of which none had been exercised or expired.

The per share weighted average fair value of options granted was $.44 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of eight years and expected volatility rate of 18.0%. During the three months ended March 31, 2006 the Company recorded $2 of expense related to stock options.

(6) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received for the three months ended March 31, 2006 was $7.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2006	$61,295	*
2007	61,085
2008	60,306
2009	58,560
2010	55,353
Thereafter	363,073
Total	$659,672

*  For the twelve month period from January 1, 2006 through December 31, 2006.

F-14

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  For the three months ended March 31, 2006, ground lease rent was $53.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2006	$113	*
2007	153
2008	154
2009	155
2010	156
Thereafter	11,969
Total	$12,700

*  For the twelve month period from January 1, 2006 through December 31, 2006.

(7) Mortgages and Margins Payable

Mortgage loans outstanding as of March 31, 2006, and December 31, 2005, were $323,753 and $213,557, respectively, and had a weighted average interest rate of 5.02% and 4.99%, respectively.  All of the loans have fixed interest rates ranging from 4.88% to 6.01%.  Properties with a net carrying value of $525,093 and $342,821 at March 31, 2006, and December 31, 2005, respectively, and related tenant leases are pledged as collateral. As of March 31, 2006, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of March 31, 2006, the Company was in compliance with such covenants.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt	-	-	-	-	-	323,753

The company has purchased a portion of its investment securities through margin accounts.  As of March 31, 2006, and December 31, 2005, the Company has recorded a payable of $26,905 and $14,097, respectively, for securities purchased on margin.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At March 31, 2006, these rates were equal to a range between 5.08% and 5.33%

F-15

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

(8)  Minority Interest

As a holder of common stock of MB REIT, the Company will be entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock.  As of March 31, 2006, the Company has purchased shares in MB REIT for a total investment of $151,001.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%.  This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital.  In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter.  In calculating compliance with this covenant, the series A preferred shareholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings through March 31, 2006 and to include MB REIT’s cash as part of its total assets for purposes of calculating compliance with the debt covenant ratio.  As of March 31 2006, the debt ratio was 32% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REIT’s cash as part of its total assets.  As of March 31, 2006, the debt ratio was 66% without this change in the calculation.

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT.  Under SFAS 150 and SFAS 133 the put/call arrangements are considered free standing derivative instruments.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.  The value of the put/call arrangements was an asset of $181 and a liability of ($237) as of March 31, 2006 and December 31, 2005, respectively, resulting in unrealized gains on derivative instruments of $418, included in other income for the three months ended March 31, 2006.

F-16

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

The following tables present condensed financial information for MB REIT as of March 31, 2006 and December 31, 2005, and for the three months ended March 31, 2006.

	March 31, 2006	December 31, 2005
Assets
Real estate, net	$823,220	707,579
Cash and cash equivalents	114,838	10,805
Other assets	93,679	81,203

Total assets	$1,031,737	799,587

Liability and stockholders’ equity:
Mortgage notes payable	315,653	213,557
Other liabilities	14,606	23,672
Stockholders’ equity	701,478	562,358

Total liabilities and stockholders’ equity	$1,031,737	799,587

For the three months ended March 31, 2006
Total income	$18,226
Other expenses	2,935
Interest expense	3,433
Depreciation and amortization	7,705

Net income	$4,153

The minority interest represents outside interests in MB REIT and is comprised of:

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock	$264,132	$(2,311)	$2,311	$264,132
Series B preferred stock	125	(4)	4	125
Series C preferred stock	264,003	(4,543)	4,543	264,003
Common stock owned by MD	27,585	(673)	(685)	26,228

	$555,845	$(7,531)	$6,173	$544,488

Allocations of profit and loss are made first to series A, B, and C preferred shareholders to equal their distributions and then to the common shareholders in accordance with their ownership interest.  The income allocation for the common shareholders for the three months ended March 31, 2006 was based on the average ownership percentages of the shareholders during the period of 75% for Inland American and 25% for MD.  As of March 31, 2006, Inland American and Minto’s effective ownership interest of the common stock was 84% and 16%, respectively.

F-17

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

(9)  Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on income from operations. Operating income of the segments does not include interest expense or interest and other investment income from corporate investments.  The following table summarizes operating income by segment for the three months ended March 31, 2006.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$15,035	$6,819	$7,733	$309	$174
Straight-line rents	686	386	283	17	-
Amortization of acquired above and below market leases, net	94	(10)	104	-	-
Total rentals	$15,815	$7,195	$8,120	$326	$174

Tenant recoveries	1,874	41	1,830	3	-
Other income	32	-	30	-	2
Total revenues	$17,721	$7,236	$9,980	$329	$176

Operating expenses	2,826	392	2,379	19	36
Depreciation and amortization	7,821	3,455	4,029	179	158
General and administrative	1,254	627	564	38	25
Total expenses	$11,901	$4,474	$6,972	$236	$219

Operating income (loss)	5,820	2,762	3,008	93	(43)
Interest and other investment income	2,306	-	-	-	-
Interest expense	(3,828)	(2,915)	(792)	(115)	(6)
Other income	419	-	-	-	-
Minority interest	(6,173)	(3,087)	(2,778)	(185)	(123)
Net loss	$(1,456)	$(3,240)	$(562)	$(207)	$(172)

Balance Sheet Data:
Real estate, net	$837,580	$374,137	$423,237	$22,294	$17,912

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC, which individually accounted for 36% of the Company’s consolidated rental revenues for the three months ended March 31, 2006.

F-18

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

(10)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing income by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred for the three months ended March 31, 2006 and 2005, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.

The basic and diluted weighted average number of common shares outstanding was 19,485,272 for the three months ended March 31, 2006.

(11)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $28,941 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company entered into an interest rate lock agreement on December 27, 2005 with a lender to secure an interest rate on mortgage debt on properties the Company currently owns or will purchase in the future. The Company has deposited $2,000 to lock this rate.  The deposit is applied as credits to the mortgage funding as they occur.  The agreement locked the interest rate at 5.321% on $100,000 in principal.

On February 21, 2006, the Company entered into a rate lock agreement with Merrill Lynch Mortgage Lending.  The Company paid a rate lock deposit of $107 to lock the interest rate of 5.413% for a period of 90 days for $10,725 in principal.  The Company entered into the rate lock to secure mortgage debt financing for Southgate Apartments which it purchased on March 1, 2006.  The mortgage debt was funded on April 21, 2006.

As of March 31, 2006, Inland American is obligated to purchase the remaining shares of MB REIT worth approximately $757,000 by December 31, 2006.  In addition, MB REIT can repurchase the series C preferred in the amount of $264,000.

F-19

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

(12)  Subsequent Events

The Company paid distributions of $1,361 to our stockholders in April 2006.

The Company issued 10,382,247 shares of common stock from April 1, 2006 through May 5, 2006, resulting in a total of 42,397,681 shares of common stock outstanding. As of May 5, 2006, subscriptions for a total of 42,175,094 shares were received resulting in total gross offering proceeds of $421,751 and an additional 222,587 shares were issued pursuant to the DRP for $2,115 of additional gross proceeds.

The Company has acquired the following properties during the period April 1 to May 5, 2006.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price
Acquired	Property	Built	($)	Major Tenants

04/05/06	Canfield Plaza, Canfield, OH	1999	13,775	Giant Eagle

04/06/06	Shakopee Shakopee, MN	2000/2004	16,003	Gold’s Gym Roundy’s

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent.  During the period from April 1 to May 5, 2006, the Company funded earnouts totaling $1,657 at one of the existing properties.

The mortgage debt financings obtained from the period April 1, 2006, to May 5, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)

04/21/06	Southgate Apartments Louisville, KY	5.4130%	05/2016	10,725

MB REIT paid distributions to series C preferred stockholders of $1,519 in April 2006.

F-20

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
March 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties had occurred on March 31, 2006.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2006, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the potential New Quest Properties, Brooks Corner and Eagle’s Landing as well as properties purchased in the first quarter of 2006.  The Company considers these properties to be probable under rule 3-14 of Regulation S-X.

F-21

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
March 31, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

	Historical	Pro Forma
	(A)	Adjustments	Pro Forma
Assets
Net investment properties (B)	$837,580	345,764	1,183,344
Cash and cash equivalents	210,106	48,871	258,977
Restricted cash	15,783	-	15,783
Restricted escrows	27,158	-	27,158
Investment in marketable securities	66,815	-	66,815
Accounts and rents receivable	2,656	-	2,656
Due from related parties	-	-	-
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization) (B) (D)	53,478	30,149	83,627
Acquired above market lease intangibles (net of accumulated amortization) (B) (D)	263	-	263
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization)	5,626	-	5,626
Other assets (F)	3,382	(1)	3,381

Total assets	$1,222,847	424,783	1,647,630

Liabilities and Stockholders’ Equity
Mortgages and notes payable (B)	350,658	152,106	502,764
Accounts payable	1,459	-	1,459
Accrued offering costs	1,387	-	1,387
Accrued interest payable	1,178	-	1,178
Tenant improvement payable	952	-	952
Accrued real estate taxes	1,265	-	1,265
Distributions payable	1,365	-	1,365
Security deposits	889	-	889
Prepaid rental income and recovery income	1,612	-	1,612
Advances from sponsor	-	-	-
Acquired below market lease intangibles (net of accumulated amortization) (B) (D)	5,322	855	6,177
Restricted cash liability	15,783	-	15,783
Other financings (G)	4,332	43,430	47,762
Due to related parties	476	-	476

Total liabilities	386,678	196,391	583,069

Minority interests	554,488	-	554,488

Common stock (C)	32	34	66
Additional paid-in capital (net of offering costs for pro forma) (C)	284,122	228,358	512,480
Accumulated distributions in excess of net income (E)	(6,205)	-	(6,205)
Accumulated other comprehensive income	3,732	-	3,732

Total stockholders’ equity	281,681	228,392	510,073

Total liabilities and stockholders’ equity	$1,222,847	424,784	1,647,630

See accompanying notes to pro forma consolidated balance sheet.

F-22

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
March 31, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(A)      The historical column represents the Company’s Consolidated Balance Sheet as of March 31, 2006 as filed with the Securities Exchange Commission on Form 10-Q.

(B)        The pro forma adjustments reflect the acquisition of the following properties by the Company and its consolidated joint ventures. MB REIT is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Southgate Apartments	$-	$10,725
Canfield	13,945	-
Shakopee	16,003	8,800
CyFair Town Center	15,700	5,614
Eldridge Lakes Town Center	16,500	7,425
Shops at Spring Town	16,000	7,568
Sherman Town Center	59,200	35,021
Eagle’s Landing	9,700	-
Brooks Corner	30,350	-
Ahold Portfolio	130,430	76,953
Lincoln Mall	65,573	-
Bay Colony - earnout	1,657	-

Total	$375,058	$152,106

Allocation of net investments in properties:

Land	$77,841
Building and improvements	267,923
Acquired in-place lease intangibles and customer relationship value	30,149
Acquired above market lease intangibles	-
Acquired below market lease intangibles	(855)
Total	$375,058

(C)        Additional offering proceeds of $247,199, net of additional offering costs of $18,841 are reflected as received as of March 31, 2006, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and offering proceeds actually received as of June 9,2006. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D)       Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant as well as the value associated with customer relationships.  The value of the acquired leases and customer relationship values will be amortized over the lease term.

(E)         No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

F-23

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
March 31, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(F)         Change in Other assets of $1 represents advance purchase deposits applied to the purchase price of properties purchased as described in (B).

(G)        IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

F-24

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for the potential New Quest Properties and for properties purchased during the first quarter of 2006.  The Company considers properties as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for Eagle’s Landing or Brooks Corner as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2006, nor does it purport to represent our future results of operations.

F-25

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

	Pro Forma
	Historical	Adjustments
	(A)	(B)	Pro Forma

Rental income (D)	$15,815	6,207	22,022
Tenant recovery income	1,874	1,547	3,421
Other property income	32	-	32

Total income	17,721	7,754	25,475

General and administrative expenses	1,254	-	1,254
Advisor asset management fee (C)	-	-	-
Property operating expenses (F)	1,751	2,213	3,964
Real estate taxes	1,075	-	1,075
Depreciation and amortization (D)	7,821	3,024	10,845

Total expenses	11,901	5,237	17,138

Operating income	5,820	2,517	8,337

Interest and dividend income	2,086	-	2,086
Other income	419	-	419
Interest expense (G),(H)	(3,828)	(2,525)	(6,353)
Other expense	220	-	220
Minority interests (I)	(6,173)	(540)	(6,713)

Net income (loss)	$(1,456)	(548)	(2,004)

Other comprehensive income:
Unrealized gain on investment securities	3,232	-	3,232

Comprehensive income (loss)	1,776	(548)	1,228

Weighted average number of shares of common stock outstanding, basic and diluted (E)	19,485,272		33,385,748

Net loss per share, basic and diluted (E)	(0.07)		(0.04)

See accompanying notes to pro forma consolidated statement of operations.

F-26

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2006
(unaudited)

(A)      The historical information represents the consolidated historical statement of operations of the Company for the three months ended March 31, 2006 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of June 9, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for Eagle’s Landing or Brooks Corner as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through the date of acquisition based on information provided by the Seller for the following properties:

Hyde Park Stop N Shop	Canfield Plaza	Potential Newquest
Lakewood Mall	Shakopee Center	Southgate Apartments
Monadnock Marketplace	Ahold Portfolio
Thermo Process Facilities	Lincoln Mall

(C)        The advisor asset management fee is expected to be subordinated to the shareholders’ receipt of a stated return thus no amount is reflected.

(D)       Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(E)         The pro forma weighted average shares of common stock outstanding for the three months ended March 31, 2006 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(F)         Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(G)        IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements. For the three months ended March 31, 2006, the Minority interest expense included in interest expense was $597.

F-27

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2006
(unaudited)

(H)       The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date

Sherman Town Center	35,021	4.950%	07/01/2014
Spring Town	7,568	4.870%	01/01/2015
Eldridge Lakes	7,425	4.880%	12/01/2014
CyFair Town Center	5,614	4.830%	12/01/2014
Hyde Park Stop N Shop	8,100	5.245%	02/01/2013
Lakewood Mall	11,715	6.010%	04/01/2024
Monadnock Marketplace	26,785	4.880%	03/01/2013
Thermo Process Facility	8,201	5.240%	03/11/2031
Southgate Apartments	10,725	5.413%	05/01/2016
Shakopee Center	8,800	5.300%	07/01/2011
Ahold Portfolio	41,456	5.140%	08/11/2011
Ahold Portfolio	35,497	5.170%	08/01/2013

(I)            Minority interests represents outside interests in MB REIT and is calculated as follows:

Income Allocation

Series A preferred	2,311
Series B preferred	4
Series B preferred	4,620
Common Stock owned by MD	(222)

Pro Forma Balance	6,713

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest.

Pro forma adjustments to minority interests represent adjustments for both audited and unaudited properties.

F-28

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for the potential New Quest Properties and for properties purchased in the first quarter of 2006.  The Company considers this property as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for McKesson Distribution Center, Brooks Corner or Eagle’s Landing as the properties were completed in 2005 and 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2005, nor does it purport to represent our future results of operations.

F-29

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005 (unaudited)
(Amounts in thousands, except per share amounts)

	Pro Forma	Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments
	(A)	(B)	(C)	Pro Forma

Rental income (E)	$6,152	16,863	54,866	77,881
Tenant recovery income	509	3,078	8,140	11,727
Other property income	8	-	-	8

Total income	6,669	19,941	63,006	89,616

General and administrative expenses	1,267	-	-	1,267
Advisor asset management fee (D)	-	-	-	-
Property operating expenses (G)	625	5,290	12,435	18,350
Real estate taxes	361	-	-	361
Depreciation and amortization (E)	3,459	8,434	32,319	44,212

Total expenses	5,712	13,724	44,754	64,190

Operating income	957	6,217	18,252	25,426

Interest and dividend income	1,740	-	-	1,740
Other income	1	-	-	1
Interest expense (H)	(1,412)	(7,339)	(16,874)	(25,685)
Other expense	(237)	-	-	(237)
Minority interests (I)	(2,422)	-	(22,669)	(25,091)

Net income (loss)	$(1,373)	(1,182)	(21,291)	(23,846)

Other comprehensive income:
Unrealized gain on investment securities	500	-	-	500

Comprehensive income (loss)	(873)	(1,182)	(21,291)	(23,346)

Weighted average number of shares of common stock outstanding, basic and diluted (F)	884,058			33,385,748

Net loss per share, basic and diluted (F)	(1.55)			(.69)

See accompanying notes to pro forma consolidated statement of operations.

F-30

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(A)      The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2005 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of June 9, 2006 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2005.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Southgate Apartments

Canfield Plaza

Shakopee Shopping Center

Ahold Portfolio

Lincoln Mall

(C)        Total pro forma adjustments for acquisitions consummated as of June 9, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for McKesson Distribution Center, Brooks Corner or Eagle’s Landing as the properties were completed in 2005 and 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through December 31, 2005 based on information provided by the Seller for the following properties:

SBC Center	New Quest Portfolio	Triangle Mall
Bridgeside Point	Paradise Shops of Largo	Monadnock Marketplace
Hyde Park Stop N Shop	Lakeview Technology Center I	Thermo Process Facilities
Lakewood Mall

(D)       The advisor asset management fee is expected to be subordinated to the shareholders’ receipt of a stated return thus no amount is reflected.

(E)         Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(F)         The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2005 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(G)        Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(H)       IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements. For the twelve months ended December 31, 2005, the minority interest expense included in interest expense was $2,649.

F-31

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(H)       The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date

SBC Center	200,472	4.995%	12/01/2035
Sherman Town Center	35,021	4.950%	07/01/2014
Spring Town	7,568	4.870%	01/01/2015
Eldridge Lakes	7,425	4.880%	12/01/2014
CyFair Town Center	5,614	4.830%	12/01/2014
Hyde Park Stop N Shop	8,100	5.245%	02/01/2013
Lakewood Mall	11,715	6.010%	04/01/2024
Paradise Shops of Largo	7,325	4.880%	01/01/2011
Lakeview Technology Center I	14,470	4.900%	02/01/2011
Triangle Mall	23,600	4.830%	03/01/2011
Bridgeside Point	17,325	5.200%	02/11/2011
Monadnock Marketplace	26,785	4.880%	03/01/2013
Thermo Process Facility	8,201	5.240%	03/11/2031
Southgate Apartments	10,725	5.413%	05/01/2016
Shakopee Center	8,800	5.300%	07/01/2011
Ahold Portfolio	41,456	5.140%	08/11/2011
Ahold Portfolio	35,497	5.170%	08/01/2013

(I)            Minority interests represents outside interests in MB REIT and is calculated as follows:

Income Allocation

Series A preferred	9,245
Series B preferred	16
Series B preferred	18,480
Common Stock owned by MD	(2,650)

Pro Forma Balance	25,091

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest.

Pro forma adjustments to Minority interests represent adjustments for both audited and unaudited properties.

F-32

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Ahold Portfolio (collectively, “the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Ahold Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 5, 2006

F-33

Ahold Portfolio

Historical Summary of Gross Income and Direct Operating Expenses

                             For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	December 31, 2005	Three months ending March 31, 2006 (unaudited)

Gross income—
base rental income	$8,993,935	2,248,484

Direct operating expenses—
insurance expense	12,118	3,030

Excess of gross income over direct operating expenses	$8,981,817	2,245,454

See accompanying notes to historical summary of gross income and direct operating expenses.

F-34

Ahold Portfolio

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Ahold Portfolio (collectively, “the Property”) is comprised of eight properties located in the following states; South Carolina, Rhode Island, Massachusetts, Connecticut, and New Jersey.  The Portfolio consists of approximately 547,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Properties are leased by single tenants with triple-net leases. Inland American Real Estate Trust, Inc. (“IARETI”) intends to acquire an interest in the Property through a joint venture with Ceruzzi Holdings in the second quarter of 2006.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  In addition, all tenant leases are triple-net leases in which property operating expenses and real estate taxes and paid directly by the tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $544,901 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, which terms are 25 years each, as of December 31, 2005, are as follows:

Year
2006	$8,454,706
2007	8,721,282
2008	8,721,282
2009	8,721,282
2010	8,721,282
Thereafter	147,723,763

$191,063,597

(4)       Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  As previously discussed, the leases are triple-net and all operating expenses and real estate taxes are paid directly by the tenants.  Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-35

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Lincoln Mall (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Lincoln Mall for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 9, 2006

F-36

Lincoln Mall
Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	December 31, 2005	Three months ending March 31, 2006 (unaudited)
Gross income:
Base rental income	$3,877,259	$1,163,375
Percentage rent	131,111	20,615
Operating expense, insurance, and real estate tax recoveries	2,191,892	830,732

Total gross income	6,200,262	2,014,722

Direct operating expenses:
Operating expenses	2,137,926	671,998
Insurance	217,950	191,102
Real estate taxes	670,364	59,936

Total direct operating expenses	3,026,240	923,036

Excess of gross income over direct operating expenses	$3,174,022	$1,091,686

See accompanying notes to historical summary of gross income and direct operating expenses.

F-37

Lincoln Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Lincoln Mall (“the Property”) is located in Lincoln, Rhode Island.  The Property consists of approximately 568,000  square feet of gross leasable area and was 91% occupied at December 31, 2005. The Properties is leased to a total of 40 tenants, of which 2 tenants accounted for approximately 33% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on May 31, 2006 from LB Lincoln Mall Holdings, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Company recognized approximately $131,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,107 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 5 to 19 years, as of December 31, 2005, are as follows:

Year
2006	$4,554,314
2007	4,552,651
2008	4,299,045
2009	4,154,952
2010	3,987,336
Thereafter	24,525,151
$46,073,449

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

F-38

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Southgate Apartments (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southgate Apartments for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 16, 2006

F-39

Southgate Apartments

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended December 31, 2005
Gross income:
Rental Income	$1,792,739
Fee Income	82,646
Other Income	119,554

Total gross income	1,994,939

Direct operating expenses:
Property Operating	304,987
Leasing and Office	181,068
Insurance	44,831
Payroll Expense	227,635
Professional Fees	21,743
Property Taxes	134,302

Total direct operating expenses	914,566

Excess of gross income over direct operating expenses	$1,080,373

See accompanying notes to historical summary of gross income and direct operating expenses.

F-40

Southgate Apartments

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Southgate Apartments (“the Property”) is located in Louisville, Kentucky.  The Property consists of 256 apartment units, 120 one bedroom units and 136 two bedroom units and was 97% occupied as if December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Property on March 2, 2006 from Southgate Group, LLC an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Summary of Significant Accounting Policy

Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)           Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  Repairs and maintenance expenses are charged to operations as incurred.  Costs such as depreciation, amortization, interest expense, and management fees are excluded from the Historical Summary.

F-41

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Canfield Plaza (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Canfield Plaza for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 17, 2006

F-42

Canfield Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended December 31, 2005
Gross income:
Base rental income	$961,485
Operating expense, insurance, and real estate tax recoveries	232,503

Total gross income	1,193,988

Direct operating expenses:
Operating expenses	111,256
Insurance	9,603
Real estate taxes	140,345

Total direct operating expenses	261,204

Excess of gross income over direct operating expenses	$932,784

See accompanying notes to historical summary of gross income and direct operating expenses.

F-43

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Canfield Plaza (“the Property”) is located in Canfield, OH.  The Property consists of approximately 101,000 square feet of gross leasable area and was approximately 88% occupied at December 31, 2005. The Property is leased to a total of 10 tenants, of which one tenant accounted for approximately 69% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Petrarca Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $4,396 for the year ended December 31, 2005.

F-44

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31, 2005, are as follows:

Year
2006	$953,064
2007	854,655
2008	801,111
2009	778,916
2010	715,036
Thereafter	5,809,543
$9,912,325

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-45

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Shakopee Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shakopee Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 20, 2006

F-46

Shakopee Center

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$1,160,092
Operating expense, insurance, and real estate tax recoveries	319,917

Total gross income	1,480,009

Direct operating expenses:
Operating expenses	170,802
Insurance	8,922
Real estate taxes	277,564

Total direct operating expenses	457,288

Excess of gross income over direct operating expenses	$1,022,721

See accompanying notes to historical summary of gross income and direct operating expenses.

F-47

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Shakopee Center (“the Property”) is located in Shakopee, MN.  The Property consists of approximately 103,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 2 tenants, which accounted for 100% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Continental Properties Company, Inc., an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $217,000 for the year ended December 31, 2005.

F-48

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms are 16 and 21 years, as of December 31, 2005, are as follows:

Year
2006	$1,136,686
2007	1,188,851
2008	1,188,851
2009	1,188,851
2010	1,188,851
Thereafter	15,884,788

$21,776,878

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-49

Prior Performance Tables

This section replaces the Prior Performance Tables included in the prospectus, which appear beginning on page A-1 of the prospectus.

APPENDIX A
PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four (24) months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2005.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc.

Number of programs:	1 Program			1 Program

Dollar amount offered	$5,200,000	(C)		2,500,000	(A)
Dollar amount raised	4,347,968	(D)	100.00%	2,371,012	(B)	100.00%
Less offering expenses:
Syndication fees (E)	442,622		10.18	194,194		8.19
Other fees (F)	14,385		0.33	21,010		0.89
Organizational fees	—		—	—		—
Reserves (G)	38,908		0.89	76,590		0.97

Available for investment	$3,852,053		88.60%	2,079,218		89.95%

Acquisition costs:
Cash down payments	$3,201,716			1,270,577
Repayment of indebtedness	37,333			896,304
Temporary cash investments	613,004			—
Investment in securities	—			109,336
Total acquisition costs	$3,852,053			2,276,217

Percent leverage	55%			55%
Date offerings commenced	(I)			(H)
Length of offering	(I)			(H)
Months to invest 90% of amount available for investment (measured from beginning of offering)	(I)			(H)

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

	1031 Exchange Programs

Number of programs:	34 Programs

Dollar amount offered	$256,016
Dollar amount raised	255,257	100.00%
Less offering expenses:
Syndication fees (E)	18,924	7.41%
Other fees (F)	28,012	10.97%
Organizational fees	2,444	0.96%
Reserves (G)	4,048	1.59%

Available for investment	$201,828	79.07%

Acquisition costs:
Cash down payments	$201,828
Repayment of indebtedness	—
Investment in securities	—
Total acquisition costs	$201,828

Percent leverage	49%
Date offerings commenced	2002-2005
Length of offering	1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	1-14 months

TABLE I-(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)	This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.’s distribution reinvestment program.

(B)

These figures are cumulative and are as of December 31, 2005. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)	This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)

These figures are cumulative and are as of December 31, 2005. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)

Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)	Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)	Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)

On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003 (approximately fifty-eight (58) months from the commencement of the initial public offering), approximately ninety percent (90.0%) of the proceeds available for investment from the offerings were invested in real properties.

(I)

In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share. In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2005, approximately eighty-three percent (83.0%) of the proceeds available for investment from the offerings were invested in real properties.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2005 in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc.		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,347,968		2,371,012		710,147

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,767		2,762		2,350
Acquisition cost and expense	5,145		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	315,165		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	26,085		33,624		0
Advisor asset management fee (J)	17,925		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	634		1,135		0
Acquisition costs expensed	398		0		0
Other administrative services	4,589		8,740		0

Dollar amount of property sales andrefinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (43 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2005
Dollar amount raised	$30,000		25,324		255,257

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	16,193	(C)
Other offering expenses (D)	116		230		2,491
Acquisition cost and expense	2,550	(E)	1,706	(E)	19,145	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		20,393

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	45		47		23,915
Advisor asset management fee (J)	0		0		1,710
Accounting services	53		45		0
Data processing service	23		23		0
Legal services	11		7		0
Professional services	0		0		0
Mortgage servicing fees	0		0		358
Acquisition costs expensed	0		0		0
Other administrative services	83		45		0

Dollar amount of property sales andrefinancings before payments to general partner and affiliates (G):
Cash	3,557		0		0
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)

The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2005 and the figures relating to cash available from operations are for the three years ending December 31, 2005. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B)	The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)	The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)

Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)	Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)

An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded four and one-half percent (4.5%) of the gross receipts from the properties managed.

(G)	See Table V and Notes thereto regarding sales and disposals of properties.

(H)

On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”). Each of these entities was merged into subsidiaries that are wholly owned by IRC. As a result of the merger, IRC is now “self-administered.” IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)

On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. Each of these entities was merged into subsidiaries that are wholly owned by IRRETI. As a result of the merger, IRRETI is now “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks. Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)

With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period. IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the six years ended December 31, 2005.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IWEST, IRRETI and the forty-three (43) 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. — offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. — offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. — offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. — offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. — offering terminated in 1991

•                  Inland Real Estate Corporation — offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. — offering terminated in 2003

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2005	2004	2003

Gross revenues	$517,791	130,405	745
Profit on sale of properties	0	0	0
Other income (expenses)	27,320	(177)	38

Less:
Operating expenses (G)	137,454	32,522	143
Interest expense	136,817	33,175	136
Program expenses (I)	31,738	4,857	460
Depreciation & amortization	193,853	47,973	217

Net income (loss)-GAAP basis	$45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0

Cash available (deficiency) from operations	204,315	60,495	724

Cash available from investing
Payments under master leases (K)	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(1,416)	(175)	—
Advances from sponsor	(3,523)	—	1,203

Total cash available before distributions and special items	206,181	63,345	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	211,327	54,542	358
From sales	0	0	0
	211,327	54,542	358

Cash available after distributions before special items (D)	(5,146)	8,803	1,569

Special items:	0	0	0
Cash available after distributions and special items (D)	$(5,146)	8,803	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	5,146	0	0
Cash from financing activities	0	0	0

Total available cash used to partially fund distributions	$5,146	0	0

Tax data per $1,000 invested (B):	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	66	15
Source (on cash basis):
Sales	0	0	0
Operations (F)	64	66	15

Percent of properties remaining unsold	100%	100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc.

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (E)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing
Payments under master leases (G)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing
Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(43 Programs)

	2005	2004	2003	2002

Number of programs	43	27	17	9
Gross revenues	$42,866	24,497	13,563	4,171
Profit on sale of properties	5,554	-	-	-

Less:
Operating expenses (E)	7,471	4,333	1,910	612
Interest expense	13,351	8,031	5,049	1,782
Program expenses (F)	1,521	1,203	671	174
Depreciation & amortization (C)	-	-	-	-

Net income (loss)	$26,067	10,930	5,933	1,603

Taxable income (loss) (C):	-	-	-	-

Cash available (deficiency) from operations	26,067	10,930	5,933	1,603
Cash available from sales	10,604	0	0	0
Cash available from financing	0	0	0	0
Principal payment of debt amortization	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	19,734	10,721	5,457	1,404
From sales	10,604	0	0	0
	30,338	10,721	5,457	1,404

Cash available after distributions before special items	6,263	125	404	156

Special items	0	0	0	0
Cash available after distributions and special items	$6,263	125	404	156

Tax data per $1,000 invested (C):	-	-	-	-

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0
Source (on cash basis):
Sales	1,156.67	0	0	0
Operations	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%	100%

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)      IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)        IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)        In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)       In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)         For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)         Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital).  These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their shareholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Inland Western Retail Real Estate Trust, Inc.

	2005	2004	2003
% of Distribution Representing:
Ordinary income	54.00	55.00	0.00
Return of Capital	46.00	45.00	100.00

	100.00	100.00	100.00

(G)        Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)       Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.  In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)            Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)           From time to time, IRRETI may acquire a property that includes one or more unleased premises.  In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)       From time to time, IWEST may acquire a property that includes one or more unleased premises.  In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the six years ended prior to December 31, 2005 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2005.

Program Name	Landings of Sarasota
Dollar amount raised	$11,800
Number of properties purchased	One
Date of closing of offering	07/02
Date of first sale of property	07/05
Date of final sale of property	07/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations	(A)
Recapture	(A)

Capital gain	(B)

Deferred gain:
Capital	(B)
Ordinary	(B)

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715
Operations	1,279

(A)      For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)        For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2005.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

TABLE V (Continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received, net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Popeye’s	06/97	04/08/03	343	0	0	0	0	343	0	346	346
IRC - Summit of Park Ridge	12/96	12/02	3,578	0	1,600	0	0	5,178	0	5,181	5,181
IRC - Eagle Country Market	11/97	12/24/03	5,182	0	1,450	0	0	6,632	0	6,635	6,635
IRC - Eagle Ridge Center	04/99	12/30/03	3,185	0	3,000	0	0	6,185	0	6,187	6,187
IRC - Zany Brainy	07/96	01/20/04	2,972	0	1,245	0	0	4,217	0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257	0	1,095	0	0	3,352	0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500	0	8,570	0	0	23,070	0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414	0	1,550	0	0	4,964	1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715	0	1,505	0	0	4,220	0	4,217	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291	0	0	0	0	291	0	3,352	3,352
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840	0	0	0	0	840	0	23,070	23,070
IRC - Walgreens Woodstock	06/98	09/22/05	1,277	0	0	0	0	1,277	0	4,217	4,217
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181	0	1,805	0	0	4,986	0	3,352	3,352
IRC - Calumet Square	06/97	11/10/05	1,878	0	1,033	0	0	2,911	0	23,070	23,070
IREX - Landings of Sarasota	08/01	07/30/05	7,614	557	7,729	0	0	15,900	8,000	11,800	19,800

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0(E	)	0	0
IRC - Eagle Country Market	1,290	0	0(E	)	0	0
IRC - Eagle Ridge Center	1,441	0	0(E	)	0	0
IRC - Zany Brainy	(190)	0	0(E	)	0	0
IRC - Prospect Heights	49	0	0(E	)	0	0
IRC - Fairview Heights	541	0	0(E	)	0	0
IRC - Prairie Square	135	0	0(E	)	0	0
IRC - Sequoia Shopping Center	54	0	0(E	)	0	0
IRC - Vacant land (Edinburgh Festival)	-	0	33		0	33
IRC - Ace Hardware (Crystal Point)	-	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	-	0	302		0	302
IRC - Calumet Square	120	0	0(E	)	0	0
IREX — Landing of Sarasota	1,279	0	0(E	)	0	0

TABLE V - (Continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)      The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2005.  All sales have been made to parties unaffiliated with the partnerships.

(B)        Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)        Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)       Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)         For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures about Market Risk.

Incorporated by reference from Supplement No. 21 dated April 11, 2006, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures about Market Risk” and from Supplement No. 25 dated June 13, 2006, “Management’s Discussion and Analysis of Financial Condition and Results of Operations  — Quantitative and Qualitative Disclosures about Market Risk.”

Item 31.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement.  All amounts other than the Securities and Exchange Commission registration fee and NASD filing fee have been estimated.

Securities and Exchange Commission Registration Fee	$633,226
NASD Filing Fee	$75,500
Printing and Mailing Expenses	$20,000,000	*
Blue Sky Fees and Expenses	$1,000,000	*
Legal Fees and Expenses	$2,500,000	*
Accounting Fees and Expenses	$2,500,000	*
Advertising and Sales Literature	$16,500,000	*
Due Diligence	$3,500,000	*
Transfer Agent Fees	$—
Data Processing Fees	$1,000,000	*
Bank Fees and Other Administrative Expenses	$2,791,274	*

TOTAL	$50,500,000	*

* Estimated

Item 32.  Sales to Special Parties.

Inland Securities or any of its directors, officers, employees or affiliates may initially purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance for $8.95 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed five percent (5.0%).  Each soliciting dealer and any of their respective directors, officers, employees or affiliates may initially purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed five percent (5.0%).  All purchases of common stock by Inland Securities or any soliciting dealer must be made in accordance with NASD regulations, including without limitation Rule 2790.

Item 33.  Recent Sales of Unregistered Securities.

On October 20, 2004, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to Inland Real Estate Investment Corporation, our sponsor, in connection with our formation.  No sales commission or other consideration was paid in connection with the sale.  The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to purchase 3,000 shares following their becoming a director and for the grant of additional options to purchase 500 shares on the date of each annual stockholders’ meeting.  The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant.  All other options are exercisable on the second anniversary of the date of grant.  The initial options are exercisable at $8.95 per share.  The subsequent options are exercisable at $8.95 per share prior to the time that there is a public market for our shares.  On February 21, 2006, we granted each of our five independent directors his or her initial option to acquire 3,000 shares.  On April 21, 2006 in connection with our annual stockholders’ meeting, we granted each of our five independent directors his or her option to acquire 500 shares.

II-1

Item 34.  Indemnification of Directors and Officers.

Article XV of our articles of incorporation provides as follows:

Section 15.3           Indemnification.

(a)           Subject to paragraphs (b), (c) and (d) of this Section 15.3, the company shall indemnify and pay, advance or reimburse reasonable expenses to any director, officer, employee and agent of the company including the Business Manager or the Property Managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer, employee or agent of the company, the Business Manager, the Property Managers and their respective affiliates.

(b)           The company shall not indemnify an Indemnified Party unless:  (i) the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and (iv) the indemnification is recoverable only out of the Net Assets of the company and not from the stockholders.

(c)           Notwithstanding anything to the contrary in Section 15.3(b) hereof, the company shall not indemnify a director, officer, employee or agent of the company or the Business Manager or any Property Manager or their affiliates for loses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

(d)           The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e)           The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status; provided, however, that the company shall not incur the costs of any liability insurance that insures any person against liability or loss for which he, she or it could not be indemnified under these articles.  Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to such further extent consistent with law.

Subject to the limitations contained in Section 15.3 of our articles of incorporation, we will indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ.  The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

II-2

Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.  To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

We may enter into separate indemnification agreements with each of our directors and some of our executive officers.  Subject to the limitations contained in our articles of incorporation, these indemnification agreements will require, among other things, that we indemnify the directors and officers to the fullest extent permitted by our articles, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  We will also be required to indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance, if any.  Although the form of indemnification agreement will offer the same scope of coverage afforded by provisions in the articles of incorporation and the bylaws, as a contract, it will be unable to be unilaterally modified by the board or by the stockholders to eliminate the rights provided.

Item 35.  Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36.  Financial Statements and Exhibits.

(a)           Financial Statements:  The list of financial statements filed as part of this Post-Effective Amendment No. 3 to Registration Statement on Form S-11 is set forth on page F-i herein.

(b)           Exhibits:  The list of exhibits filed as part of this Post-Effective Amendment No. 3 to Registration Statement on Form S-11 is set forth on the Exhibit Index following the signature pages hereto.

Item 37.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20.0%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration

II-3

statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The registrant undertakes to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(c)           The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(d)           (1)           The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders.  Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition.  The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(2)           The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10.0%) or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation (“IREIC”), in the three years ended December 31, 2005.  The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing.  This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

Table VI-1

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

Inland Real Estate Corporation:

Cub Foods, Hutchinson, MN	60,208	01/03	5,388	-	5,388	—	5,388
Mankato Heights, Mankato, MN	129,410	04/03	16,407	-	16,407	—	16,407
Caton Crossing, Plainfield, IL	83,792	06/03	13,126	-	13,126	—	13,126
Village Ten, Coon Rapids, MN	211,568	08/03	16,085	—	16,085	22	16,107
Rochester Marketplace, Rochester, MN	69,914	09/03	10,792	-	10,792	109	10,901
University Crossing, Mishawaka, IN	136,422	10/03	16,200	—	16,200	26	16,226
Cub Foods, Arden Hills, MN	68,442	03/04	9,716	-	9,716	4	9,720
Shannon Square Shoppes, Arden Hills, MN	29,196	06/04	6,936	-	6,936	-	6,936
Crystal Point Shopping Center, Crystal Lake, MN	358,423	07/04	37,331	-	37,331	-	37,331
Deer Trace II, Kolher, WI	24,410	08/04	4,600	-	4,600	9	4,609
Fashion Square II, Skokie, IL	7,151	11/04	3,629	-	3,629	-	3,629
Greentree Center and Outlot, Caledonia, WI	163,398	02/05	11,909	-	11,909	-	11,909
Northgate Shopping Center, Sheboygan, WI	74,200	04/05	9,718	-	9,718	5	9,723
Home Goods Store, Coon Rapids, MN	25,145	10/05	4,683	-	4,683	-	4,683

Total for Inland Real Estate Corporation	1,441,679		166,520	0	166,520	175	166,695

Table VI-2

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

Inland Retail Real Estate Trust, Inc.:

Camp Hill Center, Harrisburg, PA	63,350	01/03	7,786	-	7,786	5	7,791
Eckerd Drug Store - #5018, Amherst, NY	10,908	01/03	2,805	1,582	1,223	-	2,805
Eckerd Drug Store - #5661, Buffalo, NY	12,732	01/03	3,145	1,777	1,368	-	3,145
Eckerd Drug Store - #5786, Dunkirk, NY	10,908	01/03	1,720	905	815	-	1,720
Eckerd Drug Store - #5797, Cheektowaga, NY	10,908	01/03	3,756	1,636	2,120	(1)	3,755
Eckerd Drug Store - #6007, Connelsville, PA	10,908	01/03	3,503	1,636	1,867	-	3,503
Eckerd Drug Store - #6036, Pittsburgh, PA	10,908	01/03	3,840	1,636	2,204	(1)	3,839
Eckerd Drug Store - #6040, Monroeville,PA	12,738	01/03	5,430	1,911	3,519	(2)	5,428
Eckerd Drug Store - #6043, Monroeville,PA	10,908	01/03	3,315	1,637	1,678	-	3,315
Eckerd Drug Store - #6062, Harborcreek, PA	10,908	01/03	2,527	1,418	1,109	-	2,527
Eckerd Drug Store - #6089, Weirton, WV	10,908	01/03	2,472	1,374	1,098	-	2,472
Eckerd Drug Store - #6095, Cheswick, PA	10,908	01/03	2,791	1,571	1,220	-	2,791
Eckerd Drug Store - #6172, New Castle, PA	10,908	01/03	2,877	1,636	1,241	-	2,877
Eckerd Drug Store - #6193, Erie, PA	10,908	01/03	2,919	1,636	1,283	-	2,919
Eckerd Drug Store - #6199, Millcreek, PA	10,908	01/03	3,729	1,637	2,092	(1)	3,728
Eckerd Drug Store - #6257, Millcreek, PA	10,908	01/03	1,444	-	1,444	-	1,444
Eckerd Drug Store - #6286, Erie, PA	10,908	01/03	4,193	-	4,193	(1)	4,192
Eckerd Drug Store - #6334, Erie, PA	10,908	01/03	2,997	1,636	1,361	-	2,997
Eckerd Drug Store - #6392, Penn, PA	10,908	01/03	2,949	1,636	1,313	-	2,949
Eckerd Drug Store - #6695, Plum Borough, PA	10,908	01/03	3,669	1,637	2,032	-	3,669
Eckerd Drug Store - Piedmont, Piedmont, SC	10,908	01/03	1,968	-	1,968	5	1,973
Market Square, Douglasville, GA	121,774	01/03	12,905	8,051	4,854	787	13,692
Springfield Park, Lawrenceville, GA	105,321	01/03	10,924	-	10,924	5	10,929
Tequesta Shoppes Plaza, Tequesta, FL	109,937	01/03	11,439	-	11,439	(248)	11,191
Capital Crossing, Raleigh, NC	92,248	02/03	9,984	-	9,984	14	9,998
Colonial Promenade Bardmore Center, Largo, FL	152,667	02/03	17,151	-	17,151	45	17,196
Commonwealth Center II, Richmond, VA	165,382	02/03	22,278	-	22,278	(133)	22,145

Table VI-3

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Concord Crossing, Concord, NC	55,930	02/03	5,331	-	5,331	5	5,336
Fountains, Plantation, FL	408,807	02/03	44,412	-	44,412	-	44,412
Marketplace at Mill Creek, Buford, GA	398,407	02/03	50,118	-	50,118	50	50,168
Monroe Shopping Center, Monroe, NC	45,080	02/03	3,548	-	3,548	5	3,553
Oakley Plaza, Asheville, NC	118,727	02/03	9,469	-	9,469	4	9,473
Overlook at King of Prussia, King of Prussia, PA	186,980	02/03	57,045	30,000	27,045	15	57,060
Paraiso Plaza, Hialeah, FL	61,012	02/03	9,481	-	9,481	26	9,507
Publix Brooker Creek, Palm Harbor, FL	77,596	02/03	8,719	-	8,719	146	8,865
Sheridan Square, Dania, FL	67,425	02/03	7,586	-	7,586	23	7,609
Stonecrest Marketplace, Lithonia, GA	264,447	02/03	34,742	-	34,742	(115)	34,627
Suwanee Crossroads, Suwanee, GA	69,500	02/03	12,068	-	12,068	(69)	11,999
Windsor Court Shopping Center, Windsor Court, CT	78,480	02/03	14,639	-	14,639	10	14,649
Downtown Short Pump, Richmond, VA	125,553	03/03	33,515	-	33,515	(147)	33,368
Valley Park Commons, Hagerstown, MD	89,579	03/03	11,317	-	11,317	12	11,329
Village Center, Mt. Pleasant, WI	217,103	03/03	23,987	-	23,987	(33)	23,954
Watercolor Crossing, Tallahassee, FL	43,200	03/03	5,485	-	5,485	-	5,485
Bi-Lo - Southern Pines, Southern Pines, NC	57,404	04/03	8,127	-	8,127	(62)	8,065
Creeks at Virginia Center, Richmond, VA	266,266	04/03	39,458	26,944	12,514	1,608	41,066
Flamingo Falls, Pembroke Pines, FL	108,565	04/03	23,946	-	23,946	-	23,946
Glenmark Shopping Center, Morgantown, WV	122,167	04/03	12,982	-	12,982	335	13,317
River Run, Miramar, FL	93,643	04/03	11,638	-	11,638	(5)	11,633
Westside Centre Shopping Center, Huntsville, AL	490,784	04/03	46,015	-	46,015	4,163	50,178
440 Commons, Jersey City, NJ	162,533	05/03	18,046	-	18,046	9	18,055
Barrett Pavilion, Kennesaw, GA	460,755	05/03	80,183	-	80,183	(51)	80,132
Bi-Lo - Asheville, Asheville, NC	54,319	05/03	7,727	-	7,727	(1)	7,726
Bi-Lo - Shelmore, Mt. Pleasant, SC	61,705	05/03	11,836	-	11,836	10	11,846
Bi-Lo - Sylvania, Sylvania, GA	36,000	05/03	4,407	-	4,407	2	4,409
Birkdale Village, Charlotte, NC	653,983	05/03	91,130	-	91,130	(897)	90,233
BJ’S Wholesale Club, Charlotte, NC	99,792	05/03	13,025	-	13,025	1	13,026
Brick Center Plaza, Brick, NJ	114,028	05/03	19,451	-	19,451	13	19,464

Table VI-4

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
East Hanover Plaza, East Hanover, NJ	122,028	05/03	17,312	-	17,312	5	17,317
Eckerd Drug Store - #0234, Marietta, GA	10,880	05/03	2,044	1,161	883	4	2,048
Eckerd Drug Store - #0444, Gainesville, GA	10,594	05/03	1,986	1,129	857	4	1,990
CVS Pharmacy - #6794, Ft. Worth, TX	10,908	05/03	2,691	1,540	1,151	4	2,695
CVS Pharmacy - #6841, Wichita Falls, TX	9,504	05/03	2,087	1,203	884	4	2,091
CVS Pharmacy - #6967, Richardson, TX	10,560	05/03	2,354	1,338	1,016	4	2,358
CVS Pharmacy - #6974, Richardson, TX	10,560	05/03	2,313	1,316	997	4	2,317
CVS Pharmacy - #6978 Wichita Falls, TX	9,504	05/03	1,837	1,036	801	4	1,841
CVS Pharmacy - #6982, Dallas, TX	9,504	05/03	1,917	1,097	820	4	1,921
Eckerd Drug Store - #2320, Snellville, GA	10,594	05/03	2,230	1,271	959	4	2,234
CVS Pharmacy - #7440, Dallas, TX	9,504	05/03	2,073	1,177	896	4	2,077
CVS Pharmacy - #7579, Richland Hills, TX	10,908	05/03	2,663	1,521	1,142	4	2,667
CVS Pharmacy - #7642, Lake Worth, TX	9,504	05/03	1,805	1,021	784	4	1,809
CVS Pharmacy - #7678, River Oaks, TX	10,908	05/03	2,705	1,546	1,159	4	2,709
CVS Pharmacy - #7709, Tyler, TX	9,504	05/03	1,495	845	650	4	1,499
CVS Pharmacy - #5040, Kissimmee, FL	10,880	05/03	2,479	1,407	1,072	4	2,483
CVS Pharmacy - #6226, Oklahoma City, OK	9,504	05/03	1,776	1,005	771	4	1,780
CVS Pharmacy - #7785, Ft. Worth, TX	9,504	05/03	1,661	941	720	4	1,665
Eckerd Drug Store - #3449, Lawrenceville, GA	9,504	05/03	2,061	-	2,061	4	2,065
CVS Pharmacy - #7804, Plano, TX	10,908	05/03	2,535	1,445	1,090	4	2,539
Edgewater Town Center, Edgewater, NJ	77,446	05/03	27,030	-	27,030	11	27,041
Goody’s Shopping Center, Augusta, GA	22,560	05/03	2,051	-	2,051	-	2,051
Heritage Pavilion, Smyrna, GA	262,961	05/03	40,013	-	40,013	4	40,017
Hiram Pavilion, Hiram, GA	363,618	05/03	36,787	-	36,787	1,559	38,346
Killearn Shopping Center, Tallahassee, FL	94,547	05/03	10,945	-	10,945	80	11,025
Midway Plaza, Tamarac, FL	227,209	05/03	26,858	-	26,858	265	27,123
North Hill Commons, Anderson, SC	42,942	05/03	4,541	-	4,541	1	4,542
Sandy Plains Village, Roswell, GA	175,035	05/03	18,055	-	18,055	84	18,139
Shoppes at Paradise Pointe, Ft Walton Beach, FL	84,070	05/03	11,591	-	11,591	(94)	11,497
Sony Theatre Complex, East Hanover, NJ	70,549	05/03	12,068	-	12,068	5	12,073

Table VI-5

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Town & Country, Knoxville, TN	639,135	05/03	49,812	-	49,812	1,397	51,209
Village Crossing, Skokie, IL	427,722	05/03	69,443	-	69,443	6,001	75,444
West Falls Plaza, West Paterson, NJ	88,913	05/03	20,980	-	20,980	5	20,985
CostCo Plaza, White Marsh, MD	209,841	06/03	16,857	-	16,857	5	16,862
Denbigh Village Shopping Center, Newport News, VA	311,583	06/03	20,855	-	20,855	(106)	20,749
Shoppes at Lake Dow, McDonough, GA	73,271	06/03	11,014	-	11,014	(68)	10,946
Willoughby Hills Shopping Center, Willoughby Hills, OH	359,414	06/03	37,705	14,480	23,225	22	37,727
Cascades Marketplace, Sterling, VA	98,532	07/03	16,840	-	16,840	5	16,845
Fayette Pavilion III, Fayetteville, GA	619,856	07/03	46,308	-	46,308	7,180	53,488
Northlake Commons, Palm Beach Gardens, FL	143,955	07/03	21,643	-	21,643	523	22,166
Route 22 Retail Shopping Center, Union, NJ	110,453	07/03	19,054	10,981	8,073	-	19,054
Vision Works, Plantation, FL	6,891	07/03	1,732	-	1,732	6	1,738
Bellevue Place Shopping Center, Nashville, TN	77,249	08/03	10,884	-	10,884	5	10,889
Camfield Corners, Charlotte, NC	69,887	08/03	9,339	-	9,339	2	9,341
Kensington Place, Murfreesboro, TN	70,624	08/03	7,167	-	7,167	-	7,167
Largo Town Center, Upper Marlboro, MD	270,310	08/03	30,947	-	30,947	7	30,954
Naugatuck Valley Shopping Center, Waterbury, CT	383,332	08/03	50,452	-	50,452	8	50,460
Riverdale Shops, West Springfield, MA	273,928	08/03	42,055	-	42,055	34	42,089
Spring Mall Center, Springfield, VA	56,511	08/03	10,481	-	10,481	2	10,483
Walgreen’s, Port Huron, MI	14,998	08/03	4,368	-	4,368	9	4,377
Bank First, Winter Park, FL	3,348	09/03	723	-	723	8	731
Carlisle Commons, Carlisle, PA	393,023	09/03	39,635	-	39,635	10	39,645
Circuit City - Culver City, Culver City, CA	32,873	09/03	8,781	-	8,781	4	8,785
Circuit City - Highland Ranch, Highland Ranch, CO	43,480	09/03	5,628	-	5,628	3	5,631
Circuit City - Olympia, Olympia, WA	35,776	09/03	5,632	-	5,632	3	5,635
Fayette Pavilion I & II, Fayetteville, GA	791,373	09/03	88,521	-	88,521	(357)	88,164
Kroger - Cincinnati, Cincinnati, OH	56,634	09/03	7,431	-	7,431	3	7,434
Kroger - Grand Prairie, Grand Prairie, TX	64,522	09/03	5,793	-	5,793	7	5,800
Kroger - Westchester, Westchester, OH	56,083	09/03	4,670	-	4,670	3	4,673
Lowe’s Home Improvement - Baytown, Baytown, TX	125,357	09/03	11,478	-	11,478	7	11,485

Table VI-6

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Lowe’s Home Improvement - Cullman, Cullman, AL	101,287	09/03	8,960	-	8,960	3	8,963
Lowe’s Home Improvement - Houston, Houston, TX	131,644	09/03	12,050	-	12,050	7	12,057
Lowe’s Home Improvement - Steubenville, Steubenville, OH	130,497	09/03	11,442	-	11,442	3	11,445
Super Wal-Mart - Alliance, Alliance, OH	200,084	09/03	15,879	-	15,879	3	15,882
Super Wal-Mart - Greenville, Greenville, SC	200,084	09/03	16,971	-	16,971	3	16,974
Super Wal-Mart - Winston-Salem, Winston-Salem, NC	204,931	09/03	18,721	-	18,721	3	18,724
Wal-Mart/Sam’s Club, Worcester, MA	107,929	09/03	11,194	-	11,194	3	11,197
Bi-Lo at Northside Plaza, Greenwood, SC	41,581	10/03	4,069	-	4,069	-	4,069
Cedar Springs Crossing, Spartanburg, SC	86,581	10/03	10,191	-	10,191	-	10,191
Clearwater Crossing, Flowery Branch, GA	90,566	10/03	13,303	-	13,303	-	13,303
Cortez Plaza, Bradenton, FL	286,610	10/03	26,819	16,446	10,373	1,854	28,673
Houston Square, Warner Robins, GA	60,799	10/03	5,214	-	5,214	-	5,214
Lexington Place, Lexington, SC	83,167	10/03	8,481	-	8,481	-	8,481
Manchester Broad Street, Manchester, CT	68,509	10/03	13,119	-	13,119	-	13,119
Plaza Del Paraiso, Miami, FL	82,442	10/03	15,417	-	15,417	-	15,417
Seekonk Town Center, Seekonk, MA	80,713	10/03	11,068	-	11,068	-	11,068
Shoppes of Ellenwood, Ellenwood, GA	67,721	10/03	10,703	-	10,703	-	10,703
Shoppes of Lithia, Brandon, FL	71,430	10/03	12,926	-	12,926	-	12,926
Crossroads Plaza, Lumberton, NJ	89,627	11/03	18,232	-	18,232	-	18,232
Hilliard Rome, Columbus, OH	110,772	11/03	17,171	11,565	5,606	231	17,402
Loisdale Center, Springfield, VA	120,742	11/03	29,051	-	29,051	-	29,051
Middletown Village, Middletown, RI	98,161	11/03	17,871	-	17,871	-	17,871
Shoppes at Oliver’s Crossing, Winston-Salem, NC	76,512	11/03	10,386	-	10,386	-	10,386
Squirewood Village, Dandridge, TN	46,150	11/03	3,442	-	3,442	-	3,442
Waterfront Marketplace/Town Center, Homestead, PA	755,407	11/03	113,024	72,035	40,989	4,694	117,718
Winslow Bay Commons, Mooresville, NC	255,598	11/03	42,132	-	42,132	-	42,132
Albertson’s at Bloomingdale Hills, Brandon, FL	78,686	12/03	5,856	-	5,856	-	5,856
Oak Summit, Winston-Salem, NC	142,739	12/03	13,666	-	13,666	3,242	16,908
Paradise Place, West Palm Beach, FL	69,620	12/03	11,688	-	11,688	-	11,688
Pointe at Tampa Palms, Tampa, FL	20,258	12/03	5,282	-	5,282	-	5,282

Table VI-7

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Shoppes on the Ridge	91,165	12/03	11,422	-	11,422	-	11,422
Aiken Exchange, Aiken, SC	101,558	01/04	12,849	-	12,849	-	12,849
Piedmont Plaza, Apopka, FL	148,075	01/04	8,530	5,797	2,733	-	8,530
Warwick Center, Warwick, RI	159,958	01/04	24,577	-	24,577	6,252	30,829
Mooresville Marketplace, Mooresville, NC	60,169	02/04	8,202	3,893	4,309	-	8,202
Paradise Promenade, Davie, FL	70,271	02/04	12,984	-	12,984	-	12,984
Cypress Trace, Ft. Meyers, FL	276,211	03/04	19,173	-	19,173	-	19,173
Adams Farm, Greensboro, NC	112,195	04/04	12,559	-	12,559	-	12,559
Market Place, Ft. Meyers, FL	105,813	04/04	5,807	-	5,807	-	5,807
Mill Pond Village, Cary, NC	84,364	05/04	15,449	-	15,449	-	15,449
Center Pointe Plaza I, Easley, SC	64,487	05/04	7,843	-	7,843	-	7,843
Shoppes at Wendover Village I, Greensboro, NC	35,895	05/04	9,315	-	9,315	-	9,315
Thompson Square Mall, Monticello, NY	240,135	05/04	24,372	-	24,372	350	24,722
Wytheville Commons, Wytheville, VA	90,239	05/04	10,233	-	10,233	-	10,233
Sofa Express, Duluth, GA	20,000	08/04	3,977	-	3,977	-	3,977
Capital Plaza, Wake Forest, NC	46,793	08/04	7,480	-	7,480	-	7,480
Alexander Place, Raleigh, NC	143,037	09/04	25,691	-	25,691	-	25,691
David’s Bridal Center, Macon, GA	14,000	10/04	2,357	-	2,357	-	2,357
Sycamore Commons Outlot II, Matthews, NC	9,000	10/04	2,110	-	2,110	-	2,110
Circuit City - Dothan, Dothan, AL	33,906	4/05	6,596	-	6,596	-	6,596
Clearwater Collection, Clearwater, FL	131,335	4/05	3,688	-	3,688	-	3,688
Birkdale Village Outlot, Charlotte, NC	14,225	5/05	5,280	-	5,280	-	5,280
Heather Island, Silver Springs Shores, FL	70,970	5/05	9,478	-	9,478	-	9,478
Center Pointe Plaza Ph. II, Easley, SC	7,800	6/05	1,136	-	1,136	-	1,136
Columbiana Station II, Columbia, SC	88,956	10/05	17,001	-	17,001	-	17,001
Walgreen’s - Dearborn Heights, Dearborn Heights, MI	13,905	10/05	5,472	-	5,472	-	5,472
Walgreen’s - Livonia, Livonia, MI	13,905	10/05	3,819	2,477	1,342	-	3,819
Walgreen’s - Rockford, Rockford, IL	14,725	10/05	4,947	-	4,947	-	4,947

Total for 2003 through 2005 acquisitions	19,991,277		2,594,815	249,092	2,345,723	38,903	2,633,718

Table VI-8

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

Development Projects
Shoppes of Golden Acres, Newport Richey, FL	N/A	10/02	5,806	-	5,806	-	5,806
Douglasville Depot, Douglasville, GA	N/A	04/05	5,253	-	5,253	-	5,253
New Tampa Commons, New Tampa, FL	N/A	03/05	2,462	-	2,462	-	2,462
Eisenhower Annex, Macon, GA	N/A	05/05	1,826	-	1,826	-	1,826
Just for Feet - Augusta, Augusta, GA	N/A	02/02	1,764	-	1,764	-	1,764
Shoppes of Lake Mary, Lake Mary, FL	N/A	08/02	1,342	-	1,342	-	1,342
Clearwater Collection, Clearwater, FL	N/A	04/05	1,166	-	1,166	-	1,166
Cypress Trace, Ft. Meyers, FL	N/A	03/04	999	-	999	-	999
Southlake Pavilion, Morrow, GA	N/A	12/01	397	-	397	-	397

Total for Development projects at 12/31/05	N/A		21,015	-	21,015	-	21,015

Inland Western Retail Real Estate Trust, Inc.
Shops at Park Place, Plano, TX	116,300	10/03	24,000	13,127	10,873	257	24,257
Darien Towne Center, Darien, IL	223,694	12/03	30,000	16,500	13,500	244	30,244
CVS Pharmacy (Eckerd Drug Store), Edmond, OK	13,824	12/03	3,364	-	3,364	1	3,365
CVS Pharmacy (Eckerd Drug Store), Norman, OK	13,824	12/03	5,288	-	5,288	-	5,288
Pavilion at King’s Grant, Concord, NC	79,109	12/03	9,714	-	9,714	27	9,741
Shaw’s Supermarket, New Britain, CT	65,658	12/03	13,656	-	13,656	(298)	13,358
Stony Creek Marketplace, Noblesville, IN	204,893	12/03 & 11/05	33,293	-	33,293	22	33,315
Newnan Crossing I & II, Newnan, GA	411,252	12/03 & 02/04	55,766	-	55,766	(813)	54,953
CorWest Plaza, New Britain, CT	115,107	01/04	33,000	18,150	14,850	(78)	32,922
Hickory Ridge, Hickory, NC	380,487	01/04	41,900	-	41,900	-	41,900
Larkspur Landing, Larkspur, CA	172,443	01/04	61,145	-	61,145	886	62,031
North Ranch Pavilions, Thousand Oaks, CA	62,812	01/04	18,468	-	18,468	121	18,589
Shoppes at Quarterfield (Metro Square Center), Severn, MD	61,817	01/04	11,031	-	11,031	26	11,057
La Plaza Del Norte, San Antonio, TX	320,345	01/04	59,143	-	59,143	(483)	58,660
MacArthur Crossing, Los Colinas, TX	111,035	02/04	23,102	-	23,102	78	23,180

Table VI-9

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Promenade at Red Cliff, St. George, UT	94,456	02/04	19,537	-	19,537	(5)	19,532
Dorman Center - Phase I & II, Spartenburg, SC	388,112	03/04 & 07/04	50,200	-	50,200	(183)	50,017
Peoria Crossings, Peoria, AZ	228,574	03/04 & 05/05	42,082	20,497	21,585	110	42,192
Heritage Towne Crossing, Euless, TX	80,639	03/04	16,123	8,950	7,173	(4)	16,119
Paradise Valley Marketplace, Phoenix, AZ	92,158	04/04	28,510	-	28,510	(279)	28,231
Best on the Boulevard, Las Vegas, NV	204,411	04/04	35,500	-	35,500	(104)	35,396
Bluebonnet Parc, Baton Rouge, LA	135,289	04/04	22,000	-	22,000	(222)	21,778
North Rivers Town Center, Charleston, SC	141,204	04/04	20,100	-	20,100	44	20,144
Alison’s Corners, San Antonio, TX	55,066	04/04	7,042	-	7,042	-	7,042
Arvada Connection and Arvada Marketplace, Arvada, CO	374,587	04/04	51,550	-	51,550	527	52,077
Eastwood Towne Center, Lansing, MI	332,631	05/04	85,000	-	85,000	(27)	84,973
Watauga Pavilion, Watauga, TX	205,223	05/04	35,668	-	35,668	(195)	35,473
Northpointe Plaza, Spokane, WA	377,949	05/04	54,524	-	54,524	(267)	54,257
Plaza Santa Fe II, Santa Fe, NM	222,389	06/04	30,971	17,552	13,419	(136)	30,835
Eckerd Drug Store, Columbia, SC	13,440	06/04	3,260	-	3,260	1	3,261
Eckerd Drug Store, Crossville, TN	13,824	06/04	2,625	-	2,625	1	2,626
Eckerd Drug Store, Greer, SC	13,824	06/04	3,069	-	3,069	1	3,070
Eckerd Drug Store, Kill Devil Hills, NC	13,824	06/04	3,650	-	3,650	1	3,651
Pine Ridge Plaza, Lawrence, KS	230,047	06/04	26,982	-	26,982	2	26,984
Huebner Oaks Center, San Antonio, TX	287,189	06/04	79,721	-	79,721	144	79,865
John’s Creek Village, Duluth, GA	192,158	06/04	42,867	-	42,867	393	43,260
Lakewood Towne Center, Lakewood, WA	578,761	06/04	81,100	-	81,100	(887)	80,213
Davis Towne Crossing, North Richland, TX	39,735	06/04	9,398	-	9,398	3	9,401
Fullerton Metrocenter, Fullerton, CA	253,326	06/04	51,275	-	51,275	(301)	50,974
Low Country Village, Bluffton, SC	139,859	06/04	20,976	-	20,976	10	20,986
Northgate North, Seattle, WA	302,095	06/04	48,455	-	48,455	5	48,460
Shoppes of Prominence Point, Canton, GA	85,442	06/04	17,600	-	17,600	(5)	17,595
The Shops at Boardwalk, Kansas City, MO	122,896	07/04	36,642	20,150	16,492	(401)	36,241
Shoppes of New Hope (Shoppes of Dallas), Dallas, GA	70,610	07/04	13,052	-	13,052	90	13,142
Cranberry Square, Cranberry Township, PA	195,566	07/04	20,220	10,900	9,320	(43)	20,177
Tollgate Marketplace, Bel Air, MD	393,347	07/04	72,300	39,765	32,535	30	72,330
Gateway Plaza, Southlake, TX	358,091	07/04	33,025	-	33,025	175	33,200
Gateway Village, Annapolis, MD	273,307	07/04	53,150	31,458	21,692	31	53,181

Table VI-10

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Towson Circle, Towson, MD	108,679	07/04	28,450	19,198	9,252	62	28,512
Wal-Mart Supercenter, Blytheville, AR	183,047	07/04	13,248	-	13,248	1	13,249
Wrangler, El Paso, TX	316,800	07/04	18,477	-	18,477	3	18,480
Plaza at Marysville, Marysville, WA	115,956	07/04	21,266	-	21,266	(19)	21,247
Forks Town Center, Easton, PA	92,556	07/04	18,894	-	18,894	(13)	18,881
Academy Sports, Houma, LA	60,001	07/04	5,250	-	5,250	1	5,251
Reisterstown Road Plaza, Baltimore, MD	784,505	08/04	95,421	-	95,421	(346)	95,075
Wal-Mart Supercenter, Jonesboro, AR	149,704	08/04	11,071	6,089	4,982	1	11,072
Village Shoppes at Simonton, Lawrenceville, GA	66,415	08/04	13,750	-	13,750	(220)	13,530
Manchester Meadows, Town and Country, MO	454,172	08/04	56,200	-	56,200	34	56,234
Governor’s Marketplace, Tallahassee, FL	231,915	08/04	32,654	20,625	12,029	(258)	32,396
Mitchell Ranch Plaza, New Port Richey, FL	199,554	08/04	34,000	-	34,000	(128)	33,872
The Columns, Jackson, TN	173,427	08/04	26,510	-	26,510	(49)	26,461
Lincoln Park, Dallas, TX	148,806	09/04	47,515	-	47,515	112	47,627
Saucon Valley Square, Bethlehem, PA	80,695	09/04	16,043	8,851	7,192	10	16,053
Boulevard at the Capital Centre, Largo, MD	479,021	09/04	128,811	71,500	57,311	(539)	128,272
Harris Teeter, Wilmington, NC	57,230	09/04	7,200	-	7,200	1	7,201
Harvest Towne Center, Knoxville, TN	42,235	09/04	8,950	-	8,950	(7)	8,943
GMAC Insurance Building, Winston-Salem, NC	501,064	09/04	59,997	33,000	26,997	11	60,008
Bed, Bath & Beyond Plaza, Miami, FL	97,456	10/04	20,350	-	20,350	25	20,375
Denton Towne Crossing, Denton, TX	325,472	10/04	62,596	-	62,596	144	62,740
Azalea Square, Summerville, SC	190,142	10/04	30,013	-	30,013	(10)	30,003
Lake Mary Pointe, Lake Mary, FL	51,052	10/04	6,620	-	6,620	61	6,681
Plaza at Riverlakes, Bakersfield, CA	102,836	10/04	17,000	-	17,000	(42)	16,958
Academy Sports, Port Arthur, TX	61,001	10/04	5,000	-	5,000	6	5,006
Gurnee Towne Center, Gurnee, IL	179,602	10/04	44,256	-	44,256	59	44,315
Academy Sports, Midland, TX	61,150	10/04	4,250	-	4,250	6	4,256
CVS Pharmacy, Sylacauga, AL	10,055	10/04	3,066	-	3,066	3	3,069
Mansfield Towne Crossing, Mansfield, TX	111,778	11/04	19,471	-	19,471	19	19,490
Kohl’s/Wilshire Plaza III, Kansas City, MO	88,248	11/04	10,099	5,418	4,681	9	10,108
Winchester Commons, Memphis, TN	93,024	11/04	13,023	-	13,023	(5)	13,018
The Shoppes at Park West (Publix Center), Mount Pleasant, SC	63,916	11/04	12,047	-	12,047	(64)	11,983
Fox Creek Village, Longmont, CO	114,033	11/04	20,883	-	20,883	(419)	20,464

Table VI-11

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Oswego Commons, Oswego, IL	187,666	11/04	35,022	19,262	15,760	(91)	34,931
Zurich Towers, Schaumburg, IL	895,418	11/04	138,000	81,420	56,580	13	138,013
Edgemont Town Center, Homewood, AL	77,655	11/04	15,639	-	15,639	(146)	15,493
University Town Center, Tuscaloosa, AL	57,250	11/04	10,569	-	10,569	32	10,601
Five Forks, Simpsonville, SC	64,173	12/04	8,086	-	8,086	16	8,102
Gateway Pavilions, Avondale, AZ	301,233	12/04	65,141	-	65,141	(222)	64,919
Gateway Station, College Station, TX	23,348	12/04	6,300	-	6,300	5	6,305
Northwoods Center, Wesley Chapel, FL	95,994	12/04	20,211	-	20,211	40	20,251
Placentia Town Center, Placentia, CA	110,962	12/04	24,865	-	24,865	(21)	24,844
Shops at Forest Commons, Round Rock, TX	34,756	12/04	7,505	5,235	2,270	(5)	7,500
American Express, Depere, WI	132,336	12/04	18,000	11,623	6,377	9	18,009
American Express, Fort Lauderdale, FL	376,348	12/04	63,000	37,170	25,830	10	63,010
American Express, Greensboro, NC	389,377	12/04	56,000	33,040	22,960	8	56,008
American Express, Minneapolis, MN	541,542	12/04	95,000	56,050	38,950	8	95,008
American Express - 19th Avenue, Phoenix, AZ	117,556	12/04	14,000	8,260	5,740	8	14,008
American Express - 31st Avenue, Phoenix, AZ	337,439	12/04	54,000	31,860	22,140	8	54,008
Southlake Town Square, Southlake, TX	462,435	12/04	138,596	-	138,596	543	139,139
23rd Street Plaza, Panama City, FL	53,376	12/04	7,258	-	7,258	89	7,347
Coram Plaza, Coram, NY	144,301	12/04	37,292	20,760	16,532	42	37,334
Henry Town Center, McDonough, GA	444,296	12/04	61,397	35,815	25,582	98	61,495
McAllen Shopping Center, McAllen, TX	17,625	12/04	4,150	-	4,150	12	4,162
Mesa Fiesta, Mesa, AZ	194,892	12/04	36,855	-	36,855	(174)	36,681
Phenix Crossing, Phenix, AL	56,563	12/04	10,065	-	10,065	10	10,075
Green’s Corner, Cumming, GA	85,271	12/04	12,768	-	12,768	(39)	12,729
Newton Crossroads, Covington, GA	78,896	12/04	10,072	-	10,072	(46)	10,026
Stilesboro Oaks, Acworth, GA	80,772	12/04	12,640	-	12,640	(46)	12,594
Evans Town Center, Evans, GA	75,695	12/04	8,795	-	8,795	21	8,816
Irmo Station, Irmo, SC	99,619	12/04	12,800	-	12,800	30	12,830
Pleasant Run Towne Center, Cedar Hill, TX	212,642	12/04	38,221	22,800	15,421	(6)	38,215
Shoppes at Lake Andrew, Viera, FL	144,733	12/04	28,300	15,657	12,643	18	28,318
Fairgrounds Plaza, Middletown, NY	59,970	01/05	21,994	15,982	6,012	-	21,994

Table VI-12

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Maytag Distribution Center, Iowa City, IA	750,000	01/05	23,159	-	23,159	-	23,159
Hobby Lobby, Concord, NC	60,000	01/05	5,500	-	5,500	-	5,500
Midtown Center, Milwaukee, WI	318,802	01/05	53,000	-	53,000	175	53,175
Stanley Works/Mac Tools, Westerville, OH	72,500	01/05	10,000	-	10,000	-	10,000
Academy Sports, San Antonio, TX	70,910	01/05	7,150	-	7,150	-	7,150
American Express, Markham, Ontario, Canada	306,710	01/05	42,000	25,380	16,620	-	42,000
Magnolia Square, Houma, LA	116,049	02/05	19,114	10,265	8,849	(32)	19,082
Cottage Plaza, Pawtucket, RI	85,463	02/05	23,440	-	23,440	-	23,440
Holliday Towne Center, Duncansville, PA	83,122	02/05	14,828	-	14,828	(133)	14,695
The Village at Quail Springs, Oklahoma City, OK	100,404	02/05	10,429	-	10,429	-	10,429
Trenton Crossing, McAllen, TX	217,360	02/05	30,108	-	30,108	1	30,109
CVS Pharmacy, Jacksonville, FL	13,824	03/05	5,895	-	5,895	-	5,895
CarMax, San Antonio, TX	60,772	03/05	14,600	-	14,600	-	14,600
Southgate Plaza, Heath, OH	85,920	03/05	12,253	-	12,253	-	12,253
Stateline Station, Kansas City, MO	141,401	03/05	32,000	-	32,000	(210)	31,790
High Ridge Crossing, High Ridge, MO	76,857	03/05	13,200	-	13,200	(142)	13,058
American Express, Taylorsville, UT	395,787	03/05	48,000	30,149	17,851	-	48,000
CVS Pharmacy, Montevallo, AL	10,055	03/05	3,064	-	3,064	-	3,064
Blockbuster at Five Forks, Greenville, SC	6,000	03/05	1,500	-	1,500	-	1,500
Cinemark Theatre, Woodridge, IL	70,183	03/05	15,650	-	15,650	-	15,650
CVS Pharmacy, Saginaw, TX	13,824	03/05	4,435	-	4,435	-	4,435
Four Peaks Plaza, Fountain Hills, AZ	122,058	03/05	26,300	-	26,300	-	26,300
Lake Forest Crossing, McKinney, TX	28,626	03/05	7,942	-	7,942	-	7,942
The Brickyard, Chicago, IL	325,401	04/05	77,555	-	77,555	-	77,555
Walgreens, Northwoods, MO	16,335	04/05	5,850	-	5,850	-	5,850
Greensburg Commons, Greensburg, IN	272,893	04/05	24,200	14,200	10,000	(35)	24,165
Walgreens, West Allis, WI	13,905	04/05	4,415	-	4,415	-	4,415
Bear Creek, Houston, TX	87,912	04/05	19,406	-	19,406	-	19,406
Grapevine crossing, Grapevine, TX	125,381	04/05	23,300	-	23,300	-	23,300

Table VI-13

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Publix, Mountain Brook, AL	44,271	04/05	7,970	-	7,970	-	7,970
Bison Hollow, Traverse City, MI	134,798	04/05	19,525	-	19,525	-	19,525
Vail Ranch, Temecula, CA	101,784	04/05	24,525	-	24,525	-	24,525
Boulevard Plaza, Pawtucket, RI	108,879	04/05	17,068	-	17,068	-	17,068
Brown’s Lane, Middletown, RI	74,715	04/05	11,425	-	11,425	-	11,425
The Commons at Temecula, Temecula, CA	293,003	04/05	51,536	-	51,536	-	51,536
Cuyahoga Falls Market Center, Cuyahoga Falls, OH	76,361	04/05	15,062	-	15,062	-	15,062
Edwards Megaplex Theater, Ontario, CA	124,614	04/05	47,242	-	47,242	-	47,242
Massillon Village Center, Massillon, OH	245,945	04/05	18,411	-	18,411	-	18,411
Clearlake Shores, Clear Lake, TX	51,549	04/05	9,469	-	9,469	-	9,469
Edwards Megaplex Theater, Fresno, CA	94,000	05/05	33,437	-	33,437	-	33,437
Page Field Commons, Fort Meyers, FL	322,546	05/05	46,507	-	46,507	-	46,507
University Square, University Heights OH	278,095	05/05	54,481	-	54,481	(1,618)	52,863
Circuit City Headquarters, Richmond, VA	382,570	05/05	53,000	-	53,000	-	53,000
The Gateway, Salt Lake City, UT	524,839	05/05	148,117	-	148,117	(126)	147,991
Lakepointe Towne Crossing, Lewisville, TX	147,487	05/05	29,857	-	29,857	-	29,857
CVS Pharmacy, Moore, OK	13,813	05/05	3,427	-	3,427	-	3,427
Boston Commons, Springfield, MA	103,070	05/05	14,748	9,880	4,868	-	14,748
The Commons at Royal Palm, Royal Palm Beach, FL	158,034	05/05	24,701	14,472	10,229	-	24,701
Crossroads Plaza, North Attelborough, MA	16,000	05/05	5,882	4,978	904	-	5,882
Eckerd Drug Store, Colesville, MD	13,361	05/05	7,438	-	7,438	-	7,438
Hewitt Associates Campus, Lincolnshire, IL	1,161,686	05/05	220,000	129,800	90,200	-	220,000
Ashland & Roosevelt, Chicago, IL	110,858	05/05	24,139	1,889	22,250	14	24,153
Cornerstone Plaza, Cocoa Beach, FL	68,577	05/05	14,250	8,400	5,850	(106)	14,144
Gloucester Town Center, Gloucester, NJ	108,420	05/05	22,500	-	22,500	-	22,500
Chantilly Crossing, Chantilly, VA	77,044	05/05	25,685	-	25,685	-	25,685
Maple Tree Place, Williston, VT	486,488	05/05	102,332	-	102,332	-	102,332
Golfland Plaza, Orange, CT	45,654	05/05	9,604	-	9,604	-	9,604
CVS Pharmacy, Lawton, OK	10,907	05/05	2,847	-	2,847	-	2,847

Table VI-14

			Purchase Price Plus	Mortgage Financing at		Other Cash	Total
	Number of	Date of	Acquisition	Date	Cash Down	Expenditures	Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Eckerd Drug Store, Atlanta, GA	10,908	05/05	2,206	-	2,206	-	2,206
Wickes Furniture Store, Naperville, IL	41,331	05/05	8,488	-	8,488	-	8,488
Galvez Shopping Center, Galveston, TX	25,660	06/05	6,704	-	6,704	-	6,704
Southwest Crossing, Fort Worth, TX	113,528	06/05	24,900	-	24,900	-	24,900
Beachway Plaza, Bradenton,FL	120,990	06/05	17,000	10,235	6,765	(10)	16,990
Shops at 5, Plymouth, MA	417,856	06/05	68,100	-	68,100	-	68,100
Fisher Scientific, Kalamazoo, MI	114,700	06/05	14,000	-	14,000	-	14,000
CVS Pharmacy, Burleston, TX	10,908	06/05	3,986	-	3,986	-	3,986
Century III Plaza, West Mifflin, PA	283,839	06/05	42,903	-	42,903	-	42,903
Home Depot Center, Pittsburgh, PA	136,123	06/05	17,705	-	17,705	-	17,705
Home Depot Center, Orange, CT	135,643	06/05	28,363	-	28,363	-	28,363
West Town Market, Fort Mill, CT	67,940	06/05	10,250	-	10,250	(5)	10,245
Kaiser Permanente Office Buildings, Cupertino, CA	100,352	06/05	59,000	-	59,000	-	59,000
Shoppes of Warner Robins, Warner Robins, GA	70,747	06/05	13,246	-	13,246	(26)	13,220
New Forest Crossing, Houston, TX	146,585	06/05	17,915	-	17,915	-	17,915
CVS Pharmacy, Oklahoma City, OK	10,908	06/05	4,417	-	4,417	-	4,417
Eckerd Drug Store, Chattanooga, TN	10,908	06/05	2,934	-	2,934	-	2,934
Mission Crossing, San Antonio, TX	152,878	07/05	17,253	-	17,253	-	17,253
Southpark Meadows, Austin, TX	254,507	07/05	20,969	-	20,969	-	20,969
Wild Oats Marketplace, Hinsdale, IL	48,000	07/05	13,580	-	13,580	-	13,580
PETsMART Distribution Center, Ottawa, IL	1,000,350	07/05	42,762	-	42,762	-	42,762
Diebold Warehouse, Green, OH	158,652	07/05	12,272	-	12,272	-	12,272
Pacheco Pass, Gilroy, CA	99,199	07/05	25,021	-	25,021	(22)	24,999
Gardiner Manor Mall, Bay Shore, NY	220,716	07/05	65,227	38,484	26,743	-	65,227
Bed, Bath & Beyond Plaza, Westbury, NY	61,639	07/05	16,640	9,818	6,822	-	16,640
Crown Theater, Hartford, CT	74,170	07/05	17,033	10,050	6,983	-	17,033
Wilton Square, Saratoga Springs, NY	438,097	07/05	47,161	27,825	19,336	-	47,161
Mid-Hudson Center, Poughkeepsie, NY	246,366	07/05	42,637	25,156	17,481	-	42,637
Computershare Shareholder Services, Canton, MA	185,171	07/05	68,777	-	68,777	-	68,777

Table VI-15

			Purchase Price Plus	Mortgage Financing at		Other Cash	Total
	Number of	Date of	Acquisition	Date	Cash Down	Expenditures	Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
The Orchard, New Hartford, NY	163,529	07/05	22,012	-	22,012	-	22,012
Raytheon Office and Research and Development Building, State College, PA	105,000	08/05	20,069	-	20,069	-	20,069
Eckerd Drug Store, Punxsutawney, PA	13,824	08/05	5,607	-	5,607	-	5,607
Eckerd Drug Store, Hellertown, PA	13,813	08/05	5,781	-	5,781	-	5,781
Eckerd Drug Store, Leanon, PA	13,813	08/05	5,621	-	5,621	-	5,621
Stonebridge Plaza, McKinney, TX	33,700	08/05	7,251	-	7,251	-	7,251
Rasmussen College Office Center, Brooklyn Park, MN	26,660	08/05	5,175	-	5,175	-	5,175
Hartford Fire Insurance, Maple Grove, MN	97,377	08/05	16,294	-	16,294	-	16,294
Citizens Property Insurance, Jacksonville, FL	59,800	08/05	10,165	-	10,165	-	10,165
Lowe’s/Bed Bath & Beyond, Butler, NJ	158,063	08/05	23,333	-	23,333	-	23,333
Sprint Data Center, Santa Clara, CA	160,000	09/05	95,700	52,800	42,900	-	95,700
Quakertown, Quakerton, PA	61,839	09/05	12,665	-	12,665	-	12,665
Lincoln Plaza, Worchester, MA	434,377	09/05	52,836	-	52,836	-	52,836
Great Southwest Crossing, Grand Prairie, TX	92,270	09/05	16,233	9,137	7,096	-	16,233
Broadway Shopping Center, Bangor, ME	188,468	09/05	15,235	-	15,235	-	15,235
Mervyn’s, McAllen, TX	78,027	09/05	8,585	5,100	3,485	-	8,585
Mervyn’s, El Paso, TX	75,522	09/05	8,309	5,000	3,309	-	8,309
Mervyn’s, Bakersfield, CA	75,140	09/05	8,267	5,000	3,267	-	8,267
Mervyn’s, Elk Grove, CA	77,874	09/05	8,568	5,500	3,068	-	8,568
Mervyn’s, Escondido, CA	75,712	09/05	12,642	6,700	5,942	-	12,642
Mervyn’s, Fontana, CA	78,961	09/05	8,688	5,200	3,488	-	8,688
Mervyn’s, Fresno, CA	77,431	09/05	8,519	5,100	3,419	-	8,519
Mervyn’s, Hanford, CA	78,459	09/05	8,633	4,700	3,933	-	8,633
Mervyn’s, Highland, CA	80,521	09/05	8,859	5,300	3,559	-	8,859
Mervyn’s, Lodi, CA	68,017	09/05	7,484	4,400	3,084	-	7,484
Mervyn’s, Manteca, CA	88,515	09/05	9,739	5,700	4,039	-	9,739
Mervyn’s, Moreno Valley, CA	77,192	09/05	8,493	5,100	3,393	-	8,493
Mervyn’s, Morgan Hill, CA	77,185	09/05	8,492	5,100	3,392	-	8,492

Table VI-16

			Purchase Price Plus	Mortgage Financing at		Other Cash	Total
	Number of	Date of	Acquisition	Date	Cash Down	Expenditures	Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Mervyn’s, Oceanside, CA	75,360	09/05	12,584	6,400	6,184	-	12,584
Mervyn’s, Rancho Cucamonga, CA	74,991	09/05	8,251	5,000	3,251	-	8,251
Mervyn’s, Redland, CA	75,890	09/05	8,350	5,000	3,350	-	8,350
Mervyn’s, Ridgecrest, CA	59,042	09/05	6,496	3,300	3,196	-	6,496
Mervyn’s, Roseville, CA	75,928	09/05	8,354	5,400	2,954	-	8,354
Mervyn’s, Sacramento, CA	72,304	09/05	7,955	4,800	3,155	-	7,955
Mervyn’s, San Diego, CA	78,657	09/05	13,134	7,900	5,234	-	13,134
Mervyn’s, Sun Valley, CA	85,783	09/05	9,438	6,000	3,438	-	9,438
Mervyn’s, Temecula, CA	76,248	09/05	8,389	5,100	3,289	-	8,389
Mervyn’s, Turlock, CA	61,026	09/05	6,714	4,000	2,714	-	6,714
Mervyn’s, Vacaville, CA	77,936	09/05	8,575	5,200	3,375	-	8,575
Mervyn’s, Ventura, CA	75,247	09/05	8,279	5,000	3,279	-	8,279
Village Shoppes of Gainsville, Gainsville, GA	229,750	09/05	43,959	-	43,959	-	43,959
Ridge Tool Company Distribution Facility, Cambridge, OH	128,537	09/05	7,718	-	7,718	-	7,718
McDermott Towne Crossing, McAllen, TX	42,700	09/05	9,100	-	9,100	-	9,100
Montecito Crossing, Las Vegas, NV	147,340	10/05	37,251	-	37,251	(51)	37,200
Newburgh Crossing, Newburgh, NY	62,893	10/05	15,300	8,415	6,885	-	15,300
Wickes Furniture Store, Murrieta, CA	37,329	10/05	9,208	-	9,208	-	9,208
Coventry/First Health Corp., San Antonio, TX	79,198	10/05	11,968	-	11,968	-	11,968
Mountain View Plaza — Phase I, Kalispell, MT	106,521	10/05	17,224	-	17,224	-	17,224
Kohl’s, Georgetown, KY	88,408	10/05	10,313	-	10,313	-	10,313
Eckerd Drug Store, Yorkshire, NY	12000	11/05	2,338	-	2,338	-	2,338
Eckerd Drug Store — Main St., Buffalo, NY	10,908	11/05	3,705	-	3,705	-	3,705
Eckerd Drug Store — Sheridan Dr., Amherst, NY	10,908	11/05	4,949	-	4,949	-	4,949
Eckerd Drug Store, Cheektowaga, NY	10,908	11/05	3,609	-	3,609	-	3,609
Eckerd Drug Store, Olean, NY	10,908	11/05	4,180	-	4,180	-	4,180
Eckerd Drug Store, Grand Island, NY	10,908	11/05	2,838	-	2,838	-	2,838
Eckerd Drug Store — West Main St., Batavia, NY	12,738	11/05	4,341	-	4,341	-	4,341
Eckerd Drug Store, North Chili, NY	10,908	11/05	2,867	-	2,867	-	2,867

Table VI-17

			Purchase Price Plus	Mortgage Financing at		Other Cash	Total
	Number of	Date of	Acquisition	Date	Cash Down	Expenditures	Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Eckerd Drug Store, Tonawanda, NY	12,738	11/05	4,040	-	4,040	-	4,040
Eckerd Drug Store — Union Rd., West Seneca, NY	10,908	11/05	4,082	-	4,082	-	4,082
Eckerd Drug Store, Lancaster, NY	10,908	11/05	3,044	-	3,044	-	3,044
Eckerd Drug Store — Ferry St., Buffalo, NY	10,908	11/05	3,746	-	3,746	-	3,746
Eckerd Drug Store — Lake Ave., Rochester, NY	13,198	11/05	5,472	-	5,472	-	5,472
Eckerd Drug Store — Culver Rd., Rochester, NY	10,908	11/05	4,050	-	4,050	-	4,050
Eckerd Drug Store, Greece, NY	10,908	11/05	3,282	-	3,282	-	3,282
Eckerd Drug Store, Irondequoit, NY	12,738	11/05	4,903	-	4,903	-	4,903
Eckerd Drug Store, Lockport, NY	13,824	11/05	4,630	-	4,630	-	4,630
Eckerd Drug Store, Hudson, NY	10,908	11/05	4,106	-	4,106	-	4,106
Eckerd Drug Store — Transit Rd., Amherst, NY	13,824	11/05	5,528	-	5,528	-	5,528
Eckerd Drug Store, Canandaigua, NY	13,813	11/05	4,756	-	4,756	-	4,756
Eckerd Drug Store — Harlem Rd., West Seneca, NY	13,813	11/05	4,721	-	4,721	-	4,721
Eckerd Drug Store — East Main St., Batavia, NY	13,824	11/05	4,867	-	4,867	-	4,867
Tim Horton’s Donut Shop, Canandaigua, NY	2,790	11/05	513	-	513	-	513
Golfsmith, Altamonte Springs, FL	14,920	11/05	4,485	2,476	2,009	-	4,485
Target South Center, Austin, TX	61,837	11/05	11,975	-	11,975	-	11,975
Stop & Shop, Beekman, NY	40,415	11/05	13,705	7,349	6,356	-	13,705
Cypress Mill Plaza, Cypress, TX	116,406	11/05	16,690	-	16,690	(6)	16,684
Royal Oaks Village II, Houston, TX	59,908	11/05	15,132	-	15,132	-	15,132
Duck Creek Plaza, Bettendorf, IA	117,554	11/05	17,968	-	17,968	-	17,968
King Phillip’s Crossing, Seekonk, MA	105,940	11/05	23,161	-	23,161	-	23,161
Humblewood, Humble, TX	88,942	11/05	16,200	-	16,200	-	16,200
The Market at Polaris, Columbus, OH	193,219	11/05	55,840	36,196	19,644	-	55,840
The Market at Clifty Crossing, Columbus, IN	171,647	11/05	20,705	15,166	5,539	-	20,705
Giant Eagle, Columbus, OH	116,129	11/05	21,323	12,154	9,169	-	21,323
CVS Pharmacy, Cave Creek, AZ	13813	12/05	6,250	-	6,250	-	6,250
Carrier Towne Crossing, Grand Prairie, TX	83,810	12/05	17,350	-	17,350	-	17,350
HQ Building, San Antonio, TX	91,862	12/05	16,912	-	16,912	-	16,912

Table VI-18

			Purchase Price Plus	Mortgage Financing at		Other Cash	Total
	Number of	Date of	Acquisition	Date	Cash Down	Expenditures	Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Red Bug Village, winter Springs, FL	23,800	12/05	8,252	-	8,252	-	8,252
Town Square Plaza, Pottstown, PA	236,159	12/05	30,022	-	30,022	-	30,022
Rave Theater, Houston, TX	74,318	12/05	27,160	17,889	9,271	-	27,160

Total for Inland Western Retail Real Estate Trust, Inc.	41,037,461		7,012,405	1,420,227	5,592,178	(5,160)	7,007,245

1031 Exchange Programs
CompUSA	25,757	01/03	7,950	4,000	3,950	-	7,950
Deere Distribution - Janesville, Wisconsin	487,930	02/03	20,500	10,450	10,050	-	20,500
Fleet Office Building	348,815	04/03	22,900	12,900	10,000	-	22,900
Deere Distribution - Davenport, Iowa	552,960	04/03	28,200	12,500	15,700	-	28,200
White Settlement Road Investment, LLC	10,908	07/03	2,840	1,420	1,420	-	2,840
Plainfield Marketplace	122,800	12/03	24,400	11,925	12,475	-	24,400
Forestville 1031, LLC	10,908	11/03	3,900	1,794	2,106	-	3,900
Pier 1 Retail Center	21,055	12/03	8,150	3,850	4,300	-	8,150
Long Run 1031, LLC	67,299	09/03	9,635	4,700	4,935	-	9,635
Cross Creek Commons Shopping Center	63,340	02/04	12,079	5,079	7,000	-	12,079
Port Richey 1031, LLC	22,170	01/04	5,975	2,900	3,075	-	5,975
Bed, Bath & Beyond Retail Center	100,773	04/04	13,605	6,905	6,700	-	13,605
Kraft Cold Storage Facility	112,066	06/04	11,000	5,333	5,667	-	11,000
Mobile Entertainment 1031, LLC	10,388	04/04	1,578	770	808	-	1,578
Indianapolis Entertainment 1031, LLC	10,320	04/04	2,190	1,061	1,129	-	2,190
B J’s Shopping Center	147,456	04/04	15,850	7,400	8,450	-	15,850
Barnes & Noble Retail	29,555	04/04	7,145	3,175	3,970	-	7,145
Walgreen’s Hobart, IN	15,120	06/04	6,534	0	6,534	-	6,534
Huntington Square Plaza	116,221	06/04	39,200	19,150	20,050	-	39,200
Best Buy Store, Reynoldsburg	45,827	08/04	10,345	4,950	5,395	-	10,345
Deere Distribution Center, Jefferson City	489,216	12/04	20,735	9,762	10,973	-	20,735
Kohl’s Store, Stoughton	88,408	08/04	19,950	9,763	10,187	-	19,950
Chenal Commons Shopping Center	70,165	11/04	14,290	6,740	7,550	-	14,290

Table VI-19

			Purchase Price Plus	Mortgage Financing at		Other Cash	Total
	Number of	Date of	Acquisition	Date	Cash Down	Expenditures	Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Oak Brook Kensington	206,030	12/04	44,950	21,450	23,500	-	44,950
Bisys — Columbus	238,641	05/05	53,475	30,245	23,230	-	53,475
Eckerd’s, Edmond	13,813	03/05	3,765	1,845	1,920	-	3,765
Walgreen’s — Taunton Broadway	13,993	09/04	3,685	1,737	1,948	-	3,685
CVS — Wilmington	12,180	04/05	4,830	2,335	2,495	-	4,830
Market Day, Wood Dale	82,114	08/05	7,500	3,712	3,788	-	7,500
HH Gregg — Cincinnati Eastgate	48,820	04/05	6,110	2,900	3,210	-	6,110
Walgreen’s — Norcross	14,560	10/04	5,575	2,575	3,000	-	5,575
Walgreen’s - Martinsville	14,490	11/04	4,485	2,125	2,360	-	4,485
Indiana Office	137,702	10/05	39,050	20,850	18,200	-	39,050
Yorkville	21,359	10/05	8,910	0	8,910	-	8,910

Total for 1031 Exchange Programs	3,773,159		491,286	236,301	254,985	-	491,286

GRAND TOTAL FOR ALL PROGRAMS	66,243,576		10,286,041	1,905,620	8,380,421	33,918	10,319,959

Table VI-20

TABLE VI - (Continued)

ACQUISITION OF PROPERTIES BY PROGRAMS

NOTES TO TABLE VI

(A) “Other Cash Expenditures Capitalized” consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering.  As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) “Total Acquisition Cost” is the sum of columns captioned “Purchase Price Plus Acquisition Fee” and “Other Cash Expenditures Capitalized.

Table VI-21

SUPPLEMENT NO. 37
DATED SEPTEMBER 8, 2006
TO THE PROSPECTUS DATED AUGUST 31, 2005
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 37 supercedes and replaces the following prior supplements to the prospectus dated August 31, 2005:  Supplement No. 26 dated June 23, 2006; Supplement No. 27 dated June 27, 2006; Supplement No. 28 dated July 6, 2006; Supplement No. 29 dated July 14, 2006; Supplement No. 30 dated July 28, 2006; Supplement No. 31 dated July 31, 2006; Supplement No. 32 dated August 10, 2006; Supplement No. 33 dated August 21, 2006; Supplement No. 34 dated August 18, 2006; Supplement No. 35 dated August 24, 2006; and Supplement No. 36 dated September 1, 2006. This supplement updates, modifies or supercedes certain information contained in the prospectus sections as described below. You should read this Supplement No. 37 together with our prospectus dated August 31, 2005, as supplemented by Supplement No. 13 dated January 11, 2006, Supplement No. 21 dated April 11, 2006 and Supplement No. 25 dated June 13, 2006. Unless otherwise defined in this Supplement No. 37, capitalized terms used in this Supplement No. 37 have the same meanings as set forth in the prospectus.

	Supplement No. 37 Page No.	Prospectus Page No.
Prospectus Summary	2	1
Compensation Table	3	40
Estimated Use of Proceeds	4	51
Prior Performance of IREIC Affiliates	5	52
Principal Stockholders	30	106
Business and Policies	31	107
Management’s Discussion and Analysis of Financial Condition and Results of Operations	129	115
Description of Securities	148	121
Summary of Our Organizational Documents	149	133
Federal Income Tax Considerations	150	143
Plan of Distribution	163	165
Relationships and Related Transactions	164	180
Independent Registered Public Accounting Firm	167	186
Financial Statements	F-i	F-i
Prior Performance Tables	A-1	A-1
Appendix C-1

The cover page of the prospectus is updated by adding the following sentence to the end of the last paragraph on the cover page:

The minimum offering amount of 200,000 shares was sold on or about October 10, 2005.

Prospectus Summary

The paragraph in this subsection, which starts on page 9 in the “Prospectus Summary” section of the prospectus, has been superseded in its entirety as follows:

Distribution Policy

Effective November 1, 2006, our monthly distribution rate will be $.0508 per share, which when annualized equals $.61 per share. Distributions at this rate would result in a 6.1% annualized return on a share purchased for $10.00. Because we pay dividends in arrears, the cash distribution paid in December 2006 will be the first to reflect this increase.

We have made cash distributions to our stockholders aggregating approximately $13.5 million for the period from October 1, 2005 through September 1, 2006. The following sets forth the per share amount, record date and payment date of each distribution:

•                  $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005

•                  $.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005

•                  $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006

•                  $.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006

•                  $.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006

•                  $.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006

•                  $.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006

•                  $.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

•                  $.05 per share to stockholders of record on June 30, 2006, paid on July 12, 2006

•                  $.05 per share to stockholders of record on July 31, 2006, paid on August 12, 2006

Approximately $13.1 million of the $13.5 million in distributions was funded with cash provided from our operating activities. Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

2

Compensation Table

This section supplements the discussion contained in the prospectus under the heading “Compensation Table,” which begins on page 40 of the prospectus. The following information is inserted immediately after the table ending on page 50 of the prospectus.

As of June 30, 2006, we had incurred $65,866,429 of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding such selling expenses, in excess of 4.5% of the gross offering proceeds. As of June 30, 2006, these organization and offering costs did not exceed the 4.5% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering.

Since October 4, 2004 (inception) through June 30, 2006, we have incurred the following expenses in connection with the offering and sale of our shares:

Offering Stage
Selling commissions	$41,974,621
Marketing contributions	14,982,856
Other expenses to affiliates of the business manager	572,585
Other expenses	8,336,369
Total offering stage fees and expenses:	$65,866,429

For the period ended June 30, 2006, we or MB REIT have paid or incurred the following expenses in connection with our operational stage activities:

Operational Stage
Acquisition expenses	$211,248
Acquisition fees	0
Property management fees	1,479,770
Oversight fees	0
Interest expense	0
Service fee associated with purchasing, selling and servicing mortgages	61,097
Ancillary services reimbursements	943,098
Business management fees	0
Incentive fees	0
Total operational stage fees and expenses:	$3,245,087

There have been no property dispositions by us or MB REIT; therefore, no disposition fees have been paid or incurred by us or MB REIT as of June 30, 2006.

3

Estimated Use of Proceeds

This section supplements the discussion contained in the prospectus under the heading “Estimated Use of Proceeds,” which begins on page 51 of the prospectus.

The amounts listed in the table below represent our actual use of offering proceeds as of June 30, 2006. The organization and offering expenses may not be greater than fifteen percent (15.0%) of the “Gross Offering Proceeds.”  We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Offering
	Amount	Percent
Gross Offering Proceeds (1)	$601,860,999	100.00%
Less Expenses:
Selling Commissions	$41,974,621	7.00%
Marketing Contribution	$14,982,854	2.50%
Due Diligence Expense Allowance	$0	0.00%
Organization and Offering Expenses(2)	$8,908,954	1.50%
TOTAL EXPENSES:	$65,866,429	11.00%
Gross Amount Available	$535,994,570	89.00%
Less:
Working Capital Reserve	$21,091,690	0.35%
Investment in MB REIT(3)	$200,001,516	33.20%
Investment in Marketable Securities	$66,506,913	11.10%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$248,394,451	41.30%

(1)          Gross proceeds of $601,860,999 excludes the 20,000 shares purchased by our sponsor for $200,000 preceding the commencement of our offering.

(2)          Organization and offering expenses include amounts for Securities and Exchange Commission registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses.

(3)          On October 11, 2005, we entered into a joint venture with Minto (Delaware), LLC, which owned all of the outstanding equity of Minto Builders (Florida), Inc., or MB REIT, prior to October 11, 2005. Please refer to a discussion of the MB REIT joint venture in Supplement No. 13 dated January 11, 2006 to our Prospectus dated August 31, 2005.

4

Prior Performance of IREIC Affiliates

This section updates and supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates,” which begins on page 52 of the prospectus.

Prior Investment Programs

During the ten year period ending June 30, 2006, IREIC and its affiliates have sponsored three other REITs and fifty-three (53) real estate exchange private placements, which altogether have raised more than $7,857,525,000 from over 182,500 investors. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, have raised approximately $7,528,053,000 from over 181,700 investors. Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States. Although we too may purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. The real estate exchange private placements offered by Inland Real Estate Exchange Corporation are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately ninety-six percent (96.0%) of the aggregate amount raised, approximately ninety-nine percent (99.0%) of the aggregate number of investors, approximately ninety-four percent (94.0%) of properties purchased and approximately ninety-six percent (96.0%) of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We pay fees to Inland Securities and intend to pay fees to our Business Manager, Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of is reallowed to its soliciting dealers. In addition, we reimburse IREIC for costs and other expenses of the offering. We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses. We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis. In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we will pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We will generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Furthermore, we intend to pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees, and property management fees. However, because the business conducted by, and the underlying

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investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates for the ten year period ending June 30, 2006, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of June 30, 2006	Inland Retail Real Estate Trust, Inc. REIT Program as of June 30, 2006	Inland Real Estate Corporation REIT Program as of June 30, 2006	Inland Real Estate Exchange Private Placement Offerings as of June 30, 2006

Number of programs sponsored	1	1	1	53
Aggregate amount raised from investors	$4,408,405,000	2,407,680,000	711,968,000	329,472,000
Approximate aggregate number of investors	117,000	57,900	6,800	800
Number of properties purchased	302	287	161	53
Aggregate cost of properties	$7,418,810,000	4,131,536,000	1,673,094,000	764,790,000
Number of mortgages/notes	8	0	0	0
Principal amount of mortgages/notes	$151,692,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	68.00%	89.00%	89.00%	33.29%
Single-user net lease	32.00%	11.00%	11.00%	12.77%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	43.12%
Industrial	0.00%	0.00%	0.00%	10.82%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	35.00%	39.00%	38.00%	32.20%
Existing construction	65.00%	61.00%	62.00%	67.80%

Number of properties sold in whole or in part	0	13	17	1

Number of properties exchanged	0	0	0	0

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During the three years prior to June 30, 2006, Inland Western Retail Real Estate Trust, Inc. purchased three hundred two (302) properties, Inland Real Estate Corporation purchased twenty-one (21) commercial properties and Inland Retail Real Estate Trust, Inc. purchased ninety-nine (99) commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four (24) months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51,642,397 shares of common stock. In addition, as of June 30, 2006, IRC had issued 15,018,567 shares of common stock through its distribution reinvestment program and repurchased 5,256,435 shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $711,968,000 as of June 30, 2006. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On June 30, 2006, the closing price of the stock on the New York Stock Exchange was $14.88 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of June 30, 2006, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, a portion of which is paid monthly.

As of June 30, 2006, IRC owned one hundred forty-four (144) properties for a total investment of approximately $1,673,094,000. These properties were purchased with proceeds received from the above described offerings of shares of its common property, sales financings and the line of credit. As of June 30, 2006, IRC had debt of approximately $635,633,000 secured by its properties and had $115,000,000 outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, received an aggregate of 6,181,818 shares of IRC’s common stock valued at $11.00 per share, or approximately nine percent (9.0%) of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of 213,699,534 shares of its common stock. In addition, as of June 30, 2006, IRRETI had issued approximately 38,393,000 shares through its distribution reinvestment program, and has repurchased a total of approximately 10,122,000 shares through the share reinvestment program. As a result, IRRETI has realized total net offering proceeds of approximately $2,407,680,000 as of June 30, 2006. On December 29, 2004, IRRETI issued 19,700,060 shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focuses on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which is paid monthly.

As of June 30, 2006, IRRETI owned two hundred eighty-seven (287) properties for a total investment of approximately $4,131,536,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of June 30, 2006, IRRETI had borrowed approximately $2,274,856,000 secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the

7

merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager and advisor, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003, through a total of two public offerings, the last of which was completed in 2005. Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of 421,983,424 shares of its common stock. In addition, as of June 30, 2006, Inland Western had issued 23,097,100 shares through its distribution reinvestment program and has repurchased 3,326,368 shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4,408,405,000 as of June 30, 2006.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2006, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of June 30, 2006, Inland Western owned three hundred two (302) properties for a total investment of approximately $7,418,810,000. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of June 30, 2006, Inland Western has borrowed approximately $4,199,930,000 secured by its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western through December 31, 2005. The rate at which each company raised capital, acquired properties and generated cash from all sources determined the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed to either forgo or defer all or a portion of the business management and advisory fee due them, from time to time, to increase the amount of cash available to pay distributions while the REIT continued to raise capital and acquire properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo $10,527,710 in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo $3,211,041 and defer $13,121,256 in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003, IREIC or its affiliates received $40,925,000 in advisor fees and agreed to forgo an additional $65,815,000. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received $1,202,519 and $4,689,290, respectively, for an aggregate amount of $5,891,809. As of June 30, 2006, IREIC has forgiven $2,369,139 of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements. As of June 30, 2006, Inland Western had repaid the remaining $3,522,670.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to do so and thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation - Offering Completed 1998

	Total Distribution	Ordinary Income	Non Taxable Distribution	Capital Gain Distribution	Total Distributions per Share
	$	$*	$**	$***	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.82
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005	64,212,187	57,502,980	—	1,364,810.95
2006	32,434,669	32,434,669	*****	*****	.24
	493,637,341	394,613,629	90,166,194	3,513,121

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*                               The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

**                        Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***                 Represents a capital gain distribution for federal income tax purposes.

****          The December distribution declared on December 20, 2005, with a record date of January 3, 2006 and payment date of January 17, 2006, is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

Inland Retail Real Estate Trust, Inc. - Offering Completed 2003

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution	Total Distributions per Share
	$	$*	$**		$***	$
1999	1,396,861	318,484	1,078,377		—	.49	****
2000	6,615,454	3,612,577	3,002,877		—	.77
2001	17,491,342	10,538,534	6,952,808		—	.80
2002	58,061,491	36,387,136	21,674,355		—	.82
2003	160,350,811	97,571,099	62,779,712		—	.83
2004	190,630,575	110,922,403	79,708,172		—	.83
2005	193,733,000	146,820,000	45,713,000	*	1,200,000.76		*
2006	108,177,000	108,177,000	*****		*****
	736,456,534	514,347,233	220,909,301		1,200,000

*                               For the year ended December 31, 2005, we declared distributions to our shareholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

**                        Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***                 Represents a capital gain distribution for federal income tax purposes.

****          IRRETI began paying monthly distributions in May 1999. This amount represents total distributions per share made during the period from May 1999 through December 1999.

*****   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year-end.

Inland Western Retail Real Estate Trust, Inc. - Offering Completed 2005

	Total Distributions Paid	Ordinary Income	Non Taxable Distribution	Capital Gain Distribution	Total Distributions Paid per Share
	$	$	$*	$**	$
2003	358,000	—	358,000	—	.13	***
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	141,258,000	141,258,000	****	****
	478,089,000	355,977,000	122,112,000	—

*                               Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

**                        Represents a capital gain distribution for federal income tax purposes

***                 Inland Western began paying monthly distributions in November 2003. This amount represents total distributions per share paid during the period from November 2003 through December 2003.

****          The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year-end.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.

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These calculations were repeated for each month of a given year. The cumulative compounded yield on principal as of December 31 of each year was then calculated based on the cumulative number of shares owned at the beginning of December multiplied by the annualized distribution (actual distribution per share paid in December multiplied by twelve) and divided by the dollar amount of the initial principal investment.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)

1994	0.00	%(4)	N/A		N/A

1995	8.45%		N/A		N/A

1996	9.55%		N/A		N/A

1997	11.00%		N/A		N/A

1998	12.14%		N/A		N/A

1999	13.36%		7.79	%(5)	N/A

2000	14.99%		9.00%		N/A

2001	17.88%		9.92%		N/A

2002	18.35%		11.07%		N/A

2003	20.07%		12.08%		4.97	%(6)

2004	21.71%		13.18%		6.91%

2005	23.99%		14.32%		7.32%

(1)          IRC sold shares for $10.00 per share from October 1994 through March 1998. During this time, the DRP purchase price was $9.05 per share. From April 1998 through December 1998, IRC sold shares for $11.00 per share. During that time and through May 2004, the DRP purchase price was $10.50 per share. In June 2004, IRC became publicly traded. Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution. This price is calculated on a monthly basis. As of December 31, 2005, the DRP purchase price was $15.10 per share.

(2)          IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share. During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.

(3)          Inland Western commenced selling shares in September 2003 at a price of $10.00 per share. During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.

(4)          Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994. During 1995, IRC paid three quarterly distributions and, began paying monthly distributions in November 1995.

(5)          IRRETI began paying monthly distributions in June 1999. This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)          Inland Western began paying monthly distributions in November 2003. This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to maximize cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. Had this occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through June 30, 2006, affiliates of IREIC have sponsored five hundred fourteen (514) private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for

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an aggregate price of more than $1 billion in cash and notes. Of the five hundred twenty-two (522) properties purchased, ninety-three percent (93.0%) have been located in Illinois. Approximately ninety percent (90.0%) of the funds were invested in apartment buildings, six percent (6.0%) in shopping centers, two percent (2.0%) in office buildings and two percent (2.0%) in other properties. Including sales to affiliates, four hundred seventy-eight (478) partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17,000,000 in these limited partnerships.

From July 1, 1996 through June 30, 2006, investors in these private partnerships have received total distributions in excess of $380 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in three hundred one (301) private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in one hundred one (101) private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six (66) apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately thirty percent (30.0%) of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven (27) private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004. As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

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Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. IREX was formed to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2006, IREX has offered the sale of fifty-one (51) properties with a total property value of approximately $680,537,780.

Landings Of Sarasota DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed one hundred percent (100.0%) of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

Pets Bowie Delaware Business Trust purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

Lansing Shopping Center, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

Inland 220 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney

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World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit Delaware Business Trust acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons Delaware Business Trust acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed one hundred percent (100.0%) of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

Inland 210 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a one percent (1.0%) tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville,

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Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,500,000, which consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22,900,000, which consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28,200,000, which consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,048,350, which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,160,000, which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of

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a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment. The offering was completed in December 2003 when the maximum offering amount was raised. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24,400,000, which consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $8,150,000, which consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of one percent (1.0%) of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,935,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $9,635,000, which consisted of $4,700,000 in debt assumption and $4,935,000 in equity investment. The difference between the real estate acquisition price of $8,500,000 and the total price of $9,635,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,793,630 in mortgage financing from Parkway Bank and Trust Co. and $2,106,370 in equity investment. The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located

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at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $13,605,000, which consisted of $6,905,000 in debt assumption and $6,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised $2,788,000. The total price was $12,078,762, which consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center East Syracuse, New York. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $15,850,000, which consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses. The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center Clay, New York. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash. In June 2004, Clay 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,145,000, which consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment. The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store, Hobart, Indiana. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its

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acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $6,534,000, which consisted of an equity investment, one percent (1.0%) of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Kraft Cold Storage Facility, Mason City, Iowa. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash. In July 2004, Mason City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $5,333,000 in debt assumption and $5,667,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39,200,000, which consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of $34,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses. The offering was completed in June 2005 after $19,093,129 was raised.

Best Buy Store, Reynoldsburg, Ohio. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $4,950,000 and cash. In September 2005, Reynoldsburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,345,000, which consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for $10,973,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,735,000, which consisted of $9,762,000 in debt assumption and $10,973,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of $17,750,000 and the total price of $20,735,000 consists of $1,300,000 acquisition fee and market value adjustment, $100,000 for a property reserve account and $1,585,000 of estimated costs and expenses. The offering was completed in April 2005 when the maximum offering amount was raised.

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Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $12,063,000 and cash. In October 2004, Stoughton 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for $10,187,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $19,950,000, which consisted of $9,763,000 in debt assumption and $10,187,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of $17,650,000 and the total price of $19,950,000 consists of $775,000 acquisition fee, $100,000 for a property reserve account and $1,425,000 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $1,061,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,190,000, which consisted of $1,061,000 in debt assumption and $1,129,000 in equity investment. The difference between the real estate acquisition price of $1,929,316 and the total price of $2,190,000 consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $770,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $1,578,000, which consisted of $770,000 in debt assumption and $808,000 in equity investment. The difference between the real estate acquisition price of $1,400,632 and the total price of $1,578,000 consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of $2,450,000 from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for $7,474,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $14,290,000, which consisted of $6,740,000 in debt assumption and $7,550,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of $12,251,621 and the total price of $14,290,000 consists of $700,000 acquisition fee, $320,000 for a property reserve account and $1,018,379 of estimated costs and expenses. The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for one hundred percent (100.0%) of the beneficial interests in the trust. The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for $21,450,000, a junior loan in the amount of $7,800,000 from Bear Stearns Commercial Mortgage, Inc. In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust. The property is located at 2200 and 2222 Kensington Court, Oak Brook for $23,382,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $44,950,000, which consisted of $21,450,000 in debt assumption and $23,500,000 in equity investment, one percent (1.0%)

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of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C. The difference between the real estate acquisition price of $40,204,356 and the total price of $44,950,000 consists of $1,800,000 acquisition fee, $400,000 for a property reserve account, and $2,545,644 of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio. Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47,800,000 from an unrelated third party, BISYS Crossings I LLC. The L.L.C. financed its acquisition of the property with cash. On May 12, 2005, placed a first mortgage and note for $30,245,000, a junior loan in the amount of $8,000,000 from LaSalle Mortgage, Inc. In June 2005 Columbus 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for $22,997,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $53,475,000, which consisted of $30,245,000 in debt assumption and $23,230,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Columbus 1031, L.L.C. The difference between the real estate acquisition price of $47,800,000 and the total price of $53,475,000 consists of $2,390,000 acquisition fee, $500,000 for a property reserve account, and $2,785,000 of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of $2,421,465 from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to $1,845,000. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,765,000, which consisted of $1,845,000 in debt assumption and $1,920,000 in equity investment. The difference between the real estate acquisition price of $3,228,621 and the total price of $3,765,000 consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C. Taunton Broadway Exchange, L.L.C., a Delaware limited liability company purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of $3,150,000. On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $1,737,000. In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,685,000, which consisted of $1,737,000 in debt assumption and $1,948,000 in equity investment. The difference between the real estate acquisition price of $3,150,000 and the total price of $3,685,000 consists of $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

Wilmington 1031, L.L.C. Wilmington Exchange, L.L.C., a Delaware limited liability company purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of $4,240,000. On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,335,000 the proceeds of which were used to reimburse IREX for its cash contribution to acquire the Property. In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,830,000, which consisted of $2,335,000 in debt assumption and $2,495,000 in equity investment. The difference between the real estate acquisition price of $4,240,000 and the total price of $4,830,000 consists of $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the Property, the LLC received a credit for the Market Day security deposit in the amount of $104,817.50. The amount was deposited with the Manager to hold in escrow and disburse in accordance with the terms of the Market Day Lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the

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property with a loan from Parkway Bank & Trust Corporation, in the amount of $3,712,500. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for $3,787,500 in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7,500,000, which consisted of $3,712,500 in debt assumption and $3,787,500 in equity investment. The difference between the real estate acquisition price of $6,780,000 and the total price of $7,500,000 consists of $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

Cincinnati Eastgate 1031, L.L.C. Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for $5,268,965 from an unrelated third party, La Place Center limited Partnership. The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2,900,000 from Bear Stearns Commercial mortgage, Inc. In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for $3,082,000. Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C. offered ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for $3,177,900 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $6,110,000 which consisted of $2,900,000 in debt assumption and $3,210,000 in equity investment, of which one percent (1.0%) was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C. The difference between the real estate acquisition price of $5,268,965 and the total price of $6,110,000 consists of $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses. The offering was completed in April 2006 when the maximum offering amount was raised.

Norcross 1031, L.L.C. Norcross Exchange, L.L.C., a Delaware limited liability company purchased the property on October 13, 2004 from Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of $5,025,000. On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $2,575,000. In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,575,000, which consisted of $2,575,000 in debt assumption and $3,000,000 in equity investment. The difference between the real estate acquisition price of $5,025,000 and the total price of $5,575,000 consists of $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C. Martinsville Exchange, L.L.C., a Delaware limited liability company purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for $4,071,428. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of $1,946,428 and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,125,000. In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,485,000, which consisted of $2,125,000 in debt assumption and $2,360,000 in equity investment. The difference between the real estate acquisition price of $4,071,428 and the total price of $4,485,000 consists of $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building. Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage , on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of $20,850,000 and a B note for $5,212,000 from Bear Stearns Commercial mortgage, Inc. In November 2005 Indiana Office 1031, L.L.C., offered ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the property for $18,200,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39,050,000 which consisted of $20,850,000 in debt assumption and $18,200,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Indiana Office 1031, L.L.C. The difference between the real estate acquisition price of $34,750,000 and the total price of

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$39,050,000 consists of $1,950,000 acquisition fee, $450,000 for a property reserve account, and $2,150,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Yorkville Medical Center. Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October 12, 2005 for $7,475,000 from an unrelated third party, HD Partners XXIII , LLC, a Delaware limited liability company . The L.L.C. funded its acquisition of the property with cash. In December 2005 Yorkville 1031, L.L.C. offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $8,910,000 which consists of $8,910,000 of equity investment, one percent (1.0%) to be retained by Yorkville 1031, L.L.C. The difference between the real estate acquisition price of $7,475,000 and the total price of $8,910,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $985,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Anthem Healthcare Office Building, Louisville, KY. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of $26,580,000 from Bear Stearns Commercial Mortgage, Inc. In January 2006 Louisville 1031, L.L.C. , offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the property for $18,641,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $45,410,000 which consisted of $26,580,000 in debt assumption and $18,830,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Louisville 1031, L.L.C. The difference between the real estate acquisition price of $41,344,176 and the total price of $45,410,000 consists of $1,500,000 acquisition fee, $200,000 for a property reserve account, and $2,365,824 of estimated costs and expenses. The offering has raised approximately $18,615,600 from investors as of June 30, 2006 and is still raising funds for this program.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for $2,630,138 from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of $2,630,000. On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1,600,000, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The price was $2,987,500, which consisted of $1,600,000 in debt assumptions and $1,387,500 in equity investment. The difference between the real estate acquisition price of $2,630,000 and the total price of $2,987,500 consists of $100,000 acquisition fee and $257,362 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Innsbrooke Town Square Shopping Center, Murfreesboro, TN. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land upon which is located multi-tenant retail shopping center currently 87.34% leased and occupied for $12,500,000 in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee. Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC Interest in the Property for a total of $7,113,150 in cash plus the assumption of the existing indebtedness. The difference between the real estate acquisition price of $12,500,000 and the total price of $14,685,000 consists of $625,000 acquisition fee, $425,000 for a property reserve account, and $1,135,000 of estimated costs and expenses. The Seller obtained permanent financing from the Lender in the amount of $7,500,000 evidenced by a Promissory Note and secured by a first-lien Deed of Trust. The offering has raised approximately $6,474,600 from investors as of June 30, 2006 and is still raising funds for this program.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for $3,114,862 from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green Boulevard, Aurora, Dearborn County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of $3,125,000. On February 6, 2006, the LLC secured

21

permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1,900,000, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The price was $3,640,000, which consisted of $1,900,000 in debt assumptions and $1,740,000 in equity investment. The difference between the real estate acquisition price of $3,114,862 and the total price of $3,640,000 consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses. The offering was completed in June 2006 when the maximum offering was raised.

Craig Crossing Shopping Center, McKinney, TX. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land upon which is located an multi-tenant retail shopping center currently 100% leased by 17 tenants, on October 6, 2005 for $27,682,348 from an unrelated third party, SPC McKinney Retail, Ltd. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of $16,600 LaSalle National Bank. In March 2006 Craig Crossing 1031, L.L.C. , offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the property for $13,889,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $30,630,000 which consisted of $16,600,000 in debt assumption and $14,030,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Craig Crossing 1031, L.L.C. The difference between the real estate acquisition price of $27,682,348 and the total price of $30,630,000 consists of $700,000 acquisition fee, $250,000 for a property reserve account, and $1,997,652 of estimated costs and expenses. The offering has no investors as of June 30, 2006.

Charlotte 1031 DST, Belk Corporate Headquarters in Charlotte, North Carolina. Charlotte 1031, L.L.C., a Delaware limited liability company, purchased a unit in a condominium known as 2801 West Tyvola Condominium, together with an undivided 62% interest in the common elements, which consists of 30.26-acre parcel of land improved with other buildings. The buildings were constructed in 1988, are located at 2801 West Tyvola Road, Charlotte, North Carolina 28217 and are part of LakePointe Office Park. The purchase occurred on March 10, 2006 for $53,300,000 from an unaffiliated party, UTF Charlotte, L.L.C. The L.L.C. funded its acquisition of the property with cash and with the proceeds of mortgage loans from Bank of America, N.A. as a first mortgage in the amount of $34,645,000. Currently Charlotte 1031, L.L.C., is offering ninety-nine and a half percent (99.5%) of the undivided tenant in common interests in the property for $23,984,475 in cash. The total price was $58,750,000 which consisted of $34,645,000 in debt assumption and $24,105,000 in equity investment. The difference between the real estate acquisition price of $53,300,000 and the total price of $58,750,000 includes the Seller’s share of the Interest, represents all estimated costs and expenses related to the acquisition and financing of the Property, offering, marketing, transferring of the Interest, reserve account deposit and the payment of an acquisition fee to IREX in the amount of $2,665,000. The offering has no investors as of June 30, 2006.

Olivet Church Crossing, Paducah, KY. Olivet Church 1031, L.L.C. , a Delaware limited liability company, purchased a 16.13-acre parcel of land upon which is located an multi-tenant shopping center consisting of two buildings from which one of them is currently 100% occupied by Kohl’s Department Store and the second building is leased and occupied by 8 tenants, three of whom operate under the trade names Michaels, Bed Bath & Beyond, Cost Plus World Market; on March 17, 2006 for $20,850,000 from an unrelated third party, Paducah Partners, L.L.C. The L.L.C. funded its acquisition of the property with cash and the proceeds of a first mortgage loan in the amount of $12,510,000 which is secured by the Property. The loan is evidenced by a Promissory Note and a Mortgage and Security Agreement. The property is located at 5187 and 5191 Hinkleville Road, Paducah, Kentucky 42001. The Buildings were built in 2005 and contains approximately 165,598 square feet of leasable area. The Seller is offering to qualified accredited investors ninety-nine percent (99.0%) of the undivided tenant in common interests in the property for $10,652,400 in cash plus the assumption of the existing indebtedness as described herein. The total price was $23,270,000 which consisted of $12,510,000 in debt assumption and $10,760,000 in equity investment. The difference between the real estate acquisition price of $20,850,000 and the total price of $23,270,000 consists of $750,000 acquisition fee, $200,000 for a property reserve account, and $1,470,000 of estimated costs and expenses including, offering, marketing, and transferring of the TIC Interests. The offering has no investors as of June 30, 2006.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

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	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

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	Fleet Office Building	Davenport Deere Distribution Facility	Grand Chute	Macon Office	White Settlement Road Investment	Plainfield Marketplace
	1031 LLC	1031 LLC	DST	DST	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center	Long Run	Forestville	Bed, Bath & Beyond	Cross Creek Commons	BJ’s Shopping Center
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

24

	Barnes & Noble Retail Center	Port Richey	Walgreens Store Hobart	Kraft Cold Storage Facility	Huntington Square Plaza	Best Buy Store Reynoldsburg
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

25

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	N/A	N/A	4.50%	3.0%	3.0%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A

	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	N/A	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

26

	Yorkville Medical	Anthem Healthcare	Louisville	Madison	Murfreesboro
	Center	Office Building	1031	1031	1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.41%	Up to 8.27%	Up to 8.05%	Up to 8.63%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.91%	0.77%	0.55%	1.13%

Mortgage Broker Fee (2)	0.00%	0.00%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	4.68%	3.63%	3.80%	5.00%

Bridge Financing Fees	0.63%	0.63%	0.17%	0.17%	0.26%

Total Load(4)	14.98%	14.98%	20.53%	25.76%	24.50%

Asset Management Fees(5)	0.96%	0.96%	0.06%	0.60%	0.08%

Property Management Fees(6)	3.0%	3.0%	4.5%	N/A %	5.00%

Backend Sales Commission	N/A	N/A	3.00	3.00	3.00%

	Aurora	Craig Crossing	Charlotte	Olivet Church
	1031	1031	1031	1031
Commissions & Fees(1)	Up to 8.16%	Up to 8.53%	Up to 8.13%	Up to 8.27%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.66%	1.03%	0.63%	0.77%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.82%	2.53%	5.00%	3.60%

Bridge Financing Fees	0.17%	0.28%	0.20%	0.27%

Total Load(4)	27.31%	19.23%	21.78%	20.63%

Asset Management Fees(5)	0.57%	0.05%	0.53%	0.05%

Property Management Fees(6)	N/A %	5.00%	3.00%	5.00%

Backend Sales Commission	3.00%	3.00%	3.00%	3.00%

(1)          Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)          The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

(3)          Acquisition Fee & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)          The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5)          Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6)          Property Management Fees are calculated as a percentage of Gross Income from the property.

(7)          Refinancing Fees equal to 1% of the new mortgage

(8)          Backend Sales Commission equal to 3% of the sales price or the then current market rate, which ever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by one-eighth of one percent (0.125%) then divided by twelve (12). This figure, however, shall never exceed $10,000 nor be less than $1,200 monthly.

27

Termination Fees:

Master Lease:  8.333% of the last twelve (12) months of net operating income less rent payments for the same twelve (12) months multiplied by the number of months remaining on the then-current term of the Master Lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through June 30, 2006:

	Number of	Offering	Offering	Distributions	2006 Annual	2005 Annual	2004 Annual
Name of Entity	Investors	Equity	Completed	To Date	Distribution	Distribution	Distribution
		($)		($)	(%)	(%)	(%)
Landings of Sarasota DBT(1)	9	4,000,000	May-02	8,381,766	N/A	8.57	8.39
Sentry Office Building DBT	7	3,500,000	Apr-02	1,752,733	13.43	9.79	9.25
Pets Bowie DBT	7	2,600,000	Jul-02	944,209	9.29	9.24	9.12
1031 Chattanooga DBT	9	1,900,000	May-03	581,113	8.26	8.26	8.26
Lansing Shopping Center DBT	5	5,000,000	Sep-02	2,943,442	9.07	9.01	8.96
Inland 220 Celebration Place DBT	35	15,800,000	Sep-03	4,676,061	8.89	8.89	8.10
Taunton Circuit DBT	1	3,750,000	Sep-02	1,171,598	8.31	8.31	8.31
Broadway Commons DBT	32	8,400,000	Dec-03	4,031,681	10.18	8.31	8.26
Bell Plaza 1031, LLC	1	890,000	Nov-02	505,835	17.33	12.3	16.05
Inland 210 Celebration Place DBT	1	6,300,000	Jan-03	1,907,901	8.90	8.23	8.23
CompUSA Retail Building, LLC	11	3,950,000	Feb-04	954,022	8.39	8.17	8.17
Janesville Deere Distribution Facility 1031, LLC	28	10,050,000	Jan-04	2,062,567	7.75	7.62	7.35
Fleet Office Building 1031, LLC	30	10,000,000	Jan-04	2,078,026	8.52	8.08	7.19
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	Apr-04	2,874,015	7.36	7.36	7.36
Grand Chute DST	29	6,370,000	Mar-04	1,404,148	8.52	8.51	8.49
Macon Office DST	29	6,600,000	Mar-04	1,372,599	8.20	8.2	8.20
White Settlement Road Investment, LLC	1	1,420,000	Dec-03	302,395	8.34	8.34	8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	Jun-04	1,950,399	7.21	7.13	7.09
Pier 1 Retail Center 1031, LLC	22	4,300,000	Jun-04	656,634	7.43	7.44	7.20
Long Run 1031, LLC	1	4,935,000	May-04	1,341,885	N/A	8.47	9.42
Forestville 1031, LLC	1	3,900,000	May-04	579,211	7.55	6.98	7.55
Bed, Bath & Beyond 1031, LLC	20	6,633,000	Oct-04	922,127	7.51	7.55	7.58
Cross Creek Commons 1031, LLC	26	6,930,000	Aug-04	1,006,079	7.34	7.31	7.30
BJ’s Shopping Center 1031, LLC	22	8,365,000	Jan-05	1,127,966	7.86	7.68	7.69
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	Feb-05	435,294	6.67	6.69	6.65
Port Richey 1031, LLC	1	3,075,000	Jul-04	550,436	9.50	9.3	9.24
Walgreen Store Hobart 1031, LLC	24	6,534,000	Feb-05	3,897,183	6.91	6.44	5.78
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	Dec-04	651,858	7.00	7	7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	Jun-05	1,718,395	6.47	6.5	6.48
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	Feb-05	524,331	6.73	6.75	6.73
Jefferson City 1031, LLC	28	10,973,000	Apr-05	1,099,181	7.96	7.99	N/A
Stoughton 1031, LLC	27	19,950,000	May-05	911,978	6.66	6.67	6.66
Indianapolis Entertainment 1031, LLC	1	2,190,000	Nov-04	135,787	7.15	7.13	7.15

28

	Number of	Offering	Offering	Distributions	2006 Annual	2005 Annual	2004 Annual
Name of Entity	Investors	Equity	Completed	To Date	Distribution	Distribution	Distribution
		($)		($)	(%)	(%)	(%)
Mobile Entertainment 1031, LLC	1	1,578,000	Nov-04	97,300	7.16	7.14	7.16
Chenal Commons 1031, LLC	19	14,346,000	Jun-05	684,676	7.51	8	N/A
Oak Brook Kensington 1031, LLC	60	23,500,000	Oct-05	1,901,112	7.09	7.28	N/A
Columbus 1031, LLC	38	23,230,000	Oct-05	1,405,045	7.87	7.93	N/A
Edmond 1031, LLC	1	1,920,000	May-05	179,525	7.96	7.73	N/A
Taunton Broadway 1031, LLC	1	1,948,000	Aug-05	139,463	7.79	7.47	N/A
Wilmington 1031, LLC	1	2,495,000	Sep-05	147,822	7.09	7.11	N/A
Wood Dale 1031, LLC	16	3,787,500	Oct-05	207,118	6.82	6.78	N/A
Cincinnati Eastgate 1031, LLC	11	3,210,000	*	94,889	7.00	N/A	N/A
Norcross 1031, LLC	1	3,000,000	Nov-05	150,079	6.90	6.86	N/A
Martinsville 1031, LLC	1	2,360,000	Dec-05	84,250	6.74	N/A	N/A
Yorkville 1031, LLC	21	8,910,000	*	138,635	5.75	N/A	N/A
Indiana Office 1031, LLC	35	18,200,000	Mar-06	681,307	7.62	N/A	N/A
Aurora 1031, LLC	0	1,740,000	Mar-06	—	—	N/A	N/A
Louisville 1031, LLC	0	18,830,000	Jun-06	242,489	—	N/A	N/A
Madison, LLC	1	1,472,000	*	—	—	N/A	N/A
Murfreesboro, LLC	0	7,185,000	*	26,658	—	N/A	N/A
Craig Crossing, LLC	4	14,030,000	*	—	—	N/A	N/A
Charlotte 1031, LLC		24,105.000	*	448	6.09	N/A	N/A
Olivet Church LLC	0	10,760,000	*	—	—	N/A	N/A

		$447,571,500		$61,633,671

*                 Offering was not complete as of June 30, 2006.

(1)          This property was sold in July 2005.

29

Principal Stockholders

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 106 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons that beneficially own more than 5.0% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of September 1, 2006. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty (60) days after the date of this table. Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
J. Michael Borden, Independent Director	1,000	(2)	*
Brenda G. Gujral, Director and President	2,231.8001		*
David Mahon, Independent Director	1,000	(2)	*
Thomas F. Meagher, Independent Director	6,080.2494	(2)	*
Robert D. Parks, Director and Chairman of the Board	—		—
Paula Saban, Independent Director	1,000	(2)	*
William J. Wierzbicki, Independent Director	2,006.1442	(2)	*
Roberta S. Matlin, Vice President – Administration	130.4959		*
Lori J. Foust, Treasurer	—		—
Scott W. Wilton, Secretary	—		—
All Directors and Officers as a group (ten persons)	13,448.6896		*

*Less than one percent (1.0%)

(1)          The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)          Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan. Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

30

Business and Policies

Joint Ventures and Other Co-Ownership Arrangements

We are superceding the paragraph included in Supplement No. 25 dated June 13, 2006 on page 31 of the prospectus with the following paragraph:

On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc. referred to herein as MD, which owned all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, we agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT.  MD presently has $294 million of equity in MB REIT.  A total of $264 million of this equity is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million.  We were required to purchase $150 million of common stock of MB REIT by December 31, 2005, purchase an additional $150 million of common stock of MB REIT by March 31, 2006 and purchase the remaining $976 million by December 31, 2006.  As of March 31, 2006, Inland Western had acquired approximately $264 million of series C preferred stock, and we had acquired approximately $151 million of common stock.  We did not make the required contribution of $300 million due on March 31, 2006, however, the contribution obligation was met to the MB REIT based on combined contributions made as of March 31, 2006 by Inland Western and us.  As of June 30, 2006, we had acquired approximately $200 million of common stock.  Since June 30, 2006, we have purchased approximately 195,926 shares of the special voting stock of MB REIT for $1,276 per share, which equals an additional investment of approximately $250 million.  The special voting stock was converted immediately into the common stock of MB REIT.  There is no assurance that we will be able to make the full contribution that is due by December 31, 2006.

If we fail to make the required contributions by December 31, 2006, Minto Delaware may pursue certain remedies against us or seek to change certain aspects of our relationship.  Under certain circumstances, we may not able to consolidate the financial results of MB REIT, which could have a material adverse effect on our results of operations and financial condition.  Further, we may no longer be able to control the timing and amount of distributions from the MB REIT which could have a material adverse effect on our ability to pay distributions to you.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies,” which begins on page 107 of the prospectus and the discussion under the subsection “Joint Ventures and Other Co-Ownership Arrangements” which begins on page 109 of the prospectus.

Ceruzzi Holdings – Ahold Portfolio

On June 8, 2006, we, through wholly-owned subsidiaries, indirectly entered into a series of joint venture agreements with CE Investment Associates 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings with approximately 547,330 gross leasable square feet of property in Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina (collectively the “Ahold Portfolio”).

In connection with the closing of the transaction, we made a capital contribution of approximately $87 million in exchange for a sixty-seven percent (67%) equity interest in the entities that own the portfolio.

Subsidiaries of the Company hold 980 investment units in each joint venture entity, and Ceruzzi Holdings holds 20 investment units.   Each joint venture agreement gives our subsidiary member exclusive control rights with respect to the management of the property held by that joint venture entity.  Ceruzzi Holdings is obligated to maintain its investment in the joint venture through December 15, 2010, entitled to a preferred return of 5.5% per annum on its capital contribution, and

31

entitled to its capital contribution at any time after December 15, 2010.  While the capital contribution of Ceruzzi Holdings varies with each joint venture entity, its aggregate contribution is approximately $43.4 million.  Through our subsidiary member, we have a preferred return under each joint venture agreement equal to 15% for the first 5 years and 20% thereafter.

In connection with our entry into the joint venture agreements, the Company has entered into a series of guarantees for the benefit of Ceruzzi Holdings, which in the aggregate guarantee a 5.5% annual return on $43.4 million contributed by CE Investment Associates 2001, LLC.  The joint venture agreements provide that this return will first come from the operating income of the property owned by that joint venture entity.  The guaranteed amount is $2,388,650 annually.  We also guarantee payment of the liquidation amount due to CE Investments Associates 2001, LLC when the latter exits the joint ventures after December 15, 2010.  The principal liquidation amount is $43,430,000.

Hyde Park – Stop ‘N Shop

On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. through which we acquired an indirect interest in a freestanding retail building leased to The Stop & Shop Supermarket Company.  The building contains approximately 52,500 of gross leasable square feet and is located at 5 St. Andrews Road in Hyde Park, New York.  We made a capital contribution to the joint venture in the amount of $8.7 million ($8.1 million of which was borrowed) and received an equity interest representing approximately sixty-seven percent (67%).

This section updates the discussion contained in our prospectus under the heading “Business and Policies - Joint Ventures and Other Co-Ownership Arrangements,” which begins on page 109 of the prospectus, as previously supplemented, and is inserted at the end of such discussion.

On July 24, 2006, we purchased approximately 97,963 shares of the special voting stock of Minto Builders (Florida), Inc., referred to herein as MB REIT, for $1,276 per share and a total amount of $125,000,788.  The special voting stock was converted immediately into the common stock of MB REIT.

On August 17, 2006, we purchased approximately 97,963 shares of the special voting stock of Minto Builders (Florida), Inc., referred to herein as MB REIT, for $1,276 per share and a total amount of $125,000,788.  The special voting stock was converted immediately into the common stock of MB REIT.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies – Joint Ventures and Other Co-Ownership Arrangements,” appearing on page 109 of the prospectus, as previously supplemented, and is inserted at the end of such discussion.

MB REIT Distributions

On July 17, 2006, MB REIT declared a cash distribution of $750,000 paid to all common stockholders of record at the close of business on July 17, 2006.  As of this date, we owned approximately 87% of the outstanding common stock of MB REIT and received a total of approximately $654,029.

On August 17, 2006, MB REIT declared a cash distribution of $2 million paid to all common stockholders of record at the close of business on August 15, 2006.  As of this date, we owned approximately 92% of the outstanding common stock of MB REIT and received a total of approximately $1.8 million.

The paragraphs in this subsection, which begins on page 114 of the prospectus, as supplemented, have been superseded in their entirety as follows:

Distributions

Effective November 1, 2006, our monthly distribution rate will be $.0508 per share, which when annualized equals $.61 per share.  Distributions at this rate would result in a 6.1% annualized return on a share purchased for $10.00.  Because we pay dividends in arrears, the cash distribution paid in December 2006 will be the first to reflect this increase.

We have made cash distributions to our stockholders aggregating approximately $13.5 million for the period from October 1, 2005 through September 1, 2006.  The following sets forth the per share amount, record date and payment date of each distribution:

•                  $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005

•                  $.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005

•                  $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006

32

•                  $.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006

•                  $.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006

•                  $.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006

•                  $.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006

•                  $.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

•                  $.05 per share to stockholders of record on June 30, 2006, paid on July 12, 2006

•                  $.05 per share to stockholders of record on July 31, 2006, paid on August 12, 2006

Approximately $13.1 million of the $13.5 million in distributions was funded with cash provided from our operating activities.  Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies,” which begins on page 107 of the prospectus.  A new subsection titled “Description of Real Estate Assets” has been added by Supplement No. 13 after the discussion of “Other Policies,” which ends on page 114 of the prospectus.

Description of Real Estate Assets

Property Transactions – Probable Acquisitions

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, has identified the following properties as probable acquisitions:

Bradley Portfolio; Arkansas, California, Colorado, Georgia, Illinois, Indiana, Iowa, Maryland, Michigan, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and Wisconsin

MB REIT anticipates purchasing from Bradley Associates Limited Partnership, an unaffiliated third party, fee simple interests in a portfolio of thirty-three (33) existing properties for a total purchase price of approximately $492.9 million. The portfolio consists of six (6) office buildings, five (5) retail buildings, and twenty-two (22) industrial buildings. The following table sets forth certain information with respect to the location and the approximate gross leasable area (GLA):

	Approximate GLA (Sq. Ft.)	Approximate Purchase
Address	Square Feet	Price
Office Properties
3901 Liberty Street, Aurora, Illinois	60,000	$8,273,000
8900 Lakes @ 610 Drive, Houston, Texas	119,527	17,267,000
101 Civic Center Drive, Santee, California	77,000	19,900,000
8822 S. Ridgeline Boulevard, Highland Ranch, Colorado	85,680	14,600,000
3900 Kinross Lakes Parkway, Richfield, Ohio	85,214	17,500,000
725 Regional Road, Greensboro, North Carolina	113,526	13,000,000

Retail Properties
125 E. Army Trail Road, Glendale Heights, Illinois	42,000	5,747,000
145 E. Army Trail Road, Glendale Heights, Illinois	8,820	1,836,000
135 E. Army Trail Road, Glendale Heights, Illinois	10,000	1,890,000
1575 Lexington Road, Athens, Georgia	52,900	10,453,000
629 Newtown Road, Virginia Beach, Virginia	7,488	1,896,000

Industrial Properties
500 North Lake Shore Drive, Hartland, Wisconsin	134,210	10,801,000
9201 Faulkner Lake Road, North Little Rock, Arkansas	712,000	45,675,000
301 Industrial Drive, Horicon, Wisconsin	139,000	7,379,000
321 Foster Avenue, Wood Dale, Illinois	137,607	9,272,000
7300 Airport Road, Houston, Texas	223,599	13,560,000
1050 Indianhead Drive, Mosinee, Wisconsin	193,200	9,382,000
11500 Melrose Avenue, Franklin Park, Illinois	97,766	8,093,000
6752 Baymeadow Drive, Glen Burnie, Maryland	120,000	26,000,000
1114 Seaco Avenue, Deer Park, Texas	22,980	5,851,000
4412 Coloma Road, Coloma, Michigan	423,230	18,798,000
1800 Bruning Drive, Itasca, Illinois	202,000	19,000,000
4500 Westport Drive, Mechanicsburg, Pennsylvania	178,600	7,900,000
700 North Highway 45, Libertyville, Illinois	197,100	26,500,000
315 Kirk Road, St. Charles, Illinois	309,900	14,363,000
300 10th Street, Clarion, Iowa	126,900	5,241,000
1405 S. Main Street, Fountain Inn, South Carolina	110,700	5,268,000
5568 West Chester Road, Westchester, Ohio	970,168	64,800,000
9625 55th Street, Kenosha, Wisconsin	175,052	13,500,000
21875 Doral Road, Waukesha, Wisconsin	43,500	2,400,000
104 Enterprise Boulevard, Kinston, North Carolina	400,000	16,265,000
421 E. Stevenson Road, Ottawa, Illinois	38,285	3,300,000
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	1,091,435	47,200,000

Totals	6,709,477	492,910,000

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In connection with the closing, MB REIT expects to assume two (2) mortgage loans totaling approximately $49.7 million and expects to pay the remaining amount of the purchase price, approximately $443.2 million, in cash. MB REIT expects that each loan will be secured by a first priority mortgage on the corresponding property and that additional security interests may be granted in, for example, personal property owned by the assuming entity at the property. The following table sets forth certain information regarding the mortgage loans that are expected to be assumed:

Address	Loan Amount ($)	Maturity Date	Annual Interest Rate (%)	Monthly Payment Type
8822 S. Ridgeline Boulevard	10,500,000	November 1, 2025	5.6627	Interest Only

5568 W. Chester Road	39,233,733	January 1, 2013	5.5400	Principal & Interest

MB REIT does not intend to make significant repairs or improvements to any of these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

The properties in this portfolio compete with similar properties within their respective market areas. The minimum number of similar competitive properties is reflected in the following table, to the extent such information is available:

		Min. No. of Competitive Properties in Submarket (or Market,
Property	Market/Submarket	if no Submarket)
Office Properties
3901 Liberty Street; Aurora, Illinois	Suburban Chicago, Illinois/East-West Tollway	5
8900 Lakes at 610 Drive; Houston, Texas	Greater Houston, Texas/South Main and Medical Center	5
101 Civic Center Drive; Santee, California	San Diego, California/East County	2
8822 S. Ridgeline Boulevard; Highland Ranch, Colorado	Metro Denver, Colorado/Southwest	6
3900 Kinross Lakes Parkway; Richfield, Ohio	Cleveland, Ohio/Southeast	5
725 Regional Road; Greensboro, North Carolina	Greensboro, North Carolina/Greensboro Airport	6

Retail Properties
125, 135 and 145 E. Army Trail Road; Glendale Heights, Illinois	Chicago, Illinois/Far West Suburbs	127
1575 Lexington Road; Athens, Georgia	Athens, Georgia/Clarke County	2
629 Newtown Road; Virginia Beach, Virginia	Virginia Beach, Virginia/Kempsville and Bayside	2

Industrial Properties
500 North Lake Shore Drive; Hartland, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
9201 Faulkner Lake Road; North Little Rock, Arkansas	Little Rock, Arkansas/North Little Rock	5
301 Industrial Drive; Horicon, Wisconsin	Milwaukee, Wisconsin/Dodge County	4
321 Foster Avenue; Wood Dale, Illinois	Chicago, Illinois/O’Hare Airport area	6
7300 Airport Road; Houston, Texas	Houston, Texas/[Northwest]	5
1050 Indianhead Drive; Mosinee, Wisconsin	Marathon and Portage County	4
11500 Melrose Avenue; Franklin Park, Illinois	Chicago, Illinois/Near West Suburbs	5
6752 Baymeadow Drive; Glen Burnie, Maryland	Metropolitan Baltimore, Maryland/Baltimore Washington Corridor	344
1114 Seaco Avenue; Deer Park, Texas	Houston, Texas/[Northwest]	5
4412 Coloma Road; Coloma, Michigan	Southwest Lower Michigan	Not Available
1800 Bruning Drive; Itasca, Illinois	Chicago, Illinois/O’Hare Airport area	5
4500 Westport Drive; Mechanicsburg, Pennsylvania	Central Pennsylvania/Greater Harrisburg	Not Available
700 North Highway 45; Libertyville, Illinois	Chicago, Illinois/Lake County	5
315 Kirk Road; St. Charles, Illinois	Chicago, Illinois/Central Kane and DuPage County	5
300 10th Street; Clarion, Iowa	Clarion, Iowa	Not Available
1405 S. Main Street; Fountain Inn, South Carolina	Greenville and Spartanburg, South Carolina	Not Available
5568 West Chester Road; Westchester, Ohio	Cincinnati, Ohio/Northwest	5
9625 55th Street; Kenosha, Wisconsin	Milwaukee, Wisconsin/Kenosha County	4
21875 Doral Road; Waukesha, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
104 Enterprise Boulevard; Kinston, North Carolina	Lenoir County, North Carolina	6
421 E. Stevenson Road; Ottawa, Illinois	Ottawa, Illinois/LaSalle County	6
135 S. Mount Zion Road, Building 577; Lebanon, Indiana	Lebanon, Indiana/Boone County	Not Available

34

MB REIT is of the opinion that the properties in this portfolio will be adequately covered by insurance when MB REIT owns them.

The properties in this portfolio were built between 1950 and 2003. As of August 16, 2006, all of the properties in this portfolio is one hundred percent (100%) occupied. With the exception of the property located at 3901 Liberty Street, each of the properties in this portfolio has one (1) tenant that occupies one hundred percent (100%) of the total gross leasable area of that property. Two tenants each lease more than 10% of the total gross leasable area of 3901 Liberty Street, Aurora, Illinois. BRK Brands First Alert leases 45,000 square feet or 75% of the property. Powermate Corporation leases 15,000 square feet or 25% of the property. The leases of the portfolio properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
Office Properties
3901 Liberty Street, Aurora, Illinois	BRK Brands	45,000	—	11.37	(3)	01/03	08/10

	Powermate	15,000	7/1 yr.	8.00		09/04	08/07

8900 Lakes @ 610 Drive, Houston, Texas	Kelsey Seybold Clinic	119,527	2/5 yrs.	10.50		04/99	06/09
				10.35		07/09	01/10

101 Civic Center Drive, Santee, California	Hartford Fire Insurance Co.	77,000	2/5 yrs.	20.80		05/03	10/06
				21.80		11/06	10/10

8822 S. Ridgeline Boulevard, Highland Ranch, Colorado	Software AG, Inc.	85,680	3/5 yrs.	12.76	(1)	12/95	12/06
				12.91		01/07	12/07
				13.23		01/08	12/10
				13.83		01/11	12/12
				14.82		01/13	12/15

3900 Kinross Lakes Parkway, Richfield, Ohio	Proquest Business Solutions, Inc.	85,214	2/5 yrs.	17.31		06/04	05/09

725 Regional Road, Greensboro, North Carolina	EDS Information Services LLC	113,526	2/5 yrs.	10.94		09/03	08/08

Retail Properties
125 E. Army Trail Road, Glendale Heights, Illinois	TSA Sports	42,000	4/5 yrs.	10.05	(1)	06/94	01/10
				11.30		02/10	01/15

145 E. Army Trail Road, Glendale Heights, Illinois	Ulta 3	8,820	1/5 yrs.	15.57		03/04	03/09

135 E. Army Trail Road, Glendale Heights, Illinois	Cardinal Fitness	10,000	—	13.50		12/06	11/11
				14.85		12/11	11/21

1575 Lexington Road Athens, Georgia	Eastwynn Theaters, Inc.	52,990	1/7 yrs.	14.37		07/00	06/09
				15.81		07/09	06/14
				17.39		07/14	06/19
				19.13		07/19	06/23

629 Newtown Road, Virginia Beach, Virginia	Hollywood Entertainment	7,488	2/5 yrs.	18.63	(1)	04/97	03/07
				20.87		04/07	04/12

Industrial Properties
500 North Shore Drive, Hartland, Wisconsin	AMK Holdings	134,210	2/10 yrs.	6.10	(3)	09/02	08/22

9201 Faulkner Lake Road North Little Rock, Arkansas	Deluxe Video Services, LLC	712,000	2/10 yrs.	4.93	(3)	12/01	12/21

301 Industrial Drive Horicon, Wisconsin	Metals WSA Specialty Metals Northwest	139,000	—	3.95	(1)	07/97	01/21

321 Foster Avenue Wood Dale, Illinois	Entegra Fasteners Corp.	137,607	2/10 yrs.	5.19	(1)	01/02	01/22

7300 Airport Road Houston, Texas	Lemons Metal Gasket Company	223,599	2/10 yrs.	4.18	(1)	01/02	01/22

1050 Indianhead Drive, Mosinee, Wisconsin	Fulton Performance Products Inc.	193,200	2/10 yrs.	3.40	(1)	02/02	01/22

11500 Melrose Avenue Franklin Park, Illinois	Alco Manufacturing Company	97,766	—	5.42		12/98	11/06
				5.52		12/06	11/07
				5.57		12/07	11/08
				5.63		12/08	12/09

6752 Baymeadow Drive, Glen Burnie, Maryland	Millennium Inorganic Chemicals	120,000	5/5 yrs.	15.69		12/01	12/21

1114 Seaco Avenue Deer Park, Texas	Caleb Brett USA, Inc.	22,980	2/5 yrs.	18.02		09/99	12/08
				18.83		09/09	08/14

4412 Coloma Road Coloma, Michigan	GATX Logistics	423,230	—	3.91		04/98	05/08
				4.30		06/08	06/13

1800 Bruning Drive West Itasca, Illinois	OCE, USA	202,000	2/5 yrs.	6.82	(2)	01/01	06/17

4500 Westport Drive, Mechanicsburg, Pennsylvania	FMC Corporation-Bioployme	178,600	3/5 yrs.	3.15		04/04	06/07
				3.19		07/07	06/08
				3.22		07/08	06/09
				3.27		07/09	06/10
				3.31		07/10	06/11
				3.35		07/11	06/12
				3.39		07/12	06/13
				3.43		07/13	06/14

700 North Highway 45, Libertyville, Illinois	USG Corporation	197,100	3/5 yrs.	10.64	(1)	09/98	08/13

315 Kirk Road St. Charles, Illinois	DOPACO	309,900	1/5 yrs.	3.54		08/03	07/08
				3.91		08/08	07/13
				4.32		08/13	12/15

300 - 10th Street Clarion, Iowa	Centrobe Inc.	126,900	2/5 yrs.	3.39	(2)	01/98	12/09

1405 S. Main Street Fountain Inn, South Carolina	Goglanian Bakeries, Inc.	110,700	2/5 yrs.	3.63	(1)	05/03	04/18

5568 West Chester Road, Westchester, Ohio	Cornerstone Consolidated Service Group, Inc.	970,168	1/10 yrs.	5.55	(3)	04/99	10/12

9625 55th Street Kenosha, Wisconsin	Pure-Flo MPC	175,052	-	5.69	(2)	05/03	05/18

21875 Doral Road Waukesha, Wisconsin	AMK Holdings	43,500	2/5 yrs.	4.38	(3)	05/03	05/18

104 Enterprise Boulevard Kinston, North Carolina	DOPACO	400,000	2/5 yrs.	2.98	(1)	06/96	05/11

421 E. Stevenson Road Ottawa, Illinois	OfficeMax Contract, Inc.	38,285	2/5 yr.	6.77	(1)	11/92	10/12

135 S. Mount Zion Road, Lebanon, Indiana	Pearson Education	1,091,435	1/5 yrs.	3.04		01/03	10/06
				3.20		11/06	12/07
				3.36		01/08	10/11
				3.55		11/11	12/12
				3.72		01/13	10/16

35

(1)           Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

(2)           These leases provide for a 3% base rent increase per year.

(3)           These leases provide for a 2% base rent increase per year.

The tenants for each respective property in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2005 or 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these properties, if acquired, will be approximately $369.7 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis
			(in millions)
Office Properties
3901 Liberty Street, Aurora, Illinois	142,462	7.78	6.2
8900 Lakes @ 610 Drive, Houston, Texas	227,428	3.04	13.0
101 Civic Center Drive, Santee, California	254,194	1.05	14.9
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	233,060	9.57	11.0
3900 Kinross Lakes Parkway, Richfield, Ohio	167,029	3.62	13.1
725 Regional Road, Greensboro, North Carolina	136,226	1.21	9.8

Retail Properties
125 E. Army Trail Road, Glendale Heights, Illinois	98,656	7.80	4.3
145 E. Army Trail Road, Glendale Heights, Illinois	20,017	7.80	1.4
135 E. Army Trail Road, Glendale Heights, Illinois	24,307	7.80	1.4
1575 Lexington Road, Athens, Georgia	81,761	3.32	7.8
629 Newtown Road, Virginia Beach, Virginia	8,993	1.02	1.4

Industrial Properties
500 North Lake Shore Drive, Heartland, Wisconsin	134,303	18.52	8.1
9201 Faulkner Lake Road, North Little Rock, Arkansas	257,890	6.31	34.3
301 Industrial Drive, Horicon, Wisconsin	98,865	2.60	5.5
321 Foster Avenue, Wood Dale, Illinois	133,328	5.27	7.0
7300 Airport Road, Houston, Texas	287,549	2.23	10.1
1050 Indianhead Drive, Mosinee, Wisconsin	146,157	2.23	7.0
11500 Melrose Avenue, Franklin Park, Illinois	201,034	8.06	6.1
6752 Baymeadow Drive, Glen Burnie, Maryland	149,675	1.06	19.5
1114 Seaco Avenue, Deer Park, Texas	52,372	3.35	4.4
4412 Coloma Road, Coloma, Michigan	88,437	0.76	14.1
1800 Bruning Drive, Itasca, Illinois	207,738	5.85	14.3
4500 Westport Drive, Mechanicsburg, Pennsylvania	80,057	0.94	5.9
700 North Highway 45, Libertyville, Illinois	214,106	6.44	19.9
315 Kirk Road, St. Charles, Illinois	216,452	6.76	10.8
300 10th Street, Clarion, Iowa	96,667	3.72	3.9
1405 S. Main Street, Fountain Inn, South Carolina	70,967	2.74	4.0
5568 West Chester Road, Westchester, Ohio	171,022	65.00	48.6
9625 55th Street, Kenosha, Wisconsin	154,077	2.30	10.1
21875 Doral Road, Waukesha, Wisconsin	23,644	1.43	1.8
104 Enterprise Boulevard, Kinston, North Carolina	81,028	0.81	12.2
421 E. Stevenson Road, Ottawa, Illinois	75,793	8.58	2.5
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	461,643	2.77	35.4

Totals	$4,796,937		$369.7

36

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2001, 2002, 2003, 2004 and 2005.

	Occupancy Rate as of December 31,
Address	2001	2002	2003	2004	2005
Office Properties
3901 Liberty Street, Aurora, Illinois	75%	75%	75%	100%	100%
8900 Lakes @ 610 Drive, Houston, Texas	100%	100%	100%	100%	100%
101 Civic Center Drive, Santee, California	—	—	100%	100%	100%
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	100%	100%	100%	100%	100%
3900 Kinross Lakes Parkway, Richfield, Ohio	—	—	—	100%	100%
725 Regional Road, Greensboro, North Carolina	—	—	100%	100%	100%

Retail Properties
125 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%
145 E. Army Trail Road, Glendale Heights, Illinois	—	—	—	100%	100%
135 E. Army Trail Road, Glendale Heights, Illinois	—	—	—	—	—
1575 Lexington Road, Athens, Georgia	100%	100%	100%	100%	100%
629 Newtown Road, Virginia Beach, Virginia	100%	100%	100%	100%	100%

Industrial Properties
500 North Lake Shore Drive, Heartland, Wisconsin	—	100%	100%	100%	100%
9201 Faulkner Lake Road, North Little Rock, Arkansas	100%	100%	100%	100%	100%
301 Industrial Drive, Horicon, Wisconsin	100%	100%	100%	100%	100%
321 Foster Avenue, Wood Dale, Illinois	—	100%	100%	100%	100%
7300 Airport Road, Houston, Texas	—	100%	100%	100%	100%
1050 Indianhead Drive, Mosinee, Wisconsin	—	100%	100%	100%	100%
11500 Melrose Avenue, Franklin Park, Illinois	100%	100%	100%	100%	100%
6752 Baymeadow Drive, Glen Burnie, Maryland	100%	100%	100%	100%	100%
1114 Seaco Avenue, Deer Park, Texas	100%	100%	100%	100%	100%
4412 Coloma Road, Coloma, Michigan	100%	100%	100%	100%	100%
1800 Bruning Drive, Itasca, Illinois	100%	100%	100%	100%	100%
4500 Westport Drive, Mechanicsburg, Pennsylvania	—	—	—	100%	100%
700 North Highway 45, Libertyville, Illinois	100%	100%	100%	100%	100%
315 Kirk Road, St. Charles, Illinois	—	—	100%	100%	100%
300 10th Street, Clarion, Iowa	100%	100%	100%	100%	100%
1405 S. Main Street, Fountain Inn, South Carolina	—	—	100%	100%	100%
5568 West Chester Road, Westchester, Ohio	100%	100%	100%	100%	100%
9625 55th Street, Kenosha, Wisconsin	—	—	100%	100%	100%
21875 Doral Road, Waukesha, Wisconsin	—	—	100%	100%	100%
104 Enterprise Boulevard, Kinston, North Carolina	100%	100%	100%	100%	100%
421 E. Stevenson Road, Ottawa, Illinois	100%	100%	100%	100%	100%
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	—	—	100%	100%	100%

37

	Effective Annual Rent per Square Foot ($ ) as of December 31,
Address	2001	2002	2003	2004	2005
Office Properties
3901 Liberty Street, Aurora, Illinois	—	—	10.71	10.20	10.36
8900 Lakes @ 610 Drive, Houston, Texas	—	—	11.37	10.50	10.50
101 Civic Center Drive, Santee, California	—	—	20.80	20.80	20.80
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	12.26	12.26	12.26	12.58	12.76
3900 Kinross Lakes Parkway, Richfield, Ohio	—	—	—	17.31	17.31
725 Regional Road, Greensboro, North Carolina	—	—	10.94	10.94	10.94

Retail Properties
125 E. Army Trail Road, Glendale Heights, Illinois	8.93	8.93	8.93	8.93	10.05
145 E. Army Trail Road, Glendale Heights, Illinois	14.09	14.09	14.09	15.57	15.57
135 E. Army Trail Road, Glendale Heights, Illinois	—	—	—	—	—
1575 Lexington Road, Athens, Georgia	12.88	12.88	12.88	14.37	14.37
629 Newtown Road, Virginia Beach, Virginia	16.56	18.63	18.63	18.63	18.63

Industrial Properties
500 North Lake Shore Drive, Heartland, Wisconsin	—	5.38	5.51	5.59	5.98
9201 Faulkner Lake Road, North Little Rock, Arkansas	4.74	4.74	4.74	4.74	4.83
301 Industrial Drive, Horicon, Wisconsin	3.54	3.54	3.73	3.73	3.95
321 Foster Avenue, Wood Dale, Illinois	—	4.63	4.78	4.86	5.01
7300 Airport Road, Houston, Texas	—	4.18	4.18	4.18	4.18
1050 Indianhead Drive, Mosinee, Wisconsin	—	3.06	3.15	3.19	3.29
11500 Melrose Avenue, Franklin Park, Illinois	5.22	5.27	5.32	5.37	5.42
6752 Baymeadow Drive, Glen Burnie, Maryland	14.22	14.22	14.57	14.94	15.31
1114 Seaco Avenue, Deer Park, Texas	17.22	17.22	17.22	18.02	18.02
4412 Coloma Road, Coloma, Michigan	3.56	3.56	3.91	3.91	3.91
1800 Bruning Drive, Itasca, Illinois	5.88	6.06	6.24	6.43	6.62
4500 Westport Drive, Mechanicsburg, Pennsylvania	—	—	—	3.10	3.10
700 North Highway 45, Libertyville, Illinois	10.64	10.64	10.64	10.64	10.64
315 Kirk Road, St. Charles, Illinois	—	—	3.54	3.54	3.54
300 10th Street, Clarion, Iowa	2.89	2.99	3.09	3.19	3.29
1405 S. Main Street, Fountain Inn, South Carolina	—	—	3.42	3.49	3.56
5568 West Chester Road, Westchester, Ohio	5.12	5.23	5.33	5.44	5.55
9625 55th Street, Kenosha, Wisconsin	—	5.21	5.37	5.53	5.69
21875 Doral Road, Waukesha, Wisconsin	—	—	4.13	4.21	4.29
104 Enterprise Boulevard, Kinston, North Carolina	2.52	2.60	2.68	2.70	2.87
421 E. Stevenson Road, Ottawa, Illinois	6.77	6.77	6.77	6.77	6.77
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	—	—	3.04	3.04	3.04

38

Plaza at Eagles Landing; Stockbridge, Georgia

MB REIT anticipates purchasing a fee simple interest in a new construction shopping center known as Plaza at Eagles Landing containing approximately 33,265 gross leasable square feet. The center is located at 1060 Eagles Landing Parkway in Stockbridge, Georgia.  Plaza at Eagles Landing was built in 2005.  As of August 16, 2006, this property was one-hundred percent (100%) occupied, with a total of approximately 33,265 square feet leased to 11 tenants.  This property is located in the Atlanta retail market and Forest Park/Jonesboro/Clayton retail submarket and competes with at least six (6) other retail centers within its submarket.

MB REIT anticipates purchasing this property from an unaffiliated third party, The Eagle Soars, LLC, for approximately $9.7 million.  MB REIT anticipates purchasing this property for cash and may later borrow monies using this property as collateral.

If this property is acquired, MB REIT does not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance when purchased.

One tenant, Walgreens, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreens	14,820	45	20.45	04/06	03/81	*

*Walgreens has the option to terminate its lease as of March 31, 2031 upon giving 6 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 6 months notice to the lessor.

The Walgreens lease also contains an exclusivity provision in favor of the tenant and restricts the lessor from leasing to a restaurant, except for a coffee shop, fast food restaurant or other restaurant that generates less than 20% of its total revenue from the sale of alcoholic beverages and is located within the western-most 3,500 square feet of space identified as “shops” on the site plan.

Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $26,637.  The real estate taxes payable were calculated by multiplying Plaza at Eagles Landing’s assessed value by a tax rate of 4.289%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $7.2 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

39

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	0	—	—	—
2010	0	—	—	—
2011	8	14,300	310,149	40.91%
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	1	1,645	60,865	13.28%

The table below sets forth certain information with respect to the occupancy rate at Plaza at Eagles Landing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	5%	37.00

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Property Transactions – Acquired Properties

MB REIT purchased the following properties on the dates indicated below:

Buckhorn Plaza; Bloomsburg, Pennsylvania

On August 30, 2006, MB REIT acquired, through MB Bloomsburg Buckhorn DST (“MBBB”) a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Buckhorn Plaza that contains approximately 80,559 gross leasable square feet. The center is located at 60-76 Lunger Drive in Bloomsburg, Pennsylvania. Buckhorn Plaza was built over a two-year period beginning in 2004. As of August 30, 2006, this property was ninety-two percent (92%) occupied, with a total of approximately 74,065 square feet leased to 14 tenants (including one ground lease tenant). The property is located in northeastern Pennsylvania in Columbia County within the Scranton/Wilkes-Barre/Hazelton primary metropolitan statistical area. The property competes with at least three (3) other shopping centers in its submarket for sales, tenants or both.

MBBB acquired this property from an unaffiliated third party, Bloomsburg Community Center L.P., for a purchase price of approximately $15.7 million, of which up to approximately $2.2 million remains subject to a future earnout regarding 5,362 gross leasable square feet and two (2) outlots. MBBB purchased this property for cash and may later borrow monies using this property as collateral. The seller has up to twelve (12) months to lease the earnout space and earn all or a portion of the earnout amount.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

40

MB REIT is of the opinion that the property will be adequately covered by insurance.

Two tenants, Office Depot and Dollar Tree, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Office Depot	19,910	25	13.00	3/5 yr.	09/05	12/10
			14.04		01/11	09/15

Dollar Tree	10,260	13	8.00	2/5 yr.	03/05	03/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to specified amount.

Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $81,309. The real estate taxes paid were calculated by multiplying Buckhorn Plaza’s assessed value by a tax rate of 3.5%.

For federal income tax purposes, the depreciable basis in this property is approximately $11.8 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	2	12,840	166,920	18.86%
2010	7	23,760	301,530	37.15%
2011	1	2,840	39,760	8.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	2	26,750	368,456	72.18%

41

The table below sets forth certain information with respect to the occupancy rate at Buckhorn Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	13.15
2004	17%	13.00

IDS Center; Minneapolis, Minnesota

On August 17, 2006, MB REIT acquired, through MB Minneapolis 8th Street Limited Liability Company (referred to herein as MBM8S), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the IDS Center that contains a total of approximately 1.4 million gross leasable square feet. The property is located at 80 South 8th Street in Minneapolis, Minnesota. In connection with the transaction, MB REIT acquired ownership of approximately seventy-seven percent (77%) of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a pro rata share of the income, expenses and capital expenditures of the parking garage. IDS Center was built in 1972. As of August 16, 2006, this property was eighty-nine percent (89%) occupied, with a total of approximately 1.2 million square feet leased to 126 tenants. The property is located in the Minneapolis/St. Paul market area and the Minneapolis submarket. The property competes in its submarket with at least seven (7) other office centers for tenants and at least two other comparable properties for retail tenants.

MBM8S purchased this property from an unaffiliated third party, 80 South Eighth, L.L.C., for approximately $277.9 million. At closing , MBM8S assumed a mortgage loan in the principal amount of approximately $161.0 million from Teachers Insurance and Annuity Association of America, (referred to herein as Teachers IAA) and paid the remaining amount of the purchase price, approximately $116.9 million, in cash. The interest rate of the loan is fixed at 5% per annum. The terms of the loan require MBM8S to make monthly interest-only payments in the amount of approximately $670,833 until the loan matures in January 2010. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) is due at maturity. MBM8S may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium. MBM8S’s obligations are secured by a first priority mortgage on the property. MBM8S also granted a security interest to Teachers IAA in, among other things, all of the personal property owned by MBM8S at the property.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Teachers IAA may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable subject to customary cure rights granted to MBM8S.

In connection with the assumption of the loan, MBM8S has agreed to be liable to Teachers IAA for, among other things, losses caused by certain misconduct of MBM8S, for example, the commission of fraud or engaging in a prohibited transfer, rents derived from the property after an event of default that is the basis of a collection proceeding by Teachers IAA and losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MB REIT, as the sole member of MBM8S, has agreed to guarantee payment and performance of these obligations of MBM8S and expenses related thereto. MB REIT also has entered into a separate environmental indemnity agreement whereby it has agreed to indemnify Teachers IAA against losses and other costs related to violations of environmental laws, the presence or release of asbestos or other hazardous substances. Claims under this environmental indemnity agreement are independent of the loan and are not secured by the lien of the mortgage or any other loan document.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months (12) that are expected to cost approximately $1.27 million. A majority of this $1.27 million will be utilized to pay for repairs and improvements to the underground parking garage, other parking, paving and sidewalk repairs and repairs to the building mechanical and electrical systems. The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

42

MB REIT is of the opinion that the property is adequately covered by insurance.

No tenant leases more than ten percent (10%) of the total gross leasable area of the property.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a pro rata share in excess of the expenses for a specified base year.

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $6.3 million. The real estate taxes payable were calculated by multiplying IDS Center’s assessed value by a tax rate of 3.8%.

For federal income tax purposes, the depreciable basis in this property is approximately $208.5 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	10	31,908	560,421	3.09%
2007	17	60,032	1,017,485	5.79%
2008	16	104,936	1,807,335	10.91%
2009	26	33,374	670,125	4.54%
2010	15	90,245	1,518,521	10.78%
2011	20	199,590	3,141,701	25.00%
2012	3	119,303	1,393,014	14.78%
2013	4	57,988	842,397	10.49%
2014	5	149,713	2,128,222	29.59%
2015	9	222,446	2,891,673	57.11%

The table below sets forth certain information with respect to the occupancy rate at IDS Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The seller purchased this property in December 2004; therefore, the historical rent rolls for 2001, 2002 and 2003 are not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	90%	14.23
2004	90%	13.78

Sherman Town Center; Sherman, Texas

On August 17, 2006, MB REIT acquired, through MB Sherman Town Center, Limited Partnership (referred to herein as MBSherman), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Sherman Town Center that contains approximately 378,659 gross leasable square feet (excluding ground lease space). The center is located at Highway 75 North in Sherman, Texas. Sherman Town Center was built in 2002. As of August 16, 2006, this property was one hundred percent (100%) occupied, with approximately 378,659 square feet (excluding ground lease space) leased to thirty-three (33) tenants (including one ground lease tenant). The subject is located in the Sherman market with a primary trade area. This property competes with at least four (4) retail centers in its market area for tenants, sales or both.

MBSherman purchased this property from an unaffiliated third party, A-S 60 Hwy 75 - Loy Lake, L.P., for approximately $60.1 million. At closing, MBSherman assumed the existing loan as the borrower of approximately

43

$38.4 million from Wells Fargo Bank, N.A., as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 2004-CIBC1O, (referred to herein as Wells Fargo) and paid the remaining amount of the purchase price, approximately $21.6 million, in cash. Approximately $300,000 of the $21.6 million cash payment is being held in escrow subject to a future loan earnout. The seller will not receive the amount being held in escrow until the loan is defeased and the seller has paid all expenses and costs associated with the defeasance of the loan other than the payment of the unpaid principal balance and interest.

MBSherman’s obligations are secured by a first priority mortgage on the property. MBSherman also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSherman at the property. The annual interest rate of the loan is fixed at 4.95% per annum. The terms of the loan require MBSherman to make monthly principal and interest payments in the amount of approximately $211,640 and monthly tax and insurance reserve payments until the loan matures in July 2014. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MBSherman may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBSherman, Wells Fargo may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBSherman also has agreed to indemnify Wells Fargo against losses suffered by Wells Fargo arising from, among other things, the presence or release of hazardous substances on the property. MB REIT has agreed to guarantee the performance of the obligations of its subsidiary with respect to the foregoing environmental indemnity and with respect to certain other losses that may be caused by the certain acts of misconduct of its subsidiary, for example, any fraud or willful misconduct by the subsidiary in connection with the loan.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Belk, Hobby Lobby and Cinemark USA, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Belk	73,777	19	3.25	4/5 yr.	03/04	01/10
			3.75		02/10	01/15
			4.25		02/15	01/20
			4.75		02/20	03/24

Hobby Lobby	65,000	17	7.25	3/5 yr.	04/04	04/09
			7.75		05/09	04/14
			8.25		05/14	04/19

Cinemark USA	38,597	10	14.50	4/5 yr.	12/03	12/23

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $892,000. The real estate taxes payable were calculated by multiplying Sherman Town Center’s assessed value by a tax rate of 2.707%.

For federal income tax purposes, the depreciable basis in this property is approximately $44.4 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	10	31,314	539,692	13.22%
2010	4	24,965	385,515	10.65%
2011	—	—	—	—
2012	—	—	—	—
2013	2	7,108	122,600	3.74%
2014	7	46,190	830,698	25.98%
2015	5	79,387	828,571	31.68%

The table below sets forth certain information with respect to the occupancy rate at Sherman Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.67
2004	96%	10.68
2003	14%	14.13

Dulles Executive Office Plaza; Herndon, Virginia

On July 25, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in two freestanding office buildings known as Dulles Executive Office Plaza containing a total of approximately 379,596 of gross leasable square feet. The buildings are located at 13530 and 13560 Dulles Technology Drive, in Herndon, Virginia. The 13530 building (Plaza I) has approximately 189,832 square feet leased to six (6) tenants. The 13560 building (Plaza II) has approximately 189,764 square feet leased to one (1) tenant. Dulles Executive Office Plaza was built over a two-year period beginning in 2000. As of August 16, 2006, Plaza I was approximately eighty-three percent (83%) occupied and Plaza II was one hundred percent (100%) occupied. The property competes with at least thirty-four (34) other office centers in the Northern Virginia area.

MB REIT purchased this property from an unaffiliated third party, Valley View Associates, Limited Partnership, for approximately $124.0 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT intends to make significant repairs or improvements to this property over the next twelve (12) months. Window caulking on the buildings in the amount of approximately $477,000 and repairs to a parking garage floor in the amount of approximately $150,000 were credited by the seller against the purchase price at closing to defray the costs of improvement. The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

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MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Lockheed Martin Corporation and Cisco Systems, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require these tenants to pay base annual rent on a monthly basis as follows:

		% of	Base Rent
	GLA Leased	Total	Foot Per	Renewal		Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options		Beginning	To
Plaza I
Lockheed Martin Corporation	65,831	17	25.50		*	03/06	02/07
			26.14			03/07	02/08
			26.79			03/08	02/09
			27.46			03/09	02/10
			28.15			03/10	02/11
			28.85			03/11	02/12
			29.57			03/12	02/13
Plaza II
Lockheed Martin Corporation	33,037	9	26.50	1/5 yr.		06/06	05/07
			27.30			06/07	05/08
			28.12			06/08	05/09
			28.96			06/09	05/10
			29.83			06/10	05/11
			30.72			06/11	12/11

Cisco Systems, Inc. / Lockheed Martin Corporation**	189,764	50	26.05	2/5 yr		06/06	05/07
			26.77			06/07	05/08
			27.51			06/08	05/09
			28.26			06/09	05/10
			29.04			06/10	05/11

*  Tenant has one option of extending the term of the lease for either three (3) or five (5) years.

**Valley View Associates, as landlord, Cisco Systems, Inc. (Cisco) and Lockheed Martin Corporation (Lockheed) entered into an agreement in August 2004 to sublease this space to Lockheed pursuant to which the parties agreed, among other things, that Lockheed would pay rent to Cisco and Cisco would remain primarily liable to the landlord for rent obligations under the lease until the expiration of the initial term on May 31, 2011.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a prorata share in excess of the expenses for a specified base year.

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $862,073. The real estate taxes payable were calculated by multiplying Dulles Executive Office Plaza’s assessed value by a tax rate of 1.0910%.

For federal income tax purposes, the depreciable basis in this property is approximately $93.8 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,744	49,704	0.53%
2007	1	14,777	518,153	5.40%
2008	1	4,326	112,822	1.21%
2009	—	—	—	—
2010	—	—	—	—
2011	4	259,881	7,976,609	80.83%
2012	—	—	—	—
2013	1	65,831	1,946,623	100.00%
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Dulles Executive Office Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	59%	28.95
2004	59%	27.51
2003	59%	26.33
2002	59%	26.68
2001	59%	26.16

CyFair Town Center; Cypress, Texas

On July 21, 2006, MB REIT acquired, through MB Cypress Cyfair Limited Partnership (referred to herein as MBCC), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center and an adjacent parcel known as CyFair Town Center, containing a total of approximately 51,592 of gross leasable square feet. The center is located at 17445 Spring Cypress in Cypress, Texas. CyFair Town Center was built over a two-year period beginning in 2003. As of August 16, 2006, this property was one hundred percent (100%) occupied, with approximately 51,592 square feet leased to twenty-six (26) tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from two unaffiliated third parties, A-S 46 Hwy 290-Spring Cypress L. P., for approximately $15.0 million and A-S 45 Hwy 249-Boudreaux, L.P., for approximately $1.0 million, for a total purchase price of $16.0 million. Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $5.7 million and paid the remaining amount of $10.3 million in cash. Approximately $4.8 million of the $10.3 million cash payment is being held in escrow subject to a future loan earnout. The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBCC assumed the existing loan as the borrower of approximately $5.7 million from Wells Fargo Bank, N.A. as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3, referred to herein as Wells Fargo). MBCC’s obligations are secured by a first priority mortgage on the property. MBCC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBCC at the property. The annual interest rate of the loan is fixed at 4.83% per annum. The terms of the loan will require MBCC to make monthly principal and interest payments in the amount of approximately $47,895 and monthly tax and insurance reserve payments until the loan matures in December 2014. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MBCC may only prepay the unpaid principal balance of the loan, in whole or in

47

part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that this property is adequately covered by insurance.

None of the tenants lease more than 10% of the total gross leasable area of this property.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $154,000. The real estate taxes payable were calculated by multiplying CyFair Town Center’s assessed value by a tax rate of 2.611.

For federal income tax purposes, the depreciable basis in this property is approximately $11.7 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	6	8,714	177,570	15.85%
2009	13	22,796	477,024	49.40%
2010	2	5,183	103,957	20.95%
2011	0	—	—	—
2012	0	—	—	—
2013	3	7,350	161,700	40.49%
2014	1	3,477	69,540	28.47%
2015	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at CyFair Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	79%	20.04
2004	37%	19.69

Eldridge Lakes Town Center; Houston, Texas

On July 21, 2006, MB REIT acquired, through MB Houston Eldridge Lakes Limited Partnership (referred to herein as MBHEL), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center

48

known as Eldridge Lakes Town Center, containing approximately 54,980 of gross leasable square feet. The center is located at 6340 North Eldridge Parkway in Houston, Texas. Eldridge Lakes Town Center was built over a three-year period beginning in 2003. As of August 16, 2006, this property was one hundred percent (100%) occupied, with approximately 54,980 square feet leased to nineteen (19) tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S-K 41 Eldridge-W. Little York, L.P., for approximately $16.6 million. Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.5 million and paid the remaining amount of $9.1 million in cash. Approximately $5.9 million is being held in escrow subject to a future loan earnout. The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBHEL assumed the existing loan as the borrower of approximately $7.5 million from Wells Fargo Bank, N.A. as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3, referred to herein as Wells Fargo). MBHEL’s obligations are secured by a first priority mortgage on the property. MBHEL also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBHEL at the property. The loan bears interest at the rate of 4.88% per annum. MBHEL is required to make principal and interest payments on a monthly basis in the amount of approximately $63,549 and monthly tax and insurance reserve payments until the loan matures on December 1, 2014. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MBHEL may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Walgreens, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	27	20.85	—	10/04	09/79	*

Dollar Hut	6,000	11	16.00	2/5 yr.	12/03	11/08
				17.60	12/08	11/13

Pizza Factory	5,710	10	18.42	2/5 yr.	12/04	12/09

*Walgreens has the option to terminate its lease as of September 30, 2029 upon giving 6 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 6 months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $166,000. The real estate taxes payable were calculated by multiplying Eldridge Lakes Town Center’s assessed value by a tax rate of 3.361%

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For federal income tax purposes, the depreciable basis in this property is approximately $12.4 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	1	1,400	27,650	2.39%
2009	9	17,440	330,361	28.30%
2010	2	2,650	49,000	5.83%
2011	0	—	—	—
2012	0	—	—	—
2013	2	7,750	142,175	17.94%
2014	3	6,220	125,148	18.68%
2015	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Lakes Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	20.61
2004	98%	12.25

Spring Town Center; Spring, Texas

On July 21, 2006, MB REIT acquired, through MB Spring Town Center Limited Partnership (referred to herein as MBSTC), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Spring Town Center, containing approximately 40,571 of gross leasable square feet (excluding ground lease space). The center is located at 21212 Kyukendahl Road in Spring, Texas. Spring Town Center was built over a two year period beginning in 2003. As of August 16, 2006, this property was ninety-two percent (92%) occupied with approximately 37,387 square feet leased (excluding ground lease space) to fourteen (14) tenants (including three ground lease tenants). This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S 75 NEC Spring Town Center, L.P. for approximately $17.0 million. Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.6 million and paid the remaining amount of $9.4 million in cash. Approximately $6.1 million of the $7.6 million cash payment is being held in escrow and remains subject to a future loan earnout. The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest. In addition, approximately $871,000 was placed in escrow with a third party escrow agent to fund a potential earnout to the seller, payable upon the leasing of vacant, unoccupied spaces of 1,660 and 1,524 square feet, respectively. The escrow will be maintained for a period not to exceed thirty-six (36) months. The funds will be released to the seller once the tenant’s leases have been approved by MB REIT and the tenants have moved into their spaces and commenced the payment of rent. The purchase price may fluctuate up to 10% of the escrow amount if the base rent amount stipulated in the lease differs from the escrowed amount as determined by using the base rent multiplier.

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MBSTC assumed the existing loan as the borrower of approximately $7.6 million from Wells Fargo Bank, N.A. as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP1, referred to herein as Wells Fargo). MBSTC’s obligations are secured by a first priority mortgage on the property. MBSTC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSTCL at the property. The loan bears interest at the rate of 4.87% per annum. MBSTC is required to make principal and interest payments on a monthly basis in the amount of approximately $64,291, monthly tax and insurance reserve payments and tenant improvement and leasing commission reserve payments until the loan matures on January 1, 2015. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MBSTC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Walgreens and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,560	36	23.35	—	01/04	12/78	*

Bank of America	4,700	12	37.23	4/5 yr.	12/03	12/08
			40.96		01/09	12/13
			45.05		01/14	12/18

*Walgreens has the option to terminate its lease as of December 31, 2029 upon giving 6 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 6 months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $216,000. The real estate taxes payable were calculated by multiplying Spring Town Center’s assessed value by a tax rate of 3.310%.

For federal income tax purposes, the depreciable basis in this property is approximately $12 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expirations of leases currently in place at this property:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	5	8,670	169,852	14.99%
2010	0	—	—	—
2011	1	1,500	36,000	3.66%
2012	0	—	—	—
2013	0	—	—	—
2014	5	110,939	339,238	35.04%
2015	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Spring Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	92%	29.28
2004	92%	29.24
2003	12%	37.23

The Market at Hilliard; Hilliard, Ohio

On July 11, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in a shopping center known as The Market at Hilliard containing approximately 107,544 gross leasable square feet. The center is located at 1852 Hilliard Rome Road in Hilliard, Ohio in the southwest submarket of the Columbus retail market. The Market at Hilliard was built over a three-year period beginning in 2003. As of August 16, 2006, this property was ninety-seven percent (97%) occupied, with a total of approximately 104,656 square feet leased to ten (10) tenants. The property competes with at least five other retail centers in the Columbus retail market for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Continental/HR, LLC, for approximately $20.3 million of which approximately $1.0 million remains subject to a future earnout regarding 2,888 gross leasable square feet of vacant and unoccupied space. MB REIT may later borrow monies using this property as collateral.

In connection with the acquisition of this property by MB REIT, the seller has agreed to place approximately $476,000 in escrow which amount will be paid back to the seller over the course of nine (9) months following the closing if Office Max meets certain rent and pass-through obligations under its lease. If Office Max fails to meet any of its monthly rent or pass-through obligations and does not timely cure that default under its lease, the remaining escrowed amount will be released to the purchaser.

Also in connection with the acquisition of this property, MB REIT has agreed to purchase a contiguous parcel of land to the north at the seller’s option if certain conditions are met by seller, including a condition that the property be developed and that 75% of the gross leasable area be leased and occupied within thirty-six (36) months of the closing of the purchase of The Market at Hilliard by MB REIT. Seller is under no obligation to develop or sell the property to MB REIT and may sell this contiguous parcel to a third party. Seller also has the right to contribute this contiguous parcel to a joint venture with MB REIT in which seller would retain an interest. If this contiguous parcel is sold to Target Corporation (“Target”), MB REIT has agreed to sell a small portion of parking lot space of The Market at Hilliard back to seller for one dollar, which portion will in turn be conveyed by seller to Target. These two properties are subject to a reciprocal easement agreement which provides, among other things, that each property will be subject to the “exclusive use” clauses in the leases of the existing tenants of the other property, except that this restriction will only apply to leases of the parcel owned by MB REIT if the tenant in the contiguous parcel with a right to “exclusive use” leases at least 10,000 square feet.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

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Four (4) retail tenants, Michaels, Bed, Bath & Beyond, OfficeMax and Old Navy, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Michaels	21,517	20	12.00	4/5 yr.	07/04	08/14

Bed, Bath & Beyond	20,000	19	12.48	3/5 yr.	12/03	01/14

OfficeMax	19,961	19	12.00	3/5 yr.	02/06	03/16

Old Navy	16,800	16	13.75	2/5 yr.	09/04	08/09
			15.13		09/09	08/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $220,000. The real estate taxes paid were calculated by multiplying The Market at Hilliard’s assessed value by a tax rate of 3.689%.

For federal income tax purposes, the depreciable basis in this property will be approximately $15.2 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	2	12,467	221,074	14.70%
2010	1	1,460	37,960	2.92%
2011	2	6,127	125,794	9.98%
2012	1	6,324	132,804	11.71%
2013	—	—	—	—
2014	3	58,317	761,904	76.08%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at the Market at Hilliard expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	11.58
2004	94%	6.65
2003	100%	12.48

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Fabyan Randall Plaza; Batavia, Illinois

On June 29, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Fabyan Randall Plaza containing approximately 89,503 gross leasable square feet. The center is located at 1942 West Fabyan Parkway in Batavia, Illinois. Fabyan Randall Plaza was built over a two-year period beginning in 2002. As of August 16, 2006, this property was ninety-one (91%) occupied, with a total of approximately 81,373 square feet leased to 10 tenants. The property is located in the Chicago market area and the Kane County submarket and competes with at least four (4) other retail centers in this submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Quincy Development, LLC, for approximately $26 million. Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $13.4 million and paid the remaining amount of $12.6 million in cash. The annual interest rate of the loan is fixed at 5.375% per annum. The terms of the loan will require MB REIT to make monthly interest payments in the amount of approximately $60,101 until the loan matures on November 1, 2013. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MB REIT may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

MB REIT does not intend to make significant repairs or improvements to the property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four (4) retail tenants, Trader Joe’s, Walgreens, Circuit City and Office Depot, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	LeaseTerm
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Trader Joe’s	10,900	12	14.22	3/5 yr.	12/03	01/08
			15.35		02/08	02/08
			15.64		03/08	01/13
			16.87		02/13	02/13
			17.21		03/13	01/14

Walgreens	14,490	16	25.53	—	05/03	05/78	*

Circuit City	32,924	37	19.00	4/5 yr.	11/02	01/13
			19.49		02/13	01/18
			19.99		02/18	01/23

Office Depot	11,300	13	17.50	4/5 yr.	09/03	09/18

*Walgreens has the option to terminate its lease as of May 31, 2028 upon giving 12 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 12 months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

54

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $286,000. The real estate taxes payable were calculated by multiplying Fabyan Randall Plaza’s assessed value by a tax rate of 7.0%.

For federal income tax purposes, the depreciable basis in this property will be approximately $19.5 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,912	45,888	2.48%
2007	2	6,030	151,872	8.39%
2008	4	5,779	187,346	11.18%
2009	1	1,397	41,910	2.81%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	10,900	177,198	12.03%
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Fabyan Randall Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	91%	20.48
2004	91%	20.48
2003	90%	20.32
2002	36%	19.00

Brooks Corner; San Antonio, Texas

On June 26, 2006, MB REIT purchased a fee simple interest in an newly constructed shopping center known as Brooks Corner Shopping Center which contains approximately 166,205 gross leasable square feet, excluding ground lease space. The center is located at 3143 SE Military Road in San Antonio, Texas. Brooks Corner was built over a two-year period beginning in 2004. As of August 16, 2006, this property was eighty-five percent (85%) occupied, with a total of approximately 140,705 square feet leased to nineteen (19) tenants. This property is located in the San Antonio primary trade area and competes with at least five other retail centers within this trade area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Brooks Corner Phase Two, L.P., for approximately $30.4 million in cash, of which approximately $4.4 million was placed in escrow with a third party escrow agent to fund a potential earnout to the seller, payable upon the leasing of 25,500 square feet of vacant and unoccupied space. The escrow will be maintained for a period not to exceed eighteen (18) months; the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released to the seller once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the

55

escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount

MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two (2) retail tenants, Ross Dress for Less and Conns, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,105	18	9.00	5/5 yr.	09/05	01/16

Conns	30,000	18	9.00	4/5 yr.	11/05	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $111,226. The real estate taxes payable were calculated by multiplying Brooks Corner’s assessed value by a tax rate of 3.0%.

For federal income tax purposes, the depreciable basis in this property will be approximately $22.8 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	5	13,300	299,600	16.16%
2011	6	29,800	438,013	27.85%
2012	2	8,250	146,250	12.88%
2013	—	—	—	—
2014	—	—	—	—
2015	3	46,722	519,200	52.50%

The table below sets forth certain information with respect to the occupancy rate at Brooks Corner expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

56

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	40%	15.19

Ahold Portfolio; Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina

On June 8, 2006, we entered into eight joint ventures with CE Investment Associations 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings leased to the following tenants:

Property	Address	Square Feet
Stop & Shop	605 Metacom Avenue, Bristol, Rhode Island	63,128
Stop & Shop	70 Mendon Road, Cumberland, Rhode Island	85,799
Stop & Shop	19 Temple Street, Framingham, Massachusetts	64,917
Stop & Shop	99 Charles Street, Malden, Massachusetts	79,229
Stop & Shop	505 N. Main Street, Southington, Connecticut	64,948
Stop & Shop	450 Paradise Road, Swampscott, Massachusetts	65,268
Stop & Shop	542 Berlin-Cross Keys Road, Sicklerville, New Jersey	68,323
Bi-Lo Store	1315 South Pleasantburg Drive, Greenville, South Carolina	55,718

		547,330

The equity contributed by the joint venture partner is as follows:

Property	Equity Contributed	Equity Interest
Stop & Shop - Bristol	$4,722,647	5.50%
Stop & Shop - Cumberland	6,507,875	5.50%
Stop & Shop - Framingham	5,230,828	5.50%
Stop & Shop - Malden	7,197,205	5.50%
Stop & Shop - Southington	6,289,891	5.50%
Stop & Shop - Swampscott	6,245,536	5.50%
Stop & Shop - Sicklerville	4,816,874	5.50%
Bi-Lo Store - Greenville	2,419,144	5.50%

In connection with the closing of the transactions, we made capital contributions in exchange for controlling equity interest in the properties. We made the capital contributions with our own funds and financing proceeds obtained at the time of closing. The loans are in the amounts, terms, and at the rates as follows:

Property	Amount	Term	Rate
Stop & Shop - Bristol	$8,368,067	25 Years	5.01%
Stop & Shop - Cumberland	11,531,000	7 Years	5.17%
Stop & Shop - Framingham	9,268,514	25 Years	5.17%
Stop & Shop - Malden	12,752,742	25 Years	5.17%
Stop & Shop - Southington	11,145,000	7 Years	5.17%
Stop & Shop - Swampscott	11,066,477	25 Years	5.17%
Stop & Shop - Sicklerville	8,535,000	7 Years	5.17%
Bi-Lo Store - Greenville	4,286,000	7 Years	5.17%

Each loan is secured by its corresponding property and requires interest only payments until maturity.

These properties compete with other supermarket anchored centers within the area and their economic performance could be affected by changes in local economic conditions. The following table indicates the number of competitive supermarkets for each property in this portfolio:

Lessee	Competitive Supermarkets	County/Market Area
Stop & Shop - Bristol	22	Bristol, Providence & Boston
Stop & Shop - Cumberland	20	Providence
Stop & Shop - Framingham	29	Middlesex & Boston
Stop & Shop - Malden	37	Middlesex & Boston
Stop & Shop - Southington	4	Hartford/Hartford
Stop & Shop - Swampscott	37	Essex/Boston
Stop & Shop - Sicklerville	7	Camden/Philadelphia Metro
Bi-Lo Store - Greenville	11	Greenville/Greenville

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We believe that the properties in this portfolio will be adequately covered by insurance.

Each tenant leases one hundred percent 100%) of the total gross area of each respective property in this portfolio. The lease with each respective tenant require the tenant to pay base annual rent on a monthly basis as follows:

		Renewal	Base Rent per Square Foot per	Lease Term
Lessee	Square Feet	Options	Annum ($)	Beginning	To
Stop & Shop - Bristol	63,128	8/5 yr.	14.51	01/02	12/06
			15.02	01/07	12/11
			15.53	01/12	12/16
			16.04	01/17	12/21
			16.55	01/22	12/26

Stop & Shop - Cumberland	85,799	11/5 yr.	14.73	01/02	12/06
			15.23	01/07	12/11
			15.73	01/12	12/16
			16.23	01/17	12/21
			16.73	01/22	12/26

Stop & Shop - Framingham	64,917	11/5 yr.	15.68	01/02	12/06
			16.18	01/07	12/11
			16.68	01/12	12/16
			17.18	01/17	12/21
			17.68	01/22	12/26

Stop & Shop - Malden	79,299	11/5 yr.	17.77	01/02	12/06
			18.24	01/07	12/11
			18.71	01/12	12/16
			19.18	01/17	12/21
			19.65	01/22	12/26

Stop & Shop - Southington	64,948	11/5 yr.	18.94	01/02	12/06
			19.45	01/07	12/11
			19.96	01/12	12/16
			20.47	01/17	12/21
			20.97	01/22	12/26

Stop & Shop - Swampscott	65,268	11/5 yr.	18.72	01/02	12/06
			19.22	01/07	12/11
			19.72	01/12	12/16
			20.22	01/17	12/21
			20.72	01/22	12/26

Stop & Shop - Sicklerville	68,323	11/5 yr.	13.66	01/02	12/06
			14.16	01/07	12/11
			14.66	01/12	12/16
			15.16	01/17	12/21
			15.66	01/22	12/26

Bi-Lo Store - Greenville	55,718	11/5 yr.	8.22	01/02	12/06
			8.72	01/07	12/11
			9.22	01/12	12/16
			9.71	01/17	12/21
			10.21	01/22	12/25

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The tenants for each respective property in this portfolio are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $4,013,300 in the aggregate. The real estate taxes payable were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the depreciable basis in these properties, if acquired, will be approximately $97.8 million. We calculate depreciation expense for tax purposes using the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. The following table indicates the taxes, tax rates and estimated tax depreciation for each property.

	Real Estate	Real Estate	Income Tax
	Tax	Tax	Depreciation
Property	Amount ($)	Rate (%)	Basis
Stop & Shop – Bristol	113,209	10.25	10,600,000
Stop & Shop – Cumberland	94,648	10.75	14,700,000
Stop & Shop - Framingham	264,792	31.21	11,800,000
Stop & Shop - Malden	211,862	19.39	16,200,000
Stop & Shop - Southington	120,637	29.43	14,200,000
Stop & Shop - Swampscott	2,906,273	20.87	14,100,000
Stop & Shop - Sicklerville	243,353	43.69	10,800,000
Bi-Lo Store - Greenville	58,526	30.47	5,400,000

Totals	4,013,300		97,800,000

Each property’s lease in this portfolio does not expire within the next ten (10) years.

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2001, 2002, 2003, 2004 and 2005.

Property	Occupancy Rate as of December 31, 2001 - 2005	Effective Annual Rental Per Square Foot ($) December 31, 2001 - 2005
Stop & Shop – Bristol	100%	14.51
Stop & Shop – Cumberland	100%	14.73
Stop & Shop - Framingham	100%	15.68
Stop & Shop - Malden	100%	17.77
Stop & Shop - Southington	100%	18.94
Stop & Shop - Swampscott	100%	18.72
Stop & Shop - Sicklerville	100%	13.66
Bi-Lo Store - Greenville	100%	8.22

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Lincoln Mall; Lincoln, Rhode Island

On May 31, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Lincoln Mall. Lincoln Mall is located at 620 George Washington Highway in Lincoln, Rhode Island and contains approximately 379,082 gross leasable square feet (excluding ground lease space). Lincoln Mall was originally constructed as an enclosed regional mall in 1974. Beginning in 1999 with the demolition of a portion of the mall, the property underwent significant transformation and renovation with two phases completed in 2002 and 2005, respectively. As of August 16, 2006, this property was approximately ninety-three percent (93%) occupied, with a total of approximately 369,646 square feet (excluding ground lease space) leased to forty-six (46) tenants, including one ground least tenant. This property is part of the Warwick/Cranston retail market and competes with at least seven other retail centers within this market area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, LB Lincoln Mall Holdings, LLC, for approximately $60.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases. MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Stop & Shop, Lincoln Educational Services and Marshalls, each lease ten percent (10%) or more of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Stop & Shop	56,040	15	16.50	10/5 yr	09/05	08/10
			17.00		09/10	08/15
			17.50		09/15	08/20

Lincoln Educational Services*	40,000	11	10.00	2/5 yr	05/04	05/14

Marshalls	39,239	10	6.50	3/5 yr	10/02	09/03
			1.89		10/03	10/03
			Percentage Rent Only		11/03	11/03
			7.12		12/03	12/03
			7.88		01/04	09/07
			8.01		10/07	10/07
			8.38		11/07	10/12

*This tenant is expected to expand its space by 18,881 gross leasable square feet at $10.00 per square foot.

Real estate taxes payable in 2005 and 2006 for the tax year ended December 2005 (the most recent tax year for which information is generally available) were approximately $764,409. The real estate taxes payable were calculated by multiplying Lincoln Mall’s assessed value by a tax rate of 24.62%.

For federal income tax purposes, the depreciable basis in this property is approximately $45.4 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	3	3,590	110,015	2.28%
2007	—	—	—	—
2008	5	43,214	442,992	9.28%
2009	2	2,157	34,998	0.81%
2010	5	30,950	417,412	9.53%
2011	4	11,286	179,697	4.46%
2012	3	49,828	469,359	12.17%
2013	2	29,280	186,100	5.49%
2014	3	70,381	753,260	23.46%
2015	9	34,644	613,757	24.36%

The table below sets forth certain information with respect to the occupancy rate at Lincoln Mall expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The historical information relating to the occupancy of the property for 2001 was not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	78%	13.14
2004	71%	12.72
2003	57%	11.54
2002	55%	11.67

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Shakopee Shopping Center; Shakopee, Minnesota

On April 6, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Shakopee Shopping Center containing approximately 103,442 gross leasable square feet. The center is located at 1698 Vierling Drive in Shakopee, Minnesota. Shakopee Shopping Center was built in 2000 and retrofitted in 2004. As of August 16, 2006, this property was one-hundred percent (100%) occupied, with a total of approximately 103,442 square feet leased to two (2) tenants. This property is located in the Minneapolis/St. Paul market and the southwest submarket. This property competes with at least two nearby retail centers, one of which is anchored by Cub Foods, and possibly others within its market and submarket.

MB REIT purchased this property from an unaffiliated third party, Continental 95 Fund, LLC, for a purchase price of approximately $16.0 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases. MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Roundy’s and Gold’s Gym, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Roundy’s (Rainbow Foods)	67,470	65	12.95	4/5 yr	09/04	12/25

Gold’s Gym	35,972	35	11.30	2/5 yr	08/05	08/05
			2.96		09/05	03/06
			8.76		04/06	03/11
			9.23		04/11	03/16
			10.17		04/16	03/20

The Roundy’s lease prohibits the landlord from leasing any space in the center or within a one-mile radius for use as a retail grocery, packaged liquor store or for the sale of any food products.

Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $277,600. The real estate taxes paid were calculated by multiplying Shakopee Shopping Center’s assessed value by a tax rate of 3.294%.

For federal income tax purposes, the depreciable basis in this property will be approximately $12 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

None of the leases at this property expire in any of the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Shakopee Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	9.48
2004	65%	12.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.

Canfield Plaza; Canfield, Ohio

On April 5, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Canfield Plaza containing approximately 100,958 gross leasable square feet. The center is located at 525 East Main Street in Canfield, Ohio. Canfield Plaza was built in 1961 and substantially renovated in 1999. As of August 16, 2006, this property was eighty-eight percent (88%) occupied, with a total of approximately 88,744 square feet leased to ten (10) tenants. This property is located in a primary trade area the center of which is southeast of Youngstown, Ohio and competes with approximately thirty-six other retail centers within this area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Maple Leaf Expansion, Inc., for approximately $13.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases. MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Giant Eagle and Dollar Tree, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Giant Eagle	58,449	58	11.25	6/5 yr	06/99	06/19

Dollar Tree	10,074	10	6.50	2/5 yr	03/02	03/07

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $140,345. The real estate taxes payable were calculated by multiplying Canfield Plaza’s assessed value by a tax rate of 6.4587%.

For federal income tax purposes, the depreciable basis in this property will be approximately $10.3 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	2	4,993	60,513	5.90%
2007	1	10,074	65,481	6.77%
2008	3	13,391	118,399	13.13%
2009	3	5,112	71,568	9.12%
2010	0	—	—	—
2011	0	—	—	—
2012	0	—	—	—
2013	0	—	—	—
2014	1	6,051	60,510	8.43%
2015	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Canfield Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	88%	10.88
2004	85%	10.85
2003	74%	10.80
2002	74%	10.64
2001	64%	11.28

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.

Southgate Apartments; Louisville, Kentucky

On March 2, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments. The property has eleven three-story apartment buildings containing 256 apartment units and 33 garage spaces in the aggregate. There are 116 one-bedroom units and 140 two-bedroom units. Some of the units are two levels with a loft area. The apartment complex is located at 10960 Southgate Manor Drive in Louisville, Kentucky. Southgate Apartments was built during 2001 and 2002. As of August 16, 2006, this property was ninety-one (91%) occupied, with approximately 233 units leased. This property is located in the metropolitan Louisville market and

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South Central submarket. There are at least five comparable apartment rental properties in the submarket that might compete with this property.

MB REIT purchased this property from an unaffiliated third party, Southgate Group, LLC, for an aggregate purchase price of approximately $19.5 million. MB REIT purchased this property for cash but may later borrow monies using this property as collateral. MB REIT does not intend to make significant repairs or improvements over the next few years. MB REIT is of the opinion that the property is adequately covered by insurance.

No tenant occupies ten percent or more of the rentable square footage. Because the property contains apartments, no principal business, occupation or profession being carried on in, or from, the building is apparent.

Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,300. The real estate taxes paid were calculated by multiplying the assessed value of Southgate Apartments by a tax rate of 9.84%.

For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million. MB REIT calculates depreciation expense for tax purposes by using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 27.5 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	114	102,000	931,092	49.50%
2007	119	106,890	949,896	100.00%
2008	0	—	—	—
2009	0	—	—	—
2010	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Southgate Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31,	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	9.25
2004	66%	9.51
2003	57%	9.17
2002	61%	9.28
2001	7%	9.74

Hunting Bayou; Jacinto City, Texas

On February 9, 2006, MB REIT purchased a fee simple interest in an existing retail center known as Hunting Bayou, containing approximately 133,165 gross leasable square feet. The center is located at 11410-11430 I-10 East in Jacinto City, Texas. Hunting Bayou was built in 1985. As of August 16, 2006, this property was eighty-three percent (83%) occupied, with approximately 111,980 square feet leased to nineteen (19) (including Chase Bank ATM) tenants. Three (3) of the twenty (20) lessees had not moved into their respective spaces and, therefore, were not in possession at that date. This property is located in the Houston market and Northeast Houston submarket and is considered to have a primary trade area of approximately three to five miles.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, Limited Partnership, for an aggregate purchase price of approximately $20.3 million, of which approximately $3.2 million was placed in escrow

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with a third party escrow agent to fund a potential earnout payable upon the leasing of certain vacant and unoccupied space. In addition, the aggregate purchase price may be increased up to approximately $22.3 million if actual rents achieved for vacant space leased after the closing exceed certain specified pro forma amounts. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants doing business as 24-Hour Fitness and MTI College of Business, respectively, each lease more than ten percent (10%) of the total gross leasable area of the property. 24 Hour Fitness is a health club facility that offers aerobic, cardiovascular and weightlifting activities. MTI College of Business is a higher education facility offering associate degrees and instruction in business technology, computer technology, web technology, bilingual business, massage technology, medical assisting and English as a second language. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24 Hour Fitness	43,460	33	6.88	4/5 yr	01/99	01/02
			7.88		02/02	10/05
			9.80		11/05	01/14

MTI College of Business	33,650	25	7.50	1/5 yr	05/04	11/06
			7.50		12/06	05/09

Real estate paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $193,000. The real estate taxes paid were calculated by multiplying Hunting Bayou’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, the depreciable basis in this property will be approximately $12.5 million. MB REIT calculates depreciation expense for tax purposes by using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring		Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1		3,090	37,080	3.32%
2007	2		7,005	95,927	8.20%
2008	2		5,660	82,116	7.64%
2009	5		38,625	343,545	34.59%
2010	5		6,225	107,535	16.42%
2011	3	*	14,885	116,476	18.06%
2012	—		—	—	—
2013	—		—	—	—
2014	1		43,460	426,000	80.63%
2015	2		6,235	102,365	100.00%

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*Includes Pump It Up and Grocery Services leases, the expiration dates of which could change depending upon, among other things, the date on which the tenant takes possession.

The table below sets forth certain information with respect to the occupancy rate at Hunting Bayou expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31,	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	83%	8.76
2004	77%	8.16
2003	47%	9.48
2002	46%	9.37
2001	42%	8.98

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lakewood Shopping Center; Margate, Florida

On January 27, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center, containing approximately 133,030 gross leasable square feet (excluding ground lease space). The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida. Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004. As of August 16, 2006, this property was one-hundred percent (100%) occupied with approximately 133,030 square feet leased to thirty (30) tenants (excluding ground lease tenants). This property is located in the northwest Broward submarket, which includes Coconut Creek, Coral Springs and Margate. There were four (4) new or proposed developments within this submarket as of July 2005 and eleven (11) retail centers that were built or under construction in 2004 within Broward County, each of which may compete with Lakewood Shopping Center and affect its economic performance.

MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $26.2 million. Of this amount, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million and paid the remaining approximately $15 million in cash. The annual interest rate of the loan is fixed at 6.01% per annum. The terms of the loan require MB REIT to make monthly payments of interest only through February 1, 2011 and monthly payments of principal and interest thereafter until the loan matures in April 2024. The approximate amount of each required monthly interest only payment is $59,150, and the approximate amount of each required monthly principal and interest payment is $78,034. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) will be due at maturity. Until ninety (90) days prior to maturity, prepayment is permitted in full, but not in part, upon written notice of the intent to prepay thirty (30) days prior and payment of a prepayment premium. Within ninety (90) days of maturity, prepayment may be made in full without a prepayment premium.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, doing business as Marshalls and Walgreens, respectively, each lease more than ten percent (10%) of the total gross leasable area of this property. Marshalls is an off-price family apparel and home fashion retailer, and Walgreens operates drugstores engaged in the retail sale of prescription and nonprescription drugs and general merchandise. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Marshalls	29,923	22	8.25	3/5 yr	08/02	08/07
			9.00		08/07	08/12

Walgreens	14,490	11	19.46	—	11/02	11/77	*

*Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $320,000. The amount of real estate taxes paid was calculated by multiplying Lakewood Shopping Center’s assessed value by a tax rate of 2.51%.

For federal income tax purposes, the depreciable basis in this property is approximately $20 million. MB REIT calculates depreciation expense for tax purposes by using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to leases the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	2	18,376	223,990	11.13%
2008	8	28,201	429,553	24.02%
2009	7	22,052	358,826	26.19%
2010	5	9,500	162,488	15.97%
2011	2	7,410	85,200	9.90%
2012	2	31,113	287,762	36.96%
2013	2	8,100	102,915	20.85%
2014	2	5,680	111,209	28.28%
2015	0	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lakewood Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	12.67
2004	96%	12.13
2003	85%	11.59

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

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Thermo Process Systems Office/Warehouse & Distribution Facility; Sugar Land, Texas

On January 17, 2006, MB REIT purchased a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems, containing approximately 150,000 gross leasable square feet. The building is located at 1410 Gillingham Lane in Sugar Land, Texas. The building was constructed in 2001 and expanded in 2005 for Thermo Process Systems, which leases one hundred percent (100%) of the total gross leasable area of the property. However, in accordance with the terms of the tenant’s lease, the tenant pays base rent on the initial square footage of the building consisting of approximately 120,000 gross leasable square feet. The remaining 26,000 gross leasable square feet can be used by the tenant but they are not obligated to pay rent. This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes paid in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $32,000. The amount of real estate taxes is calculated by multiplying Thermo Process Systems’ assessed value, divided by 100, by a tax rate of 1.75%.

For federal income tax purposes, MB REIT’s depreciable basis in this property is approximately $10.4 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square
	GLA Leased	% of Total	Renewal	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Annum ($)	Beginning	To
Thermo Process Systems	150,000	100	None	6.40	12/05	9/10
				7.04	10/10	11/15

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	0	—	—	—
2010	0	—	—	—
2011	0	—	—	—
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	1	150,000	1,056,000	100%

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The property was built for a tenant in 2001 that never occupied the building and therefore it was vacant prior to October 2005.

Stop & Shop; Hyde Park, New York

On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company containing approximately 52,500 of gross leasable square feet. The building is located at 5 St. Andrews Road in Hyde Park, New York. The building was constructed in 1998. One tenant, The Stop & Shop Supermarket Company, leases one hundred percent (100%) of the total gross leasable area of the property. This property competes with five (5) other supermarket anchored centers that are located in the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

We made a capital contribution to the joint venture in the amount of $8.7 million and received an equity interest representing approximately sixty-seven percent (67%). We made a capital contribution to the joint venture with our own funds and with financing proceeds obtained at the time of closing. The loan is in the amount of approximately $8.1 million, is secured by the property and requires interest only payments at an annual rate of 5.245% and matures in February 2013.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

We are of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $174,000. The real estate taxes payable were calculated by multiplying Stop & Shop - Hyde Park’s assessed value by a tax rate of 38.61%.

For federal income tax purposes, our depreciable basis in this property will be approximately $10.3 million. We calculate depreciation expense for tax purposes, using the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($ )	Options	Beginning	To
The Stop & Shop Supermarket Company	52,500	100	14.71	10/5 yr.	09/00	11/00
			15.71		12/00	11/02
			16.71		12/02	11/04
			17.71		12/04	11/07
			18.71		12/07	11/12
			19.71		12/12	11/17
			20.71		12/17	11/22
			21.71		12/22	11/25

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The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Stop & Shop – Hyde Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	17.71
2004	100%	16.71
2003	100%	16.71
2002	100%	15.71
2001	100%	15.71

Monadnock Marketplace; Keene, New Hampshire

On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace containing approximately 200,633 gross leasable square feet. The center is located at 20 Ashbrook Road in Keene, New Hampshire. Monadnock Marketplace was built between 2003 and 2005. As of August 16, 2006, this property is one hundred percent (100%) occupied, with a total of approximately 200,633 square feet leased to 12 tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Konover Development Corporation, for a cash purchase price of approximately $48.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $202,000. The real estate taxes payable were calculated by multiplying Monadnock Marketplace’s assessed value divided by 1000 by a tax rate of 26.19%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $36.6 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Four tenants, Price Chopper, Michaels, Bed, Bath & Beyond and Circuit City, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

				Base Rent
	Approximate			Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Option	Beginning	To
Price Chopper	73,883	37	17.89	4/5 yr	12/05	12/25

Michaels	21,718	11	16.25	3/5 yr	10/05	10/20

Bed, Bath & Beyond	20,900	10	13.50	3/5 yr	10/03	01/14
			13.75		02/14	01/19

Circuit City	20,413	10	16.00	5/5 yr	10/05	01/17

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	1	1,900	43,700	1.27%
2010	0	—	—	—
2011	0	—	—	—
2012	0	—	—	—
2013	1	9,590	171,181	5.05%
2014	0	—	—	—
2015	3	23,585	405,250	12.48%

The table below sets forth certain information with respect to the occupancy rate at Monadnock Marketplace expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	17.00
2004	35%	16.38
2003	24%	16.12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark 12 – Silverlake; Pearland, Texas

On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 38,910 of gross leasable square feet. The building was built in 2004. One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the building. This property competes with five (5) other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc., a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc., to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., which holds title to the property for approximately $9.3 million. This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc. Inland American Acquisitions, Inc. repaid this loan using the proceeds from the assignment.

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MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum	Options	Beginning	To
Cinemark	38,910	100	16.00	4/5 yr	09/05	08/10
			16.50		09/10	08/15
			17.00		09/15	08/20
			17.50		09/20	08/25

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Cinemark 12 - Silverlake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	16.00

Triangle Center; Longview, Washington

On December 23, 2005, MB REIT purchased a fee simple interest in an existing shopping center known as Triangle Center containing approximately 253,064 gross leasable square feet. The center is located at 1305 Ocean Beach Highway in Longview, Washington. Triangle Center was originally developed in the 1960s and underwent a major renovation including demolition of existing structures for redevelopment during 2004 and 2005. As of August 16, 2006, this property was ninety-eight percent (98%) occupied, with a total of approximately 247,814 square feet leased to 36 tenants. This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Kimco Longview, L.L.C., for a cash purchase price of approximately $40 million. A third party escrow agent retains master lease funds for approximately 2,800 gross leasable square feet of space. The master lease escrow is maintained by the escrow agent for a period not to exceed twelve (12) months and the amount was determined by application of pro forma rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Ace Hardware, Ross Dress for Less and Triangle Bowl, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ace Hardware	31,574	12	8.00	3/5 yr.	11/99	11/04
			8.80		12/04	11/09
			9.68		12/09	11/14

Ross Dress for Less	29,793	12	Abated	4/5 yr.	12/04	05/05
			9.50		06/05	01/11
			10.00		02/11	01/16

Triangle Bowl	30,000	12	3.50	2/5 yr.	09/05	08/10
			4.00		09/10	08/15

Information regarding real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $196,875. The real estate taxes payable were calculated by multiplying Triangle Center’s assessed value by a tax rate of 13.5576%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following tables set forth certain information with respect to the expiration of leases: currently in place at the property

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	3	4,030	61,614	2.16%
2007	2	2,500	46,980	1.67%
2008	1	3,600	62,986	2.26%
2009	7	17,038	252,568	9.23%
2010	9	22,969	481,424	18.93%
2011	4	26,100	208,300	9.86%
2012	0	—	—	—
2013	0	—	—	—
2014	1	31,574	305,640	16.01%
2015	7	73,646	816,159	50.87%

The table below sets forth certain information with respect to the occupancy rate at Triangle Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	11.01
2004	36%	10.63

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Bay Colony Town Center; League City, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Bay Colony Town Center, containing approximately 92,200 of gross leasable square feet (excluding ground lease space). The center is located at 1807 FM 646 in League City, Texas. Bay Colony Town Center was built in 2004. As of August 16, 2006, this property was eighty percent (80%) occupied, with approximately 78,097 square feet (excluding ground lease space) leased to twenty-four (24) tenants (including two ground lease tenants). This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 56 IH-45 South FM 646, L.P., for a cash purchase price of approximately $41.8 million of which $4.5 million remains in a separate escrow to fund a future earnout regarding 14,103 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, HCA Hospital, University of Texas Medical Branch and Walgreens, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Mainland Medical Center	10,000	11	18.00	—	02/05	02/10

The University of Texas Medical Branch	9,920	11	22.00	—	03/05	03/10
			23.00	—	04/10	03/15

Walgreens	14,820	16	20.71	—	11/05	09/80	*

*Walgreens has an option to terminate the lease on September 30, 2030, and a similar option every five years thereafter until September 30, 2075, by providing six months notice of termination.

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $281,000. The real estate taxes payable were calculated by multiplying Bay Colony Town Center’s assessed value by a tax rate of 3.542%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30.1 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	3	5,639	144,352	5.86%
2010	8	21,725	460,094	19.37%
2011	2	6,654	129,382	6.71%
2012	1	2,787	55,740	3.10%
2013	0	—	—	—
2014	0	—	—	—
2015	6	21,972	521,109	29.25%

The table below sets forth certain information with respect to the occupancy rate at Bay Colony Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	82%	30.33
2004	50%	36.54

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Tomball Town Center; Tomball, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Tomball Town Center, containing approximately 61,305 of gross leasable square feet. The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas. Tomball Town Center was built in 2004. As of August 16, 2006, this property was eighty-three (83%) occupied, with approximately 51,113 square feet leased to twenty (20) tenants. This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 62 HWY 249-FM 2920, L.P., for a cash purchase price of approximately $20.3 million of which $3.2 million was placed in a separate escrow to be paid to the seller for 10,192 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

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One tenant, Hollywood Video, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Hollywood Video	6,100	10	21.50	4/5 yr	02/05	02/15

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $150,000. The real estate taxes payable were calculated by multiplying Tomball Town Center’s assessed value by a tax rate of 2.801%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $15.2 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	2	3,500	79,100	6.86%
2010	10	25,436	575,463	52.96%
2011	2	3,400	74,800	11.38%
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	5	16,377	380,460	65.22%

The table below sets forth certain information with respect to the occupancy rate at Tomball Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	72%	22.03
2004	37%	22.55

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Walgreens; Springfield, Missouri

On December 20, 2005, MB REIT purchased a leasehold interest in an existing single-user building known as Walgreens, containing approximately 14,560 of gross leasable square feet. The building is located at National and Cherokee in Springfield, Missouri. The building was built in 2003. One tenant, Walgreens, leases 100% of the total gross leasable area of the property. This property competes with four other drug stores located within miles of the property’s market area and its economic performance could be affected by changes in local economic conditions.

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MB REIT purchased this property from an unaffiliated third party, A-S 63 National-Cherokee L.P., for a cash purchase price of approximately $3.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $18,000. The real estate taxes payable were calculated by multiplying Walgreens’ assessed value divided by 100 by a tax rate of 5.72%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate GLA Leased	% of Total	Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum, ($)	Options	Beginning	To
Walgreens	14,560	100	21.66	—	01/06	01/73

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Walgreens expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	21.66
2004	100%	21.66
2003	100%	21.66

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pay these expenses up to a certain amount.

Stables at Town Center; Spring, Texas

On December 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Stables at Town Center, containing approximately 93,568 gross leasable square feet (excluding ground lease space). The center is located at 8765 Spring Cypress in Corpus Christi, Texas. Stables at Town Center was built between 2001 and 2002. As of August 16, 2006, this property was eighty-eight percent (88%) occupied, with approximately 81,896 square feet (excluding ground lease space) leased to thirty (30) tenants (including two ground lease tenants). This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from unaffiliated third parties, A-S 25 Spring Cypress - Champion Forest L.P. and Spring Cypress - Champion Forest 24, L.P., for a cash purchase price of approximately $27.9 million of which $2.3 million remains in a separate escrow to fund a future earnout regarding 11,672 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the

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amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,490	15	19.25	—	04/02	04/62

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $221,000. The real estate taxes payable were calculated by multiplying Stables at Town Center’s assessed value divided by 100 by a tax rate of 2.74%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $20.9 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (%)
2006	4	5,950	114,590	6.83%
2007	1	5,000	92,500	5.76%
2008	5	13,353	246,695	16.18%
2009	2	7,900	141,750	11.05%
2010	5	8,852	187,761	16.40%
2011	4	9,383	236,351	24.46%
2012	2	3,371	74,717	9.98%
2013	1	2,449	46,531	6.89%
2014	—	—	—	—
2015	2	4,448	92,908	14.78%

The table below sets forth certain information with respect to the occupancy rate at Stables at Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	87%	21.00
2004	73%	21.29
2003	70%	21.40
2002	63%	21.82
2001	17%	26.00

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark-Webster; Webster, Texas

On December 9, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark-Webster, containing approximately 80,000 of gross leasable square feet. The building is located at 20915 Gulf Freeway in Webster, Texas. The building was built in 2001. One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the property. This property competes with five (5) other movie theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 18 Cinema #2, L.P., for a cash purchase price of approximately $14.7 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $128,911. The real estate taxes payable were calculated by multiplying Cinemark-Webster’s assessed value by a tax rate of 0.0904% for county and 1.775% for city taxes, respectively.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.8 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent
	GLA Leased	Total	Per Square	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Foot Per Annum	Options	Beginning	To
Cinemark	80,000	100	12.94	4/5 yr.	08/00	02/21

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Cinemark-Webster expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	12.94
2004	100%	12.94
2003	100%	12.94
2002	100%	12.94
2001	100%	12.94

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that the tenant to pay these expenses up to a certain amount.

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Friendswood Shopping Center; Friendswood, Texas

On December 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Friendswood Shopping Center, containing approximately 67,428 of gross leasable square feet (excluding ground lease space). The center is located at 140 West Parkway in Friendswood, Texas. Friendswood Shopping Center was built in 2000. As of August 16, 2006, this property was ninety-two percent (92%) occupied, with a total of approximately 61,986 square feet (excluding ground lease space) leased to 14 tenants (including one ground lease tenant). This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., for a cash purchase price of approximately $14.4 million of which approximately $1.3 million was placed in a separate escrow to fund a future earnout of 6,523 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the Seller has met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds are released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximateai		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24 Hour Fitness	35,684	53	11.50	3/5 yr.	10/00	09/05
			12.88		10/05	09/10
			14.42		10/10	09/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $123,007. The real estate taxes payable were calculated by multiplying Friendswood Crossing’s assessed value by a tax rate of 1.52% for both county and city taxes.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.8 million. MB REIT calculates depreciation expense for tax purposes, using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	2	2,635	39,316	4.23%
2008	1	2,701	41,865	4.70%
2009	2	5,119	76,785	9.05%
2010	1	5,867	88,005	11.21%
2011	4	7,518	136,327	18.43%
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	1	35,684	514,563	84.50%

The table below sets forth certain information with respect to the occupancy rate at Friendswood Crossing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	83%	14.46
2004	83%	13.58
2003	75%	12.59
2002	71%	13.30
2001	65%	13.15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lake View Technology Center I; Suffolk, Virginia

On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million. The center contains approximately 110,007 of gross leasable square feet. The building is located at 115 Lakeview Parkway in Suffolk, Virginia. Lake View Technology Center I was built in 2001 and was expanded during 2004. This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million. The affiliate agreed to sell MB REIT this property for the price it paid to the unaffiliated third party, plus any actual costs incurred. MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc. herein referred to as IAA, a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc. The membership interest was transferred to MB REIT for no consideration. Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property. This loan was subsequently repaid on December 6, 2005 by MB REIT. On January 24, 2006, MB REIT obtained financing in the amount of approximately $14.5 million. The loan requires interest only payments at an annual rate of 4.90% and matures in February 2011.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant is obligated to pay a substantial portion of any monies spent pursuant to provisions in its respective lease.

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MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, GSA, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
GSA - U.S. Joint Forces Command	68,330	62	18.27	—	05/04	04/06
			18.43		05/06	05/06
			18.61		06/06	04/07
			19.09		05/07	05/07
			19.61		06/07	05/14
GSA - U.S. Joint Forces Command	41,677	38	23.41	2/1 yr.	10/04	10/09
			26.82		11/09	10/14

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005/2006 (the most recent tax year for which information is generally available) were $182,152.  The real estate taxes payable were calculated by multiplying Lake View Technology Center I’s assessed value by a tax rate of 1.34%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $18.4 million.  MB REIT uses the straight-line method to calculate depreciation expense for tax purposes.  Buildings and improvements are depreciated based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	2	110,007	2,457,890	100.00%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lake View Technology Center I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	20.22
2004	100%	20.22

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In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pays these expenses up to a certain amount.

Atascocita Shopping Center; Humble, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Atascocita Shopping Center containing approximately 47,326 of gross leasable square feet.  The center is located at 7072 FM 1960 East in Humble, Texas.  Atascocita Shopping Center was built in 1984 and renovated in 2003.  As of August 16, 2006, this property was ninety-five percent (95%) occupied, with approximately 44,946 square feet leased to seven tenants.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S31 Atascocita, L.P., for a cash purchase price of approximately $10.3 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	37,264	79	13.00	3/5 yr	07/00	07/05
			14.50		08/05	07/10
			16.00		08/10	07/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $97,300.  The real estate taxes payable were calculated by multiplying Atascocita Shopping Center’s assessed value by a tax rate of 3.111%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,100	16,500	2.40%
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	2	2,700	48,000	6.58%
2011	2	4,182	69,003	10.13%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	37,264	596,224	97.35%

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The table below sets forth certain information with respect to the occupancy rate at Atascocita Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	14.08
2004	95%	13.44
2003	95%	13.44
2002	95%	13.44
2001	95%	13.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cypress Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Cypress Town Center containing approximately 55,000 of gross leasable square feet.  The center is located at 12220 Jones Road in Houston, Texas.  Cypress Town Center was built in 2003.  As of August 16, 2006, this property was eighty-six percent (86%) occupied, with approximately 47,170 square feet leased to 22 tenants.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 47 Jones-Cypress N. Houston, L.P., for a cash purchase price of approximately $15.3 million of which approximately $2.1 million was placed in a separate escrow to be paid to the seller for 7,830 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Total Renal Care, leases more than 10% of the gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Total Renal Care	5,950	11	18.00	—	11/05	11/10
			19.80		12/10	11/15

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Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000.  The real estate taxes payable were calculated by multiplying Cypress Town Center’s assessed value by a tax rate of 3.331%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.5 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	6	10,010	185,710	20.03%
2009	4	11,600	220,200	29.47%
2010	5	5,950	111,825	21.13%
2011	—	—	—	—
2012	1	2,450	47,775	11.09%
2013	3	7,010	177,518	46.33%
2014	1	2,100	56,350	27.40%
2015	2	8,050	149,310	100.00%

The table below sets forth certain information with respect to the occupancy rate at Cypress Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	94%	18.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On November 22, 2005, MB REIT purchased a fee simple interest in a freestanding office building leased to Fisher Scientific International containing approximately 153,110 of gross leasable square feet.  The building is located at 100 Technology Drive in Pittsburgh, Pennsylvania.  The building was built in 2001.  One tenant, Fisher Scientific International, leases one hundred percent (100%) of the total gross leasable area of the property.  This property competes with several office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, The Ferchill Group, Inc., for a cash purchase price of approximately $31.5 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

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The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Fisher Scientific International	153,110	100	9.41	2/5 yr.	10/01	04/02
			14.25		05/02	09/06
			16.00		10/06	09/11
			18.00		10/11	09/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $558,200.  The real estate taxes payable were calculated by multiplying Bridgeside Point Office Building’s assessed value by a tax rate of 29.41%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $23.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Bridgeside Point Office Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	14.25
2004	100%	14.25
2003	100%	14.25
2002	100%	12.64
2001	100%	9.41

Winchester Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Winchester Town Center, containing approximately 18,000 of gross leasable square feet.  The center is located at West Road and Jones Road in Houston, Texas.  Winchester Town Center was built in 2005 and is shadow anchored by Kroger Signature.  As of August 16, 2006, this property was ninety-two percent (92%) occupied, with approximately 16,500 square feet leased to nine (9) tenants.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 65 Jones-West, L.P., for a cash purchase price of approximately $4.7 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Washington Mutual Bank, The Noodle House and Advances in Vision, lease more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Washington Mutual Bank	3,500	19	22.00	3/5 yr.	03/05	02/10

Advances in Vision	2,400	13	16.50	1/5 yr.	9/05	09/06
			17.50		10/06	09/07
			18.50		10/07	09/08
			19.50		10/08	09/09
			20.50		10/09	09/10

The Noodle House	2,400	13	13.20	2/5 yr.	02/06	02/06
			18.00		03/06	02/11

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $57,000.  The real estate taxes payable were calculated by multiplying Winchester Town Center’s assessed value by a tax rate of 3.143%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	12,500	252,800	77.64%
2011	2	4,000	72,800	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Winchester Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	69%	19.46

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

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Antoine Town Center; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Antoine Town Center containing approximately 36,003 of gross leasable square feet (excluding ground lease space).  The center is located at Highway 249 and Antoine Drive in Houston, Texas.  Antoine Town Center was built in 2003 and is shadow anchored by Kroger.  As of August 16, 2006, this property was ninety-one percent (91%) occupied, with approximately 32,730 square feet (excluding ground lease space) leased to sixteen (16) tenants (including three ground lease tenants).  This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 27 Antoine - Hwy 249, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Nothing Over $1.00 Store	6,000	17	13.00	1/5 yr.	03/03	03/05
			13.50		04/05	03/08

CICI’s Pizza	4,500	12	15.00	2/5 yr.	03/03	03/08
			16.50		04/08	03/13

Cato Corporation	4,000	11	12.00	2/5 yr.	11/04	01/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $139,500.  The real estate taxes payable were calculated by multiplying Antoine Town Center’s assessed value by a tax rate of 3.199%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	7	15,900	263,925	37.45%
2009	2	3,580	62,360	13.84%
2010	1	4,000	48,000	12.36%
2011	—	—	—	—
2012	—	—	—	—
2013	2	6,250	108,900	31.10%
2014	1	3,000	59,400	23.91%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Antoine Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	91%	20.59
2004	91%	20.46
2003	70%	22.38

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Ashford Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Ashford Plaza containing approximately 33,094 of gross leasable square feet (excluding ground lease space).  The center is located at 12731-A Bissonnet in Houston, Texas.  Ashford Plaza was built in 1980.  As of August 16, 2006, this property was eighty-seven percent (87%) occupied, with approximately 28,677 square feet (excluding ground lease space) leased to fifteen (15) tenants (including two ground lease tenants).  This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.7 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Christine’s Salon, Little Angels Day Care & Learning Center and Better Image Photography, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annjual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Christine’s Salon	3,833	12	10.20	1/5 yr.	06/01	11/09

Better Image Photography	5,850	18	10.20	1/5 yr.	10/05	10/07
			10.80		11/07	10/09
			11.40		11/09	10/10
			12.00		11/10	10/12

Little Angels Day Care & Learning Center	3,289	10	4.80	—	05/98	04/99
			5.40	—	05/99	04/00
			6.05		05/00	04/01
			6.14		05/01	04/02
			6.48		05/02	04/03
			6.96		05/03	06/05
			7.20		07/05	06/06
			7.56		07/06	06/07
			7.80		07/07	06/08
			8.16		07/08	06/09
			8.40		07/09	06/10

Little Angels Day Care & Learning Center	2,150	6	3.84	—	06/00	06/00
			7.20		07/00	06/02
			8.16		07/02	06/05
			8.40		07/05	06/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $54,000.  The real estate taxes payable were calculated by multiplying Ashford Plaza’s assessed value by a tax rate of 2.986%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	5	6,510	61,313	19.60%
2007	2	1,950	18,135	7.09%
2008	1	780	7,956	3.24%
2009	2	4,833	48,697	20.32%
2010	2	5,439	45,688	23.34%
2011	4	3,315	43,461	28.36%
2012	2	5,850	109,800	100.00%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

90

The table below sets forth certain information with respect to the occupancy rate at Ashford Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	82%	10.73

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Highland Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Highland Plaza, containing approximately 73,780 of gross leasable square feet.  The center is located at 1520-1560 South Mason Road in Houston, Texas.  Highland Plaza was built in three (3) phases with Phase I built in 1993, Phase II built in 1999 and Phase III built in 2002.  As of August 16, 2006, this property was ninety-nine percent (99%) occupied, with approximately 70,930 square feet leased to twenty (20) tenants.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 74 Mason-Highland, L.P., for a cash purchase price of approximately $19.1 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24 Hour Fitness	35,357	48	17.00	3/5 yr.	04/04	04/19

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $130,000.  The real estate taxes payable were calculated by multiplying Highland Plaza’s assessed value by a tax rate of 3.1963%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $14.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

91

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	4	9,120	148,284	11.51%
2007	—	—	—	—
2008	3	4,126	80,638	6.96%
2009	9	11,630	221,120	20.39%
2010	1	1,050	20,475	2.36%
2011	1	829	16,166	1.91%
2012	—	—	—	—
2013	2	7,498	133,918	16.11%
2014	1	3,120	96,096	13.78%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Highland Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	17.71
2004	99%	17.60

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

West End Square; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as West End Square, containing approximately 36,637 of gross leasable square feet.  The center is located at 2201 Highway Six South in Houston, Texas.  West End Square was built in 1980.  As of August 16, 2006, this property was seventy-seven percent (77%) occupied, with approximately 28,108 square feet leased to ten (10) tenants.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.8 million of which approximately $746,000 was placed in a separate escrow to be paid to the seller for 6,534 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

92

One tenant, Weddings by Debbie, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Weddings by Debbie	14,076	38	10.20	1/5 yr.	10/04	09/06
			10.80		10/06	09/08
			11.40		10/08	09/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $49,000.  The real estate taxes payable were calculated by multiplying West End Square’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,995	19,886	6.24%
2007	2	2,000	22,800	7.34%
2008	1	1,330	14,352	4.88%
2009	3	16,186	181,820	63.20%
2010	3	6,172	73,141	68.34%
2011	1	2,420	33,880	100%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at West End Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.26
2004	88%	10.21

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants  only require that the tenants pay these expenses up to a certain amount.

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SBC Center; Hoffman Estates, Illinois

On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet.  The commercial office complex which consists of three (3) buildings was built in various stages during 1988 through 1999.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property.  This property competes with four (4) office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $338 million. MB REIT purchased this property for cash. On November 15, 2005, MB REIT obtained financing in the amount of approximately $200.5 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2035.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their respective lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $8.7 million.  The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.214%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next eleven years. The total rent for the first year is approximately $22.7 million.

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	13.42

Cinemark-Jacinto City; Houston, Texas

On November 10, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark - Jacinto City, containing approximately 68,000 of gross leasable square feet.  The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas.  The building was built in 1998.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  This property competes with five (5) other movies theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K 17 Cinema #1, L.P., for a cash purchase price of approximately $10.2 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

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MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $167,000.  The real estate taxes payable were calculated by multiplying Cinemark - Jacinto City’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Cinemark	68,000	100	10.09	4/5 yr.	05/98	05/18

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Cinemark - Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.09
2004	100%	10.09
2003	100%	10.09
2002	100%	10.09
2001	100%	10.09

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant to pay these expenses up to a certain amount.

11500 Market Street Building; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 11500 Market Street Building containing approximately 2,719 of gross leasable square feet.  The office building is located at 11500 Market Street in Jacinto City, Texas.  The building was built in 1987.  One tenant, Magnum Staffing, leases one hundred percent (100%) of the total gross leasable area of the property.  This property competes with five (5) office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, L.P., for a cash purchase price of approximately $524,000. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Magnum Staffing	2,719	100	12.00	—	10/00	10/05
			13.52		11/05	10/08
			14.16		11/08	10/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $6,600.  The real estate taxes payable were calculated by multiplying 11500 Market Street Building’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $393,000.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	2,719	38,504	100.00%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 11500 Market Street Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.25
2004	100%	12.00
2003	100%	12.00
2002	100%	12.00
2001	100%	12.00

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenant to pay these expenses up to a certain amount.

Blackhawk Town Center; Houston, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Blackhawk Town Center containing approximately 34,128 of gross leasable square feet (excluding ground lease space).  The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas.  Blackhawk Town Center was built in 2005.  As of August 16, 2006, this property was one hundred percent (100%) occupied, with approximately 34,128

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square feet (excluding ground lease space) leased to twelve tenants (including one ground lease tenant).  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 66, L.C., for a cash purchase price of approximately $22.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Walgreen’s and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	43	24.97	—	04/05	04/80	*

Bank of America	4,400	13	49.43	6/5 yr	04/05	03/10
			54.38		04/10	03/15
			59.81		04/15	03/20
			65.79		04/20	03/25

*Walgreens has an option to terminate the lease on April 30, 2030, and a similar option every five years thereafter until April 30, 2075, by providing six months notice of termination.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $150,000.  The real estate taxes payable were calculated by multiplying Blackhawk Town Center’s assessed value by a tax rate of 3.210%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.9 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	11,868	268,545	17.11%
2011	1	1,520	36,480	2.78%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	1,520	38,760	2.94%

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The table below sets forth certain information with respect to the occupancy rate at Blackhawk Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	96%	27.09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Carver Creek Shopping Center; Dallas, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Carver Creek Shopping Center containing approximately 33,321 of gross leasable square feet.  The center is located at 2020 Masters in Dallas, Texas.  Carver Creek Shopping Center was built in 1985.  As of August 16, 2006, this property was seventy-one percent (71%) occupied, with approximately 23,732 square feet leased to two tenants.  The leases with these tenants require the tenant to pay annual base rent.  This property competes with four (4) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 9 A-K, L.P., for a cash purchase price of approximately $2.1 million of which approximately $691,000 was placed in a separate escrow to be paid to the seller for 9,589 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Progressive Child Development and the State of Texas, each lease more than ten percent (10%) of the total gross leasable area of the property.

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
State of Texas Department of Human Services	18,402	55	10.32	4/1 yr.	09/90	08/91
			10.43		09/91	08/05
			9.36		09/05	08/06
			9.64		09/06	08/11
Progressive Child Development	5,330	16	6.36	—	10/99	09/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $28,000.  The real estate taxes payable were calculated by multiplying Carver Creek Shopping Center’s assessed value by a tax rate of 2.933%.

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $1.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	5,330	33,899	16.04%
2011	1	18,402	177,384	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Carver Creek Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	71%	9.24
2004	100%	9.44
2003	100%	9.44
2002	100%	9.44
2001	100%	9.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Chili’s; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Chili’s.  The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Chili’s, leases one hundred percent (100%) of the total gross leasable area of the property.  his property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K I-10 East, L.P., for a cash purchase price of approximately $951,000. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $5,500.  The real estate taxes payable were calculated by multiplying Chili’s assessed value by a tax rate of 3.149%.

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The lease with this tenant requires the tenant to pay annual base rent on the ground lease on a monthly basis as follows:

	Approximate GLA Leased	% of Total		Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annual Rent ($)	Options	Beginning	To
Chili’s (Ground Lease)	N/A	100	63,500	4/5 yr.	09/98	09/03
					10/03	09/08

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	1	N/A	63,500	100.00%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Chili’s in Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	11.60
2004	100%	11.60
2003	100%	11.12
2002	100%	10.96
2001	100%	10.96

Joe’s Crab Shack; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Joe’s Crab Shack.  The ground lease is located at 11610 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Joe’s Crab Shack, leases one hundred percent (100%) of the total gross leasable area of the property.  This property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K Texas Venture Capital, L.C., for a cash purchase price of approximately $1.3 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

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Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $15,000.  The real estate taxes payable were calculated by multiplying Joe’s Crab Shack’s assessed value by a tax rate of 2.991%.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate GLA Leased	% of Total		Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annual Rent ($)	Options	Beginning	To
Joe’s Crab Shack (Ground Lease)	N/A	100	87,450	4/5 yr.	07/98	07/03
					08/03	07/18

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at Joe’s Crab Shack expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.01
2004	100%	12.01
2003	100%	11.55
2002	100%	10.92
2001	100%	10.92

Eldridge Town Center; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Eldridge Town Center, containing approximately 71,778 of gross leasable square feet (excluding ground lease).  The center is located at 12442 FM 1960 West in Houston, Texas.  Eldridge Town Center was built in 2000.  As of August 16, 2006, this property was one hundred percent (100%) occupied, with approximately 71,778 square feet (excluding ground lease space) leased to 28 tenants (including two ground lease tenants).  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 41 Eldridge - W. Little York, L.P., for a cash purchase price of approximately $21.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

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One tenant, Petco, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Petco	13,440	19	13.50	3/5 yr.	06/02	06/07
			TBD		07/07	01/13

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $302,800.  The real estate taxes payable were calculated by multiplying Eldridge Town Center’s assessed value by a tax rate of 3.2606%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.1 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	6	8,886	167,301	11.06%
2008	4	13,212	231,845	17.07%
2009	1	1,604	29,193	2.57%
2010	7	10,299	226,516	20.34%
2011	3	8,457	180,281	20.14%
2012	2	10,500	241,857	33.55%
2013	1	13,440	181,440	37.71%
2014	1	1,500	33,000	11.01%
2015	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Eldridge Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	18.63
2004	98%	18.34
2003	93%	17.64
2002	81%	17.57
2001	31%	17.47

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

NTB Eldridge; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a ground lease property with a single-user building on it known as NTB Eldridge. The ground lease is located at 12150 FM 1960 West in Houston, Texas. The building on this ground lease property was built in 2003. One tenant, NTB Eldridge, leases one hundred percent (100%) of the total gross leasable area of this ground lease property. This property competes with several single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-S 58, L.C., for a cash purchase price of approximately $1.0 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of Total		Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annual Rent ($)	Options	Beginning	To
NTB Eldridge (Ground Lease)	N/A	100	65,000	5/5 yr.	08/03	08/08
					09/08	08/13
					09/13	08/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $21,000. The real estate taxes payable were calculated by multiplying NTB Eldridge’s assessed value by a tax rate of 3.261%.

The lease at this property does not expire in the next ten years.

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The table below sets forth certain information with respect to the occupancy rate at NTB Eldridge expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.33
2004	100%	10.33
2003	100%	10.33

McKesson Distribution Center; Conroe, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a freestanding distribution facility containing approximately 162,613 of gross leasable square feet. The building is located at 3301 Pollok Drive, Conroe, Texas. The building was constructed during 2005. One tenant, McKesson Corporation, leases one hundred percent (100%) of the total gross leasable area of the property. This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Conroe Distribution BTS, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash. On December 30, 2005, MB REIT obtained financing in the amount of approximately $5.76 million. The loan requires interest only payments at an annual rate of 4.94% and matures in January 2011.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $12,000. The real estate taxes payable were calculated by multiplying McKesson Distribution Center’s assessed value by a tax rate of 2.877%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
McKesson Corporation	162,613	100	4.07	4/4 yr.	10/05	10/10
			4.47		11/10	05/16

The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at McKesson Distribution Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	4.07

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Windermere Village; Houston, Texas

On November 1, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Windermere Village, containing approximately 25,200 of gross leasable square feet. The center is located at Eldridge Parkway and FM 1960 in Houston, Texas. Windermere Village was built in 2004. As of August 16, 2006, this property was approximately ninety-two percent (92%) occupied, with approximately 23,200 square feet leased to 12 tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Windermere-Eldridge, L.P., for a cash purchase price of approximately $8.8 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 3,600 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Pei Wei Asian Diner and Buffalo SW Cafe, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Buffalo SW Café	4,880	19	26.75	2/5 yr.	03/05	02/10
			28.60		03/10	02/15

Pei Wei Asian Diner	3,200	13	26.56	2/5 yr.	11/04	11/09
			29.06		12/09	11/14

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $29,000. The real estate taxes payable were calculated by multiplying Windermere Village’s assessed value by a tax rate of 3.261%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $6.6 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	1	1,200	27,600	4.95%
2010	6	9,120	209,390	38.02%
2011	2	3,200	68,320	20.07%
2012	—	—	—	—
2013	—	—	—	—
2014	1	3,200	92,992	34.17%
2015	2	6,480	179,168	100.00%

The table below sets forth certain information with respect to the occupancy rate at Windermere Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	81%	23.52
2004	20%	25.04

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Woodforest Square Shopping Center; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Woodforest Square Shopping Center containing approximately 39,966 of gross leasable square feet. The center is located at 180 Uvalde B in Houston, Texas. Woodforest Square Shopping Center was built in 1980. As of August 16, 2006, this property was sixty-seven (67%) occupied, with a total of approximately 26,866 square feet leased to 11 tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 14 Wood Forest, L.P., for a cash purchase price of approximately $3.4 million, of which approximately $712,000 was placed in a separate escrow to be paid to the seller for 9,100 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Mr. Gatti’s Pizza and T.C. Clean Scene, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Mr. Gatti’s Pizza	2,800	7	9.60	—	01/98	01/03
			12.00		02/03	01/08

Mr. Gatti’s Pizza	3,500	9	12.00	—	06/97	01/08

T.C. Clean Scene	4,200	11	6.36	—	01/01	12/03
			6.72		01/04	12/05
					01/06	MTM

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,000. The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.842%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.5 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	2	6,350	30,720	13.67%
2007	3	3,541	31,746	16.03%
2008	4	8,540	98,910	58.22%
2009	—	—	—	—
2010	4	7,035	60,522	80.91%
2011	1	1,400	14,280	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Woodforest Square Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	78%	8.33
2004	87%	8.49
2003	81%	6.56

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

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Willis Town Center; Willis, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Willis Town Center containing approximately 17,540 gross leasable square feet. The center is located at 904 West Montgomery in Willis, Texas. Willis Town Center was built in 2000. As of August 16, 2006, this property was seventy-three percent (73%) occupied, with a total of approximately 12,740 square feet leased to seven tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 42 I45 FM 1097, L.P., for a cash purchase price of approximately $4.0 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 4,800 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
M.G.A.	3,220	18	15.00	2/3 yr.	11/02	10/09

Time Cleaners	2,000	11	15.00	1/5 yr.	12/01	12/06
			17.00		01/07	12/11

Gayle J. Fletcher, DDS	2,000	11	15.50	1/5 yr - 5/1 yr	06/04	05/07
			17.05		06/07	05/12

Texas Hair Express	1,920	11	15.00	1/5 yr.	11/01	11/06

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $20,000. The real estate taxes payable were calculated by multiplying Willis Town Center’s assessed value by a tax rate of 3.094%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.0 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,920	28,800	14.53%
2007	—	—	—	—
2008	—	—	—	—
2009	1	3,220	48,300	26.24%
2010	—	—	—	—
2011	4	6,367	102,767	75.09%
2012	1	2,000	34,100	100.00%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Willis Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	15.50
2004	100%	15.50
2003	73%	15.28
2002	73%	15.28

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount. Information with respect to this table was not historically available for 2001.

Saratoga Town Center; Corpus Christi, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Saratoga Town Center containing approximately 58,182 of gross leasable square feet (excluding ground lease space). The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas. Saratoga Town Center was built in 2004. As of August 16, 2006, this property was ninety-eight percent (98%) occupied, with a total of approximately 56,782 square feet (which excludes ground lease space) leased to 22 tenants (which includes one ground lease tenant). This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 54 Saratoga - Staples, L.P., for a cash purchase price of approximately $15.6 million, of which approximately $1 million was placed in a separate escrow to be paid to the seller for 3,500 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

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Two tenants, Utopia World Cuisine and Petco, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Utopia World Cuisine	5,918	10	18.34	1/5 yr.	03/05	02/07
			18.94		03/07	02/08
			19.54		03/08	02/10

Petco	13,500	23	14.00	3/5 yr.	07/04	12/09
			TBD		01/10	01/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,000. The real estate taxes payable were calculated by multiplying Saratoga Town Center’s assessed value by a tax rate of 3.139%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	8	16,938	314,946	28.39%
2010	6	14,718	282,078	34.89%
2011	1	2,100	41,580	7.82%
2012	—	—	—	—
2013	—	—	—	—
2014	4	9,526	198,710	40.41%
2015	1	13,500	189,000	62.18%

The table below sets forth certain information with respect to the occupancy rate at Saratoga Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	95%	17.64
2004	70%	17.18

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

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6234 Richmond Avenue; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing office building known as 6234 Richmond Avenue containing approximately 25,601 of gross leasable square feet. The office building is located at 6234 Richmond Avenue in Houston, Texas. The building was built in 1972. As of August 16, 2006, this property was sixty-one percent (61%) occupied, with a total of approximately 15,701 square feet leased to three tenants. This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 19 Richmond Ave., L.P., for a cash purchase price of approximately $3.0 million, of which approximately $1.2 million was placed in a separate escrow to be paid to the seller for 9,900 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, 24-Hour Fitness and 6447 Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	6,000	23	9.10	—	06/01	05/02
			10.00		06/02	05/03
			10.83		06/03	05/04
			11.67		06/04	05/06
			11.67		06/06	05/08

6447 Corporation	8,781	34	14.35	1/5 yr.	02/99	01/00
			14.76		02/00	01/01
			15.44		02/01	01/03
			16.13		02/03	01/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $33,000. The real estate taxes payable were calculated by multiplying 6234 Richmond Avenue’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the properties:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	920	12,000	5.37%
2007	—	—	—	—
2008	1	6,000	69,996	33.08%
2009	1	8,781	141,600	100.00%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6234 Richmond Avenue expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	61%	14.24
2004	94%	14.17
2003	94%	13.80
2002	94%	11.54
2001	94%	12.83

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Paradise Shops of Largo; Largo, Florida

On October 17, 2005, MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing approximately 54,641 of gross leasable square feet. The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida. Paradise Shops of Largo was newly constructed during 2005. As of August 16, 2006, this property was 97% occupied, with a total of 53,241 square feet leased to five tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Win-Ulmerton, Ltd., for a cash purchase price of approximately $12.8 million. MB REIT purchased this property for cash. On December 7, 2005, MB REIT obtained financing in the amount of approximately $7.3 million. The loan requires interest only payments at an annual rate of 4.88% and matures January 2011.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Publix, leases more than ten percent (10%) of the total gross leasable area of this property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Publix	44,841	82	13.80	—	07/05	07/25

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $55,000. The real estate taxes payable were calculated by multiplying Paradise Shops of Largo’s assessed value by a tax rate of 21.966%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $9.6 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,400	22,750	2.68%
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	4	8,400	209,300	25.27%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Paradise Shops of Largo expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	15.51%

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Pinehurst Shopping Center; Humble, Texas

On October 14, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Pinehurst Shopping Center, containing approximately 39,934 of gross leasable square feet. The center is located at 8005 FM 1960 East in Humble, Texas. Pinehurst Shopping Center was built in 1984. As of August 16, 2006, this property was sixty-six percent (66%) occupied, with a total of approximately 26,322 square feet leased to eighteen (18) tenants. This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K Texas Ventures Capital, L.P., for a cash purchase price of approximately $3.8 million, of which approximately $675,000 was placed in a separate escrow to be paid to the seller for 7,962 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier

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using a base rent per square foot amount based on current local economic market rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

No tenants lease more than ten percent (10%) of the total gross leasable area of the property.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $62,000. The real estate taxes payable were calculated by multiplying Pinehurst Shopping Center’s assessed value by a tax rate of 3.111%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($ )	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	4	7,422	73,367	28.68%
2008	6	9,840	91,638	50.22%
2009	2	1,806	18,905	20.67%
2010	6	7,254	72,546	100.00%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Pinehurst Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	70%	8.20%
2004	58%	5.68%

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

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6101 Richmond Building; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 6101 Richmond Building, containing approximately 19,230 of gross leasable square feet. The office building is located at 6101 Richmond Avenue in Houston, Texas. The building was built in 1994. One tenant, Wild West Club, leases one hundred percent (100%) of the total gross leasable area of the property. This property competes with several other single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 16 Richmond Ltd., for a cash purchase price of approximately $3.1 million. MB REIT purchased this property using its equity capital and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
Wild West Club	19,230	100	11.23	2/5 yr.	02/98	02/00
			11.86		03/00	02/03
			12.92		03/03	02/08

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $64,200. The real estate taxes payable were calculated by multiplying 6101 Richmond Building’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	2	19,230	261,600	100.00%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at 6101 Richmond Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	12.92
2004	100%	12.92
2003	100%	12.74
2002	100%	11.86
2001	100%	11.86

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.

24 Hour Fitness Center; The Woodlands, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 24-Hour Fitness - Woodlands, containing approximately 45,906 of gross leasable square feet. The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas. The building was built in 2001. One tenant, 24-Hour Fitness, leases one hundred percent (100%) of the total gross leasable area of the property. This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 38 Woodland Pkwy - Six Pines, L.P., for a cash purchase price of approximately $13.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum	Options	Beginning	To
24-Hour Fitness	45,906	100	19.84	3/5 yr.	06/02	06/07
			21.82		07/07	06/12
			24.01		07/12	06/17

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $168,000. The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.633%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.2 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

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The lease at this property does not expire in the next ten years.

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center in The Woodlands expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	19.84
2004	100%	19.84
2003	100%	19.84
2002	100%	11.57

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.

24 Hour Fitness Center - 249 & Jones; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing retail center known as 24 Hour Fitness - 249 & Jones, containing approximately 85,000 of gross leasable square feet. The center is located at 21602 Tomball Parkway in Houston, Texas. The building was built in 1984 and renovated during 2001. As of August 16, 2006, this property was ninety-two percent (92%) occupied, with a total of approximately 78,000 square feet leased to four tenants. This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 20 A-K, L.P., for a cash purchase price of approximately $10.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, 24-Hour Fitness, Houston UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($ )	Options	Beginning	To
24-Hour Fitness	34,950	41	13.71	3/5 yr.	01/01	12/01
			13.20		01/02	12/02
			15.45		01/03	12/03
			16.09		01/04	12/05
			16.58		01/06	12/10
			18.57		01/11	12/15

Houston UMA Taekwondo	10,050	12	3.50		06/03	05/04
			4.50		06/04	05/06
			5.00		06/06	05/08
			5.50		06/08	05/10
			6.00		06/10	05/12
			6.50		06/12	05/13

Greg Majors Auctions	9,000	11	4.80		01/04	03/06
			5.07		04/06	03/09

Phoenix Outstanding Services	24,000	28	3.13		04/05	04/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $102,000. The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.276%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.9 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	1	9,000	45,600	6.04%
2010	1	24,000	75,000	10.52%
2011	0	—	—	—
2012	0	—	—	—
2013	1	10,050	65,325	9.15%
2014	0	—	—	—
2015	1	34,950	648,900	100.00%

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The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center - 249 & Jones expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	8.96
2004	72%	11.17
2003	61%	11.32
2002	41%	13.20
2001	41%	13.71

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

As of September 1, 2006, MB REIT has approximately $502.6 million in probable acquisitions and MB REIT believes, based in part on projected sales of their common stock, that cash on hand and future financings will provide them with sufficient cash to close these properties at the time of their projected closings.

Financing Transactions

Dulles Executive Office Plaza; Herndon, Virginia

On August 30, 2006, a subsidiary of MB REIT, MB Herndon, L.L.C. (referred to herein as MB Herndon), entered into loan documents as the borrower of approximately $68.8 million from Bear Stearns Commercial Mortgage, Inc. (referred to herein as Bear Stearns). MB Herndon’s obligations are secured by a first priority mortgage on the property commonly known as Dulles Executive Office Plaza located at 13530 and 13560 Dulles Technology Drive in Herndon, Virginia. MB Herndon also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MB Herndon related to the property. Dulles Executive Office Plaza was acquired by MB REIT on July 25, 2006.

The loan bears interest at the rate of 5.851% per annum. MB Herndon is required to make monthly interest-only payments of approximately $335,214 until the loan matures on September 1, 2016. Upon maturity, MB Herndon is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MB Herndon may, in certain circumstances, after September 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

Lincoln Mall; Lincoln, Rhode Island

On August 9, 2006, a subsidiary of MB REIT, MB Lincoln Mall L.L.C. (referred to herein as MBLM), entered into loan documents as the borrower of approximately $33.8 million from Bear Stearns. MBLM’s obligations are secured by a first priority mortgage on the property commonly known as Lincoln Mall located at 620 George Washington Highway in Lincoln, Rhode Island. MBLM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBLM related to the property. Lincoln Mall was acquired by MB REIT on May 31, 2006.

The loan bears interest at the rate of 5.275% per annum. MBLM is required to make monthly interest-only payments of approximately $148,733 until the loan matures on September 1, 2013. Upon maturity, MBLM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBLM may, in certain circumstances, after September 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of

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covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBLM. In connection with the loan, MBLM has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MB REIT, as sole member of MBLM has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBLM, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBLM of the environmental indemnity agreement. MB REIT has also agreed to guarantee full payment of the obligations by MBLM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBLM.

Canfield Plaza; Canfield, Ohio

On August 7, 2006, a subsidiary of MB REIT, MB Canfield Main L.L.C. (referred to herein as MBCM), entered into loan documents as the borrower of approximately $7.6 million from Bear Stearns Commercial Mortgage, Inc. (referred to herein as Bear Stearns). MBCM’s obligations are secured by a first priority mortgage on the property commonly known as Canfield Plaza located at 525 East Main Street in Canfield, Ohio. MBCM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBCM related to the property. Canfield Plaza was acquired by MB REIT on April 5, 2006.

The loan bears interest at the rate of 5.225% per annum. MBCM is required to make monthly interest-only payments of approximately $32,983 until the loan matures on September 1, 2013. Upon maturity, MBCM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBCM may, in certain circumstances, after September 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBCM. In connection with the loan, MBCM has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MB REIT, as sole member of MBCM, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBCM, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBCM of the environmental indemnity agreement. MB REIT has also agreed to guarantee full payment of the obligations by MBCM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBCM.

Brooks Corner; San Antonio, Texas

On June 29, 2006, a subsidiary of MB REIT, MB San Antonio Brooks Limited (referred to herein as MBSBL), entered into loan documents as the borrower of approximately $14.3 million from Allstate Life Insurance Company (referred to herein as Allstate). MBSBL’s obligations are secured by a first priority mortgage on the property commonly known as the Brooks Corner Shopping Center located at 3143 SE Military Road in San Antonio, Texas. MBSBL also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSBL related to the property. Brooks Corner was acquired by MB REIT on June 26, 2006.

The loan bears interest at the rate of 5.38% per annum. MBSBL is required to make interest-only payments on a monthly basis in the approximate amount of $64,003.17 until the loan matures on June 1, 2011. Upon maturity, MBSBL will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBSBL may, in certain circumstances, after July 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

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The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Allstate may declare, subject to customary cure rights granted to MBSBL, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable. Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSBL, may be liable for the obligations of MBSBL under the loan documents. In connection with the loan, MBSBL has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MBSBL and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Ahold Portfolio; Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina

On June 8, 2006, four (4) wholly-owned subsidiaries of the Company entered into loan documents as borrowers of approximately $35.5 million from Principal Commercial Funding, LLC and Principal Life Insurance Company (referred to herein as “Principal Borrowers”). Each of the Principal Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio. The Principal Borrowers also granted a security interest to Principal Commercial Funding, LLC and Principal Life Insurance Company, and their successors and assigns, in, among other things, certain tangible and intangible personal property interests of the Principal Borrowers related to the properties. The Ahold Portfolio properties held by the Principal Borrowers were acquired on June 8, 2006.

The Principal Borrowers’ loans bear interest at the rates of 5.17% per annum through maturity on July 1, 2013. The Principal Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $18,465.52 to $49,679.39 beginning on August 1, 2006, until the loans mature. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan. Provided there is no event of default and after the Lockout Date (defined as (i) the date which is one year after the date of securitization or (ii) the date which is two years after the date of the first full debt service payment), the Principal Borrowers may, with not less than thirty (30) days prior written notice, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment penalty.

The loan documents for each loan contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violations of covenants prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under any of the loans, then, subject to the customary cure rights granted to the Principal Borrowers, Principal Commercial Funding, LLC and Principal Life Insurance Company, or their successors and assigns may, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

The Company has agreed to indemnify Principal Commercial Funding, LLC and Principal Life Insurance Company, or their successors and assigns, against losses arising from the presence or release of hazardous substances, among other things, on the properties. We also have agreed to guaranty the obligations of the Principal Borrowers under the loan documents, including the environmental indemnity given by the Principal Borrowers.

On June 8, 2006, four (4) wholly-owned subsidiaries of the Company entered into loan documents as the Borrowers of approximately $41.5 million from Nomura Credit & Capital, Inc. (referred to herein as “Nomura Borrowers”). Each of the Nomura Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio. The Nomura Borrowers also granted a security interest to Nomura Credit & Capital, Inc., its successors and assigns in, among other things, certain tangible and intangible personal property interests of the Nomura Borrowers related to the properties. The Ahold Portfolio properties held by the Nomura Borrowers were acquired on June 8, 2006.

The Nomura Borrowers’ loans bear interest at rates ranging from 5.01% to 5.17% per annum. The Nomura Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $34,936.68 to $54,943.06 beginning on August 1, 2006, until the Anticipated Repayment Date of June 11, 2011, or if the loans are extended pursuant to their respective Loan Agreements, until the loans mature on June 11, 2031. The unpaid

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principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan. Except as otherwise provided in the loan documents, the Nomura Borrowers shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date, which is the eleventh day of the month occurring after the date which is three years following securitization of the loan. After the Permitted Prepayment Date, the Nomura Borrowers may, after providing Lender with written notice, prepay the unpaid principal balance of the Loan in whole, but not in part, along with a prepayment fee. The Nomura Borrowers may prepay the loan 90 days prior to the Maturity Date without premium, which prepayment shall be paid on a regularly scheduled payment date.

The loan documents for each loan contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violations of covenants prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under any of the loans, then, subject to the customary cure rights granted to the Nomura Borrowers, Nomura Credit & Capital, Inc. or its successors and assigns may declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

The Company has agreed to indemnify Nomura Credit & Capital, Inc., or its successors and assigns against losses suffered by Nomura Credit & Capital, Inc., or its successors and assigns, arising from the presence or release of hazardous substances, among other things, on the properties. We also have agreed to guaranty the obligations of the Nomura Borrowers under the loan documents, including the environmental indemnity given by the Nomura Borrowers.

Shakopee Shopping Center; Shakopee, Minnesota

On May 25, 2006, a subsidiary of MB REIT, MB Shakopee Vierling L.L.C. (referred to herein as MBSV), entered into loan documents as the borrower of approximately $8.8 million from Allstate Life Insurance Company (referred to herein as Allstate). MBSV’s obligations are secured by a first priority mortgage on the property commonly known as the Shakopee Shopping Center located at 1698 Vierling Drive in Shakopee, Minnesota. MBSV also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSV related to the property. The Shakopee Shopping Center property was acquired by MBSV on April 6, 2006.

The loan bears interest at the rate of 5.30% per annum. MBSV is required to make interest-only payments on a monthly basis in the approximate amount of $38,867 until the loan matures on May 1, 2011. Upon maturity, MBSV will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBSV may, in certain circumstances, after June 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Allstate may declare, subject to customary cure rights granted to MBSV, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable. Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSV, may be liable for the obligations of MBSV under the loan documents. In connection with the loan, MBSV has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MBSV and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Southgate Apartments; Louisville, Kentucky

On April 21, 2006, a subsidiary of MB REIT, MB Louisville Southgate, L.L.C. (referred to herein as MBLS), entered into loan documents as the borrower of approximately $10.725 million from Merrill Lynch Mortgage Lending, Inc. (referred to herein as Merrill Lynch). MBLS’s obligations are secured by a first priority mortgage on the property commonly known as the Southgate Apartments located at 10960 Southgate Manor Drive in Louisville,

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Kentucky. MBLS also granted a security interest to Merrill Lynch in, among other things, all of the personal property owned by MBLS at the property. Southgate Apartments was purchased by MB REIT on March 2, 2006.

The loan bears interest at the rate of 5.413% per annum. MBLS is required to pay interest only on a monthly basis in the amount of $48,379 until the loan matures on May 1, 2016. After May 1, 2016, MBLS is also required to pay Merrill Lynch any excess cash flow for the calendar month preceding the payment date. Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement. MBLS may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Merrill Lynch securitizes the loan. Merrill Lynch is not required to securitize the loan. In addition, beginning on the payment date that is three months prior to May 1, 2016, and through the maturity date, MBLS may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBLS, Merrill Lynch may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBLS has also agreed to indemnify Merrill Lynch against losses suffered by Merrill Lynch arising from the presence or release of hazardous substances, among other things, on the property. MB REIT has agreed to guaranty the obligations of MBLS under the loan documents, including the environmental indemnity given by MBLS.

Thermo Process Systems Facility; Sugar Land, Texas

On March 3, 2006, a subsidiary of MB REIT, MB Sugar Land Gillingham Limited Partnership (referred to herein as MBSLG), entered into loan documents as the borrower of approximately $8.2 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura). MBSLG’s obligations are secured by a first priority mortgage on the property commonly known as the Thermo Process Systems facility located at 1410 Gillingham Lane in Sugar Land, Texas. MBSLG also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBSLG related to the property. The Thermo Process Systems property was acquired by MBSLG on or about January 17, 2006.

The loan bears interest at the rate of 5.24% per annum. MBSLG is required to make interest-only payments on a monthly basis in the amount of $35,811 until the loan matures on March 11, 2031. After March 11, 2011, MBSLG is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date. Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement. Upon maturity, MBSLG will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBSLG may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan. Nomura is not required to securitize the loan. In addition, beginning on the payment date that is three months prior to March 11, 2011, and through the maturity date, MBSLG may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to customary cure rights granted to MBSLG, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium , late charges and other amounts, to be immediately due and payable.

MBSLG has also agreed to indemnify Nomura against losses suffered by Nomura arising from, among other things, the presence or release of hazardous substances on the property. MB REIT has agreed to guaranty the obligations of MBSLG under the loan documents, including the environmental indemnity given by MBSLG.

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Monadnock Marketplace; Keene, New Hampshire

On February 27, 2006, a subsidiary of MB REIT, MB Keene Monadnock LLC (referred to herein as MBKM), entered into loan documents as the borrower of approximately $26.8 million from Principal Commercial Funding, LLC (referred to herein as PCF). MBKM’s obligations are secured by a first priority mortgage on the property commonly known as the Monadnock Marketplace located at 20 Ashbrook Road in Keene, New Hampshire. MBKM also granted a security interest to PCF in, among other things, certain tangible and intangible personal property interests of MBKM related to the property. The Monadnock Marketplace property was purchased by MB REIT on January 4, 2006.

The loan bears interest at the rates of 4.88% per annum for the first two years, 5.10% for the next two years, 5.30% for the fifth year and 5.45% through maturity. MBKM is required to make interest-only payments on a monthly basis of approximately $108,925 beginning on April 1, 2006, $113,836 beginning on April 1, 2008, $118,300 beginning on April 1, 2010 and $121,648 beginning on April 1, 2011 until the loan matures on March 1, 2013, respectively. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity. MBKM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: (i) one year after PCF securitizes the loan or (ii) two years after the date of the first full debt service payment. PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBKM, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBKM has also agreed to indemnify PCF against losses suffered by PCF arising from the presence or release of hazardous substances, among other things, on the property. MB REIT has agreed to guaranty the obligations of MBKM under the loan documents, including the environmental indemnity given by MBKM.

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On February 10, 2006, a subsidiary of MB REIT, MB Pittsburgh Bridgeside DST (referred to herein as MBPB), entered into loan documents as the borrower of approximately $17.3 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura). MBPB’s obligations are secured by a first priority mortgage on the property commonly known as the Bridgeside Point Office Building located at 100 Technology Drive in Pittsburgh, Pennsylvania. MBPB also granted a security interest to Nomura in, among other things, all of the personal property owned by MBPB at the property. The Bridgeside Point Office Building was purchased by MB REIT on November 22, 2005.

The loan bears interest at the rate of 5.2% per annum. MBPB is required to pay interest only on a monthly basis in the amount of $75,075 until the loan matures on February 11, 2031. After February 11, 2011, MBPB is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date. Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement. MBPB may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan. Nomura is not required to securitize the loan. In addition, beginning on the payment date that is three months prior to February 11, 2011, and through the maturity date, MBPB may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBPB, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

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MBPB has also agreed to indemnify Nomura against losses suffered by Nomura arising from the presence or release of hazardous substances, among other things, on the property. Inland Western Retail Real Estate Trust, Inc. (referred to herein as Inland Western), an entity sponsored by our sponsor, is also primarily liable to Nomura for certain breaches of the loan documents, including the environmental indemnity by MBPB, until MB REIT has a net worth equal to or greater than $300 million.

Triangle Center; Longview, Washington

On February 9, 2006, a subsidiary of MB REIT, MB Longview Triangle, L.L.C. (referred to herein as MBLT), entered into loan documents as the borrower of approximately $23.6 million from LaSalle Bank National Association (referred to herein as “LaSalle”). MBLT’s obligations are secured by a first priority mortgage on the property commonly known as Triangle Center located at 1305 Ocean Beach Highway in Longview, Washington. MBLT has also granted a security interest to LaSalle in all of the personal property owned by MBLT at the property. Triangle Place was purchased by MB REIT on December 23, 2005.

The loan bears interest at the rate of 4.83% per annum. MBLT is required to pay interest only on a monthly basis in the amount of $94,990 until the loan matures on March 1, 2011. MBLT may, in certain circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after LaSalle securitizes the loan. LaSalle is not required to securitize the loan.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBLT, LaSalle may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBLT has also agreed to indemnify LaSalle against losses suffered by LaSalle arising from the presence or release of hazardous substances, among other things on the property. Inland Western is also primarily liable to LaSalle for certain breaches of the loan documents, including the environmental indemnity by MBLT, until MB REIT has a net worth equal to or greater than $300 million.

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Tenant Lease Expiration

The following table sets forth for leases in place as of September 1, 2006, lease expirations for the next ten years at the properties, assuming that no renewal options are exercised.  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year.  Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.  In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	160	358,878	4.47%	2,496,088	2.07%
2007	173	280,878	3.50%	3,816,478	3.19%
2008	95	338,433	4.22%	5,281,469	4.52%
2009	148	349,674	4.36%	5,826,164	5.18%
2010	144	413,964	5.16%	7,067,338	6.56%
2011	78	625,321	7.79%	13,624,933	13.42%
2012	20	241,776	3.01%	2,993,177	3.37%
2013	31	257,944	3.21%	4,728,220	5.48%
2014	44	667,932	8.32%	8,964,915	10.95%
2015	63	843,660	10.51%	10,911,832	14.83%

Tenant Concentration

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leaseable area and greatest 2006 annualized base rent based on the properties owned as of September 1, 2006.

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Tenant Name	Total Number of Properties	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annual Base Rent
SBC	1	1,690,214	19.40%	22,687,572.96
Stop & Shop	10	601,652	6.91%	9,867,389.04
Lockheed Martin Corporation	3	288,632	3.31%	7,498,466.16
24-Hour Fitness	7	238,621	2.74%	3,587,377.92
Cinemark	4	225,507	2.59%	2,903,216.52
McKesson Corporation	1	162,613	1.87%	661,035.24
Cellomics/Fisher Scientific	1	153,110	1.76%	2,181,817.56
Thermo Process Facility	1	150,000	1.72%	960,000.00
Walgreens	8	117,050	1.34%	2,572,326.84
Lakeview Technology Center	2	110,007	1.26%	2,247,443.04

Portfolio Application by Type

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income

Retail Shopping Center and Malls	54	4,406,165	50.57%	60,856,020	50.99%

Office Building	7	3,760,320	43.16%	54,991,576	46.08%

Industrial/Distribution Center	2	312,613	3.59%	1,621,035	1.36%

Apartment Complex	1	233,514	2.68%	1,880,988	1.58%

Total	64	8,712,612	100.00%	119,349,619	100.00%

(1) MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments.  The property has eleven three-story apartment buildings containing 256 apartment units and 33 garage spaces in the aggregate.  There are 116 one-bedroom units and 140 two-bedroom units.

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Portfolio Allocation by State

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income

Connecticut	1	64,948	0.75%	1,230,031	1.03%

Florida	2	203,718	2.34%	2,845,204	2.38%

Illinois	2	1,781,629	20.45%	24,344,193	20.40%

Kentucky	1	233,514	2.68%	1,880,988	1.58%

Massachusetts	3	209,414	2.40%	3,647,675	3.06%

Minnesota	2	1,502,515	17.25%	19,331,516	16.20%

Missouri	1	14,560	0.17%	315,331	0.26%

New Hampshire	1	200,633	2.30%	3,410,893	2.86%

New Jersey	1	68,323	0.78%	933,126	0.78%

New York	1	52,500	0.60%	929,775	0.78%

Ohio	2	208,502	2.39%	2,460,389	2.06%

Pennsylvania	2	229,895	2.64%	2,987,578	2.50%

Rhode Island	3	588,009	6.75%	7,018,643	5.88%

South Carolina	1	55,718	0.64%	458,080	0.38%

Texas	38	2,556,067	29.34%	33,014,367	27.66%

Virginia	2	489,603	5.62%	11,719,170	9.82%

Washington	1	253,064	2.90%	2,822,661	2.37%

Total	64	8,712,612	100.00%	119,349,619	100.00%

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 115 of the prospectus.

The following discussion and analysis relates to the three and six months ended June 30, 2006.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report. All dollar amounts are stated in thousands, except per share amounts.  A discussion of activity for the three and six months ended June 30, 2005 is not included because we were newly formed and did not have any significant operating or other activity during that period.

Overview

Inland American Real Estate Trust, Inc. was incorporated in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings located in the United States and Canada. Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc.  Various affiliates of our sponsor are involved in our operations, including our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of whom are affiliates of The Inland Group, Inc.  On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock or shares at $10 each, and up to 40,000,000 shares at $9.50 each, which may be purchased through our dividend reinvestment plan (“DRP”).

As of June 30, 2006, subscriptions for a total of 59,609,732 shares had been received from the public, which include 20,000 shares issued to our sponsor.  In addition, we sold 499,046 shares through our DRP as of June 30, 2006.  As a result of these sales, we have raised a total of $600,854 of gross offering proceeds as of June 30, 2006.

On June 8, 2006 we entered into joint ventures in which we have an ownership interest of 67% in each of the eight limited liability companies herein referred to as the LLCs’ which own eight single tenant retail shopping centers herein referred to as the LLC Properties. The LLC properties are located in Connecticut, Massachusetts, New Jersey, Rhode Island, and South Carolina, and are 100% occupied as of June 30, 2006.  These entities are considered variable interest entities or “VIE’s” as defined in FIN 46(R) and we are considered the primary beneficiary.  Therefore, these entities are consolidated by us and the assets, liabilities, equity and results of operations of the LLC Properties are consolidated in our financial statements and discussions contained herein.  The LLC agreements contain a put/call provision which grants the right to the outside owners and us to require the LLCs’ to redeem the ownership interest of the outside owners during future periods. These put/call agreements are embedded in the LLCs’ agreements and is accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs’ are treated as 100% owned subsidiaries by us with the amount due the outside owners reflected as a financing. Interest expense is recorded on this liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  The eight LLC Properties and Hyde Park Shopping Center purchased during the first quarter of 2006 are herein referred to as the JV Properties.

During 2005, we entered into a joint venture with Minto (Delaware), LLC, or Minto Delaware which owned all of the outstanding equity securities of Minto Builders (Florida), Inc. referred to herein as MB REIT prior to our entering into the agreement.

As a holder of common stock in the MB REIT, we are entitled to receive distributions after dividends have been paid on the series A, B, and C preferred stock including any accrued and unpaid dividends.

As of June 30, 2006 and August 4, 2006, Inland Western had acquired approximately $264,000 of series C preferred stock and we have acquired approximately $200,000 and $325,000 of common stock, respectively.  There is no assurance that we will be able to make the full contribution that is due by December 31, 2006.

If we fail to make the required contributions by December 31, 2006, we will be in breach under the documents governing our investment in the MB REIT entitling Minto Delaware to, among other things, seek damages from us for breach.  Depending on the type of remedies obtained by Minto Delaware if we breach the various investment documents, we may not be able to account for our investment in the MB REIT by consolidating it into our financial statements which could

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have a material adverse effect on our results of operations and financial condition.  Further, we may no longer be able to control the timing and amount of distributions from the MB REIT which could have a material adverse effect on our ability to pay distributions.  If we fail to make the required contributions, we may, among other things, be required to pay monetary damages to Minto Delaware, which could have a material-adverse effect on our results of operations, financial condition and ability to pay distributions.

For financial statement reporting purposes we consolidate our investment in MB REIT and, therefore, the assets, liabilities, equity and results of operations of MB REIT are consolidated in our financial statements and discussions contained herein.  An adjustment is made for the interest of minority holders in MB REIT.

During the three months ended June 30, 2006, MB REIT invested approximately $147,000 to acquire five retail properties containing an aggregate of approximately 908,000 square feet.  In addition, MB REIT borrowed approximately $47,201 secured by four of its properties.

As of June 30, 2006, we own on a consolidated basis:

Office Properties:

•                  five office properties aggregating approximately 1.7 million square feet in the Chicago metropolitan area and approximately 282,000 square feet in Pennsylvania, Texas and Virginia;

Retail Properties:

•                  48 retail properties in the Chicago metropolitan area, Connecticut, Florida, Massachusetts, Minnesota, Missouri, New Hampshire, New Jersey, New York, Ohio, Rhode Island, South Carolina, Texas and Washington aggregating approximately 3.7 million square feet, including approximately 219,800 square feet built by tenants on land leased from us;

Industrial Properties :

•                  two industrial properties containing approximately 308,600 square feet located in Texas; and

Multi-Family Properties:

•                  one multi-family property containing 256 units located in Louisville, KY.

We and MB REIT do not generally focus property acquisitions in any one particular geographic location within the United States or Canada.  However, we and MB REIT will generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is done more efficiently.  We and MB REIT will also seek properties with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We and MB REIT also may enter into purchase and leaseback transactions in which we or MB REIT will purchase a property and lease the property back to the seller.

To provide us and MB REIT with a competitive advantage over other potential purchasers, we and MB REIT generally do not condition any acquisition on our or MB REIT’s ability to secure financing.  We and MB REIT also may agree to acquire a property once construction is completed.  In this case, we or MB REIT will be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us or MB REIT.  We and MB REIT also may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services do not cause us to lose our qualification to be taxed as a real estate investment trust or REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we use in evaluating a particular property.  We expect that each acquired entity will be operated as either a wholly-owned

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or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view, would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.  MB REIT does not intend to buy entities.  MB REIT has a right of first refusal on all fee simple interests presented to Inland American until MB REIT is fully invested.

We and MB REIT consider a number of factors in evaluating whether to acquire any particular asset, including:

•                  geographic location and property type;

•                  condition and use of the assets;

•                  historical performance;

•                  current and projected cash flow;

•                  potential for capital appreciation;

•                  potential for economic growth in the area where the assets are located;

•                  presence of existing and potential competition;

•                  prospects for liquidity through sale, financing or refinancing of the assets; and

•                  tax considerations.

We and MB REIT routinely borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with our sponsor, us or MB REIT. These borrowings generally are secured solely by a mortgage on one or more of our or MB REIT’s properties but also may require us or MB REIT to be directly or indirectly (through a guarantee) liable for the borrowings.  We and MB REIT may borrow at either fixed or variable interest rates and on terms that require us or MB REIT to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

We and MB REIT are subject to significant competition in seeking real estate investments and tenants.  We and MB REIT compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We and MB REIT also face competition from real estate investment programs, including three REITs, sponsored by our sponsor and its affiliates for retail shopping centers and single tenant net-leased properties that may be suitable for our and MB REIT’s investment.  Some of these competitors, including larger REITs, have substantially greater financial resources than we and MB REIT do and generally may be able to accept more risk.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

As of June 30, 2006, we owned, on a consolidated basis, 56 properties consisting of 48 Retail Properties, five Office Properties, one Multi-Family Property and two Industrial Properties.  The following disclosure describes by business segment, the location and character of these properties.  Title to each property is held by a wholly-owned subsidiary of MB REIT, except in the case of each of the JV Properties.

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Retail Segment

Retail Properties	Location	GLA Occupied	% Occupied as of 06/30/06	No. of Tenants as of 06/30/06	Mortgage Payable as of 06/30/06
24 Hour Fitness	Houston, TX	78,000	92%	4
24 Hour Fitness	Woodlands, TX	45,906	100%	1
6101 Richmond Ave.	Houston, TX	19,230	100%	1
Pinehurst Shopping Center	Humble, TX	26,322	66%	18
Paradise Shops of Largo	Largo, FL	53,241	97%	5	7,325
Saratoga Town Center	Corpus Christie, TX	60,282	98%	22
Willis Town Center	Willis, TX	12,740	73%	8
Woodforest Square	Houston, TX	26,866	67%	14
Windermere Village	Houston, TX	23,200	92%	12
Eldridge Town Center	Houston, TX	78,471	100%	30
NTB Eldridge	Houston, TX	6,290	100%	1
Blackhawk Town Center	Houston, TX	34,128	100%	12
Carver Creek	Dallas, TX	23,732	71%	2
Chili’s - Hunting Bayou	Jacinto City, TX	5,476	100%	1
Joe’s Crab Shack	Jacinto City, TX	7,282	100%	1
Cinemark Theaters	Jacinto City, TX	68,000	100%	1
Antoine Town Center	Houston, TX	36,230	92%	18
Ashford Plaza	Houston, TX	31,402	87%	18
Highland Plaza	Houston, TX	72,730	99%	22
West End Square	Houston, TX	30,103	82%	11
Winchester Town Center	Houston, TX	16,500	92%	9
Atascocita Shopping Center	Humble, TX	46,146	98%	7
Cypress Town Center	Houston, TX	47,870	86%	22
Friendswood Shopping Center	Friendswood, TX	64,803	91%	13
Cinemark Theaters	Webster, TX	80,000	100%	1
Stables at Town Center (Phase I & II)	Spring, TX	83,296	89%	31
Walgreens	Springfield, MO	14,560	100%	1
Tomball Town Center	Tomball, TX	51,113	83%	20
Bay Colony Town Center	League City, TX	177,047	93%	24
Triangle Center	Longview, WA	247,814	98%	36	23,600
Cinemark 12	Pearland, TX	38,910	100%	1
Hunting Bayou	Jacinto City, TX	111,980	84%	19
Lakewood Shopping Center	Margate, FL	149,077	100%	32	11,715
Monadnock Marketplace	Keene, NH	200,633	100%	12	26,785
Stop ‘N Shop	Hyde Park, NY	52,500	100%	1	8,100
Canfield Plaza	Canfield, OH	88,744	88%	10
Shakopee Center	Shakopee, MN	103,442	100%	2	8,800
Lincoln Mall	Lincoln, RI	429,646	98%	46
Stop ‘N Shop	Malden, MA	79,229	100%	1	12,753
Stop ‘N Shop	Swampscott, MA	65,268	100%	1	11,066
Stop ‘N Shop	Southington, CT	64,948	100%	1	11,145
Stop ‘N Shop	Framingham, MA	64,917	100%	1	9,269
Stop ‘N Shop	Bristol, RI	63,128	100%	1	8,368
Stop ‘N Shop	Cumberland, RI	85,799	100%	1	11,531
Giant Food	Sicklerville, NJ	68,323	100%	1	8,535
Bi-Lo	Greenville, SC	55,718	100%	1	4,286
Brooks Corner	San Antonio, TX	147,427	85%	19	14,276
Fabyan Randall Plaza	Batavia, IL	83,285	91%	11	13,405

Total Retail Properties		3,521,754	94%	527	190,959

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The square footage for Saratoga Town Center, Eldridge Town Center, NTB Eldridge, Chili’s - Hunting Bayou, Joe’s Crab Shack - Hunting Bayou, Friendswood Shopping Center, Lakewood Shopping Center, Bay Colony Town Center, Brooks Corner, Antoine Town Center, Lincoln Mall and Stables at Town Center (Phase I and II) includes an aggregate of 219,800 square feet leased to tenants under ground lease agreements.

Office Segment

Office Properties	Location	GLA Occupied	% Occupied as of 06/30/06	No. of Tenants as of 06/30/06	Mortgage Payable as of 06/30/06
6234 Richmond Ave	Houston, TX	15,701	61%	3
11500 Market Street	Houston, TX	2,719	100%	1
SBC Center	Hoffman Estates, IL	1,690,214	100%	1	200,472
Bridgeside Point	Pittsburgh, PA	153,110	100%	1	17,325
Lakeview Technology Center I	Suffolk, VA	110,007	100%	2	14,470

Total Office Properties		1,971,751	99%	8	232,267

Industrial Segment

Industrial/Distribution Properties	Location	GLA Occupied	% Occupied as of 06/30/06	No. of Tenants as of 06/30/06	Mortgage Payable as of 06/30/06
McKesson Distribution Center	Conroe, TX	162,613	100%	1	5,760
Thermo Process	Sugarland, TX	150,000	100%	1	8,201

Total Industrial/Distribution Properties		312,613	100%	2	13,961

Multi-Family Segment

MB REIT’s multi-family property consists of one apartment building located in Louisville, KY containing approximately 256 units.  As of June 30, 2006, 238 units were occupied and the mortgage payable on this property was approximately $10,725.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of June 30, 2006 based on the amount of square footage they each occupy.

Tenant Name	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
SBC	Office	1,690,214	28.18%	22,688	27.53%
Stop ‘N Shop	Retail	531,829	8.87%	8,912	15.56%
24 Hour Fitness	Retail	238,621	3.98%	3,587	7.25%
Cinemark	Retail	186,910	3.12%	2,344	2.84%
McKesson Distribution	Indus/Dist	162,613	2.71%	661	0.80%
Cellomics/Fisher Scientific	Office	153,110	2.55%	2,182	2.65%
Thermo Process Facility	Indus/Dist	150,000	2.50%	960	1.16%
U.S. Joint Forces	Office	110,007	1.83%	2,247	2.73%
HEB Grocery Store	Retail	95,000	1.58%	530	2.93%
Walgreens	Retail	87,670	1.46%	1,923	9.70%

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The majority of the income from these properties consists of rent received under long-term leases.  Most of the leases provide for the payment of fixed minimum rent paid monthly in advance, and for the payment by tenants of a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs of the property.  Certain of the major tenant leases require the landlord to pay certain of these expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

Critical Accounting Policies and Estimates

General

The following disclosure pertains to critical accounting policies and estimates we believe are the most “critical” to our consolidated financial condition and results of operations.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with U.S. generally accepted accounting principles or GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our, the JV Properties and MB REIT’s judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above

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market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the latter years of a lease.  We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities:

We consider APB 18: The Equity method of Accounting for Investments in Common Stock, SOP 78-9: Accounting for Investments in Real Estate Ventures, Emerging Issues Task Force (“EITF”) 96-16: Investors Accounting for an Investee When the Investor has the Majority of the Voting Interest but the Minority Partners have Certain Approval or Veto Rights, FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (“FIN 46R”) and EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”, to determine the method of accounting for each of our partially-owned entities.  In determining whether we have a controlling interest in a partially-owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual return, if they occur, or both.

Income Taxes

We and MB REIT operate in a manner intended to enable both entities to qualify as a Real Estate Investment Trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT which distributes at least 90% of its “REIT taxable income” to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders.  If we or MB REIT fail to distribute the required amount of income to our shareholders, or fail to meet other REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

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Liquidity and Capital Resources

General

Our principal demands for funds have been for our investment in the JV Properties and MB REIT and to pay operating and offering expenses and make distributions to our stockholders. Generally, cash needs for items other than our investment in MB REIT and the JV Properties have been funded from the proceeds of our public offering of our shares of common stock, by interest and investment income, by Inland American’s share of operating income from MB REIT and the JV Properties, or by advances or contributions by our sponsor.

Potential future sources of capital include proceeds from the public or private offering of our debt or equity securities, secured or unsecured financings from banks or other lenders, as well as undistributed funds, interest and investment income, and property operations.  We anticipate that during the current year we will (i) acquire additional existing properties and companies, (ii) continue to pay distributions to stockholders, and (iii) fund our capital contribution requirements to MB REIT, and each is expected to be funded from proceeds of our public offerings of shares and cash flows from all sources.

Future sources of capital for MB REIT include equity contributions, secured financing proceeds on properties we acquire and undistributed funds from property operations.

Leases typically require the tenants to bear responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances the leases provide that the tenant is responsible for roof and structural repairs.  Certain of MB REIT’s and the JV Properties are subject to leases under which MB REIT and the JV Properties retain responsibility for certain costs and expenses associated with their respective properties.  MB REIT and the JV Properties anticipate that capital demands to meet obligations related to capital improvements with respect to their respective properties will be minimal for the foreseeable future and can be met with funds from operations and working capital.

Our business manager anticipates that the cash to be generated from our public offering, interest and investment income, distributions from the JV Properties and MB REIT’s property operations and our property operations will be adequate to pay our operating expenses and provide distributions to stockholders, and fund our capital contribution requirements to MB REIT.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

Liquidity

Offering

As of June 30, 2006, subscriptions for a total of 59,609,732 shares had been received and accepted; resulting in gross proceeds of $596,112, adding the 499,046 shares sold pursuant to the DRP increases the gross proceeds to $600,854 as of June 30, 2006.

As of June 30, 2006, we had incurred $65,868 of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding such selling expenses, in excess of 4.5% of the gross offering proceeds. As of June 30, 2006, these organization and offering costs did not exceed the 4.5% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering.

MB REIT Capital Contribution Requirements

We are required to invest $1,200,000 in MB REIT by December 31, 2006.  We expect to fund this obligation with proceeds from our public offering of shares and cash flows from all sources.  If we do not purchase the MB REIT common stock by the required date, MB REIT can require Inland Western to purchase series C preferred shares to fulfill this obligation.  As of June 30, 2006, we have purchased $200,002 of MB REIT common stock.

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Mortgage Debt

As of June 30, 2006, on a consolidated basis, we had mortgage debt secured by twenty-two properties totaling approximately $447,912.  These debt obligations require monthly payments of interest only and bear interest at a range of 4.88% to 6.01% per annum.

We have an interest rate lock agreement with a lender to secure an interest rate on mortgage debt on properties we own or will purchase in the future.  The agreement locks the interest rate at 5.321% on $100,000 in principal.

Margins Payable

We have purchased a portion of our marketable securities through margin accounts.  As of June 30, 2006, we have recorded a payable of $59,030 for securities purchased on margin against a total securities portfolio of $128,283.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At June 30, 2006, the rates we were paying were in a range of between 5.59% and 5.84%

MB REIT Put/Call Agreement

Pursuant to the terms of a put/call agreement entered into with Minto Delaware that is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities.” We may be required to redeem Minto Delaware’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, an affiliate of Minto Delaware,  has the option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware’s investment in the MB REIT (consisting of the series A preferred stock and common stock) for a price equal to (A) if our shares of common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348 or (B) if the shares of our stock are listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.  The series A liquidation preference is equal to $1,276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, Minto Holdings has an option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock held by Minto Delaware on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of our common stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent of Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock of MB REIT held by Minto Delaware or (B) if the shares of our common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

Stockholder Liquidity.

We provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders.

The DRP allows stockholders to automatically reinvest cash distributions by purchasing additional shares from us at $9.50 per share without paying selling commissions or the marketing contribution and due diligence expense allowance.

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The share repurchase program allows existing stockholders with limited, interim liquidity by enabling them to sell shares back to us.  The prices at which shares may be sold back to us are as follows:

•                  One year from the purchase date, at $9.25 per share;

•                  Two years from the purchase date, at $9.50 per share;

•                  Three years from the purchase date, at $9.75 per share; and

•                  Four years from the purchase date, at a price determined by our board of directors but in no event less than $10.00 per share.

As of June 30, 2006, no shares have been repurchased.

Capital Resources

The number of assets we will acquire depends, in part, upon the amount of the net proceeds of the offering and the availability and interest rate on mortgage debt.  Our business manager recently noted an increase in interest rates which may impact the return that we are able to generate on future assets.

Cash Flows From Operating Activities

Consolidated cash flows from operating activities were $18,767 for the six months ended June 30, 2006.

Inland American cash flows provided by operating activities were approximately $1,813 for the six months ended June 30, 2006 and were generated primarily from interest and dividends and our investment in MB REIT and the JV Properties.

The JV Properties and MB REIT’s cash flows provided by operating activities were approximately $16,954 for the six months ended June 30, 2006 and are due primarily to revenues from property operations and interest income for the six months ended June 30, 2006.

Cash Flows From Investing Activities

Consolidated cash flows used in investing activities were $441,770 for the six months ended June 30, 2006.

Inland American cash flows used in investing activities were approximately $111,330 for the six months ended June 30, 2006 and were primarily used for the purchase of marketable securities.

The JV Properties and MB REIT’s cash flows used in investing activities were approximately $330,440 for the six months ended June 30, 2006 and were primarily used for the acquisition of nineteen (19) properties during the six months ended June 30, 2006.

Cash Flows From Financing Activities

Consolidated cash flows from financing activities were $705,024 for the six months ended June 30, 2006.

Inland American cash flows provided by financing activities were approximately $484,784 for the six months ended June 30, 2006.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $450,205.  We generated approximately $44,933 by borrowing against our portfolio of marketable securities.  We paid approximately $7,357 in distributions to our common shareholders and repaid sponsor advances in the amount of $3,081.

The JV Properties and MB REIT’s cash flows provided by financing activities were approximately $220,240 for the six months ended June 30, 2006.  The JV Properties and MB REIT generated approximately $209,235 from borrowings secured by mortgages on nineteen (19) properties and approximately $40,125 from the issuance of MB REIT  preferred shares during the six months ended June 30, 2006.  Also, MB REIT and the JV Properties paid approximately $4,758 for loan fees. MB REIT paid approximately $14,827 in distributions to its common and preferred shareholders during the six months ended June 30, 2006.

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MB REIT can require Inland Western to purchase up to $300,000 of series C preferred stock if we do not purchase the required MB REIT stock by December 31, 2006.  The Series C Preferred Shares is not subject to any sinking fund or mandatory redemption.  MB REIT may redeem the Series C Preferred Shares at any time and must redeem them no later than December 31, 2006 in an amount equal to $1,276 per share plus an amount equal to any accrued and unpaid dividends (whether or not earned or authorized) to the date of payment.  Inland Western currently owns 206,899 series C shares totaling $264,003.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our, the JV Properties and MB REIT’s real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we and MB REIT borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, our principal amounts and weighted average interest rates by year and expected maturity on mortgage debt to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	447,912

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	5.08%

The table below presents the consolidated entities obligations and commitments to make future payments under debt obligations, and lease agreements as of June 30, 2006.

	Payments due by period
		Less than			More than
Contractual Obligations	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$901,303	18,911	68,320	135,848	678,224

Ground Lease Payments	$12,737	150	307	311	11,969

MB REIT has closed on several properties which have earnout components, meaning that depending on the future performance of the property, MB REIT may be required to pay additional purchase price to the sellers. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, MB REIT will not have any further obligation. Based on pro forma leasing rates, MB REIT may pay as much as $23,774 in the future as vacant space covered by earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

MB REIT is currently considering acquiring three properties for an estimated aggregate purchase price of $346,800.  MB REIT’s decision to acquire each property generally depends upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

The JV Properties and MB REIT are obligated to pay our property manager, an entity owned principally by individuals who are affiliates of the business manager, a property management fee totaling 4.5% of gross operating income monthly generated by each property, for management and leasing services.  The JV Properties and MB REIT incurred and paid property management fees of $1,480 for six months ended June 30, 2006.

After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested

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assets as of the last day of the immediately preceding quarter.  No fees have been incurred for the six months ended June 30, 2006.

As of June 30, 2006, we are required to purchase the remaining shares of MB REIT worth approximately $972,000 by December 31, 2006.  MB REIT is obligated to repurchase the Series C preferred shares by December 31, 2006 in the amount of $264,000.

If we fail to make the required contributions by December 31, 2006, we will be in breach under the documents governing our investment in the MB REIT entitling Minto Delaware to, among other things, seek damages from us for breach.  Depending on the type of remedies obtained by Minto Delaware if we breach the various investment documents, we may not be able to account for our investment in the MB REIT by consolidating it into our financial statements which could have a material adverse effect on our results of operations and financial condition.  Further, we may no longer be able to control the timing and amount of distributions from the MB REIT which could have a material adverse effect on our ability to pay distributions.  If we fail to make the required contributions, we may, among other things, be required to pay monetary damages to Minto Delaware, which could have a material-adverse effect on our results of operations, financial condition and ability to pay distributions.

General

The following discussion is based primarily on our consolidated financial statements for the six months ended June 30, 2006.  As of June 30, 2006, all of our property acquisitions, except for the JV Properties and related borrowings have been completed through MB REIT.

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
March 31, 2005	None	N/A	N/A
June 30, 2005	None	N/A	N/A
September 30, 2005	None	N/A	N/A
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060
June 30, 2006	13	1,455,154	$277,067

Total	56	5,942,981	$1,174,117

Rental Income, Tenant Recovery Income, and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income.  Total property revenues were $21,106 and $38,827 for the three and six months ended June 30, 2006.  The tables below present property revenues by segment.

The majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the JV Properties and MB REIT for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

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For the three months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family

Property rentals	$17,208	$6,842	$9,506	$405	$455
Straight-line rents	803	404	378	21	—
Amortization of acquired above and below market leases, net	196	(9)	205	—	—
Total rental income	$18,207	$7,237	$10,089	$426	$455

Tenant recoveries	2,784	113	2,600	71	—
Other income	115	8	45	—	62
Total property revenues	$21,106	$7,358	$12,734	$497	$517

For the six months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family

Property rentals	$32,243	$13,661	$17,239	$714	$629
Straight-line rents	1,490	791	661	38	—
Amortization of acquired above and below market leases, net	289	(19)	308	—	—
Total rental income	$34,022	$14,433	$18,208	$752	$629

Tenant recoveries	4,658	154	4,430	74	—
Other income	147	8	75	—	64
Total property revenues	$38,827	$14,595	$22,713	$826	$693

Office segment property rental revenues are lower than the retail segment primarily due to less rentable gross square feet and a lower average rent per square foot. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because a majority of the square feet of office properties have net leases and they are directly responsible for operating costs, real estate taxes and insurance.

Retail segment property rental revenues are greater than the office segment primarily due to more gross leasable square feet and a higher average rent per square foot. Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties which had above market leases in place at the time of acquisition  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be passed on to the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect a sales tax from their tenants which we record as other income and operating expense.

Industrial segment rental revenues are less than the office and retail segments because there are only two tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. The two tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Multi-family segment property rental revenues and income are lower than the other segments because there is only one property owned in this segment as of June 30, 2006.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees paid to property managers and property operating expenses, including costs of owning and maintaining investment

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properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $4,295 and $7,122 for the three and six months ended June 30, 2006, respectively.

General and Administrative Expenses. General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates of the business manager for maintaining our accounting and investor records, affiliates of the business manager common share purchase discounts, insurance, postage, board of directors fees and printer costs.  Our expenses were $1,262 and $2,516 for the three and six months ended June 30, 2006

Depreciation and Amortization.  Depreciation and amortization expense was $9,129 and $16,949 and is a result of depreciation on the properties purchased during the year and amortization expense resulting from the amortization of intangible assets for the three and  six months ended June 30, 2006.

The tables below present property operating expenses and real estate taxes, general and administrative expenses and depreciation and amortization by segment.

For the three months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi-Family
Operating expenses and real estate taxes	4,295	464	3,545	93	193
Depreciation and amortization	9,129	3,457	4,936	222	514
Total expenses	$13,424	$3,921	$8,481	$315	$707

For the six months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi-Family
Operating expenses and real estate taxes	7,122	857	5,924	112	229
Depreciation and amortization	16,949	6,911	8,965	401	672
Total expenses	$24,071	$7,768	$14,889	$513	$901

Office segment operating expenses are lower than the retail segment because a majority of office leases are net leases and are responsible for paying their own common area maintenance costs, real estate taxes and insurance.

Retail segment operating expenses are greater than the other segments because the retail tenant leases are not net leases and the owner is responsible for paying common area maintenance costs, real estate taxes and insurance. More capital was invested in retail segment properties than the other segments and therefore, depreciation and amortization expense was higher for the retail segment.

Industrial segment operating expenses are lower than the other segments because MB REIT only owns two properties as of June 30, 2006 and the tenants have net leases and they are directly responsible for operating costs.

Multi-family segment operating expenses are lower than the office and retail segments because MB REIT only owns one property as of June 30, 2006.

Office and industrial operating margins are better for these segments as compared to the other segments because of the amount of tenants in these segments that have net leases and pay all of their own expenses.

Interest and Dividend Income.  Interest income consists of interest earned on short term investments and distributions from investments in REIT shares.  Inland American’s interest and dividend income was 4,038 and $5,346 for the three and six months ended June 30, 2006, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments. Interest and dividend income for MB REIT was $1,294 and $2,073 for the three and six months ended June 30, 2006, resulting primarily from interest earned on cash investments.

Interest Expense.  Mortgage interest expense was $4,599 and $8,183 for the three and six months ended June 30, 2006 and relates to the financing secured by 22 properties owned by MB REIT and the JV Properties.  Interest expense on margin accounts for marketable securities investments was $606 and $789 and other interest expense including preferred returns to distribute to investors in the JV Properties was $215 and $276 for the three and six months ended June 30, 2006.

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Minority Interest

The minority interest represents the interests in MB REIT owned by third parties:

For the three months ended June 30, 2006.

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock (1)	$264,132	$(2,311)	$2,311	$264,132
Series B preferred stock (2)	125	(4)	4	125
Series C preferred stock (3)	264,003	(4,608)	4,608	264,003
Common stock (4)	26,228	(374)	(664)	25,190

	$554,488	$(7,297)	$6,259	$553,450

For the six months ended June 30, 2006.

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock (1)	$264,132	$(4,622)	$4,622	$264,132
Series B preferred stock (2)	125	(8)	8	125
Series C preferred stock (3)	264,003	(9,151)	9,151	264,003
Common stock (4)	27,585	(1,046)	(1,349)	25,190

	$555,845	$(14,827)	$12,432	$553,450

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors.

(3)                    owned by Inland Western Retail Real Estate Trust, Inc.

(4)                    owned by Minto Delaware, Inc.

Allocations of profit and loss are made first to series A, B, and C preferred shareholders to equal their distributions and then to the common shareholders in accordance with their ownership interest.  The income allocation for the common shareholders for the three and six months ended June 30, 2006 was based on the average ownership percentages of the shareholders during the period of 85% and 80% for Inland American and 15% and 20% for MD, respectively.  As of June 30, 2006, Inland American and MD’s effective ownership interest of the common stock was 87% and 13%, respectively.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed previously are considered derivative instruments.  The asset and liabilities under these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value of the put/call arrangements was a liability of $237 as of December 31, 2005 and an asset with a value of $378 as of June 30, 2006.  Other income of $197 and $615 was recognized for the three and six months ended June 30, 2006. The value of the put/call arrangements increased from December 31, 2005 to June 30, 2006 due the timing of the arrangements being six months less and due to an increase in interest rates in the economic environment causing an increase in the risk free rate used to value the arrangements. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

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The following table shows selected financial data relating to the historical financial condition and results of operations of Inland American, the JV Properties and MB REIT, our controlled and consolidated subsidiaries as of June 30, 2006.

As of
June 30, 2006
Total assets:
Inland American	$605,102
MB REIT and the JV Properties	$1,069,941
Total	$1,675,043

Mortgages and margins payable
Inland American	$59,030
MB REIT and the JV Properties	$447,462
Total	$506,942

	For the three months ended	For the six months ended
	June 30, 2006	June 30, 2006

Total income
Inland American	$—	$—
MB REIT and the JV Properties	$21,106	$38,827
Total	$21,106	$38,827

Total interest and dividend income
Inland American	$4,038	$5,346
MB REIT and the JV Properties	$1,294	$2,073
Total	$5,332	$7,419

Net loss applicable to common shareholders (a)	$(991)	$(2,446)

Net loss per common share, basic and diluted (a)(b)	$(.02)	$(.07)

Distributions declared to common shareholders (a)	$6,907	$9,821

Distributions per weighted average common share (a)(b)	$.15	$.30

Funds From Operations (a)(b)(c)	$6,680	$11,093

Cash flows provided by operating activities
Inland American	$1,130	$1,813
MB REIT and the JV Properties	$10,574	$16,954
Total	$11,704	$18,767

Cash flows used in investing activities
Inland American	$75,013	$111,330
MB REIT and the JV Properties	$207,271	$330,440
Total	$282,284	$441,770

Cash flows provided by financing activities
Inland American	$277,942	$484,784
MB REIT and the JV Properties	$101,682	$220,240
Total	$379,624	$705,024

Weighted average number of common shares outstanding, basic and diluted	45,930,663	32,781,021

(a)                             Represents consolidated numbers

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(b)                            The net loss per share basic and diluted is based upon the weighted average number of common shares outstanding for the three and six months ended June 30, 2006.  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred for the three and  six months ended June 30, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.  The distributions per common share are based upon the weighted average number of common shares outstanding for the three and six month period ended June 30, 2006.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares.  In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our “REIT taxable income”. REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.  Distributions are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by the board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Code, and other factors the board of directors may deem relevant.

(c)                             One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT such as us.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to  “Net Income” as an indicator of our performance nor to  “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income.  This allows us to compare our relative property performance to determine our return on capital.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		For the three months ended	For the six months ended
		June 30, 2006	June 30, 2006
	Net (Loss) applicable to common shares	$(991)	(2,446)
Add:	Depreciation and amortization related to investment properties	9,129	16,949
Less:	Minority interests’ share of the above adjustment	1,458	3,410

	Funds from operations	$6,680	11,093

Subsequent Events

We paid distributions to our stockholders of $0.05 per share totaling $2,779 in July 2006.

We issued 12,345,106 shares of common stock from July 1, 2006 through August 4, 2006, resulting in a total of 72,453,884 shares of common stock outstanding. As of August 4, 2006, subscriptions for a total of 71,769,094 shares were received and accepted resulting in total gross offering proceeds of $717,691 and an additional 684,790 shares were issued pursuant to the DRP for $6,506 of additional gross proceeds.

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In July 2006, MB REIT paid distributions to Inland Western as the holder of the series C preferred stock of $1,570 and paid distributions of $750 to its common stockholders.

MB REIT has acquired the following properties during the period July 1, 2006 through August 4, 2006.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants

7/11/2006	The Market at Hilliard	2003	19,297	107,544	Michaels Bed Bath & Beyond Office Max Old Navy

7/21/2006	Eldridge Lakes Town Center	2004	16,634	54,980	Walgreens Dollar Hut Pizza Factory

7/21/2006	Spring Town Center	2004	16,969	40,571	Walgreens Bank of America

7/21/2006	CyFair Town Center	2003	15,986	51,592	LaMaria Mexican Restaurant

7/25/2006	Dulles Executive Office Plaza	2000	123,957	379,596	Lockheed Martin Cisco Systems

MB REIT is obligated under earnout agreements to pay additional funds to certain sellers once space, vacant at the time MB REIT acquired the property becomes occupied and the tenants begin paying rent.  During the period from July 1, 2006 through August 4, 2006, MB REIT funded earnouts totaling $421 at one (1) of its existing properties.

The mortgage debt financings obtained by MB REIT during the period from July 1, 2006 through August 4, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)

7/21/2006	CyFair Town Center (1)	4.83%	12/2014	5,673

7/21/2006	Eldridge Lakes Town Center (1)	4.88%	12/2014	7,504

7/21/2006	Spring Town Center (1)	4.87%	01/2015	7,629

(1)  Loan assumed at time of acquisition.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty

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and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of June 30, 2006 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the results might reduce the overall returns on the investment.

We monitor interest rate risk using a variety of techniques. The table below presents mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	447,912

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	5.08%

There is no variable rate mortgage debt as of June 30, 2006.

A put/call agreement was entered into by us and MB REIT as a part of the MB REIT transaction to document the various redemption options for Minto Delaware’s preferred and common stock.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives, are required to be  recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of these derivative instruments is estimated using the Black-Scholes model.

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Description of Securities

The following information, which was previously inserted in  the “Description of Securities” section,  beginning on page 121 of the prospectus, has been updated as follows:

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable.  We expect that all shares of our common stock will be issued in book entry form only.  Subject to the preferential rights of any class or series of preferred stock and to the provisions of our articles regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.  We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities we may offer or issue in the future.

Under Maryland law and our articles, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter.  However, stockholder approval is not required for mergers that are effected through one of our wholly-owned subsidiaries, where the consideration to be paid by us in the merger consists solely of cash, unless a party to the merger is an affiliate of our sponsor.

Under our bylaws, the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders.  Under our articles, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present.  Stockholders may also, upon the affirmative vote of the holders of a majority of our outstanding shares of common stock, remove any director with or without cause.

Distributions

This subsection, which begins on page 172 in the “Descriptions of Securities” section of the prospectus, has been superceded in its entirety as follows:

We have made cash distributions to our stockholders aggregating approximately $13.5 million for the period from October 1, 2005 through September 1, 2006.  The following sets forth the per share amount, record date and payment date of each distribution:

•                  $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005

•                  $.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005

•                  $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006

•                  $.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006

•                  $.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006

•                  $.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006

•                  $.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006

•                  $.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

•                  $.05 per share to stockholders of record on June 30, 2006, paid on July 12, 2006

•                  $.05 per share to stockholders of record on July 31, 2006, paid on August 12, 2006

Approximately $13.1 million of the $13.5 million in distributions was funded with cash provided from our operating activities.  Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

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Summary of Our Organizational Documents

The following two paragraphs, which appear at the top of page 133 of the prospectus, as previously supplemented by Supplement No. 25, have been amended and restated in their entirety as follows:

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company.  Our organizational documents consist of our articles of incorporation and bylaws.  Our directors have reviewed and ratified these documents.  The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

We were formed on October 4, 2004.  Our current articles of incorporation were amended and restated and filed with the State Department of Assessments and Taxation of Maryland on April 26, 2006.  The articles, as so amended and restated, became operative on April 26, 2006.  Our current bylaws were adopted by our board on June 20, 2006, and are effective as of July 1, 2006.  Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

The following paragraph is inserted after the first paragraph under the subheading “Amendment of Organizational Documents” which begins on page 135:

On June 20, 2006, our board of directors voted to amend and restate the bylaws of our Company, effective as of July 1, 2006.  In addition to the non-substantive changes made in connection with this restatement, the bylaws were amended to reflect increases in the annual fees paid to independent directors of our Company.

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Federal Income Tax Considerations

This section supercedes and replaces in its entirety the discussion in the prospectus under the heading “Federal Income Tax Considerations,” which begins on page 143 of the prospectus.

The following is a summary of the material federal income tax consequences relating to the acquisition, holding and disposition of our common stock.  For purposes of this section under the heading “Federal Income Tax Considerations,” references to “we,” “our” and “us” mean only Inland American Real Estate Trust, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated.  This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.  No advance ruling has been or will be sought from the Internal Revenue Service regarding any matter discussed in this prospectus.  The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with the applicable organizational documents or partnership agreement.  This summary of the material federal income tax consequences of an investment in our common stock does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of the investor’s investment or tax circumstances, or to investors subject to special tax rules, such as:

•                  financial institutions;

•                  insurance companies;

•                  broker-dealers;

•                  regulated investment companies;

•                  holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•                  holders of our common stock who hold as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

•                  partnership and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

and, except to the extent discussed below:

•                  tax-exempt organizations; and

•                  foreign investors.

See “Risk Factors – Federal Income Tax Risks” for additional discussion.

This summary assumes that investors will hold our common stock as capital assets, which generally means as property held for investment.

THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.  IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES.  YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF OUR COMMON STOCK.

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Federal Income Taxation as a REIT

We intend to qualify as a REIT under the applicable provisions of the Code and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below.  However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex.  The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you.  Shefsky & Froelich Ltd. has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below.  Some of the federal income tax implications of your investment are set forth in the “– Federal Income Taxation of Stockholders” section below.  We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common stock which may be particular to your tax situation.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Code, qualify as a REIT and claim federal income tax deductions for dividends it pays to its stockholders.  Such a corporation generally is not taxed on its net income that is currently distributed to its stockholders.  This treatment substantially eliminates the “double taxation” that a corporation and its stockholders generally bear together.  However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.  We intend to operate in a manner that permits us to elect REIT status for the taxable year ending December 31, 2005, and to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

Shefsky & Froelich Ltd. is of the opinion that commencing with the our taxable year that ended on December 31, 2005, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date of the opinion has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT.  This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Shefsky & Froelich Ltd. and representations made to Shefsky & Froelich Ltd. by us as to factual matters.  Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws.  Shefsky & Froelich Ltd. has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws.  Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year.  In addition, this opinion represents Shefsky & Froelich Ltd.’s legal judgment and is not binding on the Internal Revenue Service.

General

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT taxable income as defined Section 857(b)(2) of the Code or REIT capital gain which is distributed to our stockholders.  We will, however, be subject to federal income tax at normal corporate rates on any REIT taxable income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income.  If we fail to satisfy either the 95.0% gross income test or the 75.0% gross income test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income that caused us to fail these tests, as described below.  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests), as described below, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test.  Furthermore, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each failure.  We also will be subject to a one hundred percent (100.0%) federal income tax on the net income from any “prohibited transaction,” as described below.  In addition, in order to retain our REIT status, we generally must distribute annually at least ninety percent (90.0%) of our REIT taxable income for such year.  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.  While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on our

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REIT net capital gain income to the extent we do not distribute it in the year we recognize the gain.  We also may be subject to the corporate alternative minimum tax.  Additionally, we will be subject to federal income tax at the highest corporate rate on certain “nonqualifying” income from foreclosure property.  In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

REIT Qualification Tests.  The Code defines a REIT as a corporation, trust or association:

•                  that is managed by one or more trustees or directors;

•                  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•                  that would be taxable as a domestic corporation but for its status as a REIT;

•                  that is neither a financial institution nor an insurance company;

•                  the beneficial ownership of which is held by one hundred (100) or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

•                  generally in which, at any time during the last half of each taxable year, no more than fifty percent (50.0%) in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or certain entities; and

•                  that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four conditions and the last condition must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.  We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy the conditions described above, during the relevant time periods.

Although the restrictions on assets held by a REIT (as described below) generally prevents a REIT from owning more than ten percent (10.0%) of the stock of an entity by vote or value other than another REIT, the Code provides an exception for ownership of stock in a “qualified REIT subsidiary.” A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, that is wholly owned by a REIT throughout the subsidiary’s existence.  For purposes of the asset and income tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary that we own are treated as owned directly by us.  A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax.  We may hold investments through qualified REIT subsidiaries.  A REIT that is a partner in a partnership generally is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income for purposes of the REIT qualification tests.  We may hold investments through partnership (and other entities, such as limited liability companies, that are treated as partnerships for federal income tax purposes).

We, in satisfying the general tests described above, must meet, among others, the following requirements:

Share Ownership Tests.  The common stock and any other stock we issue must be held by a minimum of one hundred (100) persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years.  In addition, at all times during the second half of each taxable year, no more than fifty percent (50.0%) in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock).  However, these two requirements do not apply until after the first taxable year an entity elects REIT status.  In addition, our articles of incorporation contain provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying both requirements.  These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above.  If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate.  See “—Failure to Qualify as a REIT.”  Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock.  Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners.  If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than fifty percent (50.0%) in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

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Those stockholders failing or refusing to comply with our written demand are required by the Code to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information.  See “Description of Securities – Restrictions on Ownership and Transfer.”

Asset Tests.  We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets.  After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets.  In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty (30) days after the close of that quarter.  We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within thirty (30) days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period.  Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued.  For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

75.0% Asset Test.  At least seventy-five percent (75.0%) of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities.  Real estate assets include:

•                  real property (including interests in real property and interests in mortgages on real property);

•                  shares in other qualifying REITs; and

•                  any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets.  However, if less than ninety-five percent (95.0%) of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

We intend that the purchase contracts for a new property will apportion no more than five percent (5.0%) of the purchase price of any property to property other than “real property,” as defined in the Code.  In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments that will allow us to qualify under the 75.0% asset test.  Therefore, our investment in real properties will constitute “real estate assets” and should allow us to meet the 75.0% asset test.

Other Asset Tests.  There are three other asset tests that apply to us.  First, the value of any one issuer’s securities owned by us may not exceed five percent (5.0%) of the value of our total assets.  Second, we may not own more than ten percent (10.0%) of any one issuer’s outstanding securities, as measured by either voting power or value.  The five percent (5.0%) and ten percent (10.0%) asset tests do not apply to certain securities of other REITs and securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below), and the ten percent (10.0%) value test does not apply to “straight debt” having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT.  Finally, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed twenty percent (20.0%) of the value of our total assets.  We intend to invest funds not otherwise invested

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in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence.  All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT.  A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax.  We may hold investments through qualified REIT subsidiaries.

A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary.  Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries.  A corporation that is thirty-five percent (35.0%) owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary.  A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa.  As described below regarding the 75.0% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income.  In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

We own a significant interest in MB REIT which must also satisfy the REIT requirements outlined herein.  Under MB REIT’s organizational documents, if our ownership of capital stock in MB REIT would cause MB REIT not to qualify as a REIT, sufficient shares of capital stock to correct the defect may be transferred from us to a charitable trust.  In addition, if MB REIT fails to qualify as a REIT, we would suffer adverse tax consequences, possibly including loss of status as a REIT.

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% REIT asset test which take into account the REIT’s interest in certain securities issues by the partnership), and to earn its proportionate share of the partnership’s income, for purposes of the asset tests described above (and the gross income tests applicable to REITs as described below).  In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT.  Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements.  Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.  A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.”  We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

Gross Income Tests.  We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

75.0% Gross Income Test.  At least seventy-five percent (75.0%) of our gross income for the taxable year must result from:

•                  rents from real property;

•                  interest on obligations secured by mortgages on real property or on interests in real property;

•                  gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•                  dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

•                  other specified investments relating to real property or mortgages thereon; and

•                  for a limited time, qualified temporary investment income, as defined under the 75.0% asset test.

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We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75.0% gross income test.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, the income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee.  This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

Among the assets that we and our subsidiaries may hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property.  The Internal Revenue Service recently issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests described above, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75.0% gross income test.  Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law.  If we or any of our subsidiaries enter into any mezzanine loans, we will determine, after consulting with Shefsky & Froelich Ltd. that, on the basis of relevant Treasury regulations and Internal Revenue Service rulings, the mezzanine loans should qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect our status as a REIT; however, the loans may not meet all of the requirements for reliance on the safe harbor, and in that case, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of the loans.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75.0% gross income test (and the 95.0% gross income test, described below), subject to the rules discussed below:

•                  Rent from a particular tenant will not qualify if we, or an owner of ten percent (10.0%) or more of our stock, directly or indirectly, owns ten percent (10.0%) or more of the voting stock or the total number of shares of all classes of stock in, or ten percent (10.0%) or more assets or net profits of, the tenant.

•                  The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is fifteen percent (15.0%) or less of the total rent received under, or in connection with, the lease.

•                  Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property.  However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

•                  Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary.  This requirement, however, does not apply to the extent that the services, management or  operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the “usual or customarily rendered” rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant.  Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75.0% gross income test (and the 95.0% gross income test, described below).  Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with Shefsky & Froelich Ltd., are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

The 95.0% Gross Income Test.  In addition to deriving seventy-five percent (75.0%) of our gross income from the sources listed above, at least ninety-five percent (95.0%) of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from:

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•                  sources which satisfy the 75.0% gross income test;

•                  dividends;

•                  interest; or

•                  gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95.0% gross income test, but not under the 75.0% gross income test.  We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95.0% gross income test.

Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75.0% gross income test and 95.0% gross income test.  Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75.0% gross income test or the 95.0% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income.  If this relief provision is available, we would remain subject to a tax based upon the amount by which we failed the 75.0% gross income test or the 95.0% gross income test.

Annual Distribution Requirements.  In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of:

•                  the sum of:

•                  ninety percent (90.0%) of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

•                  ninety percent (90.0%) of the excess of the net income (after tax) from foreclosure property;

•                  less the sum of certain types of items of non-cash income.

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

•                  declare a dividend before the due date of our tax return (including extensions);

•                  distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

•                  file an election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year.  If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the Internal Revenue Service) within a specified period.

If we do not distribute all of our net capital gain or distribute at least ninety percent (90.0%), but less than one hundred percent (100.0%) of our REIT taxable income, we will be subject to federal income tax on the undistributed portion.  Furthermore, to the extent that we fail to distribute by year end at least the sum of  (i) eighty-five percent (85.0%) of our REIT taxable income for such year, (ii) ninety-five percent (95.0%) of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to four percent (4.0%) of the difference between the amount required to be distributed under this formula and the amount actually distributed.

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We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains.  It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences.  We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to fully provide the necessary cash flow.

Failure to Qualify as a REIT.  If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions.  In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income.  Non-corporate taxpayers may be eligible for a reduced fifteen percent (15.0%) maximum federal tax rate, and corporate taxpayers may be eligible for the dividend received deduction.  The potential “double taxation” results from our failure to qualify as a REIT.  Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

We should not lose our REIT status as the result of a failure to satisfy a REIT requirement (other than the asset tests and the gross income tests, which relief provisions have been described above) if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure.  We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement.  See “Risk Factors – Federal Income Tax Risks” for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions.  As discussed above, we will be subject to a one hundred percent (100.0%) federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property.  There is an exception to this rule for sales of property that:

•                  is a real estate asset under the 75.0% asset test;

•                  has been held for at least four years;

•                  has aggregate expenditures that are includable in the basis of the property not in excess of thirty (30.0%) of the net selling price;

•                  in certain cases, was held for production of rental income for at least four years;

•                  when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than ten percent (10.0%) of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

•                  in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Foreign Investments.  To the extent that we and our subsidiaries hold or acquire any investments and, accordingly, pay taxes, in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to or used by, our stockholders, as a foreign tax credit or otherwise.  Any foreign investments also may generate foreign currency gains and losses.  Foreign currency gains are treated as income that does not qualify under the 75.0% gross income test or the 95.0% gross income test, unless certain technical requirements are met.  No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by us directly or through pass-through subsidiaries, or that any such gains will not adversely affect our ability to satisfy the REIT qualification requirements.

Derivatives and Hedging Transactions.  We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities.  Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or

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forward contracts and options.  If we or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95.0% gross income test, but would be treated as non-qualifying income for purposes of the 75.0% gross income test.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.  We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries.  No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•                  substantially all of its assets consist of debt obligations or interests in debt obligations;

•                  more than fifty percent (50.0%) of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•                  the entity has issued debt obligations (liabilities) that have two or more maturities; and

•                  the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than eighty percent (80.0%) of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.  Financing arrangements entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes.  In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply.  The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT.  Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.  The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below.  A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.”  The REIT’s excess inclusion income would be allocated among its stockholders.  A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (thirty percent (30.0%)), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders.  See “– Federal Income Taxation of Stockholders” in this section.  To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently thirty-five percent (35.0%)).  The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law.  Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities (such as the operating partnership), were a TMP, the foregoing rules would not apply.  Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax.  In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements.  We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Tax Aspects of Investments in Partnerships

General.  We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.  In general, partnerships are “pass-through” entities that are not subject to

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federal income tax.  Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership.  We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income.  Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships.

Consequently, to the extent that we hold an interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification.  Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the Internal Revenue Service were to assert that a subsidiary partnership is a TMP).  See “General – Taxable Mortgage Pools” in this section.  If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income.  In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the tests generally preventing a REIT from owning more than ten percent (10.0%) of the voting securities, or more than ten percent (10.0%) of the securities by value, of a corporation) or the gross income tests as discussed in “General – Asset Tests” and “– Gross Income Tests,” and in turn could prevent us from qualifying as a REIT.  See “General – Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.  In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the Annual Distribution Requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties.  Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”).  Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.  Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners.  These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock.  As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership.  This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the Annual Distribution Requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders.  As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be ordinary income (subject to limited exceptions that may allow a portion to be treated as dividend income eligible for the reduced fifteen percent (15.0%) maximum federal tax rate to non-corporate taxpayers).  Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the tax basis in the stockholder’s common stock by the amount of the distribution, and then to the extent the distribution exceeds the stockholder’s tax basis, as capital gain.  Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital.  Additionally, because distributions in excess of earnings and profits reduce the stockholder’s tax basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses.  Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status.  Distributions that are designated as capital gain dividends will be taxed as

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long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year.  However, corporate stockholders may be required to treat up to twenty percent (20.0%) of some types of capital gain dividends as ordinary income.  Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year.  Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities.  We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon.  In this case, stockholders would include their proportionate share of the gains in income and receive a credit on their returns for their proportionate share of our tax payments.

In general, the sale of common stock held for more than twelve months will produce long-term capital gain or loss.  All other sales of common stock generally will produce short-term gain or loss.  In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s tax basis in the common stock sold.  However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold.  A stockholder may be subject to backup withholding (the current rate of which is twenty-eight percent (28.0%)) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements.  A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service.  Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability.  In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us.  See “– Taxation of Foreign Stockholders” in this section.

Taxation of Tax-Exempt Stockholders.  Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock is otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts.  If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than ten percent (10.0%) by value of our stock may be required to treat a percentage of our dividends as UBTI.  This rule applies if:

•                  at least one tax-exempt pension trust owns more than twenty-five percent (25.0%) by value of our shares; or

•                  one or more tax-exempt pension trusts (each owning more than ten percent (10.0%) by value of our shares) hold in the aggregate more than fifty percent (50.0%) by value of our shares.

The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses).  If this percentage is less than five percent (5.0%), however, none of the dividends will be treated as UBTI.  Because of the restrictions in our articles of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules.  However, because shares of our common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders.  The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates.  These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

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In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is “effectively connected” with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the thirty percent (30.0%) “branch profits tax” under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of thirty percent (30.0%) of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions were gains “effectively connected” with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends also may be subject to a thirty percent (30.0%) branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of thirty percent (30.0%) and thirty-five percent (35.0%) may apply to distributions on common stock to foreign stockholders.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

•      thirty-five percent (35.0%) of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder who owns more than five percent (5.0%) of our stock  at any time during the one-year period ending on the distribution date (or to all foreign stockholders if the dividend occurs at a time during which our stock is not regularly traded on an established securities market located in the United States) and remit to the Internal Revenue Service; and

•      thirty percent (30.0%) of any other dividends paid out of earnings and profits (including capital gain dividends not subject to thirty-five percent (35.0%) withholding described immediately above) to all foreign stockholders.

In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. The thirty-five percent (35.0%) withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the fifteen percent (15.0%) maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder’s entitlement to the benefits of any treaty.

Unless the shares of common stock constitute a “U.S. real property interest” under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business, in which case, as discussed

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above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a thirty percent (30.0%) tax on such gain.

Shares of our common stock will not constitute a “U.S. real property interest” if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT, which at all times during the preceding five-year period, had less than fifty percent (50.0%) in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity once we satisfy the five-year period requirement, and, therefore, the sale of our shares should not be subject to such taxation for foreign stockholders after that date, except as discussed above or in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the exception applicable to “regularly traded” stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date. Because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity. If we do not constitute a domestically controlled qualified investment entity, whether a foreign stockholder’s gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common stock is “regularly traded” on an established securities market and on whether the stockholder owns less than 5% of our common stock through the five-year period ending on the date of the sale. If the gain on the sale of common stock is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold ten percent (10.0%) of the purchase price and remit this amount to the Internal Revenue Service.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is twenty-eight percent (28.0%)) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

Other Tax Considerations

Distribution Reinvestment Plan. Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends from a REIT. If a stockholder purchases stock through the distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. See “Taxation of Stockholders” in this section. Stock received throughout our distribution reinvestment plan will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State and Local Taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock.

Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock. President Bush has proposed to exempt

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certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

Plan of Distribution

The following information, which was previously inserted at the end of the “Plan of Distribution” section on page 171 of the prospectus, has been updated as follows:

The following table provides information regarding shares sold in our offering as of September 1, 2006.

	Shares	Gross proceeds ($) (1)	Commissions and fees ($) (2)	Net proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	82,944,987	829,449,870	87,092,236	742,357,634

Shares sold pursuant to our distribution reinvestment program:	897,906	8,530,102	—	8,530,102

	83,862,893	838,179,972	87,092,236	751,087,736

(1)       Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)       Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)       Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

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Relationships and Related Transactions

This section revises the discussion contained in the prospectus under the heading “Relationships and Related Transactions,” which begins on page 180 of the prospectus.

Relationships and fees with respect to our public offering

We presently are engaged in the initial public offering of our common stock. The dealer manager of this offering is Inland Securities Corporation, which is a wholly owned subsidiary of our sponsor and affiliate, Inland Real Estate Investment Corporation, or IREIC. IREIC is a subsidiary of The Inland Group, Inc. One of the nominees for director, Mr. Parks, is a director and stockholder of The Inland Group.

While we are engaged in this public offering of our securities, we will pay Inland Securities a selling commission equal to seven and one-half percent (7.5%), up to seven percent (7.0%) of which may be reallowed to participating dealers, of the sale price for each share, subject to reduction for special sales under certain circumstances. We also will pay a marketing contribution equal to two and one-half percent (2.5%) of the gross offering proceeds to Inland Securities, which may reallow up to one and one-half percent (1.5%) to soliciting dealers. We will pay an additional one-half percent (0.5%) of the gross offering proceeds to Inland Securities, which may reallow all or a portion to the soliciting dealers for bona fide due diligence expenses. We will not pay the marketing contribution and due diligence expense allowance in connection with any special sales, except those receiving volume discounts and other circumstances described in our prospectus. In addition, we will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

As of June 30, 2006, we had incurred $65,866,429 of offering costs, of which $45,839,951 was paid or accrued to affiliates of our Business Manager. Selling commissions, the marketing contribution and the due diligence expense allowance totaled $56,957,475, of which $1,350,299 was unpaid, as of June 30, 2006. In accordance with the terms of the offerings, our Business Manager has agreed to pay all offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of four and one-half percent (4.5%) of the gross proceeds of the offering or gross offering proceeds or all organization and offering expenses (including sales commissions, the marketing contribution and the due diligence expense allowance) which together exceed fifteen percent (15.0%) of gross offering proceeds. As of June 30, 2006, offering costs did not exceed the four and one-half percent (4.5%) and fifteen percent (15.0%) limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by our Business Manager.

We established a discount stock purchase policy for affiliates of our Business Manager that enables these affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. We sold 110,808 shares to affiliates and affiliates of our Business Manager and recognized an expense related to these discounts of $104,389 for the six months ended June 30, 2006.

Relationships and fees with respect to our operations

We have entered into agreements to pay IREIC and its affiliates certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates, including our Business Manager, property managers and Inland Real Estate Acquisitions, Inc., may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc., an indirect subsidiary of The Inland Group, Inc., to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations. Under the terms of our business management agreement, any time that we acquire a controlling interest in a REIT or other real estate operating company, we pay our Business Manager or its designee a fee equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest. In addition, after our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their invested capital, we will pay our Business Manager a fee of up to one percent (1.0%) of our average invested assets, payable quarterly in an amount equal to one-quarter of one percent (0.25%) of our average invested assets as of the last day of the immediately preceding quarter. We will pay this fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate. This fee terminates if we acquire our Business Manager. Further, after our stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their invested capital, we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net

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proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.

Separate and distinct from any business management fee, we also will reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager. For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of our average invested assets for that fiscal year; or twenty-five percent (25.0%) of our net income for that fiscal year, subject to certain adjustments described herein. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses. No fees or reimbursements were due or paid for the six months ended June 30, 2006.

Our subsidiary, MB REIT, also entered into an agreement with an affiliate of our Business Manager, under which MB REIT has agreed to pay the Business Manager an asset management fee. The terms are consistent with those listed above. MB REIT did not pay any asset management fees or reimbursements for the six months ended June 30, 2006.

We also pay fees to affiliates of our Business Manager for various administrative services, such as payroll preparation and management, data processing, insurance consultation and placement, property tax reduction services, mail processing and certain legal services. Except in the case of computer services provided by Inland Computer Services, Inc., we pay hourly rates for these services. The hourly rate is based on the average amount of all salaries and bonuses paid to the employees of the service provider plus an allocation for overhead including employee benefits, rent, materials, fees, taxes and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider. We categorize the amounts we pay for all of these the services as general and administrative expenses. During the six months ended June 30, 2006, we paid fees of $336,005, of which $131,000 remained unpaid as of June 30, 2006. For the six months ended June 30, 2006, MB REIT paid fees of $194,424, of which $141,000 remained unpaid as of June 30, 2006. We expect to continue purchasing these services during 2006.

We have entered into property management agreements with each of our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC. For each property managed directly by any of our property managers, their affiliates or agents, we pay the applicable property managers a monthly fee equal to four and one-half percent (4.5%) of the gross income from each such property. We pay this fee for services in connection with renting, leasing, operating and managing each property. For each property managed directly by entities other than our property managers, their affiliates or agents, we pay the applicable property manager, based on the type of property managed, a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property. In no event do any of our property managers receive a property management fee and an oversight fee with respect to a particular property. During the six months ended June 30, 2006, we and MB REIT incurred and paid property management fees of $1,479,770. The fees have been recorded in property operating expenses to affiliates of our Business Manager for the six months ended June 30, 2006. No fees remained unpaid as of June 30, 2006.

We also have entered into an agreement with Inland Real Estate Acquisitions, Inc. under which Inland Real Estate Acquisitions will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets. This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, Inland Real Estate Acquisitions or our Business Manager or their affiliates are then serving as our officers and directors.

Other affiliates of our Business Manager provide additional services to the company and MB REIT. We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. These fees will be included in the property operating expenses to affiliates of our Business Manager. For the six months ended June 30, 2006, we and MB REIT paid $12,059 in fees to Inland Mortgage Servicing Corporation. In addition, we or MB REIT will pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us or MB REIT by Inland Mortgage Brokerage Corporation. These costs are capitalized as loan fees and amortized over the respective loan term. During the six months ended June 30, 2006, we and MB REIT paid loan fees totaling $598,912 to this affiliate of our Business Manager. We also pay an affiliate of our Business Manager to purchase and monitor our investment in marketable securities. During the six months ended June 30, 2006, we incurred expenses totaling $308,380, of which $0 remained unpaid as of June 30, 2006.

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Other relationships and fees

IREIC has contributed funds sufficient to pay our distributions to stockholders and has advanced funds to pay for costs until funds from our operations are adequate to cover the distributions and costs. For the year ended December 31, 2005, IREIC advanced a total of $2,708,748 for the payment of costs. In addition, IREIC contributed $800,000 to pay our distributions of $123,300 and expenses of $676,700.

Inland Western invested $264 million in MB REIT in series C preferred shares as of June 30, 2006.

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Independent Registered Public Accounting Firm

This section revises the discussion contained in the prospectus under the heading “Independent Registered Public Accounting Firm,” which appears on page 186 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2005 and 2004, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from October 4, 2004 (inception) through December 31, 2004 and the related financial statement Schedule III have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•      the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•      the historical summary of gross income and direct operating expenses of Lakeview for the year ended December 31, 2004,

•      the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•      the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•      the historical summary of gross income and direct operating expenses of Lakewood for the year ended December 31, 2004,

•      the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Ahold Portfolio for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Lincoln Mall for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Hilliard Marketplace for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of Dulles Executive Plaza I & II for the year ended December 31, 2005,

•      the combined historical summary of gross income and direct operating expenses of Bradley Portfolio for the year ended December 31, 2005,

•      the historical summary of gross income and direct operating expenses of IDS Center for the year ended December 31, 2005.

The audit reports related to the above Historical Summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

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Financial Statements

This section replaces the Financial Statements included in the prospectus, which appear beginning on page F-i of the prospectus.

Page
Inland American Real Estate Trust, Inc.:

Consolidated Balance Sheets at June 30, 2006 (unaudited) and December 31, 2005	F-1

Consolidated Statements of Operations and Other Comprehensive Income for the three and six months ended June 30, 2006 and June 30, 2005 (unaudited)	F-3

Consolidated Statement of Stockholders Equity for the six months ended June 30, 2006 (unaudited)	F-5

Consolidated Statements of Cash Flows for the three and six months ended June 30, 2006 and June 30, 2005 (unaudited)	F-6

Notes to Consolidated Financial Statements at June 30, 2006 (unaudited)	F-8

Pro Forma Consolidated Balance Sheet at June 30, 2006 (unaudited)	F-25

Notes to Pro Forma Consolidated Balance Sheet at June 30, 2006 (unaudited)	F-27

Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2006 (unaudited)	F-29

Notes to Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2006 (unaudited)	F-31

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-33

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-35

Ahold Portfolio:

Independent Auditors’ Report	F-38

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-39

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-40

Lincoln Mall:

Independent Auditors’ Report	F-41

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-42

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-43

Southgate Apartments:

Independent Auditors’ Report	F-44

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-45

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-46

F-i

Page
Canfield Plaza:

Independent Auditors’ Report	F-47

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-48

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-49

Shakopee Center:

Independent Auditors’ Report	F-51

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-52

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-53

Dulles Executive Plaza I & II:

Independent Auditors’ Report	F-55

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-56

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-57

Hilliard Marketplace:

Independent Auditors’ Report	F-58

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-59

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-60

Bradley Portfolio:

Independent Auditors’ Report	F-61

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-62

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-63

IDS Center:

Independent Auditors’ Report	F-65

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-66

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-67

F-ii

Page
Buckhorn Plaza:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited)

F-69

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited)

F-70

Fabyan Randall:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-71

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-72

F-iii

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	June 30, 2006	December 31, 2005
	(unaudited)	(audited)
Investment properties:
Land	$181,841	$101,144
Building and other improvements	931,968	609,362

	1,113,809	710,506
Less accumulated depreciation	(15,971)	(2,751)

Net investment properties	1,097,838	707,755

Cash and cash equivalents (including cash held by management company of $3,271 and $7,329 as of June 30, 2006 and December 31, 2005, respectively)	319,150	37,129
Restricted cash	14,720	8,626
Restricted escrows	23,775	30,708
Investments in marketable securities	128,283	28,614
Accounts and rents receivable	5,653	1,100
Due from related parties (Note 3)	—	451
Acquired in-place lease intangibles (net of accumulated amortization of $4,427 and $698 as of June 30, 2006 and December 31, 2005, respectively)	70,619	45,621
Acquired above market lease intangibles (net of accumulated amortization of $58 and $9 as of June 30, 2006 and December 31, 2005, respectively)	945	244
Loan fees and loan fee deposits (net of accumulated amortization of $179 and $9 as of June 30, 2006 and December 31, 2005, respectively)	8,123	3,535
Other assets	5,937	2,068

Total assets	$1,675,043	$865,851

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	June 30, 2006	December 31, 2005
	(unaudited)	(audited)
Liabilities:
Mortgages and margins payable (Note 7)	$506,942	$227,654
Accounts payable	898	1,381
Accrued offering costs to related parties	1,100	292
Accrued offering costs to non-related parties	250	321
Accrued interest payable	911	862
Tenant improvement payable	726	789
Accrued real estate taxes	3,426	1,601
Distributions payable	2,779	315
Security deposits	979	669
Prepaid rental and recovery income and other liabilities	1,977	5,639
Advances from sponsor	—	3,081
Acquired below market lease intangibles (net of accumulated amortization of $372 and $34 as of June 30, 2006 and December 31, 2005, respectively)	14,456	3,059
Restricted cash liability	14,720	8,626
Other financings (Note 1)	47,762	—
Due to related parties (Note 3)	854	10,756
Deferred income tax liability (Note 9)	1,662	—

Total liabilities	599,442	265,045

Minority interest	553,450	515,721

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 60,108,778 and 9,873,834 shares issued and outstanding as of June 30, 2006 and December 31, 2005, respectively	60	10
Additional paid in capital (net of offering costs of $65,868 and $13,147 as of June 30, 2006 and December 31, 2005, of which $38,039 and $7,663 was paid or accrued to affiliates as of June 30, 2006 and December 31, 2005, respectively)	535,934	86,410
Accumulated distributions in excess of net loss	(14,102)	(1,835)
Accumulated other comprehensive income	259	500

Total stockholders’ equity	522,151	85,085

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$1,675,043	865,851

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

(unaudited)

	Three months	Three months	Six months	Six months
	ended	ended	Ended	ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income:
Rental income	$18,207	$—	$34,022	$—
Tenant recovery income	2,784	—	4,658	—
Other property income	115	—	147	—

Total income	21,106	—	38,827	—
Expenses:
General and administrative expenses to related parties	656		1,166	—
General and administrative expenses to non-related parties	606	23	1,350	68
Property operating expenses to related parties	804	—	1,480	—
Property operating expenses to non-related parties	1,612	—	2,688	—
Real estate taxes	1,879	—	2,954	—
Depreciation and amortization	9,129	—	16,949	—

Total expenses	14,686	23	26,587	68

Operating income (loss)	$6,420	$(23)	$12,240	(68)

Interest and dividend income	5,332	—	7,419	—
Other income (Note 8)	197	—	615	—
Interest expense	(5,420)	—	(9,248)	—
Realized gain on securities	401	—	622	—

Income (loss) before income taxes and minority interest	$6,930	$(23)	$11,648	$(68)

Income tax expense (Note 9)	(1,662)	—	(1,662)	—
Minority interest (Note 8)	(6,259)	—	(12,432)	—

Net income (loss) applicable to common shares	$(991)	$(23)	$(2,446)	(68)

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

(unaudited)

	Three months	Three months	Six months	Six months
	ended	ended	Ended	ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Other comprehensive income:
Unrealized loss on investment securities	(3,473)	—	(241)	—

Comprehensive (loss)	$(4,464)	$(23)	$(2,687)	$(68)
Net income (loss) available to common shareholders per common share, basic and diluted	$(.02)	$(1.15)	$(.07)	$(3.40)
Weighted average number of common shares outstanding, basic and diluted	45,930,663	20,000	32,781,021	20,000

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statement of Stockholders’ Equity

For the six month period ended June 30, 2006

(Dollar amounts in thousands)

(unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Loss	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

Net loss	—	—	—	(2,446)	—	(2,446)
Unrealized gain (loss) on investment securities	—	—	—	—	(241)	(241)

Distributions declared	—	—	—	(9,821)	—	(9,821)
Proceeds from offering	49,743,508	50	497,469	—	—	497,519
Offering costs	—	—	(52,721)	—	—	(52,721)
Proceeds from distribution reinvestment program	491,436	—	4,669	—	—	4,669
Issuance of stock options and discounts on shares issued to affiliates	—	—	107	—	—	107

Balance at June 30, 2006	60,108,778	60	535,934	(14,102)	259	522,151

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Six months ended	Six months ended
	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)
Cash flows from operations:
Net loss available to common shareholders	$(2,446)	$(68)
Adjustments to reconcile net loss available to common shareholders to net cash provided by (used in) operating activities:
Depreciation	13,220	—
Amortization	3,729	—
Amortization of loan fees	170	—
Amortization on acquired above market leases	49	—
Amortization on acquired below market leases	(338)	—
Straight-line rental income	(1,490)	—
Straight-line lease expense	33	—
Other income	(615)	—
Minority interests	12,432	—
Discount on shares issued to related parties	104	—
Realized gain on sale of marketable securities	(622)	—
Changes in assets and liabilities:
Accounts and rents receivable	(3,063)	—
Accounts payable	(484)	9
Accrued real estate taxes	1,218	—
Accrued interest payable	49	—
Prepaid rental and recovery income	(3,602)	—
Other liabilities	144	—
Deferred income tax liability	1,662
Security deposits	(3)	—
Other assets	(1,380)	—

Net cash flows provided by (used in) operating activities	18,767	(59)

Cash flows from investing activities:
Purchase of investment securities	(106,602)	—
Sale of investment securities	7,314	—
Restricted escrows	6,933	—
Rental income under master leases	40	—
Acquired in-place lease intangibles	(28,727)	—
Tenant improvement payable	(63)	—
Purchase of investment properties	(329,539)	—
Acquired above market leases	(750)	—
Acquired below market leases	11,735	—
Other assets	(2,111)	—

Net cash flows used in investing activities	(441,770)	—

The accompanying notes are an integral part of the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows
(Dollar amounts in thousands)

(continued)

(unaudited)

	Six months ended	Six months ended
	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)
Cash flows from financing activities:
Proceeds from offering	497,519	—
Proceeds from the dividend reinvestment program	4,669	—
Payment of offering costs	(51,983)	(123)
Proceeds from mortgage debt	209,235	—
Proceeds from margin securities debt	44,933	—
Payment of loan fees and deposits	(4,758)	—
Distributions paid	(7,357)	—
Distributions paid - MB REIT preferred series A, B and C	(24,925)	—
Due from related parties	451	—
Due to related parties	196	—
Proceeds of issuance of preferred shares and common shares - MB REIT	40,125	—
Sponsor advances	(3,081)	200

Net cash flows provided by financing activities	705,024	77

Net increase in cash and cash equivalents	282,021	18
Cash and cash equivalents, at beginning of period	37,129	200

Cash and cash equivalents, at end of period	$319,150	$218

Supplemental disclosure of cash flow information:

Purchase of investment properties	403,342	—
Real estate tax liabilities assumed at acquisition	(608)	—
Security deposit liabilities assumed at acquisition	(313)	—
Assumption of mortgage debt	(25,120)	—
Other financings	(47,762)	—

	329,539	—

Cash paid for interest	$8,972	$—

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$2,779	$—

Accrued offering costs payable	$1,350	$224

The accompanying notes are an integral part of the consolidated financial statements.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

June 30, 2006

(unaudited)
(Dollar amounts in thousands, except per share amounts)

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. Readers of this Quarterly Report should refer to the audited consolidated financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2005, which are included in the Company’s 2005 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited consolidated financial statements have been omitted from this Report. In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

(1)  Organization and Basis of Accounting

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. The Business Management Agreement (the “Agreement”) appoints Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Sponsor, to be the business manager to the Company. On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and up to 40,000,000 shares at $9.50 each, which may be distributed pursuant to the Company’s distribution reinvestment plan.

The Company qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ended December 31, 2005. So long as the Company qualifies for treatment as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments. Wholly owned subsidiaries generally consist of limited liability companies (LLC’s) and limited partnerships (LP’s). The effects of all significant intercompany transactions have been eliminated.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
 (continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

The Company has ownership interests of 67 to 75% in LLC’s which own nine shopping centers. These entities are considered VIE’s as defined in FIN 46(R) and the Company is considered the primary beneficiary of each LLC. Therefore, these entities are consolidated by the Company. The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLC’s to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements. Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”). The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by us and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain redemption rights. The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”). Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. This derivative was not designated as a hedge.

 (2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
 (continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

Certain reclassifications were made to the 2005 financial statements to conform to the 2006 presentations.

In accordance with SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value. The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made. Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property. This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Based upon the Company’s judgment, no impairment was warranted as of June 30, 2006.

The application of the SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the six months ended June 30, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $49 was applied as a reduction to rental income for the six months ended June 30, 2006. Amortization pertaining to the below market lease costs of $338 was applied as an increase to rental income for the six months ended June 30, 2006.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $3,729 for the six months ended June 30, 2006.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at June 30, 2006.

	2006 (1)	2007	2008	2009	2010	Thereafter
Amortization of:

Acquired above market lease costs	$(105)	(211)	(178)	(114)	(92)	(245)

Acquired below market lease costs	862	1,681	1,596	1,493	1,454	7,370

Net rental income Increase	$757	1,470	1,418	1,379	1,362	7,125

Acquired in-place lease Intangibles	$4,583	7,791	7,169	6,722	6,641	37,713

(1)                    For the six month period from July 1, 2006 through December 31, 2006, taking into account the date of acquisition of the properties acquired as of June 30, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue. One tenant, SBC, accounted for 28% of consolidated rental revenues for the six months ended June 30, 2006. This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant. In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt is $420,950 as of June 30, 2006. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted. Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

Income taxes for certain state and local taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143.” FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset. This interpretation is effective no later than the end of fiscal years ending after December 31, 2005. FIN 47 did not have a material effect on the Company’s consolidated financial statements.

In June 2005, the FASB ratified the EITF’s consensus on Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” This consensus established the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners’ ownership interest in the limited partnership. The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. Whether the presumption of control is overcome is a matter of judgment based on the facts and circumstances, for which the consensus provides additional guidance. This consensus is currently applicable to the Company for all partnerships. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. The Company has evaluated the effect of this consensus and has concluded it does not have an impact on its consolidated financial statements

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

(3)  Transactions with Related Parties

As of June 30, 2006 and December 31, 2005, the Company had incurred $65,868 and $13,147 of Offering costs, respectively, of which $38,039 and $7,663 was paid or accrued to related parties. In accordance with the terms of the Offering, the business manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of June 30, 2006 and December 31, 2005, offering costs did not exceed the 4.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the business manager.

The business manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the business manager and its related parties relating to the Offering. In addition, a related party of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the Offering. Such costs are offset against the stockholders’ equity accounts. Such costs totaled $26,785 and $47,537 for the three and six months ended June 30, 2006, of which $1,100 was unpaid as of June 30, 2006.

The business manager and its related parties are entitled to reimbursement for general and administrative expenses of the business manager and its related parties relating to the Company’s administration. Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions. For the three and six months ended June 30, 2006, the Company incurred $866 and $1,585 of these costs, respectively, of which $604 remained unpaid as of June 30, 2006.

A related party of the business manager provides loan servicing to the Company for an annual fee. Such costs are included in property operating expenses to related parties. The agreement allows for annual fees totaling .03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly. For the three and six months ended June 30, 2006, these fees totaled $10 and $12, respectively. None remained unpaid as of June 30, 2006.

The Company pays a related party of the business manager .2% of the principal amount of each loan placed for the Company. Such costs are capitalized as loan fees and amortized over the respective loan term. For the three and six months ended June 30, 2006, the Company paid loan fees totaling $297 and $599, respectively, to this related party. None remained unpaid as of June 30, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter. For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The Company will pay this fee for services provided or arranged by the business manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate. This fee terminates if the Company acquires the business manager. Separate and distinct from any business management fee, the Company also reimburses the business manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the business manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the business manager. For any year in which the Company qualifies as a REIT, its business manager must reimburse the Company for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the business manager and acquisition fees and expenses are excluded from the definition of total operating expenses.

The property manager, an entity owned principally by individuals who are related parties of the business manager, is entitled to receive property management fees totaling 4.5% of gross income, for management and leasing services. The Company incurred and paid property management fees of $804 and $1,480 respectively and has been recorded in property operating expenses to related parties for the three and six months ended June 30, 2006. None remained unpaid as of June 30, 2006.

The Company has entered into a fee arrangement with Inland Western Retail Real Estate Trust, Inc., (“Inland Western”) whereby Inland Western is paid for guarantying customary non-recourse carve out provisions of the Company’s financings until such time as the Company reaches a net worth of $300,000 and the lender releases the guaranty. The fee arrangement calls for a fee of $50 annually for loans equal to and in excess of $50,000 and $25 annually for loans less than $50,000. The Company incurred fees totaling $47 and $99, respectively, for the three and six months ended June 30, 2006. All fees had been paid to Inland Western as of June 30, 2006. Inland Western has invested $264,003 and $224,003 in MB REIT in series C preferred shares as of June 30, 2006 and December 31, 2005, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

The Company established a discount stock purchase policy for related parties and related parties of the business manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. The Company sold 49,228 and 110,808 shares to related parties and recognized an expense related to these discounts of $40 and $104, respectively, for the three and six months ended June 30, 2006.

The Company retains a related party of the business manager to manage the Company’s portfolio of marketable securities. The Company incurred fees to this entity totaling $211 and $308, respectively, during the three and six months ended June 30, 2006 of which $78 was unpaid as of June 30, 2006.

As of June 30, 2006 the Company was repaid funds from related parties in the amount of $451 which was due from related parties for costs paid by the Company on their behalf.

As of June 30, 2006, the Company owed funds in the amount of $250 to Inland Retail Real Estate Trust, Inc. for costs paid on the Company’s behalf relating to the acquisition of investment property. The Company intends on paying this amount during the third quarter of 2006.

(4)  Investment Securities

Investment in securities of $128,283 and $28,614 at June 30, 2006 and December 31, 2005, respectively, consists of preferred and common stock investments which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on June 30, 2006 and December 31, 2005, the Company has accumulated other comprehensive income of $259 and $500, respectively. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the three and six months ended June 30, 2006 the Company realized a gain of $401 and $622, respectively, on the sale of shares. Dividend income is recognized when earned. During the three and six months ended June 30, 2006 dividend income of $1,795 and $2,540, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of June 30, 2006, and December 31, 2005, the Company has recorded a payable of $59,030 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At June 30, 2006, these rates were equal to a range between 5.59% and 5.84%. Interest expense in the amount of $606 and $789 is recognized in interest expense on the Consolidated Statement of Operations for the three and six months ended June 30, 2006, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

(5)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the three and six months ended June 30, 2006 the Company issued the 2,500 and 17,500 options to its independent directors, respectively. As of June 30, 2006 there were a total of 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $.44 on the date of the grant using the Black Scholes option-pricing model. During the three and six months ended June 30, 2006 the Company recorded $2 and $3, respectively, of expense related to stock options.

(6) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income. The amount of such payments received for the three and six months ended June 30, 2006 was $33 and $40, respectively.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2006	$73,004	*
2007	81,314
2008	80,052
2009	77,995
2010	74,534
Thereafter	583,415

Total	$970,314

*  For the twelve month period from January 1, 2006 through December 31, 2006, taking into account the date of acquisition of the properties acquired as of June 30, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084. For the three and six months ended June 30, 2006, ground lease rent was $53 and $107, respectively. Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2006	$150	*
2007	153
2008	154
2009	155
2010	156
Thereafter	11,969

Total	$12,737

*  For the twelve month period from January 1, 2006 through December 31, 2006, taking into account the date of acquisition of the properties acquired as of June 30, 2006.

(7) Mortgages and Margins Payable

Mortgage loans outstanding as of June 30, 2006, and December 31, 2005, were $447,912 and $213,557, respectively, and had a weighted average interest rate of 5.08% and 4.99%, respectively. All of the loans have fixed interest rates ranging from 4.88% to 6.01%. Properties with a net carrying value of $737,687 and $342,821 at June 30, 2006, and December 31, 2005, respectively, and related tenant leases are pledged as collateral. As of June 30, 2006, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations. As of June 30, 2006, the Company was in compliance with such covenants.

	2006	2007	2008	2009	2010	Thereafter

Maturing debt:
Fixed rate debt	—	—	—	—	—	$447,912

The company has purchased a portion of its investment securities through margin accounts. As of June 30, 2006, and December 31, 2005, the Company has recorded a payable of $59,030 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At June 30, 2006, these rates were equal to a range between 5.59% and 5.84%

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

(8)  Minority Interest

As a holder of common stock of MB REIT, the Company is entitled to receive distributions, paid on a monthly basis (or otherwise as declared by the Board of Directors or a committee of the Board of Directors authorized to declare dividends) from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock. As of June 30, 2006, the Company has purchased shares in MB REIT for a total investment of $200,002.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%. This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital. In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter. In calculating compliance with this covenant, the series A preferred shareholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings and to include MB REIT’s cash and the Company’s cash (including marketable securities) to the extent not committed and available for investment in common stock in MB REIT as part of its total assets for purposes of calculating compliance with the debt covenant ratio. As of June 30 2006, the debt ratio was 26% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REIT’s cash as part of its total assets. As of June 30, 2006, the debt ratio was 61% without this change in the calculation.

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT. Under SFAS 150 and SFAS 133 the put/call arrangements are considered free standing derivative instruments. The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations. The value of the put/call arrangements was an asset of $378 and a liability of ($237) as of June 30, 2006 and December 31, 2005, respectively, resulting in unrealized gains on derivative instruments of $197 and $615, respectively, included in other income for the three and six months ended June 30, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

The following tables present condensed financial information for MB REIT as of June 30, 2006 and December 31, 2005, and for the three and six months ended June 30, 2006.

	June 30, 2006	December 31, 2005
Assets
Real estate, net	$959,820	707,579
Cash and cash equivalents	67,413	10,805
Other assets	104,556	81,203

Total assets	$1,131,789	799,587

Liability and stockholders’ equity:
Mortgage notes payable	362,859	213,557
Other liabilities	25,395	23,672
Stockholders’ equity	743,535	562,358

Total liabilities and stockholders’ equity	$1,131,789	799,587

	For the three months ended June 30, 2006	For the six months ended June 30, 2006
Total income	$21,529	39,755
Other expenses	6,324	9,259
Interest expense	4,221	7,654
Depreciation and amortization	8,706	16,411

Net income	$2,278	6,431

The minority interest represents outside interests in MB REIT and is comprised of:

For the three months ended June 30, 2006.

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock (1)	$264,132	$(2,311)	$2,311	$264,132
Series B preferred stock (2)	125	(4)	4	125
Series C preferred stock (3)	264,003	(4,608)	4,608	264,003
Common stock (4)	26,228	(374)	(664)	25,190

	$554,488	$(7,297)	$6,259	$553,450

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

For the six months ended June 30, 2006.

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock (1)	$264,132	$(4,622)	$4,622	$264,132
Series B preferred stock(2)	125	(8)	8	125
Series C preferred stock(3)	264,003	(9,151)	9,151	264,003
Common stock (4)	27,585	(1,046)	(1,349)	25,190

	$555,845	$(14,827)	$12,432	$553,450

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors.

(3)                    owned by Inland Western Retail Real Estate Trust, Inc.

(4)                    owned by Minto Delaware, Inc.

Allocations of profit and loss are made first to series A, B, and C preferred shareholders to equal their distributions and then to the common shareholders in accordance with their ownership interest. The income allocation for the common shareholders for the three and six months ended June 30, 2006 was based on the average ownership percentages of the shareholders during the period of 85% and 80% for Inland American and 15% and 20% for MD, respectively. As of June 30, 2006, Inland American and MD’s effective ownership interest of the common stock was 87% and 13%, respectively.

(9) Income Taxes

In the second quarter of 2006, the state of Texas enacted new tax legislation. This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax. As such, the Company has recorded a net deferred tax liability and deferred income tax expense related to temporary differences of $1,662 as of June 30, 2006.

The temporary differences that give rise to the net deferred tax liability at June 30, 2006 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,698
Depreciation	(41)
Straight-line rents	11
Others	(6)

Total cumulative temporary differences	$1,662

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

(10)  Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family. The Company evaluates segment performance primarily based on net property operations. Net property operations of the segments does not include interest expense or depreciation and amortization, general and administrative expenses, interest and other investment income from corporate investments. The following table summarizes net property operations income by segment for the three and six months ended June 30, 2006.

For the three months ended June 30, 2006

	Total	Office	Retail	Industrial	Multi-Family
Property rentals	$17,208	$6,842	$9,506	$405	$455
Straight-line rents	803	404	378	21	—
Amortization of acquired above and below market leases, net	196	(9)	205	—	—
Total rentals	$18,207	$7,237	$10,089	$426	$455

Tenant recoveries	2,784	113	2,600	71	—
Other income	115	8	45	—	62
Total revenues	$21,106	$7,358	$12,734	$497	$517

Operating expenses	4,295	464	3,545	93	193

Net property operations	16,811	6,894	9,189	404	324

Depreciation and amortization	(9,129)
General and administrative	(1,262)
Interest and other investment income	5,733
Interest expense	(5,420)
Income tax expense	(1,662)
Other income	197
Minority interest	(6,259)

Net loss	$(991)

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

For the six months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family

Property rentals	$32,243	$13,661	$17,239	$714	$629
Straight-line rents	1,490	791	661	38	—
Amortization of acquired above and below market leases, net	289	(19)	308	—	—
Total rentals	$34,022	$14,433	$18,208	$752	$629

Tenant recoveries	4,658	154	4,430	74	—
Other income	147	8	75	—	64
Total revenues	$38,827	$14,595	$22,713	$826	$693

Operating expenses	7,122	857	5,924	112	229

Net property operations	31,705	13,738	16,789	714	464

Depreciation and amortization	(16,949)
General and administrative	(2,516)
Interest and other investment income	8,041
Interest expense	(9,248)
Income tax expense	(1,662)
Other income	615
Minority interest	(12,432)

Net loss	$(2,446)

Balance Sheet Data:
Real estate, net	$1,097,838	$370,495	$687,370	$22,092	$17,881

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC, which individually accounted for 28% of the Company’s consolidated rental revenues for the six months ended June 30, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

(11)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred for the three and six months ended June 30, 2006 and 2005, respectively, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.

The basic and diluted weighted average number of common shares outstanding was 45,930,663 and 32,781,021 for the three and six months ended June 30, 2006.

(12)  Commitments and Contingencies

The Company has closed several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $23,774 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company entered into an interest rate lock agreement on December 27, 2005 with a lender to secure an interest rate on mortgage debt on properties the Company currently owns or will purchase in the future. The Company has deposited $2,000 to lock this rate.  The deposit is applied as credits to the mortgage funding as they occur.  The agreement locked the interest rate at 5.321% on $100,000 in principal.

As of June 30, 2006, Inland American is required to purchase the remaining shares of MB REIT worth approximately $972,000 by December 31, 2006.  In addition, MB REIT is obligated to repurchase the series C preferred in the amount of $264,000 by December 31, 2006.

(13)  Subsequent Events

The Company paid distributions of $2,779 to our stockholders in July 2006.

The Company issued 12,345,106 shares of common stock from July 1, 2006 through August 4, 2006, resulting in a total of 72,453,884 shares of common stock outstanding. As of August 4, 2006, subscriptions for a total of 71,769,094 shares were received resulting in total gross offering proceeds of $717,691 and an additional 684,790 shares were issued pursuant to the DRP for $6,506 of additional gross proceeds.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

The Company has acquired the following properties during the period July 1 to August 4, 2006.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants

7/11/2006	The Market at Hilliard	2003	19,297	107,544	Michaels Bed Bath & Beyond Office Max Old Navy

7/21/2006	Eldridge Lakes Town Center	2004	16,634	54,980	Walgreens Dollar Hut Pizza Factory

7/21/2006	Spring Town Center	2004	16,969	40,571	Walgreens Bank of America

7/21/2006	CyFair Town Center	2003	15,986	51,592	LaMaria Mexican Restaurant

7/25/2006	Dulles Executive Office Plaza	2000	123,957	379,596	Lockheed Martin Cisco Systems

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent.  During the period from July 1 to August 4, 2006, the Company funded earnouts totaling $421 at one (1) of the existing properties.

The mortgage debt financings obtained from the period July 1 to August 4, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)

7/21/2006	CyFair Town Center	4.83%	12/2014	5,673

7/21/2006	Eldridge Lakes Town Center	4.88%	12/2014	7,504

7/21/2006	Spring Town Center	4.87%	01/2015	7,629

In July 2006, MB REIT paid distributions to series C preferred stockholders of $1,570 and paid distributions of $750 to common stockholders.

Inland American purchased 97,963 shares of the special voting stock of MB REIT in the amount of $125,000 in July 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

June 30, 2006

The Company entered into an interest rate lock agreement on July 31, 2006 with two lenders to secure an interest rate on mortgage debt on properties the Company currently owns or will purchase in the future. The Company has deposited $1,000 and $600 to lock these rates, respectively.  The deposits are applied as credits to the mortgage funding as they occur.  The agreements locked the interest rates with these lenders at 5.853% on $50 million and 5.765% on $30 million, respectively.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
June 30, 2006

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties had occurred on June 30, 2006.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 2006, nor does it purport to represent our future financial position. Pro forma adjustments have been made for The Market at Hilliard, Eldridge Lakes, Spring Town Center, CyFair Town Center, Dulles, IDS Building, Sherman Town Center, Buckhorn Plaza, the Bradley Portfolio and Eagle’s Landing.  The Company considers Eagle’s Landing and the Bradley Portfolio to be probable under rule 3-14 of Regulation S-X.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
June 30, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

	Historical	Pro Forma
	(A)	Adjustments	Pro Forma
Assets
Net investment properties (B)	$1,097,838	962,488	2,060,325
Cash and cash equivalents	319,150	(251,213)	67,938
Restricted cash	14,720	—	14,720
Restricted escrows	23,775	(696)	23,079
Investment in marketable securities	128,283	—	128,283
Accounts and rents receivable	5,653	—	5,653
Due from related parties	—	—	—
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization) (B) (D)	70,619	83,741	154,360
Acquired above market lease intangibles (net of accumulated amortization) (B) (D)	945	1,700	2,645
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization)	8,123	508	8,631
Other assets (F)	5,937	(681)	5,256

Total assets	$1,675,043	795,847	2,470,890

Liabilities and Stockholders’ Equity
Mortgages and notes payable (B)	506,942	607,579	1,114,521
Accounts payable	898	—	898
Accrued offering costs	1,350	—	1,350
Accrued interest payable	911	—	911
Tenant improvement payable	726	—	726
Accrued real estate taxes	3,426	—	3,426
Distributions payable	2,779	—	2,779
Security deposits	979	—	979
Prepaid rental income and recovery income	1,977	—	1,977
Advances from sponsor	—	—	—
Acquired below market lease intangibles (net of accumulated amortization) (B) (D)	14,456	1,155	15,611
Restricted cash liability	14,720	—	14,720
Other financings (G)	47,762	—	47,762
Due to related parties	854	—	854
Deferred income tax	1,662	—	1,662

Total liabilities	599,442	608,734	1,208,176

Minority interests	553,450	—	553,450

Common stock (C)	60	21	81
Additional paid-in capital (net of offering costs for pro forma) (C)	535,934	187,092	723,026
Accumulated distributions in excess of net income (E)	(14,102)	—	(14,102)
Accumulated other comprehensive income	259	—	259

Total stockholders’ equity	522,151	187,113	709,264

Total liabilities and stockholders’ equity	$1,675,043	795,847	2,470,890

See accompanying notes to pro forma consolidated balance sheet.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
June 30, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(A)      The historical column represents the Company’s Consolidated Balance Sheet as of June 30, 2006 as filed with the Securities Exchange Commission on Form 10-Q.

(B)        The pro forma adjustments reflect the acquisition of the following properties by the Company and its consolidated joint ventures. MB REIT is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
The Market at Hilliard	$19,297	$—
Eldridge Lakes Town Center	16,634	7,504
Spring Town Center	16,098	7,629
CyFair Town Center	15,986	5,673
Dulles Executive Office Plaza I & II	123,957	68,750
IDS	277,932	161,000
Sherman Town Center	60,056	38,449
Buckhorn Plaza	13,508	—
Bradley Portfolio	492,910	277,164
Plaza at Eagle’s Landing	9,700	—
Willis - earnout	421	—
Friendswood - earnout	275	—
Canfield	—	7,575
Lincoln Mall	—	33,835

Total	$1,046,774	$607,579

Allocation of net investments in properties:

Land	$209,216
Building and improvements	753,272
Acquired in-place lease intangibles and customer relationship value	83,741
Acquired above market lease intangibles	1,700
Acquired below market lease intangibles	(1,155)
Total	$1,046,774

(C)        Additional offering proceeds of $209,478, net of additional offering costs of $22,365 are reflected as received as of June 30, 2006, prior to the purchase of the properties and are limited to the lesser of offering proceeds necessary to acquire the properties or offering proceeds actually received as of September 6, 2006. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D)       Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant as well as the value associated with customer relationships.  The value of the acquired leases and customer relationship values will be amortized over the lease term.

(E)         No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
June 30, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(F)   Change in Other assets of $(681) represents advance purchase deposits applied to the purchase price of properties purchased as described in (B).

(G)   IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for the Market at Hilliard, Eldridge Lakes, Spring Town Center, CyFair Town Center, Dulles, IDS Building, Sherman Town Center, Buckhorn Plaza and the Bradley Portfolio and for properties purchased during the first and second quarter of 2006.  The Company considers the Bradley Portfolio as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for Eagle’s Landing or Brooks Corner as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2006, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments
	(A)	(B)	Pro Forma

Rental income (D)	$34,022	44,591	78,613
Tenant recovery income	4,658	15,740	20,398
Other property income	147	—	147

Total income	38,827	60,331	99,158

General and administrative expenses	2,516	—	2,516
Advisor asset management fee (C)	—	—	—
Property operating expenses (F)	4,168	18,588	22,756
Real estate taxes	2,954	—	2,954
Depreciation and amortization (D)	16,949	21,283	38,232

Total expenses	26,587	39,871	66,458

Operating income	12,240	20,460	32,700

Interest and dividend income	7,419	—	7,419
Other income	615	—	615
Interest expense (G), (H)	(9,248)	(19,980)	(29,228)
Realized gain on securities	622	—	622

Net income (loss) before income tax and minority interest	$11,648	480	12,128

Income tax expense	(1,662)	—	(1,662)
Minority interest (I)	(12,432)	(1,166)	(13,598)

Net income (loss) applicable to common shareholders	$(2,446)	(686)	(3,132)

Weighted average number of shares of common stock outstanding, basic and diluted (E)	32,781,021		46,022,892

Net loss per share, basic and diluted (E)	(0.07)		(0.07)

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2006
(unaudited)

(A)  The historical information represents the consolidated historical statement of operations of the Company for the six months ended June 30, 2006 as filed with the Securities Exchange Commission.

(B)   Total pro forma adjustments for acquisitions consummated as of September 6, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for Eagle’s Landing or Brooks Corner as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through the date of acquisition based on information provided by the Seller for the following properties:

Hyde Park Stop N Shop	Ahold Portfolio	CyFair Town Center	Fabyan Randall
Lakewood Mall	Lincoln Mall	The Market at Hilliard
Monadnock Marketplace	Southgate Apartments	Dulles
Thermo Process Facilities	Sherman Town Center	Buckhorn Plaza
Canfield Plaza	Spring Town Center	IDS Building
Shakopee Center	Eldridge Lakes	Bradley Portfolio

(C)   The advisor asset management fee is expected to be subordinated to the shareholders’ receipt of a stated return thus no amount is reflected.

(D)  Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(E)   The pro forma weighted average shares of common stock outstanding for the six months ended June 30, 2006 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(F)   Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(G)   IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the six months ended June 30, 2006, the Interest expense included other financing interest expense of $1,034.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the three months ended June 30, 2006
(unaudited)

(H)  The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date

Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town	7,629	4.8700%	01/01/2015
Eldridge Lakes	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Mall	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles	68,750	5.8510%	09/01/2016
IDS Building	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013

(I)    Minority interests represents outside interests in MB REIT and is calculated as follows:

Income
Allocation

Series A preferred stock	4,622
Series B preferred stock	8
Series C preferred stock	9,240
Common stock owned by MD	(272)

Pro Forma Balance	13,598

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest.

Pro forma adjustments to Minority interests represent adjustments for both audited and unaudited properties.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for the Market at Hilliard, Eldridge Lakes, Spring Town Center, CyFair Town Center, Dulles, IDS Building, Sherman Town Center, Buckhorn Plaza and the Bradley Portfolio and for properties purchased in the first and second quarter of 2006 and during 2005.  The Company considers the Bradley Portfolio as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for McKesson Distribution Center, Brooks Corner or Eagle’s Landing as the properties were completed in 2005 and 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2005, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments
	(A)	(B)	(C)	Pro Forma

Rental income (E)	$6,152	81,593	57,314	145,059
Tenant recovery income	509	25,613	8,822	34,944
Other property income	8	—	—	8

Total income	6,669	107,206	66,136	180,011

General and administrative expenses	1,267	—	—	1,267
Advisor asset management fee (D)	—	—	—	—
Property operating expenses (G)	625	32,449	13,213	46,287
Real estate taxes	361	—	—	361
Depreciation and amortization (E)	3,459	39,374	33,475	76,308

Total expenses	5,712	71,823	46,688	124,223

Operating income	957	35,383	19,448	55,788

Interest and dividend income	1,740	—	—	1,740
Other income	1	—	—	1
Interest expense (H) (I)	(1,412)	(37,805)	(17,773)	(56,990)
Other expense	(237)	—	—	(237)
Minority interest (J)	(2,422)		(23,124)	(25,546)

Net income (loss)	$(1,373)	(2,422)	(21,449)	(25,244)

Weighted average number of shares of common stock outstanding, basic and diluted (F)	884,058			46,022,892

Net loss per share, basic and diluted (F)	(1.55)			(0.55)

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(A)  The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2005 as filed with the Securities Exchange Commission.

(B)   Total pro forma adjustments for acquisitions consummated as of September 6, 2006 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2005.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Southgate Apartments	The Market at Hilliard
Canfield Plaza	Dulles
Shakopee Shopping Center	IDS Building
Ahold Portfolio	Bradley Portfolio
Lincoln Mall

(C)   Total pro forma adjustments for acquisitions consummated as of September 6, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for McKesson Distribution Center, Brooks Corner or Eagle’s Landing as the properties were completed in 2005 and 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through December 31, 2005 based on information provided by the Seller for the following properties:

SBC Center	New Quest Portfolio	Triangle Mall
Bridgeside Point	Paradise Shops of Largo	Monadnock Marketplace
Hyde Park Stop N Shop	Lakeview Technology Center I	Thermo Process Facilities
Lakewood Mall	Buckhorn Plaza	Fabyan Randall

(D)  The advisor asset management fee is expected to be subordinated to the shareholders’ receipt of a stated return thus no amount is reflected.

(E)   Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(F)   The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2005 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(G)   Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(H)       IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the twelve months ended December 31, 2006, the Interest expense included other financing interest expense of $3,649.

(I)            The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
SBC Center	200,472	4.9950%	12/01/2035
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town	7,629	4.8700%	01/01/2015
Eldridge Lakes	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Mall	11,715	6.0100%	04/01/2024
Paradise Shops of Largo	7,325	4.8800%	01/01/2011
Lakeview Technology Center I	14,470	4.9000%	02/01/2011
Triangle Mall	23,600	4.8300%	03/01/2011
Bridgeside Point	17,325	5.2000%	02/11/2011
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles	68,750	5.8510%	09/01/2016
IDS	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(J)           Minority interests represents outside interests in MB REIT and is calculated as follows:

Income Allocation
Series A preferred	9,245
Series B preferred	16
Series B preferred	18,480
Common Stock owned by MD	(2,195)

Pro Forma Balance	25,546

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest.

Pro forma adjustments to Minority interests represent adjustments for both audited and unaudited properties.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Ahold Portfolio (collectively, “the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Ahold Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 5, 2006

Ahold Portfolio

Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	December 31, 2005	Three months ending March 31, 2006 (unaudited)

Gross income—base rental income	$8,993,935	2,248,484

Direct operating expenses—insurance expense	12,118	3,030

Excess of gross income over direct operating expenses	$8,981,817	2,245,454

See accompanying notes to historical summary of gross income and direct operating expenses.

Ahold Portfolio

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Ahold Portfolio (collectively, “the Property”) is comprised of eight properties located in the following states; South Carolina, Rhode Island, Massachusetts, Connecticut, and New Jersey.  The Portfolio consists of approximately 547,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Properties are leased by single tenants with triple-net leases. Inland American Real Estate Trust, Inc. (“IARETI”) intends to acquire an interest in the Property through a joint venture with Ceruzzi Holdings in the second quarter of 2006.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  In addition, all tenant leases are triple-net leases in which property operating expenses and real estate taxes and paid directly by the tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $544,901 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, which terms are 25 years each, as of December 31, 2005, are as follows:

Year
2006	$8,454,706
2007	8,721,282
2008	8,721,282
2009	8,721,282
2010	8,721,282
Thereafter	147,723,763

$191,063,597

(4)                                  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  As previously discussed, the leases are triple-net and all operating expenses and real estate taxes are paid directly by the tenants.  Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Lincoln Mall (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Lincoln Mall for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 9, 2006

Lincoln Mall

Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	December 31, 2005	Three months ending March 31, 2006 (unaudited)

Gross income:
Base rental income	$3,877,259	$1,163,375
Percentage rent	131,111	20,615
Operating expense, insurance, and real estate tax recoveries	2,191,892	830,732

Total gross income	6,200,262	2,014,722

Direct operating expenses:
Operating expenses	2,137,926	671,998
Insurance	217,950	191,102
Real estate taxes	670,364	59,936

Total direct operating expenses	3,026,240	923,036

Excess of gross income over direct operating expenses	$3,174,022	$1,091,686

See accompanying notes to historical summary of gross income and direct operating expenses.

Lincoln Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Lincoln Mall (“the Property”) is located in Lincoln, Rhode Island.  The Property consists of approximately 568,000  square feet of gross leasable area and was 91% occupied at December 31, 2005. The Properties is leased to a total of 40 tenants, of which 2 tenants accounted for approximately 33% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on May 31, 2006 from LB Lincoln Mall Holdings, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Company recognized approximately $131,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,107 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 5 to 19 years, as of December 31, 2005, are as follows:

Year
2006	$4,554,314
2007	4,552,651
2008	4,299,045
2009	4,154,952
2010	3,987,336
Thereafter	24,525,151
$46,073,449

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Southgate Apartments (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southgate Apartments for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 16, 2006

Southgate Apartments

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005
Gross income:
Rental Income	$1,792,739
Fee Income	82,646
Other Income	119,554

Total gross income	1,994,939

Direct operating expenses:
Property Operating	304,987
Leasing and Office	181,068
Insurance	44,831
Payroll Expense	227,635
Professional Fees	21,743
Property Taxes	134,302

Total direct operating expenses	914,566

Excess of gross income over direct operating expenses	$1,080,373

See accompanying notes to historical summary of gross income and direct operating expenses.

Southgate Apartments

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Southgate Apartments (“the Property”) is located in Louisville, Kentucky.  The Property consists of 256 apartment units, 120 one bedroom units and 136 two bedroom units and was 97% occupied as if December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Property on March 2, 2006 from Southgate Group, LLC an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                  Summary of Significant Accounting Policy

Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)      Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  Repairs and maintenance expenses are charged to operations as incurred.  Costs such as depreciation, amortization, interest expense, and management fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Canfield Plaza (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Canfield Plaza for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 17, 2006

Canfield Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$961,485
Operating expense, insurance, and real estate tax recoveries	232,503

Total gross income	1,193,988

Direct operating expenses:
Operating expenses	111,256
Insurance	9,603
Real estate taxes	140,345

Total direct operating expenses	261,204

Excess of gross income over direct operating expenses	$932,784

See accompanying notes to historical summary of gross income and direct operating expenses.

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Canfield Plaza (“the Property”) is located in Canfield, OH.  The Property consists of approximately 101,000 square feet of gross leasable area and was approximately 88% occupied at December 31, 2005. The Property is leased to a total of 10 tenants, of which one tenant accounted for approximately 69% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Petrarca Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $4,396 for the year ended December 31, 2005.

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31, 2005, are as follows:

Year
2006	$953,064
2007	854,655
2008	801,111
2009	778,916
2010	715,036
Thereafter	5,809,543

$9,912,325

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Shakopee Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shakopee Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 20, 2006

Shakopee Center

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$1,160,092
Operating expense, insurance, and real estate tax recoveries	319,917

Total gross income	1,480,009

Direct operating expenses:
Operating expenses	170,802
Insurance	8,922
Real estate taxes	277,564

Total direct operating expenses	457,288

Excess of gross income over direct operating expenses	$1,022,721

See accompanying notes to historical summary of gross income and direct operating expenses.

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Shakopee Center (“the Property”) is located in Shakopee, MN.  The Property consists of approximately 103,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 2 tenants, which accounted for 100% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Continental Properties Company, Inc., an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $217,000 for the year ended December 31, 2005.

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms are 16 and 21 years, as of December 31, 2005, are as follows:

Year
2006	$1,136,686
2007	1,188,851
2008	1,188,851
2009	1,188,851
2010	1,188,851
Thereafter	15,884,788

$21,776,878

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Dulles Executive Plaza I & II (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Dulles Executive Plaza I & II for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

Dulles Executive Plaza I & II

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$3,945,798	$6,622,160
Operating expense, insurance, and real estate tax recoveries	559,538	1,167,048

Total gross income	4,505,336	7,789,208

Direct operating expenses:
Operating expenses	240,085	887,454
Insurance	46,513	112,096
Real estate taxes	408,307	712,890

Total direct operating expenses	694,905	1,712,440

Excess of gross income over direct operating expenses	$3,810,431	$6,076,768

See accompanying notes to historical summary of gross income and direct operating expenses.

Dulles Executive Plaza I & II

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Dulles Executive Plaza I & II (“the Property”) is located in Herndon, Virginia.  The Property consists of two buildings. Dulles I has approximately 190,000 square feet of gross leasable area and was 28% occupied at December 31, 2005.  Dulles II has approximately 190,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 7 tenants, of which 2 tenants accounted for approximately 66% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), acquired the Property on July 25, 2006 from Valley View Associates LP, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $233,051 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$8,681,662
2007	9,590,884
2008	9,214,378
2009	9,456,336
2010	9,714,724
Thereafter	8,606,696

$55,264,680

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees were charged by a third party manager and are included in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Hilliard Marketplace (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Hilliard Marketplace for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

Hilliard Marketplace

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$663,977	$1,070,287
Operating expense, insurance, and real estate tax recoveries	124,000	149,138

Total gross income	787,977	1,219,425

Direct operating expenses:
Operating expenses	107,104	172,094
Insurance	2,983	9,526
Real estate taxes	57,117	86,745

Total direct operating expenses	167,204	268,365

Excess of gross income over direct operating expenses	$620,773	$951,060

See accompanying notes to historical summary of gross income and direct operating expenses.

Hilliard Marketplace

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Hilliard Marketplace (“the Property”) is located in Hilliard, Ohio.  The Property consists of one building. Hilliard Marketplace has approximately 107,583 square feet of gross leasable area, and was 93% occupied at December 31, 2005. The Property is leased to a total of 9 tenants, of which 4 tenants accounted for approximately 71% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on July 11, 2006 from Continental/HR, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of these leases contain a provision for contingent rentals.  Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $159,204 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$1,386,858
2007	1,496,101
2008	1,496,436
2009	1,477,535
2010	1,269,992
Thereafter	4,068,367

$11,195,289

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$18,767,386	$37,294,171
Operating expense, insurance, and real estate tax recoveries	2,225,860	4,270,442

Total gross income	20,993,246	41,564,613

Direct operating expenses:
Operating expenses	869,059	1,693,508
Insurance	46,701	84,911
Real estate taxes	1,491,733	2,841,397
Interest expense	1,401,660	2,350,030

Total direct operating expenses	3,809,153	6,969,846

Excess of gross income over direct operating expenses	$17,184,093	$34,594,767

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of thirty-three properties located in the following states; Illinois, Wisconsin, Indiana, Virginia, Pennsylvania, Colorado, South Carolina, North Carolina, Georgia, Texas, Michigan, Maryland, California, Ohio, and Arkansas.  The Portfolio consists of approximately 6,709,477 square feet of gross leasable area and was 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Portfolio in the third quarter of 2006 with Bradley Associates Limited Partnership, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                    Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,165,889 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2005, are as follows:

Year
2006	$36,745,144
2007	37,435,366
2008	36,104,864
2009	34,750,060
2010	33,987,714
Thereafter	204,352,103

$383,375,251

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

One of the properties is subject to a ground lease with monthly payments, payable to an unaffiliated third party. The ground lease expires in 2057. The ground lease provides for increases in minimum rent payments over the term of the lease every five years based on a contingent rent inflator.  Minimum rents to be paid annually to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $204,348.

(5)                    Interest Expense

MB REIT will assume mortgage loans secured by 8822 S. Ridgeline Boulevard and 5568 W. Chester Rd. in connection with the portfolio acquisition.  For each loan, the terms are as follows:

Property	Original Balance	Balance as of December 31, 2005	Interest Rate	Origination Date	Maturity Date
8822 S. Ridgeline Boulevard	$10,500,000	$10,500,000	5.66%	September 19, 2005	October 1, 2025
5568 W. Chester Rd.	40,500,000	39,818,975	5.54%	January 13, 2005	February 1, 2013

Annual principal payments under the terms of the mortgage debt are as follows:

Year
2006	$779,716
2007	824,657
2008	866,036
2009	922,105
2010	975,254
Thereafter	45,951,207

$50,318,975

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of IDS Center (the Property) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of IDS Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Chicago, Illinois
September 6, 2006

IDS Center

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$9,381,812	$16,713,667
Operating expense, insurance, and real estate tax recoveries	7,070,170	11,274,743
Percentage rent	—	148,211
Other income	2,745,563	5,525,778

Total gross income	19,197,545	33,662,399

Direct operating expenses:
Operating expenses	5,777,319	11,844,527
Insurance	204,172	474,201
Real estate taxes	3,169,379	4,355,736
Interest expense	4,025,000	8,049,999

Total direct operating expenses	13,175,870	24,724,463

Excess of gross income over direct operating expenses	$6,021,675	$8,937,936

See accompanying notes to historical summary of gross income and direct operating expenses.

IDS Center

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

IDS Center (the Property) is located in Minneapolis, Minnesota.  The Property contains approximately 1.4 million gross leasable square feet.  As of December 31, 2005, the property was 90% occupied, with approximately 1.2 million square feet leased to 126 tenants.  On August 17, 2006, Inland American Real Estate Trust, Inc (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired a fee simple interest in the property from 80 South Eighth, L.L.C., an unaffiliated third party.  In connection with the transaction, MB REIT acquired ownership of approximately seventy-seven percent (77%) of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a share of the income, expenses and capital expenditures of the parking garage.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $148,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $980,683 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 13 years, as of December 31, 2005, are as follows:

Year
2006	$16,614,906
2007	16,533,346
2008	15,635,900
2009	14,861,848
2010	14,262,875
Thereafter	46,260,642

$124,169,517

IDS Center

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, environmental remediation, and professional fees are excluded from the Historical Summary.   These management fees may not be comparable to management fees charged to the Property by IARETI.

(5)                    Interest Expense

MB REIT assumed a mortgage loan secured by IDS Center in connection with the acquisition.  The mortgage had a balance as of $161,000,000 at December 31, 2005.  The mortgage loan bears a fixed interest rate of 5% and is payable in monthly installments of interest only through January 2010 when the loan matures.

Buckhorn Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005

(Commencement of Operations) and December 31, 2005 (unaudited)

	Six months ended June 30, 2006 (unaudited)	For the period from August 1, 2005 (commencement of operations) through December 31, 2005 (unaudited)

Gross income:
Base rental income	$652,828	567,788
Operating expense, insurance, and real estate tax recoveries	137,429	158,283

Total gross income	790,257	726,071

Direct operating expenses:
Operating expenses	88,447	101,081
Insurance	44,050	35,696
Real estate taxes	13,777	7,150

Total direct operating expenses	146,274	143,927

Excess of gross income over direct operating expenses	$643,983	$582,114

Buckhorn Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005

(Commencement of Operations) and December 31, 2005 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Buckhorn Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from August 1, 2005 (commencement of operations) to December 31, 2005.

Fabyan Randall

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Six months ended June 30, 2006 (unaudited)	Year ended December 31, 2005 (unaudited)

Gross income:
Base rental income	$951,112	1,853,923
Operating expense, insurance, and real estate tax recoveries	269,949	523,700

Total gross income	1,221,061	2,377,623

Direct operating expenses:
Operating expenses	112,535	356,599
Insurance	143,084	146,040
Real estate taxes	6,947	6,739

Total direct operating expenses	262,566	509,378

Excess of gross income over direct operating expenses	$958,496	1,868,245

Fabyan Randall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 1, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Fabyan Randall to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

Prior Performance Tables

This section replaces the Prior Performance Tables included in the prospectus, which appear beginning on page A-1 of the prospectus.

APPENDIX A
PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC. This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of IREIC and its affiliates. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission. Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI. See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four (24) months. For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders. The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital. Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties. The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these 1031 Exchange Programs do not have investment objectives similar to ours. However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2005. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc.
Number of programs:	1 Program			1 Program

Dollar amount offered	$5,200,000	(C)		2,500,000	(A)
Dollar amount raised	4,347,968	(D)	100.00%	2,371,012	(B)	100.00%
Less offering expenses:
Syndication fees (E)	442,622		10.18	194,194		8.19
Other fees (F)	14,385		0.33	21,010		0.89
Organizational fees	—		—	—		—
Reserves (G)	38,908		0.89	76,590		0.97

Available for investment	$3,852,053		88.60%	2,079,218		89.95%

Acquisition costs:
Cash down payments	$3,201,716			1,270,577
Repayment of indebtedness	37,333			896,304
Temporary cash investments	613,004			—
Investment in securities	—			109,336
Total acquisition costs	$3,852,053			2,276,217

Percent leverage	55%			55%
Date offerings commenced		(I)			(H)
Length of offering		(I)			(H)
Months to invest 90% of amount available for investment (measured from beginning of offering)		(I)			(H)

A-2

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

	1031 Exchange Programs
Number of programs:	34 Programs

Dollar amount offered	$256,016
Dollar amount raised	255,257	100.00%
Less offering expenses:
Syndication fees (E)	18,924	7.41%
Other fees (F)	28,012	10.97%
Organizational fees	2,444	0.96%
Reserves (G)	4,048	1.59%

Available for investment	$201,828	79.07%

Acquisition costs:
Cash down payments	$201,828
Repayment of indebtedness	—
Investment in securities	—
Total acquisition costs	$201,828

Percent leverage	49%
Date offerings commenced	2002-2005
Length of offering	1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	1-14 months

A-3

TABLE I-(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)  This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.’s distribution reinvestment program.

(B)   These figures are cumulative and are as of December 31, 2005. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)   This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)  These figures are cumulative and are as of December 31, 2005. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)   Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)   Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)   Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)  On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003 (approximately fifty-eight (58) months from the commencement of the initial public offering), approximately ninety percent (90.0%) of the proceeds available for investment from the offerings were invested in real properties.

(I)    In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share. In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2005, approximately eighty-three percent (83.0%) of the proceeds available for investment from the offerings were invested in real properties.

A-4

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2005 in connection with the prior programs. Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc.		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,347,968		2,371,012		710,147

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,767		2,762		2,350
Acquisition cost and expense	5,145		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	315,165		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	26,085		33,624		0
Advisor asset management fee (J)	17,925		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	634		1,135		0
Acquisition costs expensed	398		0		0
Other administrative services	4,589		8,740		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

A-5

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (43 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2005
Dollar amount raised	$30,000		25,324		255,257

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	16,193	(C)
Other offering expenses (D)	116		230		2,491
Acquisition cost and expense	2,550	(E)	1,706	(E)	19,145	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		20,393

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	45		47		23,915
Advisor asset management fee (J)	0		0		1,710
Accounting services	53		45		0
Data processing service	23		23		0
Legal services	11		7		0
Professional services	0		0		0
Mortgage servicing fees	0		0		358
Acquisition costs expensed	0		0		0
Other administrative services	83		45		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	3,557		0		0
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

A-6

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)  The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2005 and the figures relating to cash available from operations are for the three years ending December 31, 2005. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B)   The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)   The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)  Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)   Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)   An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded four and one-half percent (4.5%) of the gross receipts from the properties managed.

(G)   See Table V and Notes thereto regarding sales and disposals of properties.

(H)  On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”). Each of these entities was merged into subsidiaries that are wholly owned by IRC. As a result of the merger, IRC is now “self-administered.”  IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)    On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. Each of these entities was merged into subsidiaries that are wholly owned by IRRETI. As a result of the merger, IRRETI is now “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks. Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)    With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period. IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

A-7

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the six years ended December 31, 2005. The operating results consist of:

•      The components of taxable income (loss);

•      Taxable income or loss from operations and property sales;

•      Cash available and source, before and after cash distributions to investors; and

•      Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IWEST, IRRETI and the forty-three (43) 1031 Exchange Programs are included in Table III.

•      Inland Monthly Income Fund, L.P. – offering terminated in 1988

•      Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•      Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•      Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•      Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•      Inland Real Estate Corporation – offering terminated in 1998

•      Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

A-8

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2005	2004	2003

Gross revenues	$517,791	130,405	745
Profit on sale of properties	0	0	0
Other income (expenses)	27,320	(177)	38

Less:
Operating expenses (G)	137,454	32,522	143
Interest expense	136,817	33,175	136
Program expenses (I)	31,738	4,857	460
Depreciation & amortization	193,853	47,973	217

Net income (loss)-GAAP basis	$45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0

Cash available (deficiency) from operations	204,315	60,495	724

Cash available from investing
Payments under master leases (K)	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(1,416)	(175)	—
Advances from sponsor	(3,523)	—	1,203

Total cash available before distributions and special items	206,181	63,345	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	211,327	54,542	358
From sales	0	0	0
	211,327	54,542	358

Cash available after distributions before special items (D)	(5,146)	8,803	1,569

Special items:	0	0	0
Cash available after distributions and special items (D)	$(5,146)	8,803	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	5,146	0	0
Cash from financing activities	0	0	0

Total available cash used to partially fund distributions	$5,146	0	0

Tax data per $1,000 invested (B):	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	66	15
Source (on cash basis):
Sales	0	0	0
Operations (F)	64	66	15

Percent of properties remaining unsold	100%	100%

A-9

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc.

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (E)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing
Payments under master leases (G)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing
Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

A-10

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(43 Programs)

	2005	2004	2003	2002

Number of programs	43	27	17	9
Gross revenues	$42,866	24,497	13,563	4,171
Profit on sale of properties	5,554	—	—	—

Less:
Operating expenses (E)	7,471	4,333	1,910	612
Interest expense	13,351	8,031	5,049	1,782
Program expenses (F)	1,521	1,203	671	174
Depreciation & amortization (C)	—	—	—	—

Net income (loss)	$26,067	10,930	5,933	1,603

Taxable income (loss) (C):	—	—	—	—

Cash available (deficiency) from operations	26,067	10,930	5,933	1,603
Cash available from sales	10,604	0	0	0
Cash available from financing	0	0	0	0
Principal payment of debt amortization	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	19,734	10,721	5,457	1,404
From sales	10,604	0	0	0
	30,338	10,721	5,457	1,404

Cash available after distributions before special items	6,263	125	404	156

Special items	0	0	0	0
Cash available after distributions and special items	$6,263	125	404	156

Tax data per $1,000 invested (C):	—	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0
Source (on cash basis):
Sales	1,156.67	0	0	0
Operations	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%	100%

A-11

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)      IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)        IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)        In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)       In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)         For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)         Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their shareholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

A-12

Inland Western Retail Real Estate Trust, Inc.

	2005	2004	2003
% of Distribution Representing:
Ordinary income	54.00	55.00	0.00
Return of Capital	46.00	45.00	100.00

	100.00	100.00	100.00

(G)        Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)       Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage. In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)            Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)           From time to time, IRRETI may acquire a property that includes one or more unleased premises. In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)       From time to time, IWEST may acquire a property that includes one or more unleased premises. In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

A-13

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the six years ended prior to December 31, 2005 have sold their properties and either hold notes with respect to such sales or have liquidated. Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2005.

Program Name	Landings of Sarasota
Dollar amount raised	$11,800
Number of properties purchased	One
Date of closing of offering	07/02
Date of first sale of property	07/05
Date of final sale of property	07/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations	(A	)
Recapture	(A	)

Capital gain	(B	)

Deferred gain:
Capital	(B	)
Ordinary	(B	)

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715
Operations	1,279

(A)      For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)        For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction

A-14

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2005. Since January 1, 2002, programs sponsored by IREIC had six sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

A-15

TABLE V (Continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received, net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Popeye’s	06/97	04/08/03	343	0	0	0	0	343	0	346	346
IRC - Summit of Park Ridge	12/96	12/02	3,578	0	1,600	0	0	5,178	0	5,181	5,181
IRC - Eagle Country Market	11/97	12/24/03	5,182	0	1,450	0	0	6,632	0	6,635	6,635
IRC - Eagle Ridge Center	04/99	12/30/03	3,185	0	3,000	0	0	6,185	0	6,187	6,187
IRC - Zany Brainy	07/96	01/20/04	2,972	0	1,245	0	0	4,217	0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257	0	1,095	0	0	3,352	0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500	0	8,570	0	0	23,070	0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414	0	1,550	0	0	4,964	1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715	0	1,505	0	0	4,220	0	4,217	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291	0	0	0	0	291	0	3,352	3,352
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840	0	0	0	0	840	0	23,070	23,070
IRC - Walgreens Woodstock	06/98	09/22/05	1,277	0	0	0	0	1,277	0	4,217	4,217
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181	0	1,805	0	0	4,986	0	3,352	3,352
IRC - Calumet Square	06/97	11/10/05	1,878	0	1,033	0	0	2,911	0	23,070	23,070
IREX - Landings of Sarasota	08/01	07/30/05	7,614	557	7,729	0	0	15,900	8,000	11,800	19,800

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0	(E)	0	0
IRC - Eagle Country Market	1,290	0	0	(E)	0	0
IRC - Eagle Ridge Center	1,441	0	0	(E)	0	0
IRC - Zany Brainy	(190)	0	0	(E)	0	0
IRC - Prospect Heights	49	0	0	(E)	0	0
IRC - Fairview Heights	541	0	0	(E)	0	0
IRC - Prairie Square	135	0	0	(E)	0	0
IRC - Sequoia Shopping Center	54	0	0	(E)	0	0
IRC - Vacant land (Edinburgh Festival)	—	0	33		0	33
IRC - Ace Hardware (Crystal Point)	—	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	—	0	302		0	302
IRC - Calumet Square	120	0	0	(E)	0	0
IREX – Landing of Sarasota	1,279	0	0	(E)	0	0

A-16

TABLE V - (Continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)      The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2005. All sales have been made to parties unaffiliated with the partnerships.

(B)        Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)        Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)       Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)         For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

A-17

Appendix C-1

On June 28, 2006, we along with Inland Securities Corporation, our dealer manager, and Inland American Business Manager & Advisor, Inc., our Business Manager, entered into a soliciting dealer agreement with Ameriprise Financial Services, Inc. pursuant to which Ameriprise has been appointed as a soliciting dealer to solicit subscriptions for shares of common stock in connection with our initial public offering. The following Subscription Agreement forms, to be used by clients of Ameriprise, are hereby inserted at the end of Appendix C-1.

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)                  Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only.  Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b                Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a                Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom).  If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note:  Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b                Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c                The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)                  For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)                  Enter residence address, city, state, and zip code of the investor. Note:  The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)                  Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)                  Enter home telephone, business telephone and email address.

Item (7)                  Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)                  Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)                  Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)                Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (11)a              Check to mail distributions to custodian.

Item (11)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)                The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)                Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)                Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

1

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments”.

NOTE:                   If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either:  (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of Kansas, Missouri, Massachusetts, Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

2

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 682 AMPF Financial Center, Minneapolis, MN 55474. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)	This subscription is in the amount of $	or the purchase of	shares of Inland American Real Estate Trust, Inc. at
$10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b	☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP
Non-Custodial Ownership- Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership	☐	Corporate Ownership	☐	Community Property	☐	Uniform Gifts to Minors Act - custodian
one signature required	authorized signature required	all parties must sign	signature required

☐	Joint Tenants with	☐	LLC Ownership	☐	Tenants by the Entirety	State of	a Custodian for
Right of Survivorship	authorized signature required	all parties must sign
all parties must sign
☐	Pension or Profit Sharing Plan - trustee
☐	Tenants in Common	☐	TOD (Fill out included TOD	☐	Partnership Ownership	signature(s) required
all parties must sign	Form to effect designation)	authorized signature required
☐Taxable ☐ Exempt under §501A
☐	Trust
trustee or grantor signature(s) required
☐Taxable ☐Grantor A or B Date Established	☐	Estate - personal representative signature required

If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator	☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA	(2)b	Name of Custodian
custodian signature required	or Trustee

☐	Roth IRA	Mailing Address	682 AMPF Financial Drive
custodian signature required

☐	KEOGH	City	Minneapolis	State MN Zip 55474
trustee signature required
CUSTODIAN INFORMATION To Be Completed By
☐	Simplified Employee	Custodian Listed Above
Pension/Trust (S.E.P.)	(2)c	Custodian Tax ID #	51-6041053
custodian signature required

☐	Pension or Profit Sharing Plan	Custodial Account #
custodian signature required
☐ Taxable ☐ Exempt under §501A	Custodian Telephone	800-297-6663

Name of Custodian or other Administrator

☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐Mr.	☐Mrs.	☐Ms.

CO-INVESTOR	☐Mr.	☐Mrs.	☐Ms.

(4)	Residence Address (Required)

City	State	Zip

(5)	Alternate Mailing Address

City	State	Zip

(6)	Home Telephone	-	-	Business Telephone	-	-

Email Address

(7)	Birth Date / Date
of Incorporation	/	/	MM/DD/YYYY	Co-Investor Birth Date	/	/	MM/DD/YYYY

(8)	Social Security #	-	-	Co-Investor Social Security #	-	-

Tax ID #	-

(9)	Please Indicate Citizenship Status (Required)
☐	U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*.

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(10)	☐	Employee or Affiliate

3

D - DISTRIBUTION OPTIONS

Distribution Options for Accounts

(11)a	☐Mail To Ameriprise Brokerage Account Insert Account Number	(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

(A)

For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr. ☐	Mrs. ☐	Ms. ☐

Mailing Address

	City			State	Zip

Broker/Dealer Name

B/D Home Office Mailing Address

	City			State	Zip

	B/D Client Account Number	#

	B/D Rep ID Number	#		Registered Representative Telephone

	Have you changed Broker/Dealers?	Registered Representative E-mail

☐ Yes ☐ No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.  ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

4

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)                  Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b                Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a                Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom).  If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note:  Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b                Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c                The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)                  For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)                  Enter residence address, city, state, and zip code of the investor. Note:  The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)                  Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)                  Enter home telephone, business telephone and email address.

Item (7)                  Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)                  Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)                  Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)                Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (11)a              Check to mail distributions to custodian.

Item (11)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)                The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)                Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)                Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

1

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments”.

NOTE:                   If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either:  (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of Kansas, Massachusetts, Missouri,  Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

2

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 682 AMPF Financial Center, Minneapolis, MN 55474. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)	This subscription is in the amount of $	or the purchase of	shares of Inland American Real Estate Trust, Inc. at
$10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b	☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership- Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership	☐	Corporate Ownership	☐	Community Property	☐	Uniform Gifts to Minors Act - custodian
one signature required	authorized signature required	all parties must sign	signature required

☐	Joint Tenants with	☐	LLC Ownership	☐	Tenants by the Entirety	State of	a Custodian for
Right of Survivorship	authorized signature required	all parties must sign
all parties must sign
☐	Pension or Profit Sharing Plan - trustee
☐	Tenants in Common	☐	TOD (Fill out included TOD	☐	Partnership Ownership	signature(s) required
all parties must sign	Form to effect designation)	authorized signature required
☐Taxable ☐ Exempt under §501A
☐	Trust
trustee or grantor signature(s) required

☐Taxable ☐Grantor A or B Date Established	☐	Estate - personal representative signature required

If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator	☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA	(2)b	Name of Custodian
custodian signature required	or Trustee

☐	Roth IRA	Mailing Address	682 AMPF Financial Drive
custodian signature required
City	Minneapolis	State MN Zip 55474
☐	KEOGH
trustee signature required	CUSTODIAN INFORMATION To Be Completed By
Custodian Listed Above
☐	Simplified Employee
Pension/Trust (S.E.P.)	(2)c	Custodian Tax ID #	51-6041053
custodian signature required
Custodial Account #
☐	Pension or Profit Sharing Plan
custodian signature required	Custodian Telephone	800-297-6663

☐ Taxable ☐ Exempt under §501A

Name of Custodian or other Administrator

☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐Mr.	☐Mrs.	☐Ms.

CO-INVESTOR	☐Mr.	☐Mrs.	☐Ms.

(4)	Residence Address (Required)

City	State	Zip

(5)	Alternate Mailing Address

City	State	Zip

(6)	Home Telephone	-	-	Business Telephone	-	-

Email Address

(7)	Birth Date / Date
of Incorporation	/	/	MM/DD/YYYY	Co-Investor Birth Date	/	/	MM/DD/YYYY

(8)	Social Security #	-	-	Co-Investor Social Security #	-	-

Tax ID #	-

(9)	Please Indicate Citizenship Status (Required)
☐	U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*.

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(10)	☐	Employee or Affiliate

3

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐Mail To Ameriprise Brokerage Account Insert Account Number	(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr. ☐	Mrs. ☐	Ms. ☐

Mailing Address

	City			State	Zip

Broker/Dealer Name

B/D Home Office Mailing Address

	City			State	Zip

	B/D Client Account Number	#

	B/D Rep ID Number	#		Registered Representative Telephone

	Have you changed Broker/Dealers?	Registered Representative E-mail

☐ Yes ☐ No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. ☐Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures about Market Risk.

Incorporated by reference to Supplement No. 25 dated June 13, 2006, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk” and to Supplement No. 37 dated September 8, 2006, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk.”

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the Securities and Exchange Commission registration fee and NASD filing fee have been estimated.

Securities and Exchange Commission Registration Fee	$633,226
NASD Filing Fee	$75,500
Printing and Mailing Expenses	$20,000,000	*
Blue Sky Fees and Expenses	$1,000,000	*
Legal Fees and Expenses	$2,500,000	*
Accounting Fees and Expenses	$2,500,000	*
Advertising and Sales Literature	$16,500,000	*
Due Diligence	$3,500,000	*
Transfer Agent Fees	$—
Data Processing Fees	$1,000,000	*
Bank Fees and Other Administrative Expenses	$2,791,274	*

TOTAL	$50,500,000	*

*  Estimated

Item 32. Sales to Special Parties.

Inland Securities or any of its directors, officers, employees or affiliates may initially purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance for $8.95 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed five percent (5.0%). Each soliciting dealer and any of their respective directors, officers, employees or affiliates may initially purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed five percent (5.0%). All purchases of common stock by Inland Securities or any soliciting dealer must be made in accordance with NASD regulations, including without limitation Rule 2790.

Item 33. Recent Sales of Unregistered Securities.

On October 20, 2004, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to Inland Real Estate Investment Corporation, our sponsor, in connection with our formation. No sales commission or other consideration was paid in connection with the sale. The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to purchase 3,000 shares following their becoming a director and for the grant of additional options to purchase 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. All other options are exercisable on the second anniversary of the date of grant. The initial options are exercisable at $8.95 per share. The subsequent options are exercisable at $8.95 per share prior to the time that there is a public market for our shares. On February 21, 2006, we granted each of our five independent directors his or her initial option to acquire 3,000 shares. On April 21, 2006 in connection with our annual stockholders’ meeting, we granted each of our five independent directors his or her option to acquire 500 shares.

Item 34. Indemnification of Directors and Officers.

Article XV of our articles of incorporation provides as follows:

Section 15.3                                Indemnification.

(a)                                  Subject to paragraphs (b), (c) and (d) of this Section 15.3, the company shall indemnify and pay, advance or reimburse reasonable expenses to any director, officer, employee and agent of the company including the Business Manager or the Property Managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer, employee or agent of the company, the Business Manager, the Property Managers and their respective affiliates.

(b)                                 The company shall not indemnify an Indemnified Party unless:  (i) the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and (iv) the indemnification is recoverable only out of the Net Assets of the company and not from the stockholders.

(c)                                  Notwithstanding anything to the contrary in Section 15.3(b) hereof, the company shall not indemnify a director, officer, employee or agent of the company or the Business Manager or any Property Manager or their affiliates for loses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

(d)                                 The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e)                                  The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status; provided, however, that the company shall not incur the costs of any liability insurance that insures any person against liability or loss for which he, she or it could not be indemnified under these articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to such further extent consistent with law.

Subject to the limitations contained in Section 15.3 of our articles of incorporation, we will indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ. The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption. To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

We may enter into separate indemnification agreements with each of our directors and some of our executive officers. Subject to the limitations contained in our articles of incorporation, these indemnification agreements will require, among other things, that we indemnify the directors and officers to the fullest extent permitted by our articles, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We will also be required to indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance, if any. Although the form of indemnification agreement will offer the same scope of coverage afforded by provisions in the articles of incorporation and the bylaws, as a contract, it will be unable to be unilaterally modified by the board or by the stockholders to eliminate the rights provided.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a)                                  Financial Statements:  The list of financial statements filed as part of this Post-Effective Amendment No. 4 to Registration Statement on Form S-11 is set forth on page F-i herein.

(b)                                 Exhibits:  The list of exhibits filed as part of this Post-Effective Amendment No. 4 to Registration Statement on Form S-11 is set forth on the Exhibit Index following the signature pages hereto.

Item 37. Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20.0%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)                                  That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The registrant undertakes to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(c)                                  The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(d)                                 (1)                                  The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(2)                                  The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10.0%) or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(e)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation (“IREIC”), in the three years ended December 31, 2005. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

			Purchase Price	Mortgage		Other Cash
	Number of	Date of	Plus Acquisition	Financing at Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)

Inland Real Estate Corporation:

Cub Foods, Hutchinson, MN	60,208	01/03	5,388	—	5,388	—	5,388
Mankato Heights, Mankato, MN	129,410	04/03	16,407	—	16,407	—	16,407
Caton Crossing, Plainfield, IL	83,792	06/03	13,126	—	13,126	—	13,126
Village Ten, Coon Rapids, MN	211,568	08/03	16,085	—	16,085	22	16,107
Rochester Marketplace, Rochester, MN	69,914	09/03	10,792	—	10,792	109	10,901
University Crossing, Mishawaka, IN	136,422	10/03	16,200	—	16,200	26	16,226
Cub Foods, Arden Hills, MN	68,442	03/04	9,716	—	9,716	4	9,720
Shannon Square Shoppes, Arden Hills, MN	29,196	06/04	6,936	—	6,936	—	6,936
Crystal Point Shopping Center, Crystal Lake, MN	358,423	07/04	37,331	—	37,331	—	37,331
Deer Trace II, Kolher, WI	24,410	08/04	4,600	—	4,600	9	4,609
Fashion Square II, Skokie, IL	7,151	11/04	3,629	—	3,629	—	3,629
Greentree Center and Outlot, Caledonia, WI	163,398	02/05	11,909	—	11,909	—	11,909
Northgate Shopping Center, Sheboygan, WI	74,200	04/05	9,718	—	9,718	5	9,723
Home Goods Store, Coon Rapids, MN	25,145	10/05	4,683	—	4,683	—	4,683

Total for Inland Real Estate Corporation	1,441,679		166,520	0	166,520	175	166,695

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)

Inland Retail Real Estate Trust, Inc.:

Camp Hill Center, Harrisburg, PA	63,350	01/03	7,786	—	7,786	5	7,791
Eckerd Drug Store - #5018, Amherst, NY	10,908	01/03	2,805	1,582	1,223	—	2,805
Eckerd Drug Store - #5661, Buffalo, NY	12,732	01/03	3,145	1,777	1,368	—	3,145
Eckerd Drug Store - #5786, Dunkirk, NY	10,908	01/03	1,720	905	815	—	1,720
Eckerd Drug Store - #5797, Cheektowaga, NY	10,908	01/03	3,756	1,636	2,120	(1)	3,755
Eckerd Drug Store - #6007, Connelsville, PA	10,908	01/03	3,503	1,636	1,867	—	3,503
Eckerd Drug Store - #6036, Pittsburgh, PA	10,908	01/03	3,840	1,636	2,204	(1)	3,839
Eckerd Drug Store - #6040, Monroeville,PA	12,738	01/03	5,430	1,911	3,519	(2)	5,428
Eckerd Drug Store - #6043, Monroeville,PA	10,908	01/03	3,315	1,637	1,678	—	3,315
Eckerd Drug Store - #6062, Harborcreek, PA	10,908	01/03	2,527	1,418	1,109	—	2,527
Eckerd Drug Store - #6089, Weirton, WV	10,908	01/03	2,472	1,374	1,098	—	2,472
Eckerd Drug Store - #6095, Cheswick, PA	10,908	01/03	2,791	1,571	1,220	—	2,791
Eckerd Drug Store - #6172, New Castle, PA	10,908	01/03	2,877	1,636	1,241	—	2,877
Eckerd Drug Store - #6193, Erie, PA	10,908	01/03	2,919	1,636	1,283	—	2,919
Eckerd Drug Store - #6199, Millcreek, PA	10,908	01/03	3,729	1,637	2,092	(1)	3,728
Eckerd Drug Store - #6257, Millcreek, PA	10,908	01/03	1,444	—	1,444	—	1,444
Eckerd Drug Store - #6286, Erie, PA	10,908	01/03	4,193	—	4,193	(1)	4,192
Eckerd Drug Store - #6334, Erie, PA	10,908	01/03	2,997	1,636	1,361	—	2,997
Eckerd Drug Store - #6392, Penn, PA	10,908	01/03	2,949	1,636	1,313	—	2,949
Eckerd Drug Store - #6695, Plum Borough, PA	10,908	01/03	3,669	1,637	2,032	—	3,669
Eckerd Drug Store - Piedmont, Piedmont, SC	10,908	01/03	1,968	—	1,968	5	1,973
Market Square, Douglasville, GA	121,774	01/03	12,905	8,051	4,854	787	13,692
Springfield Park, Lawrenceville, GA	105,321	01/03	10,924	—	10,924	5	10,929
Tequesta Shoppes Plaza, Tequesta, FL	109,937	01/03	11,439	—	11,439	(248)	11,191
Capital Crossing, Raleigh, NC	92,248	02/03	9,984	—	9,984	14	9,998
Colonial Promenade Bardmore Center, Largo, FL	152,667	02/03	17,151	—	17,151	45	17,196
Commonwealth Center II, Richmond, VA	165,382	02/03	22,278	—	22,278	(133)	22,145

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Concord Crossing, Concord, NC	55,930	02/03	5,331	—	5,331	5	5,336
Fountains, Plantation, FL	408,807	02/03	44,412	—	44,412	—	44,412
Marketplace at Mill Creek, Buford, GA	398,407	02/03	50,118	—	50,118	50	50,168
Monroe Shopping Center, Monroe, NC	45,080	02/03	3,548	—	3,548	5	3,553
Oakley Plaza, Asheville, NC	118,727	02/03	9,469	—	9,469	4	9,473
Overlook at King of Prussia, King of Prussia, PA	186,980	02/03	57,045	30,000	27,045	15	57,060
Paraiso Plaza, Hialeah, FL	61,012	02/03	9,481	—	9,481	26	9,507
Publix Brooker Creek, Palm Harbor, FL	77,596	02/03	8,719	—	8,719	146	8,865
Sheridan Square, Dania, FL	67,425	02/03	7,586	—	7,586	23	7,609
Stonecrest Marketplace, Lithonia, GA	264,447	02/03	34,742	—	34,742	(115)	34,627
Suwanee Crossroads, Suwanee, GA	69,500	02/03	12,068	—	12,068	(69)	11,999
Windsor Court Shopping Center, Windsor Court, CT	78,480	02/03	14,639	—	14,639	10	14,649
Downtown Short Pump, Richmond, VA	125,553	03/03	33,515	—	33,515	(147)	33,368
Valley Park Commons, Hagerstown, MD	89,579	03/03	11,317	—	11,317	12	11,329
Village Center, Mt. Pleasant, WI	217,103	03/03	23,987	—	23,987	(33)	23,954
Watercolor Crossing, Tallahassee, FL	43,200	03/03	5,485	—	5,485	—	5,485
Bi-Lo - Southern Pines, Southern Pines, NC	57,404	04/03	8,127	—	8,127	(62)	8,065
Creeks at Virginia Center, Richmond, VA	266,266	04/03	39,458	26,944	12,514	1,608	41,066
Flamingo Falls, Pembroke Pines, FL	108,565	04/03	23,946	—	23,946	—	23,946
Glenmark Shopping Center, Morgantown, WV	122,167	04/03	12,982	—	12,982	335	13,317
River Run, Miramar, FL	93,643	04/03	11,638	—	11,638	(5)	11,633
Westside Centre Shopping Center, Huntsville, AL	490,784	04/03	46,015	—	46,015	4,163	50,178
440 Commons, Jersey City, NJ	162,533	05/03	18,046	—	18,046	9	18,055
Barrett Pavilion, Kennesaw, GA	460,755	05/03	80,183	—	80,183	(51)	80,132
Bi-Lo - Asheville, Asheville, NC	54,319	05/03	7,727	—	7,727	(1)	7,726
Bi-Lo - Shelmore, Mt. Pleasant, SC	61,705	05/03	11,836	—	11,836	10	11,846
Bi-Lo - Sylvania, Sylvania, GA	36,000	05/03	4,407	—	4,407	2	4,409
Birkdale Village, Charlotte, NC	653,983	05/03	91,130	—	91,130	(897)	90,233
BJ’S Wholesale Club, Charlotte, NC	99,792	05/03	13,025	—	13,025	1	13,026
Brick Center Plaza, Brick, NJ	114,028	05/03	19,451	—	19,451	13	19,464

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
East Hanover Plaza, East Hanover, NJ	122,028	05/03	17,312	—	17,312	5	17,317
Eckerd Drug Store - #0234, Marietta, GA	10,880	05/03	2,044	1,161	883	4	2,048
Eckerd Drug Store - #0444, Gainesville, GA	10,594	05/03	1,986	1,129	857	4	1,990
CVS Pharmacy - #6794, Ft. Worth, TX	10,908	05/03	2,691	1,540	1,151	4	2,695
CVS Pharmacy - #6841, Wichita Falls, TX	9,504	05/03	2,087	1,203	884	4	2,091
CVS Pharmacy - #6967, Richardson, TX	10,560	05/03	2,354	1,338	1,016	4	2,358
CVS Pharmacy - #6974, Richardson, TX	10,560	05/03	2,313	1,316	997	4	2,317
CVS Pharmacy - #6978 Wichita Falls, TX	9,504	05/03	1,837	1,036	801	4	1,841
CVS Pharmacy - #6982, Dallas, TX	9,504	05/03	1,917	1,097	820	4	1,921
Eckerd Drug Store - #2320, Snellville, GA	10,594	05/03	2,230	1,271	959	4	2,234
CVS Pharmacy - #7440, Dallas, TX	9,504	05/03	2,073	1,177	896	4	2,077
CVS Pharmacy - #7579, Richland Hills, TX	10,908	05/03	2,663	1,521	1,142	4	2,667
CVS Pharmacy - #7642, Lake Worth, TX	9,504	05/03	1,805	1,021	784	4	1,809
CVS Pharmacy - #7678, River Oaks, TX	10,908	05/03	2,705	1,546	1,159	4	2,709
CVS Pharmacy - #7709, Tyler, TX	9,504	05/03	1,495	845	650	4	1,499
CVS Pharmacy - #5040, Kissimmee, FL	10,880	05/03	2,479	1,407	1,072	4	2,483
CVS Pharmacy - #6226, Oklahoma City, OK	9,504	05/03	1,776	1,005	771	4	1,780
CVS Pharmacy - #7785, Ft. Worth, TX	9,504	05/03	1,661	941	720	4	1,665
Eckerd Drug Store - #3449, Lawrenceville, GA	9,504	05/03	2,061	—	2,061	4	2,065
CVS Pharmacy - #7804, Plano, TX	10,908	05/03	2,535	1,445	1,090	4	2,539
Edgewater Town Center, Edgewater, NJ	77,446	05/03	27,030	—	27,030	11	27,041
Goody’s Shopping Center, Augusta, GA	22,560	05/03	2,051	—	2,051	—	2,051
Heritage Pavilion, Smyrna, GA	262,961	05/03	40,013	—	40,013	4	40,017
Hiram Pavilion, Hiram, GA	363,618	05/03	36,787	—	36,787	1,559	38,346
Killearn Shopping Center, Tallahassee, FL	94,547	05/03	10,945	—	10,945	80	11,025
Midway Plaza, Tamarac, FL	227,209	05/03	26,858	—	26,858	265	27,123
North Hill Commons, Anderson, SC	42,942	05/03	4,541	—	4,541	1	4,542
Sandy Plains Village, Roswell, GA	175,035	05/03	18,055	—	18,055	84	18,139
Shoppes at Paradise Pointe, Ft Walton Beach, FL	84,070	05/03	11,591	—	11,591	(94)	11,497
Sony Theatre Complex, East Hanover, NJ	70,549	05/03	12,068	—	12,068	5	12,073

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Town & Country, Knoxville, TN	639,135	05/03	49,812	—	49,812	1,397	51,209
Village Crossing, Skokie, IL	427,722	05/03	69,443	—	69,443	6,001	75,444
West Falls Plaza, West Paterson, NJ	88,913	05/03	20,980	—	20,980	5	20,985
CostCo Plaza, White Marsh, MD	209,841	06/03	16,857	—	16,857	5	16,862
Denbigh Village Shopping Center, Newport News, VA	311,583	06/03	20,855	—	20,855	(106)	20,749
Shoppes at Lake Dow, McDonough, GA	73,271	06/03	11,014	—	11,014	(68)	10,946
Willoughby Hills Shopping Center, Willoughby Hills, OH	359,414	06/03	37,705	14,480	23,225	22	37,727
Cascades Marketplace, Sterling, VA	98,532	07/03	16,840	—	16,840	5	16,845
Fayette Pavilion III, Fayetteville, GA	619,856	07/03	46,308	—	46,308	7,180	53,488
Northlake Commons, Palm Beach Gardens, FL	143,955	07/03	21,643	—	21,643	523	22,166
Route 22 Retail Shopping Center, Union, NJ	110,453	07/03	19,054	10,981	8,073	—	19,054
Vision Works, Plantation, FL	6,891	07/03	1,732	—	1,732	6	1,738
Bellevue Place Shopping Center, Nashville, TN	77,249	08/03	10,884	—	10,884	5	10,889
Camfield Corners, Charlotte, NC	69,887	08/03	9,339	—	9,339	2	9,341
Kensington Place, Murfreesboro, TN	70,624	08/03	7,167	—	7,167	—	7,167
Largo Town Center, Upper Marlboro, MD	270,310	08/03	30,947	—	30,947	7	30,954
Naugatuck Valley Shopping Center, Waterbury, CT	383,332	08/03	50,452	—	50,452	8	50,460
Riverdale Shops, West Springfield, MA	273,928	08/03	42,055	—	42,055	34	42,089
Spring Mall Center, Springfield, VA	56,511	08/03	10,481	—	10,481	2	10,483
Walgreen’s, Port Huron, MI	14,998	08/03	4,368	—	4,368	9	4,377
Bank First, Winter Park, FL	3,348	09/03	723	—	723	8	731
Carlisle Commons, Carlisle, PA	393,023	09/03	39,635	—	39,635	10	39,645
Circuit City - Culver City, Culver City, CA	32,873	09/03	8,781	—	8,781	4	8,785
Circuit City - Highland Ranch, Highland Ranch, CO	43,480	09/03	5,628	—	5,628	3	5,631
Circuit City - Olympia, Olympia, WA	35,776	09/03	5,632	—	5,632	3	5,635
Fayette Pavilion I & II, Fayetteville, GA	791,373	09/03	88,521	—	88,521	(357)	88,164
Kroger - Cincinnati, Cincinnati, OH	56,634	09/03	7,431	—	7,431	3	7,434
Kroger - Grand Prairie, Grand Prairie, TX	64,522	09/03	5,793	—	5,793	7	5,800
Kroger - Westchester, Westchester, OH	56,083	09/03	4,670	—	4,670	3	4,673
Lowe’s Home Improvement - Baytown, Baytown, TX	125,357	09/03	11,478	—	11,478	7	11,485

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Lowe’s Home Improvement - Cullman, Cullman, AL	101,287	09/03	8,960	—	8,960	3	8,963
Lowe’s Home Improvement - Houston, Houston, TX	131,644	09/03	12,050	—	12,050	7	12,057
Lowe’s Home Improvement - Steubenville, Steubenville, OH	130,497	09/03	11,442	—	11,442	3	11,445
Super Wal-Mart - Alliance, Alliance, OH	200,084	09/03	15,879	—	15,879	3	15,882
Super Wal-Mart - Greenville, Greenville, SC	200,084	09/03	16,971	—	16,971	3	16,974
Super Wal-Mart - Winston-Salem, Winston-Salem, NC	204,931	09/03	18,721	—	18,721	3	18,724
Wal-Mart/Sam’s Club, Worcester, MA	107,929	09/03	11,194	—	11,194	3	11,197
Bi-Lo at Northside Plaza, Greenwood, SC	41,581	10/03	4,069	—	4,069	—	4,069
Cedar Springs Crossing, Spartanburg, SC	86,581	10/03	10,191	—	10,191	—	10,191
Clearwater Crossing, Flowery Branch, GA	90,566	10/03	13,303	—	13,303	—	13,303
Cortez Plaza, Bradenton, FL	286,610	10/03	26,819	16,446	10,373	1,854	28,673
Houston Square, Warner Robins, GA	60,799	10/03	5,214	—	5,214	—	5,214
Lexington Place, Lexington, SC	83,167	10/03	8,481	—	8,481	—	8,481
Manchester Broad Street, Manchester, CT	68,509	10/03	13,119	—	13,119	—	13,119
Plaza Del Paraiso, Miami, FL	82,442	10/03	15,417	—	15,417	—	15,417
Seekonk Town Center, Seekonk, MA	80,713	10/03	11,068	—	11,068	—	11,068
Shoppes of Ellenwood, Ellenwood, GA	67,721	10/03	10,703	—	10,703	—	10,703
Shoppes of Lithia, Brandon, FL	71,430	10/03	12,926	—	12,926	—	12,926
Crossroads Plaza, Lumberton, NJ	89,627	11/03	18,232	—	18,232	—	18,232
Hilliard Rome, Columbus, OH	110,772	11/03	17,171	11,565	5,606	231	17,402
Loisdale Center, Springfield, VA	120,742	11/03	29,051	—	29,051	—	29,051
Middletown Village, Middletown, RI	98,161	11/03	17,871	—	17,871	—	17,871
Shoppes at Oliver’s Crossing, Winston-Salem, NC	76,512	11/03	10,386	—	10,386	—	10,386
Squirewood Village, Dandridge, TN	46,150	11/03	3,442	—	3,442	—	3,442
Waterfront Marketplace/Town Center, Homestead, PA	755,407	11/03	113,024	72,035	40,989	4,694	117,718
Winslow Bay Commons, Mooresville, NC	255,598	11/03	42,132	—	42,132	—	42,132
Albertson’s at Bloomingdale Hills, Brandon, FL	78,686	12/03	5,856	—	5,856	—	5,856
Oak Summit, Winston-Salem, NC	142,739	12/03	13,666	—	13,666	3,242	16,908
Paradise Place, West Palm Beach, FL	69,620	12/03	11,688	—	11,688	—	11,688
Pointe at Tampa Palms, Tampa, FL	20,258	12/03	5,282	—	5,282	—	5,282

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Shoppes on the Ridge	91,165	12/03	11,422	—	11,422	—	11,422
Aiken Exchange, Aiken, SC	101,558	01/04	12,849	—	12,849	—	12,849
Piedmont Plaza, Apopka, FL	148,075	01/04	8,530	5,797	2,733	—	8,530
Warwick Center, Warwick, RI	159,958	01/04	24,577	—	24,577	6,252	30,829
Mooresville Marketplace, Mooresville, NC	60,169	02/04	8,202	3,893	4,309	—	8,202
Paradise Promenade, Davie, FL	70,271	02/04	12,984	—	12,984	—	12,984
Cypress Trace, Ft. Meyers, FL	276,211	03/04	19,173	—	19,173	—	19,173
Adams Farm, Greensboro, NC	112,195	04/04	12,559	—	12,559	—	12,559
Market Place, Ft. Meyers, FL	105,813	04/04	5,807	—	5,807	—	5,807
Mill Pond Village, Cary, NC	84,364	05/04	15,449	—	15,449	—	15,449
Center Pointe Plaza I, Easley, SC	64,487	05/04	7,843	—	7,843	—	7,843
Shoppes at Wendover Village I, Greensboro, NC	35,895	05/04	9,315	—	9,315	—	9,315
Thompson Square Mall, Monticello, NY	240,135	05/04	24,372	—	24,372	350	24,722
Wytheville Commons, Wytheville, VA	90,239	05/04	10,233	—	10,233	—	10,233
Sofa Express, Duluth, GA	20,000	08/04	3,977	—	3,977	—	3,977
Capital Plaza, Wake Forest, NC	46,793	08/04	7,480	—	7,480	—	7,480
Alexander Place, Raleigh, NC	143,037	09/04	25,691	—	25,691	—	25,691
David’s Bridal Center, Macon, GA	14,000	10/04	2,357	—	2,357	—	2,357
Sycamore Commons Outlot II, Matthews, NC	9,000	10/04	2,110	—	2,110	—	2,110
Circuit City - Dothan, Dothan, AL	33,906	4/05	6,596	—	6,596	—	6,596
Clearwater Collection, Clearwater, FL	131,335	4/05	3,688	—	3,688	—	3,688
Birkdale Village Outlot, Charlotte, NC	14,225	5/05	5,280	—	5,280	—	5,280
Heather Island, Silver Springs Shores, FL	70,970	5/05	9,478	—	9,478	—	9,478
Center Pointe Plaza Ph. II, Easley, SC	7,800	6/05	1,136	—	1,136	—	1,136
Columbiana Station II, Columbia, SC	88,956	10/05	17,001	—	17,001	—	17,001
Walgreen’s - Dearborn Heights, Dearborn Heights, MI	13,905	10/05	5,472	—	5,472	—	5,472
Walgreen’s - Livonia, Livonia, MI	13,905	10/05	3,819	2,477	1,342	—	3,819
Walgreen’s - Rockford, Rockford, IL	14,725	10/05	4,947	—	4,947	—	4,947

Total for 2003 through 2005 acquisitions	19,991,277		2,594,815	249,092	2,345,723	38,903	2,633,718

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)

Development Projects
Shoppes of Golden Acres, Newport Richey, FL	N/A	10/02	5,806	—	5,806	—	5,806
Douglasville Depot, Douglasville, GA	N/A	04/05	5,253	—	5,253	—	5,253
New Tampa Commons, New Tampa, FL	N/A	03/05	2,462	—	2,462	—	2,462
Eisenhower Annex, Macon, GA	N/A	05/05	1,826	—	1,826	—	1,826
Just for Feet - Augusta, Augusta, GA	N/A	02/02	1,764	—	1,764	—	1,764
Shoppes of Lake Mary, Lake Mary, FL	N/A	08/02	1,342	—	1,342	—	1,342
Clearwater Collection, Clearwater, FL	N/A	04/05	1,166	—	1,166	—	1,166
Cypress Trace, Ft. Meyers, FL	N/A	03/04	999	—	999	—	999
Southlake Pavilion, Morrow, GA	N/A	12/01	397	—	397	—	397

Total for Development projects at 12/31/05	N/A		21,015	—	21,015	—	21,015

Inland Western Retail Real Estate Trust, Inc.
Shops at Park Place, Plano, TX	116,300	10/03	24,000	13,127	10,873	257	24,257
Darien Towne Center, Darien, IL	223,694	12/03	30,000	16,500	13,500	244	30,244
CVS Pharmacy (Eckerd Drug Store), Edmond, OK	13,824	12/03	3,364	—	3,364	1	3,365
CVS Pharmacy (Eckerd Drug Store), Norman, OK	13,824	12/03	5,288	—	5,288	—	5,288
Pavilion at King’s Grant, Concord, NC	79,109	12/03	9,714	—	9,714	27	9,741
Shaw’s Supermarket, New Britain, CT	65,658	12/03	13,656	—	13,656	(298)	13,358
Stony Creek Marketplace, Noblesville, IN	204,893	12/03 & 11/05	33,293	—	33,293	22	33,315
Newnan Crossing I & II, Newnan, GA	411,252	12/03 & 02/04	55,766	—	55,766	(813)	54,953
CorWest Plaza, New Britain, CT	115,107	01/04	33,000	18,150	14,850	(78)	32,922
Hickory Ridge, Hickory, NC	380,487	01/04	41,900	—	41,900	—	41,900
Larkspur Landing, Larkspur, CA	172,443	01/04	61,145	—	61,145	886	62,031
North Ranch Pavilions, Thousand Oaks, CA	62,812	01/04	18,468	—	18,468	121	18,589
Shoppes at Quarterfield (Metro Square Center), Severn, MD	61,817	01/04	11,031	—	11,031	26	11,057
La Plaza Del Norte, San Antonio, TX	320,345	01/04	59,143	—	59,143	(483)	58,660
MacArthur Crossing, Los Colinas, TX	111,035	02/04	23,102	—	23,102	78	23,180

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Promenade at Red Cliff, St. George, UT	94,456	02/04	19,537	—	19,537	(5)	19,532
Dorman Center - Phase I & II, Spartenburg, SC	388,112	03/04 & 07/04	50,200	—	50,200	(183)	50,017
Peoria Crossings, Peoria, AZ	228,574	03/04 & 05/05	42,082	20,497	21,585	110	42,192
Heritage Towne Crossing, Euless, TX	80,639	03/04	16,123	8,950	7,173	(4)	16,119
Paradise Valley Marketplace, Phoenix, AZ	92,158	04/04	28,510	—	28,510	(279)	28,231
Best on the Boulevard, Las Vegas, NV	204,411	04/04	35,500	—	35,500	(104)	35,396
Bluebonnet Parc, Baton Rouge, LA	135,289	04/04	22,000	—	22,000	(222)	21,778
North Rivers Town Center, Charleston, SC	141,204	04/04	20,100	—	20,100	44	20,144
Alison’s Corners, San Antonio, TX	55,066	04/04	7,042	—	7,042	—	7,042
Arvada Connection and Arvada Marketplace, Arvada, CO	374,587	04/04	51,550	—	51,550	527	52,077
Eastwood Towne Center, Lansing, MI	332,631	05/04	85,000	—	85,000	(27)	84,973
Watauga Pavilion, Watauga, TX	205,223	05/04	35,668	—	35,668	(195)	35,473
Northpointe Plaza, Spokane, WA	377,949	05/04	54,524	—	54,524	(267)	54,257
Plaza Santa Fe II, Santa Fe, NM	222,389	06/04	30,971	17,552	13,419	(136)	30,835
Eckerd Drug Store, Columbia, SC	13,440	06/04	3,260	—	3,260	1	3,261
Eckerd Drug Store, Crossville, TN	13,824	06/04	2,625	—	2,625	1	2,626
Eckerd Drug Store, Greer, SC	13,824	06/04	3,069	—	3,069	1	3,070
Eckerd Drug Store, Kill Devil Hills, NC	13,824	06/04	3,650	—	3,650	1	3,651
Pine Ridge Plaza, Lawrence, KS	230,047	06/04	26,982	—	26,982	2	26,984
Huebner Oaks Center, San Antonio, TX	287,189	06/04	79,721	—	79,721	144	79,865
John’s Creek Village, Duluth, GA	192,158	06/04	42,867	—	42,867	393	43,260
Lakewood Towne Center, Lakewood, WA	578,761	06/04	81,100	—	81,100	(887)	80,213
Davis Towne Crossing, North Richland, TX	39,735	06/04	9,398	—	9,398	3	9,401
Fullerton Metrocenter, Fullerton, CA	253,326	06/04	51,275	—	51,275	(301)	50,974
Low Country Village, Bluffton, SC	139,859	06/04	20,976	—	20,976	10	20,986
Northgate North, Seattle, WA	302,095	06/04	48,455	—	48,455	5	48,460
Shoppes of Prominence Point, Canton, GA	85,442	06/04	17,600	—	17,600	(5)	17,595
The Shops at Boardwalk, Kansas City, MO	122,896	07/04	36,642	20,150	16,492	(401)	36,241
Shoppes of New Hope (Shoppes of Dallas), Dallas, GA	70,610	07/04	13,052	—	13,052	90	13,142
Cranberry Square, Cranberry Township, PA	195,566	07/04	20,220	10,900	9,320	(43)	20,177
Tollgate Marketplace, Bel Air, MD	393,347	07/04	72,300	39,765	32,535	30	72,330
Gateway Plaza, Southlake, TX	358,091	07/04	33,025	—	33,025	175	33,200
Gateway Village, Annapolis, MD	273,307	07/04	53,150	31,458	21,692	31	53,181

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Towson Circle, Towson, MD	108,679	07/04	28,450	19,198	9,252	62	28,512
Wal-Mart Supercenter, Blytheville, AR	183,047	07/04	13,248	—	13,248	1	13,249
Wrangler, El Paso, TX	316,800	07/04	18,477	—	18,477	3	18,480
Plaza at Marysville, Marysville, WA	115,956	07/04	21,266	—	21,266	(19)	21,247
Forks Town Center, Easton, PA	92,556	07/04	18,894	—	18,894	(13)	18,881
Academy Sports, Houma, LA	60,001	07/04	5,250	—	5,250	1	5,251
Reisterstown Road Plaza, Baltimore, MD	784,505	08/04	95,421	—	95,421	(346)	95,075
Wal-Mart Supercenter, Jonesboro, AR	149,704	08/04	11,071	6,089	4,982	1	11,072
Village Shoppes at Simonton, Lawrenceville, GA	66,415	08/04	13,750	—	13,750	(220)	13,530
Manchester Meadows, Town and Country, MO	454,172	08/04	56,200	—	56,200	34	56,234
Governor’s Marketplace, Tallahassee, FL	231,915	08/04	32,654	20,625	12,029	(258)	32,396
Mitchell Ranch Plaza, New Port Richey, FL	199,554	08/04	34,000	—	34,000	(128)	33,872
The Columns, Jackson, TN	173,427	08/04	26,510	—	26,510	(49)	26,461
Lincoln Park, Dallas, TX	148,806	09/04	47,515	—	47,515	112	47,627
Saucon Valley Square, Bethlehem, PA	80,695	09/04	16,043	8,851	7,192	10	16,053
Boulevard at the Capital Centre, Largo, MD	479,021	09/04	128,811	71,500	57,311	(539)	128,272
Harris Teeter, Wilmington, NC	57,230	09/04	7,200	—	7,200	1	7,201
Harvest Towne Center, Knoxville, TN	42,235	09/04	8,950	—	8,950	(7)	8,943
GMAC Insurance Building, Winston-Salem, NC	501,064	09/04	59,997	33,000	26,997	11	60,008
Bed, Bath & Beyond Plaza, Miami, FL	97,456	10/04	20,350	—	20,350	25	20,375
Denton Towne Crossing, Denton, TX	325,472	10/04	62,596	—	62,596	144	62,740
Azalea Square, Summerville, SC	190,142	10/04	30,013	—	30,013	(10)	30,003
Lake Mary Pointe, Lake Mary, FL	51,052	10/04	6,620	—	6,620	61	6,681
Plaza at Riverlakes, Bakersfield, CA	102,836	10/04	17,000	—	17,000	(42)	16,958
Academy Sports, Port Arthur, TX	61,001	10/04	5,000	—	5,000	6	5,006
Gurnee Towne Center, Gurnee, IL	179,602	10/04	44,256	—	44,256	59	44,315
Academy Sports, Midland, TX	61,150	10/04	4,250	—	4,250	6	4,256
CVS Pharmacy, Sylacauga, AL	10,055	10/04	3,066	—	3,066	3	3,069
Mansfield Towne Crossing, Mansfield, TX	111,778	11/04	19,471	—	19,471	19	19,490
Kohl’s/Wilshire Plaza III, Kansas City, MO	88,248	11/04	10,099	5,418	4,681	9	10,108
Winchester Commons, Memphis, TN	93,024	11/04	13,023	—	13,023	(5)	13,018
The Shoppes at Park West (Publix Center), Mount Pleasant, SC	63,916	11/04	12,047	—	12,047	(64)	11,983
Fox Creek Village, Longmont, CO	114,033	11/04	20,883	—	20,883	(419)	20,464

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Oswego Commons, Oswego, IL	187,666	11/04	35,022	19,262	15,760	(91)	34,931
Zurich Towers, Schaumburg, IL	895,418	11/04	138,000	81,420	56,580	13	138,013
Edgemont Town Center, Homewood, AL	77,655	11/04	15,639	—	15,639	(146)	15,493
University Town Center, Tuscaloosa, AL	57,250	11/04	10,569	—	10,569	32	10,601
Five Forks, Simpsonville, SC	64,173	12/04	8,086	—	8,086	16	8,102
Gateway Pavilions, Avondale, AZ	301,233	12/04	65,141	—	65,141	(222)	64,919
Gateway Station, College Station, TX	23,348	12/04	6,300	—	6,300	5	6,305
Northwoods Center, Wesley Chapel, FL	95,994	12/04	20,211	—	20,211	40	20,251
Placentia Town Center, Placentia, CA	110,962	12/04	24,865	—	24,865	(21)	24,844
Shops at Forest Commons, Round Rock, TX	34,756	12/04	7,505	5,235	2,270	(5)	7,500
American Express, Depere, WI	132,336	12/04	18,000	11,623	6,377	9	18,009
American Express, Fort Lauderdale, FL	376,348	12/04	63,000	37,170	25,830	10	63,010
American Express, Greensboro, NC	389,377	12/04	56,000	33,040	22,960	8	56,008
American Express, Minneapolis, MN	541,542	12/04	95,000	56,050	38,950	8	95,008
American Express - 19th Avenue, Phoenix, AZ	117,556	12/04	14,000	8,260	5,740	8	14,008
American Express - 31st Avenue, Phoenix, AZ	337,439	12/04	54,000	31,860	22,140	8	54,008
Southlake Town Square, Southlake, TX	462,435	12/04	138,596	—	138,596	543	139,139
23rd Street Plaza, Panama City, FL	53,376	12/04	7,258	—	7,258	89	7,347
Coram Plaza, Coram, NY	144,301	12/04	37,292	20,760	16,532	42	37,334
Henry Town Center, McDonough, GA	444,296	12/04	61,397	35,815	25,582	98	61,495
McAllen Shopping Center, McAllen, TX	17,625	12/04	4,150	—	4,150	12	4,162
Mesa Fiesta, Mesa, AZ	194,892	12/04	36,855	—	36,855	(174)	36,681
Phenix Crossing, Phenix, AL	56,563	12/04	10,065	—	10,065	10	10,075
Green’s Corner, Cumming, GA	85,271	12/04	12,768	—	12,768	(39)	12,729
Newton Crossroads, Covington, GA	78,896	12/04	10,072	—	10,072	(46)	10,026
Stilesboro Oaks, Acworth, GA	80,772	12/04	12,640	—	12,640	(46)	12,594
Evans Town Center, Evans, GA	75,695	12/04	8,795	—	8,795	21	8,816
Irmo Station, Irmo, SC	99,619	12/04	12,800	—	12,800	30	12,830
Pleasant Run Towne Center, Cedar Hill, TX	212,642	12/04	38,221	22,800	15,421	(6)	38,215
Shoppes at Lake Andrew, Viera, FL	144,733	12/04	28,300	15,657	12,643	18	28,318
Fairgrounds Plaza, Middletown, NY	59,970	01/05	21,994	15,982	6,012	—	21,994

			Purchase Price	Mortgage Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Maytag Distribution Center, Iowa City, IA	750,000	01/05	23,159	—	23,159	—	23,159
Hobby Lobby, Concord, NC	60,000	01/05	5,500	—	5,500	—	5,500
Midtown Center, Milwaukee, WI	318,802	01/05	53,000	—	53,000	175	53,175
Stanley Works/Mac Tools, Westerville, OH	72,500	01/05	10,000	—	10,000	—	10,000
Academy Sports, San Antonio, TX	70,910	01/05	7,150	—	7,150	—	7,150
American Express, Markham, Ontario, Canada	306,710	01/05	42,000	25,380	16,620	—	42,000
Magnolia Square, Houma, LA	116,049	02/05	19,114	10,265	8,849	(32)	19,082
Cottage Plaza, Pawtucket, RI	85,463	02/05	23,440	—	23,440	—	23,440
Holliday Towne Center, Duncansville, PA	83,122	02/05	14,828	—	14,828	(133)	14,695
The Village at Quail Springs, Oklahoma City, OK	100,404	02/05	10,429	—	10,429	—	10,429
Trenton Crossing, McAllen, TX	217,360	02/05	30,108	—	30,108	1	30,109
CVS Pharmacy, Jacksonville, FL	13,824	03/05	5,895	—	5,895	—	5,895
CarMax, San Antonio, TX	60,772	03/05	14,600	—	14,600	—	14,600
Southgate Plaza, Heath, OH	85,920	03/05	12,253	—	12,253	—	12,253
Stateline Station, Kansas City, MO	141,401	03/05	32,000	—	32,000	(210)	31,790
High Ridge Crossing, High Ridge, MO	76,857	03/05	13,200	—	13,200	(142)	13,058
American Express, Taylorsville, UT	395,787	03/05	48,000	30,149	17,851	—	48,000
CVS Pharmacy, Montevallo, AL	10,055	03/05	3,064	—	3,064	—	3,064
Blockbuster at Five Forks, Greenville, SC	6,000	03/05	1,500	—	1,500	—	1,500
Cinemark Theatre, Woodridge, IL	70,183	03/05	15,650	—	15,650	—	15,650
CVS Pharmacy, Saginaw, TX	13,824	03/05	4,435	—	4,435	—	4,435
Four Peaks Plaza, Fountain Hills, AZ	122,058	03/05	26,300	—	26,300	—	26,300
Lake Forest Crossing, McKinney, TX	28,626	03/05	7,942	—	7,942	—	7,942
The Brickyard, Chicago, IL	325,401	04/05	77,555	—	77,555	—	77,555
Walgreens, Northwoods, MO	16,335	04/05	5,850	—	5,850	—	5,850
Greensburg Commons, Greensburg, IN	272,893	04/05	24,200	14,200	10,000	(35)	24,165
Walgreens, West Allis, WI	13,905	04/05	4,415	—	4,415	—	4,415
Bear Creek, Houston, TX	87,912	04/05	19,406	—	19,406	—	19,406
Grapevine crossing, Grapevine, TX	125,381	04/05	23,300	—	23,300	—	23,300

				Mortgage
	Number of	Date of	Purchase Price Plus Acquisition	Financing at Date	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Publix, Mountain Brook, AL	44,271	04/05	7,970	—	7,970	—	7,970
Bison Hollow, Traverse City, MI	134,798	04/05	19,525	—	19,525	—	19,525
Vail Ranch, Temecula, CA	101,784	04/05	24,525	—	24,525	—	24,525
Boulevard Plaza, Pawtucket, RI	108,879	04/05	17,068	—	17,068	—	17,068
Brown’s Lane, Middletown, RI	74,715	04/05	11,425	—	11,425	—	11,425
The Commons at Temecula, Temecula, CA	293,003	04/05	51,536	—	51,536	—	51,536
Cuyahoga Falls Market Center, Cuyahoga Falls, OH	76,361	04/05	15,062	—	15,062	—	15,062
Edwards Megaplex Theater, Ontario, CA	124,614	04/05	47,242	—	47,242	—	47,242
Massillon Village Center, Massillon, OH	245,945	04/05	18,411	—	18,411	—	18,411
Clearlake Shores, Clear Lake, TX	51,549	04/05	9,469	—	9,469	—	9,469
Edwards Megaplex Theater, Fresno, CA	94,000	05/05	33,437	—	33,437	—	33,437
Page Field Commons, Fort Meyers, FL	322,546	05/05	46,507	—	46,507	—	46,507
University Square, University Heights OH	278,095	05/05	54,481	—	54,481	(1,618)	52,863
Circuit City Headquarters, Richmond, VA	382,570	05/05	53,000	—	53,000	—	53,000
The Gateway, Salt Lake City, UT	524,839	05/05	148,117	—	148,117	(126)	147,991
Lakepointe Towne Crossing, Lewisville, TX	147,487	05/05	29,857	—	29,857	—	29,857
CVS Pharmacy, Moore, OK	13,813	05/05	3,427	—	3,427	—	3,427
Boston Commons, Springfield, MA	103,070	05/05	14,748	9,880	4,868	—	14,748
The Commons at Royal Palm, Royal Palm Beach, FL	158,034	05/05	24,701	14,472	10,229	—	24,701
Crossroads Plaza, North Attelborough, MA	16,000	05/05	5,882	4,978	904	—	5,882
Eckerd Drug Store, Colesville, MD	13,361	05/05	7,438	—	7,438	—	7,438
Hewitt Associates Campus, Lincolnshire, IL	1,161,686	05/05	220,000	129,800	90,200	—	220,000
Ashland & Roosevelt, Chicago, IL	110,858	05/05	24,139	1,889	22,250	14	24,153
Cornerstone Plaza, Cocoa Beach, FL	68,577	05/05	14,250	8,400	5,850	(106)	14,144
Gloucester Town Center, Gloucester, NJ	108,420	05/05	22,500	—	22,500	—	22,500
Chantilly Crossing, Chantilly, VA	77,044	05/05	25,685	—	25,685	—	25,685
Maple Tree Place, Williston, VT	486,488	05/05	102,332	—	102,332	—	102,332
Golfland Plaza, Orange, CT	45,654	05/05	9,604	—	9,604	—	9,604
CVS Pharmacy, Lawton, OK	10,907	05/05	2,847	—	2,847	—	2,847

				Mortgage
	Number of	Date of	Purchase Price Plus Acquisition	Financing at Date	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Eckerd Drug Store, Atlanta, GA	10,908	05/05	2,206	—	2,206	—	2,206
Wickes Furniture Store, Naperville, IL	41,331	05/05	8,488	—	8,488	—	8,488
Galvez Shopping Center, Galveston, TX	25,660	06/05	6,704	—	6,704	—	6,704
Southwest Crossing, Fort Worth, TX	113,528	06/05	24,900	—	24,900	—	24,900
Beachway Plaza, Bradenton,FL	120,990	06/05	17,000	10,235	6,765	(10)	16,990
Shops at 5, Plymouth, MA	417,856	06/05	68,100	—	68,100	—	68,100
Fisher Scientific, Kalamazoo, MI	114,700	06/05	14,000	—	14,000	—	14,000
CVS Pharmacy, Burleston, TX	10,908	06/05	3,986	—	3,986	—	3,986
Century III Plaza, West Mifflin, PA	283,839	06/05	42,903	—	42,903	—	42,903
Home Depot Center, Pittsburgh, PA	136,123	06/05	17,705	—	17,705	—	17,705
Home Depot Center, Orange, CT	135,643	06/05	28,363	—	28,363	—	28,363
West Town Market, Fort Mill, CT	67,940	06/05	10,250	—	10,250	(5)	10,245
Kaiser Permanente Office Buildings, Cupertino, CA	100,352	06/05	59,000	—	59,000	—	59,000
Shoppes of Warner Robins, Warner Robins, GA	70,747	06/05	13,246	—	13,246	(26)	13,220
New Forest Crossing, Houston, TX	146,585	06/05	17,915	—	17,915	—	17,915
CVS Pharmacy, Oklahoma City, OK	10,908	06/05	4,417	—	4,417	—	4,417
Eckerd Drug Store, Chattanooga, TN	10,908	06/05	2,934	—	2,934	—	2,934
Mission Crossing, San Antonio, TX	152,878	07/05	17,253	—	17,253	—	17,253
Southpark Meadows, Austin, TX	254,507	07/05	20,969	—	20,969	—	20,969
Wild Oats Marketplace, Hinsdale, IL	48,000	07/05	13,580	—	13,580	—	13,580
PETsMART Distribution Center, Ottawa, IL	1,000,350	07/05	42,762	—	42,762	—	42,762
Diebold Warehouse, Green, OH	158,652	07/05	12,272	—	12,272	—	12,272
Pacheco Pass, Gilroy, CA	99,199	07/05	25,021	—	25,021	(22)	24,999
Gardiner Manor Mall, Bay Shore, NY	220,716	07/05	65,227	38,484	26,743	—	65,227
Bed, Bath & Beyond Plaza, Westbury, NY	61,639	07/05	16,640	9,818	6,822	—	16,640
Crown Theater, Hartford, CT	74,170	07/05	17,033	10,050	6,983	—	17,033
Wilton Square, Saratoga Springs, NY	438,097	07/05	47,161	27,825	19,336	—	47,161
Mid-Hudson Center, Poughkeepsie, NY	246,366	07/05	42,637	25,156	17,481	—	42,637
Computershare Shareholder Services, Canton, MA	185,171	07/05	68,777	—	68,777	—	68,777

				Mortgage
	Number of	Date of	Purchase Price Plus Acquisition	Financing at Date	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
The Orchard, New Hartford, NY	163,529	07/05	22,012	—	22,012	—	22,012
Raytheon Office and Research and Development Building, State College, PA	105,000	08/05	20,069	—	20,069	—	20,069
Eckerd Drug Store, Punxsutawney, PA	13,824	08/05	5,607	—	5,607	—	5,607
Eckerd Drug Store, Hellertown, PA	13,813	08/05	5,781	—	5,781	—	5,781
Eckerd Drug Store, Leanon, PA	13,813	08/05	5,621	—	5,621	—	5,621
Stonebridge Plaza, McKinney, TX	33,700	08/05	7,251	—	7,251	—	7,251
Rasmussen College Office Center, Brooklyn Park, MN	26,660	08/05	5,175	—	5,175	—	5,175
Hartford Fire Insurance, Maple Grove, MN	97,377	08/05	16,294	—	16,294	—	16,294
Citizens Property Insurance, Jacksonville, FL	59,800	08/05	10,165	—	10,165	—	10,165
Lowe’s/Bed Bath & Beyond, Butler, NJ	158,063	08/05	23,333	—	23,333	—	23,333
Sprint Data Center, Santa Clara, CA	160,000	09/05	95,700	52,800	42,900	—	95,700
Quakertown, Quakerton, PA	61,839	09/05	12,665	—	12,665	—	12,665
Lincoln Plaza, Worchester, MA	434,377	09/05	52,836	—	52,836	—	52,836
Great Southwest Crossing, Grand Prairie, TX	92,270	09/05	16,233	9,137	7,096	—	16,233
Broadway Shopping Center, Bangor, ME	188,468	09/05	15,235	—	15,235	—	15,235
Mervyn’s, McAllen, TX	78,027	09/05	8,585	5,100	3,485	—	8,585
Mervyn’s, El Paso, TX	75,522	09/05	8,309	5,000	3,309	—	8,309
Mervyn’s, Bakersfield, CA	75,140	09/05	8,267	5,000	3,267	—	8,267
Mervyn’s, Elk Grove, CA	77,874	09/05	8,568	5,500	3,068	—	8,568
Mervyn’s, Escondido, CA	75,712	09/05	12,642	6,700	5,942	—	12,642
Mervyn’s, Fontana, CA	78,961	09/05	8,688	5,200	3,488	—	8,688
Mervyn’s, Fresno, CA	77,431	09/05	8,519	5,100	3,419	—	8,519
Mervyn’s, Hanford, CA	78,459	09/05	8,633	4,700	3,933	—	8,633
Mervyn’s, Highland, CA	80,521	09/05	8,859	5,300	3,559	—	8,859
Mervyn’s, Lodi, CA	68,017	09/05	7,484	4,400	3,084	—	7,484
Mervyn’s, Manteca, CA	88,515	09/05	9,739	5,700	4,039	—	9,739
Mervyn’s, Moreno Valley, CA	77,192	09/05	8,493	5,100	3,393	—	8,493
Mervyn’s, Morgan Hill, CA	77,185	09/05	8,492	5,100	3,392	—	8,492

				Mortgage
	Number of	Date of	Purchase Price Plus Acquisition	Financing at Date	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Mervyn’s, Oceanside, CA	75,360	09/05	12,584	6,400	6,184	—	12,584
Mervyn’s, Rancho Cucamonga, CA	74,991	09/05	8,251	5,000	3,251	—	8,251
Mervyn’s, Redland, CA	75,890	09/05	8,350	5,000	3,350	—	8,350
Mervyn’s, Ridgecrest, CA	59,042	09/05	6,496	3,300	3,196	—	6,496
Mervyn’s, Roseville, CA	75,928	09/05	8,354	5,400	2,954	—	8,354
Mervyn’s, Sacramento, CA	72,304	09/05	7,955	4,800	3,155	—	7,955
Mervyn’s, San Diego, CA	78,657	09/05	13,134	7,900	5,234	—	13,134
Mervyn’s, Sun Valley, CA	85,783	09/05	9,438	6,000	3,438	—	9,438
Mervyn’s, Temecula, CA	76,248	09/05	8,389	5,100	3,289	—	8,389
Mervyn’s, Turlock, CA	61,026	09/05	6,714	4,000	2,714	—	6,714
Mervyn’s, Vacaville, CA	77,936	09/05	8,575	5,200	3,375	—	8,575
Mervyn’s, Ventura, CA	75,247	09/05	8,279	5,000	3,279	—	8,279
Village Shoppes of Gainsville, Gainsville, GA	229,750	09/05	43,959	—	43,959	—	43,959
Ridge Tool Company Distribution Facility, Cambridge, OH	128,537	09/05	7,718	—	7,718	—	7,718
McDermott Towne Crossing, McAllen, TX	42,700	09/05	9,100	—	9,100	—	9,100
Montecito Crossing, Las Vegas, NV	147,340	10/05	37,251	—	37,251	(51)	37,200
Newburgh Crossing, Newburgh, NY	62,893	10/05	15,300	8,415	6,885	—	15,300
Wickes Furniture Store, Murrieta, CA	37,329	10/05	9,208	—	9,208	—	9,208
Coventry/First Health Corp., San Antonio, TX	79,198	10/05	11,968	—	11,968	—	11,968
Mountain View Plaza - Phase I, Kalispell, MT	106,521	10/05	17,224	—	17,224	—	17,224
Kohl’s, Georgetown, KY	88,408	10/05	10,313	—	10,313	—	10,313
Eckerd Drug Store, Yorkshire, NY	12000	11/05	2,338	—	2,338	—	2,338
Eckerd Drug Store - Main St., Buffalo, NY	10,908	11/05	3,705	—	3,705	—	3,705
Eckerd Drug Store - Sheridan Dr., Amherst, NY	10,908	11/05	4,949	—	4,949	—	4,949
Eckerd Drug Store, Cheektowaga, NY	10,908	11/05	3,609	—	3,609	—	3,609
Eckerd Drug Store, Olean, NY	10,908	11/05	4,180	—	4,180	—	4,180
Eckerd Drug Store, Grand Island, NY	10,908	11/05	2,838	—	2,838	—	2,838
Eckerd Drug Store - West Main St., Batavia, NY	12,738	11/05	4,341	—	4,341	—	4,341
Eckerd Drug Store, North Chili, NY	10,908	11/05	2,867	—	2,867	—	2,867

				Mortgage
	Number of	Date of	Purchase Price Plus Acquisition	Financing at Date	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Eckerd Drug Store, Tonawanda, NY	12,738	11/05	4,040	—	4,040	—	4,040
Eckerd Drug Store - Union Rd., West Seneca, NY	10,908	11/05	4,082	—	4,082	—	4,082
Eckerd Drug Store, Lancaster, NY	10,908	11/05	3,044	—	3,044	—	3,044
Eckerd Drug Store - Ferry St., Buffalo, NY	10,908	11/05	3,746	—	3,746	—	3,746
Eckerd Drug Store - Lake Ave., Rochester, NY	13,198	11/05	5,472	—	5,472	—	5,472
Eckerd Drug Store - Culver Rd., Rochester, NY	10,908	11/05	4,050	—	4,050	—	4,050
Eckerd Drug Store, Greece, NY	10,908	11/05	3,282	—	3,282	—	3,282
Eckerd Drug Store, Irondequoit, NY	12,738	11/05	4,903	—	4,903	—	4,903
Eckerd Drug Store, Lockport, NY	13,824	11/05	4,630	—	4,630	—	4,630
Eckerd Drug Store, Hudson, NY	10,908	11/05	4,106	—	4,106	—	4,106
Eckerd Drug Store - Transit Rd., Amherst, NY	13,824	11/05	5,528	—	5,528	—	5,528
Eckerd Drug Store, Canandaigua, NY	13,813	11/05	4,756	—	4,756	—	4,756
Eckerd Drug Store - Harlem Rd., West Seneca, NY	13,813	11/05	4,721	—	4,721	—	4,721
Eckerd Drug Store - East Main St., Batavia, NY	13,824	11/05	4,867	—	4,867	—	4,867
Tim Horton’s Donut Shop, Canandaigua, NY	2,790	11/05	513	—	513	—	513
Golfsmith, Altamonte Springs, FL	14,920	11/05	4,485	2,476	2,009	—	4,485
Target South Center, Austin, TX	61,837	11/05	11,975	—	11,975	—	11,975
Stop & Shop, Beekman, NY	40,415	11/05	13,705	7,349	6,356	—	13,705
Cypress Mill Plaza, Cypress, TX	116,406	11/05	16,690	—	16,690	(6)	16,684
Royal Oaks Village II, Houston, TX	59,908	11/05	15,132	—	15,132	—	15,132
Duck Creek Plaza, Bettendorf, IA	117,554	11/05	17,968	—	17,968	—	17,968
King Phillip’s Crossing, Seekonk, MA	105,940	11/05	23,161	—	23,161	—	23,161
Humblewood, Humble, TX	88,942	11/05	16,200	—	16,200	—	16,200
The Market at Polaris, Columbus, OH	193,219	11/05	55,840	36,196	19,644	—	55,840
The Market at Clifty Crossing, Columbus, IN	171,647	11/05	20,705	15,166	5,539	—	20,705
Giant Eagle, Columbus, OH	116,129	11/05	21,323	12,154	9,169	—	21,323
CVS Pharmacy, Cave Creek, AZ	13813	12/05	6,250	—	6,250	—	6,250
Carrier Towne Crossing, Grand Prairie, TX	83,810	12/05	17,350	—	17,350	—	17,350
HQ Building, San Antonio, TX	91,862	12/05	16,912	—	16,912	—	16,912

				Mortgage
	Number of	Date of	Purchase Price Plus Acquisition	Financing at Date	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Red Bug Village, winter Springs, FL	23,800	12/05	8,252	—	8,252	—	8,252
Town Square Plaza, Pottstown, PA	236,159	12/05	30,022	—	30,022	—	30,022
Rave Theater, Houston, TX	74,318	12/05	27,160	17,889	9,271	—	27,160

Total for Inland Western Retail Real Estate Trust, Inc.	41,037,461		7,012,405	1,420,227	5,592,178	(5,160)	7,007,245

1031 Exchange Programs
CompUSA	25,757	01/03	7,950	4,000	3,950	—	7,950
Deere Distribution - Janesville, Wisconsin	487,930	02/03	20,500	10,450	10,050	—	20,500
Fleet Office Building	348,815	04/03	22,900	12,900	10,000	—	22,900
Deere Distribution - Davenport, Iowa	552,960	04/03	28,200	12,500	15,700	—	28,200
White Settlement Road Investment, LLC	10,908	07/03	2,840	1,420	1,420	—	2,840
Plainfield Marketplace	122,800	12/03	24,400	11,925	12,475	—	24,400
Forestville 1031, LLC	10,908	11/03	3,900	1,794	2,106	—	3,900
Pier 1 Retail Center	21,055	12/03	8,150	3,850	4,300	—	8,150
Long Run 1031, LLC	67,299	09/03	9,635	4,700	4,935	—	9,635
Cross Creek Commons Shopping Center	63,340	02/04	12,079	5,079	7,000	—	12,079
Port Richey 1031, LLC	22,170	01/04	5,975	2,900	3,075	—	5,975
Bed, Bath & Beyond Retail Center	100,773	04/04	13,605	6,905	6,700	—	13,605
Kraft Cold Storage Facility	112,066	06/04	11,000	5,333	5,667	—	11,000
Mobile Entertainment 1031, LLC	10,388	04/04	1,578	770	808	—	1,578
Indianapolis Entertainment 1031, LLC	10,320	04/04	2,190	1,061	1,129	—	2,190
B J’s Shopping Center	147,456	04/04	15,850	7,400	8,450	—	15,850
Barnes & Noble Retail	29,555	04/04	7,145	3,175	3,970	—	7,145
Walgreen’s Hobart, IN	15,120	06/04	6,534	0	6,534	—	6,534
Huntington Square Plaza	116,221	06/04	39,200	19,150	20,050	—	39,200
Best Buy Store, Reynoldsburg	45,827	08/04	10,345	4,950	5,395	—	10,345
Deere Distribution Center, Jefferson City	489,216	12/04	20,735	9,762	10,973	—	20,735
Kohl’s Store, Stoughton	88,408	08/04	19,950	9,763	10,187	—	19,950
Chenal Commons Shopping Center	70,165	11/04	14,290	6,740	7,550	—	14,290

				Mortgage
	Number of	Date of	Purchase Price Plus Acquisition	Financing at Date	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Oak Brook Kensington	206,030	12/04	44,950	21,450	23,500	—	44,950
Bisys – Columbus	238,641	05/05	53,475	30,245	23,230	—	53,475
Eckerd’s, Edmond	13,813	03/05	3,765	1,845	1,920	—	3,765
Walgreen’s – Taunton Broadway	13,993	09/04	3,685	1,737	1,948	—	3,685
CVS – Wilmington	12,180	04/05	4,830	2,335	2,495	—	4,830
Market Day, Wood Dale	82,114	08/05	7,500	3,712	3,788	—	7,500
HH Gregg – Cincinnati Eastgate	48,820	04/05	6,110	2,900	3,210	—	6,110
Walgreen’s – Norcross	14,560	10/04	5,575	2,575	3,000	—	5,575
Walgreen’s - Martinsville	14,490	11/04	4,485	2,125	2,360	—	4,485
Indiana Office	137,702	10/05	39,050	20,850	18,200	—	39,050
Yorkville	21,359	10/05	8,910	0	8,910	—	8,910

Total for 1031 Exchange Programs	3,773,159		491,286	236,301	254,985	—	491,286

GRAND TOTAL FOR ALL PROGRAMS	66,243,576		10,286,041	1,905,620	8,380,421	33,918	10,319,959

TABLE Vl - (Continued) ACQUISITION OF PROPERTIES BY PROGRAMS NOTES TO TABLE VI

(A) “Other Cash Expenditures Capitalized” consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering.  As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) “Total Acquisition Cost” is the sum of columns captioned “Purchase Price Plus Acquisition Fee” and “Other Cash Expenditures Capitalized.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 4 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 8th day of September, 2006.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Brenda G. Gujral
Name:	Brenda G. Gujral
Its:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Robert D. Parks	Director and chairman of the board	September 8, 2006
Name: Robert D. Parks

By:	/s/ Brenda G. Gujral	Director and president (principal executive officer)	September 8, 2006
Name: Brenda G. Gujral

By:	/s/ Lori J. Foust	Treasurer (principal financial and accounting officer)	September 8, 2006
Name: Lori J. Foust

By:	*	Director	September 8, 2006
Name: J. Michael Borden

By:	*	Director	September 8, 2006
Name: David Mahon

By:	*	Director	September 8, 2006
Name: Thomas F. Meagher

By:	*	Director	September 8, 2006
Name: Paula Saban

By:	*	Director	September 8, 2006
Name: William J. Wierzbicki

By:	/s/ Roberta S. Matlin

*            Signed on behalf of the named individuals by

Roberta S. Matlin under power of attorney.

Exhibit Index

EXHIBIT NO.	DESCRIPTION

1.1

Dealer Manager Agreement, dated August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland Securities Corporation (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

1.2

Form of Soliciting Dealers Agreement (incorporated by reference to Exhibit 1.2 to the Registrant’s Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 21, 2005 (file number 333-122743))

1.3

Soliciting Dealer Agreement, dated June 28, 2006, by and between Inland American Real Estate Trust, Inc., Inland Securities Corporation, Inland American Business Manager & Advisor, Inc. and Ameriprise Financial Services, Inc. (incorporated by reference to Exhibit 1.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 5, 2006)

3.1

Fourth Articles of Amendment and Restatement of Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on May 12, 2006)

3.2

Amended and Restated Bylaws of Inland American Real Estate Trust, Inc., effective as of July 1, 2006 (incorporated by reference to Form 8-K dated June 20, 2006, as filed by the Registrant with the Securities and Exchange Commission on June 21, 2006 (file number 333-122743))

4.1

Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 21, 2005 (file number 333-122743))

4.2

Share Repurchase Program (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 21, 2005 (file number 333-122743))

4.3

Independent Director Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

5

Opinion of Shapiro Sher Guinot & Sandler P.A. (incorporated by reference to Exhibit 5 to the Registrant’s Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 21, 2005 (file number 333-122743))

8

Form of Opinion of Shefsky & Froelich Ltd. (incorporated by reference to Exhibit 8 of the Registrant’s Amendment No. 5 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 30, 2005 (file number 333-122743))

10.1

Business Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Business Manager & Advisor, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.1

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Retail Management LLC (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.2

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC (incorporated by reference to Exhibit 10.2.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange

Commission on September 7, 2005)

10.2.3

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC (incorporated by reference to Exhibit 10.2.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.4

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Office Management LLC (incorporated by reference to Exhibit 10.2.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.3

Property Acquisition Agreement, dated as of August 31, 2005, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.4

Escrow Agreement, dated as of August 31, 2005, by and among Inland American Real Estate Trust, Inc., Inland Securities Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.5

Form of Indemnification Agreement (previously filed and incorporated by reference to Exhibit 10.5 to the Registrant’s Amendment No. 4 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 18, 2005 (file number 333-122743))

10.6

Securities Purchase And Subscription Agreement among Minto Builders (Florida), Inc., Minto (Delaware), LLC, Minto Holdings Inc. and Inland American Real Estate Trust, Inc. dated as of October 11, 2005 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.7

Put/Call Agreement, dated as of October 11, 2005, by and among Minto Builders (Florida), Inc., Inland American Real Estate Trust, Inc., Minto Holdings Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.8

Shareholders Agreement, dated as of October 11, 2005, by and among Minto Builders (Florida), Inc., Minto Holdings Inc., Inland American Real Estate Trust, Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.9

Supplemental Shareholders Agreement, dated as of October 11, 2005 by and among Inland American Real Estate Trust, Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.10

Assignment (Re: Newquest Portfolio) dated October 11, 2005 (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.11

Purchase Agreement (Re: Newquest Portfolio) dated May 18, 2005 (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.12

Assignment and Assumption of Purchase and Sale Agreement (Re: Bridgeside Point) dated November, 2005 (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.13

Purchase Agreement (Re: Bridgeside Point) dated September 14, 2005 (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.14

Real Estate Sales Contract (Re: SBC) dated November 3, 2005 (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.15

Assignment (Re: McKesson Distribution) dated November 1, 2005 (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.16

Amended Earnest Money Contract (Re: McKesson Distribution) dated October 19, 2005 (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.17

Assignment of Agreement (Re: Paradise Shoppes of Largo) dated October 17, 2005 (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.18

Amended Agreement of Purchase and Sale of Shopping Center (Re: Paradise Shoppes of Largo) dated September 28, 2005 (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.19

Assignment (Re: Lakeview Technology Center) dated October 7, 2005 (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.20

Amended Agreement (Re: Lakeview Technology Center) dated September 9, 2005 (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.21

Assignment (Re: Triangle Center) dated December 23, 2005 (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2005)

10.22

Amended and Reinstated Agreement of Sale (Re: Triangle Center) dated June 23, 2005 (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2005)

10.23

Purchase and Sale Agreement (Membership Interests) (Re: Cinemark 12 - Silverlake) dated December 28, 2005 (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on January 5, 2006)

10.24

Assignment and Assumption of Purchase and Sale Agreement (Re: Cinemark 12 - Silverlake) dated September 23, 2005 (incorporated by reference to Exhibit 10.24 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on January 5, 2006)

10.25

Assignment (Re: Monadnock Marketplace) dated December 20, 2005 (incorporated by reference to Exhibit 10.25 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.26

Agreement of Purchase and Sale (Re: Monadnock Marketplace) dated November 9, 2005, as amended (incorporated by reference to Exhibit 10.26 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.27	Agreement of Contribution (Re: Stop and Shop – Hyde Park) dated November 28, 2005, as amended (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.28

Limited Liability Company Agreement of Inland American Hyde Park, L.L.C. dated November 1, 2005 (incorporated by reference to Exhibit 10.28 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.29

Assignment (Re: Thermo Process Systems) dated January 2006 (incorporated by reference to Exhibit 10.29 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 23, 2006)

10.30

Contract of Sale and Purchase (Re: Thermo Process Systems) dated August 12, 2005, as amended (incorporated by reference to Exhibit 10.30 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 23, 2006)

10.31

Agreement to Purchase, dated June 16, 2005, by and between Lakewood Associates Ltd. and Inland Real Estate Acquisitions, Inc., as amended (incorporated by reference to Exhibit 10.31 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.32

Assignment and Assumption of Purchase and Sale Agreement, dated January 2006 (Lakewood Shopping Center) (incorporated by reference to Exhibit 10.32 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.33

Renewal Note by MB Margate Lakewood I, LLC, dated January 2006 (incorporated by reference to Exhibit 10.33 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.34

Assumption and Ratification Agreement, dated January 2006, by and between Nationwide Life Insurance Company and MB Margate Lakewood I, LLC, including Mortgage and Security Agreement by Lakewood Associates, Ltd. in favor of Nationwide Life Insurance Company (incorporated by reference to Exhibit 10.34 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.35	Reserved

10.36	Reserved

10.37

Promissory Note by MB Pittsburgh Bridgeside DST in favor of Nomura Credit & Capital, Inc. dated February 10, 2006 (incorporated by reference to Exhibit 10.37 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.38

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by MB Pittsburgh Bridgeside DST for the benefit of Nomura Credit & Capital, Inc. dated February 10, 2006 (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.39

Loan Agreement between MB Pittsburgh Bridgeside DST and Nomura Credit & Capital, Inc. dated February 10, 2006 (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.40

Mortgage, Security Agreement and Fixture Filing by MB Longview Triangle, L.L.C. for the benefit of LaSalle Bank National Association dated February 9, 2006 (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.41

Loan Agreement between MB Longview Triangle, L.L.C. and LaSalle Bank National Association dated February 9, 2006 (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 8-K dated February 9, 2006, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.42	Promissory Note by MB Longview Triangle, L.L.C. in favor of LaSalle Bank National Association dated

February 9, 2006 (incorporated by reference to Exhibit 10.42 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.43

Purchase Agreement dated November 29, 2005 between Southgate Group, LLC and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.43 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.44

Assignment and Assumption of Purchase Agreement dated March 2, 2006 between Inland Real Estate Acquisitions, Inc. and MB Louisville Southgate, LLC (incorporated by reference to Exhibit 10.44 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.45

Loan Agreement made as of February 27, 2006 by and between Principal Commercial Funding, LLC and MB Keene Monadnock, L.L.C. (incorporated by reference to Exhibit 10.45 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.46

Mortgage and Security Agreement made as of February 27, 2006 by and between MB Keene Monadnock, L.L.C. and Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.46 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.47

Promissory Note made as of February 27, 2006 by MB Keene Monadnock, L.L.C. in favor of Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.48

Promissory Note by MB Sugar Land Gillingham Limited Partnership in favor of Nomura Credit & Capital, Inc. dated March 3, 2006 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2006)

10.49

Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by MB Sugar Land Gillingham Limited Partnership to William D. Cleveland as trustee for the benefit of Nomura Credit & Capital, Inc. dated March 3, 2006 (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2006)

10.50

Loan Agreement between MB Sugar Land Gillingham Limited Partnership and Nomura Credit & Capital, Inc. dated March 3, 2006 (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2006)

10.51

Purchase and Sale Agreement dated February 3, 2006 between Continental 95 Fund, LLC and Inland Real Estate Acquisitions, Inc., as amended, re Shakopee Center (incorporated by reference to Exhibit 10.51 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743).

10.52

Assignment and Assumption of Purchase and Sale Agreement made and entered into the 4th day of April, 2004 by Inland Real Estate Acquisitions, Inc. and MB Shakopee Vierling, L.L.C. re Shakopee Center (incorporated by reference to Exhibit 10.52 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.53

Real Estate Purchase and Sale Agreement by and between Maple Leaf Expansion, Inc. and Inland Real Estate Acquisitions, Inc. re Canfield Plaza (incorporated by reference to Exhibit 10.53 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.54

Assignment and Assumption of Purchase and Sale Agreement made and entered into the 5th day of April, 2006 by Inland Real Estate Acquisitions, Inc. and MB Canfield Main, L.L.C. re Canfield Plaza (incorporated by reference to Exhibit 10.54 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.55	Loan Agreement dated April 21, 2006 between Merrill Lynch Mortgage Lending, Inc. and MB Louisville Southgate, L.L.C. (incorporated by reference to Exhibit 10.55 to the Registrant’s Post-Effective

Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.56

Mortgage, Assignment of Leases and Rents and Security Agreement made as of April 21, 2006 by MB Louisville Southgate, L.L.C. to Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.56 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.57

Promissory Note made April 21, 2006 by MB Louisville Southgate, L.L.C. to Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.57 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.58

Letter Agreement dated May 12, 2006 between MB Shakopee Vierling, L.L.C. and Allstate Life Insurance Company (incorporated by reference to Exhibit 10.58 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.59

Mortgage Note dated May 12, 2006 made by MB Shakopee Vierling, L.L.C. in favor of Allstate Life Insurance Company (incorporated by reference to Exhibit 10.59 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.60

Mortgage, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing made May 12, 2006 from MB Shakopee Vierling, L.L.C. in favor of Allstate Life Insurance Company (incorporated by reference to Exhibit 10.60 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.61

Agreement of Sale and Purchase between LB Lincoln Mall Holdings LLC and Inland Real Estate Acquisitions, Inc. dated February 6, 2006 re Lincoln Mall, as amended (incorporated by reference to Exhibit 10.61 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.62

Assignment made as of the 31st day of May, 2006 by Inland Real Estate Acquisitions, Inc. to and for the benefit of MB Lincoln Mall, L.L.C. re Lincoln Mall (incorporated by reference to Exhibit 10.62 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.63

Guaranty (Re:  Spring Town Center), dated December 20, 2004 (incorporated by reference to Exhibit 10.63 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.64

Guaranty (Re:  Cy-Fair Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.64 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.65

Guaranty (Re:  Eldridge Lakes Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.65 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.66

Assumption and Release Agreement (Re:  Spring Town Center) (incorporated by reference to Exhibit 10.66 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.67

Assumption and Release Agreement (Re:  Cy-Fair Town Center) (incorporated by reference to Exhibit 10.67 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.68

Assumption and Release Agreement (Re:  Eldridge Lakes Town Center) (incorporated by reference to Exhibit 10.68 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.69	Deed of Trust and Security Agreement (Re: Spring Town Center), dated December 20, 2004

(incorporated by reference to Exhibit 10.69 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.70

Deed of Trust and Security Agreement (Re:  Cy-Fair Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.70 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.71

Deed of Trust and Security Agreement (Re:  Eldridge Lakes Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.71 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.72

Fixed Rate Note (Re:  Spring Town Center), dated December 20, 2004 (incorporated by reference to Exhibit 10.72 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.73

Fixed Rate Note (Re:  Cy-Fair Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.73 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.74

Fixed Rate Note (Re:  Eldridge Lakes Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.74 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.75

Closing Agreement (Re:  Spring Town Center), dated July 21, 2006 (incorporated by reference to Exhibit 10.75 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.76

Closing Agreement (Re:  Cy-Fair Town Center; A-S 45), dated July 21, 2006 (incorporated by reference to Exhibit 10.76 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.77

Closing Agreement (Re:  Eldridge Lakes Town Center), dated July 21, 2006 (incorporated by reference to Exhibit 10.77 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.78

Agreement of Purchase and Sale (Re:  Dulles Executive Center), dated July 5, 2006, by and between Valley View Associates Limited Partnership and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment (incorporated by reference to Exhibit 10.78 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.79

Assignment (Re:  Dulles Executive Center), dated July 25, 2006, by Inland Real Estate Acquisitions, Inc. to and for the benefit of MB Herndon, L.L.C. (incorporated by reference to Exhibit 10.79 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.80

Post Closing and Indemnity Agreement (Re:  Dulles Executive Center), dated July 25, 2006, by and among MB Herndon, L.L.C. and Valley View Associates Limited Partnership (incorporated by reference to Exhibit 10.80 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.81

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Swampscott Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.81 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.82

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Malden Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.82 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.83

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Sicklerville Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.83 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.84

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Southington Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.84 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.85

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Greenville Pleasantburg Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.85 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.86

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Bristol Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.86 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.87

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Cumberland Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.87 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.88

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Framingham Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.88 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.89

Promissory Note (Re:  Ahold Portfolio—Swampscott), dated June 8, 2006 (incorporated by reference to Exhibit 10.89 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.90

Promissory Note (Re:  Ahold Portfolio—Malden), dated June 8, 2006 (incorporated by reference to Exhibit 10.90 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.91

Secured Promissory Note (Re:  Ahold Portfolio—Sicklerville), dated June 8, 2006 (incorporated by reference to Exhibit 10.91 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.92

Secured Promissory Note (Re:  Ahold Portfolio—Southington), dated June 8, 2006 (incorporated by reference to Exhibit 10.92 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.93

Secured Promissory Note (Re:  Ahold Portfolio—Greenville Pleasantburg) (incorporated by reference to Exhibit 10.93 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.94

Promissory Note (Re:  Ahold Portfolio—Bristol), dated June 8, 2006 (incorporated by reference to Exhibit 10.94 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.95

Secured Promissory Note (Re:  Ahold Portfolio—Cumberland), dated June 8, 2006 (incorporated by reference to Exhibit 10.95 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.96

Promissory Note (Re:  Ahold Portfolio—Framingham), dated June 8, 2006 (incorporated by reference to Exhibit 10.96 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.97

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Swampscott, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.97 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.98

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Malden, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.98 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.99

Mortgage and Security Agreement (Re:  Ahold Portfolio—Sicklerville), dated June 8, 2006 (incorporated by reference to Exhibit 10.99 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.100

Mortgage and Security Agreement (Re:  Ahold Portfolio—Southington), dated June 8, 2006 (incorporated by reference to Exhibit 10.100 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.101

Mortgage and Security Agreement (Re:  Ahold Portfolio—Greenville Pleasantburg), dated June 8, 2006 (incorporated by reference to Exhibit 10.101 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.102

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Bristol, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.102 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.103

Open-End Mortgage and Security Agreement (Re:  Ahold Portfolio—Cumberland), dated June 8, 2006 (incorporated by reference to Exhibit 10.103 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.104

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Framingham, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.104 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.105

Agreement of Contribution by and between CE Cumberland 2001 LLC, Malden CE 2001 LLC, Swampscott CE 2001 LLC, CE Southington 2001 LLC, Framingham CE 2001 LLC, CE Bristol 2001 LLC, CE Sicklerville 2001 LLC, CE Greenville 2001 LLC and Inland Real Estate Acquisitions, Inc., dated as of February 24, 2006, as amended by the First Amendment, dated April 21, 2006, the Second Amendment, dated April 26, 2006, the Third Amendment, dated May 16, 2006 and the Fourth Amendment, dated June 1, 2006 (incorporated by reference to Exhibit 10.105 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.106

Assignments, dated June 8, 2006, in connection with the joint venture with CE Investment Associates 2001, LLC, by and between Inland Real Estate Acquisitions, Inc. and each of Inland American Bristol, L.L.C., Inland American Cumberland, L.L.C., Inland American Framingham, L.L.C., Inland American Greenville Pleasantburg, L.L.C., Inland American Malden, L.L.C., Inland American Sicklerville, L.L.C., Inland American Southington, L.L.C. and Inland American Swampscott, L.L.C. (incorporated by reference to Exhibit 10.106 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.107

Guaranties, dated June 8, 2006, in connection with the joint venture with CE Investment Associates 2001, LLC, by and between Inland American Real Estate Trust, Inc. and CE Investment Associates 2001, LLC, relating to each of the eight properties of the Ahold Portfolio (incorporated by reference to Exhibit 10.107 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.108

Loan Agreement by and between Inland American Swampscott, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.108 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.109

Loan Agreement by and between Inland American Malden, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.109 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.110

Loan Agreement by and between Inland American Framingham, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.110 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.111

Loan Agreement by and between Inland American Bristol, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.111 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.112

Loan Agreement by and between Inland American Cumberland, L.L.C. and Principal Life Insurance Company (incorporated by reference to Exhibit 10.112 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.113

Loan Agreement by and between Inland American Sicklerville, L.L.C. and Principal Life Insurance Company (incorporated by reference to Exhibit 10.113 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.114

Loan Agreement by and between Inland American Greenville Pleasantburg, L.L.C. and Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.114 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.115

Loan Agreement by and between Inland American Southington, L.L.C. and Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.115 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.116

Agreement of Purchase and Sale by and between 80 South Eighth, L.L.C. and Inland Real Estate Acquisitions, Inc., dated June 29, 2006 (Re:  IDS Center) (incorporated by reference to Exhibit 10.116 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.117

Assignment and Assumption of Purchase and Sale Agreement, dated June 29, 2006, by and between Inland Real Estate Acquisitions, Inc. and MB Minneapolis 8th Street, L.L.C. (Re:  IDS Center) (incorporated by reference to Exhibit 10.117 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.118

Assumption Agreement by and between 80 South Eighth L.L.C., MB Minneapolis 8th Street, L.L.C., Minto Builders (Florida), Inc., JBC Opportunity Fund II, L.P., and Teachers Insurance and Annuity Association of America (Re:  IDS Center) (incorporated by reference to Exhibit 10.118 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.119

Assumption and Amendment of Mortgage by and between 80 South Eighth L.L.C., MB Minneapolis 8th Street, L.L.C. and Teachers Insurance And Annuity Association of America (Re:  IDS Center) (incorporated by reference to Exhibit 10.119 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.120

Mortgage, Assignments of Leases and Rents, Security Agreement and Fixture Filing Statement by and between 80 South Eighth, L.L.C. and Teachers Insurance and Annuity Association of America, Inc, dated December 15, 2004 (Re:  IDS Center) (incorporated by reference to Exhibit 10.120 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.121

Promissory Note made by 80 South Eighth, L.L.C. payable to Teachers Insurance and Annuity Association of America, Inc, dated December 15, 2004 and Assumption of Note by and among  MB Minneapolis 8th Street, L.L.C. and Teachers Insurance and Annuity Association of America  (Re:  IDS Center) (incorporated by reference to Exhibit 10.121 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.122

Closing Agreement by and between A-S 60 HWY 75-Loy Lake, L.P. and MB Sherman Town Center Limited Partnership (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.122 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.123

Assumption and Release Agreement by and between A-S 60 HWY 75-Loy Lake, L.P., Steven D. Alvis, Jay K. Sears, H. Dean Lane, Jr. and Kyle D. Lippman, MB Sherman Town Center Limited Partnership, Minto Builders (Florida), Inc. and Wells Fargo Bank, N.A., as Trustee (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.123 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.124

Deed of Trust and Security Agreement by A-S 60 HWY 70-Loy Lake, L.P. to Reno Hartfeil as trustee for the benefit of JP Morgan Chase Bank, dated June 15, 2004 (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.124) to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.125

Fixed Rate Note by A-S 60 HWY 70-Loy Lake, L.P. payable to  JP Morgan Chase Bank, dated June 30, 2004 (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.125 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.126

Guaranty by Minto Builders (Florida), Inc. for the benefit of Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of November 23, 2004 (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.126 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.127

Guaranty of Borrower’s Recourse Liabilities by Minto Builders (Florida), Inc. for the benefit of Teachers Insurance and Annuity Association of America, Inc. (Re:  IDS Center) (incorporated by reference to Exhibit 10.127 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.128

Assignment, dated July 14, 2006, from Minto Builders (Florida), Inc. to MB Sherman Town Center Limited Partnership of Real Estate Purchase Agreement, dated May 18, 2005 (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.128 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

21.1	Subsidiaries of the Registrant*

23.1	Consent of KPMG LLP*

23.2	Consent of Shapiro Sher Guinot & Sandler P.A. (included in Exhibit 5)

23.3	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8)

24.1

Power of Attorney with respect to Messrs. Borden, Mahon and Meagher and Ms. Saban (incorporated by reference to the signature page of the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

24.2

Power of Attorney with respect to Mr. Wierzbicki (incorporated by reference to the signature page of the Registrant’s Post-Effective Amendment No. 2 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on April 11, 2006 (file number 333-122743))

99.1	Non-Retaliation Policy (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-11

Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

99.2

Responsibilities of the Compliance Officer of the Company (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

99.3

First Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.4

Articles of Amendment to the First Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to 3.5% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.5

Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.6

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to Convertible Special Voting Stock (incorporated by reference to Exhibit 99.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.7

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to 125 Shares of 12.5% Series B Cumulative Non-Voting Preferred Stock (incorporated by reference to Exhibit 99.5 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

* Filed as part of this Post-Effective Amendment No. 4 to Form S-11 Registration Statement (file number 333-122743).